As filed with the U.S. Securities and Exchange Commission on March 4, 2025

Registration No. 333-285183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GIBO HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C/O Global IBO Group Ltd.

Unit 2912, Metroplaza, Tower 2

223 Hing Fong Road, Kwai Chung, N.T.

Hong Kong

Tel: (852) 2661 3366

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

For co-registrants, see “Table of Co-Registrants” on the following page.

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq. James Chang, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No. 1 Guanghua Road, Chaoyang District Beijing, China 100020 Tel: 86-10-8520-0616	Arila E. Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Ave, 20th Floor New York, NY 10017 Tel: 212-451-2908

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the share offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant and co-registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Global IBO Group Ltd.	Cayman Islands	7372	Not Applicable

(1) The Co-Registrant has the following principal executive office:

Unit 2912, Metroplaza, Tower 2

223 Hing Fong Road, Kwai Chung, N.T.

Hong Kong

Tel: (852) 2661 3366

(2) The agent for service for the Co-Registrant is:

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS OF

Bukit Jalil Global Acquisition 1 Ltd.

AND

PROSPECTUS FOR UP TO 558,752,202 CLASS A ORDINARY SHARES , 204,225,636 CLASS B ORDINARY SHARES, 3,297,153 WARRANTS AND 3,297,153 CLASS A ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS

OF

GIBO HOLDINGS LIMITED

The board of directors of Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares (“BUJA”), has unanimously approved the Business Combination Agreement, dated August 5, 2024 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among GIBO HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO” or the “Company”), pursuant to which, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

Pursuant to our currently effective Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated June 25, 2023 and amended by special resolutions passed on June 29, 2024 (the “Existing BUJA Charter”), we have until June 30, 2024 to consummate the Business Combination (or June 30, 2025, if fully extended pursuant to the Existing BUJA Charter).

For details on the transactions involved in the Business Combination, see “Questions and Answers about the Proposals—What is expected to happen in the Business Combination?” For impacts of dilution resulting from the consummation of the Business Combination on the non-redeeming BUJA shareholders who hold BUJA’s securities until the consummation of the Business Combination, see “Questions and Answers about the Proposals - What shall be the relative equity stakes of BUJA shareholders, and GIBO shareholders in PubCo upon completion of the Business Combination?”

BUJA shareholders are being asked to consider a vote upon the Business Combination and certain proposals related thereto as described in this proxy statement/prospectus. As a result of, and upon consummation of the Business Combination, both GIBO and BUJA will become subsidiaries of PubCo, and PubCo will become a new public company owned by the prior holders of BUJA Ordinary Shares, the prior holders of BUJA Rights, the prior holders of BUJA Warrants, and the prior holders of Company Ordinary Shares.

PubCo will apply for listing, to be effective upon the consummation of the Business Combination, of the PubCo Class A Ordinary Shares on the Nasdaq Global Market under the symbol “GIBO.”

Set forth below is a summary of amount of compensation and securities received or to be received by the Sponsor and its affiliates in connection with the Business Combination and related transactions.

Entity/Individual	Compensation or Securities Received or to be Received	Consideration Paid or to be Paid
Bukit Jalil Global Investment Ltd.	1,414,500 PubCo Class A Ordinary Shares in exchange for 1,414,500 BUJA Ordinary Shares upon the Second Closing.	$24,600, or $0.0174 per BUJA Ordinary Share.
	678,890 PubCo Class A Ordinary Shares in exchange for 424,307 BUJA Private Shares, 424,307 BUJA Rights, and 212,153 BUJA Warrants underlying the 424,307 BUJA Private Units upon the Second Closing.	$4,243,070, or $10.00 per BUJA Private Unit.

Up to $1,200,000 of promissory notes that may be converted into BUJA Private Units at a price of $10.00 per unit.

As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000.

$900,000 for nine promissory notes issued as of the date hereof.
	Up to $3,000,000 of working capital loans that may be converted into BUJA Private Units at a price of $10.00 per unit.	As of the date hereof, no working capital loans have been incurred.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.	As of the date hereof, no such reimbursable expenses have been incurred.

As indicated in the “Questions and Answers about the Proposals - What shall be the relative equity stakes of BUJA shareholders, and GIBO shareholders in PubCo upon completion of the Business Combination?”, the Sponsor will have less than 1% of the voting power in the PubCo immediately after the Second Closing. We therefore do not expect the issuances of securities listed in the above table will result in material dilution of the equity interests of non-redeeming BUJA shareholders who hold BUJA’s securities until the consummation of the Business Combination.

No compensation of any kind, including finder’s and consulting fees, will be paid by BUJA to our Sponsor, officers, directors or any of our or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination, other than as disclosed as above and in “Summary of the Proxy Statement/Prospectus - Interests of BUJA’s Directors and Officers in the Business Combination” and elsewhere in this proxy statement/prospectus.

On April 22, 2024, BUJA entered into an advisory agreement with A.G.P./Alliance Global Partners (“AGP”), the representative of the underwriters for the initial public offering of BUJA (the “IPO”), to act as the financial advisors to BUJA (the “Financial Advisory Agreement”) with respect to the proposed business combination with GIBO, pursuant to which AGP shall provide services including analyzing the business, properties and operations of GIBO, assisting in structuring proposals for the business combination, assisting in making presentation regarding the business combination to BUJA’s board of directors, assisting in the coordination of BUJA’s legal and accounting advisors, advising and assisting in the negotiations and structuring of the business combination, and additional services incidental to the foregoing as directed by the Company (collectively, the “Advisory Services”). Pursuant to Financial Advisory Agreement, if the business combination is consummated, BUJA shall pay AGP a total transaction fee equal to US$400,000 (the “Transaction Fee”). The Transaction Fee shall be payable to AGP as per the following milestones, (i) US$75,000 shall be made to AGP upon the execution of the Financial Advisory Agreement (the “Advance”) in cash, and (ii) US$325,000 shall be payable to AGP upon the closing of the business combination in the form of shares of the combined entity at a price per share equal to the price per share of the combined entity at the time immediately preceding the respective registration statement date of effectiveness. In addition, AGP shall serve, as the non-exclusive underwriter, book-running manager, placement agent, or advisor for BUJA, in connection with a proposed offer and sale (the “Offering”) of BUJA’s securities (the “Securities”) in connection with the business combination, whereas BUJA shall pay to AGP a cash fee equal to 8.00% of the aggregate gross proceeds raised in the Offering (the “Offering Fee”), payable upon the closing of the Offering. BUJA shall reimburse AGP for non-accountable expenses (the “NAE”) which will only become payable upon the closing of the business combination. The total NAE allowance shall be equal to $100,000. Further details of these arrangement are set forth in the section entitled “Business Combination Proposal—Certain Engagements in Connection with the Business Combination and Related Transactions.”

Further details of these arrangement are set forth in the section entitled “Business Combination Proposal—Certain Engagements in Connection with the Business Combination and Related Transactions.”

After the consummation of the Business Combination, PubCo will not be an operating company but an exempted company with limited liability incorporated under the laws of the Cayman Islands. PubCo indirectly holds 100% of the equity interests in Hong Kong Daily Group Supply Chain Limited, its operating subsidiary in Hong Kong (“HK Daily” or the “Hong Kong Subsidiary”), and does not operate its business through any variable interest entities. As of the date of this proxy statement/prospectus, PubCo does not have any subsidiaries incorporated in mainland China. As a holding company with no material operations, PubCo is headquartered in Hong Kong and conduct its operations through the Hong Kong Subsidiary, and such structure involves unique risks to investors. The PRC government has the authority to intervene or influence the operations of GIBO’s business. PubCo may need to adjust its operations from time to time to address any concern that may be raised by governmental agencies or otherwise comply with their regulatory requirements or regulatory actions. The PRC government’s enforcement of PRC laws may in turn influence PubCo’s operations at any time, which could cause the value of the securities of PubCo to significantly decline or become worthless and affect its ability to offer or continue to offer securities to investors. Investors in PubCo’s securities should be aware that they will not directly hold equity interests in any Chinese operating entity, but rather will hold equity interests solely in PubCo, the Cayman Islands holding company, which will indirectly own 100% of the equity interests in the Hong Kong Subsidiary after the consummation of the Business Combination.  See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong.” Neither GIBO nor PubCo maintains, nor will maintain variable interest entities in the PRC (including Hong Kong and Macau) after the consummation of the Business Combination.

Following the consummation of the Business Combination, PubCo will not have any business operations in mainland China. However, PubCo is aware that in recent years, the PRC government has initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. It is uncertain what potential impact such modified or new laws and regulations will have on PubCo’s daily business operations, its ability to accept foreign investments and the listing of its securities on a U.S. or other foreign exchanges. These actions could result in a material change in its operations and/or the value of its securities and could significantly limit or completely hinder its ability to offer or continue to offer its securities to investors. Additionally, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines, which became effective on March 31, 2023. The Trial Measures, which reformed the existing regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime. According to the Trial Measures, if an issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuers shall be deemed as indirect overseas offering and listing, and filings with the CSRC pursuant to the Trial Measures’ requirements shall be submitted within three working days following its submission of application for an initial public offering or listing: (i) more than 50% of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operations and majority of the issuer’s management are Chinese citizens or domiciled in China. As of the date of this proxy statement/prospectus, neither GIBO nor PubCo, whether prior to or after the consummation of the Business Combination, believes that it meets the criteria for CSRC filing, on the basis that (i) neither GIBO nor PubCo has or will have any subsidiaries or business operations in mainland China; (ii) none of GIBO’s or PubCo’s operating revenues, total profits, total assets or net assets is or will be accounted for by any subsidiaries based in mainland China; and (iii) no issuance or sale of the securities of GIBO or PubCo has been or will be made directly or indirectly within mainland China.

PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China (the “CAC”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On December 28, 2021, the CAC and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures (the “New CAC Measures”), which came into effect on February 15, 2022 and replaced the cybersecurity review measures issued in April 2020. The New CAC Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks to list its securities overseas must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security, or such company be construed as operators of critical information infrastructure purchasing network products and services. The Hong Kong Subsidiary does not collect, process or use personal information of entities or individuals other than what is necessary for its business and does not disseminate such information, and does not conduct any data processing activities in mainland China. As GIBO.ai platform geo-blocks IP addresses from mainland China and does not have any business operations within mainland China, neither GIBO nor PubCo believes that it is required to obtain clearance from the CAC under the New CAC Measures. However, PubCo faces uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all. In the future, if PubCo and/or its subsidiaries are required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with the Business Combination under the PRC law, PubCo and/or its subsidiaries may be fined or subject to other sanctions, and PubCo and/or its subsidiaries’ business and reputation, financial condition, and results of operations may be materially and adversely affected. Any actions by the PRC government to exert more influence and control over offerings that are conducted overseas and/or foreign investments in Hong Kong-based issuers (including businesses whose operations are in Hong Kong) could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of its securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in Hong Kong and PubCo’s securities, see “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong—Our Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cyber security and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition and results of operations.”.

Following the consummation of the Business Combination, cash may be transferred among PubCo and its subsidiaries in the following manners: (i) funds may be transferred from PubCo to the Cayman Islands subsidiaries, including GIBO and BUJA, as needed, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be transferred from PubCo to Global IBO AI Technology Ltd (“GIBO AI”) in the Cayman Islands, GIBO International Ltd. in Samoa and the Hong Kong Subsidiary in Hong Kong through GIBO, in the form of capital contributions or shareholder loans, as the case may be; and (iii)dividends or other distributions may be paid by the Hong Kong Subsidiary to PubCo through GIBO AI and GIBO. There are no significant restrictions on foreign exchange or PubCo’s ability to transfer cash between entities among PubCo and its subsidiaries. However, while there are currently no such restrictions on foreign exchange and PubCo’s ability to transfer cash or assets between PubCo and the Hong Kong Subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the Hong Kong subsidiary, and to the extent PubCo’s cash or assets in the business is in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on PubCo and its operating subsidiaries’ ability to transfer funds or assets. As of the date of this proxy statement/prospectus, there has not been any funds transferred from PubCo to the Hong Kong Subsidiary. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by PubCo to the Hong Kong Subsidiary via capital contribution or shareholder loans. As a holding company, PubCo may rely on dividends and other distributions on equity paid by the Hong Kong Subsidiary. If the Hong Kong Subsidiary requires external debt financing in the future, the instruments governing such debt financing may restrict its ability to pay dividends or repay shareholder loans to PubCo. As of the date of this proxy statement/prospectus, there have not been any such dividends or other distributions from the Hong Kong Subsidiary. PubCo intends to retain all available funds and future earnings, if any, for the operations and expansion of its business and do not anticipate declaring or paying any dividends in the foreseeable future. The payment of any dividends subsequent to the consummation of the Business Combination shall be within the discretion of the board of directors of PubCo, after considering its financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Summary of the Proxy Statement/Prospectus — Cash Flows through the Organization” and “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, fund operations or for other use outside of Hong Kong, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains from the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.”

Following the consummation of the Business Combination, PubCo will establish cash management policies to direct how funds are transferred among PubCo and its subsidiaries to ensure the efficient and compliant handling of funds. These policies will require that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering and know-your-customer requirements.

PubCo’s securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Securities and Exchange Commission (the “SEC”) determines that PubCo has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and PubCo’s auditor was subject to this determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The auditor of GIBO, Enrome LLP, the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Enrome LLP’s compliance with applicable professional standards. Enrome LLP is headquartered in Singapore. As of the date of this proxy statement/prospectus, Enrome LLP is not included in the list of firms identified by PCAOB issued in December 2021. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and PubCo uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, PubCo would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, PubCo’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission-Identified Issuer for two consecutive years in the future. If PubCo’s securities are prohibited from trading in the United States, there is no certainty that it will be able to list on a non-U.S. exchange or that a market for its securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist PubCo’s securities. The delisting of PubCo’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. For more details, see “Risk Factors — Risks Relating to GIBO’s Operations in Hong Kong — PubCo’s securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of PubCo’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

PubCo is, and will be after the consummation of the Business Combination, considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, PubCo is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. domestic companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. PubCo is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, PubCo’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of PubCo’s securities. Accordingly, after the consummation of the Business Combination, if you continue to hold PubCo’s securities, you may receive less or different information about PubCo than you currently receive about BUJA or that you would receive about a U.S. domestic public company. See “Risk Factors—Risks Related to PubCo’s Securities—As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards, which may afford less protection to shareholders than they would enjoy if PubCo complied fully with the Nasdaq Stock Market corporate governance listing standards.”

In addition, as a “foreign private issuer”, PubCo is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC and Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. PubCo currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of PubCo that it does follow, PubCo cannot give assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow PubCo to follow its home country practice. Unlike the requirements of Nasdaq, PubCo is not required, under the laws of Cayman Islands, to have its board consist of a majority of independent directors, nor is PubCo required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of PubCo’s securities. For additional information regarding the home country practices PubCo intends to follow in lieu of Nasdaq requirements, see “Management of PubCo Following the Business Combination—Foreign Private Issuer Status.”

In determining whether or not to proceed with the Business Combination, the Board has considered various factors, and obtained a fairness opinion from King Kee Appraisal and Advisory Limited (including an original version dated August 5, 2024 and an updated version dated November 21, 2024). For more information, see “Proposal 1: The Business Combination Proposals — BUJA Board’s Reasons for the Approval of the Transactions” and “Proposal 1: The Business Combination Proposals — Basis for the Board’s Recommendation — Fairness Opinion.”

The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. Upon the consummation of the Business Combination, PubCo shall adopt the amended and restated memorandum and articles of association (the “Amended PubCo Charter”) in the form attached to this proxy statement/prospectus as Annex C.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus shall be presented at the extraordinary general meeting of shareholders of BUJA (the “Extraordinary Meeting”) scheduled to be held on March 31, 2025.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary Meeting of BUJA shareholders. We encourage you to carefully read this entire document. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 68 of this proxy statement/prospectus.

The board of directors of BUJA has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that the BUJA shareholders vote FOR all of the proposals presented to the shareholders. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that certain of BUJA’s directors and officers have interests in the Business Combination. See the section entitled “The Business Combination Proposal—Interests of BUJA’s Directors and Officers in the Business Combination.”

This proxy statement/prospectus is dated [  ], 2025 and is first being mailed to BUJA shareholders on or about March 12, 2025.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/ prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by PubCo, BUJA or GIBO. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of PubCo, BUJA or GIBO since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

Bukit Jalil Global Acquisition 1 Ltd.

31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras

Kuala Lumpur, Malaysia 55200

Dear Bukit Jalil Global Acquisition 1 Ltd. Shareholders:

You are cordially invited to attend the extraordinary general meeting (the “Extraordinary Meeting”) of Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares (“BUJA”), which will be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

The Extraordinary Meeting shall be held for the following purpose:

1.

to consider and vote upon the following proposals (collectively referred to herein as the “Business Combination Proposals”), to approve by special resolutions:

(a) (i) the Business Combination Agreement (which is attached to this proxy statement/prospectus as Annex A) and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;

(b) the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;

(c) the plan of second merger in relation to the Second Merger attached to this proxy statement/prospectus as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;

(d) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;

(e) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects, and

(f) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of LIM Chun Yen as the sole director of BUJA be approved, ratified and confirmed in all respects; and

2.	to consider and approve by ordinary resolution, if presented, a proposal to adjourn the Extraordinary Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals (the “Adjournment Proposal”).

Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of each other.

As further described in the accompanying proxy statement/prospectus, subject to the terms and conditions of the Business Combination Agreement, the following transactions will occur:

1.	(i) GIBO Merger Sub 1 Limited (“Merger Sub I”) will merge with and into Global IBO Group Ltd. (“GIBO”), with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, GIBO Merger Sub 2 Limited (“Merger Sub II”) will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and

2.

Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares, par value $0.000001 per share, of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares, par value $0.000001 per share, of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

As provided in the Business Combination Agreement, PubCo, BUJA and GIBO shall use reasonable best efforts to obtain equity financing (the “Transaction Financing”) on the terms mutually agreed to by GIBO and BUJA, in an amount that is at least $30,000,000 prior to or upon the Second Closing (as defined in the Business Combination Agreement). We do not expect that BUJA’s Sponsor, directors, officers and their affiliates will participate in the Transaction Financing.

In connection with the Business Combination, certain related agreements will be entered into prior to or concurrently with the closing of the Business Combination, including Company Shareholders Support Agreement, Sponsor Support Agreement, Registration Rights Agreement, Assignment, Assumption and Amendment Agreement (each as defined in the accompanying proxy statement/prospectus). See “The Business Combination Proposal—Related Agreements” in the accompanying proxy statement/prospectus for more information.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination.

The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary Meeting to adjourn the Extraordinary Meeting to a later date or dates, if necessary. In no event shall BUJA solicit proxies to adjourn the Extraordinary Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under BUJA Charter, and the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions and to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals. The Adjournment Proposal is not conditioned upon the approval of the Business Combination Proposals set forth in the accompanying proxy statement/prospectus.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each BUJA shareholder is encouraged to read carefully and in its entirety.

Pursuant to the Existing BUJA Charter, a holder (a “BUJA Public Shareholder”) of BUJA’s ordinary shares sold in BUJA IPO (including the exercise of over-allotment option) (such shares, “BUJA Public Shares”) may request that BUJA redeem all or a portion of such BUJA Public Shares for cash in connection with the completion of the Business Combination. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental Stock Transfer & Trust Company in order to validly redeem its shares. BUJA Public Shareholders may elect to redeem their BUJA Public Shares regardless if they vote “for,” “against,” or abstain from voting on the Business Combination Proposals If the Business Combination is not consummated, the BUJA Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a BUJA Public Shareholder properly exercises its right to redeem all or a portion of the BUJA Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental Stock Transfer & Trust Company, BUJA will redeem such BUJA Public Shares for a per-share redemption price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account (the “Trust Account”) as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to BUJA. For illustrative purposes, as of February 28, 2025 (the “Record Date”), the redemption price was approximately $11.31 per share less any owed but unpaid taxes on the funds in the Trust Account. If a BUJA Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its BUJA Public Shares for cash and will no longer own BUJA Public Shares. See “Extraordinary Meeting of BUJA shareholders—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your BUJA Public Shares for cash.

Notwithstanding the foregoing, a BUJA Public Shareholder, together with any affiliate of such BUJA Public Shareholder or any other person with whom such BUJA Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its BUJA Public Shares with respect to more than an aggregate of 15% of the BUJA Public Shares. Accordingly, if a BUJA Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the BUJA Public Shares, then any such shares in excess of that 15% limit would not be redeemed.

Bukit Jalil Global Investment Ltd. (the “Sponsor”), and the officers and directors of BUJA (together with the affiliates of the Sponsor, officers and directors of BUJA, the “BUJA Initial Shareholders”) have agreed to, among other things, vote all of their BUJA Founder Shares and BUJA Private Shares in favor of the proposals being presented at the Extraordinary Meeting and waive, without any separate consideration provided by BUJA for such waiver, their redemption rights with respect to their BUJA Founder Shares and BUJA Private Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, the BUJA Initial Shareholders own approximately 37.7% of the issued and outstanding BUJA Ordinary Shares.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such closing condition.

BUJA is providing the accompanying proxy statement/prospectus and accompanying proxy card to BUJA shareholders in connection with the solicitation of proxies to be voted at the Extraordinary Meeting and at any adjournments of the Extraordinary Meeting. Information about the Extraordinary Meeting, the Business Combination and other related business to be considered by BUJA shareholders at the Extraordinary Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary Meeting, all of BUJA shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 68 of the accompanying proxy statement/prospectus.

After careful consideration, BUJA’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposals and the Adjournment Proposal are advisable and fair to and in the best interest of BUJA and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposals, and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposals—Interests of BUJA’s Directors and Officers in the Business Combination.” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a simple majority of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Approval of the Business Combination Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of shareholders holding at least two-thirds (2/3) of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination. The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary Meeting to adjourn the Extraordinary Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon on the approval of the other.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary Meeting, please sign, date, vote and return the enclosed proxy card as soon as possible in the envelope provided to make sure that your shares are represented at the Extraordinary Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Business Combination will be consummated only if the Business Combination Proposals are approved at the Extraordinary Meeting. Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of each other.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary Meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary Meeting. If you are a shareholder of record and you attend the Extraordinary Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR BUJA ORDINARY SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE EXTRAORDINARY MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY MEETING OF BUJA SHAREHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of BUJA’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Seck Chyn “Neil” Foo
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated [  ], 2025, and is first being mailed to shareholders on or about March 12, 2025.

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

NOTICE OF EXTRAORDINARY MEETING

TO BE HELD ON March 31, 2025

TO THE SHAREHOLDERS OF BUKIT JALIL GLOBAL ACQUISITION 1 LTD.:

On behalf of the board of directors of Bukit Jalil Global Acquisition 1 Ltd. (“BUJA,” “we,” “our” or “us”), a Cayman Islands exempted company limited by shares, we are pleased to enclose the proxy statement/prospectus relating to the proposed business combination as provided in the Business Combination Agreement dated August 5, 2024 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among GIBO HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO” or the “Company”). Pursuant to the Business Combination Agreement, among others: (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary Meeting”) of BUJA shall be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. You are cordially invited to attend the Extraordinary Meeting, to conduct the following items of business and/or consider, and if thought fit, approve the following proposals:

Proposal No. 1 – the Business Combination Proposals – to consider and vote upon the following proposals (collectively referred to herein as the “Business Combination Proposals”), to approve by special resolutions:

(a) (i) the Business Combination Agreement (which is attached to this proxy statement/prospectus as Annex A) and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;

(b) the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;

(c) the plan of second merger in relation to the Second Merger attached to this proxy statement/prospectus as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;

(d) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;

(e) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects, and

(f) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of Chun Yen “Dereck” Lim as the sole director of BUJA be approved, ratified and confirmed in all respects; and

Proposal No. 2 – the Adjournment Proposal – to consider and approve by ordinary resolution, if presented, a proposal to adjourn the Extraordinary Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals (the “Adjournment Proposal”).

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a simple majority of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Approval of the Business Combination Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of shareholders holding at least two-thirds (2/3) of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination. The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary Meeting to adjourn the Extraordinary Meeting to a later date or dates, if necessary. In no event shall BUJA solicit proxies to adjourn the Extraordinary Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under BUJA Charter, and the Cayman Islands Companies Act (Revised) (the “Cayman Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions and to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of the other. Each of the Business Combination Proposals and the Adjournment Proposal is more fully described in the accompanying proxy statement. Please take the time to read carefully each of the proposals in the accompanying proxy statement before you vote.

This proxy statement/prospectus and accompanying proxy card is being provided to BUJA shareholders in connection with the solicitation of proxies to be voted at the Extraordinary Meeting and at any adjournment of the Extraordinary Meeting. Whether or not you plan to attend the Extraordinary Meeting, all of BUJA’s shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 68 of this proxy statement/prospectus.

After careful consideration, BUJA’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposals and the Adjournment Proposal are advisable and fair to and in the best interest of BUJA and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposals and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposals—Interests of BUJA’s Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The Board has fixed the close of business on February 28, 2025 as the record date (the “Record Date”) for determining BUJA’s shareholders entitled to receive notice of and vote at the Extraordinary Meeting and any adjournment thereof. Only holders of record of BUJA’s ordinary shares on the Record Date are entitled to receive notice of and vote at the Extraordinary Meeting or any adjournment thereof.

In connection with the Business Combination Proposals, each BUJA’s public shareholder may elect to redeem all or a portion of its public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in BUJA’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (a “Redemption Election”), regardless of how such public shareholder votes on the Business Combination Proposals or whether such public shareholder votes at all. The deadline to make a Redemption Election is two business days prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”). The public shareholder may tender its shares by either delivering its share certificate(s) (if any) and other redemption forms to the transfer agent or by delivering its shares and other redemption forms to the transfer agent electronically using the Depository Trust Company (“DTC”)’s DWAC (Deposit/Withdrawal At Custodian) system. If the public shareholder holds public shares in street name, such public shareholder will need to instruct its bank, broker or other nominee to withdraw the shares from its account in order to exercise its redemption rights. A holder of units must elect to separate its units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If a holder holds its units in an account at a brokerage firm or bank, the holder must notify its broker or bank that it elects to separate the units into the underlying public shares, warrants and rights, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (in its capacity as BUJA’ transfer agent, the “transfer agent”) directly and instruct it to do so.

Any request for Redemption Election, once made by a public shareholder, may be withdrawn (with the consent of the board of directors of BUJA (which they may do in whole or in part)) at any time prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Withdrawal Deadline”). If you deliver your shares for Redemption Election to the transfer agent and later decide not to elect redemption, you may request before the Redemption Withdrawal Deadline that BUJA instruct the transfer agent to return the shares (physically or electronically). We will be required to honor such request only if made prior to the Redemption Withdrawal Deadline. After the Redemption Withdrawal Deadline, unless otherwise extended by the Board, a request for Redemption Election may not be withdrawn unless the Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). Such a request must be made by contacting the transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Any corrected or changed written exercise of redemption rights in connection with the Redemption Election must be received by the transfer agent prior to the deadline for exercising redemption requests in connection with the Redemption Election and, thereafter, prior to the Redemption Withdrawal Deadline. No request for such redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent prior to the Extraordinary Meeting.

The Board may elect to postpone the Extraordinary Meeting in its sole discretion up to and until the time of the Extraordinary Meeting, pursuant to the Existing BUJA Charter. For the duration of such postponement, to the extent a public shareholder has made the Redemption Election and has tendered or delivered its share certificate(s) (if applicable) (physically or electronically) and any other redemption documents through the DWAC system at DTC, such shareholder will not be able to transfer, assign or sell such public shares.

There will be no redemption rights or liquidating distributions with respect to the redeemable warrants and rights included in the units sold in the IPO (the “Public Units”). The warrants and rights will expire worthless in the event that BUJA does not complete its initial business combination and winds up. Each Public Unit consists of one ordinary share (the “Ordinary Shares”), one-half of one redeemable Warrant, each Warrant to purchase one Ordinary Share, and one Right to receive one-tenth of one Ordinary Share upon the Second Closing.

PUBLIC SHAREHOLDERS ARE NOT REQUIRED TO VOTE OR AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSALS IN ORDER TO REDEEM THEIR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT. THIS MEANS THAT PUBLIC SHAREHOLDERS WHO HOLD PUBLIC SHARES ON OR BEFORE THE EXTRAORDINARY MEETING MAY ELECT TO REDEEM THEIR SHARES WHETHER OR NOT THEY ARE HOLDERS ON THE RECORD DATE, AND WHETHER THEY VOTE FOR OR AGAINST, OR ABSTAIN FROM VOTING ON, THE BUSINESS COMBINATION PROPOSALS.

Public shareholders regardless of whether they have made the Redemption Election, would be entitled to have their public shares redeemed for cash if BUJA has not completed a business combination within the prescribed timeline and is forced to liquidate the trust account.

If properly demanded, BUJA will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares. Based on the amount in the Trust Account as of February 28, 2025, the Record Date, this would amount to approximately $11.31 per public share. The closing price of the public shares on Nasdaq on February 28, 2025, the Record Date, was $11.39. Accordingly, if the market price of the BUJA Ordinary Shares were to remain the same until the date of the Extraordinary Meeting, exercising redemption rights would result in a public shareholder receiving approximately $0.08 more per share less than if the shares were sold in the open market (based on the estimated per share redemption price as of the Record Date). We cannot assure shareholders that they will be able to sell their BUJA Ordinary Shares in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its shares when such shareholders wish to sell their shares.

After careful consideration of all relevant factors, the Board has determined that the Business Combination Proposals and, if presented, the Adjournment Proposal, are advisable and in the best interests of the Company, and recommends that you vote or give instruction to vote “FOR” each of the Business Combination Proposals and, if presented, the Adjournment Proposal.

Your vote is important. If you are a shareholder of record, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary Meeting. If you are a shareholder of record, you may also cast your vote (including virtually) at the Extraordinary Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote (including virtually) at the Extraordinary Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as abstaining in respect of the Business Combination Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established for the Extraordinary Meeting but will have no effect on the outcome of the Business Combination Proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD PUBLIC SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES, WARRANTS AND RIGHTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT PRIOR TO THE SCHEDULED VOTE AT THE EXTRAORDINARY MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, INCLUDING THE LEGAL NAME, PHONE NUMBER, AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, AND (3) TENDER OR DELIVER YOUR PUBLIC SHARES (AND SHARE CERTIFICATE(S) IF APPLICABLE) TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

TO MAKE A REDEMPTION WITHDRAWAL WITH RESPECT TO YOUR PUBLIC SHARES, YOU MUST SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT PRIOR TO THE SCHEDULED VOTE AT THE EXTRAORDINARY MEETING, THAT THE ELECTION TO REDEEM YOUR PUBLIC SHARES BE REVERSED, INCLUDING THE LEGAL NAME, PHONE NUMBER, AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REVERSAL IS REQUESTED AND THE NUMBER OR PERCENTAGE OF SHARES FOR WHICH REVERSAL IS REQUESTED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO REQUEST REVERSAL OF THE ELECTION TO REDEEM FROM THE TRANSFER AGENT.

Enclosed is the proxy statement containing detailed information concerning the Business Combination Proposals, the Adjournment Proposal and the Extraordinary Meeting. Whether or not you plan to attend the Extraordinary Meeting, the Company urges you to read this material carefully and vote your shares.

This Notice of Extraordinary Meeting and the accompanying proxy statement are dated [  ], 2025 and are first being mailed to shareholders on or about March 12, 2025.

By Order of the Board of Directors,
Seck Chyn “Neil” Foo
Chairman of the Board of Directors

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning BUJA, without charge, by written request to Advantage Proxy, Inc., our proxy solicitor, by calling +1 (877) 870-8565, or by emailing ksmith@advantageproxy.com, or from the SEC through the SEC website at http://www.sec.gov.

In order for BUJA shareholders to receive timely delivery of the documents in advance of the Extraordinary Meeting of BUJA to be held on March 31, 2025 you must request the information no later than five business days prior to the date of the Extraordinary Meeting, by March 21, 2025.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by PubCo, constitutes a prospectus of PubCo under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the PubCo Class A Ordinary Shares to be issued to BUJA shareholders and the PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares to be issued to certain GIBO Shareholders, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary Meeting of BUJA shareholders at which BUJA shareholders shall be asked to consider and vote upon proposals to approve the Business Combination Proposals (as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Proposals.

References to “U.S. Dollars” and “$” in this proxy statement/prospectus are to United States dollars, the legal currency of the United States. Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. In particular, in certain cases, percentage changes are based on a comparison of the actual values recorded in the relevant financial statements and not rounded values shown in this proxy statement/prospectus.

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INDUSTRY AND MARKET DATA

This proxy statement/prospectus contains industry data, information and statistics regarding the markets in which GIBO operates as well as publicly available information, industry and general publications and research and studies conducted by third parties, including an industry report, commissioned by GIBO and prepared by Frost & Sullivan, an independent research firm. This information is supplemented where necessary with GIBO’ own internal estimates and information obtained from other sources, taking into account publicly available information about other industry participants and GIBO management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Information Related to GIBO” and “GIBO’ Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and other sections of this proxy statement/prospectus.

Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”, particular “Risk Factors—Risks related to GIBO’s Business and Industry— Our key operating metrics and certain other operational data in this proxy statement/prospectus are subject to assumptions, limitations and inherent challenges in measurement, and may not provide an accurate indication of our future or expected results.” and “Risk Factors— Risks related to GIBO’s Business and Industry— If the estimates and assumptions that we have used to calculate the size of our addressable market opportunity are inaccurate, our future growth rate may be limited.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

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FREQUENTLY USED TERMS

Key Business and Business Combination Related Terms

Unless otherwise stated or unless the context otherwise requires in this document:

“AI” means artificial intelligence;

“AIGC” means artificial intelligence generated content;

“Amended PubCo Charter” means the amended and restated memorandum and articles of association of PubCo to be approved and adopted upon the First Closing;

“Available Closing Cash” means an amount (that is not generated from any borrowing) equal to the sum of (i) the amount of cash available in the Trust Account following the Extraordinary Meeting, after deducting the amount required to satisfy the redemption by the BUJA Public Shareholders but prior to the payment of any deferred underwriting commissions being held in the Trust Account and the payment of any GIBO Transaction Expenses or BUJA Transaction Expenses, plus (ii) the proceeds of Transaction Financing;

“BUJA Board” means BUJA’s board of directors;

“BUJA Extension Units” means units of BUJA converted in connection with the extension fee;

“BUJA Founder Shares” means 1,437,500 BUJA Ordinary Shares that the Sponsor purchased from BUJA pursuant to certain securities purchase agreements dated November 4, 2022, a portion of which were transferred by the Sponsor to BUJA officers, directors and other assignees pursuant to a certain securities assignment agreement dated April 12, 2023;

“BUJA Initial Shareholders” means the existing holders of BUJA Founder Shares, or in other words, the Sponsor, directors and officers of BUJA, and their affiliates;

“BUJA IPO” means the initial public offering of BUJA that was consummated on June 30, 2023;

“BUJA Ordinary Shares” means the ordinary shares of BUJA, having a par value of $0.0001 each;

“BUJA Private Units” means 424,307 units of BUJA sold to the Sponsor via the private placement substantially concurrently with the closing of BUJA IPO, each unit consisting of one BUJA Ordinary Share, one-half of BUJA Warrant, and one right.

“BUJA Public Shareholders” means the holders of the BUJA Public Shares;

“BUJA Public Shares” means BUJA Ordinary Shares sold in BUJA IPO;

“BUJA Public Units” means units of BUJA issued in connection with BUJA IPO, each unit consisting of one BUJA Ordinary Share, one-half of BUJA Warrant, and one BUJA Right;

“BUJA Rights” means rights of BUJA sold as part of the BUJA Units in the BUJA IPO (whether they are purchased in the BUJA IPO or thereafter in the open market);

“BUJA Units” means BUJA Public Units and BUJA Private Units;

“BUJA Warrants” means redeemable warrants of BUJA sold as part of the BUJA Units in the BUJA IPO (whether they are purchased in the BUJA IPO or thereafter in the open market);

“BUJA Working Capital Units” means units of BUJA converted in connection with working capital loans;

“BUJA” means Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares;

“Business Combination Agreement” means the business combination agreement, dated August 5, 2024 (as may be amended, supplemented, or otherwise modified from time to time), by and among PubCo, BUJA, Merger Sub I, Merger Sub II, and GIBO;

“Business Combination” means the First Merger, the Second Merger and the other transactions contemplated by the Business Combination Agreement;

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“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands;

“Content creators” means users who have generated at least one piece of AIGC animation video content on GIBO.ai platform using tools provided by GIBO Create, upon review and approval from GIBO;

“Deferred Underwriting Fee” means the deferred underwriting fees equal to $1,150,000 payable to the underwriters of BUJA’s initial public offering from the funds held in the Trust Account upon completion of BUJA’s business combination;

“Existing BUJA Charter” means the Amended and Restated Memorandum and Articles of Association of BUJA, as adopted by special resolution dated June 25, 2023 and as amended by special resolutions dated June 29, 2024;

“Existing Warrant Agreement” means the warrant agreement, dated June 27, 2023, by and between BUJA and Continental Stock Transfer & Trust Company;

“Extension Fee Shares” means BUJA Ordinary Shares or PubCo Class A Ordinary Shares underlying BUJA Units issuable upon conversion of the promissory notes of BUJA issued in connection with the Extension Fees including shares underlying the BUJA Rights;

“Extraordinary Meeting” means an Extraordinary Meeting of shareholders of BUJA to be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned;

“First Closing” means the closing of the First Merger;

“First Merger Effective Time” means the effective time of the First Merger, being the time of the Plan of First Merger is filed and registered with the Registrar of Companies of the Cayman Islands;

“First Merger” means the merger between GIBO and Merger Sub I, with GIBO being the surviving company and a wholly-owned subsidiary of PubCo;

“GIBO Shareholders” means holders of GIBO Shares;

“GIBO Shares” means the issued and outstanding ordinary shares of a par value of US$0.0001 each of GIBO;

“GIBO Valuation” means $8.28 billion;

“GIBO” means Global IBO Group Ltd., a Cayman Islands exempted company limited by shares, or as the context requires, Global IBO Group Ltd. and its subsidiaries and consolidated affiliated entities;

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal;

“IT” means information technology;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012;

“KKG” means King Kee Appraisal and Advisory Limited;

“Merger Sub I” means GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares;

“Merger Sub II” means GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares;

“Monthly active users” or “MAUs” means the number of users who logged onto GIBO.ai platform for at least once in a given month without eliminating duplicates. As GIBO does not require users to register on a real-name basis or provide personally identifiable information to get access to the content on its platform, it is unable to quantify or eliminate duplicates. MAUs for a period represents an average of MAUs throughout such period;

“Nasdaq” means the Nasdaq Stock Market;

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“PRC” or “China” means the People’s Republic of China, including the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan,  and only in the context of describing the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this proxy statement/prospectus, excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

“PubCo Class A Ordinary Shares” means the Class A ordinary shares of PubCo of par value of $0.000001 each, with each PubCo Class A Ordinary Share entitling the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo;

“PubCo Class B Ordinary Shares” means the Class B ordinary shares of PubCo of par value of $0.000001 each, with each PubCo Class B Ordinary Share entitling the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo;

“PubCo Ordinary Shares” means, collectively, the PubCo Class A Ordinary Shares and the PubCo Class B Ordinary Shares;

“PubCo Per Share Price” means the price per PubCo Class A Ordinary Share that equal to the redemption price of each share of BUJA public share in connection with the Business Combination;

“PubCo” means prior to the Closing, GIBO HOLDINGS LIMITED, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Record Date” means February 28, 2025;

“Registered users” means users that have registered accounts and logged onto GIBO.ai platform at least once since account registration, beginning from September 2023 when GIBO.ai was launched. GIBO does not define or measure “dormant users” and does not exclude anyone from the calculation of the cohort of its registered users; As GIBO does not require users to register on a real-name basis or provide personally identifiable information to get access to the content on its platform, it is unable to quantify or eliminate duplicates;

“Registration Rights Agreement” means the registration rights agreement to be entered between PubCo, the Sponsor and certain shareholders of GIBO pursuant to the Business Combination Agreement upon closing;

“SEC” means the U.S. Securities and Exchange Commission;

“Second Closing” means the closing of the Second Merger;

“Second Merger Effective Time” means the effective time of the Second Merger, being the time of the Plan of Second Merger is filed and registered with the Registrar of Companies of the Cayman Islands;

“Second Merger” means the merger between BUJA and Merger Sub II, with BUJA being the surviving company and a wholly-owned subsidiary of PubCo;

“Shareholders” or “stockholders” means the holders of shares or stocks of a company;

“Sponsor” means Bukit Jalil Global Investment Ltd., a Cayman Islands exempted company;

“Transaction Financing” means financing from third parties in the form of equity investments in the amount sufficient to cause the Available Closing Cash no less than $30,000,000;

“Trust Account” means the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee, established for the benefit of BUJA Public Shareholders in connection with the BUJA IPO;

“U.S. Dollars,” “USD,” “US$” or “$” means United States dollars, the legal currency of the United States;

“U.S. GAAP” means United States generally accepted accounting principles;

“Video Uploads” means AI-generated animation video content uploaded by registered users to GIBO.ai platform, whether or not such AI-generated animation video content is generated by the AI-powered tools offered on the platform; and

“Video Views” means the aggregate viewings generated by the AI-generated animation video content offered on GIBO.ai platform.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to BUJA shareholders. BUJA shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Extraordinary Meeting, which will be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Q:	Why am I receiving this proxy statement?

A:	BUJA Shareholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination and certain related proposals.

On August 5, 2024, BUJA entered into the Business Combination Agreement with PubCo, Merger Sub I, Merger Sub II, and GIBO. On March 3, 2025, the parties entered into an amendment to the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo, and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo. Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of GIBO (such shareholders, the “Founders”) will receive Class A ordinary shares of par value of $0.000001 each of PubCo and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo as consideration and become the shareholders of PubCo. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq following the consummation of the Business Combination.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q:	What are the specific proposals on which I am being asked to vote at the Extraordinary Meeting?

A:	You are being asked to vote on each of the Business Combination Proposals and, if presented, the Adjournment Proposal. The proposals are listed below:

Proposal No. 1 - the Business Combination Proposals - to consider and vote upon the following proposals (collectively referred to herein as the “Business Combination Proposals”), to approve by special resolutions:

(a) (i) the Business Combination Agreement (which is attached to this proxy statement/prospectus as Annex A) and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;

(b) the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;

(c) the plan of second merger in relation to the Second Merger attached to this proxy statement/prospectus as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;

(d) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;

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(e) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects, and

 (f) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of Chun Yen “Dereck” Lim as the sole director of BUJA be approved, ratified and confirmed in all respects; and

Proposal No. 2 - the Adjournment Proposal - to consider and approve by ordinary resolution, if presented, a proposal to adjourn the Extraordinary Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of the other. For further details about the reasons for the Business Combination Proposals, see the section titled “Proposal No. 1 — The Business Combination Proposals” of this proxy statement.

After careful consideration, the Board has determined that the Business Combination Proposals and the Adjournment Proposal are in the best interests of the Company and its shareholders and recommends that you vote or give instruction to vote “FOR” each of the proposals.

The existence of financial and personal interests of our directors and officer may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections titled “Proposal No. 1 — The Business Combination Proposals” and “Beneficial Ownership of Securities” for a further discussion of these considerations.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:	Why is BUJA proposing the Business Combination?

A:	BUJA is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses.

With an aim to revolutionize content creation and consumption through AI, GIBO, powered by its innovative platform GIBO.ai, enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, equipped with cutting-edge generative AI-powered technology, emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on its platform.

Based on its due diligence investigations of GIBO and the industries in which it operates, including the financial and other information provided by GIBO in the course of BUJA’s due diligence investigations, the BUJA Board believes that the Business Combination with GIBO is in the best interests of BUJA and presents an opportunity to increase shareholder equity value. However, there can be no assurances of this. Although the BUJA Board believes that the Business Combination with GIBO presents a unique business combination opportunity and is in the best interests of BUJA, the BUJA Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal—BUJA Board’s Reasons for the Approval of the Business Combination” for a discussion of the factors considered by the BUJA Board in making its decision.

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Q:	Did the BUJA Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	The Board has obtained a fairness opinion from KKG, dated August 5, 2024 and updated on November 21, 2024 (the “Fairness Opinion”). For a description of the opinion, see “Proposal 1: The Business Combination Proposals — Basis for the Board’s Recommendation — Fairness Opinion.”

Q:	What is expected to happen in the Business Combination?

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo, and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo. Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except the Founders of GIBO will receive Class A ordinary shares of par value of $0.000001 each of PubCo and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo as consideration and become the shareholders of PubCo. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

For more information on the Business Combination, see the sections titled “The Business Combination Proposals.”

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Q:	Is there any financing in connection with the Business Combination?

A:	As provided in the Business Combination Agreement, PubCo, BUJA and GIBO shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to: (a) identify sources of financing from third parties in the form of equity investments (the “Transaction Financing”) in the amount sufficient to cause the Available Closing Cash (as defined in the Business Combination Agreement) no less than $30,000,000, as mutually agreed between the GIBO and BUJA. Pursuant to the Business Combination Agreement, the Available Closing Cash is a closing condition to the Second Merger and can be waived by GIBO. On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger. We do not expect that BUJA’s Sponsor, directors, officers and their affiliates will participate in the Transaction Financing. Neither GIBO nor BUJA can give any assurance that they will be able to obtain committed Transaction Financing on acceptable terms. For further information, please refer to the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to BUJA and the Business Combination — As GIBO has waived the $30,000,000 Available Closing Cash as a closing condition to the Business Combination, it is possible that PubCo would have insufficient capital to conduct and grow its business after the Second Closing in the manner described in this proxy statement/prospectus or that PubCo would not be able to meet applicable Nasdaq listing requirements.”

Q:	What shall be the relative equity stakes of BUJA shareholders, and GIBO shareholders in PubCo upon completion of the Business Combination?

A:	Upon consummation of the Business Combination, PubCo shall become a new public company and each of GIBO and BUJA shall be a subsidiary of PubCo. The former security holders of BUJA and GIBO shall all become security holders of PubCo.

The equity stake held by holders of non-redeeming BUJA Public Shareholders, GIBO Shareholders, and the BUJA Initial Shareholders in PubCo immediately following consummation of the Business Combination will depend on the number of redemptions from the Trust Account by BUJA Public Shareholders at the Second Closing as well as various other factors, as described in the assumptions set forth below. Approximate equity stakes for each of these shareholder groups upon consummation of the Business Combination, and their corresponding approximate collective voting power in PubCo, are set forth in the table below in respect of five redemption scenarios: (1) “Scenario A,” in which there are no redemptions of BUJA Public Shares; (2) “Scenario B,” in which 25% of the BUJA Public Shares as of the date of this proxy statement/prospectus are redeemed; (3) “Scenario C,” in which 50% of the BUJA Public Shares as of the date of this proxy statement/prospectus are redeemed; (4) “Scenario D,” in which 75% of the BUJA Public Shares as of the date of this proxy statement/prospectus are redeemed; and (5) “Scenario E,” in which there are maximum redemptions from the Trust Account. For further information on what constitutes a “maximum redemptions” scenario, please see the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” All else being equal, if any BUJA Public Shareholders exercise their redemption rights, then the percentage of PubCo Class A Ordinary Shares held collectively by all non-redeeming BUJA Public Shareholders and the BUJA Initial Shareholders will decrease and the percentage of PubCo Class A Ordinary Shares held collectively by the investors in the Transaction Financing, GIBO Shareholders, will increase, in each case, relative to the percentage held if no BUJA Public Shares are redeemed.

Each of the scenarios presented below assumes: (i) no additional Transaction Financing has been obtained in connection with the Business Combination, (ii) the full conversion of BUJA Rights issued and outstanding upon the consummation of the Business Combination, and (iii) no additional issuance of BUJA Ordinary Shares or PubCo Ordinary Shares prior to or upon the First Closing or the Second Closing.

The table set forth below also states the anticipated pro forma equity value of PubCo for each of the scenarios described above based on the material probable or consummated transactions and other material effects on BUJA’s net tangible book value per share from the Business Combination, excluding the Business Combination and the Transaction Financing. These pro forma equity values reflect an Acquiror Redemption Price (as defined in the Business Combination Agreement) of $10.94 based on the estimated redemption price of $10.94 per share as of September 30, 2024 in accordance with the trust asset value of $32,145,854 as of September 30, 2024 (after $100,000 deducted for liquidation expenses).

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The Acquiror Redemption Price is the price per share negotiated with GIBO and set forth in the Business Combination Agreement for certain PubCo Class A Ordinary Shares to be issued to GIBO Shareholders (assuming that all shareholders of GIBO participating in the First Closing, being approximately 552,701,740 PubCo Class A Ordinary Shares and 204,225,636 PubCo Class B Ordinary Shares, or $ 8,280,000,000 in GIBO Valuation, based on the redemption price of $10.94 per share as of September 30, 2024). The number of BUJA Public Shares redeemed by BUJA Public Shareholders with cash from the Trust Account at the Second Closing is not, all else being equal, expected to materially affect the equity value per share of BUJA Public Shares held by non-redeeming BUJA Public Shareholders as at the time immediately following the Second Closing, as each redemption will result in (x) the cancellation of one BUJA Public Share, and (y) the payment of approximately $10.94 per share to the redeeming Public Shareholder (given that, based on funds in the Trust Account of $32,145,854 as of September 30, 2024 (after $100,000 deducted for liquidation expenses), the estimated per share redemption price would have been approximately $10.94 per share) and, accordingly, such funds will not be available to the Combined Company or reflected in its financial statements following the Second Closing. You should note, however, that the level of redemptions of BUJA Public Shares from our Trust Account may affect the market price for PubCo Class A Ordinary Shares following the Second Closing in ways which we cannot predict. For further information, please refer to the section of this proxy statement/prospectus entitled “Risk Factors—Risks Related to BUJA and the Business Combination— There is no guarantee that a shareholder’s decision to continue to hold shares of PubCo Class A Ordinary Shares following the Business Combination will put the shareholder in a better future economic position than if they decided to redeem their BUJA Public Shares for a pro rata portion of the Trust Account, and vice versa.

	Scenario A No redemptions(1)		Scenario B 25% redemptions(2)		Scenario C 50% redemptions(3)		Scenario D 75% redemptions(4)		Scenario E 100% redemptions(5)
Holder of PubCo Ordinary Shares *	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power
BUJA Public Shareholders	3,504,515	0.08%	2,772,136	0.06%	2,039,758	0.04%	1,307,379	0.03%	575,000	0.01%
BUJA Initial Shareholders(6)	1,904,237	0.04%	1,904,237	0.04%	1,904,237	0.04%	1,904,237	0.04%	1,904,237	0.04%
GIBO Shareholders (PubCo Class A Ordinary Shares)(7)	552,701,740	11.90%	552,701,740	11.91%	552,701,740	11.91%	552,701,740	11.91%	552,701,740	11.91%
GIBO Shareholders (PubCo Class B Ordinary Shares)(8)	204,225,636	87.98%	204,225,636	87.99%	204,225,636	88.01%	204,225,636	88.02%	204,225,636	88.04%
AGP (Representative Shares)(9)	150,000	0.00%	150,000	0.00%	150,000	0.00%	150,000	0.00%	150,000	0.00%
AGP (advisory fee)(10)	29,710	0.00%	29,710	0.00%	29,710	0.00%	29,710	0.00%	29,710	0.00%
Pro Forma PubCo Ordinary Shares at Second Closing	762,515,838	100.00%	761,783,459	100.00%	761,051,081	100.00%	760,318,702	100.00%	759,586,323	100.00%
Pro Forma Equity Value	$7,625,158,380		$7,617,834,593		$7,610,510,805		$7,603,187,018		$7,595,863,230

* Excludes (i) 2,875,000 PubCo Class A Ordinary underlying 2,875,000 PubCo Warrants converted from 2,875,000 BUJA Warrants held by BUJA Public Shareholders at the Second Closing; (ii) 212,153 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 212,153 BUJA Warrants underlying the 424,307 BUJA Private Units, and (iii) up to 480,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 300,000 BUJA Private Shares, 300,000 BUJA Rights, and 150,000 BUJA Warrants underlying up to 300,000 BUJA Working Capital Units; and (iv) up to 192,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 120,000 BUJA Private Shares, 120,000 BUJA Rights, and 60,000 BUJA Warrants underlying up to 120,000 BUJA Extension Units.

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BUJA Shareholders will experience additional dilution to the extent PubCo issues additional shares after the Second Closing. The table below shows material probable sources of dilution and the extent of such dilution that non-redeeming BUJA Public Shareholders could experience in connection with the Second Closing.

	Scenario A No redemptions(1)		Scenario B 25% redemptions(2)		Scenario C 50% redemptions(3)		Scenario D 75% redemptions(4)		Scenario E 100% redemptions(5)
Holder of PubCo Ordinary Shares	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power	No. of shares	Voting Power
BUJA Public Shareholders(11)	6,379,515	0.14%	5,647,136	0.12%	4,914,758	0.11%	4,182,379	0.09%	3,450,000	0.07%
BUJA Initial Shareholders (12)	2,788,390	0.06%	2,788,390	0.06%	2,788,390	0.06%	2,788,390	0.06%	2,788,390	0.06%
GIBO Shareholders (PubCo Class A Ordinary Shares)(7)	552,701,740	11.89%	552,701,740	11.90%	552,701,740	11.90%	552,701,740	11.90%	552,701,740	11.90%
GIBO Shareholders (PubCo Class B Ordinary Shares)(8)	204,225,636	87.91%	204,225,636	87.92%	204,225,636	87.93%	204,225,636	87.95%	204,225,636	87.97%
AGP (Representative Shares)(9)	150,000	0.00%	150,000	0.00%	150,000	0.00%	150,000	0.00%	150,000	0.00%
AGP (advisory fee)(10)	29,710	0.00%	29,710	0.00%	29,710	0.00%	29,710	0.00%	29,710	0.00%
Pro Forma PubCo Ordinary Shares at Second Closing	766,274,991	100.00%	765,542,612	100.00%	764,810,234	100.00%	764,077,855	100.00%	763,345,476	100.00%

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Dilution per share to the original investors in BUJA is determined by its net tangible book value per share, as adjusted, excluding the Business Combination and giving effect to material probable or consummated transactions and other material effects on the net tangible book value per share, from the initial public offering price per share paid by original investors in BUJA as set forth below under the five redemption scenarios:

	Net Tangible Book Value Per Share, as Adjusted **
	Scenario A No redemptions(1)	Scenario B 25% redemptions(2)	Scenario C 50% redemptions(3)	Scenario D 75% redemptions(4)	Scenario E 100% redemptions(5)
BUJA’s net tangible book value as of September 30, 2024	$(2,225,762)	$(2,225,762)	$(2,225,762)	$(2,225,762)	$(2,225,762)
Transaction adjustments:
Funds from trust account	32,145,854	24,109,391	16,072,927	8,036,464	-
Transaction costs	(1,301,000)	(1,301,000)	(1,301,000)	(1,301,000)	(1,301,000)
BUJA’s net tangible book value as of September 30, 2024, as adjusted	$28,619,092	$20,582,629	$12,546,165	$4,509,702	$(3,526,762)
BUJA’s shares outstanding as of September 30, 2024	5,588,462	4,856,083	4,123,705	3,391,326	2,658,947
BUJA’s net tangible book value per share as of September 30, 2024, as adjusted	$5.12	$4.24	$3.04	$1.33	$(1.33)

** Excludes (i) 2,875,000 PubCo Class A Ordinary underlying 2,875,000 PubCo Warrants converted from 2,875,000 BUJA Warrants held by BUJA Public Shareholders at the Second Closing; (ii) 212,153 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 212,153 BUJA Warrants underlying the 424,307 BUJA Private Units, and (iii) up to 480,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 300,000 BUJA Private Shares, 300,000 BUJA Rights, and 150,000 BUJA Warrants underlying up to 300,000 BUJA Working Capital Units; and (iv) up to 192,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 120,000 BUJA Private Shares, 120,000 BUJA Rights, and 60,000 BUJA Warrants underlying up to 120,000 BUJA Extension Units.

	Dilution to BUJA’s Shareholders
	Scenario A No redemptions(1)	Scenario B 25% redemptions(2)	Scenario C 50% redemptions(3)	Scenario D 75% redemptions(4)	Scenario E 100% redemptions(5)
BUJA’s initial public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
BUJA’s net tangible book value per share as of September 30, 2024, as adjusted	$5.12	$4.24	$3.04	$1.33	$(1.33)
Dilution to BUJA’s shareholders	$4.88	$5.76	$6.96	$8.67	$11.33

(1) The numbers set forth in this column assume no BUJA Public Shares are redeemed, and 575,000 PubCo Class A Ordinary Shares are issued in exchange for BUJA Rights held by BUJA Public Shareholders. As of September 30, 2024, there are 2,929,515 BUJA Public Shares issued and outstanding.

(2) The numbers set forth in this column assume 732,379 BUJA Public Shares, or approximately 25% of 2,929,515 BUJA Public Shares are redeemed at $10.94 per share, and 575,000 PubCo Class A Ordinary Shares are issued in exchange for BUJA Rights held by BUJA Public Shareholders.

(3) The numbers set forth in this column assume 1,464,758 BUJA Public Shares, or approximately 50% of 2,929,515 BUJA Public Shares are redeemed at $10.94 per share, and 575,000 PubCo Class A Ordinary Shares are issued in exchange for BUJA Rights held by BUJA Public Shareholders.

(4) The numbers set forth in this column assume 2,197,136 BUJA Public Shares, or approximately 75% of 2,929,515 BUJA Public Shares are redeemed at $10.94 per share, and 575,000 PubCo Class A Ordinary Shares are issued in exchange for BUJA Rights held by BUJA Public Shareholders.

(5) The numbers set forth in this column assume 2,929,515 BUJA Public Shares, or all of the BUJA Public Shares are redeemed at $10.94 per share, and 575,000 PubCo Class A Ordinary Shares are issued in exchange for BUJA Rights held by BUJA Public Shareholders.

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(6) Represents (i) 1,437,500 PubCo Class A Ordinary Shares issued to BUJA Initial Shareholders, which include the Sponsor and the officers and directors of BUJA, in exchange for 1,437,500 BUJA Ordinary Shares, (ii) 424,307 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 424,307 BUJA Private Shares underlying the 424,307 BUJA Private Units, and (iii) 42,430 PubCo Class A Ordinary Shares issued to the Sponsor, in exchange for 42,430 BUJA Ordinary Shares issued to the Sponsor upon the conversion of the 424,307 BUJA Rights included in the 424,307 BUJA Private Units.

(7) Represents 552,701,740 PubCo Class A Ordinary Shares issued to GIBO Shareholders other than the Founders of GIBO in exchange for 369,887,500 GIBO Ordinary Shares. Each PubCo Class A Ordinary Share has one (1) vote per share.

(8) Represents 204,225,636 PubCo Class B Ordinary Shares issued to the Founders of GIBO in exchange for 136,675,000 GIBO Ordinary Shares. Each PubCo Class B Ordinary Share has twenty (20) votes per share.

(9) Represents 150,000 PubCo Class A Ordinary Shares issued to AGP in exchange for 150,000 BUJA Ordinary Shares.

(10) Represents 29,710 PubCo Class A Ordinary Shares issued to AGP as the $325,000 advisory fee to be paid by BUJA to AGP under the Financial Advisory Agreement.

(11) Includes 2,875,000 PubCo Class A Ordinary underlying 2,875,000 PubCo Warrants converted from 2,875,000 BUJA Warrants held by BUJA Public Shareholders at the Second Closing.

(12) Represents (i) 1,437,500 PubCo Class A Ordinary Shares issued to BUJA Initial Shareholders, which include the Sponsor and the officers and directors of BUJA, in exchange for 1,437,500 BUJA Ordinary Shares, (ii) 678,890 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for (x) 424,307 BUJA Private Shares, (y) 424,307 BUJA Rights, and (z) 212,153 BUJA Warrants underlying the 424,307 BUJA Private Units; (iii) up to 480,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 300,000 BUJA Private Shares, 300,000 BUJA Rights, and 150,000 BUJA Warrants underlying up to 300,000 BUJA Working Capital Units; and (iv) up to 192,000 PubCo Class A Ordinary Shares issued to the Sponsor in exchange for 120,000 BUJA Private Shares, 120,000 BUJA Rights, and 60,000 BUJA Warrants underlying up to 120,000 BUJA Extension Units.

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are possible other sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of the Business Combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from any ordinary shares, preferred shares or debt securities of PubCo or BUJA that may be issued to third parties pursuant to any Transaction Financing in connection with the Business Combination.

For further discussions on potential sources of dilutions and potential risks associated thereof, see “The BUJA Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Class A Ordinary Shares immediately following consummation of the Business Combination and Transaction Financing and in connection with the Business Combination.” on page 98, and “Risk Factor — The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to BUJA Public Shares.” on page 99.

Q:	What are the U.S. Federal income tax consequences of the Business Combination to U.S. holders of BUJA Ordinary Shares?

A:	Certain material U.S. federal income tax considerations that may be relevant to you in respect of the Business Combination are discussed in more detail in the section titled “Material Tax Considerations—United States Federal Income Tax Considerations.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. You are urged to consult your tax advisors regarding the tax consequences of the Business Combination.

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Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The receipt of cash by a U.S. holder of BUJA Ordinary Shares in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see the section entitled “Material Tax Considerations—United States Federal Income Tax Considerations—Effects to U.S. Holders of Exercising Redemption Rights” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

(i) the approval of the Business Combination Agreement and the Business Combination by BUJA’s and GIBO’s shareholders, (ii) the effectiveness of the proxy/registration statement, (iii) the approval of PubCo’s initial listing application with Nasdaq in connection with the Business Combination, (iv) all regulatory approvals necessary to consummate the Business Combination having been obtained, (v) no governmental authority having enacted, issued, promulgated, enforced or entered any law or governmental order that is then in effect and which has the effect of making the closing of the Business Combination illegal or which otherwise prevents or prohibits consummation of the closing of the Business Combination, (vi) all third party consents necessary to consummate the Business Combination having been obtained, (vii) no Company Material Adverse Effect (as defined in the Business Combination Agreement) of any of GIBO or the Acquisition Entities (as defined in the Business Combination Agreement) and no Acquiror Material Adverse Effect (as defined in the Business Combination Agreement) of BUJA, and (viii) all Transaction Documents (as defined in the Business Combination Agreement) having been executed and delivered by the other parties thereto and been in full force and effect in according with the terms thereof as of the closing of the Business Combination, as applicable.

Other conditions to BUJA’s obligations include, among other things, (i) the Company Fundamental Representations (as defined in the Business Combination Agreement) and certain other Company’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date, respectively, (ii) each of the covenants of GIBO and the Acquisition Entities to be performed as of or prior to the First Closing or the Second Closing (as the case may be) having been performed in all material respects, (iii) the First Merger having been closed, (iv) each of GIBO and the Acquisition Entities having delivered to BUJA good standing certificates or similar documents for the relevant Acquisition Entities in its jurisdiction of incorporation or organization, and (v) each of GIBO and the Acquisition Entities having delivered to BUJA a certificate signed by an authorized director or officer of each of GIBO and the Acquisition Entities certifying that certain conditions specified in the Business Combination Agreement have been fulfilled.

Other conditions to the obligations of GIBO and the Acquisition Entities, include, among other things, (i) the Acquiror Fundamental Representations (as defined in the Business Combination Agreement) and certain other of BUJA’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date respectively, (ii) each of the covenants of BUJA to be performed as of or prior to the First Closing or the Second Closing (as the case may be) have been performed in all material respects, (iii) Available Closing Cash (as defined in the Business Combination Agreement) being no less than $30,000,000 upon the Second Closing, and (iv) BUJA having delivered to PubCo a certificate signed by an authorized director or officer of Acquiror certifying that certain conditions specified in the Business Combination Agreement have been fulfilled. On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination Proposal—The Business Combination Agreement” and Sections 10.1. 10.2 and 10.3 of the Business Combination Agreement attached to this proxy statement/prospectus as Annex A.

Q:	How many votes do I have at the Extraordinary Meeting?

A:	BUJA shareholders are entitled to one vote at the Extraordinary Meeting for each BUJA Share held of record as of February 28, 2025, the record date for the Extraordinary Meeting (the “Record Date”). As of the close of business on the Record Date, there were 4,941,322 BUJA Ordinary Shares outstanding.

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Q:	What vote is required to approve the proposals presented at the Extraordinary Meeting?

A:

Approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a simple majority of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Approval of the Business Combination Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of shareholders holding at least two-thirds (2/3) of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Q:	What constitutes a quorum at the Extraordinary Meeting?

A:

A quorum of shareholders is necessary to hold a valid extraordinary general meeting of BUJA. A quorum will be present if the holders of at least one-third of the issued and outstanding shares of BUJA on the Record Date, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, are represented in person (including virtually) or by proxy at the Extraordinary Meeting. Abstentions will be counted in connection with the determination of whether a valid quorum is established for the Extraordinary Meeting but will have no effect on the outcome of the proposals. The shares of the Sponsor, the officers and directors of BUJA (the “Insiders”), who own approximately 37.7% of the issued and outstanding BUJA Ordinary Shares as of the Record Date, will count towards this quorum.

Because all of the proposals to be voted on at the Extraordinary Meeting are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed, so BUJA does not expect there to be any broker non-votes at the Extraordinary Meeting. If a quorum is not present within half an hour from the time appointed for the Extraordinary Meeting to commence, the Extraordinary Meeting will stand adjourned to the same day in the next week at the same time and place or to such other day, time and/or place as the Board may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present will constitute a quorum.

Q:	How do the insiders of BUJA intend to vote on the proposals?

A:	On the Record Date, the Insiders owned and were entitled to vote an aggregate of 1,861,807 BUJA Ordinary Shares, representing approximately 37.7% of the issued and outstanding BUJA Ordinary Shares, and plan to vote in favor of each of the Business Combination Proposals and, if presented, the Adjournment Proposal.

Q:	What interests do BUJA’s Directors and Officers have in the Business Combination?

A:	When considering BUJA Board’s recommendation to vote in favor of approving the Business Combination Proposals, BUJA shareholders should keep in mind that the Sponsor and BUJA’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BUJA shareholders. These interests include, among other things, the interests listed below:

●

the beneficial ownership by the Sponsor of an aggregate of 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares included in the Private Units (the “Private Shares”), which would become worthless if BUJA does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $24,600, or $0.0174 per share, for the Founders Shares and $4,243,070, or $10.00 per share, for the Private Shares. Such BUJA Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20,944,011.73, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $16,086,555 (or $11.37 per share) for the Founder Shares and approximately $589,786.73 (or $1.39 per share) for the Private Shares;

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●	the fact that Seck Chyn “Neil” Foo, our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and director, holds 8,000 Founder Shares, and each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, independent directors of BUJA, holds 5,000 Founder Shares, which would become worthless if BUJA does not complete a business combination within the applicable time period, as these directors and officers have waived any right to redemption with respect to these shares. Each of the said directors and officers of BUJA paid approximately $0.0174 per share for their Founder Shares. Such BUJA Ordinary Shares held by the foregoing persons have an aggregate market value of approximately $261,970, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $261,570 (or $11.37 per share);

●	in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, affiliates of the Sponsor, BUJA’s directors and officers, may, but are not obligated to, loan BUJA funds as may be required. Additionally, if we extend the time available to us to complete our business combination, our Sponsor, their affiliates or designee may deposit $100,000, for each one-month extension (the “Monthly Extension Payment”) for up to twelve times to extend the time for us to complete our business combination. As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000. The Sponsor has the right, but not the obligation, to convert the promissory notes, in whole or in part, respectively, into the shares of PubCo Class A Ordinary Shares. If the Sponsor does not convert the promissory notes into shares of PubCo Class A Ordinary Shares upon the Second Closing, the promissory notes will become intercompany notes between PubCo and the Sponsor upon the Second Closing. BUJA or PubCo has the obligation to pay to the Sponsor the funds amounting to the principal amount of the promissory notes if the Business Combination is terminated pursuant to the Business Combination Agreement. BUJA or PubCo may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the promissory notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BUJA fails to complete a business combination by June 30, 2025, it is uncertain if BUJA has sufficient working capital held outside the Trust Account to fully repay the promissory notes;

●	the fact that the BUJA Initial Shareholders (including the Sponsor, certain BUJA officers and directors) have agreed not to redeem any BUJA Founder Shares and BUJA Private Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

●	the fact that given the very low purchase price (of $25,000 in aggregate) that the BUJA Initial Shareholders paid for the BUJA Founder Shares as compared to the price of the BUJA Ordinary Shares sold in BUJA IPO, the BUJA Initial Shareholders may earn a positive rate of return on their investment even if the PubCo Class A Ordinary Shares trade below the price initially paid for the BUJA Ordinary Shares in the BUJA IPO and the BUJA Public Shareholder may experience a negative rate of return following the completion of the Business Combination;

●	the fact that the BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and BUJA Private Shares held by them if BUJA fails to complete an initial business combination within the applicable time period. As a result of waiving liquidating distributions, if BUJA fails to complete an initial business combination within the applicable time period, the Sponsor would lose $4,243,070 for the purchase of BUJA Private Shares, and the BUJA Initial Shareholders would lose $25,000 for the purchase of the BUJA Founder Shares, and thus they would incur substantial loss of investment;

●	the fact that the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BUJA Initial Shareholders would lose their entire investment. As a result, the BUJA Initial Shareholders may have a conflict of interest in determining whether GIBO is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

●	the fact that pursuant to the Registration Rights Agreement, the BUJA Initial Shareholders can demand that PubCo register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

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●	the continued indemnification of BUJA’s directors and officers and the continuation of BUJA’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

●	the fact that the BUJA Initial Shareholders, are, or may in the future become, affiliated with entities that are engaged in a similar business to BUJA. The BUJA Initial Shareholders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of BUJA’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under applicable laws.

Q:	May the Sponsor or BUJA’s directors, officers or advisors, or their affiliates, purchase shares in connection with the Business Combination, or enter into agreements or transactions with investors and others to provide them with incentives to acquire BUJA Public Shares or vote their BUJA Public Shares in favor of the Business Combination Proposals?

A:	In connection with the shareholder vote to approve the proposed Business Combination, the Sponsor and BUJA’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase shares prior to the Second Closing from shareholders who would have otherwise elected to have their shares redeemed for cash in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of the Sponsor, directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such shares or during a restricted period under Regulation M under the Exchange Act. In addition, the Sponsor and BUJA’s directors, officers, advisors or their affiliates may enter into agreements or transactions with certain investors and others to provide them with incentives to acquire BUJA Public Shares or vote their BUJA Public Shares in favor of the Business Combination Proposal or the Second Merger Proposal. Any purchases, agreements or transactions as provided in the foregoing would include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers or advisors, or their affiliates, purchase shares in privately negotiated transactions from BUJA Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares for cash.

As of the date of this proxy/prospectus, the Sponsor, BUJA’s directors, officers and advisors, and their affiliates, have not made any purchases of shares and/or warrants from investors, or have agreed to any agreements or transactions with any investors or others to provide such investors or others with incentives to acquire BUJA Public Shares or vote in favor of the Business Combination Proposals. If the Sponsor, BUJA’s directors, officers or advisors, or their affiliates, enter into any such arrangements:

●	any such purchases of securities would be made at a price no higher than the redemption price;

●	shares acquired in such transactions (i) would not be voted in favor of approving the Business Combination and (ii) holders of such shares would waive their right to redemption rights with respect to such shares; and

●	BUJA will disclose in a Current Report on Form 8-K prior to the Extraordinary Meeting the following information:

○	the amount of securities purchased in such transaction(s), along with the purchase price;

○	the purpose of such purchases;

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○	the impact, if any, of the purchases on the likelihood that the Business Combination will be approved;

○	the identities of security holders who sold such shares (if not purchased on the open market) or the nature of security holders (e.g. 5% security holders) who sold such shares; and

○	the number of securities for which BUJA has received redemption requests pursuant to its redemption offer.

The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented for approval at the Extraordinary Meeting are approved. Any such purchases of public shares and other transactions may thereby increase the likelihood of obtaining the necessary approval of BUJA’s shareholders. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Sponsor for nominal value. Entering into any such arrangements may have a depressive effect on BUJA Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary Meeting. If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Extraordinary Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, no agreements to such effect have been entered into with any such investor or holder.

Q:	I am a BUJA Public Shareholder. Do I have redemption rights?

A:	Yes. In connection with the Business Combination Proposals, each public shareholder may elect to redeem all or a portion of its public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in BUJA’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (a “Redemption Election”), regardless of how such public shareholder votes on the Business Combination Proposals or whether such public shareholder votes at all. The deadline to make a Redemption Election is two business days prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”).

Q:	If I am a holder of the BUJA Units, can I exercise redemption rights with respect to my BUJA Units?

A:

No. Holders of outstanding units must separate the underlying public shares, warrants and rights prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to our transfer agent with written instructions to separate such units into public shares, warrants and rights. This must be completed far enough in advance to permit the mailing of the public share certificates back to you (if applicable) so that you may then exercise your redemption rights upon the separation of the public shares from the units. See “How do I exercise my redemption rights?” below.

Q:	If I am a holder of the BUJA Rights, can I exercise redemption rights with respect to my BUJA Rights?

A:	No. The holders of BUJA Rights have no redemption rights with respect to the BUJA Rights.

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Q:	If I am a holder of the BUJA Warrants, whether, when and how will BUJA exercise its redemption rights with respect to my BUJA Warrants?

A:	BUJA may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant following the consummation of the Business Combination:

	●	at any time while the warrants are exercisable,
	●	upon a minimum of 30 days’ prior written notice of redemption,
	●	if, and only if, the last sales price of ordinary shares equals or exceeds $16.00 per share, as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, for any 20 trading days within a 30 trading days period ending three business days before BUJA sends the notice of redemption, and
	●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and BUJA issues a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.00 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and such decrease in the ordinary share price may not limit BUJA’s ability to complete the redemption.

The redemption criteria for BUJA’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If BUJA calls the warrants for redemption as described above, BUJA’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether BUJA will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the ordinary shares at the time the warrants are called for redemption, BUJA’s cash needs at such time and concerns regarding dilutive share issuances.

The private warrants will be redeemable by BUJA and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

See “Risk Factors – BUJA may redeem the unexpired BUJA Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your BUJA Warrants worthless.”

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights regardless of whether you vote or, if you vote, irrespective of whether you vote “FOR” or “AGAINST” the Business Combination Proposals or the Adjournment Proposal. As a result, the Business Combination Agreement can be approved by shareholders who shall redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market for its shares, fewer shareholders and the potential inability to meet the Nasdaq listing standards. See also “What shall be the relative equity stakes of BUJA shareholders, and GIBO Shareholders in PubCo upon completion of the Business Combination?”

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Q:	How do I exercise my redemption rights?

A:

Pursuant to the Existing BUJA Charter, a public shareholder may request that BUJA redeem all or a portion of such public shareholder’s shares for cash if the Business Combination Proposals is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(1) (a) hold public shares or (b) hold public shares through BUJA Public Units and you elect to separate your units into the underlying warrants and rights prior to exercising your redemption rights with respect to the public shares; and

(2) prior to the scheduled vote at the Extraordinary Meeting, (a) submit a written request, including the name, phone number, and address of the beneficial owner of the shares for which redemption is requested, to BUJA’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: SPAC Redemption Team (email: spacredemptions@continentalstock.com), that BUJA redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

If you hold your shares through a bank or broker, you must ensure your bank or broker complies with the requirements identified herein, including submitting a written request that your shares be redeemed for cash to the transfer agent and delivering your shares to the transfer agent prior to the scheduled vote at the Extraordinary Meeting. You will only be entitled to receive cash in connection with a redemption of these shares if you continue to hold them until the Business Combination is consummated.

Through DTC’s DWAC system, this electronic delivery process can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Tendering or delivering share certificates physically (if any) may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and BUJA’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced redemption process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is BUJA’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. BUJA does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such shareholders will have less time to make their investment decision than those shareholders that deliver their shares through the DWAC system. Shareholders that request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Share certificates that have not been tendered or delivered in accordance with these procedures prior to the vote on Business Combination Proposals will not be redeemed for cash held in the Trust Account. In the event that a public shareholder tenders its shares and decides prior to the vote at the Extraordinary Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender immediately prior to the scheduled vote at the Extraordinary Meeting. If you delivered your share certificate(s) (if applicable) for redemption to our transfer agent and decide prior to the vote at the Extraordinary Meeting not to redeem your public shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public shareholder tenders shares and any of the Business Combination Proposals is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that any of the Business Combination Proposals will not be approved. BUJA anticipates that a public shareholder that tenders shares for redemption in connection with the vote to approve the Business Combination Proposals would receive payment of the redemption price for such shares as soon as practical after the completion of Second Merger. The transfer agent will hold the certificates of public shareholders that make the Redemption Election until such shares are redeemed for cash or returned to such shareholders.

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Q:	What happens if a substantial number of BUJA shareholders vote in favor of the Business Combination Proposals and exercise their redemption rights?

A:	BUJA shareholders may vote in favor of the Business Combination Proposals and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of BUJA shareholders are substantially reduced as a result of redemption by BUJA shareholders. In the event of significant redemptions, with fewer shares and fewer BUJA shareholders, the trading market for PubCo Class A Ordinary Shares may be less liquid than the market for BUJA Ordinary Shares was prior to the Business Combination. In addition, in the event of significant redemptions, PubCo may not be able to meet the Nasdaq listing standards. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof. PubCo and BUJA have certain obligations in the Business Combination Agreement to use reasonable best efforts to procure the satisfaction of certain conditions precedent for the consummation of the Business Combination, including with respect to satisfying the Nasdaq listing condition.

Q:	Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A:	BUJA’s shareholders do not have appraisal rights under the Companies Act (Revised) of the Cayman Islands in connection with the proposals to be voted on at the Extraordinary Meeting. Accordingly, BUJA’s shareholders have no right to dissent and obtain payment for their shares.

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:

Of the net proceeds of the BUJA IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and simultaneous private placements, a total of $ 58,362,500 was placed in the Trust Account immediately following the IPO. After consummation of the Business Combination, the funds in the Trust Account shall be released to pay holders of the BUJA Public Shares who exercise redemption rights and to pay fees and expenses incurred in connection with the Business Combination with GIBO (including fees of an aggregate of approximately $1,150,000 to the underwriter in connection with the IPO). Any remaining funds shall remain on the balance sheet of PubCo after the Second Closing in order to fund GIBO’s existing operations and support new and existing growth initiatives.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating, among other matters, to the circumstances in which special purpose acquisition companies (“SPACs”) such as us could potentially be subjected to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require the company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of its registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement.

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On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among the others, the extent to which SPACs could become subject to regulation under the Investment Company Act. The SPAC Final Rules provide that whether a SPAC is an investment company subject to the Investment Company Act is based on particular facts and circumstances. A specific duration period of a SPAC is not the sole determinant, but one of the long-standing factors to consider in determination of a SPAC’s status under the Investment Company Act. A SPAC could be deemed as an investment company at any stage of its operation. The determination of a SPAC’s status as an investment company includes analysis of a SPAC’s activities, depending upon the facts and circumstances, including but not limited to, the nature of SPAC assets and income, the activities of a SPAC’s officers, directors and employees, the duration of a SPAC, the manner a SPAC holding itself out to investors, and the merging with an investment company. The SPAC Final Rules became effective on July 1, 2024.

Since the consummation of its IPO, BUJA has deposited the proceeds of its IPO and sales of BUJA Private Units in connection with the IPO (including proceeds of the full exercise of over-allotment options and the sales of BUJA Private Units in connection with such exercise), net of certain expenses and working capital, into the Trust Account to invest in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. As a result, it is possible that a claim could be made that BUJA has been operating as an unregistered investment company. If BUJA was deemed to be an investment company for purposes of the Investment Company Act, it might be forced to abandon its efforts to complete an initial business combination and instead be required to liquidate. If BUJA is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of BUJA’s securities following such a transaction, BUJA’s warrants and rights would expire worthless and Ordinary Shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

If we are deemed to be an investment company for purposes of the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to additional burdensome regulatory requirements and expenses for which we have not allotted funds. As a result, unless BUJA is able to modify its activities so that we would not be deemed an investment company under the Investment Company Act, we may abandon our efforts to consummate a business combination and instead liquidate BUJA. If we are required to liquidate BUJA, our investors would not be able to realize the benefits of owning shares or investing in a successor operating business, including the potential appreciation in the value of our units, shares, warrants and rights following such a transaction, and our warrants and rights would expire worthless.

The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, there is a greater risk that BUJA may be considered an unregistered investment company, in which case BUJA may be required to liquidate.

Q:	What happens if the Business Combination is not consummated?

A:	We have until March 30, 2025 (or by June 30, 2025, if extended) to complete the Business Combination. If BUJA does not complete the Business Combination with GIBO (or another initial business combination) by March 30, 2025 (or by June 30, 2025, if extended) (such date the “Final Redemption Date”), BUJA must redeem 100% of the BUJA Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding BUJA Public Shares.

Q:	When do you expect the Business Combination to be completed?

A:	The Business Combination is expected to be consummated promptly following the satisfaction, or waiver, of the conditions precedent to Second Closing set forth in the Business Combination Agreement, including the approval of the Business Combination Proposals by the holders of BUJA Ordinary Shares. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Proposals—The Business Combination Agreement—Conditions to Closing.” However, there can be no assurance that such conditions will be satisfied or waived or that the Business Combination will occur.

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Q:	What are the risks to BUJA shareholders of the Business Combination with GIBO rather than an underwritten initial public offering of GIBO’s securities?

A:	PubCo will apply for listing, to be effective upon the consummation of the Business Combination, of its ordinary shares, par value $0.000001 per share on Nasdaq Global Market under the symbol “GIBO.” Unlike an underwritten initial public offering of PubCo’s securities, the listing of PubCo’s securities as a result of the Business Combination will not benefit from, including, but not limited to, (i) the book-building process undertaken by underwriters, which helps to inform efficient price discovery with respect to opening trades of newly listed securities; (ii) underwriter support to help stabilize, maintain, or affect the public price of the securities immediately after listing; and (iii) underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered, or for statements made by its securities analysts or other personnel. See “Risk Factors–The listing of PubCo’s securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering” for more information.

Q:	Who will become the executive officers and directors of the PubCo?

A:	It is anticipated that, the management team of PubCo will consist of Jing Tuang “Zelt” Kueh and Katrina Kwan Chen Hung. The PubCo Board will be comprised of Chun Yen “Dereck” Lim, Jing Tuang “Zelt” Kueh, Li Noi Chia, Bee Lian Ooi and Peter Ban. See “Management of PubCo Following the Business Combination” for more information regarding the management team of PubCo and the PubCo Board after the Closing.

Q:	What else do I need to do now?

A:	BUJA urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination shall affect you as a shareholder of BUJA. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	How do I attend the Extraordinary Meeting?

A:

The Extraordinary Meeting will be held at 9:00 am Eastern Time, on March 31, 2025, at the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Shareholders may attend the Extraordinary Meeting in person and you are also encouraged to attend the Extraordinary Meeting virtually at your convenience.

Q:	How do I vote?

A:

If you are a holder of record of BUJA Ordinary Shares, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, you may vote either in person (including virtually) at the Extraordinary Meeting or by submitting a proxy for the Extraordinary Meeting. Whether or not you plan to attend the Extraordinary Meeting, BUJA urges you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Extraordinary Meeting and vote in person (including virtually) if you have already voted by proxy.

If your shares, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary Meeting. However, since you are not the shareholder of record, you may not vote your shares in person (including virtually) at the Extraordinary Meeting unless you request and obtain a valid proxy from your broker or other agent.

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Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non- routine matters. It is expected that all proposals to be voted on at the Extraordinary Meeting will be treated as “non-routine” matters and therefore, we do not expect there to be any broker non-votes at the Extraordinary Meeting.

Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your bank, broker or other nominee to vote your shares in accordance with directions you provide. If your shares are held by your broker as your nominee, which we refer to as being held in “street name,” you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the BUJA Public Shares represented by your proxy will be voted as recommended by the Board with respect to that proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Advantage Proxy, Inc., our proxy solicitor, prior to the date of the Extraordinary Meeting or by voting in person (including virtually) at the Extraordinary Meeting. Attendance at the Extraordinary Meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198.

If your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Extraordinary Meeting and vote at the Extraordinary Meeting, you must bring to the Extraordinary Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Q:	What happens if I fail to take any action with respect to the Extraordinary Meeting?

A:	If you fail to take any action with respect to the Extraordinary Meeting (or the related redemption of your shares) and the Business Combination is approved by shareholders and consummated, you shall become a shareholder of PubCo. If you fail to take any action with respect to the Extraordinary Meeting and the Business Combination is not approved, you shall continue to be a shareholder of BUJA.

Q:	What should I do if I receive more than one set of voting materials?

A:	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you shall receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you shall receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your BUJA Ordinary Shares.

Q:	What happens if I sell my BUJA Ordinary Shares before the Extraordinary Meeting?

A:	The Record Date for the Extraordinary Meeting is earlier than the date of the Extraordinary Meeting and earlier than the date the Business Combination is expected to be completed. If you transfer your shares after the applicable Record Date, but before the Extraordinary Meeting date, unless you grant a proxy to the transferee, you shall retain your right to vote at the Extraordinary Meeting.

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Q:	Who will solicit and pay the cost of soliciting proxies for the Extraordinary Meeting?

A:	BUJA will pay the cost of soliciting proxies for the Extraordinary Meeting. BUJA has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the Extraordinary Meeting. BUJA has agreed to pay Advantage Proxy, Inc. a fixed fee of $12,500, plus disbursements, and to reimburse Advantage Proxy, Inc. for its reasonable and documented costs and expenses, estimated for about $1,500 and to indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. BUJA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of BUJA Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of BUJA Ordinary Shares and in obtaining voting instructions from those owners. BUJA’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the Extraordinary Meeting?

A:	The preliminary voting results will be announced at the Extraordinary Meeting. BUJA will publish final voting results of the Extraordinary Meeting in a Current Report on Form 8-K within four business days after the Extraordinary Meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact BUJA’s proxy solicitor as follows:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Attn: Karen Smith

Toll Free: (877) 870-8565

Collect: (206) 870-8565

Email: ksmith@advantageproxy.com

To obtain timely delivery, shareholders must request the materials no later than March 21, 2025, or five business days prior to the Extraordinary Meeting.

You may also obtain additional information about BUJA from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you are a public shareholder and you intend to seek redemption of your shares, you will need to deliver your Ordinary Shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to the transfer agent at the address below two business days prior to the scheduled vote at the Extraordinary Meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Email: spacredemption@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary Meeting, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that shall be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Proposals—The Business Combination Agreement.”

The Parties to the Business Combination

GIBO’s Business

GIBO is an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operation. GIBO carries out its business primarily through its wholly-owned subsidiary in Hong Kong.

Founded with an aim to revolutionize content creation and consumption through AI, GIBO has become a unique and integrated AIGC animation streaming platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. As of June 30, 2024, GIBO had approximately 72 million registered users, including approximately 61,000 content creators, from 15 countries or regions in Asia, namely Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea, Japan, Taiwan, Bangladesh, India, Cambodia, Hong Kong, Singapore and Laos. As of the same date, GIBO accumulated an average of approximately 27.6 million MAUs on its platform since its launch in September 2023. On GIBO, young people create AI-generated content, discover the things they love, and interact and engage with one another.

GIBO’s technology platform powers the GIBO.ai website, which features AI-generated animation video content and provides an efficient, interactive, and easy-to-use way to create and share online comic content. GIBO.ai enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, launched in September 2023 and equipped with cutting-edge generative AI-powered technology for the generation of animation video content, emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on the platform.

The AI-generated animation video content on GIBO, currently offered substantially in short-form entertainment animation videos, covers a wide variety of themes ranging from superhero to battle royale and generally tells stories from popular comic books in entertaining yet informative ways. Driven by its big data analytical capabilities, GIBO learns user preferences with respect to content tags and personalizes feeds accordingly. As of June 30, 2024, GIBO had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on its platform. As of the same date, GIBO had enabled over 37.1 million user interactions on its platform, including posts, comments, likes, shares, private messages.

GIBO.ai offers a suite of AI-powered content creation tools through GIBO Create, allowing content creators to employ AI through all stages of content creation. GIBO Create currently encompasses (i) AI Voice Synthesis Tool, (ii) AI Image Generator, (iii) Scriptwriting and Storyboarding Tool, and (iv) Audio-Visual Synchronization Tool. With the help of these tools, content creators can effortlessly generate (i) human-like voiceovers with premium quality in multiple languages, voices, tones and styles, and (ii) unique images in distinctive comic styles that visualize the creators’ ideas and can be generated in seconds with only a few simple clicks, enabling creators to expand creative possibilities, streamline content production, and create localized, engaging entertaining content. GIBO has nurtured an encouraging community culture that respects creativity, rewards creators and motivates the creation of inspirational content, thorough which young people can connect with each other over shared interests in content. As of June 30, 2024, the content creators accumulatively utilized GIBO’s text-to-image function for more than 1 million times and the text-to-audio function for more than 2.9 million times.

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Leveraging its vibrant ecosystem comprised of highly-engaged registered users and talented creators of AI-generated content, GIBO aims to form a virtuous cycle for commercialization. While access to GIBO is currently free for all registered users, GIBO plans to drive monetization through launching advertising, offering membership subscriptions and pay-per-view options, and providing IT services. In 2022 and 2023, GIBO did not generate any revenue, and incurred net losses of $11.5 million and $12.1 million, respectively. In the six months ended June 30, 2024 and 2023, we did not generate revenue, and incurred net losses of $48.0 million and $0.2 million, respectively.

GIBO’s registered office is located at the offices of Gold-In (Cayman) Co., Ltd., Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, Cayman Islands. The mailing address of GIBO’s principal executive office is c/o Global IBO Group Ltd., Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T. Hong Kong and its telephone number is (852) 2661 3366.

GIBO’s Corporate History

GIBO commenced its operations in December 2017 through Hong Kong Daily Group Supply Chain Limited (“HK Daily” or “Hong Kong Subsidiary”), a limited liability company incorporated under the laws of Hong Kong.

In June 2023, Global IBO Group Ltd., or the Parent, was incorporated as GIBO’s ultimate offshore holding company in the Cayman Islands. In September 2023, through the Parent, Global IBO AI Technology Ltd (“GIBO AI”), was established in the Cayman Islands as a wholly-owned subsidiary. In November 2023, GIBO International Ltd (“GIBO International”) was incorporated in Samoa as a wholly-owned subsidiary. To facilitate its offshore financing, GIBO initiated a reorganization (the “Reorganization”). As part of the Reorganization, in December 2023, GIBO AI acquired 100% of the equity interests in HK Daily.

For more information about GIBO, see the sections of this proxy statement/prospectus entitled “Information Related to GIBO,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GIBO” and the financial statements of GIBO included herein.

Legal and Operational Risks Associated with GIBO’s Operations in Hong Kong

While GIBO has operations in Hong Kong, it currently does not have operations in mainland China, nor does it generate revenues from mainland China or provide services or conduct sales or marketing activities in mainland China. None of GIBO’s directors or officers resides in mainland China. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC, which may be listed in Annex III of the Basic Law, shall be confined to those relating to defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong as specified by the Basic Law. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law (and any regulatory notices issued pursuant to those national laws) do not apply to Hong Kong-based businesses solely due to or as a result of its presence and operations in Hong Kong. However, the laws and regulations in the PRC continue to evolve, and their enactment timetable, interpretation, and implementation involve significant uncertainties.

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As GIBO maintains operations in Hong Kong, which is a special administrative region of the PRC, there is no guarantee that certain existing or future laws of the PRC will not become applicable to a company that is incorporated or operates in Hong Kong, such as GIBO. Given the PRC government’s significant oversight over the conduct of business operations in the PRC and in Hong Kong, and in light of (a) China’s recent extension of authority not only in mainland China but also into Hong Kong and (b) the fact that rules and regulations in China can change quickly with little or no advance notice, there are risks and uncertainties that GIBO cannot foresee at this time. For example, (i) the government of Hong Kong may (a) enact similar laws and regulations to those of mainland China, which may seek to exert control over business combinations conducted by Hong Kong-based subsidiaries or their parent companies or (b) implement laws on such business activities to be more aligned with those of mainland China, and (ii) certain PRC laws and regulations may become applicable in Hong Kong in the future. To the extent that any PRC laws and regulations become applicable to GIBO, GIBO may be subject to the risks and uncertainties associated with the evolving laws and regulations of the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no notice. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as GIBO or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of GIBO and its ability to offer securities to investors, any of which may, in turn, cause the value of GIBO’s securities to significantly decline or become worthless.

Relevant organizations of the PRC government have made recent statements or recently taken regulatory actions related to cybersecurity, data security, anti-monopoly, and overseas listings of PRC-based businesses. For example, in addition to the Cybersecurity Review Measures issued by the Cyberspace Administration of China, relevant PRC government agencies have recently taken anti-trust enforcement action against certain PRC-based businesses. GIBO’s management understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law that applies to monopolistic activities in domestic economic activities in the PRC and monopolistic activities outside the PRC that eliminate or restrict market competition in the PRC.

Additionally, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) published the Overseas Listing Filing Rules, which became effective on March 31, 2023 and regulate both direct and indirect overseas offering and listing of PRC-based companies by adopting a filing-based regulatory regime. According to the Overseas Listing Filing Rules, if the issuer meets both of the Criteria for CSRC Filing, the overseas securities offering and listing conducted by such issuer shall be deemed as an indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC. As of the date of this proxy statement/prospectus, neither GIBO nor PubCo, whether prior to or after the consummation of the Business Combination, meet the criteria for CSRC Filing.

While GIBO currently does not have any operations in the PRC, there is no guarantee that the recent statements or regulatory actions by the relevant organizations of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, and the anti-monopoly enforcement actions will continue not to apply to GIBO. Should such statements or regulatory actions apply to companies such as GIBO or its subsidiaries in the future, it could have a material adverse impact on GIBO’s business, financial condition, results of operations, and prospects, its ability to accept foreign investments, and its ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of GIBO’s securities to significantly decline or become worthless. GIBO cannot predict the extent of such impact if such

As GIBO maintains operations in Hong Kong, it is subject to certain Hong Kong laws and regulations. As of the date of this proxy statement/prospectus, GIBO believes that it is in compliance with each of the Hong Kong laws and regulations to which it is subject.

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The Personal Data (Privacy) Ordinance (Cap. 486, Laws of Hong Kong) (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the Data Protection Principles. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles concern: (i) purpose and manner of collection of personal data; (ii) accuracy and duration of retention of personal data; (iii) use of personal data; (iv) security of personal data; (v) information to be generally available; and (vi) access to personal data. Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner for Personal Data may carry out an investigation of the complaint and, if upon completion of an investigation, it is found that the relevant data user is contravening or has contravened the PDPO, serve an enforcement notice to direct the data user to take remedial or preventive actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment. The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. As of the date hereof, GIBO’s Hong Kong subsidiary does not collect, process or use personal information of entities or individuals other than what is necessary for its business, does not disseminate such information, and does not conduct any data processing activities in the PRC.

The Competition Ordinance (Cap. 619, Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anticompetitive conduct that has the objective or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance prohibits three forms of anti-competitive conduct described under the First Conduct Rule, the Second Conduct Rule and the Merger Rule, which are collectively known as the “competition rules”. These prohibited conducts include (i) agreements between undertakings that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong by undertakings with a substantial degree of market power in a market, such as predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers; and (iii) mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the scope of application of the merger rule is limited to mergers relating to undertakings directly or indirectly holding carrier licenses issued under the Telecommunications Ordinance (Cap. 106). Each of the aforesaid rules is however subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (i) a contravention of the first conduct rule has occurred; and (ii) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking. However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue an infringement notice to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by Hong Kong companies.

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BUJA

BUJA is a blank check company incorporated in the Cayman Islands on September 15, 2022. BUJA was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The registration statement for BUJA’s initial public offering (“IPO” or, the BUJA IPO) became effective on June 27, 2023. On June 30, 2023, BUJA consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “BUJA Public Units”). Each BUJA Public Unit consists of one ordinary share, $0.0001 par value per share (the “BUJA Ordinary Shares”), one-half of one redeemable warrant (the “BUJA Warrant”), each whole BUJA Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, and one right (the “BUJA Right”), each one BUJA Right entitling the holder thereof to exchange for one-tenth of one ordinary share upon the completion of BUJA’s initial business combination. The BUJA Public Units were sold at an offering price of $10.00 per BUJA Public Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, BUJA completed the private sale of 424,307 units (the “BUJA Private Placement Unit”) at a purchase price of $10.00 per BUJA Private Placement Units to Bukit Jalil Global Investment Ltd., a Cayman Islands company (the “Sponsor”), generating gross proceeds to BUJA of $4,243,070. Each BUJA Private Placement Unit consists of one ordinary share, one-half of one warrant, and one right. These BUJA Private Placement Units are identical to the BUJA Public Units, subject to limited exceptions. However, the holder of the BUJA Private Placement Units is entitled to registration rights. In addition, the BUJA Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until completion of the initial business combination.

Following the closing of the IPO and the issuance and the sale of BUJA Private Placement Units on June 30, 2023, $58,362,500 ($10.15 per BUJA Public Unit) from the net proceeds of the sale of the BUJA Public Units in the IPO and the sale of BUJA Private Placement Units was placed into a U.S. based trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company, acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

On August 17, 2023, BUJA announced that holders of BUJA Public Units may elect to separately trade the BUJA Ordinary Shares, BUJA Warrants, and BUJA Rights included in its Public Units, commencing on or about August 21, 2023.

On June 29, 2024, BUJA held an extraordinary general meeting (the “First Extraordinary Meeting”), where the shareholders of BUJA approved the proposal to amend Articles 48.7 and 48.8 of BUJA’s Amended and Restated Memorandum and Articles of Association (the “Current MAA”) to provide that BUJA must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such Business Combination and redeem or repurchase 100% of BUJA’s public shares included as part of the public units issued in the IPO (the “Termination Date”), and if BUJA does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a Monthly Extension, for a total of up to twelve months to June 30, 2025, without the need for any further approval of BUJA’s shareholders (the “Extension”).

In addition, at the First Extraordinary Meeting, the shareholders of BUJA also approved the proposal to amend Articles 48.2, 48.4, 48.5, and 48.8 of the Current MAA (such amendment, together with the amendment mentioned in the last paragraph, the “MAA Amendment”) to eliminate the limitation that BUJA may not redeem BUJA’s public shares in an amount that would cause BUJA’s net tangible assets to be less than US$5,000,001 following such redemptions.

In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of BUJA were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly in July 2024.

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To effectuate each Monthly Extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public share in the Trust Account (the “July 2024 Extension Payment”) so that BUJA has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

On August 1, 2024, the Sponsor deposited $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting in BUJA having until August 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”).

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

BUJA Units are traded on Nasdaq under the symbol “BUJAU”, BUJA Ordinary Shares under the symbol “BUJA,” BUJA Warrants under the symbol “BUJAW”, and BUJA Rights under the symbol “BUJAR,” respectively.

BUJA’s principal executive office is located at 31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras, Kuala Lumpur, Malaysia 55200, and its telephone number is +603-91339688.

PubCo

PubCo is an exempted company incorporated under the laws of the Cayman Islands on June 19, 2024, for the purpose of effecting the Business Combination and will serve as the publicly traded parent company of GIBO following the Business Combination. The address and telephone number for PubCo’s principal executive offices following the Business Combination are the same as those for GIBO.

Merger Sub I

Merger Sub I is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of PubCo. Merger Sub I was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub I’s principal executive offices are the same as those for GIBO.

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Merger Sub II

Merger Sub II is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of PubCo. Merger Sub II was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub II’s principal executive offices are the same as those for GIBO.

Corporate Structure Before the Completion of the Business Combination

The following diagram illustrates GIBO’s corporate structure as of the date of this proxy statement/prospectus:

The following diagram summarizes BUJA’s corporate structure as of the date of this proxy statement/prospectus:

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Corporate Structure After the Completion of the Business Combination

The following diagram illustrates PubCo’s corporate structure immediately after the completion of the Business Combination:

The Business Combination Proposals

The Business Combination Agreement

On August 5, 2024, BUJA entered into the Business Combination Agreement with PubCo, Merger Sub I, Merger Sub II, and GIBO. On March 3, 2025, the parties entered into an amendment to the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of Pubco while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of Pubco. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

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(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

Representation and Warranties

Under the Business Combination Agreement, the Company and BUJA made representations and warranties to each other, including without limitation as to:

●	due incorporation and valid existence of the organizations,
●	due authorization to conduct business
●	no conflict with existing contracts,
●	receipts of required governmental authorities and consents,
●	full payment of the share capital,
●	accuracy and completeness of financial statements and effectiveness of internal controls,
●	undisclosed liabilities,
●	litigation and proceedings,
●	legal compliance,
●	contracts and no defaults,
●	taxes,
●	absence of changes,
●	authenticity and completeness of proxy/registration statement,
●	investment company status, and
●	brokers’ fees;

in the case of the Company, as to its:

●	benefit plans of the company,
●	labor relations and employees,
●	maintenance and coverage of insurance,
●	licenses to conduct business,
●	equipment and other tangible property,
●	real property,
●	intellectual property,
●	privacy and cybersecurity compliance,
●	environmental matters,
●	anti-corruption compliance,

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●	anti-money laundering compliance,
●	sanctions and international trade compliance,
●	relations with vendors, and
●	government contracts; and

in the case of BUJA, as to its:

●	SEC filing requirement compliance,
●	status of trust account,
●	business activities, and
●	continuance of Nasdaq listing.

Covenants and Agreements of the Parties

The Business Combination Agreement also contains joint covenants of the parties regarding their conduct during the period between the signing of the Business Combination Agreement and the earlier of the closing of the Business Combination or the termination of the Business Combination Agreement, including covenants regarding, among other things, regulatory approvals and filings, preparation of proxy statement/registration statement, shareholder approvals, support of transaction, tax matters, cooperation and consultation, indemnification and insurance, public announcements, transaction financings, key person agreements, post-merger closing directors and officers of PubCo.

The Business Combination Agreement also includes certain covenants (i) provided by the Company, in connection with, among other things, the conduct of business, inspection, preparation and delivery of additional financial statements, alternative proposals, exchange listing, notice of development, no trading, shareholder litigation, employee matters, shareholder proxies, and transaction documents, and (ii) provided by BUJA, in connection with, among other things, the trust account proceeds and related available equity, Nasdaq listing, no solicitation, and public filings.

Conditions to Consummation of the Business Combination

Consummation of the Business Combination is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Business Combination Agreement and the Business Combination by BUJA’s and the Company’s shareholders.

Other conditions to each party’s obligations include, among other things: (i) the effectiveness of the proxy/registration statement, (ii) the approval of PubCo’s initial listing application with Nasdaq in connection with the Business Combination, (iii) all regulatory approvals necessary to consummate the Business Combination having been obtained, (iv) no governmental authority having enacted, issued, promulgated, enforced or entered any law or governmental order that is then in effect and which has the effect of making the closing of the Business Combination illegal or which otherwise prevents or prohibits consummation of the closing of the Business Combination, (v) all third party consents necessary to consummate the Business Combination having been obtained, (vi) no Company Material Adverse Effect (as defined in the Business Combination Agreement) of any of the Company or the Acquisition Entities (as defined in the Business Combination Agreement) and no Acquiror Material Adverse Effect (as defined in the Business Combination Agreement) of BUJA, and (vii) all Transaction Documents (as defined in the Business Combination Agreement) having been executed and delivered by the other parties thereto and been in full force and effect in according with the terms thereof as of the closing of the Business Combination, as applicable. Any one or more of such conditions may be waived in writing by the party or parties whose obligations are conditioned thereupon.

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Other conditions to BUJA’s obligations include, among other things, (i) the Company Fundamental Representations (as defined in the Business Combination Agreement) and certain other Company’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date, respectively, (ii) each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the First Closing or the Second Closing (as the case may be) having been performed in all material respects, (iii) the First Merger having been closed, (iv) each of the Company and the Acquisition Entities having delivered to BUJA good standing certificates or similar documents for the relevant Acquisition Entities in its jurisdiction of incorporation or organization, and (v) each of the Company and the Acquisition Entities having delivered to BUJA a certificate signed by an authorized director or officer of each of the Company and the Acquisition Entities certifying that certain conditions specified in the Business Combination Agreement have been fulfilled. Any one or more of such conditions may be waived in writing by BUJA.

Other conditions to the obligations of the Company and the Acquisition Entities, include, among other things, (i) the Acquiror Fundamental Representations (as defined in the Business Combination Agreement) and certain other of BUJA’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date respectively, (ii) each of the covenants of BUJA to be performed as of or prior to the First Closing or the Second Closing (as the case may be) have been performed in all material respects, (iii) Available Closing Cash (as defined in the Business Combination Agreement) being no less than $30,000,000 upon the Second Closing, and (iv) BUJA having delivered to PubCo a certificate signed by an authorized director or officer of Acquiror certifying that certain conditions specified in the Business Combination Agreement have been fulfilled. Any one or more of such conditions may be waived in writing by GIBO.

On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger.

Termination

The Business Combination Agreement may be terminated by mutual written consent of the Company and BUJA and under certain circumstances, including, among other things, (i) by written notice from either the Company or BUJA to the other if any governmental authority has enacted, issued, promulgated, enforced or entered any law or governmental order that is then in effect and which has the effect of making the First Closing or Second Closing illegal or which otherwise prevents or prohibits consummation of the Business Combination, other than any such restraint that is immaterial, (ii) by written notice to BUJA from the Company if the Acquiror Shareholder Approval (as defined in the Business Combination Agreement) has not been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting (as defined in the Business Combination Agreement), (iii) by written notice to the Company from BUJA if there is any breach of any representation, warranty, covenant or agreement on the part of the Company, PubCo, Merger Sub I or Merger Sub II set forth in the Business Combination Agreement, except that, if such breach is curable by the Company, PubCo, Merger Sub I or Merger Sub II, as applicable, through the exercise of its reasonable best efforts within a certain period, (iv) by written notice from either the Company or BUJA to the other if the closing of the First Merger has not occurred on or before the last date required by the Acquiror Charter (as defined in the Business Combination Agreement) for BUJA to consummate a business combination, (v) by written notice to the Company from BUJA if the closing of the Second Merger has not occurred by the third business day following the closing of the First Merger, (vi) by written notice to the Company from BUJA if the Company Shareholder Approval (as defined in the Business Combination Agreement) has not been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting (as defined in the Business Combination Agreement), or (vii) by written notice to BUJA from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of BUJA set forth in the Business Combination Agreement, except that, if such breach is curable by BUJA through the exercise of its reasonable best efforts within a certain period.

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or shareholders, other than any liability of the Company, PubCo, BUJA , Merger Sub I or Merger Sub II, as the case may be, for any willful and material breach of the Business Combination Agreement occurring prior to the termination.

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Governing Law and Dispute Resolution

The Business Combination Agreement, and all claims or causes of action based upon, arising out of, or related to it or the transactions contemplated thereby, is governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Other Transaction Documents

Company Shareholder Support Agreement

In connection with the execution of the Business Combination Agreement, on August 5, 2024, PubCo, the Company, BUJA, and certain shareholders of the Company (the “Requisite Shareholders”), entered into a Company Shareholder Support Agreement (the “Company Shareholder Support Agreement”), pursuant to which the Requisite Shareholders agreed to, among other things, (i) not to transfer any Subject Shares (as defined in the Company Shareholder Support Agreement) until the Expiration Time (as defined in the Company Shareholder Support Agreement), (ii) to vote all the Subject Shares in favor of proposals in connection with the Business Combination, and (iii) to vote all the Subject Shares against the proposals in connection with other alternative business combinations other than the Business Combination with BUJA.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on August 5, 2024, PubCo, the Company, BUJA, and Bukit Jalil Global Investment Ltd. a Cayman Islands exempted company (the “Sponsor”), entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to, among other things, (i) not to transfer any Subject Shares (as defined in the Sponsor Support Agreement) until the Expiration Time (as defined in the Sponsor Support Agreement), (ii) to vote all the Subject Shares in favor of proposals in connection with the Business Combination, and (iii) to vote all the Subject Shares against the proposals in connection with other alternative business combinations other than the Business Combination with the Company.

Form of Registration Rights Agreement

The Business Combination Agreement contemplates that, prior to the Second Merger Effective Time (as defined in the Business Combination Agreement), PubCo and certain other parties thereto will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which PubCo will grant certain registration rights with respect to PubCo’s securities held by such other parties following the closing of the Business Combination.

Form of Assignment, Assumption and Amendment Agreement

The Business Combination Agreement contemplates that, in conjunction with the closing of the Second Merger, PubCo, BUJA and Continental Stock Transfer & Trust Company, LLC (the “Warrant Agent”) will enter into an Assignment, Assumption and Amendment Agreement (the “Assignment, Assumption and Amendment Agreement”), which amends that certain Warrant Agreement, dated as of June 27, 2023, by and between BUJA and the Warrant Agent (as the same may be amended, restated or supplemented, the “Existing Warrant Agreement”), pursuant to which (i) BUJA will assign to PubCo, and PubCo will assume, all of BUJA’s right, title and interest in and to the Existing Warrant Agreement, and (ii) each whole BUJA warrant will be modified to no longer entitle the holder to purchase BUJA’s ordinary shares and instead acquire an equal number of PubCo Class A Ordinary Shares under the terms of the BUJA warrant, subject to adjustment as described therein.

The Adjournment Proposal

If, based on the tabulated vote, there are insufficient votes at the time of the Extraordinary Meeting to authorize BUJA to consummate the Second Merger or the Business Combination, BUJA’s board of directors may submit a proposal to adjourn the Extraordinary Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see the section entitled “The Adjournment Proposal.”

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Date, Time and Place of Extraordinary Meeting of BUJA shareholders

The Extraordinary Meeting of BUJA shall be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Extraordinary Meeting if you owned BUJA Ordinary Shares, including as a constituent part of BUJA Public Units and BUJA Private Units, at the close of business on February 28, 2025, the Record Date for the Extraordinary Meeting. You will have one vote per share for each BUJA Ordinary Share you owned at that time. BUJA Warrants and BUJA Rights do not carry voting rights.

As of the Record Date, there were 4,941,322 issued and outstanding BUJA Ordinary Shares, including 2,929,515 public shares included in the BUJA Public Units, 1,437,500 BUJA Founder Shares, 424,307 BUJA Ordinary Shares included in the BUJA Private Units and 150,000 Representative Shares.

Quorum and Vote of BUJA shareholders

A quorum of shareholders is necessary to hold a valid extraordinary general meeting of BUJA. A quorum will be present if the holders of at least one-third of the issued and outstanding shares of BUJA on the Record Date, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, are represented in person (including virtually) or by proxy at the Extraordinary Meeting. Abstentions will be counted in connection with the determination of whether a valid quorum is established for the Extraordinary Meeting but will have no effect on the outcome of the proposals. The shares of the Sponsor, the officers and directors of BUJA (the “Insiders”), who own approximately 37.7% of the issued and outstanding BUJA Ordinary Shares as of the Record Date, will count towards this quorum.

Redemption Rights

In connection with the Business Combination Proposals, each public shareholder may elect to redeem all or a portion of its public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in BUJA’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (a “Redemption Election”), regardless of how such public shareholder votes on the Business Combination Proposals or whether such public shareholder votes at all. The deadline to make a Redemption Election is two business days prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”). See “Proposal No. 1 — The Business Combination Proposals — Redemption Rights.”

No Appraisal or Dissenters’ Rights

BUJA’s shareholders do not have appraisal rights under the Companies Act (Revised) of the Cayman Islands in connection with the proposals to be voted on at the Extraordinary Meeting. Accordingly, BUJA shareholders have no right to dissent and obtain payment for their shares.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. BUJA has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares at the Extraordinary Meeting if it revokes its proxy before the Extraordinary Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary Meeting of BUJA shareholders—Revoking Your Proxy.”

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Interests of BUJA’s Directors and Officers in the Business Combination

When considering BUJA Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Second Merger Proposal, BUJA shareholders should keep in mind that the Sponsor and BUJA’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BUJA shareholders. These interests include, among other things, the interests listed below:

●	the beneficial ownership by the Sponsor of an aggregate of 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares included in the Private Units (the “Private Shares”), which would become worthless if BUJA does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $24,600, or $0.0174 per share, for the Founders Shares and $4,243,070, or $10.00 per share, for the Private Shares. Such BUJA Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20,944,011.73, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $16,086,555 (or $11.37 per share) for the Founder Shares and approximately $589,786.73 (or $1.39 per share) for the Private Shares;

●	the fact that Seck Chyn “Neil” Foo, our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and director, holds 8,000 Founder Shares, and each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, independent directors of BUJA, holds 5,000 Founder Shares, which would become worthless if BUJA does not complete a business combination within the applicable time period, as these directors and officers have waived any right to redemption with respect to these shares. Each of the said directors and officers of BUJA paid approximately $0.0174 per share for their Founder Shares. Such BUJA Ordinary Shares held by the foregoing persons have an aggregate market value of approximately $261,970, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $261,570 (or $11.37 per share);

●	in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, affiliates of the Sponsor, BUJA’s directors and officers, may, but are not obligated to, loan BUJA funds as may be required. Additionally, if we extend the time available to us to complete our business combination, our Sponsor, their affiliates or designee may deposit $100,000, for each one-month extension (the “Monthly Extension Payment”) for up to twelve times to extend the time for us to complete our business combination. As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000. The Sponsor has the right, but not the obligation, to convert the promissory notes, in whole or in part, respectively, into the shares of PubCo Class A Ordinary Shares. If the Sponsor does not convert the promissory notes into shares of PubCo Class A Ordinary Shares upon the Second Closing, the promissory notes will become intercompany notes between PubCo and the Sponsor upon the Second Closing. BUJA or PubCo has the obligation to pay to the Sponsor the funds amounting to the principal amount of the promissory notes if the Business Combination is terminated pursuant to the Business Combination Agreement. BUJA or PubCo may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the promissory notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BUJA fails to complete a business combination by June 30, 2025, it is uncertain if BUJA has sufficient working capital held outside the Trust Account to fully repay the promissory notes;

●	the fact that the BUJA Initial Shareholders (including the Sponsor, certain BUJA officers and directors) have agreed not to redeem any BUJA Founder Shares and BUJA Private Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

●	the fact that given the very low purchase price (of $25,000 in aggregate) that the BUJA Initial Shareholders paid for the BUJA Founder Shares as compared to the price of the BUJA Ordinary Shares sold in BUJA IPO, the BUJA Initial Shareholders may earn a positive rate of return on their investment even if the PubCo Class A Ordinary Shares trade below the price initially paid for the BUJA Ordinary Shares in the BUJA IPO and the BUJA Public Shareholder may experience a negative rate of return following the completion of the Business Combination;

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●	the fact that the BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and BUJA Private Shares held by them if BUJA fails to complete an initial business combination within the applicable time period. As a result of waiving liquidating distributions, if BUJA fails to complete an initial business combination within the applicable time period, the Sponsor would lose $4,243,070 for the purchase of BUJA Private Shares, and the BUJA Initial Shareholders would lose $25,000 for the purchase of the BUJA Founder Shares, and thus they would incur substantial loss of investment;

●	the fact that the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BUJA Initial Shareholders would lose their entire investment. As a result, the BUJA Initial Shareholders may have a conflict of interest in determining whether GIBO is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

●	the fact that pursuant to the Registration Rights Agreement, the BUJA Initial Shareholders can demand that PubCo register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

●	the continued indemnification of BUJA’s directors and officers and the continuation of BUJA’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

●	the fact that the BUJA Initial Shareholders, are, or may in the future become, affiliated with entities that are engaged in a similar business to BUJA. The BUJA Initial Shareholders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination . Accordingly, if any of BUJA’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under applicable laws.

●	the fact that the Sponsor and BUJA’s officers and directors, and their respective affiliates will be reimbursed for any out-of-pocket expenses related to identifying and investigating potential target businesses and completing the Business Combination. PubCo Class A Ordinary Share.

Compensation Received by the Sponsor and its Affiliates

Set forth below is a summary of amount of compensation and securities received or to be received by the Sponsor and its affiliates in connection with the Business Combination and related transactions.

Entity/Individual	Compensation or Securities Received or to be Received	Consideration Paid or to be Paid
Bukit Jalil Global Investment Ltd.	1,414,500 PubCo Class A Ordinary Shares in exchange for 1,414,500 BUJA Ordinary Shares upon the Second Closing.	$24,600, or $0.0174 per BUJA Ordinary Share.
	678,890 PubCo Class A Ordinary Shares in exchange for 424,307 BUJA Private Shares, 424,307 BUJA Rights, and 212,153 BUJA Warrants underlying the 424,307 BUJA Private Units upon the Second Closing.	$4,243,070, or $10.00 per BUJA Private Unit.

Up to $1,200,000 of promissory notes that may be converted into BUJA Private Units at a price of $10.00 per unit.

As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000.

$900,000 for nine promissory notes issued as of the date hereof.
	Up to $3,000,000 of working capital loans that may be converted into BUJA Private Units at a price of $10.00 per unit.	As of the date hereof, no working capital loans were incurred.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.	As of the date hereof, no such reimbursable expenses have been incurred.

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As indicated in the “Questions and Answers about the Proposals - What shall be the relative equity stakes of BUJA shareholders, and GIBO shareholders in PubCo upon completion of the Business Combination?”, the Sponsor will have less than 1% of the voting power in the PubCo immediately after the Second Closing. We therefore do not expect the issuances of securities listed in the above table will cause material dilution for the non-redeeming BUJA shareholders who hold BUJA’s securities until the consummation of the Business Combination.

Sponsor’s Prior SPAC Experience

Neither of the Sponsor, nor Ms. Chyi Chyi Ooi, the sole director and the sole member of the Sponsor, has prior experience in organizing special purpose acquisition companies.

Sponsor’s Role in the Business Combination

Our Sponsor has provided or will continue to provide to us support for BUJA’s activities and in connection with the Business Combination, including, among others:

●	providing office space, administrative and support services under the Administrative Service Agreement;

●	loaning the BUJA funds as may be required as working capital for BUJA’s operation or to finance transaction costs in connection with the Business Combination;

●	depositing the Monthly Extension Payment for up to twelve times to extend the time for BUJA to complete its business combination;

●	waiving the right to redemption with respect to the 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares held by the Sponsor; and

●	voting in favor of the Business Combination Proposals.

Transfer Restrictions in Connection with the Business Combination

After the Business Combination, the Sponsor and BUJA’s current officers and directors will beneficially own approximately 0.04% of the aggregate voting power of PubCo’s issued and outstanding share capital, including the 1,904,237 PubCo Class A Ordinary Shares into which the BUJA Founder Shares and BUJA Private Units will convert. Pursuant to the terms of the letter agreement entered into by and among BUJA and the Insiders, the BUJA Founder Shares (which will be converted into shares of PubCo Class A Ordinary Shares at the Second Merger Effective Time) are subject to certain transfer restrictions as follows:

(i) in the case of BUJA Founder Shares, not to transfer, assign or sell any of the BUJA Founder Shares (except to certain permitted transferees) until (1) with respect to 50% of the BUJA Founder Shares, the earlier of six months after the date of the consummation of BUJA’s initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after BUJA’s initial business combination and (2) with respect to the remaining 50% of the BUJA Founder Shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to BUJA’s initial business combination, BUJA consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of BUJA Private Units, underlying securities and any units may be issued upon the conversion of the working capital loans and underlying securities, until the completion of BUJA’s initial business combination, except for certain exceptions. On the other hand, there is no such lockup period for the existing shareholders of GIBO.

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Certain Engagements in Connection with the Business Combination and Related Transactions

On April 22, 2024, BUJA entered into an advisory agreement with A.G.P./Alliance Global Partners (“AGP”), the representative of the underwriters for the initial public offering of BUJA , or the IPO, to act as the financial advisors to BUJA (the “Financial Advisory Agreement”) with respect to the proposed business combination with GIBO, pursuant to which AGP shall provide services including analyzing the business, properties and operations of GIBO, assisting in structuring proposals for the business combination, assisting in making presentation regarding the business combination to BUJA’s board of directors, assisting in the coordination of BUJA’s legal and accounting advisors, advising and assisting in the negotiations and structuring of the business combination, and additional services incidental to the foregoing as directed by the Company (collectively, the “Advisory Services”). Pursuant to Financial Advisory Agreement, if the business combination is consummated, BUJA shall pay AGP a total transaction fee equal to US$400,000 (the “Transaction Fee”). The Transaction Fee shall be payable to AGP as per the following milestones, (i) US$75,000 shall be made to AGP upon the execution of the Financial Advisory Agreement (the “Advance”) in cash, and (ii) US$325,000 shall be payable to AGP upon the closing of the business combination in the form of shares of the combined entity at a price per share equal to the price per share of the combined entity at the time immediately preceding the respective registration statement date of effectiveness. In addition, AGP shall serve, as the non-exclusive underwriter, book-running manager, placement agent, or advisor for BUJA, in connection with a proposed offer and sale (the “Offering”) of BUJA’s securities (the “Securities”) in connection with the business combination, whereas BUJA shall pay to AGP a cash fee equal to 8.00% of the aggregate gross proceeds raised in the Offering (the “Offering Fee”), payable upon the closing of the Offering. BUJA shall reimburse AGP for non-accountable expenses (the “NAE”) which will only become payable upon the closing of the business combination. The total NAE allowance shall be equal to $100,000.

BUJA Board’s Reasons for the Approval of the Transactions

The Business Combination with GIBO resulted from a thorough search for a potential target, utilizing BUJA’s resources along with the investment and operational experience of BUJA’s management and the BUJA Board. The terms of the Business Combination are the result of extensive negotiations between BUJA and GIBO.

From the date of the BUJA IPO through the execution of the Business Combination Agreement on August 5, 2024, BUJA evaluated various potential target companies. BUJA followed the initial set of criteria and guidelines outlined in the prospectus for the BUJA IPO to assess the value and the growth of the potential target companies but did not limit itself to those criteria. BUJA’s management evaluated business combination opportunities made available to BUJA’s management based on the merits of a particular initial business combination which may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that BUJA’s management deemed relevant.

Prior to reaching the decision to approve the Business Combination Agreement and the Business Combination, the BUJA Board reviewed the results of the business and financial due diligence conducted by BUJA’s management and third-party legal and financial advisors, which included:

(1)	Extensive meetings with GIBO’s management.

(2)	Research on the market and the comparable selected public companies.

(3)	Analysis of GIBO’s business models, business plans and strategies.

(4)	Assessment of GIBO’s total addressable market, key competitors, competitive advantages, barriers of entry and target market share.

(5)	Onsite visiting of GIBO’s office in Malaysia.

(6)	Several discussions with the principal shareholders and senior management of GIBO on the future growth strategy of GIBO.

(7)	Review of GIBO’s corporate documents, material business contracts and other relevant due diligence documents.

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(8)	Analysis and review of GIBO’s historical financial statements.

(9)	Review of GIBO’s related party transactions.

(10)	The operating and financial results, forecasts and projections of GIBO rely upon assumptions and analyses developed by GIBO.

(11)	Assessment of GIBO’s public company readiness.

In evaluating the Business Combination with GIBO, the BUJA Board consulted with KKG with regards to valuation of GIBO.

In particular, the BUJA Board engaged an independent third party, KKG, to analyze the Business Combination Agreement and the Business Combination and render a fairness opinion, pursuant to which it determined that the consideration to be paid by BUJA in connection with the Business Combination was fair to BUJA from a financial point of view.

In evaluating the transaction structure, the BUJA Board has considered various factors, including, among others, the possibility to accommodate PubCo’s foreign private issuer status and the overall tax efficiency. Upon discussion between BUJA and GIBO, the parties agreed to adopt the Revised Structure, which is known as double dummy and commonly used in de-SPAC transactions.

The BUJA Board has also considered a number of other factors to approve the Business Combination Agreement and the Business Combination, including, but not limited to:

●	the business, history, and management of GIBO;

●	the likelihood that the Business Combination will be completed;

●	the expected timeline to complete the Business Combination;

●	the terms of the Business Combination Agreement and the belief that the terms of the Business Combination Agreement, including the representations, warranties, covenants, and conditions to the parties’ respective obligations, are reasonable in light of the entire transaction;

●	the view of BUJA’s management as to the financial condition, results of operations, and business of GIBO before and after the Business Combination based on due diligence;

●	the fact that consummating the Business Combination will mean BUJA cannot pursue other alternatives that could potentially result in greater value for BUJA;

●	the need for financing to complete the Business Combination;

●	the risk that the Business Combination may not be completed in a timely manner or at all; and

●	various other risks associated with the Business Combination.

The BUJA Board also identified and considered the following factors and risks as weighing negatively against pursuing the Business Combination Agreement and the Business Combination (although not weighted or in any order of significance):

●	Developmental stage company risk. GIBO was newly established in 2019, and may not be able to execute or fully execute on its business plan as described in this proxy statement/prospectus.

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●	Lack of operating history. The fact that GIBO is an early-stage company incorporated in 2019 and has limited operating history.

●	Risk that the benefits from the positive factors described above may not be achieved. There are uncertainties if benefits from the positive factors described above with respect to the potential the Business Combination will be fully achieved.

●	Forecasts and projections may prove incorrect. The operating and financial results, forecasts and projections of GIBO rely upon assumptions and analyses developed by GIBO.

●	Risk of the liquidation of BUJA. BUJA might be liquidated if not able to complete the Business Combination within the prescribed time period, which might divert BUJA’s management’s focus and resources from other business combination opportunities.

●	Redemption risks. It is uncertain if and how many BUJA shareholders may elect to redeem their BUJA Public Shares prior to the consummation of the Business Combination.

●	Other risks. Various other risks associated with the Business Combination and redemptions, the business of BUJA and the business of GIBO as described in “Risk Factors,” including GIBO’s need to raise additional capital to finance its operations.

In addition to considering the factors described above, BUJA Board also considered that BUJA’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of BUJA shareholders, including the fact that the BUJA Initial Shareholders may experience a positive rate of return on their investment, even if BUJA Public Shareholders experience a negative rate of return on their investment, due to having purchased Founder Shares for approximately $0.0174 per share. The BUJA Board was aware of and considered these interests, among other matters, in reaching the determination that the consideration to be paid by BUJA in connection with the Business Combination was fair to BUJA from a financial point of view. See “— Interests of BUJA’s Directors and Officers in the Business Combination” below. However, the BUJA Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the BUJA IPO and would be included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, and (iii) the Business Combination were structured so that the Business Combination may be completed even if BUJA Public Shareholders redeem a substantial portion of the BUJA Public Shares. The independent directors of BUJA did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination. The Business Combination was not structured to require the approval of at least a majority of unaffiliated security holders of BUJA.

After considering the foregoing factors, the BUJA Board concluded, in its business judgment, that the potential benefits that it expected BUJA and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. The BUJA Board also noted that BUJA shareholders would have a substantial economic interest in PubCo (depending on the level of BUJA shareholders that sought redemption of their BUJA Public Shares for cash). Accordingly, the BUJA Board unanimously determined that the Business Combination Agreement and the related agreements and the Business Combination are advisable, fair to and in the best interests of BUJA and its shareholders.

The preceding discussion of the information and factors considered by the BUJA Board is not intended to be exhaustive but includes the material factors considered by the BUJA Board. In view of the complexity and wide variety of factors considered by the BUJA Board in connection with its evaluation of the Business Combination Agreement and the Business Combination, the BUJA Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the BUJA Board may have given different weight to different factors. The BUJA Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

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This explanation of the BUJA Board’s reasons for its approval of the Business Combination Agreement and the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

For more information, see “Proposal 1: The Business Combination Proposals — BUJA Board’s Reasons for the Approval of the Transactions” and “Proposal 1: The Business Combination Proposals — Basis for the Board’s Recommendation — Fairness Opinion.”

Recommendation to BUJA shareholders

BUJA’s Board believes that each of the proposals to be presented at the Extraordinary Meeting is fair to, and in the best interests of, BUJA and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposals and “FOR” the Adjournment Proposal, if presented.

The existence of financial and personal interests of one or more of BUJA’s directors results in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BUJA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BUJA’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposals—Interests of BUJA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Certain Information Relating to PubCo and BUJA

PubCo Listing

PubCo will apply for listing, to be effective at the time of the Second Closing of the Business Combination, of the PubCo Class A Ordinary Shares on the Nasdaq and expects to obtain clearance by DTC as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Second Closing Date.

Delisting and Deregistration of BUJA

If the Business Combination is completed, BUJA Units, BUJA Ordinary Shares, BUJA Warrants and BUJA Rights shall be delisted from Nasdaq and shall be deregistered under the Exchange Act.

Emerging Growth Company

Upon consummation of the Business Combination, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies as further described below.

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Code of Business Conduct and Ethics

PubCo will adopt a new code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all directors, executive officers and employees. It will be available on PubCo’s website upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part. PubCo’s Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the code of business conduct and charters for each of PubCo’s board committees will be provided without charge upon request from PubCo and will be posted on its website. PubCo will make any legally required disclosures regarding amendments to, or waivers of, provisions of PubCo`s Code of Business Conduct and Ethics on its Internet website.

Foreign Private Issuer Exemptions

As a “foreign private issuer,” PubCo will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that PubCo must disclose differ from those governing U.S. companies pursuant to the Exchange Act. PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” PubCo’s officers and directors and holders of more than 10% of the issued and outstanding PubCo Class A Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability.

PubCo will also be exempt from the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, PubCo will be permitted to, and PubCo may, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of PubCo Class A Ordinary Shares. PubCo may follow certain home country practices in lieu of the requirements of the Nasdaq. See “Risk Factors—Risks Related to PubCo’s Securities—As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards, which may afford less protection to shareholders than they would enjoy if PubCo complied fully with the Nasdaq Stock Market corporate governance listing standards.”

Implication of Being a Company with the Holding Company Structure

PubCo was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on June 19, 2024. As a holding company with no material operations of its own, after the consummation of the Business Combination, PubCo is headquartered in Hong Kong and primarily conduct its operations through HK Daily. PubCo is permitted under the laws of Cayman Islands to provide funding to its subsidiaries through capital contributions and/or shareholder loans, as the case may be, without restrictions on the amount of the funds. However, while there are currently no such restrictions on foreign exchange and the transfer of cash or assets between PubCo and HK Daily, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to PubCo’s operating subsidiary in Hong Kong, and to the extent PubCo’s cash or assets in the business is in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on PubCo/GIBO and its operating subsidiaries’ ability to transfer funds or assets. See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, fund operations or for other use outside of Hong Kong, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains from the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.”

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PubCo’s subsidiary in Hong Kong are permitted under the laws of Hong Kong to provide direct or indirect funding to PubCo, the holding company incorporated in the Cayman Islands, through dividend distributions. PubCo and its subsidiaries currently intends to retain all available funds and future earnings, if any, for the operations and expansion of PubCo’s business, and do not anticipate declaring or paying any dividends in the foreseeable future. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of PubCo, after considering the financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors that PubCo’s board of directors deem relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, fund operations or for other use outside of Hong Kong, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains from the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.”

Following the Business Combination, PubCo will establish cash management policies to direct how funds are transferred among PubCo and its subsidiaries to ensure the efficient and compliant handling of funds. These policies will require that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering and know-your-customer requirements.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that PubCo has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit PubCo’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and PubCo uses an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the Securities and Exchange Commission, PubCo would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that PubCo will not be identified as a Commission-Identified Issuer for any future fiscal year, and if PubCo were so identified for two consecutive years, it would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — PubCo’s securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of PubCo’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

PRC Regulatory Permissions

On December 28, 2021, the CAC and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures (the “New CAC Measures”), which came into effect on February 15, 2022 and replaced the cybersecurity review measures issued in April 2020. The New CAC Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks to list its securities overseas must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security, or such company be construed as operators of critical information infrastructure purchasing network products and services. The Hong Kong Subsidiary does not collect, process or use personal information of entities or individuals other than what is necessary for its business and does not disseminate such information, and does not conduct any data processing activities in mainland China. As GIBO.ai platform geo-blocks IP addresses from mainland China and does not have any business operation within mainland China, neither GIBO nor PubCo believes that it is required to obtain clearance from the CAC under the New CAC Measures. However, PubCo faces uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all. In the future, if PubCo and/or its subsidiaries are required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with the Business Combination under the PRC law, PubCo and/or its subsidiaries may be fined or subject to other sanctions, and PubCo or its subsidiaries’ business and reputation, financial condition, and results of operations may be materially and adversely affected. Any actions by the PRC government to exert more influence and control over offerings that are conducted overseas and/or foreign investments in Hong Kong-based issuers (including businesses whose operations are in Hong Kong) could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of its securities to significantly decline or be worthless. See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cyber security and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition and results of operations.”

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. The Trial Measures, which reformed the existing regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime. According to the Trial Measures, if an issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuers shall be deemed as indirect overseas offering and listing, and filings with the CSRC pursuant to the Trial Measures’ requirements shall be submitted within three working days following its submission of application for an initial public offering or listing: (i) more than 50% of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in China, or its main places of business are located in China, or the senior managers in charge of its business operations and majority of the issuer’s management are Chinese citizens or domiciled in China. As of the date of this proxy statement/prospectus, neither GIBO nor PubCo, whether prior to or after the consummation of the Business Combination, believes that it meets the criteria for CSRC filing, on the basis that (i) neither GIBO nor PubCo has or will have any subsidiaries or business operations in mainland China; (ii) none of GIBO’s or PubCo’s operating revenues, total profits, total assets or net assets is or will be accounted for by any subsidiaries based in mainland China; and (iii) no issuance or sale of GIBO’s or PubCo’s securities has been or will be made directly or indirectly within mainland China.

However, PubCo cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as GIBO or PubCo does. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring PubCo to obtain their approvals for this offering and any follow-on offering, PubCo may be unable to obtain such approvals, which could significantly limit or completely hinder its ability to offer or continue to offer securities to PubCo’s investors. The CSRC or other PRC regulatory agencies may also take actions requiring PubCo, or making it advisable for PubCo, to halt the Business Combination before its consummation. Consequently, if you engage in market trading or other activities in anticipation of and prior to the consummation of the Business Combination, you would be doing so at the risk that such consummation may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on PubCo’s ability to complete the Business Combination or any future offering of its securities or the market for and market price of its securities and cause the value of its securities to significantly decline or become worthless. PubCo has been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC governmental authorities required for overseas listings. Nevertheless, PubCo may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the PRC government indicating an intent to exert more influence and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations, and policies, including how those laws, regulations, and policies will be interpreted or implemented, although as of the date of this proxy statement/prospectus, PubCo has not been involved in any investigations initiated by the applicable government regulatory authorities, nor has it received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when PubCo might be subject to such requirements, permission and approval from any related PRC government to list its shares on Nasdaq in the future. See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our business, financial condition, results of operations, and prospects may be materially and adversely affected if certain laws and regulations of the PRC become applicable to us or our subsidiaries. We may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally”, “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — The recent state government interference into business activities of U.S. listed Chinese companies may negatively impact our existing and future operations in Hong Kong” and “Risk Factors — Risks Related to Conducting Operations in Hong Kong — If the PRC government determines that PubCo is a mainland China-based issuer, the mainland China government would be able to intervene in and influence PubCo’s operations, resulting in material adverse change in PubCo’s operations and/or the value of the PubCo’s securities.”

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Cash Flows through the Organization

Following the consummation of the Business Combination, cash may be transferred among PubCo and its subsidiaries in the following manners: (i) funds may be transferred from PubCo to the Cayman Islands subsidiaries, including GIBO and BUJA, as needed, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be transferred from PubCo to Global IBO AI Technology Ltd (“GIBO AI”) in the Cayman Islands, GIBO International Ltd. in Samoa and the Hong Kong Subsidiary in Hong Kong through GIBO, in the form of capital contributions or shareholder loans, as the case may be; and (iii) dividends or other distributions may be paid by the Hong Kong Subsidiary to PubCo through GIBO AI and GIBO.

There are no significant restrictions on foreign exchange or PubCo’s ability to transfer cash between entities within among PubCo and its subsidiaries. However, while there are currently no such restrictions on foreign exchange and PubCo’s ability to transfer cash or assets between PubCo and the Hong Kong Subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the Hong Kong Subsidiary, and to the extent PubCo’s cash or assets in the business is in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on PubCo and its operating subsidiaries’ ability to transfer funds or assets. As of the date of this proxy statement/prospectus, there has not been any funds transferred from PubCo to the Hong Kong Subsidiary. In the future, however, cash proceeds raised from overseas financing activities, including the Business Combination, may be transferred by PubCo to the Hong Kong Subsidiary via capital contribution or shareholder loans. As a holding company, PubCo may rely on dividends and other distributions on equity paid by the Hong Kong Subsidiary. If the Hong Kong Subsidiary requires external debt financing in the future, the instruments governing such debt financing may restrict its ability to pay dividends or repay shareholder loans to PubCo. As of the date of this proxy statement/prospectus, there have not been any such dividends or other distributions from the Hong Kong Subsidiary. PubCo and its subsidiaries intend to retain all available funds and future earnings, if any, for the operations and expansion of its business and do not anticipate declaring or paying any dividends in the foreseeable future. The payment of any dividends subsequent to the consummation of the Business Combination shall be within the discretion of the board of directors of PubCo, after considering its financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks Related to GIBO’s Operations in Hong Kong — Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, fund operations or for other use outside of Hong Kong, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains from the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.”

Following the consummation of the Business Combination, PubCo will establish cash management policies to direct how funds are transferred among PubCo and its subsidiaries to ensure the efficient and compliant handling of funds. These policies will require that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering and know-your-customer requirements.

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Material Tax Consequences

As described in “Material Tax Considerations—United States Federal Income Tax Considerations—Effects of the Business Combination to U.S. Holders,” it is intended that the Business Combination qualifies as a “reorganization” within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Assuming that the Business Combination so qualifies, U.S. Holders (as defined in “Material Tax Considerations—United States Federal Income Tax Considerations”) of BUJA securities will generally not recognize gain or loss for U.S. federal income tax purposes on the Merger. See the section titled “Material Tax Considerations—United States Federal Income Tax Considerations—Effects of the Business Combination to U.S. Holders.”

In the event that a U.S. Holder elects to redeem its BUJA Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the BUJA Public Shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the BUJA Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the BUJA Public Shares surrendered in such redemption transaction. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of BUJA Ordinary Shares that such U.S. Holder owns or is deemed to own after the redemption. See the section titled “Material Tax Considerations—United States Federal Income Tax Considerations—Effects to U.S. Holders of Exercising Redemption Rights.”

Anticipated Accounting Treatment

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, PubCo will be treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of GIBO issuing shares at the Second Closing for the net assets of BUJA as of the Second Closing Date, accompanied by a recapitalization. The net assets of BUJA will be stated at historical cost, with no goodwill or other intangible assets recorded and operations prior to the Business Combination will be those of GIBO. GIBO has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP:

●	GIBO’s operations prior to the Business Combination will comprise the ongoing operations of PubCo;

●	GIBO’s existing senior management team will comprise all or majority of the senior management team of PubCo; and

●	GIBO’s shareholders, are expected to beneficially own a majority of the total voting power of PubCo.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to a closing condition that any additional federal, state or foreign regulatory requirement or approval be obtained, except for filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Risk Factor Summary

In evaluating the proposals to be presented at the Extraordinary Meeting of the BUJA shareholders, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

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The consummation of the Business Combination and the business and financial condition of PubCo subsequent to the Second Closing are subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors.” The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect BUJA’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of BUJA prior to the Business Combination and that of PubCo subsequent to the Business Combination. Such risks include, but are not limited to:

Risks Related to GIBO’s Business and Industry

●	We operate in a new and rapidly evolving industry, which presents significant uncertainties and business risks and makes it difficult to evaluate our business and prospects. Our ability to generate revenue could suffer if the AIGC animation streaming platform market does not develop as anticipated.

●	AI technologies are constantly evolving. Any flaws or inappropriate usage of AI technologies, whether actual or perceived, whether intended or inadvertent, whether committed by us or by other third parties, could have negative impact on our business, reputation and the general acceptance of AI solutions by the society.

●	Fraudulent and other illegal activity involving generative AI tools could reduce the use of our platform and services and may adversely affect our business and results of operations.

●	We train and fine-tune our AI models using datasets from users and/or third parties, which may pose risks and subject us to legal liability.

●	We have a history of operating losses in the past. We may not be able to monetize or generate sufficient revenues or reach and maintain profitability in the future.

●	The markets in which we operate are competitive and, if we do not compete effectively, our business, financial condition and results of operations could be harmed.

●	Our recent growth may not be indicative of our future growth. Our operating history is short and may not provide you with an adequate basis upon which to evaluate our business and prospects and may increase the risk that we will not be successful.

●	Our management had previously raised substantial doubt about our status as a going concern, and we may be unable to obtain additional capital on favorable terms in the future.

●	If we are unable to attract new users, our business, financial condition and results of operations will be adversely affected.

●	Our business depends on our ability to provide users with interesting and useful content, which in turn depends on the contribution made by the content creators on our platform.

●	We rely on our content creators to generate a substantial amount of animation video content, and if we fail to manage and expand our creator base, our business, financial condition, results of operations and growth prospects could be adversely affected.

●	Our future business will depend in part on our users to pay for the content and service offerings available on our platform. Declines in such payments by our users could harm our future operating results.

●	If we fail to provide quality support to assist our users in utilizing our platform, we may see a decrease in user adoption of our platform.

●	If we fail to develop and launch effective advertising products and content to attract advertisers to advertise on our platform, or if we are unable to collect accounts receivable from advertisers or advertising agencies in a timely manner, our future business, financial condition, results of operations and prospects may be materially and adversely affected.

●	If we or certain of our users are deemed to violate any laws or regulations concerning the AI-generated animation content on our platform, our business, financial condition and results of operations may be materially and adversely affected.

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●	Increases in the costs of generating content on our platform may have an adverse effect on our business, financial condition and results of operations.

●	If we are unable to introduce new features or functions to our platform or to enhance our content and service offerings, our business and results of operations could be adversely affected.

●	We currently offer the content and service offerings on our platform free of charge in order to drive user awareness and encourage use and adoption of our platform. If this marketing strategy fails to lead to future monetization, our business, financial condition, results of operations and prospects will be materially and adversely affected.

●	Our research and development efforts may not yield expected results.

●	We may not be able to execute some of our future plans and business strategies due to the lack of external financing channels which may adversely affect our business prospects and growth.

●	Our key operating metrics and certain other operational data in this proxy statement/prospectus are subject to assumptions, limitations and inherent challenges in measurement, and may not provide an accurate indication of our future or expected results.

●	If the estimates and assumptions that we have used to calculate the size of our addressable market opportunity are inaccurate, our future growth rate may be limited.

●	Our content and service offerings may not always gain market acceptance, which could materially and adversely affect our results of operations.

●	If we fail to maintain and enhance our brand exposure and awareness, our ability to expand user base will be impaired and our business, financial condition, and results of operations may suffer.

●	We may require additional capital to support the growth of our business, and such capital might not be available on acceptable terms, if at all.

●	Our plan to further expand user base community may not be successful and may create a variety of operational challenges.

●	We have limited ability to protect and defend our intellectual property rights, and unauthorized parties may infringe upon or misappropriate our intellectual property, which could harm our business and competitive position.

●	Infringement or misappropriation claims by third parties could subject us to significant liabilities and other costs.

●	We may be subject to complaints, litigations and claims initiated by the intellectual property owners, if any of the resources used, content created or training data employed, especially data sourced from the Internet, by our users have infringed or potentially infringed third party intellectual property rights.

●	We may face risks associated with long selling and implementation cycle for our IT services, which may require us to make significant resource commitments prior to realizing revenues.

●	Our IT services rely on evolving information technologies to maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

●	Any significant disruption to our technology infrastructure, including events beyond our control, could prevent us from offering our content and services, or reduce our attractiveness and result in a loss of our users.

●	Any malfunction, capacity constraint or operation interruption for any extended period may have an adverse impact on our business.

●	Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

●	We are subject to stringent and evolving laws, regulations and standards, information security policies, and contractual obligations related to data privacy and security.

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●	If the security of the personal information that we (or our vendors) collect, store, or process is compromised or is otherwise accessed without authorization, or if we fail to comply with our commitments and assurances regarding the privacy and security of such information, our reputation may be harmed and we may be exposed to liability and loss of business.

●	Misconduct or other improper activities by our employees, users and other third parties could harm our business and reputation.

●	Our business depends on the continued efforts of our senior management. If one or more members of our senior management were unable or unwilling to serve in their present positions, our business may be severely disrupted.

●	We may be subject to legal proceedings in the ordinary course of our business. Litigation could distract management, increase our expenses or subject us to material money damages and other remedies.

●	We face risks related to natural disasters, health epidemics, including the COVID-19, and other events that could significantly disrupt our operations.

●	Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.

●	Any failure by us or third parties with which we collaborate to comply with anti-money laundering and anti-terrorist financing laws and regulations could damage our reputation, expose us to significant penalties and decrease our revenues and profitability.

Risks Related to GIBO’s Operations in Hong Kong

●

Our business, financial condition, results of operations, and prospects may be materially and adversely affected if certain laws and regulations of the PRC become applicable to us or our subsidiaries. We may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally.

●	The recent state government interference into business activities of U.S. listed Chinese companies may negatively impact our existing and future operations in Hong Kong.

●	Interpretation of PRC laws and their implementation of National Security Law in Hong Kong involve uncertainty.

●	PubCo’s securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of PubCo’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The PRC government may issue further restrictive measures in the future that could adversely affect PubCo’s business and prospects.

●

Our Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cyber security and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition and results of operations.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China (including Hong Kong).

●	The Hong Kong legal system embodies uncertainties that could limit the legal protections available to us and PubCo.

●	If the PRC government determines that PubCo is a mainland China-based issuer, the mainland China government would be able to intervene in and influence PubCo’s operations, resulting in material adverse change in PubCo’s operations and/or the value of the PubCo’s securities.

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Risks Related to BUJA and the Business Combination

●	BUJA will incur significant transaction and transition costs in connection with the Business Combination.

●	BUJA will have limited rights after the Closing to make claims for damages against GIBO or GIBO’s shareholders for the breach of representations, warranties, or covenants made by GIBO in the Business Combination Agreement.

●	After the Second Closing, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of shares of PubCo Class A Ordinary Shares, which could cause you to lose some or all of your investment.

●	The BUJA Initial Shareholders own BUJA Ordinary Shares that will be worthless, may be unable to be repaid in full for the working capital loans provided to BUJA, and may incur reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve and, in the case of the Board, recommend, the Business Combination with GIBO.

●	The BUJA Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Class A Ordinary Shares immediately following consummation of the Business Combination and Transaction Financing and in connection with the Business Combination.

●	The exercise of BUJA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of BUJA Public Shareholders.

●	If BUJA is unable to complete the Business Combination with GIBO or another business combination within the prescribed timeline, BUJA Public Shareholders may receive only approximately $11.31 per public share, or less than such amount in certain circumstances based on the balance of the Trust Account (as of Record Date), and BUJA Warrants and BUJA Rights will expire worthless.

●	If BUJA is unable to complete the Business Combination with GIBO or another business combination within the prescribed timeline, BUJA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding BUJA Public Shares for cash and, subject to the approval of its remaining shareholders and its Board, dissolving and liquidating. In such event, third parties may bring claims against BUJA and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by BUJA Public Shareholders could be less than $11.31 per Public Share, the redemption price per share based on the balance of the Trust Account as of the Record Date, and the BUJA Warrants and BUJA Rights will expire worthless.

●	BUJA Public Shareholders may be held liable for claims by third parties against BUJA to the extent of distributions received by them.

●	Activities taken by existing BUJA shareholders to increase the likelihood of approval of the Business Combination Proposal and the other Proposals could have a depressive effect on BUJA Ordinary Shares.

●	We are dependent upon our current executive officers and directors and their loss could adversely affect our ability to operate.

●	The BUJA Initial Shareholders have agreed to vote in favor of the Business Combination, regardless of how BUJA Public Shareholders vote.

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●	The BUJA Initial Shareholders and BUJA’s directors and officers may have interests in the Business Combination different from the interests of BUJA Public Shareholders.

●	Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

●	We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination with which a substantial majority of our shareholders do not agree.

●	BUJA Public Shareholder will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

●	BUJA may redeem the unexpired BUJA Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your BUJA Warrants worthless.

●	The fairness opinion delivered by KKG will not reflect changes in circumstances between the date of the Business Combination Agreement and the completion of the Business Combination, and was prepared based on financial projections developed based on assumptions, analyses and estimates, which are inherently subject to significant uncertainty and may not be achieved in full, at all or within projected timeframes.

●	If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of the BUJA Ordinary Shares before the Second Closing and PubCo Class A Ordinary Shares after the Second Closing may decline.

●	BUJA’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

●	Members of BUJA’s management team may be involved in governmental investigations, regulatory proceedings and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated.

●	BUJA may become involved in litigation that may materially adversely affect us.

●	The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

●	Either BUJA or GIBO may waive one or more of the conditions to the Business Combination or certain of the other transactions contemplated by the Business Combination Agreement.

●	Termination of the Business Combination Agreement could negatively impact BUJA and GIBO.

●	The listing of PubCo’s securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering.

●	As GIBO has waived the $30,000,000 Available Closing Cash as a closing condition to the Business Combination, it is possible that PubCo would have insufficient capital to conduct and grow its business after the Second Closing in the manner described in this proxy statement/prospectus or that PubCo would not be able to meet applicable Nasdaq listing requirements.

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●	There is no guarantee that a shareholder’s decision to continue to hold shares of PubCo Class A Ordinary Shares following the Business Combination will put the shareholder in a better future economic position than if they decided to redeem their BUJA Public Shares for a pro rata portion of the Trust Account, and vice versa.

●	If BUJA shareholders fail to comply with the redemption requirements specified in this proxy statement/ prospectus, they will not be entitled to redeem their BUJA Public Shares for a pro rata portion of the funds held in the Trust Account.

●	If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the aggregate BUJA Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the BUJA Public Shares.

●	BUJA Public Shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, BUJA Public Shareholders may be forced to sell their BUJA Public Shares and/or BUJA Warrants, potentially at a loss.

●	If BUJA is deemed to be an investment company under the Investment Company Act, BUJA may be required to institute burdensome compliance requirements and BUJA’s activities may be restricted, which may make it difficult for BUJA to complete BUJA’s initial business combination.

●	We may not be able to complete the Business Combination if it is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

●	Changes in laws or regulations related to business combination transactions involving SPACs may materially adversely affect BUJA’s ability to negotiate and complete an initial business combination (including the proposed Business Combination with GIBO).

●	A new 1% U.S. federal excise tax could be imposed on BUJA in connection with redemptions by BUJA of its shares in connection with a business combination or other shareholder vote pursuant to which shareholders would have a right to submit their shares for redemption (a “Redemption Event”).

Risks Related to PubCo’s Securities

●	The price of PubCo’s securities may be volatile, and the value of its securities may decline.

●	The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a conventional initial public offering and may create risks for PubCo’s unaffiliated investors.

●	Outstanding BUJA Warrants will be assumed by PubCo and converted into corresponding warrants to purchase ordinary shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to PubCo’s shareholders.

●	The Warrant Agreement relating to the Public Warrants will provide that PubCo agrees that any action, proceeding or claim against it arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that PubCo irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision could limit Public Warrant holders’ ability to obtain what they believe to be a favorable judicial forum for disputes related to the Warrant Agreement.

●	PubCo may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

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●	PubCo will become a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

●	As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards, which may afford less protection to shareholders than they would enjoy if PubCo complied fully with the Nasdaq Stock Market corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under the law of the Cayman Islands, PubCo will conduct its operations in Hong Kong, and a majority of its directors and executive officers will reside outside of the United States.

●

If after the completion of the Business Combination, PubCo fails to implement and maintain effective internal controls to remediate its material weaknesses over financial reporting, it may be unable to accurately report its results of operations, meet its reporting obligations or prevent fraud, and investor confidence and the market price of the PubCo’s ordinary shares may be materially adversely affected.

Risks Related to Taxation

●	The Merger may be a taxable event for U.S. Holders of BUJA Ordinary Shares and BUJA Warrants.

●	PubCo may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

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SELECTED HISTORICAL FINANCIAL DATA OF BUJA

The following table present BUJA’s selected historical financial information derived from BUJA’s unaudited financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, and audited financial statements as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from September 15, 2022 (inception) through December 31, 2022, which are included elsewhere in this proxy statement/prospectus.

The financial data set forth below should be read in conjunction with and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BUJA” and financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus. BUJA’s financial statements are prepared and presented in accordance with U.S. GAAP.

	As of	As of	As of
	September 30, 2024	December 31, 2023	December 31, 2022
Balance Sheets Data:	(Unaudited)	(Audited)	(Audited)
Current assets	$260,192	$397,056	$319,982
Non-current assets	32,145,854	59,884,239	-
Total assets	$32,406,046	$60,281,295	$319,982
Current liabilities	$1,335,954	$157,596	$313,486
Non-current liabilities	1,150,000	1,150,000	-
Total liabilities	2,485,954	1,307,596	313,486
Ordinary shares subject to possible redemption	32,145,854	54,526,904	-
Shareholders’ (deficit) equity	(2,225,762)	4,446,795	6,496
Total liabilities and shareholders’ equity	$32,406,046	$60,281,295	$319,982

	For the Nine Months Ended	For the Nine Months Ended	For the Year Ended	For the Period from September 15, 2022 (Inception) Through
	September 30, 2024	September 30, 2023	December 31, 2023	December 31, 2022
Statements of Operations Data:	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Operating expenses	$(915,221)	$(384,646)	$(466,670)	$(18,504)
Other income	2,015,165	738,672	1,525,476	-
Net income (loss)	$1,099,944	$354,026	$1,058,806	$(18,504)
Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	4,895,620	1,958,791	2,914,384	-
Basic and diluted net income per ordinary shares subject to possible redemption	$0.62	$0.82	$1.05	$-
Basic and diluted weighted average ordinary shares outstanding	2,011,807	1,633,143	1,728,587	1,250,000
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(0.97)	$(0.77)	$(1.15)	$(0.01)

				For the Period from
	For the	For the	For the	September 15, 2022
	Nine Months Ended	Nine Months Ended	Year Ended	(Inception) Through
	September 30, 2024	September 30, 2023	December 31, 2023	December 31, 2022
Cash Flows Data:	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net cash used in operating activities	$(775,597)	$(431,639)	$(361,652)	$(18,504)
Net cash provided by (used in) investing activities	29,753,550	(58,362,500)	(58,362,500)	-
Net cash (used in) provided by financing activities	(29,057,550)	59,149,247	59,019,524	18,504
Net change in cash	(79,597)	355,108	295,372	-
Cash, beginning of period	295,372	-	-	-
Cash, end of period	$215,775	$355,108	$295,372	$-

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SELECTED HISTORICAL FINANCIAL DATA OF GIBO

The following tables present GIBO’s selected historical financial information derived from GIBO’s unaudited financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023, and GIBO’s audited financial statements included elsewhere in this proxy statement/prospectus as of December 31, 2022 and 2023 and for the years ended December 31, 2022 and 2023.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GIBO” and the audited consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. GIBO’s audited consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of GIBO following the Business Combination.

Statements of Operations

	For the years ended December 31,		For the six months ended June 30,
	2023	2022	2024	2023

Operating costs
General and administrative expenses	$719,260	$704,525	$377,882	$229,923
Depreciation and amortization	76,097	9,431	631,382	4,716
Research and development expenses	11,326,463	10,772,264	47,032,968	-
Total operating costs	12,121,820	11,486,220	48,042,232	234,639

Loss from operations	(12,121,820)	(11,486,220)	(48,042,232)	(234,639)

Other income
Interest income	191	23	343	45
Foreign exchange translation gain	4,060	-	84	765
Total other income	4,251	23	427	810

Net loss before income taxes	(12,117,569)	(11,486,197)	(48,041,805)	(233,829)

Income tax expense	-	-	-	-

Net loss	$(12,117,569)	$(11,486,197)	$(48,041,805)	$(233,829)

Loss per share
Basic and diluted	$(0.02)	$(0.02)	$(0.09)	$(0.0005)

Weighted average number of ordinary shares outstanding*
Basic and diluted	500,000,000	500,000,000	503,281,250	500,000,000

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Balance Sheets

	As of December 31,		As of June 30,
	2023	2022	2024

ASSETS
Current assets
Cash	$6,051,863	$30,587	$4,830
Deposit	181,069	130,000	181,069
Prepaid expenses and other current assets	584,550	1,213,500	1,472,297
Total current assets	6,817,482	1,374,087	1,658,196

Non-current assets
Property and equipment, net	18,864	28,295	$62,687,481
Intangible assets, net	533,334	-	433,335
Right-of-use asset	112,708	183,049	76,124
Total non-current assets	664,906	211,344	63,196,940

Total assets	7,482,388	1,585,431	64,855,136

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Due to related parties	1,469,788	951,937	$2,185,246
Accrued expenses and other current liabilities	86,560	45,000	622,239
Operating lease liability, current	74,145	70,340	76,124
Total current liabilities	1,630,493	1,067,277	2,883,609

Non-current liability
Operating lease liability, non-current	38,563	112,709	-
Total non-current liability	38,563	112,709	-

Total liabilities	1,669,056	1,179,986	2,883,609

Shareholders’ equity
Ordinary Shares, $0.0001 par value, 20,000,000,000 shares authorized, 506,562,500 and 500,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively*	50,000	50,000	50,656
Additional paid-in capital	30,136,835	12,611,379	134,336,179
Other reserve	64,020	64,020	64,020
Accumulated deficit	(24,437,523)	(12,319,954)	(72,479,328)
Total shareholders’ equity	5,813,332	405,445	61,971,527

Total liabilities and shareholders’ equity	$7,482,388	$1,585,431	$64,855,136

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Statements of Cash Flows

	For the Years Ended December 31,		For the six months ended June 30,
	2023	2022	2024	2023
Net cash used in operating activities	$(11,422,031)	$(12,820,265)	$(6,762,491)	$(1,661,532)
Net cash used in investing activities	(600,000)	-	-	-
Net cash provided by financing activities	18,043,307	12,834,257	715,458	1,638,714
Net increase (decrease) in cash	6,021,276	13,992	(6,047,033)	(22,818)
Cash, beginning of year and period	30,587	16,595	6,051,863	30,587
Cash, end of year and period	$6,051,863	$30,587	$4,830	$7,769

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial data is derived from the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations included elsewhere in this proxy statement/prospectus and is provided to aid you in your analysis of the financial aspects of the Business Combination.

The summary unaudited pro forma condensed combined data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined data appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined data is derived from the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed balance sheet as of June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	GIBO’s unaudited consolidated balance sheet as of June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus. and

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed statement of operations for the six months ended June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	BUJA’s audited statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus,

●	GIBO’s unaudited consolidated statements of operations for the six months ended June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, and

●	GIBO’s audited consolidated statements of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, BUJA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of GIBO issuing shares for the net assets of BUJA, accompanied by a recapitalization. The net assets of BUJA will be stated at historical cost, with no goodwill or other intangible assets recorded.

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The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of BUJA’s ordinary shares.

●	Assuming No Redemptions (Scenario 1): This presentation assumes that no BUJA Public Shareholders exercise their rights to redeem their 2,929,515 BUJA Public Shares (excluding the redeemed Public Shares of 2,820,485 in July 2024) for their pro rata shares of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination.

●	Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 2,929,515 BUJA Public Shares (excluding the redeemed Public Shares of 2,820,485 in July 2024) issued and outstanding as of the Closing are redeemed, resulting in an aggregate cash payment of approximately $32.0 million from the Trust Account based on an assumed redemption price of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024. The remaining amount in the Trust Account after such payment, along with c ash and cash equivalents, will be used to pay the expenses incurred in connection with the Business Combination and BUJA’s loans from related party. Any shortfall in such expense and loan payments will become the indebtedness of and be assumed by PubCo upon the consummation of the Business Combination.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The following summarizes selected unaudited pro forma information under the scenarios presented:

	For the Six Months Ended June 30, 2024
	BUJA	GIBO	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Statements of Operations Data:
Operating expenses	$470,697	$48,042,232	$48,512,929	$48,512,929
Loss from operations	(470,697)	(48,042,232)	(48,512,929)	(48,512,929)
Other income (expense)	1,570,964	427	427	427
Net income (loss)	$1,100,267	$(48,041,805)	$(48,512,502)	$(48,512,502)
Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	5,750,000		-	-
Basic and diluted net income per ordinary shares subject to possible redemption	$0.45		$-	$-
Basic and diluted weighted average ordinary shares outstanding	2,011,807	500,000,000	762,515,838	759,586,323
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(0.75)	$(0.10)	$(0.06)	$(0.06)

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	For the Year Ended December 31, 2023
			Pro Forma	Pro Forma Combined
			Combined Assuming No	Assuming Maximum
	BUJA	GIBO	Redemptions	Redemptions
(in US dollars, except share and per share data)
Statements of Operations Data:
Operating expenses	$466,670	$12,121,820	$144,635,736	$144,635,736
Loss from operations	(466,670)	(12,121,820)	(144,635,736)	(144,635,736)
Other income (expense)	1,525,476	4,251	7,988	7,988
Net income (loss)	$1,058,806	$(12,117,569)	$(144,627,748)	$(144,627,748)
Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	2,914,384	-	-	-
Basic and diluted net income per ordinary shares subject to possible redemption	$1.05	-	$-	$-
Basic and diluted weighted average ordinary shares outstanding	1,728,587	500,000,000	762,515,838	759,586,323
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(1.15)	$(0.02)	$(0.19)	$(0.19)

	As of June 30, 2024
			Pro Forma	Pro Forma Combined
			Combined Assuming No	Assuming Maximum
	BUJA	GIBO	Redemptions	Redemptions
Balance Sheets Data:
Total assets	$61,586,503	$64,855,136	$94,068,206	$64,927,140
Total liabilities	$1,512,538	$2,883,609	$3,215,623	$6,720,411
Mezzanine equity	$61,455,203	$-	$-	$-
Total stockholders’ equity (deficit)	$(1,381,238)	$61,971,527	$90,852,583	$58,206,729

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express BUJA’s, PubCo’s and GIBO’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding BUJA’s, PubCo’s and GIBO’s intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which GIBO operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the Business Combination. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting BUJA, GIBO and PubCo. Factors that may impact such forward-looking statements include:

●	GIBO’s ability to grow market share in its existing markets or any new markets it may enter;

●	GIBO’s ability to execute its growth strategy, manage growth and maintain its corporate culture as it grows;

●	GIBO’s ability to successfully execute on acquisitions, integrate acquired businesses and to realize efficiencies or meet growth aspirations inherent in the decision to make a specific acquisition;

●	Changes in GIBO’s business model;

●	GIBO’s continued access to certain technologies;

●	GIBO’s success in collaborating with its third party research and development partners;

●	GIBO’s success in monetizing its technologies;

●	The failure to realize anticipated efficiencies through GIBO’s technology and business model;

●	Costs associated with enhancements of GIBO’s products or services;

●	GIBO’s ability to continue to adjust its offerings to meet market demand, attract users to the GIBO products or services;

●	The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which GIBO operates;

●	Political instability in the jurisdictions in which GIBO operates;

●	The overall economic environment, the property market and general market and economic conditions in the jurisdictions in which GIBO operates;

●	Anticipated technology trends and developments and GIBO’s ability to address those trends and developments with its products and offerings;

●	The ability to protect information technology systems and platforms against security breaches (which includes physical and/or cybersecurity breaches either by external actors or rogue employees) or otherwise protect confidential information;

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●	The safety, affordability, and breadth of the GIBO’s technologies;

●	Man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect GIBO’s business or assets;

●	The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	Exchange rate fluctuations;

●	Changes in interest rates or rates of inflation;

●	Legal, regulatory and other proceedings;

●	Tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where GIBO operates;

●	The number and percentage of BUJA shareholders voting against the Business Combination Proposal and the Second Merger Proposal and/or seeking redemption;

●	The occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; and

●	PubCo’s ability to initially list, and once listed, maintain the listing of its securities on the Nasdaq following the Business Combination.

The forward-looking statements contained in this proxy statement/prospectus are based on BUJA’s, GIBO’s and PubCo’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and PubCo. There can be no assurance that future developments affecting BUJA, PubCo and/or GIBO will be those that BUJA, GIBO or PubCo has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either BUJA’s, PubCo’s or GIBO’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BUJA, GIBO and PubCo will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a shareholder grants its proxy, instructs how its vote should be cast or votes on the Business Combination Proposal, the Second Merger Proposal or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect BUJA, PubCo and/or GIBO.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of GIBO and will also apply to the business and operations of PubCo following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of PubCo following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by PubCo, BUJA and GIBO, which later may prove to be incorrect or incomplete. PubCo, BUJA and GIBO may face additional risks and uncertainties that are not presently known to such entity, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GIBO and its subsidiaries prior to the consummation of the Business Combination, which will be the business of PubCo and its subsidiaries following the consummation of the Business Combination.

Following the completion of the Business Combination, PubCo will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties that are not presently known to GIBO and BUJA or that they do not currently believe are important to an investor, if they materialize, may also adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, PubCo’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of PubCo’s securities or, if the Business Combination is not consummated, the price of the ordinary shares of BUJA could decline, and you may lose part or all of the value of any ordinary shares or, if the Business Combination is not consummated, all or any part of the value of any BUJA ordinary shares that you hold.

Risks Related to GIBO’s Business and Industry

We operate in a new and rapidly evolving industry, which presents significant uncertainties and business risks and makes it difficult to evaluate our business and prospects. Our ability to generate revenue could suffer if the AIGC animation streaming platform market does not develop as anticipated.

The AIGC animation streaming platform industry is relatively new and continues to evolve. Whether this industry grows and whether our AIGC animation streaming platform business will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as the passage of new laws or regulations or the extension of existing laws or regulations to AIGC animation streaming platform and related activities), taxation, data and information privacy and payment processing laws and regulations, and other factors that we are unable to predict and which are beyond our control. Given the dynamic evolution of this industry, it can be difficult to plan strategically, including as it relates to platform launches in new or existing jurisdictions that may be delayed or denied, and it is possible that competitors will be more successful than we are at adapting to change and pursuing business opportunities. Additionally, as the AIGC animation streaming platform industry advances, including with respect to regulation in new and existing jurisdictions, we may become subject to additional compliance-related costs, including as it relates to licensing and taxes. Consequently, we cannot provide assurance that our content and service offerings will grow at the rates expected, or be successful in the long term. If our content and service offerings do not obtain popularity or maintain their current popularity, or if they fail to grow in a manner that meets our expectations, or if we cannot offer our content and service offerings in particular jurisdictions that may be material to our business, results of operations and financial condition could be harmed.

In addition, the growth of the AIGC animation streaming platform industry in Asia, in particular Southeast Asia, and the level of demand and market acceptance of our content and service offerings are subject to a high degree of uncertainty. Our ability to formulate and execute publishing, distribution and marketing strategies will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential users. New and different types of entertainment may increase in popularity at the expense of AIGC animation streaming.

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As the market in Asia for AIGC animation streaming has evolved rapidly in recent years, it is extremely difficult to accurately predict user acceptance and demand for our existing and potential new content and service offerings, and the future size, composition and growth of this market. Given the limited history and rapidly evolving nature of the market for AIGC animation streaming, we cannot predict how much our users will be willing to spend on AIGC animation streaming or whether users will have concerns over security, reliability, cost and quality of service associated with AIGC animation streaming. If the acceptance of our content and service offerings is different than anticipated, our ability to generate revenues and profits could be materially and adversely affected.

AI technologies are constantly evolving. Any flaws or inappropriate usage of AI technologies, whether actual or perceived, whether intended or inadvertent, whether committed by us or by other third parties, could have negative impact on our business, reputation and the general acceptance of AI solutions by the society.

AI technologies are still at a preliminary stage of development and will continue to evolve. Flaws or deficiencies in AI technologies could undermine the accuracy and thoroughness of our AI-powered content creation tools. There can be no assurance that we will be able to detect and remedy such flaws or deficiencies in a timely manner, or at all. Any flaws or deficiencies in our AI technologies and offerings, whether actual or perceived, could materially and adversely affect our business, reputation, results of operations and prospects.

Similar to many disruptive innovations, AI technologies present risks and challenges that could affect user perception and public opinion. Any inappropriate, abusive or premature usage of AI technologies, whether actual or perceived, whether intended or inadvertent, and whether by us or by third parties, may dissuade prospective users from adopting AI-powered services, may impair the general acceptance of AI solutions by the society, attract negative publicity and adversely impact our reputation. It may even violate applicable laws and regulations and subject us to legal or administrative proceedings, pressures from activists and/or other organizations and heightened scrutiny by regulators. Each of the foregoing events may in turn materially and adversely affect our business, financial condition and results of operations.

Fraudulent and other illegal activity involving generative AI tools could reduce the use of our platform and services and may adversely affect our business and results of operations.

We use generative AI tools in our business, and we expect to use generative AI tools in the future. Generative capability of AI concentrates on creating new content by generating, analyzing and emulating existing data. Advanced generative AI tools may produce content indistinguishable from that generated by humans, and are a relatively novel development, with benefits, risks, and liabilities still unknown. Bad actors are using increasingly sophisticated methods to engage in illegal activities using generative AI-enabled products and technologies. Illegal activities involving AI products and service offerings often include malicious schemes. Bad actors may use generative AI tools to generate photorealistic images or video, alter images or videos, create fake images or videos, and use AI voice synthesizing tools to clone one’s voice, resulting in the misappropriation of one’s name, identity, image, voice, or other likeness, as well as the spreading of false or misleading information. For example, scammers may use generative AI technology to impersonate a family member or friend, with the intent to trick someone to transfer money to the scammer.

While the generative AI tools offered on GIBO.ai are currently and expected to be in the future only capable of generating animation video content instead of photorealistic images and videos, any misuse of generative AI tools on our platform may still inadvertently violate a third party’s rights, be non-compliant with the applicable terms of use or our other legal obligations, or result in a security or privacy risk, which could result in additional compliance costs, regulatory investigations and actions, negative publicity and lawsuits. For example, we may face claims from third parties claiming infringement of their intellectual property rights or portrait rights with respect to the service offerings or content we believed to be available for use and not subject to other third-party proprietary rights.  Additionally, any incidents of fraud and third-party claims involving the use of generative AI technology in general, even if they do not involve the particular AI tools offered on GIBO.ai, may result in the reduction of the use and acceptance of our service offerings, which could adversely affect our reputation, business, results of operations and financial condition.

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We train and fine-tune our AI models using datasets from users and/or third parties, which may pose risks and subject us to legal liability.

Prior to the launch of GIBO.ai platform, at the initial R&D stage, GIBO Create, our integrated suite of AI-powered content creation tools, relied on curated datasets of pre-processed text, image, audio and video derived from publicly available online data sources to validate and train the AI models. Following the debut of GIBO.ai, GIBO has solely relied on the large amount of de-identified text, image, audio and video data input generated by users on GIBO.ai as a proprietary, multimodal training data repository to continuously fine-tune the AI models. For more details, see “Information Related to GIBO – Our Platform – GIBO Create.” In the future, we may continue to train and fine-tune our underlying AI models using data from our users and/or from third-party vendors. We may not in every instance be able to confirm that we or any vendor we use have the necessary rights or permissions to source and use such datasets for purpose of training of our AI-powered content creation tools. For example, we have used and may continue to use in the future publicly available data to train our AI-powered content creation tools that contains information which may be unlawfully acquired from third parties without our knowledge. It may be difficult for us to avoid or identify all instances where unlawful acquisition of data was involved, or where a user might nonetheless submit personal data to our AI-powered content creation tools. Furthermore, if we were to receive claims from third parties asserting rights against our use of certain datasets used to train our AI-powered content creation tools, it may be difficult or impossible for us to disentangle our trained algorithms from the subject matter of the claims, which may impair our ability to train and refine our AI models, subject us to legal or administrative proceedings, and adversely affect our reputation, business, results of operations and financial condition.

We have a history of operating losses in the past. We may not be able to monetize or generate sufficient revenues or reach and maintain profitability in the future.

We have not generated revenues for the years ended December 31, 2022 and 2023, and the six months ended June 30, 2024. We incurred net loss of $11.5 million, $12.1 million and $48.0 million for the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, respectively. As of June 30, 2024, we had an accumulated deficit of $72.5 million. We have not been profitable in recent periods and are not certain whether we will obtain a high enough volume of revenues to sustain or increase our growth or reach profitability in the future. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if we do not generate sufficient revenue. In particular, we intend to continue to expend significant funds to further develop our platform, including by introducing new content, service offerings, and functionality, and to expand our inside sales team and enterprise sales force to drive new user adoption, expand use cases and integrations, and support international expansion. We will also face increased compliance costs associated with growth, the expansion of our user base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the rate of our growth in revenue may be slower than we expect and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for several reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications, or delays, and other unknown events. If we are unable to sustain profitability, the value of our business and ordinary shares may significantly decrease.

Any substantial deficit and significant losses in the future may result in several risks, including:

●	substantial deficit may lead to severe liquidity constraints, impacting our ability to fund operations and meet financial obligations;
●	reduction in revenue may necessitate pay cuts in key areas (e.g., research and development), marketing and staffing, potentially hindering our growth and competitive position;
●	missing revenue projections by a large margin may diminish investor confidence, potentially leading to a decline in stock price and making it more difficult to obtain financings in the future; and
●	significant deviations from projected revenue may trigger increased scrutiny from regulatory bodies, necessitating more stringent reporting and compliance efforts.

These risks may threaten our operational viability and could materially and adversely affect our business, financial condition and results of operations.

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The markets in which we operate are competitive and, if we do not compete effectively, our business, financial condition and results of operations could be harmed.

The markets in which we operate are competitive, with companies of varying size and business models, many of which have their own proprietary AI technologies, competing for the same business as we do. We primarily compete with other companies that utilize AI in creation and distribution of video content. We also compete against existing players with no specific AI capabilities and they may develop and improve their own AI algorithms for their product suites. Our competitors may have longer corporate operating history, have gained or may have more financial resources, sophisticated technological capabilities, broader user base and stabler user stickiness than we have or will have and may be able to respond more quickly and effectively to new or changing opportunities, technologies, regulatory requirements or user demand than us. We may be required to make substantial additional investments in research, development, marketing and sales, recruiting and retaining top AI scientists and innovative talents, and acquiring technologies complementary to, or necessary for, our current and future AI-powered content creation tools in order to respond to such competitive threats, and we cannot assure you that such measures will be effective. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, then our business, financial condition and results of operations would be adversely affected.

We rely on a limited number of suppliers to provide us with technology services, cloud infrastructure and marketing service to support our various operational needs critical to our business operations, and we rely on certain suppliers that are related parties. We may not be able to obtain such supplies at competitive prices during times of high demand, which could have a material adverse effect on our business, financial condition and results of operations.

We rely on a limited number of suppliers to provide technology services, cloud infrastructure and marketing services at economical prices. During the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, our largest supplier, who provided technology services and marketing services to us, accounted for 46.3%, 59.0% and 40.4% of our total purchases, respectively. Additionally, we have been relied on and may continue to rely on in the future, certain suppliers that are related parties, including some of our minority shareholders, to provide us with IT equipment and technology services. For example, on May 10, 2024, we entered into a sales and purchase agreement with Chinese Top Asset Management Holdings (“CTA”) to purchase IT equipment, including AI server and hardware and high-speed networking equipment, for $63.2 million from CTA. Pursuant to the agreement, we should settle the payment by issuing 4,000,000 ordinary shares of GIBO to CTA. On June 27, 2024, such ordinary shares were issued. These and other related party transactions may present conflicts of interest and cause us to become materially dependent on services provided by related parties, and related parties may be motivated by personal interests that are not necessarily in the best interests of us and our other shareholders, which could materially and adversely affect our business operations. See “Note 6. Related Party Transactions” in the Notes to the Unaudited Condensed Consolidated Financial Statements of GIBO included elsewhere in this proxy statement/prospectus. Further, if we are unable to maintain business relationship with our suppliers, our operations could be disrupted, and our business, financial condition and results of operations would be adversely affected. We may not be unable to obtain technology services, cloud infrastructure and marketing services from other suppliers at commercially reasonable term in a timely manner, or at all. Our ability to meet the increasing demand of our platform and grow our business is dependent, in large part, on the availability of advanced technology services, cloud infrastructure and marketing services offered to us at commercially reasonable prices. Defects, malfunctions, errors and breakdown of these technology services and cloud infrastructure may occur from time to time, and we cannot assure you that our suppliers can take remedial measures in a timely manner. If we are not able to obtain sufficient technology services, cloud infrastructure and marketing services at favorable prices, our growth expectations, liquidity, financial condition and results of operations will be materially and adversely affected.

Our recent growth may not be indicative of our future growth. Our operating history is short and may not provide you with an adequate basis upon which to evaluate our business and prospects and may increase the risk that we will not be successful.

As of June 30, 2024, the number of registered users on GIBO.ai reached approximately 72 million. You should not, however, rely on the growth in such number of registered users as an indication of our future performance. Due to our limited operating history, our ability to accurately forecast our future results of operations is limited and may be subject to a number of uncertainties, including our ability to plan for and model future growth. Even if our number of registered users continues to increase, our expected userbase growth rate may decline in the future as a result of a variety of factors, including the maturation of our business, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. Overall growth of our business depends on a number of additional factors, including our ability to:

●	price our content and service offerings effectively so that we are able to attract new users and expand monetization on our existing users;

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●	expand the functionality and use cases for the AI-powered content creation tools we offer on our platform;

●	provide our users with the user support that meets their needs;

●	continue to introduce content and service offerings to new markets;

●	continue to develop new content, service offerings, and new functionality for our platform and successfully further optimize our existing content, service offerings, and infrastructure;

●	successfully identify and acquire or invest in businesses, products, or technologies that we believe could complement or expand our platform; and

●	increase awareness of our brand on a global basis and successfully compete with other companies.

We may not successfully accomplish any of these objectives, and, as a result, it is difficult for us to forecast our future results of operations. If the assumptions that we use to plan our business are incorrect or change in reaction to changes in our market, or if we are unable to maintain consistent user base growth, we may be difficult to achieve and maintain profitability. This may result in less revenue than projected and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, we may fall materially short of our forecasts and expectations, which could cause our share price to decline and investors to lose confidence in us. You should not rely on our user base for any prior fiscal periods as an indication of our future growth.

Our management had previously raised substantial doubt about our status as a going concern, and we may be unable to obtain additional capital on favorable terms in the future.

As of the date of this proxy statement/prospectus, we believe the substantial doubt about our status as a going concern has been resolved. The going concern conditions that had caused substantial doubt included our net current liabilities, accumulated deficit, negative operating cash flow and net loss as of June 30, 2024. See “Note 2. Summary of Significant Accounting Policies” in the Notes to the Unaudited Condensed Consolidated Financial Statements of GIBO. In the future, if our cash balances, borrowing capacity and cash flow from operations are insufficient to satisfy our liquidity needs, we may need to obtain support from shareholders, seek additional financing and achieve sustainable profits. We cannot assure you that additional financing will be available or will be on terms satisfactory to us. Additional financing may contain undue restrictions on our operations or cause substantial dilution for our shareholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. Given the competitive and evolving nature of the industry in which we operate, we cannot guarantee that we will become profitable, or be able to sustain or increase profitability. The failure to do so would adversely affect our business, financial condition and results of operations.

If we are unable to attract new users, our business, financial condition and results of operations will be adversely affected.

To generate and increase our revenue, we must continue to attract new users, in particular, content creators. As our success will substantially depend on the wide adoption of our platform and products., we must introduce successful new AI-powered tools, products and services, and offer quality content covering a wide range of interests. In particular, we must encourage content creators to create and upload more appealing user-generated content and we must source more popular licensed content. We must also keep providing our users with features and functions that could enable superior content creation, content viewing and online interaction experience. If we are unable to provide a superior user experience, our user base and user engagement may decline, which may materially and adversely affect our business and growth prospects. Additionally, if we are unable to educate new users on how to take advantage of our content and service offerings, we may experience slower than projected growth.

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As the market matures, our content and service offerings evolve, and if competitors introduce differentiated offerings that are perceived to be alternatives to our platform and content and service offerings, we may be unable to attract new users, which may have an adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to provide users with interesting and useful content, which in turn depends on the contribution made by the content creators on our platform.

The quality of the content offered on our platform and our users’ level of engagement is critical to our success. In order to attract and retain users and compete effectively, we must offer interesting and useful content and services and enhance our users’ overall use experience. It is vital to our operations that we remain sensitive to and responsive to evolving user preferences and offer content and services that appeals to our users. We have been generally encouraging our content creators to create and upload appealing AI-generated animation video content. We have also been providing our content creators with support and guidance in various forms, including technical support for content creation, editing and uploading. However, we cannot guarantee that our content creators will contribute to creating the most popular AI-generated animation video content on our platform. If our content creators cease to contribute content, or their uploaded content fails to attract or retain our users, we may experience a decline in user traffic and user engagement. Adverse changes in the number of users or the level of user engagement declines, our business, future revenue, financial condition and results of operations could be materially and adversely affected.

We rely on our content creators to generate a substantial amount of animation video content, and if we fail to manage and expand our creator base, our business, financial condition, results of operations and growth prospects could be adversely affected.

Our success significantly depends upon maintaining and growing our relationships with a variety of content creators, and we anticipate that we will continue to depend on these content creators in order to grow our business. Our content creators enable us to extend our local and global reach, in particular with users in Southeast Asia. We expect to derive revenues from content creators in the future. We do not prohibit content creators on our platform from uploading same or similar content on our competitors’ platforms, and many of our content creators may have established cooperations with our competitors. If our content creators choose to place greater emphasis on platforms of their own or those offered by our competitors, or if we do not effectively market and monetize on our content and service offerings, or fail to meet the needs of our users, our ability to grow our business may be adversely affected. In addition, the loss of content creators could adversely affect our revenues in the future. Moreover, our ability to expand our distribution channels depends in part on our ability to educate our content creators about our platform as well as our content and service offerings, which can be complex. Our failure to attract additional content creators, or any reduction or delay in their creation and offering of AI-generated animation video content may harm our results of operations.

Our future business will depend in part on our users to pay for the content and service offerings available on our platform. Declines in such payments by our users could harm our future operating results.

Part of our growth strategy relies on our ability to deliver significant value in a short time to our users, so that our users, in particular content creators, will scale the use of our platform. Accordingly, our future success depends in part on our ability to exhibit this value and monetize on our content and service offerings to our existing users, in particular content creators. For example, we plan to offer subscription and pay-per-view options to limited and exclusive content and charge subscription fee or a pay-as-you-go fee for our AI-powered content creation tools.

In order for us to generate revenues and improve our results of operations, it is important that we convert our existing users to paying users. The revenues we generate from these paying users may fluctuate in the future, depending on a number of factors, many of which are beyond our control, including the preference of users, the content creation and development skills of content creators, market perception of AIGC animation streaming, the ability of content creators to continually find new uses for our service offerings, the capabilities and rates of competing services, the effects of global economic conditions, reductions in users’ spending on entertainment, or changes in regulatory regimes. These factors may also be exacerbated if, consistent with our growth strategy, our user base continues to grow to encompass other geographic areas, which may also require more sophisticated and costly sales efforts. If our users do not pay for our content and service offerings, our future revenues may decline and our business, financial condition, and results of operations may be harmed.

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If we fail to provide quality support to assist our users in utilizing our platform, we may see a decrease in user adoption of our platform.

Our users may request for virtual guided tours from us to assist them in exploring the key features and functions of our platform, and these users rely on our user support personnel to provide solutions when they encounter into technical issues. As a result, an increase in the number of users on our platform is likely going to increase the demand for user support related to our content and service offerings. Given that our user base as well as our content and service offerings will continue to expand, we will need to expand out user support team and allocate more resources to provide our users with higher-quality supports to enable them to realize the full values from our platform.

If we are unable to provide sufficient high-quality support resources to our users, they may not be able to effectively utilize and realize values from our platform and may therefore turn to our competitors for similar content and service offerings, which could adversely impact our business, reputation, financial condition and results of operations.

If we fail to develop and launch effective advertising products and content to attract advertisers to advertise on our platform, or if we are unable to collect accounts receivable from advertisers or advertising agencies in a timely manner, our future business, financial condition, results of operations and prospects may be materially and adversely affected.

We plan to generate a portion of our future revenues from advertising. For example, we may launch advertising products and content on our platform to attract advertisers to advertise through us. As such, we may enter into contracts with both advertisers and third-party advertising agencies, and the financial soundness of these third parties may affect our future collection of accounts receivable. Although we plan to make a credit assessment of the advertiser and advertising agency to evaluate the collectability of the advertising service fees before entering into an advertising contract, we cannot assure you that we are or will be able to accurately assess the creditworthiness of each advertiser or advertising agency, and any inability of advertisers or advertising agencies to pay us in a timely manner may adversely affect our future liquidity and cash flows.

In addition, our ability to generate advertising revenues in the future depends on a number of factors, including the maintenance and enhancement of our brand reputation, the scale, engagement and loyalty of our users and the market competition on advertising rates. We cannot assure you that we will be able to engage advertisers or advertising agencies in the future. If we fail to engage, retain or enhance our relationships with third-party advertising agencies or advertisers themselves, our future business, financial condition, results of operations and prospects may be adversely affected.

If we or certain of our users are deemed to violate any laws or regulations concerning the AI-generated animation content on our platform, our business, financial condition and results of operations may be materially and adversely affected.

We and our users may be subject to numerous foreign and domestic laws and regulations regarding the AI-generated animation video content, the scope of which is changing, subject to differing interpretations and may be inconsistent among countries, or conflict with other rules. Under these regulations, internet content providers are prohibited from posting or displaying over the internet content that, among other things, violates local laws and regulations, impairs the public interest, or is obscene, superstitious, fraudulent, violent or defamatory. Local government and regulatory authorities may strengthen the regulations on internet content from time to time. Failure to comply with these requirements may result in revocation of licenses, closure of the concerned websites and reputational harm. The relevant website operators may also be held liable for such censored information displayed on or linked to their website. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning the AI-generated animation video content in the jurisdictions in which we operate, and we cannot yet determine the impact that such future laws, rules, regulations and standards may have on our business. Because global laws, regulations and industry standards concerning the AI-generated animation video content have continued to develop and evolve rapidly, it is possible that we or certain of our users may not be, or may not have been, compliant with each such applicable law, regulation and industry standard and compliance with such new laws or to changes to existing laws may impact our business and practices, require us to expend significant resources to adapt to these changes, or to suspend our operation in certain jurisdictions. These developments could adversely affect our business, results of operations and financial condition.

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Currently only registered users are allowed to upload content to our platform. Although we maintain content management and review procedures to monitor the content uploaded to our platform and promptly remove any infringing content or content prohibited by government rules and regulations, there can be no assurance that we can identify and remove in time all the content that may have violated relevant laws and regulations, due to the tremendous volume of content uploaded by our registered users every day.

Failure to identify and prevent illegal or inappropriate content from being uploaded on our platform may subject us to liability. To the extent that local regulatory authorities find any content on our platform objectionable, they may require us to limit or eliminate the dissemination of such content on our platform in the form of take-down orders or otherwise. In addition, local laws and regulations are subject to interpretation by the relevant authorities, and it may not be possible to determine in all cases the types of content that could result in our liability as a website operator. As of June 30, 2024, we had not been subject to penalties by any regulatory authorities in jurisdictions where we operate due to our failure to comply with these relevant requirements. We may also face liability for copyright or trademark infringement, fraud and other claims based on the nature and content of the materials that are delivered, shared or otherwise accessed through or displayed on our platform. Such failure or these liabilities could also adversely affect our business, reputation, results of operations and financial condition.

Increases in the costs of generating content on our platform may have an adverse effect on our business, financial condition and results of operations.

We need content creators on our platform to generate popular content to provide an engaging and satisfying entertainment experience to the other users on our platform, and the amount and quality of such content in part depends on our ability to further optimize the content creation features and functions of our platform and provide premium AI-powered content creation tools to our content creators. As our business develops, we may incur revenue-sharing costs in the future to incentivize our content creators, which may have an adverse effect on our business, financial condition and results of operations. In addition, if we are unable to generate sufficient revenues to outpace the increase in the costs for content generation, our business, financial condition and results of operations may be adversely affected as well.

If we are unable to introduce new features or functions to our platform or to enhance our content and service offerings, our business and results of operations could be adversely affected.

Our ability to attract new users and derive future revenues from our users depends in part on our ability to enhance and improve our platform and to introduce new features and functions. To grow our business and remain competitive, we must continue to enhance our platform with features that reflect the constantly evolving nature of animation streaming and AI technology and our users’ evolving needs. The success of new features, functions, enhancements, and developments depends on several factors including, but not limited to: our anticipation of market changes and demands, including successful content and service design as well as timely introduction, sufficient user demand, cost effectiveness in our development efforts, and proliferation of new technologies.

In addition, although we currently only offer the content and service offerings on our platform through the GIBO.ai website, we plan to upgrade our platform to operate in a variety of forms, including mobile apps and third-party applications. In this regard, we will need to continuously modify and enhance our platform to keep pace with the technology trends and changes in any third-party systems. We may not be successful in developing these modifications and enhancements. Furthermore, the addition of features and functions to our platform will increase our research and development expenses. Any new features or functions that we develop may not be introduced in a timely or cost-effective manner or may not achieve the market acceptance necessary to generate sufficient revenue in the future to justify the related expenses. It is also difficult to predict user adoption of new features and functions. Such uncertainty limits our ability to forecast our future results of operations and subjects us to a number of challenges, including our ability to plan for and model future growth. If we cannot address such uncertainties and successfully develop new features and functions, enhance our content and service offerings, or otherwise overcome technological challenges and competing technologies, our business and results of operations could be adversely affected.

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We currently offer the content and service offerings on our platform free of charge in order to drive user awareness and encourage use and adoption of our platform. If this marketing strategy fails to lead to future monetization, our business, financial condition, results of operations and prospects will be materially and adversely affected.

To encourage awareness, use, familiarity, and adoption of our platform and services, we currently offer the content and service offerings on our platform free of charge. This marketing strategy may not be successful in driving user awareness of our contents and service offerings or leading users to pay. Many current users of our platform may not deploy our platform or pay for our content and service offerings in the future. To derive revenues in the future, we must continue to attract new users, in particular content creators. Our success will depend to a substantial extent on the wide adoption of our platform. Numerous factors may impede our ability to attract users, including but not limited to, our failure to compete effectively against alternative content or services, failure to attract and effectively train marketing personnel, failure to successfully innovate and deploy new features and functions on our platform, failure to provide quality user experience and support, or failure to ensure the effectiveness of our marketing programs. Our success also depends on retaining users, in particular content creators, and increasing their paid usage of our platform over time. The majority of our users or content creators do not have long-term contractual commitments to us and may reduce or terminate their use of our platform at any time without penalty or termination charges. To the extent that users do not become, or we are unable to successfully attract paying users, we will not realize the intended benefits of these marketing strategies and our ability to generate our revenues in the future will be materially and adversely affected.

We plan to utilize billing and payment systems of third parties to collect proceeds from our paying users’ purchases. Any failure by this payment collection channel to process payments effectively and securely may materially and adversely affect our revenue realization and brand recognition.

In the future, we may depend on the billing and payment systems of third parties such as online third-party payment processors to maintain accurate records of payments from paying users and collect such payments. We will receive periodic statements from these third parties which indicate the aggregate amount of fees that are charged to paying users of our services. Our business and results of operations could be adversely affected if these third parties fail to accurately account for or calculate the revenues. If there are security breaches or failure or errors in the payment process of these third parties, user experience may be affected and our business results may be negatively impacted.

Failure to timely collect receivables from third parties whose billing and payment systems we will use may adversely affect our cash flows. The third-party payment processors may, from time-to-time, experience cash flow difficulties. Consequently, they may delay their payments to us or fail to pay at all. Any delay in payment or inability of current or potential third-party payment processors to pay may significantly harm our cash flow and results of operations.

We are unlikely to have control over the security measures of our third-party payment service providers, and security breaches of the online payment systems that we will use could expose us to litigation and possible liability for failing to secure confidential information and could, among other things, damage our reputation and the perceived security of all of the online payment systems that we will use. If a well-publicized internet security breach were to occur, users concerned about the security of their online payments may become reluctant to make payments through payment service providers even if the publicized breach does not involve payment systems or methods used by us. In addition, billing software errors could damage user confidence in these payment systems. If any of the above occurs and damages our reputation or the perceived security of the payment systems we will use, we may lose paying users as they may be discouraged from making payments on our platform, which may have an adverse effect on our business and results of operations.

Our research and development efforts may not yield expected results.

We believe that our success relies on our ability to research and develop AI technologies to meet users’ needs. We incurred research and development expenses of $11.3 million, $10.8 million and $47.0 million for the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, respectively. Since the AIGC animation streaming industry in which we operate is subject to constant technological advances, we need to invest significant resources, both financial and human resources, to keep track with the latest development of the AIGC animation streaming industry in order to expand our content and service offerings and enhance the competitiveness of our platform. As a result, we expect that we will continue to invest significantly in research and development. However, we cannot assure you that our resources allocated to research and development will generate corresponding benefits, or at all. Research and development activities are inherently uncertain, and we may not be able to generate the result we expect, and even if we generate the result we expect, we may still encounter practical difficulties in commercializing the expected result. Given the nature of constant development of AI technologies, we may not be able to timely apply our AI technologies into our platform in an efficient and cost-effective manner, or at all. If we are not able to commercialize our research and development results, our business, results of operations and business prospect may be materially and adversely affected.

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We may not be able to execute some of our future plans and business strategies due to the lack of external financing channels which may adversely affect our business prospects and growth.

In order to achieve profitability and continuous growth, we need to carry out our future plans and business strategies, especially related to the monetization methods. To facilitate our future development, including the implementation of monetization methods, we will need to continue to make capital expenditures in research and development of our platform and marketing, the amount and timing of which depend on various factors, including anticipated market perception, the pricing model and future adjustments and availability of similar services offered by our competitors. If the actual results of our executed plans and business strategies differ materially from projections, our business prospects and growth might be materially and adversely affected. Historically, we have funded our operations and capital expenditures primarily through equity issuances. We intend to continue spending substantial amounts on marketing and service offerings development in order to grow our business. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations, and to pursue our future plans and business strategies. In the future, we may require additional external financing to respond to business opportunities, challenges, acquisitions, a decline in the level of usage of our platform or unforeseen circumstances, including the need to develop or improve our service offerings or enhance our operating infrastructure, and acquire complementary businesses and technologies.

The execution of future plans and business strategies also depends on our ability to generate cash flow from operations and our access to external financing channels. A decline in the availability of these funding sources could adversely affect our financial condition and results of operations. In addition, we are likely to incur expenditures earlier than all of the anticipated benefits and the return on these expenditures may be lower, or may be realized more slowly, than expected. Furthermore, our continued expenditure on our technology infrastructure and networks may put us at a competitive disadvantage against competitors who spend less on these but focus more on improving other aspects of their business that are less capital intensive. These competitors could focus their substantial financial resources to develop new content and service offerings with comparable functionality that may be more attractive to potential users than what we offer. These competitors may also focus their substantial financial resources to offer content or services at rates below cost or even for free in order to maintain and gain market share or otherwise improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain users and may cause us to lower our pricing in the future in order to compete and maintain our market share and revenues.

Our key operating metrics and certain other operational data in this proxy statement/prospectus are subject to assumptions, limitations and inherent challenges in measurement, and may not provide an accurate indication of our future or expected results.

Our key operating metrics and certain other operational data in this proxy statement/prospectus are based on numerous assumptions and limitations, and are calculated using our internal data that has not been independently verified by third parties and may not provide an accurate indication of our future or expected results.

These assumptions form the foundation for setting and measuring these metrics, aiming to ensure that our platform is growing, engaging, and efficient while maintaining a competitive edge in the market. As a result, our key operating metrics and certain other operational data in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the metrics. Whether actual operating and financial results and business developments will be consistent with the expectations and assumptions reflected in the metrics depend on a number of factors, many of which are beyond our control, including, but not limited to, the risks and uncertainties described elsewhere in this section. Investors should consider these metrics in light of the assumptions used in calculating such metrics and limitations as a result thereof. In addition, investors should not place undue reliance on these metrics as an indicator of our future or expected results. Moreover, these metrics may differ from similarly titled metrics presented by other companies and may not be comparable to such other metrics.

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Further, while these operating metrics are based on what we believe to be reasonable estimates, there are inherent challenges in measuring how our platform is used, and as a result, the operating metrics, such as the number of registered users and the number of MAUs, may be overstated or understated. In particular, we define “registered users” as users that have registered accounts and logged onto GIBO.ai platform at least once since account registration, beginning from September 2023 when GIBO.ai was launched; however, in measuring “registered users”, we do not exclude users who subsequently become dormant after account registration and logon at least once, which we believe is consistent with market practice. See “Frequently Used Terms -- registered users.” Additionally, as we do not require users to register on a real-name basis or provide personally identifiable information to get access to the content on our platform, we are unable to quantify or eliminate duplicates, and the number of our MAUs or registered users may be inflated when the same person has multiple accounts, and accesses our platform from different accounts at different times. Moreover, there are users who may have fake user accounts or fraudulent accounts created by bots to inflate user activity for a particular content creator on our platform, thus making the content produced by that creator appear more popular than it really is. We cannot eliminate duplicate users that access our content through multiple devices, and as a result, may double-count them. We strive to detect and minimize fraud and unauthorized access to our platform, and we implement measures to detect and suppress that behavior, but we may not be successful in doing so.

Errors or inaccuracies in our metrics or data could result in incorrect business decisions and inefficiencies. For instance, if a significant understatement or overstatement of number of registered users were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of users to satisfy our growth strategies, which could in turn materially and adversely affect our business, prospect, financial condition and results of operations.

If the estimates and assumptions that we have used to calculate the size of our addressable market opportunity are inaccurate, our future growth rate may be limited.

We have estimated the size of our addressable market opportunity based on data published by third parties and our industry consultant, Frost and Sullivan. While we believe our market size information is generally reliable, such information is inherently imprecise, and relies on projections, assumptions, and estimates within our target market, which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this proxy statement/prospectus. If such projections, assumptions, and estimates prove to be inaccurate or erroneous, our addressable target market opportunity and/or our future growth rate may be less than we currently estimate. In addition, these inaccuracies or errors may cause us to misallocate capital and other business resources, which could divert resources from more valuable alternative projects and harm our business.

The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable users or companies covered by our addressable target market opportunity estimates will purchase our services at all or generate any particular level of revenue for us. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with our platform and services and those of our competitors. Even if our target market meets our size estimates, our business could fail to grow at similar rates, if at all. Our growth is subject to many factors, including our success in expanding our international operations, continuing to expand the use of our content and service offerings by our users and otherwise implementing our business strategy, which are subject to many risks and uncertainties. Accordingly, the information regarding the size of our addressable market opportunity included in this proxy statement/prospectus should not be taken as indicative of our future growth.

Our content and service offerings may not always gain market acceptance, which could materially and adversely affect our results of operations.

The success of our content and service offerings depends on the market perception of AIGC animation streaming in Asia, which may be affected by, among other things, regulatory requirements and widespread acceptance of AIGC and animation streaming in general.

Market acceptance of AIGC animation streaming platform depends on a variety of factors, including, but not limited to, price, quality, performance, user preferences, public concerns regarding AIGC tools and the enactment of restrictive laws or regulations. It is difficult to predict the demand for AIGC animation streaming platform and the future growth rate and size of the AIGC animation streaming platform market. If AIGC animation streaming platforms do not achieve widespread adoption or the demand for AIGC animation content fails to grow due to a lack of market acceptance, technological challenges, weakening economic conditions, or competing technologies and services, our business, financial condition and results of operations could be materially and adversely affected.

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If we fail to maintain and enhance our brand exposure and awareness, our ability to expand user base will be impaired and our business, financial condition, and results of operations may suffer.

We believe that maintaining and enhancing the GIBO brand is important to support the marketing of our existing and future content and service offerings to new users and increase the usage of our platform by existing users. We also believe that the importance of brand recognition will increase as competition in our market increases. Successfully maintaining and enhancing our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide reliable content and service offerings that continue to meet the needs of our users at competitive prices, our ability to maintain our users’ trust, our ability to continue to develop new features, functionality and use cases, our ability to successfully differentiate our platform from competitors and our ability to adequately obtain and protect our trademarks and trade names. Our brand promotion activities may not generate user awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand.

Our ability to maintain and enhance our brand may also be subject to factors that are beyond our control. Unfavorable publicity regarding the impact of AI technologies could harm our brand and reputation, even if unrelated to our content or service offerings. Such negative publicity could also reduce the potential demand and size of the AIGC animation streaming platform market and decrease our future revenue. If we do not successfully maintain and enhance our brand or incur substantial expenses in unsuccessful attempts to promote and maintain our brand, our business may not grow, we may have reduced pricing power relative to competitors and we could lose users and key employees or fail to attract potential users or talented personnel, all of which would adversely affect our business, results of operations and financial condition.

We may not be able to protect all of our registered or unregistered trademarks or trade names relevant to our brand and our rights may be challenged, infringed, circumvented, declared generic, lapsed, or determined to be infringing on or dilutive of other marks. If we are unable to protect our rights in these trademarks and trade names, third parties may file for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If we fail to successfully promote and maintain our brand, or if we fail to obtain, maintain, protect, defend and enforce our intellectual property rights, our business, financial condition, and results of operations may suffer.

If we cannot maintain our company culture as it grows, our success, as well as our business and competitive position, may be harmed.

We believe that our culture has been a key contributor to our success to date and that the critical nature of the technology that we develop promotes a sense of greater purpose and fulfillment in our employees. We have developed a culture in which our employees adhere to our core tenets of being innovative, collaborative, and people-focused. As we continue to hire more employees to keep pace with our growth, it may become more difficult to find employees that exhibit these virtues or to instill them in our new employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be harmed.

We may acquire other companies or technologies that are complementary to our business, which could divert our management’s attention, dilute our shareholders, disrupt our operations and harm our results of operations.

If appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our business. In addition to obtaining shareholder approval, we may have to obtain approvals and licenses from government authorities for the acquisitions. These approvals and licenses could result in delays and increased costs, and may derail our business strategy if we fail to obtain them.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including potential disruption of our ongoing business and distraction of management, difficulty with integrating personnel and financial systems, hiring additional management and other critical personnel and increasing the scope, geographic diversity and complexity of our operations. Our ecosystem participants may react unfavorably to our acquisitions. We may be exposed to additional liabilities of any acquired business. In addition, future acquisitions may involve the issuance of additional securities, which may dilute your equity interest. Any of the foregoing risks could materially and adversely affect our revenue and results of operations. We may not realize any anticipated benefits or achieve the synergies that we expect from acquired businesses or assets due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

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●	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the businesses of the acquired companies into our current and future businesses, including disparities in the revenue model of the acquired companies;

●	diversion of management’s attention or resources from other business concerns;

●	adverse effects on our existing business relationships or strategic partners as a result of the acquisition;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

●	the potential loss of key employees;

●	acquisition targets not having as robust internal controls over financial reporting as would be expected of a public company;

●	possible cash flow interruption or loss of revenue as a result of transitional matters; and

●	use of substantial portions of our available cash to consummate the acquisition.

We may require additional capital to support the growth of our business, and such capital might not be available on acceptable terms, if at all.

We have funded our operations since inception primarily through investments from our shareholders. We cannot be certain when or if our operations will generate sufficient revenues or cash to fully fund our ongoing operations, our planned investments or the growth of our business. We also intend to continue to invest heavily to grow our business to take advantage of our market opportunity rather than optimize for profitability or cash flow in the near term. Since our inception, we continued our focus on demonstrating the operational leverage in our business model, while prioritizing investments that will allow us to continue to achieve growth and business scale and to capitalize on our significant market opportunity. Our planned investments to drive growth may require us to engage in equity or debt financings to secure additional funds. Additional financing may not be available on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results, and financial condition. If we incur debt, the debt holders would have rights senior to holders of ordinary shares to make claims on our assets, and the terms of any future debt could restrict our operations, including our ability to pay dividends on our ordinary shares. Furthermore, if we issue additional equity securities, shareholders will experience dilution, and the new equity securities could have rights senior to those of our ordinary shares. Because our decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of debt or equity securities. As a result, our shareholders bear the risk of future issuances of debt or equity securities reducing the value of our ordinary shares and diluting their interests. If for any reason we are unable to secure our debt obligations under any debt obligations that we may enter into from time to time, holders of our ordinary shares would be exposed to the risk that their holdings could be lost in an event of a default under such debt obligations and a foreclosure and sale of our assets for an amount that is less than the outstanding debt.

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Our plan to further expand user base community may not be successful and may create a variety of operational challenges.

Our growth strategy involves the further expansion of our operations and user base community around the world. As of June 30, 2024, approximately all of GIBO’s registered users were from Asian countries, including Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea and Japan. For example, we anticipate that we may need to establish relationships with partners in order to expand into certain other countries in Asia and the world, and if we fail to identify, establish, and maintain such relationships, we may be unable to execute our expansion plans. We expect to continue to pursue opportunities in our existing markets and further expand our international presence in the foreseeable future, which will require significant dedication of management attention and financial resources.

We intend to make our platform more accessible to users around the world, which may involve a variety of risks, including:

●	slower than anticipated availability and adoption of our platform by users;

●	changes in a specific country’s or region’s political, regulatory, or economic conditions;

●	the need to adapt and localize our platform for specific countries;

●	greater difficulty collecting accounts receivable and longer payment cycles;

●	unexpected changes in laws, regulatory requirements, or tax laws;

●	more stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial and personal information;

●	challenges inherent in efficiently managing, and the increased costs associated with, an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs that are specific to each jurisdiction;

●	difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems and regulatory systems;

●	increased travel, real estate, infrastructure, and legal compliance costs associated with international operations;

●	currency exchange rate fluctuations and the resulting effect on our revenue and expenses and the cost and risk of entering into hedging transactions if we choose to do so in the future;

●	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

●	laws and business practices favoring local competitors or general market preferences for local vendors;

●	limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting, or enforcing our intellectual property rights, including our trademarks and patents;

●	political instability or terrorist activities;

●	an outbreak of a contagious disease, which may cause us or our third-party providers and/or users and to temporarily suspend our or their respective operations in the affected city or country; and

●	adverse changes to domestic and foreign tax law and the burdens of foreign exchange controls that could make it difficult to repatriate earnings and cash.

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If we invest substantial time and resources to further expand our operations globally and are unable to do so successfully and in a timely manner, our business and results of operations will suffer.

We have limited ability to protect and defend our intellectual property rights, and unauthorized parties may infringe upon or misappropriate our intellectual property, which could harm our business and competitive position.

Our success depends in part on our ability to protect the proprietary technologies and know-hows that we have developed. We cannot protect our intellectual property if we cannot enforce our rights or does not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and unauthorized parties may infringe upon our intellectual property rights, which could adversely affect our business.

We rely on a combination of patents, trademarks, trade secrets, copyrights, contractual restrictions and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. We may not be able to obtain all necessary patent and trademark applications from all of the jurisdictions that we operate our business in. Failure to do so may subject us to litigation and there is no guarantee that we will prevail. Additionally, any patents, trademarks or other intellectual property rights that we obtain may be challenged by others or invalidated through administrative processes or litigation. We include confidentiality provisions in employment contracts with key employees and in agreements with our business partners. These agreements may not be effective in controlling access to and distribution of our proprietary information, and breach of such agreements may also result in lengthy and costly litigation with inadequate remedies available.

Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. The local laws with respect to protecting intellectual property rights are still evolving, and legal procedures for enforcing intellectual property rights may be inadequate. Accordingly, despite our efforts, we may not prevent third parties from infringing upon or misappropriating our intellectual property.

We may expend significant resources to monitor and protect our intellectual property rights. We may also pursue litigation to protect our intellectual property rights and protect our trade secrets. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. Litigation could also result in the impairment or loss of portions of our intellectual property.

Our efforts to enforce our intellectual property rights may face defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Despite our efforts, we may not be able to prevent third parties from infringing, misappropriating or otherwise violating, or from successfully challenging, our intellectual property rights. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Our failure to obtain, maintain, protect, defend and enforce our intellectual property rights could adversely affect our brand and business, financial condition and results of operations.

Infringement or misappropriation claims by third parties could subject us to significant liabilities and other costs.

Our success depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. Our competitors or other third parties may claim that we are infringing upon their intellectual property rights, and we may be found to be infringing upon such rights.

Any claims or litigation, regardless of merit, could cause us to incur significant expenses. If successfully asserted against us, these claims could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services or require that we comply with other unfavorable terms.

Even if the claims do not result in litigation or resolve in our favor, these claims, and the time and resources spent in resolving them, could divert management resources and adversely affect our business and results of operations. We expect that the occurrence of infringement claims is likely to grow as the industry and our business grows. Accordingly, our exposure to damages resulting from infringement claims could increase and divert our financial and management resources.

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We may be subject to complaints, litigations and claims initiated by the intellectual property owners, if any of the resources used, content created or training data employed, especially data sourced from the Internet, by our users have infringed or potentially infringed third party intellectual property rights.

As with many developing technologies, AI technologies present risks and challenges on intellectual property that could affect the further development, adoption, and use of such technologies. The use of our AI-powered content creation tools involves training of data by sourcing a comprehensive and representative dataset from the Internet. This may raise issues related to intellectual property right infringement, if the resources used, content created, or training data employed by our users have infringed or potentially infringed third party intellectual property rights.

Our current measures may be insufficient to avoid all potential infringements and events and factors beyond our control or anticipation that may pose risks to the effectiveness of our current measures. Therefore, there is no assurance that we can identify all instances in which infringement has occurred or will occur, and there is no assurance that any of the resources used, contents created or training data used by us would not involve legal proceedings against us in relation to infringement or violation of intellectual property rights in any jurisdictions where we have operations.

Besides, if a claim of infringement, misappropriation or violation is brought against us, we may be required to pay substantial damages, subject to injunction or court orders or be required to remove the data and redesign our technology. In such an event, we may be required to (i) seek licenses from third parties to commercially use their resources, contents and data to continue the availability of our content and service offerings; (ii) to re-engineer our business models; or (iii) to discontinue certain of our current content and service offerings, any of which could adversely affect our business and revenue. As a result, we may lose our competitive advantages derived from such intellectual property or suffer significant impairments to our intellectual property rights or receive public criticisms which may adversely affect our brand reputation and credibility, any of which may result in material and adverse impacts on our business, results of operations, financial conditions and business prospects.

We may face risks associated with long selling and implementation cycle for our IT services, which may require us to make significant resource commitments prior to realizing revenues.

We may experience long selling cycles for our IT services, which may require significant investment of resources and time by both our customers and us. For example, before committing to use our services, potential customers may need us to expend substantial time and resources educating them on the value of our services and our ability to meet their requirements. Our selling cycle is subject to risks and delays over which we have little or no control, including our customers’ decision to choose alternatives to our services and the timing of our customer’ budget cycles and approval processes. If our sales cycle unexpectedly lengthens for one or more IT service projects in the future, it could negatively affect the timing of our revenue recognition and hinder our revenues growth. A delay in our ability to obtain a signed agreement, to receive payment from customers or to complete certain contractual requirements may reduce our revenues for a particular fiscal period. Additionally, our customers may experience delays in obtaining internal approvals or delays associated with technology, thereby further delaying the implementation process for the implementation of our IT services. Our future customers may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential customers to which we have devoted significant time and resources. Any significant failure to generate revenues or delays in recognizing revenues after incurring costs related to our IT services process could materially adversely affect our business, financial condition and results of operations.

Our IT services rely on evolving information technologies to maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

The success of our IT services depends upon our ability to maintain sophisticated information technologies and systems. As our operations grow in both size and scope, we also need to continuously improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced IT services, features and functionality, while maintaining the reliability and integrity of our own systems and infrastructure. Our future success in IT services also depends on our ability to improve the performance, features and reliability of our services in order to adapt to rapidly changing technologies, address the evolving demands of the IT service market, and remain competitive in the industry. If there are technological impediments impairing our ability to introduce new technologies or maintain current technologies or services, or if the IT services we offer do not meet the requirements of our customers’ evolving needs, our business, financial condition or results of operations may be adversely affected.

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In addition, the emergence of competitors who may be able to optimize products, services or strategies that use cutting-edge technologies, such as more advanced artificial intelligence, may mandate us to make new and costly investments. Transitioning to new technologies may be disruptive to our business operations, and may increase our reliance on third party service providers. We may not be successful, or may be less successful than our current or new competitors, in developing and offering services that are appealing to our customers, either of which would negatively affect our business and financial performance. If we are not able to maintain existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner, our business and operations could be materially adversely affected.

Any significant disruption to our technology infrastructure, including events beyond our control, could prevent us from offering our content and services, or reduce our attractiveness and result in a loss of our users.

The performance, reliability and availability of our platform and the underlying technology infrastructure are critical to our business operations and reputation. A system outage, malfunction or data loss could harm our ability to provide services.

Third-party cloud providers host our website and supporting services. Our operations depend on service providers’ ability to protect our systems and their own systems against damage or interruption from natural disasters, power or telecommunications failures, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events, many of which are beyond our control.

If our arrangements with these service providers terminate or if the services are no longer cost-effective to us, we could experience interruptions in our services offerings as well as delays and additional expenses. Our ability to exchange information with users could also experience interruptions.

Our website may malfunction from time to time. In addition, we need to update our website to improve functions, incorporate new functions or adapt major updates for operating systems of different users. If our website fails to perform, user experience and our reputation may deteriorate, which could materially and adversely affect our business.

Any interruptions or delays in our technology systems or our rendering of content and service offerings, whether as a result of third-party errors, natural disasters or security breaches, whether accidental or willful, could harm our relationships with users and our reputation. We may not have sufficient capacity to recover all data and services lost in the event of an outage. These factors could damage our brands and reputation, divert the attention of our employees, reduce our revenue, subject us to liability and cause users to abandon our content and service offerings.

As of the date of this proxy statement/prospectus, we had not experienced severe interruptions or delays in our technology systems or content and service offerings. However, we could be subject to such interruptions and delays in the future. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We rely upon third-party providers of cloud-based infrastructure to host our cloud-based content and service offerings. Any disruption in the operations of these third-party providers, limitations on capacity, or interference with our use could adversely affect our business, financial condition, and results of operations.

Our continued growth depends in part on the ability of our existing and potential users to continue to view and utilize the cloud-based content and service offerings on our platform. We rely on third-party cloud service providers to handle the technical infrastructure needed to store, manage, and deliver content and services to our users. Users of our cloud-based content and services expect to be able to access these content and services at any time, without material interruption or degradation of performance. Our cloud-based content and service offerings depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining our configuration, architecture, features, and interconnection specifications, as well as the information stored in these virtual data centers, which is transmitted by third-party internet service providers. Any disruption as a result of cyber-attacks or similar issues, or any limitation on the capacity of our third-party hosting services, could impede our ability to onboard new users or expand the usage of our existing users or otherwise adversely affect our business, which could adversely affect our financial condition and results of operations.

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We rely on third-party providers of cloud-based infrastructure to host our cloud-based content and services, therefore, it may become increasingly difficult for us to maintain and improve cloud-based infrastructure performance, especially during peak usage times and as our cloud capabilities become more complex and user traffic increases, because we do not control the infrastructure supporting these services. In addition, any incident affecting our third-party hosting services’ infrastructure that may be caused by cyber-attacks, natural disasters, fire, flood, severe storm, earthquake, power loss, telecommunications failures, outbreaks of contagious diseases, terrorist or other attacks, and other similar events beyond our control could negatively affect our cloud-based products. If our cloud-based content and services are unavailable or if our users are unable to access our cloud-based content and services within a reasonable amount of time or at all, we may experience a loss of users, lost or delayed market acceptance of our platform and offerings, injury to our reputation and brand, legal claims against us, and the diversion of our resources. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.

In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our cloud-based content and services as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our cloud-based content and services for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

Any malfunction, capacity constraint or operation interruption for any extended period may have an adverse impact on our business.

Our ability to provide superior user experience on our platform depends on the continuous and reliable operation of our information technology (“IT”) systems. We cannot assure you that we will be able to procure sufficient bandwidth in a timely manner or on acceptable terms or at all. Failure to do so may significantly impair user experience on our platform and decrease the overall effectiveness of our platform to users, content providers and advertisers. Our IT systems and proprietary content distribution network are vulnerable to damage or interruption as a result of fires, floods, earthquakes, power losses, telecommunications failures, undetected errors in software, computer viruses, hacking and other attempts to harm our IT systems. Disruptions, failures, unscheduled service interruptions or a decrease in connection speeds could damage our reputation and cause our users, content creators and advertisers to migrate to our competitors’ platforms. If we experience frequent or persistent service disruptions, whether caused by failures of our own IT systems or those of third-party service providers, our user experience may be negatively affected, which in turn may have a material and adverse effect on our reputation and business. We cannot assure you that we will be successful in minimizing the frequency or duration of service interruptions. As the number of our users increases and our users generate more content on our platform and utilize more of our content and service offerings, we may be required to expand and adapt our technology and infrastructure to reliably store and process content. It may become increasingly difficult to maintain and improve the performance of our platform, especially during peak usage times, as our platform become more complex and our user traffic increases. For examples, as the platform struggles to handle increased traffic and complexity, users may experience slow loading times, lag, or other performance issues, which can lead to frustration and a decline in overall user satisfaction. During peak usage times, our platform may experience crashes or outages due to the inability to manage the high volume of traffic, which can disrupt user activity and create a negative experience. Our content creators may find our platform difficult to upload, manage, or distribute their content efficiently on a platform with performance issues, leading to a reduction in content quality and quantity, which can cause our platform to be less attractive to both content creators and their audiences.

Real or perceived errors, failures, or bugs in our platform and our content and service offerings could adversely affect our business, results of operations, financial condition and growth prospects.

Our content and service offerings are complex, and our platform uses novel technology. Undetected errors, failures, or bugs have occurred on our platform in the past and may occur in the future. Despite testing, real or perceived errors, failures, or bugs may not be found until our users utilize our platform and our content and service offerings. Such failures or bugs can cause reputational damage on us, and in some cases can impair our ability to attract new users, retain existing users, or expand their use of our platform, which would adversely affect our business, results of operations and financial condition.

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Our business generates and processes a large amount of data, and the improper use or disclosure of such data may harm our reputation and business.

Our business generates and processes a large quantity of personal, demographic and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data, including those relating to:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

We are subject to the laws and regulations of the countries and regions in Asia relating to the collection, use, retention, security and transfer of personally identifiable information with respect to our users and employees. These laws continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices. Any failure, or perceived failure, by us to comply with any privacy policies or regulatory requirements or privacy-protection-related laws, rules and regulations could result in proceedings or actions against us by government authorities or others. These proceedings or actions may subject us to significant penalties and result in negative publicity, require us to change our business practices, increase our costs and severely disrupt our business.

In addition, the secure transmission of confidential information, such as users’ personal information, over public networks, including our website, is essential for maintaining user confidence. We could be exposed to litigation and possible liability if we fail to safeguard confidential user information, which could harm our reputation and our ability to attract or retain users, and may materially and adversely affect our business.

We are subject to stringent and evolving laws, regulations and standards, information security policies, and contractual obligations related to data privacy and security.

We are, and may increasingly become, subject to various laws and regulations, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory environment related to data privacy and security is increasingly rigorous, with new and constantly changing requirements applicable to our business, and enforcement practices are likely to remain uncertain for the foreseeable future. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business, financial condition, results of operations and prospects.

Any non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business and website closure as well as reputational damage or legal proceedings or actions against us, which may have material adverse effects on our business, financial condition or results of operations.

There are rules and regulations governing the use of cookies and similar tracking technologies, and individuals may be required to “opt-in” to their placement for the purposes of marketing. Informed consent might be required for the placement of a cookie on a user’s device and for direct electronic marketing which prohibits pre-checked consents and imposes a requirement to ensure separate consents are sought for each type of cookie or similar technology. Recent guidance, court cases and regulatory and consumer group led action are driving increased attention to compliance with these rules. Increased enforcement of these strict requirements could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Widespread adoption of regulations that significantly restrict our ability to use performance marketing technology could adversely affect our ability to market effectively to current and prospective hosts and guests, and thus materially and adversely affect our business, results of operations and financial condition.

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All of these evolving compliance and operational requirements impose significant costs, such as costs related to organizational changes, implementing additional protection technologies, training employees and engaging consultants, which are likely to increase over time. In addition, such requirements may require us to modify our data processing practices and policies. distract management or divert resources from other initiatives and projects, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any failure or perceived failure by us to comply with any applicable laws and regulations, or similar laws and regulations in the jurisdictions we operate relating to data privacy and security could result in damage to our reputation, as well as proceedings or litigation by governmental agencies or other third parties, including class action privacy litigation in certain jurisdictions, which would subject us to significant fines, sanctions, awards, injunctions, penalties or judgments. Any of the foregoing could have a material adverse effect on our business, results of operations, financial condition and prospects.

If the security of the personal information that we (or our vendors) collect, store, or process is compromised or is otherwise accessed without authorization, or if we fail to comply with our commitments and assurances regarding the privacy and security of such information, our reputation may be harmed and we may be exposed to liability and loss of business.

Cyberattacks and other malicious internet-based activity continue to increase. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), employee theft or misuse, and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). We cannot guarantee that our or our vendors’ security measures will be sufficient to protect against unauthorized access to or other compromise of personal information and our confidential or proprietary information. The techniques used to sabotage or to obtain unauthorized access to our or our vendors’ platforms, systems, networks and/or physical facilities in which data is stored or through which data is transmitted change frequently, and we or our vendors may be unable to implement adequate preventative measures or stop security breaches while they are occurring. The recovery systems, security protocols, network protection mechanisms, and other security measures that we have integrated into our platform, systems, networks, and physical facilities and any such measures implemented by our vendors, which are designed to protect against, detect, and minimize security breaches, may not be adequate to prevent or detect service interruption, system failure or data loss. Our platform, systems, networks, and physical facilities, and those of our vendors, in the future could be breached and the personal information, and our confidential or proprietary information, in the future also could be otherwise compromised. Our platform and underlying systems may be targeted by cyberattacks such as hacking, malware, or ransomware. Such breaches could lead to unauthorized access to sensitive data or disruption of services. Personal and sensitive information stored on our systems might be exposed during a breach, potentially leading to identity theft, financial loss, or other harm to individuals. Physical breaches of our data centers or other facilities, such as theft or vandalism, could result in direct access to servers and data storage devices. Since we use third-party vendors for data storage or processing, breaches or security lapses at these vendors’ facilities could also affect our data security. Vendors who handle our data or provide critical services may also be targets of attacks or could experience their own security breaches. Since we rely on these vendors, their security failures can impact our data protection efforts. Vendors with access to our systems or data may inadvertently or intentionally expose sensitive information if their security practices are inadequate. Third parties could also attempt to fraudulently induce our employees or our users to disclose information or usernames and/or passwords, or otherwise compromise the security of our platform, networks, systems and/or physical facilities. Third parties have exploited in the past, and could exploit in the future, vulnerabilities in, or could obtain unauthorized access to, platforms, systems, networks, and/or physical facilities utilized by our vendors.

We are required to comply with laws, rules, regulations and other obligations that require us to maintain the security of personal information. We operate in an industry that is prone to cyber-attacks. We may in the future become the target of cyber-attacks by third parties seeking unauthorized access to such data, including our or our users’ data or to disrupt our ability to provide our services. Failure to prevent or mitigate cyber-attacks could result in the unauthorized access to personal information. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. Such mandatory disclosures are costly, could lead to negative publicity, may cause our users to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that processes personal information of our users may pose similar risks. The costs to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these issues may not be successful, and these issues could result in interruptions, delays, cessation of service, negative publicity, loss of user trust, diminished use of our content and service offerings as well as other harms to our business and our competitive position. Remediation of any potential security breach may involve significant time, resources, and expenses. Any security breach may result in regulatory inquiries, litigation or other investigations, and can affect our financial and operational condition.

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We may also be subject to laws that require us to use industry-standard or reasonable security measures to safeguard personal information. A security breach could lead to claims by our users. As a result, we could be subject to legal action, or our users could end their use of our platform. There can be no assurance that the limitations of liability in our user agreements would be enforceable or adequate or would otherwise protect us from liabilities or damages. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our content and service offerings and/or platform capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity, or availability of personal information was disrupted, we could incur significant liability, or our platform may be perceived as less desirable, which could negatively affect our business and damage our reputation.

Some of our content and service offerings may involve open-source interfaces, which may pose particular risks to our platform and offerings in a manner that negatively affects our business.

We may use open-source software when developing and upgrading our platform and service offerings, and may continue to use open-source software in the future. There is a risk that the usage of open-source software could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we may face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we developed using such software. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless, and until, we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully.

Furthermore, because any software source code we contribute to open-source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely. Open-source software is subject to further developments or modifications by anyone, as a result, we may be unable to prevent our competitors or others from using such software source code contributed by us. It is also possible for competitors to develop their own content or service offerings using open-source software, potentially reducing the demand for our platform or rendering it no longer useful. If we are unable to successfully address these challenges, our business, results of operations and financial condition may be adversely affected, and our development costs may increase.

Misconduct or other improper activities by our employees, users and other third parties could harm our business and reputation.

Our employees, users and other third parties may engage in misconduct or other improper activities, which could subject us to financial losses or regulatory sanctions and seriously harm our reputation. This misconduct could include unauthorized activities resulting in unknown risks or losses, improper use of confidential or privacy information or fraudulent and other illegal or improper activities. It is not always possible to deter misconduct that occurs on our platform, and the precautions that we take to prevent and detect this activity may not be effective in all cases.

We are also subject to the risk of fraudulent activities by users, who may provide us with inaccurate or misleading information or engage in other improper activities through our platform. Misconduct or other improper activities by our employees, users, and other third parties could damage our brand and reputation, discourage users from using our content and service offerings and require us to take additional steps to reduce improper and illegal activities on our platform, which could significantly increase our costs. To combat fraud and misconduct, we may need to invest in advanced security systems, monitoring tools, and fraud detection technologies, increasing operational expenses. Implementing and maintaining compliance with regulatory requirements for data protection and fraud prevention can lead to additional costs for legal consultations, audits, and reporting. Addressing legal claims or defending against lawsuits related to fraudulent activities or misconduct can result in significant legal fees and associated costs. We may face fines and penalties from regulatory bodies if found to be non-compliant with data protection laws or if we fail to adequately address fraud or misconduct. Conducting investigations into fraudulent activities or misconduct requires time and resources, leading to increased administrative and operational costs. Costs associated with remedying the effects of fraud or misconduct, including restoring services, compensating affected users, and implementing additional security measures, can be substantial.

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Our platform is complex and can be used in a wide variety of network environments. Such platform may be intentionally misused or abused by users or third parties who access or use our platform. Incorrect or improper use of our platform may result in negative publicity or legal claims against us.

Our business depends on the continued efforts of our senior management. If one or more members of our senior management were unable or unwilling to serve in their present positions, our business may be severely disrupted.

Our operations depend on the continued services of our senior management, particularly the executive officers named in this proxy statement/prospectus. In particular, Mr. Chun Yen “Dereck” Lim, the founder and chairman of GIBO, is critical to the management of our business and the development of our strategic direction.

As the market for AIGC animation streaming platforms continues to grow, competitors may attempt to hire our senior management members. If we lose the services of any member of our senior management team, we may not be able to effectively manage our business or implement our growth strategies. If any of our senior management members joins a competitor or forms a competing company, we may lose trade secrets and relationships with our users, and we may be unable to effectively manage our business, including the development, marketing of our platform, which could adversely affect our business, results of operations and financial condition. Specifically, the immediate absence of experienced senior management members can create a vacuum in decision-making and strategic direction. This can lead to delays in executing business plans, project completions, and overall operational inefficiency. We may face challenges in maintaining strategic continuity and focus. New senior management members might need time to understand our vision and current strategies, potentially leading to shifts in direction and uncertainty. Departing senior management members may take with them valuable insights into our proprietary technologies, strategies, and trade secrets. Competitors could use this information to enhance their own offerings, diluting our competitive edge. Knowledge of ongoing projects and innovations might be transferred to competitors, enabling them to accelerate their own product development and technological advancements. Key relationships with partners managed by departing senior management members may be lost. This can result in decreased trust and loyalty, leading to potential loss of partners. Agreements or partnerships overseen by departing senior management members might be jeopardized, leading to renegotiations or loss of important business contracts. Competitors hiring our senior management members can benefit from their industry experience and insider knowledge, potentially gaining a strategic advantage and strengthening their market position, which could directly challenge our market share and disrupt our business operations, leading to increased competition and market pressure. The process of recruiting, hiring, and training new senior management can be costly and time-consuming. This includes expenses related to headhunter fees, onboarding, and potential salary premiums to attract top talent. Disruptions in leadership and strategic direction may lead to missed business opportunities, decreased revenue, and lower profitability. The period during which new senior management members transition into their roles can be marked by operational challenges and decreased efficiency. Existing teams may struggle with changes in management style or strategic priorities. New senior management members may need time to acclimate, which can lead to delays in decision-making and hinder our ability to respond swiftly to market changes or opportunities.

We may be subject to risks associated with foreign exchange rate fluctuations and interest rate changes.

We intend to operate in numerous markets worldwide, and as such will be exposed to risks stemming from fluctuations in currency and interest rates. Meanwhile, various forms of financing that we may use in the future to cover future funding requirements for our activities, including loans and borrowings denominated in foreign currencies, could further expose us to variable rates of interest and foreign exchange rate fluctuations and can adversely affect our future revenues, finance costs and margins. Although we may manage risks associated with fluctuations in currency and interest rates through financial hedging instruments, fluctuations in currency or interest rates could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

Our leased property interests may be defective and our rights to the leased properties affected by such defects may be challenged, which could significantly disrupt our operations.

We lease properties from third parties for our business. As of June 30, 2024, we leased a total gross floor area of approximately 2,100 square feet primarily for office space. We may need to relocate for a number of reasons. For example, we may not be able to renew our leases, and may move to more premium locations or relocate our operations. In those cases, we may not be able to locate desirable alternative sites for our offices under favorable terms.

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We have not received from lessors of certain of our leased properties copies of title certificates or proof of authorization to lease the properties to us. If our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors or permits from the relevant government authorities, our leases could be invalidated. If this occurs, we may have to renegotiate the leases with the owners or the parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us.

We have not entered into written contracts with our lessors for some of our leased properties and the lessors of such properties may terminate our leases early. Some of our leased properties were subject to mortgage at the time the leases were entered into. If no consent had been obtained from the mortgage holder under such circumstances, the lease may not be binding on the transferee of the property in the event that the mortgage holder forecloses on the mortgage and transfers the property to another party.

In addition, we have not stamped or registered most of our lease agreements with relevant government authorities as required by Hong Kong law. Late stamping can incur a penalty of up to ten times the amount of stamp duty payable, and an unstamped lease agreement shall not be received in evidence in civil proceedings and cannot be filed or acted upon by any public officer or any body corporate in Hong Kong. A lease agreement for a term of more than three years that is not registered at the Land Registry would lose its priority against other registered documents that affect the same property and we, as the existing tenant, could be evicted.

As of the date of this proxy statement/prospectus, we are not aware of any material actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases terminate as a result of challenges by third parties or governmental authorities due to a lack of title certificates or proof of authorization to lease, we may relocate the affected offices or warehouses and incur additional expenses.

We may be subject to legal proceedings in the ordinary course of our business. Litigation could distract management, increase our expenses or subject us to material money damages and other remedies.

From time to time, we may be a party to litigation and other legal proceedings commenced by or against us, including but not limited to disputes with employees and ecosystem participants. The outcome of any legal proceeding is uncertain. If any legal proceedings were to result in an unfavorable outcome, it could materially and adversely affect our business, financial position and results of operations.

Even if we successfully defend ourselves, we may incur substantial costs, time and efforts to defend against any legal action. In addition, any adverse publicity resulting from actual or potential litigation may also adversely affect our reputation, which in turn could harm our business.

We may not have sufficient insurance coverage.

We do not maintain property insurance or business interruption insurance, nor do we maintain product liability insurance or key-man life insurance. Any business disruption or litigation, or any liability or damage to, or caused by, our facilities or our personnel beyond our insurance coverage may result in substantial costs and may divert our resources.

We face risks related to natural disasters, health epidemics, including the COVID-19, and other events that could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may cause server interruptions, breakdowns, system failures or internet failures. These incidents could cause the loss or corruption of data or malfunctions of software or hardware and adversely affect our ability to provide our content or services.

The effects of COVID-19, monkey pox, Ebola, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or other epidemics could also affect our business. If any of our employees has a contagious disease or condition, we may need to quarantine our employees and/or disinfect our offices, which would negatively impact our business. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the global economy in general.

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Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our users. Unfavorable conditions in the economy, including conditions resulting from changes in growth in financial market, international trade relations, political turmoil, natural catastrophes, outbreaks of contagious diseases (such as the COVID-19 pandemic), warfare, and terrorist attacks in Asia, or elsewhere, could cause a decrease in business investments, disrupt the timing and cadence of key industry events, and negatively affect the growth of our business and our results of operations.

Further, to the extent that there is a general economic downturn, and our platform is perceived by users as costly, or too difficult to deploy or migrate to, our business could be adversely affected. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate worsen from present levels, our business, results of operations, and financial condition could be adversely affected.

Any failure by us or third parties with which we collaborate to comply with anti-money laundering and anti-terrorist financing laws and regulations could damage our reputation, expose us to significant penalties and decrease our revenues and profitability.

We have not been subject to fines or other penalties, or suffered material business or other reputational harm, as a result of actual or alleged money laundering or terrorist financing activities in the past. If we were associated with money laundering (including illegal cash operations) or terrorist financing, our reputation could suffer. We could also become subject to regulatory fines, sanctions, or legal enforcement, including being added to any “blacklists” that would prohibit certain parties from engaging in transactions with us, all of which could materially and adversely affect our financial condition and results of operations.

Even if we comply with applicable anti-money laundering laws and regulations, we may not be able to eliminate money laundering and other illegal or improper activities in light of their complexity and the secrecy of these activities. Any negative perception of the industry, including that which may arise from any failure to detect or prevent money laundering activities, even if factually incorrect or based on isolated incidents, could compromise our image, undermine the trust and credibility that we have established, and negatively impact our financial condition and results of operations.

Risks Related to GIBO’s Operations in Hong Kong

Our business, financial condition, results of operations, and prospects may be materially and adversely affected if certain laws and regulations of the PRC become applicable to us or our subsidiaries. We may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally.

While we carry out our business primarily through our wholly-owned subsidiary in Hong Kong, we currently do not have any operation in mainland China, and none of our directors or officers are based in mainland China. Accordingly, we are not regulated by any regulatory authorities in mainland China. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC, which may be listed in Annex III of the Basic Law, shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to Hong Kong-based businesses.

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However, the laws and regulations in the PRC continue to evolve, and their enactment timetable, interpretation, and implementation involve significant uncertainties. As we maintain operations in Hong Kong through our wholly-owned subsidiary, a special administrative region of China, there is no guarantee that certain existing or future laws of the PRC will not become applicable to a company such as us. Given the PRC government’s significant oversight over the conduct of business operations in mainland China and in Hong Kong, and in light of (a) China’s recent extension of authority not only in mainland China but into Hong Kong and (b) the fact that rules and regulations in China is still evolving quickly, there are risks and uncertainties that we cannot foresee at this time. For example, (i) the government of Hong Kong may (x) enact similar laws and regulations to those in mainland China, which may seek to exert control over business combinations conducted by Hong Kong-based subsidiaries or their parent companies or (y) implement laws on such business activities to be more aligned with mainland China and (ii) certain PRC laws and regulations may become applicable in Hong Kong in the future. To the extent that any PRC laws and regulations become applicable to our subsidiary in Hong Kong, we may be subject to the risks and uncertainties associated with the evolving laws and regulations of the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as our subsidiary in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition, results of operations, prospects, and our ability to offer securities to investors, any of which may, in turn, cause the value of our securities to significantly decline or become worthless.

Relevant organizations of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly, and overseas listings of mainland China businesses. For example, in addition to the PRC Data Security Law and the Measures for Cybersecurity Review issued by the Cyberspace Administration of China (“CAC”) that became effective on February 15, 2022 (the “Cybersecurity Review Measures”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. Our management understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law that applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China that eliminate or restrict market competition in mainland China. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC.

While we currently do not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organizations of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, and the anti-monopoly enforcement actions will continue not to apply to us. Should such statements or regulatory actions apply to companies like us in the future, it could have a material adverse impact on our business, financial condition, results of operations, prospects, our ability to accept foreign investments, and our ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of our securities to significantly decline or become worthless. We cannot predict the extent of such impact if such events were to occur.

We may also become subject to the laws and regulations of the PRC to the extent that we commence business and customer facing operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth.

The recent state government interference into business activities of U.S. listed Chinese companies may negatively impact our existing and future operations in Hong Kong.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cyber-security probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If our subsidiary in Hong Kong is subject to such a probe or if it is required to comply with stepped-up supervisory requirements, we may have to expend valuable management time and money in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from its operations. This may, in turn, negatively impact our operations.

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PubCo is not a Chinese operating company but a Cayman Islands holding company. After consummation of the Business Combination, it will have operations mainly conducted by its subsidiary incorporated in Hong Kong. Because of this, there is always a risk that the Chinese government may, in the future, seek to affect operations of any company with any level of operations in China including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent extension of authority not only in China but into Hong Kong, there are risks and uncertainties that neither we nor cannot presently foresee, and rules and regulations in China can change quickly. The Chinese government may exert more control over offerings conducted overseas and/or foreign investment in issuers like PubCo.

If any or all of the foregoing were to occur, this could lead to a material change in our Hong Kong subsidiary’s operations and/or the value of the PubCo securities and/or significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Interpretation of PRC laws and their implementation of National Security Law in Hong Kong involve uncertainty.

The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, because these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of the PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be constantly changed.

On June 30, 2020, China’s top legislature unanimously passed a new National Security Law for Hong Kong that was enacted on the same day. Similar to the PRC’s laws and regulations, the interpretation of National Security Law involves a degree of uncertainty.

We or PubCo may receive less favorable interpretations of laws and regulations. Changes in laws or regulations, or changes in the interpretation of laws or regulations by any regulatory authority may require us to change the manner in which we conduct some aspects of our business. In addition, any related investigation, claims and litigation may result in substantial costs and a diversion of resources and management attention, reducing the growth prospects of our business, and adversely affecting our financial condition and future cash flows.

PubCo’s securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of PubCo’s securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that PubCo has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit PubCo’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, PubCo’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission-Identified Issuer for two consecutive years in the future. If PubCo’s securities are prohibited from trading in the United States, there is no certainty that it will be able to list on a non-U.S. exchange or that a market for its shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase PubCo’s securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of PubCo’s securities. Also, such a prohibition would significantly affect PubCo’s ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on PubCo’s business, financial condition, and prospects.

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The PRC government may issue further restrictive measures in the future that could adversely affect PubCo’s business and prospects.

PubCo cannot assure you that the PRC’s government will not issue further restrictive measures in the future. To the extent that PubCo commences business and operation in mainland China as a result of any future partnership, acquisition, expansion, or organic growth. the PRC government’s restrictive regulations and measures could increase PubCo’s existing and future operating costs in adapting to these regulations and measures, limit its access to capital resources or even restrict its existing and future business operations, which could further adversely affect its business and prospects.

Our Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cyber security and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition and results of operations.

Our Hong Kong subsidiary may be subject to various risks and costs associated with the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to employees, contractors and other counterparties and third parties. The relevant PRC laws apply not only to third-party transactions, but also to transfers of information between our Hong Kong subsidiary and other parties with which they have commercial relations.

The PRC regulatory and enforcement regime with regard to privacy and data security is still evolving. The PRC Cyber Security Law, which was promulgated on November 7, 2016 and became effective on June 1, 2017, provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cyber Security Review Measures promulgated by the CAC and certain other PRC regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cyber-security review when purchasing network products and services that do or may affect national security. If they provide or are deemed to provide such network products and services to critical information infrastructure operators, or they are deemed to be a critical information infrastructure operator, they would be required to follow cyber security review procedures.

On June 10, 2021, the Standing Committee of the National People’s Congress of China promulgated the Data Security Law which took effect in September 2021. The Data Security Law provides for data security and privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from the competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB10 million, suspension of relevant business, and revocation of business permits or licenses.

On August 20, 2021, the Standing Committee of the National People’s Congress adopted the Personal Information Protection Law, which became effective November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

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In addition, on December 28, 2021, the CAC, the National Development and Reform Commission, and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Cybersecurity Revised Review Measures”), which became effective and replaced the Cyber Security Review Measures on February 15, 2022. The Cybersecurity Revised Review Measures require any “online platform operator” that possesses personal data of more than one million users and intends to list in a foreign country to apply for a cybersecurity review. The PRC National Security Law covers various types of national security, including technology security and information security.

Our Hong Kong subsidiary does not collect, process or use personal information of entities or individuals other than what is necessary for its business and does not disseminate such information, and does not conduct any data processing activities in mainland China. As our platform geo-blocks IP addresses from mainland China and does not have any business operation within mainland China, we believe that we are not required to obtain clearance from the CAC under the Cybersecurity Revised Review Measures or the Opinions on Strictly Cracking Down on Illegal Securities Activities. However, we face uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all.

Compliance with the PRC Cyber Security Law, the PRC National Security Law, the Data Security Law, the Personal Information Protection Law, and the Cybersecurity Revised Review Measures, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to PubCo and subject PubCo to negative publicity, which could harm its reputation among users and negatively affect the trading price of the PubCo Ordinary Shares in the future. The PRC Cyber Security Law, the PRC National Security Law and the Data Security Law are still relatively new and subject to interpretation by regulators, and as such there are uncertainties with respect to how they will be implemented and interpreted in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection and are enhancing the protection of privacy and data security by rulemaking and enforcement actions at central and local levels. PubCo expects that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our Hong Kong subsidiary’s compliance costs and subject it to heightened risks and challenges associated with data security and protection. If our Hong Kong subsidiary is unable to manage these risks, it could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and its reputation and results of operations could be materially and adversely affected.

Our Hong Kong subsidiary may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, fund operations or for other use outside of Hong Kong, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains from the sale of our ordinary shares by our foreign investors may become subject to tax by the PRC.

PubCo is a holding company incorporated in Cayman Islands with its operating subsidiary located in Hong Kong. We conduct no other business and, as a result, we depend entirely upon our Hong Kong subsidiary’s earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. There are currently no restrictions on transferring funds between our Cayman Islands holding company and our operating subsidiary in Hong Kong. Apart from the general restrictions in place regarding dividend payments (such as having sufficient distributable profits), there are currently no limitations on the ability of our Hong Kong subsidiary to pay dividends or other distributions to their shareholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong such as our Hong Kong operating subsidiary. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our operating subsidiary in Hong Kong, and to the extent our cash or assets in the business is in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on our and our operating subsidiary’ ability to transfer funds or assets. Any such restrictions and limitations may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our ordinary shares to significantly decline in value or become worthless.

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It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China (including Hong Kong).

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC, although in August 2022 the U.S. Public Company Accounting Oversight Board signed an agreement with Chinese authorities that allows it to inspect and investigate audit firms based in China and Hong Kong whose clients trade on U.S. exchanges. While detailed interpretation or implementation of rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our business operations are conducted through our subsidiary in Hong Kong. In the event that (i) the mainland China securities laws are extended to apply to Hong Kong, (ii) U.S. regulators carry out an investigation of us or PubCo, and (iii) there is a need to conduct an investigation or collect evidence within the territory of Hong Kong, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in Hong Kong under the mainland China laws. U.S. regulators may consider cross-border cooperation with securities regulatory authority of mainland China by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of mainland China.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to us and PubCo.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years after 1997. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we are not in any position to guarantee the continued implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of political environment in Hong Kong may materially and adversely affect our and/or PubCo’s business and operations. These uncertainties could limit the legal protections available to us, including our ability to enforce its agreements with its clients.

If the PRC government determines that PubCo is a mainland China-based issuer, the mainland China government would be able to intervene in and influence PubCo’s operations, resulting in material adverse change in PubCo’s operations and/or the value of the PubCo’s securities.

Our business operations are conducted through our subsidiary in Hong Kong, so will PubCo after the consummation of the Business Combination. Accordingly, PubCo’s results of operations, financial condition and prospects are influenced by economic, political, and legal developments in China, especially the policies of the mainland China government. The mainland China government has significant oversight and authority to exert influence on the ability of a mainland China-based company to conduct its business. If the mainland China government determines that PubCo is a mainland China-based issuer or that the mainland China laws and regulations apply in Hong Kong, it could regulate and may intervene in or influence PubCo’s operations at any time, which could result in a material adverse change in PubCo’s operations and/or the value of the PubCo’s securities.

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Moreover, the significant oversight of the mainland China government could also be reflected from the uncertainties arising from the legal system in mainland China. The laws and regulations of mainland China can change quickly without sufficient notice in advance, which makes it difficult for us to predict which kinds of laws and regulations will come into effect in the future and how they will affect PubCo. Any actions by the mainland China government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Risks Related to BUJA and the Business Combination

Unless the context otherwise requires, all references in this subsection to the “Company,” “BUJA”, “we,” “us” or “our” refer to the business of BUJA prior to the consummation of the Business Combination.

BUJA will incur significant transaction and transition costs in connection with the Business Combination.

BUJA has incurred and expects to incur significant, non-recurring costs in connection with consummating the Business Combination. Certain transaction expenses incurred in connection with the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses, and costs, will be paid by PubCo at or following the closing of the Business Combination.

BUJA will have limited rights after the Closing to make claims for damages against GIBO or GIBO’s shareholders for the breach of representations, warranties, or covenants made by GIBO in the Business Combination Agreement.

The Business Combination Agreement provides that, except in the case of fraud, all of the representations, warranties and covenants, obligations or other agreements of the parties contained therein shall not survive the Second Closing, except for a limited number of covenants, obligations or other agreements of the parties that by their terms apply or are to be performed in whole or in part after the Second Closing, and then only with respect to breaches occurring after the Second Closing. Accordingly, except in the case of fraud, BUJA will have no rights to make damage claims against GIBO after the Second Closing with respect to any breach of the representations and warranties, and will have limited rights to make damage claims against GIBO after the Second Closing with respect to covenants, or agreements contained in the Business Combination Agreement that survive and the covenants to be performed in whole or in part after the Second Closing.

After the Second Closing, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of shares of PubCo Class A Ordinary Shares, which could cause you to lose some or all of your investment.

Although BUJA has conducted due diligence on GIBO, BUJA cannot assure you that this diligence revealed all material issues that may be present in GIBO’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of BUJA’s and GIBO’s control will not later arise. As a result, after the Second Closing, PubCo may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if BUJA’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with BUJA’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on PubCo’s liquidity, the fact that PubCo may incur charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all. Accordingly, any BUJA shareholder who chooses to remain a shareholder of PubCo following the Business Combination could suffer a reduction in the value of their shares of PubCo Class A Ordinary Shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by BUJA’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.

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The BUJA Initial Shareholders own BUJA Ordinary Shares that will be worthless, may be unable to be repaid in full for the working capital loans provided to BUJA, and may incur reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve and, in the case of the Board, recommend, the Business Combination with GIBO.

The BUJA Initial Shareholders and/or their affiliates beneficially own or have a pecuniary interest in the BUJA Founder Shares and BUJA Private Shares. As of the Record Date, the BUJA Initial Shareholders owned and were entitled to vote 1,861,807 BUJA Ordinary Shares, representing approximately 37.68% of the issued and outstanding BUJA Ordinary Shares. The holders have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Business Combination with GIBO or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Based upon the closing price of BUJA Ordinary Shares of $11.39 per share on Nasdaq on the Record Date, such securities had an implied aggregate market value, assuming the Business Combination is consummated, of approximately $21,205,981.73. Accordingly, the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to shareholders than they would otherwise recommend or approve, as the case may be, rather than allow BUJA to wind up having failed to consummate a business combination and lose their entire investment.

Additionally, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, directors, officers or affiliates of BUJA may, but are not obligated to, loan BUJA funds as may be required. If BUJA completes the Business Combination, BUJA would repay such loaned amounts out of the proceeds of the Trust Account released to BUJA. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, BUJA may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into the Working Capital Shares, at a price of $10.00 per share at the option of the lender. As of the date of this proxy statement/prospectus, BUJA had no borrowings under the Working Capital Loans.

Furthermore, the BUJA Initial Shareholders are entitled to reimbursement of out-of-pocket expenses incurred by them related to identifying, investigating, and consummating an initial business combination. Any such expenses will be repaid upon completion of the Business Combination with GIBO. As of the date of this proxy statement/prospectus, no such reimbursable expenses have been incurred. If any such expenses are incurred, however, if BUJA fails to consummate the Business Combination, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, BUJA may not be able to repay or reimburse these amounts if the Business Combination is not completed. See the section entitled “The Business Combination Proposal—Interests of BUJA’s Directors and Officers in the Business Combination.”

These financial interests may have influenced the decision of BUJA’s directors to approve the Business Combination with GIBO and to continue to pursue such Business Combination. In considering the recommendations of BUJA Board to vote for the Business Combination Proposal and other proposals, BUJA Public Shareholders should consider these interests.

The BUJA Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Class A Ordinary Shares immediately following consummation of the Business Combination and Transaction Financing and in connection with the Business Combination.

BUJA Public Shareholders who do not redeem their BUJA Public Shares will experience immediate dilution as a consequence of the issuance of PubCo Class A Ordinary Shares immediately following consummation of the Business Combination and Transaction Financing and may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including the following:

●	In accordance with the terms and subject to the conditions of the Business Combination Agreement, upon consummation of the First Closing, each GIBO Shareholder shall receive such fraction of a newly issued PubCo Ordinary Share that is equal to the quotient of $8,280,000,000 (the “GIBO Valuation”), divided by the product of (a) the price per PubCo Class A Ordinary Share that equals to the Acquiror Redemption Price (as defined in the Business Combination Agreement) of each share of BUJA Ordinary Shares in connection with the Business Combination and (b) such GIBO Shareholder’s pro rata portion as set out in the Company Shareholder Spreadsheet (as defined in the Business Combination Agreement).

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●	In addition, in connection with potential Transaction Financing, additional PubCo Class A Ordinary Shares might be issued.

●	Up to 3,087,153 shares of PubCo Class A Ordinary Shares issuable upon exercise of the PubCo Warrants (Upon the consummation of the Business Combination, pursuant to the Assignment, Assumption and Amendment Agreement, each BUJA Warrant outstanding immediately prior to the Second Merger Effective Time shall cease to be a warrant with respect to BUJA Ordinary Shares, and shall be assumed by PubCo and converted into a warrant of PubCo to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the consummation of the Business Combination), which will become exercisable 30 days after the completion of the Business Combination. The shares of PubCo Class A Ordinary Shares underlying these PubCo Warrants, represent approximately 0.403% or 0.404% of the fully-diluted number of shares of PubCo Class A Ordinary Shares immediately following the consummation of the Business Combination, assuming the no redemption scenario and the maximum redemption scenario, respectively. See “Risk Factors — Risks Related to PubCo’s Securities — Outstanding BUJA Warrants will be assumed by PubCo and converted into corresponding warrants to purchase ordinary shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to PubCo’s shareholders.” Once PubCo Warrants become exercisable, PubCo will have no opportunity to manage the dilution therefrom, except that PubCo has the ability to redeem outstanding BUJA Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per PubCo Warrants, provided that the last reported sales price of PubCo Class A Ordinary Share equals or exceeds $16.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which PubCo gives proper notice of such redemption and provided certain other conditions are met.

●	Up to 300,000 Working Capital Shares and 120,000 Extension Fee Shares to the Sponsor or their affiliates or designees, assuming the holders of working capital promissory notes or extension fee promissory notes select to convert such notes into Working Capital Shares or Extension Fee Shares.

●	Issuances of any preferred shares or ordinary shares under an employee incentive plan after completion of the Business Combination.

The issuance of additional PubCo Class A Ordinary Shares as discussed above will:

●	significantly dilute the equity interests of existing holders of BUJA securities;
●	diminish the relative voting strength of existing holders of BUJA securities;
●	subordinate the rights of holders of BUJA ordinary shares if preferred shares are issued with rights senior to those afforded BUJA ordinary shares; and
●	may adversely affect prevailing market prices for the PubCo Class A Ordinary Shares.

The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to BUJA Public Shares.

In order to meet BUJA working capital needs following the consummation of its IPO until completion of an initial business combination, BUJA’s insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan BUJA funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of BUJA’s initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the working capital loans may be converted upon consummation of BUJA business combination into working capital units at a price of $10.00 per unit. In addition, BUJA’s insiders, officers and directors or their affiliates or designees may loan BUJA funds in support of its extension to allow additional time for BUJA to complete an initial business combination to be repaid in cash or converted into the extension units at $10.00 per unit at the closing of BUJA’s initial business combination. If BUJA does not complete its initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available.

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The amount of working capital loans or extension loans that BUJA’s insiders, officers and directors or their affiliates or designees may provide to BUJA is uncertainly, and it is even less certain the amount of such loans may be converted into working capital units or extension units by such lender. The conversion of such loans and the issuance of such working capital units or extension units, including the issuance of the ordinary shares and rights underlying such working capital units or extension units may significantly reduce the equity interest of BUJA’s public shareholders; may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, BUJA’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors; may have the effect of delaying or preventing a change of control of BUJA by diluting the share ownership or voting rights of a person seeking to obtain control of BUJA; and may adversely affect prevailing market prices for BUJA Ordinary Shares.

The exercise of BUJA’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of BUJA Public Shareholders.

In the period leading up to the Frist Closing and Second Closing, events may occur that, pursuant to the Business Combination Agreement, would require BUJA to agree to amend the Business Combination Agreement, to consent to certain actions taken by GIBO or to waive rights that BUJA is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of GIBO’s business, a request by GIBO to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on GIBO’s business and would entitle BUJA to terminate the Business Combination Agreement. In any of such circumstances, it would be at BUJA’s discretion, acting through BUJA Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for BUJA and what he, she or they may believe is best for himself, herself, or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, BUJA does not believe there will be any material changes or waivers that BUJA’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. BUJA will circulate a supplemental or amended proxy statement/prospectus if changes to the terms of the Business Combination that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

If BUJA is unable to complete the Business Combination with GIBO or another business combination within the prescribed timeline, BUJA Public Shareholders may receive only approximately $11.31 per public share, or less than such amount in certain circumstances based on the balance of the Trust Account (as of Record Date), and BUJA Warrants and BUJA Rights will expire worthless.

Pursuant to the Business Combination Agreement, there are various closing conditions to be satisfied in order to complete the Business Combination, some of which are beyond BUJA’s control. Currently, BUJA has until March 30, 2025 (or June 30, 2025, if fully extended) to consummate a business combination. If BUJA is unable to complete the Business Combination or any other alternative business combination, to the extent that the Business Combination Agreement is terminated for any reason, within the required period under the Existing BUJA Charter, BUJA Public Shareholders may only receive approximately $11.31 per BUJA Public Share on the liquidation of the Trust Account, based on the balance of the Trust Account (as of Record Date), and BUJA Warrants and BUJA Rights will expire worthless.

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If BUJA is unable to complete the Business Combination with GIBO or another business combination within the prescribed timeline, BUJA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding BUJA Public Shares for cash and, subject to the approval of its remaining shareholders and its Board, dissolving and liquidating. In such event, third parties may bring claims against BUJA and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by BUJA Public Shareholders could be less than $11.31 per Public Share, the redemption price per share based on the balance of the Trust Account as of the Record Date, and the BUJA Warrants and BUJA Rights will expire worthless.

Under the terms of the Existing BUJA Charter, BUJA must complete the Business Combination with GIBO or another business combination by June 30, 2024 or (in the case of up to twelve valid extensions of an additional one month) June 30, 2025, or such later time as BUJA’s shareholders may approve in accordance with the Existing BUJA Charter, BUJA must (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to BUJA (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of BUJA’s remaining shareholders and BUJA Board, liquidate and dissolve, subject in each case to the BUJA’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. In such event, third parties may bring claims against BUJA. Although BUJA seeks waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties will waive any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that vendors, regardless of whether they execute such waivers, will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the BUJA Public Shareholders. If BUJA is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable to BUJA if and to the extent any claims by a third party for services rendered or products sold to BUJA, or a prospective target business with which BUJA has discussed entering into a Business Combination Agreement, reduce the amount of funds in the Trust Account to below (i) $[ ] per BUJA Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the BUJA IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of BUJA. Additionally, we have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $11.31 per BUJA Public Share, the redemption price per share based on the balance of the Trust Account as of the Record Date. In such event, we may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your BUJA Public Shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if BUJA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if BUJA otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of BUJA Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, BUJA may not be able to return to the BUJA Public Shareholders at least $11.31 per share of BUJA Ordinary Shares, the redemption price per share based on the balance of the Trust Account as of the Record Date. There will be no redemption rights or liquidating distributions with respect to the BUJA Warrants and BUJA Rights, which will expire worthless if BUJA fails to complete an initial business combination within the required period.

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BUJA Public Shareholders may be held liable for claims by third parties against BUJA to the extent of distributions received by them.

If BUJA is unable to complete the Business Combination with GIBO or another business combination within the required time period, BUJA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to BUJA (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of BUJA’s remaining shareholders and BUJA Board, liquidate and dissolve, subject in each case to the BUJA’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. BUJA cannot assure you that it will properly assess all claims that may potentially be brought against BUJA. As such, BUJA Public Shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, BUJA cannot assure you that third parties will not seek to recover from its shareholders amounts owed to them by BUJA.

If BUJA files a bankruptcy petition or an involuntary bankruptcy petition is filed against BUJA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in BUJA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of BUJA Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, BUJA cannot provide any assurance that BUJA will be able to return $11.31 per share, the redemption price per share based on the balance of the Trust Account as of the Record Date, to our Public Shareholders. Additionally, if BUJA files a bankruptcy petition or an involuntary bankruptcy petition is filed against BUJA that is not dismissed, any distributions received by BUJA Public Shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by BUJA Public Shareholders. Furthermore, the BUJA Board may be viewed as having breached its fiduciary duty to BUJA’s creditors and/or may have acted in bad faith, thereby exposing itself and BUJA to claims of punitive damages, by paying BUJA Public Shareholders from the Trust Account prior to addressing the claims of creditors. BUJA cannot provide any assurance that claims will not be brought against BUJA for these reasons.

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Activities taken by existing BUJA shareholders to increase the likelihood of approval of the Business Combination Proposal and the other Proposals could have a depressive effect on BUJA Ordinary Shares.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding BUJA or its securities, the BUJA shareholders, GIBO, or GIBO’s shareholders and/or their respective affiliates may enter into transactions with such investors and others to provide them with incentives to acquire BUJA Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on BUJA Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she or it owns, either prior to or immediately after the Extraordinary Meeting.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the BUJA Board will not have the ability to adjourn the Extraordinary Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

We are dependent upon our current executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed the Business Combination.

The BUJA Initial Shareholders have agreed to vote in favor of the Business Combination, regardless of how BUJA Public Shareholders vote.

The BUJA Initial Shareholders have agreed to vote the BUJA Founder Shares and BUJA Private Shares, as well as any BUJA Public Shares purchased during or after the BUJA IPO, in favor of the Business Combination.

As of the Record Date, the BUJA Initial Shareholders owned and were entitled to vote 1,861,807 BUJA Ordinary Shares (including 1,414,500 BUJA Founder Shares and 424,307 BUJA Private Shares), representing approximately 37.68% of the voting power of the BUJA Ordinary Shares outstanding. As a result, in addition to the BUJA Founder Shares and BUJA Private Shares, we would need (i) assuming all outstanding shares voted, 1,432,408 shares (or 48.90%% of the 2,929,515 BUJA Public Shares) to vote in favor, or (ii) assuming only the quorum is present and voted, no additional shares to vote in favor, in order to have the Business Combination Proposal approved. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their shares in accordance with the majority of the votes cast by BUJA Public Shareholders.

The BUJA Initial Shareholders and BUJA’s directors and officers may have interests in the Business Combination different from the interests of BUJA Public Shareholders.

The BUJA Initial Shareholders include BUJA’s directors and officers, who have financial interests in the Business Combination that are different from, or in addition to, those of other BUJA shareholders generally. Specifically:

(i) the beneficial ownership by the Sponsor of an aggregate of 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares included in the Private Units (the “Private Shares”), which would become worthless if BUJA does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $24,600, or $0.0174 per share, for the Founders Shares and $4,243,070, or $10.00 per share, for the Private Shares. Such BUJA Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20,944,011.73, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $16,086,555 (or $11.37 per share) for the Founder Shares and approximately $589,786.73 (or $1.39 per share) for the Private Shares;

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(ii) the fact that Seck Chyn “Neil” Foo, our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and director, holds 8,000 Founder Shares, and each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, independent directors of BUJA, holds 5,000 Founder Shares, which would become worthless if BUJA does not complete a business combination within the applicable time period, as these directors and officers have waived any right to redemption with respect to these shares. Each of the said directors and officers of BUJA paid approximately $0.0174 per share for their Founder Shares. Such BUJA Ordinary Shares held by the foregoing persons have an aggregate market value of approximately $261,970, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $261,570 (or $11.37 per share);

(iii) in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, affiliates of the Sponsor, BUJA’s directors and officers, may, but are not obligated to, loan BUJA funds as may be required. Additionally, if we extend the time available to us to complete our business combination, our Sponsor, their affiliates or designee may deposit $100,000, for each one-month extension (the “Monthly Extension Payment”) for up to twelve times to extend the time for us to complete our business combination. As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000. The Sponsor has the right, but not the obligation, to convert the promissory notes, in whole or in part, respectively, into the shares of PubCo Class A Ordinary Shares. If the Sponsor does not convert the promissory notes into shares of PubCo Class A Ordinary Shares upon the Second Closing, the promissory notes will become intercompany notes between PubCo and the Sponsor upon the Second Closing. BUJA or PubCo has the obligation to pay to the Sponsor the funds amounting to the principal amount of the promissory notes if the Business Combination is terminated pursuant to the Business Combination Agreement. BUJA or PubCo may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the promissory notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BUJA fails to complete a business combination by June 30, 2025, it is uncertain if BUJA has sufficient working capital held outside the Trust Account to fully repay the promissory notes;

(iv) the fact that the BUJA Initial Shareholders (including the Sponsor, certain BUJA officers and directors) have agreed not to redeem any BUJA Founder Shares and BUJA Private Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

(v) the fact that given the very low purchase price (of $25,000 in aggregate) that the BUJA Initial Shareholders paid for the BUJA Founder Shares as compared to the price of the BUJA Ordinary Shares sold in BUJA IPO, the BUJA Initial Shareholders may earn a positive rate of return on their investment even if the PubCo Class A Ordinary Shares trade below the price initially paid for the BUJA Ordinary Shares in the BUJA IPO and the BUJA Public Shareholder may experience a negative rate of return following the completion of the Business Combination;

(vi) the fact that the BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and BUJA Private Shares held by them if BUJA fails to complete an initial business combination within the applicable time period. As a result of waiving liquidating distributions, if BUJA fails to complete an initial business combination within the applicable time period, the Sponsor would lose $4,243,070 for the purchase of BUJA Private Shares, and the BUJA Initial Shareholders would lose $25,000 for the purchase of the BUJA Founder Shares, and thus they would incur substantial loss of investment;

(vii) the fact that the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BUJA Initial Shareholders would lose their entire investment. As a result, the BUJA Initial Shareholders may have a conflict of interest in determining whether GIBO is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

(viii) the fact that pursuant to the Registration Rights Agreement, the BUJA Initial Shareholders can demand that PubCo register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

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(ix) the continued indemnification of BUJA’s directors and officers and the continuation of BUJA’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

(x) the fact that the BUJA Initial Shareholders, are, or may in the future become, affiliated with entities that are engaged in a similar business to BUJA. The BUJA Initial Shareholders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of BUJA’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under applicable laws.

Officers of BUJA negotiated the terms of the Business Combination Agreement with their counterparts at GIBO, and the Board considered these interests, among other matters, when making the determination that the Business Combination is advisable and fair to, and in the best interests of, BUJA and its unaffiliated shareholders. See the section entitled “The Business Combination Proposal— Interests of BUJA’s Directors and Officers in the Business Combination” of this proxy statement/prospectus for a detailed discussion of the special interests that the BUJA Initial Shareholders and BUJA’s directors and officers may have in the Business Combination.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that BUJA and GIBO currently believe are reasonable. The unaudited pro forma condensed combined information does not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination with which a substantial majority of our shareholders do not agree.

The Existing BUJA Charter does not provide a specified maximum redemption threshold. As a result, BUJA may be able to complete the Business Combination even though a substantial majority of the BUJA Public Shareholders do not agree with the Business Combination and have redeemed their shares in connection with the consummation of the Business Combination. In the event that the aggregate redemption requests we would be required to pay for all BUJA Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceed the aggregate amount of cash available to BUJA, BUJA will not complete the Business Combination or redeem any shares, all BUJA Public Shares submitted for redemption will be returned to the holders thereof, and BUJA instead may search for an alternate business combination, provided BUJA still has time to complete an alternative business combination under the Existing BUJA Charter.

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BUJA Public Shareholder will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

Upon the issuance of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares to GIBO shareholders, current BUJA Public Shareholders percentage ownership will be diluted. Immediately following the Second Closing and excluding BUJA Ordinary Shares issuable upon the exercise of PubCo Warrants, (i) assuming that no BUJA Public Shareholders exercise their redemption rights, current BUJA Public Shareholders percentage ownership in PubCo would be 0.08%, (ii) assuming that BUJA Public Shareholders holding 25% of BUJA Public Shares exercise their redemption rights, current BUJA Public Shareholders’ percentage ownership in PubCo would be 0.06%, (iii) assuming that BUJA Public Shareholders holding 50% of the BUJA Public Shares exercise their redemption rights, current BUJA Public Shareholders’ percentage ownership in PubCo would be 0.04%, (iv) assuming that BUJA Public Shareholders holding 75% of the BUJA Public Shares exercise their redemption rights, current BUJA Public Shareholders’ percentage ownership in PubCo would be 0.03%, and (v) assuming that a maximum of BUJA Public Shares issued and outstanding as of the Record Date are redeemed, current BUJA Public Shareholders’ percentage ownership in PubCo would be 0.01%. Additionally, of the expected 7 members of the board of directors of PubCo, all will be current directors of GIBO or designated by GIBO. The percentage of the issued and outstanding PubCo Class A Ordinary Shares that will be owned by current BUJA Public Shareholders as a group will vary based on the number of BUJA Ordinary Shares redeemed in connection with the Business Combination. Because of the above, current BUJA Public Shareholders, as a group, will have less influence on the board of directors, management, and policies of PubCo than they now have on the Board, management, and policies of BUJA. See the section entitled “Security Ownership of Certain Beneficial Owners and Management” of this proxy statement/prospectus for an illustration of the number of shares and percentage interests outstanding under scenarios that assume no redemptions and redemptions of BUJA Public Shares in the maximum amount.

BUJA may redeem the unexpired BUJA Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your BUJA Warrants worthless.

BUJA may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,
●	upon a minimum of 30 days’ prior written notice of redemption,
●	if, and only if, the last sales price of ordinary shares equals or exceeds $16.00 per share, as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, for any 20 trading days within a 30 trading days period ending three business days before BUJA sends the notice of redemption, and
●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and BUJA issues a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.00 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and such decrease in the ordinary share price may not limit BUJA’s ability to complete the redemption.

The redemption criteria for BUJA’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If BUJA calls the warrants for redemption as described above, BUJA’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether BUJA will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the ordinary shares at the time the warrants are called for redemption, BUJA’s cash needs at such time and concerns regarding dilutive share issuances.

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Redemption of the outstanding BUJA Warrants could force you (i) to exercise BUJA Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell BUJA Warrants at the then-current market price when you might otherwise wish to hold BUJA Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding BUJA Warrants are called for redemption, is likely to be substantially less than the market value of BUJA Warrants.

The fairness opinion delivered by KKG will not reflect changes in circumstances between the date of the Business Combination Agreement and the completion of the Business Combination, and was prepared based on financial projections developed based on assumptions, analyses and estimates, which are inherently subject to significant uncertainty and may not be achieved in full, at all or within projected timeframes.

In connection with this Business Combination, KKG, an independent valuation firm retained by BUJA, provided a fairness opinion to the board of directors of BUJA, which addresses the fairness of the (i) the consideration of the transactions pursuant to the Business Combination Agreement, and (ii) the market value of 100% equity value of GIBO as of the date that Business Combination Agreement was executed. The BUJA board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus and BUJA does not anticipate asking KKG to update its opinion prior to the closing. Changes in the operations and prospects of us or BUJA, general market and economic conditions and other factors that may be beyond their control, and on which the fairness opinion was based, may alter the value of us by the time the Business Combination is completed. The opinion did not speak as of the time the Business Combination will be completed or as of any date other than the date of such opinion, and the BUJA Board does not anticipate asking KKG to update its opinion. For a description of the opinion delivered by KKG and a summary of the material financial analysis performed in connection with rendering such opinion, please refer to “Proposal 1 - The Business Combination Proposal — Basis for the Board’s Recommendation — Fairness Opinion.”

Additionally, the analysis contained in the fairness opinion delivered by KKG relied upon certain financial projections made by us based on various assumptions which, among other things, include (i) the five-year financial projections prepared by our management, which were updated for current market conditions by our management, and (ii) discussion with various members of our senior management on our historical and current operations, financial conditions and financial projections. The financial projections prepared by us are five-year projections of our key business and financial data, including but not limited to, our membership subscription fee, advertisement income, total revenue, gross profit and EBITDA. Although such financial projections were prepared in good faith and reflected our good faith assessment of the projected future business and financial performance for the periods indicated therein, such projections are inherently subject to significant uncertainty and are based on material assumptions, analyses, judgments and estimates developed by our management, including with reference to third-party forecasts, any or all of which may prove to be incorrect or inaccurate in the future. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, the actual results of operations may differ materially from those forecasted or projected. Furthermore, the financial projections were provided to KKG solely for the purpose of rendering its fairness opinion. The financial projections prepared by our management were neither prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, IFRS or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, nor included the impact of the accounting for the proposed Business Combination or other impacts from the consummation of the Business Combination. The financial projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of our management. Therefore, we cannot guarantee that our financial condition and results of operations will be consistent with those set forth in such financial projections, and our financial projections may not be achieved in full, at all or within projected timeframes, which could materially and adversely impact the market price of PubCo Class A Ordinary Shares, or materially and adversely impact our financial condition, results of operations and reputation, which may cause you to lose all or part of your investment.

The opinion delivered by KKG is included as Annex D to this proxy statement/prospectus.

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If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of the BUJA Ordinary Shares before the Second Closing and PubCo Class A Ordinary Shares after the Second Closing may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of BUJA Ordinary Shares prior to the Closing may decline. The market value of BUJA Ordinary Shares at the time of the Business Combination may vary significantly from its price on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which BUJA Public Shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of PubCo Class A Ordinary Shares could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares may trade at a price significantly below the price you paid for it. In such circumstances, the trading price of PubCo Class A Ordinary Shares may not recover and may experience a further decline.

Factors affecting the trading price of PubCo Class A Ordinary Shares following the Business Combination may include:

●	actual or anticipated fluctuations in PubCo quarterly financial results or the quarterly financial results of companies perceived to be similar to PubCo;

●	changes in the market’s expectations about PubCo’s operating results;

●	success of competitors;

●	PubCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning PubCo or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to PubCo;

●	changes in laws and regulations affecting PubCo’s business;

●	commencement of, or involvement in, litigation involving PubCo;

●	changes in PubCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares available for public sale;

●	any major change in the board of directors or management of PubCo;

●	sales of substantial amounts of securities by PubCo’s directors, executive officers, or significant shareholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism; and

●	other developments affecting the industry.

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Broad market and industry factors may materially harm the market price of PubCo Class A Ordinary Shares irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of PubCo’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies, notably in the industry which investors perceive to be similar to PubCo could depress PubCo’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price for PubCo Class A Ordinary Shares also could adversely affect PubCo’s ability to issue additional securities and PubCo’s ability to obtain additional financing in the future.

BUJA’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.

The Sponsor has agreed that it will be liable to BUJA if and to the extent any claims by a third party for services rendered or products sold to BUJA, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per Public Share and (ii) the actual amount per BUJA Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the funds held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under BUJA’s indemnity of the underwriter of the BUJA IPO against certain liabilities, including liabilities under the Securities Act. However, BUJA has not asked the Sponsor to reserve for such indemnification obligations, nor has BUJA independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of BUJA. Therefore, we cannot provide any assurance that the Sponsor would be able to satisfy those obligations. None of BUJA officers or directors will indemnify BUJA for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that BUJA’s independent directors would take legal action on behalf of BUJA against the Sponsor to enforce its indemnification obligations to BUJA, it is possible that BUJA’s independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. BUJA has not asked the Sponsor to reserve for such indemnification obligations and we cannot provide any assurance that the Sponsor would be able to satisfy those obligations. Accordingly, we cannot provide any assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.15 per Public Share.

Members of BUJA’s management team may be involved in governmental investigations, regulatory proceedings and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated.

Members of BUJA’s management team may have been involved or in the future be involved in governmental investigations, regulatory proceedings and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated. Any such investigations or litigations may divert BUJA’s management team’s attention and resources away from consummating the Business Combination, may be detrimental to its reputation, and thus may negatively affect its ability to complete the Business Combination. Moreover, there may also be negative publicity associated with such government investigations, regulatory proceedings or civil litigation that could foster speculations and reduce investor confidence, regardless of whether the allegations are valid or whether BUJA’s management team prevails in such government investigations, regulatory proceedings or civil litigation. As a result, such investigation, proceeding or litigation may materially and adversely affect our business, financial condition, results of operations, reputation or trading price.

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BUJA may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices.

Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

The securities price of BUJA may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by BUJA shareholders is not obtained or that there are not sufficient funds in the Trust Account, in each case subject to certain terms specified in the Business Combination Agreement (as described in the section entitled “The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing.”). If BUJA does not complete the Business Combination, BUJA could be subject to several risks, including:

●	the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

●	negative reactions from the financial markets, including declines in the price of our BUJA Ordinary Shares because current prices reflect a market assumption that the Business Combination will be completed;

●	the attention of our management will have been diverted to the Business Combination rather than the pursuit of other opportunities in respect of an initial business combination; and

●	we will have a limited period of time, if any, to complete an alternative initial business combination and we may not be as attractive to potential alternative partners to an initial business combination if we are unable to complete the Business Combination.

Either BUJA or GIBO may waive one or more of the conditions to the Business Combination or certain of the other transactions contemplated by the Business Combination Agreement.

Either BUJA or GIBO may agree to waive, in whole or in part, some of the conditions to its obligations to consummate the Business Combination or certain of the other transactions contemplated by the Business Combination Agreement, to the extent permitted by the Existing BUJA Charter and applicable laws. For example, it is a condition to BUJA’s obligations to consummate the Business Combination that certain of GIBO’s representations and warranties are true and correct in all respects as of the date of Second Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect. However, if the Board determines that it is in the best interest of BUJA shareholders to waive any such breach, then the Board may elect to waive that condition and consummate the Business Combination.

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The existence of financial and personal interests of one or more of BUJA’s directors may result in a conflict of interest on the part of such director(s) between what such director(s) may believe is in the best interests of BUJA and its shareholders and such director(s) may believe is best for such director(s) in determining to recommend that shareholders vote for the proposals. In addition, BUJA’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. As of the date of this proxy statement/prospectus, BUJA does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Business Combination has been obtained. While certain changes could be made without further shareholder approval, if there were a change to the terms of the transaction that would have a material impact on the shareholders, BUJA will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal. See the section entitled “The Business Combination Proposal— Interests of BUJA’s Directors and Officers in the Business Combination.” of this proxy statement/prospectus for a further discussion of these considerations.

Termination of the Business Combination Agreement could negatively impact BUJA and GIBO.

If the Business Combination is not completed for any reason, including as a result of BUJA shareholders declining to approve the Proposals required to effect the Business Combination, the ongoing businesses of BUJA and GIBO may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, BUJA and GIBO would be subject to a number of risks, including the following:

●	BUJA or GIBO may experience negative reactions from the financial markets, including negative impacts on the price of BUJA’s securities (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

●	BUJA currently has until March 30, 2025 (or by June 30, 2025, if fully extended) to complete its initial business combination. This deadline may be extended by approval of BUJA shareholders in an amendment to its Existing BUJA Charter, but such an amendment would cause BUJA to incur substantial expenses to seek additional extension(s) and face increased risk to unwind and liquidate if it does not complete its initial business combination within the prescribed timeline;

●	GIBO may experience negative reactions from its investors;

●	BUJA and GIBO will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

●	since the Business Combination Agreement restricts the conduct of BUJA’s and GIBO’s businesses prior to completion of the Business Combination, each of BUJA and GIBO may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available (see the sections entitled “The Business Combination Proposal” and “Summary of the Proxy Statement/Prospectus — Covenants and Agreements of the Parties” of this proxy statement/prospectus for a description of the restrictive covenants applicable to BUJA and GIBO).

If the Business Combination Agreement is terminated and the Board seeks another merger or business combination, BUJA shareholders cannot be certain that BUJA will be able to find another acquisition target that would constitute a business combination or that such other merger or business combination will be completed. See the sections entitled “The Business Combination Proposal — Termination” of this proxy statement prospectus for additional information.

The listing of PubCo’s securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering.

Upon the Closing, we intend to list the PubCo Class A Ordinary Shares on Nasdaq under the symbol “GIBO.” Unlike an underwritten initial public offering of PubCo’s securities, the listing of PubCo’s securities as a result of the Business Combination will not benefit from the following:

●	the book-building process undertaken by underwriters, which helps to inform efficient price discovery with respect to opening trades of newly listed securities;

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●	underwriter support to help stabilize, maintain, or affect the public price of the securities immediately after listing; and

●	underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered, or for statements made by its securities analysts or other personnel.

The lack of such a process in connection with the listing of PubCo’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for PubCo’s securities during the period immediately following the listing than would typically be experienced in connection with an underwritten initial public offering.

As GIBO has waived the $30,000,000 Available Closing Cash as a closing condition to the Business Combination, it is possible that PubCo would have insufficient capital to conduct and grow its business after the Second Closing in the manner described in this proxy statement/prospectus or that PubCo would not be able to meet applicable Nasdaq listing requirements.

On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger. As such, if no sufficient Transaction Financing was committed prior to the Second Closing, it is possible that, after the amount in the Trust Account has been used to pay for the redemption by BUJA Public Shareholders, the transaction expenses, the deferred underwriting commissions and other expenses, PubCo would have insufficient capital to conduct and grow its business after the Second Closing in the manner described in this proxy statement/prospectus or that PubCo would not be able to meet applicable Nasdaq listing requirements.

Further, even though we could obtain any Transaction Financing in connection with the Business Combination, such Transaction Financing may significantly dilute the equity interest of the continuing shareholders of PubCo and may include unfavorable terms, including giving the investor(s) of such Transaction Financing the ability to acquire shares at a price which is less than the market price of the PubCo Class A Ordinary Shares at the time of purchase. GIBO and BUJA can give no assurance that any of them will be able to enter into any financing arrangement or agreement on terms that it considers reasonable or which could reasonably be expected to reduce redemption of public shares by BUJA Public Shareholders.

There is no guarantee that a shareholder’s decision to continue to hold shares of PubCo Class A Ordinary Shares following the Business Combination will put the shareholder in a better future economic position than if they decided to redeem their BUJA Public Shares for a pro rata portion of the Trust Account, and vice versa.

 BUJA and PubCo can give no assurance as to the price at which a shareholder may be able to sell its PubCo Class A Ordinary Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in BUJA’s share price, and may result in a lower value realized now than a shareholder of BUJA might realize in the future had the shareholder redeemed their shares. Similarly, if a shareholder does not redeem their shares, the shareholder will bear the risk of ownership of the BUJA Public Shares after the consummation of any initial business combination, including the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect such shareholder’s individual situation.

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If BUJA shareholders fail to comply with the redemption requirements specified in this proxy statement/ prospectus, they will not be entitled to redeem their BUJA Public Shares for a pro rata portion of the funds held in the Trust Account.

To exercise their redemption rights, holders of BUJA Public Shares are required to deliver their shares, either physically or electronically using Depository Trust Company’s DWAC System, to BUJA’s transfer agent prior to the vote at the Extraordinary Meeting. If a BUJA Public Shareholder fails to properly seek redemption as described in this proxy statement/prospectus and the Business Combination is consummated, such holder will not be entitled to redeem these shares for a pro rata portion of funds deposited in the Trust Account. See the section entitled “Extraordinary Meeting of BUJA shareholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Shareholders of BUJA who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

BUJA Public Shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as fully described in the section entitled “Extraordinary Meeting of BUJA shareholders—Redemption Rights,” deliver their shares (either physically or electronically) to Continental Stock Transfer & Trust Company (or through DTC to Continental Stock Transfer & Trust Company) prior to March 27, 2025.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the aggregate BUJA Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the BUJA Public Shares.

A BUJA Public Shareholder, together with any of such BUJA Public Shareholder’s affiliates or any other person with whom such BUJA Public Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate such Public Shareholder’s shares or, if part of such a group, the group’s shares, with respect to 15% or more of the aggregate BUJA Public Shares. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, BUJA will require each BUJA Public Shareholder seeking to exercise redemption rights to certify to BUJA whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to BUJA at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which BUJA makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over BUJA’s ability to consummate the Business Combination and you could suffer a material loss on your investment in BUJA if you sell such excess shares in open market transactions. Additionally, BUJA Public Shareholders will not receive redemption distributions with respect to such excess shares if BUJA consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the BUJA Public Shares and, in order to dispose of such excess shares, would be required to sell your shares in open market transactions, potentially at a loss. BUJA cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of BUJA Ordinary Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge BUJA’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, BUJA Public Shareholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

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BUJA Public Shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, BUJA Public Shareholders may be forced to sell their BUJA Public Shares and/or BUJA Warrants, potentially at a loss.

BUJA Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: of (1) the completion of BUJA’s initial business combination, and then only in connection with those BUJA Ordinary Shares that such shareholders properly elected to redeem, subject to the limitations described herein, (2) the redemption of any BUJA Public Shares properly tendered in connection with a shareholder vote to amend the Existing BUJA Charter (A) to modify the substance or timing of BUJA’s obligation to provide holders of BUJA Ordinary Shares the right to have their shares redeemed in connection with BUJA’s initial business combination or to redeem 100% of BUJA Public Shares if BUJA does not complete its initial business combination within the prescribed timeline or (B) with respect to any other provision relating to the rights of holders of BUJA Ordinary Shares, and (3) the redemption of BUJA Public Shares if it has not consummated its business combination by the Final Redemption Date, subject to applicable law. In no other circumstances will a BUJA Public Shareholder have any right or interest of any kind in the Trust Account. Holders of the BUJA Warrants and BUJA Rights will not have any right to the proceeds held in the Trust Account with respect to the BUJA Warrants or BUJA Rights. Accordingly, to liquidate your investment, you may be forced to sell your BUJA Public Shares, BUJA Warrants, or BUJA Rights potentially at a loss.

If BUJA is deemed to be an investment company under the Investment Company Act, BUJA may be required to institute burdensome compliance requirements and BUJA’s activities may be restricted, which may make it difficult for BUJA to complete BUJA’s initial business combination.

If BUJA is deemed to be an investment company under the Investment Company Act, BUJA’s activities may be restricted, including:

●	restrictions on the nature of BUJA’s investments; and

●	restrictions on the issuance of securities; each of which may make it difficult for BUJA to complete BUJA’s initial business combination.

In addition, BUJA may have imposed upon BUJA burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, and disclosure requirements and other rules and regulations.

Since the consummation of the IPO, the proceeds held in the Trust Account have been be invested by the trustee in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, BUJA believes BUJA will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Nevertheless, it is possible that a claim could be made that BUJA has been operating as an unregistered investment company. If BUJA was deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which BUJA has not allotted funds and may hinder BUJA’s ability to complete the Business Combination. BUJA might be forced to abandon its efforts to complete the Business Combination and instead be required to liquidate. If BUJA is required to liquidate, its investors would not be able to realize the benefits of owning stock in a successor operating business, such as any appreciation in the value of the BUJA’s securities following such a transaction, BUJA Rights and BUJA Warrants would expire worthless and BUJA Public Shares would have no value apart from their pro rata entitlement to the funds then-remaining in the Trust Account.

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The longer that the funds in the Trust Account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, there is a greater risk that BUJA may be considered an unregistered investment company, in which case BUJA may be required to liquidate.

We may not be able to complete the Business Combination if it is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved.

For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review. Our directors and officers, and member of our Sponsor, are “foreign persons” as defined under the relevant regulations. Specifically:

●	BUJA’s Chairman, Chief Executive Officer and Chief Financial Officer, Dr. Seck Chyn “Neil” Foo, and BUJA’s independent directors, Ms. Bee Lian Ooi, Mr. Phui Lam Lee, and Mr. Suwardi Bin Hamzah Syakir are all located in Malaysia and Malaysian citizens. Such persons currently collectively hold 0.47% of BUJA’s issued and outstanding shares.

●	Our Sponsor, Bukit Jalil Global Investment Ltd., a Cayman Islands exempted company limited by shares, currently holds 37.21% of BUJA’s issued and outstanding shares. Ms. Chyi Chyi Ooi, who is located in Malaysia and a Malaysian citizen, is the sole director and the sole member of the Sponsor and as such is deemed to have sole voting and investment discretion with respect to BUJA’s shares held by the Sponsor.

As a result, an aggregate of 1,861,807 shares, or 37.68% of BUJA’s outstanding shares are held indirectly by non-U.S. persons or persons with foreign citizenship. BUJA is therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor has the ability to exercise control over BUJA for purposes of CFIUS’s regulations. Therefore, it could be subject to foreign ownership restrictions and/or CFIUS review if GIBO is considered to be engaged in a regulated industry or which may affect national security.

Moreover, the scope of CFIUS review was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA’s implementing regulations, which became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” In addition, the implementing regulations also subjects certain categories of investments to mandatory filings. If GIBO’s business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or order us to divest all or a portion of PubCo’s business without first obtaining CFIUS clearance.

As a result of, and upon consummation of the Business Combination, each of BUJA and GIBO shall become a subsidiary of PubCo, and PubCo shall become a new public company owned by the prior holders of BUJA Ordinary Shares, the prior holders of BUJA Rights, the prior holders of BUJA Warrants, and the GIBO Shareholders. PubCo is a holding company incorporated in the Cayman Islands. In addition, GIBO’s businesses are substantially based in Hong Kong. As a result, we do not expect the Business Combination to result in “control” of a “U.S. business” by a “foreign person.” under the regulations administered by CFIUS. Additionally, we do not expect the business of BUJA to be deemed to have a nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” under the regulations administered by CFIUS.

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Notwithstanding the above, if our determination is not correct, or if the regulations change or are interpreted differently in the future, the Business Combination may be subject to CFIUS review or review by another U.S. governmental entity and ultimately prohibited. Even if it not prohibited, any review by CFIUS or another government entity may have outsized impacts on, among other things, the certainty, timing and feasibility of the Business Combination, which would significantly limit or completely hinder our ability to complete the Business Combination and force BUJA to liquidate and our warrants and rights to expire worthless, preventing the possibility of any price appreciation that may have occurred in our securities following the Business Combination.

The process of government review, whether by the CFIUS or otherwise, could be lengthy and BUJA has limited time to complete the Business Combination. If BUJA cannot complete the Business Combination by June 30, 2025 (assuming full extension) because the review process drags on beyond such timeframe or because the Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, it may be required to liquidate. If BUJA liquidates, the BUJA Public Shareholders may only receive $11.31 per share, based on the balance of the Trust Account as of the Record Date, and its warrants and rights will expire worthless. This will also cause you to lose the investment opportunity in GIBO or another target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Changes in laws or regulations related to business combination transactions involving SPACs may materially adversely affect BUJA’s ability to negotiate and complete an initial business combination (including the proposed Business Combination with GIBO).

BUJA is subject to laws and regulations enacted by national, regional, and local governments. In particular, BUJA will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on BUJA’s business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on BUJA’s business, including BUJA’s ability to negotiate and complete BUJA’s initial business combination and results of operations.

On March 30, 2022, the SEC issued proposed rules, which became effective on July 1, 2024, relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies, amending the financial statement requirements applicable to transactions involving shell companies, enhancing disclosures regarding projections in SEC filings in connection with proposed business combination transactions, increasing the potential liability of certain participants in proposed business combination transactions, and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules may materially adversely affect BUJA’s ability to (i) complete the Business Combination with GIBO, or (ii) if BUJA does not complete the Business Combination with GIBO, to engage financial and capital market advisors and negotiate and complete an alternative initial business combination, and, in each case, may increase the costs and time related thereto.

A new 1% U.S. federal excise tax could be imposed on BUJA in connection with redemptions by BUJA of its shares in connection with a business combination or other shareholder vote pursuant to which shareholders would have a right to submit their shares for redemption (a “Redemption Event”).

On August 16, 2022, the Inflation Reduction Act of 2022 (“IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations.

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The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. In this regard, on December 27, 2022, the Treasury and the Internal Revenue Service issued a notice announcing their intent to issue proposed regulations addressing the application of the excise tax, and describing certain rules on which taxpayers may rely prior to the issuance of such proposed regulations (the “Notice”).

Any redemption or other repurchase that occurs after December 31, 2022 in connection with a Redemption Event may be subject to the excise tax. Pursuant to the rules set forth in the Notice, however, redemptions in connection with a liquidation of BUJA are generally not subject to the excise tax. Whether and to what extent BUJA would be subject to the excise tax in connection with a Redemption Event would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Redemption Event, (ii) the structure of the business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the Redemption Event but issued within the same taxable year of the business combination) and (iv) the content of regulations and other future guidance from the Treasury. In addition, because the excise tax would be payable by BUJA, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined; however, BUJA will not use the funds held in the Trust Account or any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay the excise tax, if any. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in BUJA’s ability to complete a business combination.

Risks Related to PubCo’s Securities

The price of PubCo’s securities may be volatile, and the value of its securities may decline.

PubCo cannot predict the prices at which its securities will trade. The price of PubCo’s securities may not bear any relationship to the market price at which its securities will trade after the Business Combination or to any other established criteria of the value of its business and prospects, and the market price of its securities following the Business Combination may fluctuate substantially and may be lower than the price agreed by BUJA and GIBO in connection with the Business Combination. In addition, the trading price of PubCo’s securities following the Business Combination could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of PubCo’s securities include the following:

●	actual or anticipated fluctuations in PubCo’s financial condition or results of operations;

●	variance in PubCo’s financial performance from expectations of securities analysts;

●	changes in PubCo’s projected operating and financial results;

●	changes in laws or regulations applicable to PubCo’s business;

●	announcements by PubCo or its competitors of significant business developments, acquisitions or new offerings;

●	sales of PubCo’s securities by its shareholders or warrant holders, as well as the anticipation of lockup releases;

●	significant breaches of, disruptions to or other incidents involving PubCo’s information technology systems or those of its business partners;

●	PubCo’s involvement in material litigation;

●	conditions or developments affecting the AIGC animation industry;

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●	changes in senior management or key personnel;

●	the trading volume of PubCo’s securities;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a conventional initial public offering and may create risks for PubCo’s unaffiliated investors.

A conventional initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the proxy statement/prospectus unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the business, financial condition and results of operations of a company conducting an initial public offering. Going public via a business combination with a special purpose acquisition company, such as BUJA, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a special purpose acquisition company does not involve a bookbuilding process as is the case in an initial public offering. In any initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a special purpose acquisition company, the value of the target company is established by means of negotiations between the target company and the special purpose acquisition company. The process of establishing the value of a target company in a business combination may be less effective than an initial public offering bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while initial public offerings are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an initial public offering, there is no comparable process of generating investor demand in connection with a business combination between a target company and a special purpose acquisition company, which may result in lower demand for PubCo’s securities after the Closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility.

Outstanding BUJA Warrants will be assumed by PubCo and converted into corresponding warrants to purchase ordinary shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to PubCo’s shareholders.

Outstanding BUJA Warrants will be assumed by PubCo and converted into corresponding warrants to purchase an aggregate of 3,087,153 PubCo Class A Ordinary Shares. The Assumed Public Warrants will not become exercisable until 30 days after the Second Closing, and will expire five years after the completion of the Business Combination. Each Assumed Public Warrant will entitle the holder thereof to purchase one PubCo Class A Ordinary Share at a price of $11.50 per whole share, subject to adjustment. The Assumed Public Warrants may be exercised only for a whole number of Ordinary Shares. To the extent such warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the then-existing holders of PubCo Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of PubCo Class A Ordinary Shares. The exclusive forum provision in the amended and restated warrant agreement can result in increased costs to investors to bring a claim.

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The Warrant Agreement relating to the Public Warrants will provide that PubCo agrees that any action, proceeding or claim against it arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that PubCo irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision could limit Public Warrant holders’ ability to obtain what they believe to be a favorable judicial forum for disputes related to the Warrant Agreement.

In connection with the Business Combination, PubCo will enter into the Warrant Agreement, which relates to the Assumed Public Warrants. The Warrant Agreement will provide that any action, proceeding or claim against PubCo arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, which will be the exclusive forum for any such action, proceeding or claim. This provision will apply to claims under the Securities Act, but as discussed below, will not apply to claims under the Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Warrant Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the exclusive forum provision does not designate the courts of the State of New York as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in that instance.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of the exclusive forum provision in the Warrant Agreement is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in PubCo’s securities.

The exclusive forum provision in the Warrant Agreement may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes related to the Warrant Agreement, which may discourage such lawsuits against PubCo and its directors or officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, PubCo may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of PubCo’s management and board of directors.

PubCo may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

After the Closing, PubCo has the ability to redeem the outstanding Assumed Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sales price of the Ordinary Shares reported has been at least $16.00 per share (subject to adjustment in compliance with Section 4 in the Warrant Agreement), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in in the Warrant Agreement) or PubCo has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1 under the Warrant Agreement; provided, however, that if and when the Public Warrants become redeemable by PubCo, PubCo may not exercise such redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or PubCo is unable to effect such registration or qualification. In such a case, the holders will be able to exercise their warrants prior to redemption for a number of Ordinary Shares determined based on the redemption date and the fair market value of such Ordinary Shares. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of Ordinary Shares to be received is one Ordinary Share per warrant (subject to adjustment) irrespective of the remaining life of the warrants. If and when the Assumed Public Warrants become redeemable, PubCo may exercise such redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Assumed Public Warrants as described above could force you to (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is expected to be substantially less than the market value of the Assumed Public Warrants. None of the assumed private placement warrants will be redeemable so long as they are held by its sponsors or their permitted transferees.

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PubCo will become a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Following the consummation of the Business Combination, PubCo will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because PubCo qualifies as a foreign private issuer under the Exchange Act, PubCo is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards, which may afford less protection to shareholders than they would enjoy if PubCo complied fully with the Nasdaq Stock Market corporate governance listing standards.

Following the consummation of the Business Combination, PubCo’s securities will be listed on the Nasdaq Stock Market. The Nasdaq Stock Market corporate governance listing standards permit a foreign private issuer such as PubCo to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards.

For instance, PubCo is not required to:

●	have a majority of the board be independent;

●	have a compensation committee or a nominations and corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors each year.

PubCo may rely on exemptions available to foreign private issuers in the future, and to the extent that PubCo chooses to do so, its shareholders may be afforded less protection than they otherwise would have under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under the law of the Cayman Islands, PubCo will conduct its operations in Hong Kong, and a majority of its directors and executive officers will reside outside of the United States.

Each of PubCo, BUJA and GIBO is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Business Combination, PubCo will continue to conduct its operations through its subsidiary in Hong Kong. Substantially all of the PubCo’s assets following the Business Combination will be located outside of the United States. A majority of PubCo’s officers and directors following the Business Combination will reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the PubCo or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

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In addition, PubCo’s corporate affairs will be governed by Amended PubCo Charter, the Cayman Companies Act and the common law of the Cayman Islands. The rights of investors to take action against the directors, actions by minority shareholders and the fiduciary duties of the PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (save for the memorandum and articles of association, the register of mortgages and charges, and any special resolutions passed by PubCo’s shareholders) or to obtain copies of register of members of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies.  PubCo’s directors, under the Amended PubCo Charter, may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any account or book or document of PubCo except as conferred by law or authorized by the directors or by an ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent PubCo chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “— As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with the Nasdaq Stock Market corporate governance listing standards.”

As a result of all of the above, PubCo’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.

The Amended PubCo Charter contains certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Amended PubCo Charter that will be in effect upon consummation of the Business Combination contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for Ordinary Shares, and therefore depress the trading price of Ordinary Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by GIBO or taking other corporate actions, including effecting changes in PubCo’s management following the Business Combination. See “Description of PubCo’s Securities.” These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in PubCo’s board of directors or management.

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A market for PubCo’s securities may not develop or be sustained, which would adversely affect the liquidity and price of PubCo’s securities.

Following the Business Combination, the price of PubCo’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of PubCo’s Ordinary Shares will be subject to transfer restrictions following the Business Combination. An active trading market for PubCo’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of PubCo’s securities after the Business Combination may vary due to general economic conditions and forecasts, PubCo’s general business condition and the release of its financial reports. Additionally, if PubCo’s securities are not listed on the Nasdaq Stock Market and are quoted on over-the-counter market, the liquidity and price of PubCo’s securities may be more limited than if PubCo’s securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If after the completion of the Business Combination, PubCo fails to implement and maintain effective internal controls to remediate its material weakness over financial reporting, it may be unable to accurately report its results of operations, meet its reporting obligations or prevent fraud, and investor confidence and the market price of the PubCo’s ordinary shares may be materially adversely affected.

Prior to the completion of the Business Combination, we have been a private company with limited accounting and financial reporting personnel and other resources with which we address our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2023, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses that have been identified relate to (i) a lack of sufficient skilled staff with U.S. GAAP knowledge and the SEC reporting knowledge for the purposes of financial reporting as well as a lack of formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements; and (ii) a lack of internal audit function to establish formal risk assessment process and internal control framework. To remedy the identified material weaknesses, we will adopt further measures to address the underlying causes of these material weaknesses and improve our internal control over financial reporting. We plan to continue to develop a full set of U.S. GAAP accounting policies and financial reporting procedures as well as related internal control policies, including implementing a comprehensive accounting manual to guide the day-to-day accounting operation and reporting work. We are in the process of recruiting financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements to strengthen the financial reporting function and control framework, and will engage external experts and consultants specializing in U.S. GAAP and SEC reporting requirements as additional resources. We will establish an audit committee consisted solely of independent directors to strengthen corporate governance. Additionally, we will supplement and enhance internal training and development programs, and encourage continuous professional education in areas of accounting and reporting for financial reporting personnel. We also intend to implement ongoing monitoring and evaluation over the effectiveness of the implementation of remediation measures. We will begin taking the remediation measures upon the effectiveness of the registration statement on Form F-4 and continue to do so within a reasonable period thereafter. At the current stage, we do not expect to incur any material costs in regard to these remediation measures. We expect to fully remediate the material weaknesses in our internal controls over financial reporting before we cease to be an “emerging growth company.” However, we cannot guarantee that these measures may fully remediate the material weaknesses in our internal control over financial reporting, or we may not be able to conclude that they have been fully remediated.

Following the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the Nasdaq Stock Market. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal controls over financial reporting. Commencing with its fiscal year ending December 31, 2024, PubCo must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.

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Once PubCo ceases to be an “emerging growth company” as the term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting. PubCo’s management and its independent registered public accounting firm may conclude that its internal control over financial reporting is not effective. As a result, PubCo may incur significant expenses and devote substantial effort to expand its accounting and finance functions. Prior to the Business Combination, we were previously not required to test our internal controls within a specified period, and as a result, following the Business Combination, PubCo may experience difficulty in meeting these reporting requirements in a timely manner.

Following the consummation of the Business Combination, PubCo’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in control systems, misstatements due to error or fraud could occur in the future, and a control system could fail to detect control issues and fraud.

If PubCo fails to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or to maintain proper and effective internal controls, it may not produce accurate financial statements in a timely manner. As a result, the market price of the Ordinary Shares may decline and PubCo could be subject to sanctions or investigations by the Nasdaq Stock Market, SEC or other regulatory authorities.

The issuance of additional share capital in connection with financings, acquisitions, investments, PubCo’s equity incentive plans or otherwise, if any, will dilute all other shareholders.

PubCo expects to issue additional shares in the future that will result in dilution to all other shareholders. PubCo may also raise capital through equity financings in the future. As part of PubCo’s business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the PubCo Class A Ordinary Shares to decline.

PubCo does not intend to pay dividends before it becomes profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the PubCo Class A Ordinary Shares.

PubCo does not intend to pay any cash dividends before it becomes profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of PubCo’s board of directors. Accordingly, you may need to rely on sales of the PubCo Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

A significant portion of issued and outstanding PubCo Ordinary Shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the PubCo Class A Ordinary Shares to drop significantly, even if PubCo’s business is doing well.

After the Business Combination, the Sponsor and BUJA’s current officers and directors will beneficially own approximately 0.04% of the aggregate voting power of PubCo’s issued and outstanding share capital, including the 1,904,237 PubCo Class A Ordinary Shares into which the BUJA Founder Shares and BUJA Private Units will convert, in both the no redemption and maximum redemption scenarios. Pursuant to the terms of the letter agreement entered into by and among BUJA and the Insiders, the BUJA Founder Shares (which will be converted into shares of PubCo Class A Ordinary Shares at the Second Merger Effective Time) are subject to certain transfer restrictions as follows:

(i) in the case of BUJA Founder Shares, not to transfer, assign or sell any of the BUJA Founder Shares (except to certain permitted transferees) until (1) with respect to 50% of the BUJA Founder Shares, the earlier of six months after the date of the consummation of BUJA’s initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after BUJA’s initial business combination and (2) with respect to the remaining 50% of the BUJA Founder Shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to BUJA’s initial business combination, BUJA consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of BUJA Private Units, underlying securities and any units may be issued upon the conversion of the working capital loans and underlying securities, until the completion of BUJA’s initial business combination, except for certain exceptions. On the other hand, there is no such lockup period for the existing shareholders of GIBO.

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Pursuant to the Registration Rights Agreement, PubCo will agree that, within 30 days after it received the written request by certain security holders, PubCo will file with the SEC (at PubCo’s sole cost and expense) the Resale Proxy statement/prospectus, and PubCo will use its reasonable efforts to have the Resale Proxy statement/prospectus declared effective by the SEC.

Additionally, PubCo will likely register for resale PubCo Ordinary Shares subject to the assumed GIBO Options, as well as shares held by GIBO’s affiliates that were subject to a lock-up. For more information about the Registration Rights Agreement, see “The Business Combination — Related Agreements —Registration Rights Agreement.”

PubCo is an “emerging growth company,” and the reduced reporting and disclosure requirements applicable to emerging growth companies may make PubCo’s securities less attractive to investors.

PubCo is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in PubCo’s periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act proxy statement/prospectus declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

PubCo will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which PubCo has total annual gross revenue of at least $1.235 billion, or (iii) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which PubCo has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find PubCo’s securities less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for PubCo’s securities, and the price of such securities may be more volatile.

PubCo will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, PubCo will incur significant legal, accounting and other expenses, which PubCo expects to further increase after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. PubCo’s management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase PubCo’s legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. PubCo’s involvement in a class action suit could divert a significant amount of its management’s attention and other resources from its business, which could harm its results of operations and require it to incur significant expenses to defend the suit.

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Any such class action suit, whether or not successful, could harm PubCo’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against it, PubCo may be required to pay significant damages, which could materially adversely affect its financial condition and results of operations.

Risks Related to Taxation

The Business Combination may be a taxable event for U.S. Holders of BUJA Ordinary Shares and BUJA Warrants.

Subject to the limitations and qualifications described in “United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” the Business Combination should qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined in “United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders”) should not recognize gain or loss on the exchange of BUJA securities for PubCo Ordinary Shares, as applicable, pursuant to the Business Combination. However, if the Merger does not qualify as a reorganization within the meaning of Section 368 of the Code for any reason, a U.S. Holder that exchanges its BUJA securities for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Ordinary Shares received and (ii) the U.S. Holder’s adjusted tax basis in the BUJA securities exchanged.

PubCo may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo (or its predecessor BUJA) is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of the PubCo Ordinary Shares that is a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Following the Business Combination, PubCo will be treated as the successor to BUJA for U.S. federal income tax purposes, and for the taxable year that includes the Business Combination and subsequent taxable years, the PFIC asset and income tests will be applied based on the assets and activities of the combined business.

Based on the anticipated timing of the Business Combination, the anticipated assets and income of PubCo and the application of the start-up exception, BUJA or its successor, PubCo (as the case may be), are not currently expected to be treated as a PFIC for the current taxable year ending on December 31, 2024 or the foreseeable future. However, the facts on which any determination of PFIC status are based may not be known until the close of each taxable year in question, and, in the case of the current taxable year, until as late as the close of two subsequent taxable years. Additionally, there is uncertainty regarding the application of the start-up exception.

See “Material Tax Considerations—United States Federal Income Tax Considerations—PFIC Considerations” for a more detailed discussion with respect to PubCo’s PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares.

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EXTRAORDINARY GENERAL MEETING OF BUJA SHAREHOLDERS

General

BUJA is furnishing this proxy statement/prospectus to BUJA shareholders as part of the solicitation of proxies by BUJA’s board of directors for use at the Extraordinary Meeting of BUJA shareholders to be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Date, Time and Place

The Extraordinary Meeting of BUJA shall be held on March 31, 2025, at 9:00 am, Eastern Time, at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the dial-in information: +1 813-308-9980 (Access Code: 173547), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned.

Purpose of BUJA Extraordinary Meeting

At the Extraordinary Meeting, BUJA is asking holders of BUJA Ordinary Shares to:

●	consider and vote upon the Business Combination Proposals; and

●	if presented, consider and vote upon the Adjournment Proposal.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination.

Recommendation of BUJA Board of Directors FOR the Business Combination Proposals and the Adjournment Proposal

BUJA’s board of directors has unanimously determined that the Business Combination Proposals, and the Adjournment Proposal (if presented) are fair to and in the best interests of BUJA; has unanimously approved the Business Combination Proposals and the Adjournment Proposal; unanimously recommends that shareholders vote “FOR” the Business Combination Proposals; and unanimously recommends that shareholders vote “FOR” the Adjournment Proposal if it is presented to the meeting.

The existence of financial and personal interests of one or more of BUJA’s directors results in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BUJA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BUJA’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposals—Interests of BUJA’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

BUJA has fixed the close of business on February 28, 2025, as the “Record Date” for determining BUJA shareholders entitled to notice of and to attend and vote at the Extraordinary Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. BUJA Units, BUJA Warrants and BUJA Rights do not have voting rights. As of the close of business on the Record Date, there were 4,941,322 BUJA Ordinary Shares outstanding and entitled to vote. Each BUJA Ordinary Share is entitled to one vote per share at the Extraordinary Meeting.

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Quorum

The presence, in person or by means of remote communication or by proxy, of the holders of one-third of all the issued and outstanding BUJA Ordinary Shares entitled to vote at the Extraordinary Meeting constitutes a quorum at the Extraordinary Meeting. As of the Record Date for the Extraordinary Meeting, 1,647,108 BUJA Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to BUJA but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.

Votes Required

The approval of the Business Combination Proposals requires a special resolution under Cayman Islands law, being the affirmative vote of shareholders holding at least two-thirds (2/3) of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a simple majority of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Voting Your Shares

If you are a holder of record of BUJA Ordinary Shares, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, you may vote either in person (including virtually) at the Extraordinary Meeting or by submitting a proxy for the Extraordinary Meeting. Whether or not you plan to attend the Extraordinary Meeting, BUJA urges you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Extraordinary Meeting and vote in person (including virtually) if you have already voted by proxy.

If your shares, including those shares held as a constituent part of BUJA Public Units and BUJA Private Units, are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary Meeting. However, since you are not the shareholder of record, you may not vote your shares in person (including virtually) at the Extraordinary Meeting unless you request and obtain a valid proxy from your broker or other agent.

Revoking Your Proxy

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Advantage Proxy, Inc., our proxy solicitor, prior to the date of the Extraordinary Meeting or by voting in person (including virtually) at the Extraordinary Meeting. Attendance at the Extraordinary Meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198.

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If your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Extraordinary Meeting and vote at the Extraordinary Meeting, you must bring to the Extraordinary Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Who Can Answer Your Questions About Voting Your Shares

If you are a BUJA shareholder and have any questions about how to vote or direct a vote in respect of your BUJA Ordinary Shares, you may call Advantage Proxy, Inc., BUJA’s proxy solicitor, at +1 (877) 870-8565, or banks and brokers can call +1 (877) 870-8565, or by email at ksmith@advantageproxy.com.

Redemption Rights

In connection with the Business Combination Proposals, each public shareholder may elect to redeem all or a portion of its public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in BUJA’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (a “Redemption Election”), regardless of how such public shareholder votes on the Business Combination Proposals or whether such public shareholder votes at all. The deadline to make a Redemption Election is two business days prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”).

Holders of outstanding units must separate the underlying public shares, warrants and rights prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to our transfer agent with written instructions to separate such units into public shares, warrants and rights. This must be completed far enough in advance to permit the mailing of the public share certificates back to you (if applicable) so that you may then exercise your redemption rights upon the separation of the public shares from the units. The holders of BUJA Rights have no redemption rights with respect to the BUJA Rights.

You may exercise your redemption rights regardless of whether you vote or, if you vote, irrespective of whether you vote “FOR” or “AGAINST” the Business Combination Proposals or the Adjournment Proposal. As a result, the Business Combination Agreement can be approved by shareholders who shall redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market for its shares, fewer shareholders and the potential inability to meet the Nasdaq listing standards.

Pursuant to the Existing BUJA Charter, a public shareholder may request that the Company redeem all or a portion of such public shareholder’s shares for cash if the Business Combination Proposals is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(1) (a) hold public shares or (b) hold public shares through BUJA Public Units and you elect to separate your units into the underlying warrants and rights prior to exercising your redemption rights with respect to the public shares; and

(2) two business days prior to the scheduled vote at the Extraordinary Meeting, (a) submit a written request, including the name, phone number, and address of the beneficial owner of the shares for which redemption is requested, to BUJA’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attn: SPAC Redemption Team (email: spacredemptions@continentalstock.com), that BUJA redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

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If you hold your shares through a bank or broker, you must ensure your bank or broker complies with the requirements identified herein, including submitting a written request that your shares be redeemed for cash to the transfer agent and delivering your shares to the transfer agent prior to the scheduled vote at the Extraordinary Meeting. You will only be entitled to receive cash in connection with a redemption of these shares if you continue to hold them until the Business Combination is consummated.

Through DTC’s DWAC system, this electronic delivery process can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Tendering or delivering share certificates physically (if any) may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and BUJA’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced redemption process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is BUJA’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. BUJA does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Such shareholders will have less time to make their investment decision than those shareholders that deliver their shares through the DWAC system. Shareholders that request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Share certificates that have not been tendered or delivered in accordance with these procedures prior to the vote on Business Combination Proposals will not be redeemed for cash held in the Trust Account. In the event that a public shareholder tenders its shares and decides prior to the vote at the Extraordinary Meeting that it does not want to redeem its shares, the shareholder may withdraw the tender immediately prior to the scheduled vote at the Extraordinary Meeting. If you delivered your share certificate(s) (if applicable) for redemption to our transfer agent and decide prior to the vote at the Extraordinary Meeting not to redeem your public shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public shareholder tenders shares and the Business Combination Proposals is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination Proposals will not be approved. BUJA anticipates that a public shareholder that tenders shares for redemption in connection with the vote to approve the Business Combination Proposals would receive payment of the redemption price for such shares as soon as practical after the completion of the Second Merger. The transfer agent will hold the certificates of public shareholders that make the Redemption Election until such shares are redeemed for cash or returned to such shareholders.

BUJA shareholders may vote in favor of the Business Combination Proposals and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of BUJA shareholders are substantially reduced as a result of redemption by BUJA shareholders. In the event of significant redemptions, with fewer shares and fewer BUJA shareholders, the trading market for PubCo Class A Ordinary Shares may be less liquid than the market for BUJA Ordinary Shares was prior to the Business Combination. In addition, in the event of significant redemptions, PubCo may not be able to meet the Nasdaq listing standards. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof. PubCo and BUJA have certain obligations in the Business Combination Agreement to use reasonable best efforts to procure the satisfaction of certain conditions precedent for the consummation of the Business Combination, including with respect to satisfying the Nasdaq listing condition.

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No Appraisal or Dissenters’ Rights

BUJA’s shareholders do not have appraisal rights under the Companies Act (Revised) of the Cayman Islands in connection with the proposals to be voted on at the Extraordinary Meeting. Accordingly, BUJA’s shareholders have no right to dissent and obtain payment for their shares; however, BUJA Public Shareholders have a redemption right with respect to their BUJA Public Shares as further described in this proxy statement/prospectus. See “Extraordinary Meeting of BUJA shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your BUJA Public Shares for cash.

Proxy Solicitation Costs

BUJA is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. BUJA and its directors, officers and employees may also solicit proxies in person by telephone or by other electronic means. BUJA shall bear the cost of the solicitation.

BUJA has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. BUJA shall pay Advantage Proxy, Inc. a fixed fee of $12,500, plus disbursements, and to reimburse Advantage Proxy, Inc. for its reasonable and documented costs and expenses, estimated for about $1,500, and shall indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. Such fee shall be paid with non-Trust Account funds. BUJA shall pay the cost of soliciting proxies for the Extraordinary Meeting.

BUJA shall ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions, and shall reimburse such parties for their expenses in forwarding soliciting materials to beneficial owners of BUJA Ordinary Shares and in obtaining voting instructions from those owners.

BUJA’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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PROPOSAL 1 - THE BUSINESS COMBINATION PROPOSALS

General

BUJA Shareholders are being asked to approve by special resolutions:

(a) (i) the Business Combination Agreement (which is attached to this proxy statement/prospectus as Annex A) and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;

(b) the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;

(c) the plan of second merger in relation to the Second Merger attached to this proxy statement/prospectus as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;

(d) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;

(e) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects, and

(f) with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of Chun Yen “Dereck” Lim as the sole director of BUJA be approved, ratified and confirmed in all respects.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination. The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary Meeting to adjourn the Extraordinary Meeting to a later date or dates, if necessary. In no event shall BUJA solicit proxies to adjourn the Extraordinary Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under BUJA Charter, and the Cayman Islands Companies Act (Revised) (the “Cayman Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions and to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of the other. Each of the Business Combination Proposals and the Adjournment Proposal is more fully described in the accompanying proxy statement. Please take the time to read carefully each of the proposals in the accompanying proxy statement before you vote.

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The Business Combination Agreement

On August 5, 2024, BUJA entered into the Business Combination Agreement with PubCo, Merger Sub I, Merger Sub II, and GIBO. On March 3, 2025, the parties entered into an amendment to the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement,

(i) at the First Merger Effective Time (as defined in the Business Combination Agreement), each Company Exchanging Share (as defined in the Business Combination Agreement) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; and specifically, the Founders will receive PubCo Class B Ordinary Shares and the rest of GIBO’s shareholders will receive PubCo Class A Ordinary Shares.

(ii) immediately prior to the Second Merger Effective Time,

a. each Acquiror Unit (as defined in the Business Combination Agreement) issued and outstanding immediately prior to the Second Merger Effective Time (as defined in the Business Combination Agreement) will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror Ordinary Share (as defined in the Business Combination Agreement), one-half (1/2) of an Acquiror Warrant (as defined in the Business Combination Agreement) and one (1) Acquiror Right (as defined in the Business Combination Agreement) in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”);

b. each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”);

(iii) immediately following the Unit Separation and Acquiror Right Conversion,

a. each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and

b. each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

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Representation and Warranties

Under the Business Combination Agreement, the Company and BUJA made representations and warranties to each other, including without limitation as to:

●	due incorporation and valid existence of the organizations,
●	due authorization to conduct business
●	no conflict with existing contracts,
●	receipts of required governmental authorities and consents,
●	full payment of the share capital,
●	accuracy and completeness of financial statements and effectiveness of internal controls,
●	undisclosed liabilities,
●	litigation and proceedings,
●	legal compliance,
●	contracts and no defaults,
●	taxes,
●	absence of changes,
●	authenticity and completeness of proxy/registration statement,
●	investment company status, and
●	brokers’ fees;

in the case of the Company, as to its:

●	benefit plans of the company,
●	labor relations and employees,
●	maintenance and coverage of insurance,
●	licenses to conduct business,
●	equipment and other tangible property,
●	real property,
●	intellectual property,
●	privacy and cybersecurity compliance,
●	environmental matters,
●	anti-corruption compliance,
●	anti-money laundering compliance,
●	sanctions and international trade compliance,
●	relations with vendors, and
●	government contracts; and

in the case of BUJA, as to its:

●	SEC filing requirement compliance,
●	status of trust account,
●	business activities, and

continuance of Nasdaq listing.

Covenants and Agreements of the Parties

The Business Combination Agreement also contains joint covenants of the parties regarding their conduct during the period between the signing of the Business Combination Agreement and the earlier of the closing of the Business Combination or the termination of the Business Combination Agreement, including covenants regarding, among other things, regulatory approvals and filings, preparation of proxy statement/registration statement, shareholder approvals, support of transaction, tax matters, cooperation and consultation, indemnification and insurance, public announcements, transaction financings, key person agreements, post-merger closing directors and officers of PubCo.

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The Business Combination Agreement also includes certain covenants (i) provided by the Company, in connection with, among other things, the conduct of business, inspection, preparation and delivery of additional financial statements, alternative proposals, exchange listing, notice of development, no trading, shareholder litigation, employee matters, shareholder proxies, and transaction documents, and (ii) provided by BUJA, in connection with, among other things, the trust account proceeds and related available equity, Nasdaq listing, no solicitation, and public filings.

Conditions to Consummation of the Business Combination

Consummation of the Business Combination is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Business Combination Agreement and the Business Combination by BUJA’s and the Company’s shareholders.

Other conditions to each party’s obligations include, among other things: (i) the effectiveness of the proxy/registration statement, (ii) the approval of PubCo’s initial listing application with Nasdaq in connection with the Business Combination, (iii) all regulatory approvals necessary to consummate the Business Combination having been obtained, (iv) no governmental authority having enacted, issued, promulgated, enforced or entered any law or governmental order that is then in effect and which has the effect of making the closing of the Business Combination illegal or which otherwise prevents or prohibits consummation of the closing of the Business Combination, (v) all third party consents necessary to consummate the Business Combination having been obtained, (vi) no Company Material Adverse Effect (as defined in the Business Combination Agreement) of any of the Company or the Acquisition Entities (as defined in the Business Combination Agreement) and no Acquiror Material Adverse Effect (as defined in the Business Combination Agreement) of BUJA, and (vii) all Transaction Documents (as defined in the Business Combination Agreement) having been executed and delivered by the other parties thereto and been in full force and effect in according with the terms thereof as of the closing of the Business Combination, as applicable. Any one or more of such conditions may be waived in writing by the party or parties whose obligations are conditioned thereupon.

Other conditions to BUJA’s obligations include, among other things, (i) the Company Fundamental Representations (as defined in the Business Combination Agreement) and certain other Company’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date, respectively, (ii) each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the First Closing or the Second Closing (as the case may be) having been performed in all material respects, (iii) the First Merger having been closed, (iv) each of the Company and the Acquisition Entities having delivered to BUJA good standing certificates or similar documents for the relevant Acquisition Entities in its jurisdiction of incorporation or organization, and (v) each of the Company and the Acquisition Entities having delivered to BUJA a certificate signed by an authorized director or officer of each of the Company and the Acquisition Entities certifying that certain conditions specified in the Business Combination Agreement have been fulfilled. Any one or more of such conditions may be waived in writing by BUJA.

Other conditions to the obligations of the Company and the Acquisition Entities, include, among other things, (i) the Acquiror Fundamental Representations (as defined in the Business Combination Agreement) and certain other of BUJA’s representations and warranties being true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date respectively, (ii) each of the covenants of BUJA to be performed as of or prior to the First Closing or the Second Closing (as the case may be) have been performed in all material respects, (iii) Available Closing Cash (as defined in the Business Combination Agreement) being no less than $30,000,000 upon the Second Closing, and (iv) BUJA having delivered to PubCo a certificate signed by an authorized director or officer of Acquiror certifying that certain conditions specified in the Business Combination Agreement have been fulfilled. Any one or more of such conditions may be waived in writing by GIBO.

  On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger.

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Termination

The Business Combination Agreement may be terminated by mutual written consent of the Company and BUJA and under certain circumstances, including, among other things, (i) by written notice from either the Company or BUJA to the other if any governmental authority has enacted, issued, promulgated, enforced or entered any law or governmental order that is then in effect and which has the effect of making the First Closing or Second Closing illegal or which otherwise prevents or prohibits consummation of the Business Combination, other than any such restraint that is immaterial, (ii) by written notice to BUJA from the Company if the Acquiror Shareholder Approval (as defined in the Business Combination Agreement) has not been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting (as defined in the Business Combination Agreement), (iii) by written notice to the Company from BUJA if there is any breach of any representation, warranty, covenant or agreement on the part of the Company, PubCo, Merger Sub I or Merger Sub II set forth in the Business Combination Agreement, except that, if such breach is curable by the Company, PubCo, Merger Sub I or Merger Sub II, as applicable, through the exercise of its reasonable best efforts within a certain period, (iv) by written notice from either the Company or BUJA to the other if the closing of the First Merger has not occurred on or before the last date required by the Acquiror Charter (as defined in the Business Combination Agreement) for BUJA to consummate a business combination, (v) by written notice to the Company from BUJA if the closing of the Second Merger has not occurred by the third business day following the closing of the First Merger, (vi) by written notice to the Company from BUJA if the Company Shareholder Approval (as defined in the Business Combination Agreement) has not been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting (as defined in the Business Combination Agreement), or (vii) by written notice to BUJA from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of BUJA set forth in the Business Combination Agreement, except that, if such breach is curable by BUJA through the exercise of its reasonable best efforts within a certain period.

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will forthwith become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or shareholders, other than any liability of the Company, PubCo, BUJA , Merger Sub I or Merger Sub II, as the case may be, for any willful and material breach of the Business Combination Agreement occurring prior to the termination.

Governing Law and Dispute Resolution

The Business Combination Agreement, and all claims or causes of action based upon, arising out of, or related to it or the transactions contemplated thereby, is governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Other Transaction Documents

Company Shareholder Support Agreement

In connection with the execution of the Business Combination Agreement, on August 5, 2024, PubCo, the Company, BUJA, and certain shareholders of the Company (the “Requisite Shareholders”), entered into a Company Shareholder Support Agreement (the “Company Shareholder Support Agreement”), pursuant to which the Requisite Shareholders agreed to, among other things, (i) not to transfer any Subject Shares (as defined in the Company Shareholder Support Agreement) until the Expiration Time (as defined in the Company Shareholder Support Agreement), (ii) to vote all the Subject Shares in favor of proposals in connection with the Business Combination, and (iii) to vote all the Subject Shares against the proposals in connection with other alternative business combinations other than the Business Combination with BUJA.

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Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on August 5, 2024, PubCo, the Company, BUJA, and Bukit Jalil Global Investment Ltd. a Cayman Islands exempted company (the “Sponsor”), entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to, among other things, (i) not to transfer any Subject Shares (as defined in the Sponsor Support Agreement) until the Expiration Time (as defined in the Sponsor Support Agreement), (ii) to vote all the Subject Shares in favor of proposals in connection with the Business Combination, and (iii) to vote all the Subject Shares against the proposals in connection with other alternative business combinations other than the Business Combination with the Company.

Form of Registration Rights Agreement

The Business Combination Agreement contemplates that, prior to the Second Merger Effective Time (as defined in the Business Combination Agreement), PubCo and certain other parties thereto will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which PubCo will grant certain registration rights with respect to PubCo’s securities held by such other parties following the closing of the Business Combination.

Form of Assignment, Assumption and Amendment Agreement

The Business Combination Agreement contemplates that, in conjunction with the closing of the Second Merger, PubCo, BUJA and Continental Stock Transfer & Trust Company, LLC (the “Warrant Agent”) will enter into an Assignment, Assumption and Amendment Agreement (the “Assignment, Assumption and Amendment Agreement”), which amends that certain Warrant Agreement, dated as of June 27, 2023, by and between BUJA and the Warrant Agent (as the same may be amended, restated or supplemented, the “Existing Warrant Agreement”), pursuant to which (i) BUJA will assign to PubCo, and PubCo will assume, all of BUJA’s right, title and interest in and to the Existing Warrant Agreement, and (ii) each whole BUJA warrant will be modified to no longer entitle the holder to purchase BUJA’s ordinary shares and instead acquire an equal number of PubCo Class A Ordinary Shares under the terms of the BUJA warrant, subject to adjustment as described therein.

Organizational Structure

The following diagram illustrates GIBO’s corporate structure as of the date of this proxy statement/prospectus:

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The following diagram summarizes BUJA’s corporate structure as of the date of this proxy statement/prospectus.

The following diagram illustrates PubCo’s corporate structure immediately after the completion of the Business Combination:

Memorandum and Articles of Association of PubCo Following the Business Combination

Pursuant to the Business Combination Agreement, upon the First Closing, PubCo’s memorandum and articles of association shall be amended and restated. See “Description of PubCo’s Share Capital,” for a description of the Amended PubCo Charter and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of BUJA’s organizational documents.

Stock Exchange Listing of PubCo Ordinary Shares

PubCo will apply for the PubCo Ordinary Shares to be issued in connection with the Business Combination to be approved for, listing on the Nasdaq and accepted for clearance by DTC.

Delisting and Deregistration of BUJA Ordinary Shares

If the Business Combination is completed, the BUJA Ordinary Shares shall be delisted from Nasdaq and shall be deregistered under the Exchange Act.

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Headquarters

After completion of the transactions contemplated by the Business Combination Agreement, the corporate headquarters and principal executive office of PubCo will be located at Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T., Hong Kong.

Background of Business Combination

The terms of the Business Combination Agreement are the result of arms-length negotiations between BUJA and GIBO, and their respective representatives. The following is a brief description of the background of these negotiations.

BUJA Initial Public Offering

BUJA is a blank check company incorporated in the Cayman Islands on September 15, 2022. BUJA was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The registration statement for BUJA’s initial public offering (“IPO”) became effective on June 27, 2023. On June 30, 2023, BUJA consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “BUJA Public Units”). Each BUJA Public Unit consists of one ordinary share, $0.0001 par value per share (the “BUJA Ordinary Shares”), one-half of one redeemable warrant (the “BUJA Warrant”), each whole BUJA Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, and one right (the “BUJA Right”), each one BUJA Right entitling the holder thereof to exchange for one-tenth of one ordinary share upon the completion of BUJA’s initial business combination. The BUJA Public Units were sold at an offering price of $10.00 per BUJA Public Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, BUJA completed the private sale of 424,307 units (the “BUJA Private Placement Unit”) at a purchase price of $10.00 per BUJA Private Placement Units to Bukit Jalil Global Investment Ltd., a Cayman Islands company (the “Sponsor”), generating gross proceeds to BUJA of $4,243,070. Each BUJA Private Placement Unit consists of one ordinary share, one-half of one warrant, and one right. These BUJA Private Placement Units are identical to the BUJA Public Units, subject to limited exceptions. However, the holder of the BUJA Private Placement Units is entitled to registration rights. In addition, the BUJA Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until completion of the initial business combination.

Following the closing of the IPO and the issuance and the sale of BUJA Private Placement Units on June 30, 2023, $58,362,500 ($10.15 per BUJA Public Unit) from the net proceeds of the sale of the BUJA Public Units in the IPO and the sale of BUJA Private Placement Units was placed into a U.S. based trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company, acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

On August 17, 2023, BUJA announced that holders of BUJA Public Units may elect to separately trade the BUJA Ordinary Shares, BUJA Warrants, and BUJA Rights included in its Public Units, commencing on or about August 21, 2023.

Extension of the Period of Time to Consummate Initial Business Combination

On June 29, 2024, BUJA held an extraordinary general meeting (the “First Extraordinary Meeting”), where the shareholders of BUJA approved the proposal to amend Articles 48.7 and 48.8 of BUJA’s Amended and Restated Memorandum and Articles of Association (the “Current MAA”) to provide that BUJA must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such Business Combination and redeem or repurchase 100% of BUJA’s public shares included as part of the public units issued in the IPO (the “Termination Date”), and if BUJA does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a Monthly Extension, for a total of up to twelve months to June 30, 2025, without the need for any further approval of BUJA’s shareholders (the “Extension”).

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In addition, at the First Extraordinary Meeting, the shareholders of BUJA also approved the proposal to amend Articles 48.2, 48.4, 48.5, and 48.8 of the Current MAA (such amendment, together with the amendment mentioned in the last paragraph, the “MAA Amendment”) to eliminate the limitation that BUJA may not redeem BUJA’s public shares in an amount that would cause BUJA’s net tangible assets to be less than US$5,000,001 following such redemptions.

In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of BUJA were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly in July 2024.

To effectuate each Monthly Extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public share in the Trust Account (the “July 2024 Extension Payment”) so that BUJA has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

On August 1, 2024, the Sponsor deposited $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting in BUJA having until August 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”).

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 31, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

Target Search

After the consummation of the Initial Public Offering, BUJA began their search for a suitable target for a business combination. In addition, they were contacted by a number of individuals and entities with respect to potential business combination opportunities.

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Between July 13, 2023 and the date hereof, BUJA was introduced to potential target candidates involved in various industries and sectors. Below is a list of the candidates that BUJA assessed in substance and did not proceed with a potential business combination.

Candidate One: On July 21, 2023, Alliance Global Partners (A.G.P.), USA, introduced Candidate One to BUJA. Candidate One is an integrated renewable energy infrastructure company based in Europe. On July 21, 2023, Candidate One and BUJA signed a non-disclosure agreement. The co-owner and managing partner of Candidate One and Mr. Neil Foo (“Mr. Foo”), the CEO of BUJA discussed operational history, business and focus of Candidate One in the renewable energy sector and the capital need for its growth. BUJA assessed the business of Candidate One and decided not to move forward because that Candidate One required substantial capital to expand green hydrogen infrastructure while its slow business growth made fund raising challenging, and its cross-continent market expansion exposed it to significant risk associated with diversified local policies and regulations.

Candidate Two: On July 17, 2023, CEO of a publicly listed company in Malaysia (“Parent of Candidate Two”) approached BUJA with regards to Candidate Two, a subsidiary of such public company. Candidate Two is an integrated manufacturer specializing in the production of wires and cables, power supply cord sets, and molded cable assemblies for original equipment manufacturers (OEMs) and original design manufacturers (ODMs) in the USA and international markets. On August 2, 2023, the CEO of Parent of Candidate Two, on behalf of the Candidate Two attended a meeting with Mr. Foo in Malaysia. The parties discussed the business of Candidate Two and its financial performance. On August 8, 2023, BUJA and Candidate Two signed a non-disclosure agreement and BUJA received the business plan, general information and financial reports of Candidate Two. BUJA evaluated complexity of a business combination involving spinning off Candidate Two from a publicly listed company in Malaysia which typically would take 12-24 months to complete and uncertainty in completing such transaction; and decided not to move forward.

Candidate Three: On August 8, 2023, BUJA was introduced to Candidate Three by a senior partner at China Partners, a financial advisor of Candidate Three. Candidate Three is a freight forwarding services company based in Hong Kong. On August 22, 2023, members of China and Partners as the representatives of Candidate Three, and Mr. Neil had a web conference meeting. The parties discussed engagement and experience of China & Partners, business summary and plan of Candidate Three and capital needs for Candidate Three to expand its business. On August 8, 2023, BUJA and Candidate Three signed a non-disclosure agreement. Following this, Candidate Three provided a valuation summary. BUJA decided not to consummate a potential business combination with Candidate Three due to several critical concerns: lack of high-growth potential and sustainability, lack of competitive strength without technological advancement, risks of the increase in international trades with negative impact on air cargo and freight business.

Candidate Four: In August 2023, Candidate Four contacted BUJA directly. On September 13, 2023, the founder, together with the CEO of Candidate Four did an online presentation introducing its brand hotel concept on a chain of 3-star hotels and its competition strength in the market. On September 28, 2023, Candidate Four and BUJA signed a non-disclosure agreement. BUJA decided not to proceed further because Candidate Four desired an equity value of Candidate Four, in BUJA’s opinion, unreasonable given that the hotel concept of Candidate Four would require heavy asset investment to secure its stable revenue and does not support such valuation.

Timeline of the Business Combination

On July 18, 2023, BUJA hosted an event in Banyan Tree Hotel, Kuala Lumpur, Malaysia where BUJA invited through its network local businesses that might potentially interested in U.S. listing. At the event, Mr. Foo introduced BUJA and its search for a potential target. Mr. Chun Yen “Dereck” Lim, the CEO of GIBO and Mr. Jing Tuang “Zelt” Kueh, the CTO of GIBO approached Mr. Foo. They introduced GIBO as a generative AI animation platform company and had a brief conversation about its intention to explore the possibility of a business combination and expressed interest in exploring the possibility of a potential business combination with BUJA. Both parties agreed to continue their conversation.

On August 6, 2023, Mr. Lim and Mr. Kueh met with Mr. Foo in person at the Banyan Tree Hotel in Kuala Lumpur, Malaysia to further discuss the potential business combination. During the meeting, Mr. Foo provided an overview of BUJA including its search deadline, structure, utilizing public listing through a business combination with BUJA. Mr. Lim and Mr. Kueh presented GIBO’s company profile, including management’s short-term and long-term strategic vision for addressing industry opportunities and challenges. They expressed a strong interest in merging with BUJA to achieve their public listing and access the U.S. capital markets for additional financing and international branding and marketing.

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On August 17, Mr. Foo met with Ms. Katrina Hung, the CFO of GIBO, in Shantou, China to gain a understanding of GIBO’s financial data and business development. During this meeting, GIBO provided insights into the AI-generated content animation market, including the current market size, the number of viewers on animation streaming platforms. Additionally, GIBO shared data on the number of viewers, revenue models, and business plan for the next five years.

On September 1, 2023, upon BUJA’s request, GIBO provided additional information on its user base and data and an initial five-year financial projection, along with supporting data for these projections, particularly considering the high growth potential of the AI animation industry. After review, BUJA felt that the data support for the projections were insufficient, however, BUJA would focus on analyzing GIBO’s user base and market potential. BUJA advised both parties to sign a non-disclosure agreement (NDA) before proceeding further in their discussions.

On October 24, 2023, GIBO and BUJA executed a non-disclosure agreement.

On December 4, 2023, Mr. Neil Foo met with three independent directors of BUJA—Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir—at the Banyan Tree Hotel in Kuala Lumpur. During this meeting, Mr. Neil provided an update on the progress of the search and introduced GIBO’s business and its potential transaction with BUJA. The discussions emphasized the importance of safeguarding shareholders’ interests by ensuring that any business combination is evaluated thoroughly. It was agreed that BUJA should proceed by signing a Letter of Intent (LOI) with GIBO and engage an independent third party to provide a third-party fairness opinion on the enterprise value of GIBO. This decision highlights BUJA’s commitment to protecting shareholder value by ensuring that the terms of the transaction are fair and that the enterprise value is assessed objectively, thus reinforcing the management’s duty of care in securing a beneficial outcome for its shareholders.

On January 5, 2024, in order to obtain additional information regarding GIBO and allow for more time for the parties to negotiate the substantive terms of a business combination, BUJA and GIBO signed a non-binding letter of intent (the “LOI”), which contemplated the following terms, among others: (i) the LOI is intended to express only a mutual indication of interest in a potential business combination and shall not create legal obligation to the parties, except for certain binding matters; (ii) the obligations of the parties to consummate the business combination are subject to and conditioned upon the negotiation and execution of a definitive agreement; (iii) each party and their representatives will keep confidentiality of information obtained from the other party about its properties, employees, finances, businesses and operations, and will use such information solely for the purpose of evaluating and implementing the proposed business combination; (iv) until the termination of the LOI, BUJA and GIBO both will not to, and shall cause their affiliates and representatives not to, engage in any discussion with other third party concerning any potential investment (as applicable to GIBO) or initial business combination (as applicable to BUJA); (v) each party will cooperate with the other party regarding all due diligence matters, including document requests; (vi) each party will bear its own costs and expenses in connection with the LOI and negotiation of the proposed transaction; and (vii) the LOI will be automatically terminated on March 31, 2024 (the “Termination Date”) unless extended.

Also on January 5, 2024, as an exhibit to the LOI, BUJA and GIBO agreed on a non-binding term sheet (the “Term Sheet”). The Term Sheet provided, among others, that the total consideration of the business combination will be based on equity value of GIBO at a range between $7,500,000,000 to $12,000,000,000, to be paid by the shares of the combined entity at the price of the redemption price. To reach the valuation range, BUJA considered GIBO’s user base, market potential, and potential business development plan.

On January 7, 2024, Neil visited GIBO’s office in Hong Kong with GIBO management team.

On January 10, 2024, BUJA engaged Robinson & Cole LLP (“R&C”) as its U.S. securities counsel in connection with the Business Combination.

On January 25th, 2024, BUJA’s management held an introductory conference call with King Kee Appraisal and Advisory Limited (KKG) to discuss the terms of the engagement letter proposed by KKG. Right after the call, BUJA conducted an internal management meeting at Pavilion Hotel, Kuala Lumpur, with three of its independent directors—Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir. During the meeting, Neil Foo presented the profile of KKG. Following the presentation, the board members agreed to engage KKG to determine whether the valuation given to GIBO would be fair from the financial point of view.

On February 22, 2024, BUJA engaged Messina Madrid Law PA (“MML”) as its U.S. tax counsel and Maples was engaged as its Cayman Islands counsel in connection with the Business Combination Agreement and related transactions.

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On March 2, 2024, based on the discussion with BUJA and MML, R&C sent a preliminary transaction structure proposal (the “Preliminary Structure”) to DLA Piper UK LLP (“DLA”), the U.S. legal counsel of GIBO. According to the Preliminary Structure, (i) BUJA would set up a wholly-owned subsidiary in Cayman Islands (“Purchaser”); (ii) Purchaser would set up a wholly-owned subsidiary in Cayman Islands (“Merger Sub”); (iii) BUJA would merge with and into Purchaser, with Purchaser being the surviving listed entity (the “ListCo”); (iv) Merger Sub would merge with and into GIBO, with Merger Sub being the surviving entity; and (v) GIBO’s then existing shareholders would receive ListCo’s shares as the merger consideration.

On March 5, 2024, DLA sent a revised transaction structure proposal (the “Revised Structure”) to R&C, which was the same as the transaction structure contemplated in the final Business Combination Agreement.

On March 7, 2024, BUJA’s and GIBO’s management, R&C, DLA and MML had a conference call to discuss the Revised Structure, after which the parties reached an agreement on the Revised Structure based on overall consideration of various factors including the potential taxation impacts.

On March 29, 2024, BUJA and GIBO entered into an amendment to the LOI to extend the Termination Date to May 31.

On April 2, 2024, R&C and DLA agreed on the due diligence request list to be used for the due diligence review of GIBO. Based on the due diligence request list and R&C’s follow-up requests from time to time, GIBO uploaded due diligence documents to the data room for R&C’s review. R&C conducted legal due diligence on GIBO based on the due diligence documents provided by GIBO, and provided a legal due diligence memorandum to BUJA’s management, which was shared with BUJA’s board of directors.

On April 10, 2024, after the transaction structure was finalized by BUJA, GIBO and their respective advisors, R&C sent an initial draft of the Business Combination Agreement to DLA, the legal counsel to GIBO, which reflected the terms in the executed Term Sheet.

On April 22, 2024, BUJA entered into an advisory agreement with A.G.P./Alliance Global Partners (“AGP”), the representative of the underwriters for the initial public offering of BUJA, to act as the financial advisors to BUJA with respect to the proposed business combination with GIBO, pursuant to which AGP shall provide certain advisory services to BUJA and BUJA shall pay to AGP certain compensation in the form of cash and shares of the combined entity. Further details of these arrangement are set forth in the section entitled “Business Combination Proposal—Certain Engagements in Connection with the Business Combination and Related Transactions.” On May 1, 2024, DLA sent to R&C preliminary comments on the draft Business Combination Agreement.

On May 30, 2024, the management of BUJA and GIBO had a conference call to discuss the dual share structure. BUJA and GIBO agreed that GIBO would provide a proposal for the dual share structure for the parties’ further discussion after GIBO’s reorganization was completed.

On May 31, 2024, BUJA and GIBO entered into another amendment to the LOI to extend the Termination Date to August 31, 2024.

On June 29, 2024, BUJA held an extraordinary general meeting (the “First Extraordinary Meeting”), where the shareholders of BUJA approved the proposal to amend Articles 48.7 and 48.8 of BUJA’s Amended and Restated Memorandum and Articles of Association (the “Current MAA”) to provide that BUJA must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such Business Combination and redeem or repurchase 100% of BUJA’s public shares included as part of the public units issued in the IPO (the “Termination Date”), and if BUJA does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a Monthly Extension, for a total of up to twelve months to June 30, 2025, without the need for any further approval of BUJA’s shareholders (the “Extension”). In addition, at the First Extraordinary Meeting, the shareholders of BUJA also approved the proposal to amend Articles 48.2, 48.4, 48.5, and 48.8 of the Current MAA (such amendment, together with the amendment mentioned in the last paragraph, the “MAA Amendment”) to eliminate the limitation that BUJA may not redeem BUJA’s public shares in an amount that would cause BUJA’s net tangible assets to be less than US$5,000,001 following such redemptions. In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of BUJA were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly in July 2024.

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To effectuate each Monthly Extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public share in the Trust Account (the “July 2024 Extension Payment”) so that BUJA has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

On July 25, 2024, the managements of BUJA and GIBO had a conference call to discuss the dual share structure and the transaction expenses. GIBO proposed a dual share structure with Class A and Class B ordinary shares in PubCo, and BUJA and GIBO agreed that GIBO would provide detailed arrangement in the next draft Business Combination Agreement. In addition, BUJA and GIBO agreed to add a $5 million cap for the transaction expenses to be borne by GIBO to the Business Combination Agreement. On the same day, DLA circulated draft disclosure schedule of GIBO to BUJA, after which R&C sent follow-up due diligence questions to GIBO and DAL based on its review.

On July 31, 2024, the managements of BUJA and GIBO had a conference call to finalize the dual share structure and the $5 million cap for the transaction expenses to be borne by GIBO, which were then reflected in the Business Combination Agreement.

On August 1, 2024, the Sponsor deposited another $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting BUJA having until August 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”).

Between August 1, 2024 through the date of execution on August 5, 2024, BUJA, GIBO and each of their legal counsels continuously communicated with respect to transaction documents, legal due diligence and questions raised by counsels from time to time. With regards to the equity value of GIBO, the parties had extensive discussions after signing the LOI, GIBO based on their projections, proposed a valuation of $9 billion, BUJA considered in addition to the projections, GIBO’s user base, business plan and market development, countered to $8.28 billion. GIBO after internal discussions, agreed to such amount on August 4, 2024.

During the drafting and review process, directed by management of BUJA, R&C sent a draft of the Business Combination Agreement and ancillary transaction agreements to BUJA’s board of directors for their review, as well as other related documents including a legal due diligence memorandum, a draft fairness opinion and analysis report, and GIBO’s investor deck for BUJA’s board of directors’ consideration. BUJA’s board of directors was regularly updated with any additional changes and updates until the parties finalized the Business Combination Agreement.

During the period from the date of the Term Sheet until the date of the Business Combination Agreement, BUJA and GIBO, along with respective counsels and advisors, had various emails and conference calls to discuss the terms and conditions set forth in the Business Combination Agreement and ancillary agreements. Substantive negotiations centered around the following points:

(i)	Dual share structure. Although the term sheet did not provide the dual share structure, BUJA and GIBO agreed on the dual share structure as provided in the final Business Combination Agreement.

(ii)	Valuation of equity value of GIBO. The valuation range set forth in the Term Sheet is $7,500,000,000 to $12,000,000,000, which is subject to adjustment agreed by the parties. After signing the LOI, the parties had extension discussions about the valuation. In the beginning, BUJA felt that the data support for the projections were insufficient. GIBO subsequently supplemented the assumptions supporting the projections and provided explanations for the assumptions. And based on the more rigorous assumptions, the projection numbers were adjusted. GIBO based on its projections proposed a valuation of $9 billion. BUJA considered in addition to the projections, GIBO’s user base, business plan, market development and others, countered $8.28 billion. GIBO after internal discussions, agreed to such amount on August 4, 2024.

(iii)	Others. During the review period, the parties also had discussions and negotiations regarding, among others, the transaction expenses, the scope of the representations and warranties, the closing conditions, and the per-closing covenants and the termination terms and conditions.

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On August 5, 2024, a meeting of BUJA’s board of directors was called to discuss and approve the Business Combination Agreement and the Business Combination. During the meeting, KKG presented to BUJA’s board of directors an analysis report, including its analysis as to whether the total consideration to be paid to the shareholders of GIBO in connection with the Business Combination is fair to the shareholders of BUJA from a financial point of view. KKG rendered its oral opinion to BUJA’s board of directors to the effect that, as of August 5, 2024, and based on and subject to the assumptions, limitations, qualifications, and other matters considered in the preparation of such opinion that the consideration to be paid by BUJA in connection with the Business Combination pursuant to the Business Combination Agreement is fair, from a financial point of view, to BUJA’s unaffiliated shareholders. R&C also reiterated to the board members the transaction structure and material transaction terms under the Business Combination Agreement. After considering the proposed terms of the Business Combination Agreement and other related transaction agreements, and taking into account the other factors described below under the caption “The Board’s Reasons for the Approval of the Business Combination,” BUJA’s board of directors unanimously approved the Business Combination Agreement and the Business Combination, and determined that it was advisable and in the best interests of BUJA to consummate the Business Combination contemplated by the Business Combination Agreement. BUJA’s board of directors directed that the Business Combination Proposals and the other proposals described in this proxy statement/prospectus be submitted to BUJA’s shareholders for approval and adoption, and recommended that BUJA’s shareholders approve and adopt the Business Combination Proposals and the other proposals. On the same day, GIBO and BUJA executed the Business Combination Agreement.

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

During November 15 to November 21, 2024, directed by management, R&C circulated the drafts of the updated fairness opinion prepared by KKG, the revised discourses in connection with the financial projections of GIBO in the amended registration statement on Form F-4 and other related documents to BUJA’s board for their review and consideration. On November 21, 2024, a meeting of BUJA’s board of directors was called to discuss and approve the updated financial projections and valuation of GIBO. During the meeting, KKG presented to BUJA’s board of directors an updated analysis report, including its analysis as to whether the total consideration to be paid to the shareholders of GIBO in connection with the Business Combination is fair to the shareholders of BUJA from a financial point of view, considering the adjustments to the financial projections. According to the updated fairness opinion, the board determined that as of November 21, 2024, and based on and subject to the assumptions, limitations, qualifications, and other matters considered in the preparation of such opinion that the consideration to be paid by BUJA in connection with the Business Combination pursuant to the Business Combination Agreement is fair, from a financial point of view, to BUJA’s unaffiliated shareholders. The board also noted that they would continue monitoring and assessing the reasonable basis, assumptions, limitations and qualifications of the projections of GIBO with the management of BUJA. For more information, see “Proposal 1: The Business Combination Proposals — Basis for the Board’s Recommendation — Fairness Opinion”. After reviewing and discussing the updated financial projections and valuation of GIBO, BUJA’s board of directors unanimously approved and determined that it was advisable and in the best interests of BUJA to consummate the Business Combination contemplated by the Business Combination Agreement.

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 31, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has agreed to waive the Available Closing Cash as a closing condition to the Second Merger.

On March 3, 2025, BUJA consented to the transfers of shares of GIBO held by certain GIBO Shareholders. On the same date, GIBO, BUJA and other parties to the Business Combination Agreement entered into an amendment to the Business Combination Agreement, pursuant to which the definition of “Company Founders” shall also include the transferees of the Company Founders.

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Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
BUJA public security holders	Failure to complete a business combination would result in the BUJA being de-listed and trust liquidated; and the rights and warrants would become valueless. The Business Combination would create value for the BUJA and its shareholders.	BUJA could potentially have found a target that may have a more optimal risk/return profile than GIBO. In this case, BUJA, its shareholders and affiliates would stand to benefit more than in the Business Combination with GIBO.
Sponsor and its affiliates	Failure to complete a business combination would result in the BUJA being de-listed and trust liquidated; and more importantly, BUJA Founder Shares and BUJA Private Units held by the Sponsor will become valueless. The Business Combination would create value for the BUJA and its shareholders.	BUJA could potentially have found a target that may have a more optimal risk/return profile than GIBO. In this case, BUJA, its shareholders and affiliates would stand to benefit more than in the Business Combination with GIBO.
GIBO and its affiliates

After the consummation of the Business Combination, PubCo Ordinary Shares will be listed on Nasdaq. As a U.S. public company, PubCo will enjoy enhanced visibility in the capital markets, which could help amplify the brand awareness and promote the business growth of PubCo or GIBO. In addition, PubCo will be able to raise funds through the U.S. public capital markets, providing it with access to capital to execute its expansion and growth strategies. Further, to the extent that the PubCo Ordinary Shares will trade above the per share acquisition price of GIBO Shareholders, GIBO Shareholders will receive a positive return on their respective investments.

GIBO has and continues to incur significant fees and expenses associated with completing the Business Combination, and GIBO’s management has invested substantial time and effort to complete the Business Combination. There are risks that the benefits sought to be achieved by the Business Combination might not be achieved fully or may not be achieved within the expected timeframe, and that completion of the Business Combination is conditioned on satisfaction of certain closing conditions which are not within GIBO’s control.

Unaffiliated security holders of BUJA	If the market was to recognize the valuation and potential of PubCo, the stock price may be expected to increase from the trust level of approximately $11.31 per share, based on the balance of the Trust Account as of the Record Date, which will benefit the shareholders.	For non-redeeming shareholders the risk is that the market will not support the valuation of PubCo either as a result of the general market downturn or risks specific to PubCo. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $11.31, based on the balance of the Trust Account as of the Record Date. If this scenario were to materialize, the public shareholders would have been better off redeeming rather than holding the stock post business combination.

BUJA Board’s Reasons for the Approval of the Transactions

BUJA is a blank check company incorporated in the Cayman Islands on September 15, 2022. BUJA was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

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The Business Combination with GIBO resulted from a thorough search for a potential target, utilizing BUJA’s resources along with the investment and operational experience of BUJA’s management and the BUJA Board. The terms of the Business Combination are the result of extensive negotiations between BUJA and GIBO.

From the date of the BUJA IPO through the execution of the Business Combination Agreement on August 5, 2024, BUJA evaluated various potential target companies. BUJA followed the initial set of criteria and guidelines outlined in the prospectus for the BUJA IPO to assess the value and the growth of the potential target companies but did not limit itself to those criteria. BUJA’s management evaluated business combination opportunities made available to BUJA’s management based on the merits of a particular initial business combination which may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that BUJA’s management deemed relevant.

Prior to reaching the decision to approve the Business Combination Agreement and the Business Combination, the BUJA Board reviewed the results of the business and financial due diligence conducted by BUJA’s management and third-party legal and financial advisors, which included:

(1)	Extensive meetings with GIBO’s management.

(2)	Research on the market and the comparable selected public companies.

(3)	Analysis of GIBO’s business models, business plans and strategies.

(4)	Assessment of GIBO’s total addressable market, key competitors, competitive advantages, barriers of entry and target market share.

(5)	Onsite visiting of GIBO’s office in Malaysia.

(6)	Several discussions with the principal shareholders and senior management of GIBO on the future growth strategy of GIBO.

(7)	Review of GIBO’s corporate documents, material business contracts and other relevant due diligence documents.

(8)	Analysis and review of GIBO’s historical financial statements.

(9)	Review of GIBO’s related party transactions.

(10)	The operating and financial results, forecasts and projections of GIBO rely upon assumptions and analyses developed by GIBO.

(11)	Assessment of GIBO’s public company readiness.

In evaluating the Business Combination with GIBO, the BUJA Board consulted with KKG with regards to valuation of GIBO.

In particular, the BUJA Board engaged an independent third party, KKG, to analyze the Business Combination Agreement and the Business Combination and render a fairness opinion, pursuant to which it determined that the consideration to be paid by BUJA in connection with the Business Combination was fair to BUJA from a financial point of view.

In evaluating the transaction structure, the BUJA Board has considered various factors, including, among others, the possibility to accommodate PubCo’s foreign private issuer status and the overall tax efficiency. Upon discussion between BUJA and GIBO, the parties agreed to adopt the Revised Structure, which is known as double dummy and commonly used in de-SPAC transactions.

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The BUJA Board has also considered a number of other factors to approve the Business Combination Agreement and the Business Combination, including, but not limited to:

●	the business, history, and management of GIBO;

●	the likelihood that the Business Combination will be completed;

●	the expected timeline to complete the Business Combination;

●	the terms of the Business Combination Agreement and the belief that the terms of the Business Combination Agreement, including the representations, warranties, covenants, and conditions to the parties’ respective obligations, are reasonable in light of the entire transaction;

●	the view of BUJA’s management as to the financial condition, results of operations, and business of GIBO before and after the Business Combination based on due diligence;

●	the fact that consummating the Business Combination will mean BUJA cannot pursue other alternatives that could potentially result in greater value for BUJA;

●	the need for financing to complete the Business Combination;

●	the risk that the Business Combination may not be completed in a timely manner or at all; and

●	various other risks associated with the Business Combination.

The BUJA Board also identified and considered the following factors and risks as weighing negatively against pursuing the Business Combination Agreement and the Business Combination (although not weighted or in any order of significance):

●	Developmental stage company risk. GIBO was newly established in 2019, and may not be able to execute or fully execute on its business plan as described in this proxy statement/prospectus.

●	Lack of operating history. The fact that GIBO is an early-stage company incorporated in 2019 and has limited operating history.

●	Risk that the benefits from the positive factors described above may not be achieved. There are uncertainties if benefits from the positive factors described above with respect to the potential the Business Combination will be fully achieved.

●	Forecasts and projections may prove incorrect. The operating and financial results, forecasts and projections of GIBO rely upon assumptions and analyses developed by GIBO.

●	Risk of the liquidation of BUJA. BUJA might be liquidated if not able to complete the Business Combination within the prescribed time period, which might divert BUJA’s management’s focus and resources from other business combination opportunities.

●	Redemption risks. It is uncertain if and how many BUJA shareholders may elect to redeem their BUJA Public Shares prior to the consummation of the Business Combination.

●	Other risks. Various other risks associated with the Business Combination and redemptions, the business of BUJA and the business of GIBO as described in “Risk Factors,” including GIBO’s need to raise additional capital to finance its operations.

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In addition to considering the factors described above, BUJA Board also considered that BUJA’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of BUJA shareholders, including the fact that the BUJA Initial Shareholders may experience a positive rate of return on their investment, even if BUJA Public Shareholders experience a negative rate of return on their investment, due to having purchased Founder Shares for approximately $0.0174 per share. The BUJA Board was aware of and considered these interests, among other matters, in reaching the determination that the consideration to be paid by BUJA in connection with the Business Combination was fair to BUJA from a financial point of view. See “— Interests of BUJA’s Directors and Officers in the Business Combination” below. However, the BUJA Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the BUJA IPO and would be included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, and (iii) the Business Combination were structured so that the Business Combination may be completed even if BUJA Public Shareholders redeem a substantial portion of the BUJA Public Shares. The independent directors of BUJA did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination and/or preparing a report concerning the approval of the Business Combination. The Business Combination was not structured to require the approval of at least a majority of unaffiliated security holders of BUJA.

After considering the foregoing factors, the BUJA Board concluded, in its business judgment, that the potential benefits that it expected BUJA and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. The BUJA Board also noted that BUJA shareholders would have a substantial economic interest in PubCo (depending on the level of BUJA shareholders that sought redemption of their BUJA Public Shares for cash). Accordingly, the BUJA Board unanimously determined that the Business Combination Agreement and the related agreements and the Business Combination are advisable, fair to and in the best interests of BUJA and its shareholders.

The preceding discussion of the information and factors considered by the BUJA Board is not intended to be exhaustive but includes the material factors considered by the BUJA Board. In view of the complexity and wide variety of factors considered by the BUJA Board in connection with its evaluation of the Business Combination Agreement and the Business Combination, the BUJA Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the BUJA Board may have given different weight to different factors. The BUJA Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

This explanation of the BUJA Board’s reasons for its approval of the Business Combination Agreement and the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Basis for the Board’s Recommendation — Fairness Opinion

In addition to the foregoing factors, the Board also considered the Fairness Opinion and supporting analysis provided by an independent valuation firm, KKG. KKG was introduced to BUJA’s management on January 20, 2024. Founded in 1997 and headquartered in Australia, KKG is a valuation consultancy providing an integrated prime capital markets valuation, operating in key hubs across the globe, including but not limited to U.S., Hong Kong, Singapore, Australia, Japan, Korea and Taiwan. On January 25, 2024, BUJA’s management held an introductory conference call with KKG to discuss the terms of the engagement letter proposed by KKG. Pursuant to the engagement letter entered into by BUJA and KKG on January 30, 2024, BUJA retained KKG to provide a fairness opinion to the Board in connection with the proposed merger with GIBO. The management of BUJA reviewed the qualifications and experience of KKG to assess the competency of KKG. The management of BUJA also reviewed the scope of services provided under the engagement letter and noted that the scope of work is appropriate. In light of the above, the management of BUJA considered KKG qualified with sufficient relevant experience to perform the valuation of GIBO. The management of BUJA also reviewed the suitability of the valuation method and the principal assumptions adopted by KKG, and had discussions with KKG to understand the steps and due diligence measures taken by KKG for purposes of rendering the Fairness Opinion. The management of BUJA believes that the methodology used and assumptions adopted were arrived at after due and careful consideration and thus the basis of the valuation is fair and reasonable.

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Overview

On August 5, 2024 and November 21, 2024, KKG rendered the Fairness Opinion to BUJA to the effect that, as of such date, the aggregate consideration to be paid by BUJA in the Business Combination was fair, from a financial point of view to BUJA and its stockholders.

The Fairness Opinion was only one of many factors considered by the Board in evaluating the Business Combination. Neither the Fairness Opinion nor the related analyses of KKG were determinative of the aggregate consideration or of the views of the Board or BUJA’s management with respect to the Business Combination or the aggregate consideration. The type and amount of consideration payable under the Business Combination Agreement were determined through negotiations between BUJA and GIBO, and the decision to enter into the Business Combination Agreement was a business decision made solely by the Board.

The following is a summary of the material financial analyses delivered by KKG to the Board in connection with rendering the Fairness Opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by KKG. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by KKG, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by KKG. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by KKG. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before the date of the Fairness Opinion and is not necessarily indicative of current market conditions.

Procedures

KKG’s analyses relied upon the following procedures, among other things:

1.	KKG reviewed the following documents:

●	GIBO’s interim financial statements for the five-month period ended May 31, 2024;

●	Financial statements of GIBO for the years ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023;

●	Other internal documents relating to the history, current operations, and probable future outlook of GIBO, including 5-year financial projections prepared by GIBO, which were updated for current market conditions by its management, and provided to KKG by management of BUJA (the “Financial Projections”); and

2.	KKG discussed with various members of senior management of GIBO and BUJA the historical and current operations, financial conditions and financial projections of GIBO;

3.	KKG discussed with management of BUJA the background and terms of the proposed transaction;

4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, which was cross checked by a pricing multiple analysis of selected public companies that KKG deemed relevant; and

5.	Conducted such other analyses and considered such other factors as KKG considered appropriate in rendering the Fairness Opinion.

Methodology

There are three generally accepted valuation approaches for an equity interest valuation, namely the cost approach, the income approach, and the market approach. These valuation approaches are based on International Valuation Standards 105 — Valuation Approaches and Methods.

KKG considered that the cost approach was not an appropriate approach for the valuation of GIBO, as this approach does not take the potential future value of GIBO into consideration.

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KKG adopted the income approach for the valuation of GIBO, as it takes the future revenue and specific characteristics of the business into consideration. Specifically, KKG chose the discounted cash flow method (the “DCF Method”) in order to determine the value of GIBO.

KKG also adopted the market approach to cross check the valuation obtained from the DCF Method, by performing a selected public company analysis by analyzing the valuation of publicly-traded companies that KKG deemed to be relevant (the “Comparable Method”).

DCF Method Analysis

KKG performed an analysis of GIBO using the DCF Method. KKG used a five-year projection model for GIBO (2024 – 2028) prepared by GIBO to estimate a range of equity values based on a discounted cash flow analysis of free cash flow projections. Some of the key assumptions in its analysis include the following:

●	For the year of 2025 to 2028, the revenue forecast is based on the number of fee-paying members, calculated by multiplying the number of registered users by the proportion of fee-paying members. The membership subscription fee per paying member is estimated to be 75% of the average fee level of YouTube and ChatGPT.

●	For the year of 2025, given a substantial amount of R&D and marketing expenses invested in 2024, the company’s number of registered users will continue to grow, which is estimated to be 190,000,000 in 2025. Membership subscription income in 2025 is estimated based on 2,850,000 fee-paying members. In addition to the growing membership subscription income, the advertising revenue, based on the increase in the number of registered users, and interactive advertising with other online peers, is estimated to be 15% of membership subscription income.

●	For the year of 2026 to 2028, the company’s number of registered users will continue grow from 190,000,000 in 2025 to 520,000,000 in 2028. Membership subscription income during the period from 2026 to 2028 is estimated based on 2.5% to 5.0% fee-paying members. The advertising revenue is still estimated to be 15% of membership subscription income.

●	Accounts receivable was projected with reference to the average collection days of sales revenue, which was projected to be about 30 days in the forecast period. Prepayment was projected based on the turnover days on operating expense, which was projected with the approximate range from 30 to 80 days in the forecast period. Accounts payable was projected with reference to the days of accounts payable turnover and cost, which was projected to be approximately 30 days in the forecast period. Accrued expense was projected with reference to the days of accrued expense turnover and operating expense, which was projected to be approximately 30 days in the forecast period.

●	Terminal value was calculated by using a 2% perpetual growth rate. The 2% perpetual growth rate was estimated based on long-term general GDP growth rate and inflation rate. The perpetual period will begin immediately after 2028.

●	The discount rate (weighted-average cost of capital) was projected to be 16.7%, which was calculated by adopting the risk-free rate, beta, debt to equity ratio, equity risk premium, small-company size premium, company specific premium, and cost of debt. KKG used the 20-year Hong Kong government bond yield as the estimate for the risk-free rate (4.34% on May 31, 2024), 0.92 as the average beta of the selected public companies, 19.4% as the market debt to equity ratio, 5.56% as the equity risk premium, 2.91% for the small-company size adjustment, 5.5% for the company specific premium, and 4.9% as the post-tax cost of debt. These adjustments resulted in an estimated discount rate of 16.7%. Set forth below is a table describing the calculation of the discount rate in more detail:

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Component	GIBO	Formula
Debt to equity ratio	19.4%	a
Risk free rate	4.34%	b
Equity risk premium	5.56%	c
Leveraged beta	0.92	d
Small-company size premium	2.91%	e
Company specific premium	5.50%	f
Cost of equity	19.0%	g=b+c*d+e+f
Cost of debt (post-tax)	4.9%	h
WACC	16.7%	i=g/(1+a)+h/(1+a)*a

The cash flows and terminal value of GIBO were then discounted to the present value as of May 31, 2024 using a discount rate of 16.7%, which resulted in a range of equity values for GIBO between $8,229.0 million and $8,395.0 million.

Summary of Certain Unaudited GIBO Prospective Financial Information

The management of GIBO prepared the financial projections in connection with its consideration of the potential business combination. The financial projections were unaudited, based upon estimates made by GIBO’s management, and did not include the impact of the accounting for the proposed business combination or other impacts from the consummation of the proposed business combination. GIBO’s management has affirmed to BUJA that the financial projections in relation to its future performance for the years ending December 31, 2024, 2025, 2026, 2027 and 2028 have reflected the view of GIBO’s management and board of directors as of the most recent practicable date. The key elements of the financial projections are summarized below with specific assumptions immediately following the table (see “Basis and Assumptions to Financial Projections”). GIBO did not prepare the projections with a view toward public disclosure or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither GIBO’s nor BUJA’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or otherwise performed any procedures with respect to the projections, nor has any of them expressed any opinion or given any other form of assurance on the projections or the achievability of the results reflected in the projections, and none of them assumes any responsibility for, and each of them disclaims any association with, the projections. Consequently, the inclusion of the projections should not be regarded as an indication that the GIBO, BUJA, KKG or any recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.

Financial Projections (US$ in millions)	2024E	2025E	2026E	2027E	2028E
Membership subscription income	-	327.8	805.0	1,595.6	2,990.0
Advertisement income	-	49.2	120.8	239.3	448.5
Movies income	-	-	60.0	180.0	440.0
Other	28.0	60.0	74.0	100.0	120.0
Total Revenue	28.0	436.9	1,059.8	2,115.0	3,998.5
Year-on-Year Growth %	-	1,460.4%	142.6%	99.6%	89.1%
Gross Profit	11.2	245.2	573.0	1,057.0	2,186.3
Gross Margin %	40.0%	56.1%	54.1%	50.0%	54.7%
EBITDA	(5.3)	214.9	536.5	1,013.7	2,134.6
EBITDA Margin %	(18.8)%	49.2%	50.6%	47.9%	53.4%
Depreciation and Amortization	0.2	20.4	20.6	20.8	21.0
EBIT	(5.5)	194.5	515.9	992.9	2,113.6
EBIT Margin %	(19.5)%	44.5%	48.7%	46.9%	52.9%
Pretax Income	(5.5)	194.5	515.9	992.9	2,113.6
Income Tax	-	32.1	85.1	163.8	348.7
Net Profit	(5.5)	162.4	430.8	829.0	1,764.9
Net Profit Margin %	(19.5)%	37.2%	40.6%	39.2%	44.1%
Depreciation	0.2	20.4	20.6	20.8	21.0
Capital Expenditure	(101.0)	(1.0)	(1.0)	(1.0)	(1.0)
Change in Working Capital	0.3	(1.3)	(3.8)	(6.3)	(10.0)

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Basis and Assumptions to Financial Projections

As a unique and integrated AIGC animation streaming platform with extensive functionalities, in selecting guideline comparable companies, GIBO searched for companies with similar business operations, profitability model and prospects for growth when these companies were at the similar stage of user growth as GIBO currently is. GIBO’s business model, AI technologies, geographic coverage, market position and growth profile make it unique that there are no perfectly comparable companies. The set of comparable companies relied upon by GIBO’s management when deriving financial projections include companies that individually exhibit some of the traits of GIBO (including social media and online video sharing platform such as Youtube, generative AI chatbot platform such as ChatGPT, subscription video and on-demand streaming platform such as Netflix, audio streaming and media platform such as Spotify, as well as on-demand streaming service platform such as Amazon Prime Video) and collectively encapsulate most of the factors that make GIBO unique and monetization methods that GIBO intends to pursue to derive future revenue streams. Recognizing that there are no perfect comparable companies, GIBO, when using various metrics of comparable companies as benchmarks to derive its own financial projections, made certain adjustments based on the benchmark figures to reflect GIBO’s differences from the comparable companies in terms of business model, geographic coverage, market position and growth profile.

The financial projections for GIBO’s membership subscription income, one of the most significant components of GIBO’s projected total revenue, were estimated based on an estimated number of the paying users on GIBO’s platform, multiplied by an estimated average revenue per paying user on an annual basis. Factoring into the existing number of registered users on GIBO’s platform and the geographical coverage to which it expects to expand through 2028, GIBO projects the number of registered users on its platform by 2028 by multiplying the total population in its targeted markets by an estimated penetration rate from 2.3% in 2024 to 7.7% by 2028. Such growth in the penetration rate is driven by GIBO’s substantial amount of investment in R&D and marketing, which will further increase by approximately 20% each year in the following years, accounting for the major components of GIBO’s operating expenses. The number of paying users is equal to the projected number of registered users on GIBO’s platform multiplied by the proportion of fee-paying members, reflecting an increase from 0.05% in 2024 to 5.2% in 2028, with an increment of approximately 1.0% to 1.5% each year.

In deriving the projections for its membership subscription income during its “freemium-to-premium” transition from 2025 to 2028, GIBO referred to the subscription rates charged by YouTube and ChatGPT, which GIBO believes share similar business operations (namely, social media and online video sharing by YouTube and generative AI content by ChatGPT), profitability model (namely, membership subscription) and prospects for growth when they were at the similar stage of user growth as GIBO currently is. GIBO also projected the percentage of paying users among its registered users based on the percentage of subscribers on YouTube. GIBO derived the estimated average revenue per paying user per year, which is US$115.0, by using 75% of the average fee charged by YouTube (approximately $120 to $170 per year) and ChatGPT (approximately $240 per year) as benchmarks, and by deducting approximately 15.0% from these benchmark figures, taking into consideration GIBO’s growth strategy to expand its user base and spending in its targeted markets, primarily Southeast Asia. The financial projections also reflected GIBO’s existing service offerings and future revenue streams generated from its planned multi-faceted monetization models.

In deriving the projections for its advertisement income from 2025 to 2028, GIBO referred to the ratio of advertisement income to membership subscription income for Netflix (approximately 10%-15%) and Spotify (approximately 14%), both of which companies GIBO believes share similar business operations (namely, video streaming by Netflix and audio streaming by Spotify), profitability model (namely, the dual-income model of both membership subscription income and advertisement income) and prospects for growth when they were at the similar stage of user growth as GIBO currently is. GIBO’s management anticipates the number of registered users on the GIBO.ai platform to grow to 190,000,000 in 2025 further to 520,000,000 in 2028, propelling a comparable growth in the number of paying members as well. Based on such user growth, GIBO’s management believes that GIBO’s advertisement income from 2025 to 2028 will represent approximately 15% of its membership subscription income in the same period, which according to Frost & Sullivan aligns with industry norms. In assessing the reasonableness for such projected advertisement income, GIBO also considered the cost-per-mille (“CPM”) rate in its targeted markets, ranging between $4 to $30 depending on the geographical region, content type and level of user engagement. Assuming GIBO’s user base can scale as projected and leveraging the competitive CPM rates, GIBO believes the projections of its advertisement income are consistent with the industry trends.

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In deriving the projections for its movies income from 2026 to 2028, GIBO referred to YouTube and Amazon Prime Video, both of which GIBO believes share similar business operations (namely, offering movies or television series on a non-subscription basis), profitability model (namely, on-demand pay-per-view streaming) and prospects for growth when they were at the similar stage of user growth as GIBO currently is. As its user base further scales, GIBO expects an increasing level of user engagement in content consumption on its GIBO.ai platform. Leveraging the AI-generated content offered on GIBO.ai platform and reflecting trends observed in streaming platforms, starting from 2026, GIBO expects to produce or co-produce with the content creators on its platform five to 15 animation movies or television series each year, based on the market demand and trend in animation. GIBO’s management referred to the per-movie rate on YouTube and Amazon Prime Video (starting from $0.99) and projected that around 5% of its registered users would actively engage in and pay for such content, generating approximately $60 million, $180 million and $440 million of the movies income for GIBO in 2026, 2027 and 2028, respectively, with a per-episode or per-movie rate of approximately US$0.99.

Furthermore, the projected other revenue, which primarily consists of income generated from IT services, was estimated based on an expected average value of such IT service agreement (taken into consideration of the recent contract that GIBO entered into for the provision of IT services), as well as the number of enterprise customers that GIBO expects to serve on an annual basis. See “Information Related to GIBO – Our Monetization Models” for more information on IT contract and services.

The calculations were performed and based on publicly available information as of June 30, 2024.

The table above was included in GIBO’s financial projections provided to KKG solely for purposes of rendering the Fairness Opinion. In connection with the preparation of the financial projections, GIBO’s management applied certain material assumptions. In general, GIBO operates in a competitive market, facing vigorous competition from companies who may have a longer operating history, better financial resources, more sophisticated technological capabilities, and broader user base and stabler user stickiness, enabling them to respond more quickly and effectively to new or changing opportunities, technologies, regulatory requirements or user demand than GIBO does. In order to compete effectively, GIBO may be required to make substantial additional investments in IT infrastructure, research, development, marketing and sales, recruiting and retaining top AI scientists and innovative talents, and acquiring technologies complementary to, or necessary for, its current and future AI-powered content creation tools.

GIBO’s ability to achieve substantial revenue growth is subject to various specific assumptions in relation to market conditions, industry developments, outlooks for GIBO’s service offerings, user demand, and operational costs, as well as the legislative and regulatory environment, among which the key ones are set forth below:

●	The general artificial intelligence market will show relatively fast growth during the forecast period;

●	GIBO will develop its business models successfully as scheduled;

●	GIBO will be able to convert the potential active members into fee-paying members and accordingly realize sales;

●	GIBO will obtain sufficient funds to support its operations, including but not limited to funds required to support its working capital needs, capital expenditures, and help execute its business plan;

●	GIBO will be able to establish and expand its sales, marketing and commercialization infrastructure and workforce as expected by its management;

●	GIBO will continue to upgrade and improve its technology platform to support business growth;

●	GIBO will be able to attract, motivate and retain key management as well as experienced and capable personnel to maintain and grow its business;

●	GIBO will be able to generate adequate cash inflows from its operating activities or maintain adequate external financing to support its operations; and

●	Future legislative or regulatory changes will not have a material adverse effect on GIBO’s business, results of operations, and financial condition.

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Comparable Method Analysis

KKG performed an analysis under the Comparable Method by analyzing the valuation of comparable public companies that KKG deemed to be relevant. Enterprise value/EBITDA (“EV/EBITDA”) multiple is selected for the assessment, considering that EBITDA is the most representative performance indicator of GIBO in the next a few years.

In arriving at the enterprise value of the comparable companies, the market capitalization of the comparable companies were adjusted for their respective preferred stock, debt, minority interest, and cash and cash equivalents. The formulas for the enterprise value and EV/Revenue for the comparable companies are set forth below:

Enterprise Value = (Market Capitalization) + (Preferred Stock) + (Debt) + (Minority Interest) – (Cash and Cash Equivalents)

EV/EBITDA = Enterprise Value/EBITDA of Comparable Public Companies

KKG selected comparable public companies (“Comparable Companies”) that:

●	Are primarily engaged in the artificial intelligence (AI) solutions and media entertainment industry;
●	Operate online platform with global users; and
●	Are listed on a U.S. stock exchange or other major international stock exchange.

KKG used primarily a database provided by Capital IQ to screen for companies that met the above criteria based on their business descriptions, business information and exchange-listing status, and further reviewed the selected public companies’ corporate websites and other publicly-available information to confirm their suitability as Comparable Companies. Then, KKG excluded the outlier companies, such as companies with zero revenue, negative enterprise value accompanied with abnormal capital structures, or extreme EV/EBITDA ratios of over 50x.

The enterprise values of the Comparable Companies were calculated based on closing stock prices on May 31, 2024, and the EBITDA figures were based on forward two-year EBITDA (projected EBITDA in 2026) of the Comparable Companies. The forward multiple was selected to reflect GIBO’s future growth potential.

Comparable Companies for GIBO

Ticker Symbol/Identifier	Company Name	EV/EBITDA
SEHK:6682	Beijing Fourth Paradigm Technology Co., Ltd.	nmf
SEHK:772	China Literature Limited	13.1x
TSE:4816	Toei Animation Co.,Ltd.	14.3x
TSE:9601	Shochiku Co., Ltd.	n/a
TSE:6758	Sony Group Corporation	8.0x
NasdaqGM:AIXI	Xiao-I Corporation	n/a
NasdaqGS:NVDA	NVIDIA Corporation	21.4x
NYSE:PINS	Pinterest, Inc.	15.4x
KOSE:A035720	Kakao Corp.	11.6x
KOSE:A035420	NAVER Corporation	9.0x
KOSDAQ:A078340	Com2uS Corporation	9.2x
KOSE:A251270	Netmarble Corporation	17.6x
KOSE:A036570	Ncsoft Corporation	9.2x
Median		12.4x
Average		12.9x

KKG estimated a range of enterprise values of GIBO using (i) the median and average EV/EBITDA ratio of 12.4x and 12.9x for the Comparable Companies; and (ii) the projected EBITDA of GIBO for 2026 of $536.5 million. Then the enterprise value was adjusted for the current net cash on GIBO’s balance sheet (approximately $37.9 million), adopting 1% as the range to estimate an equity value range of $8,163.0 million to $8,685.0 million.

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General Assumptions in the Fairness Opinion

KKG relied upon and assumed, without independent verification, the accuracy and completeness of all data, materials, and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available. KKG relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of GIBO or BUJA since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to KKG that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by KKG materially incomplete or materially misleading.

In its review, KKG did not obtain or receive any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of, any of the assets of, GIBO, nor was it furnished with any such evaluations or appraisals or reports of such physical inspections, and it does not assume any responsibility to obtain any such evaluations, appraisals, or inspections.

In rendering its opinion, KKG also assumed that: (i) the final versions of all documents reviewed by them in draft form conform in all material respects to the drafts reviewed; (ii) in all respects material to its analysis that the representations and warranties of each party contained in the Business Combination Agreement are true and correct, that each party of the Business Combination Agreement will perform all of the covenants and agreements required to be performed by them under the Business Combination Agreement, and all conditions to the consummation of the Business Combination will be satisfied without waiver thereof which would affect the amount or timing of receipt of the consideration; (iii) there is not now, and there will not be, as a result of the consummation of the transactions contemplated by the Business Combination Agreement, any default, or event of default, under any indenture, credit agreement, or other material agreement or instrument to which BUJA or any of its subsidiaries or affiliates is a party; and (iv) all material assets and liabilities of GIBO were as set forth in the consolidated financial statements provided to KKG as of the respective dates of such financial statements. KKG did not assume any responsibility for independent verification of such information or assurances.

Disclosure of Fee and Prior Relationships

As compensation for KKG’s services in connection with the rendering of the Fairness Opinion to the Board, BUJA agreed to pay KKG a fee of $100,000. BUJA agreed to indemnify KKG against certain liabilities arising out of or in connection with the services rendered. KKG will not receive any other significant payment or compensation contingent upon the successful consummation of the Business Combination.

During the two-year period prior to the date of KKG’s opinion, no material relationship existed between KKG or its affiliates or unaffiliated representatives and BUJA or any of its affiliates pursuant to which compensation was received by KKG. KKG may seek to provide valuation and consultancy services to BUJA or its respective affiliates in the future, for which KKG would seek customary compensation. However, any such future relationship is not currently contemplated.

Conclusions in the Fairness Opinion

The preparation of the Fairness Opinion was a complex, analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances, and is not necessarily susceptible to partial analysis or summary description.

The Fairness Opinion, which was reviewed by the Board prior to approving the final terms of the Merger Agreement, indicates that based upon the investigation, analysis, and assumptions described therein, the total consideration to be paid for GIBO of eight point two eight billion dollars ($8,280,000,000) is fair to the stockholders of BUJA from a financial point of view.

The full text of the Fairness Opinion (including the original version dated August 5, 2024 and the updated version dated November 21, 2024, which sets forth assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with the Fairness Opinion, is attached to this proxy statement/prospectus as Annex F. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the scope of the review undertaken by KKG in rendering the Fairness Opinion. The Fairness Opinion is not a recommendation as to how any holder of shares of BUJA Common Stock should vote with respect to the Business Combination or any other matter. The summary of the Fairness Opinion set forth above is qualified in its entirety by reference to the full text of the opinion.

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Satisfaction of 80% Test

BUJA’s initial business combination must occur with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of Deferred Underwriting Fee held in The Trust Account and taxes payable on the income earned on the Trust Account and less any interest earned thereon that is released to BUJA for its taxes) at the time of signing a definitive agreement to enter into a business combination. BUJA will not complete a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. The BUJA Board determined that this test was met in connection with the proposed Business Combination.

Interests of BUJA’s Directors and Officers in the Business Combination

When considering BUJA Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Second Merger Proposal, BUJA shareholders should keep in mind that the Sponsor and BUJA’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BUJA shareholders. These interests include, among other things, the interests listed below:

●	the beneficial ownership by the Sponsor of an aggregate of 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares included in the Private Units (the “Private Shares”), which would become worthless if BUJA does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $24,600, or $0.0174 per share, for the Founders Shares and $4,243,070, or $10.00 per share, for the Private Shares. Such BUJA Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20,944,011.73, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $16,086,555 (or $11.37 per share) for the Founder Shares and approximately $589,786.73 (or $1.39 per share) for the Private Shares;

●	the fact that Seck Chyn “Neil” Foo, our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and director, holds 8,000 Founder Shares, and each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, independent directors of BUJA, holds 5,000 Founder Shares, which would become worthless if BUJA does not complete a business combination within the applicable time period, as these directors and officers have waived any right to redemption with respect to these shares. Each of the said directors and officers of BUJA paid approximately $0.0174 per share for their Founder Shares. Such BUJA Ordinary Shares held by the foregoing persons have an aggregate market value of approximately $261,970, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $261,570 (or $11.37 per share);

●	in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, affiliates of the Sponsor, BUJA’s directors and officers, may, but are not obligated to, loan BUJA funds as may be required. Additionally, if we extend the time available to us to complete our business combination, our Sponsor, their affiliates or designee may deposit $100,000, for each one-month extension (the “Monthly Extension Payment”) for up to twelve times to extend the time for us to complete our business combination. As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000. The Sponsor has the right, but not the obligation, to convert the promissory notes, in whole or in part, respectively, into the shares of PubCo Class A Ordinary Shares. If the Sponsor does not convert the promissory notes into shares of PubCo Class A Ordinary Shares upon the Second Closing, the promissory notes will become intercompany notes between PubCo and the Sponsor upon the Second Closing. BUJA or PubCo has the obligation to pay to the Sponsor the funds amounting to the principal amount of the promissory notes if the Business Combination is terminated pursuant to the Business Combination Agreement. BUJA or PubCo may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the promissory notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BUJA fails to complete a business combination by June 30, 2025, it is uncertain if BUJA has sufficient working capital held outside the Trust Account to fully repay the promissory notes;

●	the fact that the BUJA Initial Shareholders (including the Sponsor, certain BUJA officers and directors) have agreed not to redeem any BUJA Founder Shares and BUJA Private Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

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●	the fact that given the very low purchase price (of $25,000 in aggregate) that the BUJA Initial Shareholders paid for the BUJA Founder Shares as compared to the price of the BUJA Ordinary Shares sold in BUJA IPO, the BUJA Initial Shareholders may earn a positive rate of return on their investment even if the PubCo Class A Ordinary Shares trade below the price initially paid for the BUJA Ordinary Shares in the BUJA IPO and the BUJA Public Shareholder may experience a negative rate of return following the completion of the Business Combination;

●	the fact that the BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and BUJA Private Shares held by them if BUJA fails to complete an initial business combination within the applicable time period. As a result of waiving liquidating distributions, if BUJA fails to complete an initial business combination within the applicable time period, the Sponsor would lose $4,243,070 for the purchase of BUJA Private Shares, and the BUJA Initial Shareholders would lose $25,000 for the purchase of the BUJA Founder Shares, and thus they would incur substantial loss of investment;

●	the fact that the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BUJA Initial Shareholders would lose their entire investment. As a result, the BUJA Initial Shareholders may have a conflict of interest in determining whether GIBO is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

●	the fact that pursuant to the Registration Rights Agreement, the BUJA Initial Shareholders can demand that PubCo register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

●	the continued indemnification of BUJA’s directors and officers and the continuation of BUJA’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

●	the fact that the BUJA Initial Shareholders, are, or may in the future become, affiliated with entities that are engaged in a similar business to BUJA. The BUJA Initial Shareholders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of BUJA’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under applicable laws.

Certain Engagements in Connection with the Business Combination and Related Transactions

On April 22, 2024, BUJA entered into an advisory agreement with A.G.P./Alliance Global Partners (“AGP”), the representative of the underwriters for the initial public offering of BUJA (the “IPO”), to act as the financial advisors to BUJA (the “Financial Advisory Agreement”) with respect to the proposed business combination with GIBO, pursuant to which AGP shall provide services including analyzing the business, properties and operations of GIBO, assisting in structuring proposals for the business combination, assisting in making presentation regarding the business combination to BUJA’s board of directors, assisting in the coordination of BUJA’s legal and accounting advisors, advising and assisting in the negotiations and structuring of the business combination, and additional services incidental to the foregoing as directed by the Company (collectively, the “Advisory Services”). Pursuant to Financial Advisory Agreement, if the business combination is consummated, BUJA shall pay AGP a total transaction fee equal to US$400,000 (the “Transaction Fee”). The Transaction Fee shall be payable to AGP as per the following milestones, (i) US$75,000 shall be made to AGP upon the execution of the Financial Advisory Agreement (the “Advance”) in cash, and (ii) US$325,000 shall be payable to AGP upon the closing of the business combination in the form of shares of the combined entity at a price per share equal to the price per share of the combined entity at the time immediately preceding the respective registration statement date of effectiveness. In addition, AGP shall serve, as the non-exclusive underwriter, book-running manager, placement agent, or advisor for BUJA, in connection with a proposed offer and sale (the “Offering”) of BUJA’s securities (the “Securities”) in connection with the business combination, whereas BUJA shall pay to AGP a cash fee equal to 8.00% of the aggregate gross proceeds raised in the Offering (the “Offering Fee”), payable upon the closing of the Offering. BUJA shall reimburse AGP for non-accountable expenses (the “NAE”) which will only become payable upon the closing of the business combination. The total NAE allowance shall be equal to $100,000.

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Anticipated Accounting Treatment

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, PubCo will be treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of GIBO issuing shares at the Second Closing for the net assets of BUJA as of the Second Closing Date, accompanied by a recapitalization. The net assets of BUJA will be stated at historical cost, with no goodwill or other intangible assets recorded and operations prior to the Business Combination will be those of GIBO. GIBO has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP:

●	GIBO’s operations prior to the Business Combination will comprise the ongoing operations of PubCo;

●	GIBO’s existing senior management team will comprise all or majority of the senior management team of PubCo; and

●	GIBO’s shareholders are expected to beneficially own a majority of the total voting power of PubCo.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to a closing condition that any additional federal, state or foreign regulatory requirement or approval be obtained, except for filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Dilution of Ownership and Differences of Shareholder Right in PubCo

Upon the issuance of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares to GIBO shareholders, current BUJA Public Shareholders percentage ownership will be diluted. In addition, PubCo Class B Ordinary Shares have different shareholder rights than PubCo Class A Ordinary Shares, including, among others, that each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. See “Description of PubCo’s Share Capital,” for a description of the Amended PubCo Charter and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of BUJA’s organizational documents.

No Appraisal or Dissenters’ Rights

BUJA’s shareholders do not have appraisal rights under the Companies Act (Revised) of the Cayman Islands in connection with the proposals to be voted on at the Extraordinary Meeting. Accordingly, BUJA shareholders have no right to dissent and obtain payment for their shares.

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Resolutions to be Voted Upon

The full text of the resolutions to be proposed are as follows:

“RESOLVED, as special resolutions, that:

(a)	(i) the Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) on August 5, 2024, with GIBO HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO”), a copy of which is included as Annex A to the accompanying proxy statement/prospectus and (ii) other Transaction Documents (as defined in the Business Combination Agreement) be approved, ratified and confirmed in all respects;
(b)	the Business Combination which includes the merger between BUJA and Merger Sub II with BUJA surviving the merger and becoming a wholly owned subsidiary of PubCo (the “Second Merger”), and other transactions contemplated in the Business Combination Agreement be approved, ratified and confirmed in all respects;
(c)	the plan of second merger in relation to the Second Merger attached to this proxy statement/prospectus as Annex B and the filing of the plan of second merger with the Registrar of Companies of the Cayman Islands be approved, ratified and confirmed in all respects;
(d)	with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the re-designation and reclassification of the authorized issued and unissued 10,000,000 preference shares of a par value of US$0.0001 each into 10,000,000 ordinary shares of a par value of US$0.0001 each (the “Re-designation”) such that following the Re-designation, the authorized share capital of BUJA shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each be approved, ratified and confirmed in all respects;
(e)	with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the amendment and restatement of the amended and restated memorandum and articles of association of BUJA by the deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of BUJA be approved, ratified and confirmed in all respects; and
(f)	with effect from the Second Merger Effective Time (as defined in the Business Combination Agreement), the appointment of Chun Yen “Dereck” Lim as the sole director of BUJA be approved, ratified and confirmed in all respects.”

Votes Required for Approval

The approval of the Business Combination Proposals requires special resolutions under Cayman Islands law, being the affirmative vote of shareholders holding at least two-thirds (2/3) of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

Under the Business Combination Agreement, the approval of the Business Combination Proposals by the requisite vote of BUJA shareholders is a condition to the consummation of the Business Combination. Each of the Business Combination Proposals and the Adjournment Proposal is not conditioned upon the approval of the other.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary Meeting.

Recommendation of BUJA Board of Directors

THE BUJA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BUJA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSALS.

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PROPOSAL 2 - THE ADJOURNMENT PROPOSAL

General

BUJA Shareholders are being asked to adopt the Adjournment Proposal, if presented.

The Adjournment Proposal, if adopted, shall allow BUJA’s board of directors to adjourn the Extraordinary Meeting to a later date or dates, if necessary. In no event shall BUJA solicit proxies to adjourn the Extraordinary Meeting or consummate the Business Combination beyond the date by which it may properly do so under the BUJA Charter and the Cayman Islands laws. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination to permit further solicitation of proxies in the event that there are insufficient proxies for, or otherwise in connection with, the approval of the Business Combination Proposals.

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, BUJA’s Board may not be able to adjourn the Extraordinary Meeting to a later date or dates. In such event, the Business Combination would not be completed.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary Meeting to a later date or dates to be determined by the chairman of the Extraordinary Meeting, if necessary, to permit further solicitation, and vote of proxies is hereby confirmed, ratified and approved in all respects.”

Votes Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a simple majority of BUJA’s Ordinary Shares entitled to vote and which are voted on such resolution (in person (including virtually) or by proxy) at the Extraordinary Meeting at which a quorum is present.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary Meeting.

Recommendation of BUJA Board of Directors

THE BUJA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BUJA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a discussion of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of BUJA Ordinary Shares that either (i) participate in the Business Combination, including of owning and disposing of BUJA Ordinary Shares or (ii) elect to have their BUJA Public Shares redeemed for cash. This discussion addresses only those holders of BUJA Ordinary Shares that hold their BUJA Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

●	the BUJA Initial Shareholders;

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	U.S. expatriates or former long-term residents of the United States;

●	persons that own (directly, indirectly, by attribution, or constructively) own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;

●	persons that acquired our ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

●	persons whose functional currency is not the U.S. dollar; or

●	controlled foreign corporations or passive foreign investment companies.

This discussion is based on the Code, its legislative history, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the Business Combination or an exercise of redemption rights. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

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This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any of our ordinary shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Business Combination and an exercise of redemption rights to them.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of BUJA Ordinary Shares or PubCo Class A Ordinary Shares following the Second Closing (as the case may be) who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

Effects of the Business Combination to U.S. Holders

Effects of the Business Combination to U.S. Holders

The U.S. federal income tax consequences of the Business Combination will depend primarily upon whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Business Combination qualifies as a “reorganization,” nor that a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination has been requested or is intended to be requested. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code provide that a type A reverse triangular merger will qualify as a tax-free reorganization if “a transaction otherwise qualifying under paragraph (1)(A) shall not be disqualified by reason of the fact that stock of a corporation (referred to in this subparagraph as the “controlling corporation”) which before the merger was in control of the merged corporation is used in the transaction, if… (i) after the transaction, the corporation surviving the merger holds substantially all of its properties and of the properties of the merged corporation (other than stock of the controlling corporation distributed in the transaction); and… (ii) in the transaction, former shareholders of the surviving corporation exchanged, for an amount of voting stock of the controlling corporation, an amount of stock in the surviving corporation which constitutes control of such corporation.” Pursuant to the Business Combination, Merger Sub II will merge with and into BUJA, and BUJA becomes a direct, wholly-owned subsidiary of PubCo.

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Messina Madrid Law PA has prepared language that confirms the Business Combination will qualify as an tax-deferred reorganization under Section 368(a) of the Code. Such language is filed as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms a part and is based on customary assumptions, representations and covenants. If any of the assumptions, representations or covenants on which the confirmation is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the confirmation described above may be adversely affected and the tax consequences of the Business Combination could differ from those described herein. Neither a confirmation nor an opinion of counsel is binding on the IRS or any court, and there can be no certainty that the IRS will not challenge the conclusions reflected in the confirmation or that a court would not sustain such a challenge.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the First Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of shares is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from BUJA pursuant to the Fisrt Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Assuming that the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. Holders of BUJA Ordinary Shares (or PubCo Ordinary Shares following the Second Merger Closing) will generally not recognize gain or loss for U.S. federal income tax purposes on the Business Combination. The remaining discussion under this section assumes that the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

All holders considering exercising redemption rights with respect to their ordinary shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Business Combination and an exercise of redemption rights.

Basis and Holding Period Considerations

Assuming that the Business Combination qualifies as an F Reorganization: (i) the tax basis of a PubCo Class A Assuming that the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code: (i) the tax basis of a PubCo Ordinary Share received by a U.S. Holder in the Business Combination will equal the U.S. Holder’s tax basis in the BUJA Share surrendered in exchange therefor, and (ii) the holding period for a share of PubCo Ordinary Share received by a U.S. Holder will include such U.S. Holder’s holding period for the BUJA share surrendered in exchange therefor. However, it is unclear whether the redemption rights with respect to the BUJA Ordinary Shares may prevent the holding period of the PubCo Ordinary Shares from commencing prior to the termination of such rights.

U.S. Federal Income Tax Considerations of Owning PubCo Class A Ordinary Shares

Taxation of Dividends and Other Distributions on PubCo Class A Ordinary Shares

Subject to the PFIC rules discussed below, if PubCo makes a distribution of cash or other property to a U.S. Holder of PubCo Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

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Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its PubCo Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such PubCo Class A Ordinary Shares. Because PubCo does not expect to determine its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid by PubCo will generally be reported as a dividend.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) PubCo Class A Ordinary Shares are readily tradable on an established securities market in the United States or (ii) PubCo is eligible for the benefits of an applicable income tax treaty, in each case provided that PubCo is not treated as a PFIC in the taxable year in which the dividend was paid or in any previous year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to PubCo Class A Ordinary Shares.

Taxation on the Disposition of PubCo Class A Ordinary Shares

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of PubCo Class A Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in such ordinary shares.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. However, it is unclear whether the redemption rights with respect to the Ordinary Shares may prevent the holding period of the PubCo Class A Ordinary Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to various limitations.

PFIC Considerations

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the foreign corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

PFIC Status of BUJA and PubCo

Although a foreign corporation’s PFIC determination will be made annually, a determination that BUJA or PubCo is a PFIC will generally continue to apply to subsequent years in which a U.S. Holder continues to hold shares in such entity (including a successor entity), whether or not such entity is a PFIC in those subsequent years. Because, following the Business Combination, PubCo will be treated as the successor to BUJA for U.S. federal income tax purposes, any PubCo Class A Ordinary Shares received in exchange for BUJA Ordinary Shares in the Business Combination may, in the absence of certain elections described below, be treated as stock of a PFIC if BUJA was treated as a PFIC during the holding period of a U.S. Holder.

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Based on the anticipated timing of the Business Combination, the anticipated assets and income of the combined company and the application of the start-up exception, BUJA or its successor PubCo (as the case may be) are not currently expected to be treated as a PFIC for the current taxable year ending on December 31, 2024 (the “Current Taxable Year”) or the foreseeable future. However, as further discussed below, the facts on which any determination of PFIC status are based may not be known until the close of each taxable year in question, and, in the case of the Current Taxable Year, until as late as the close of two subsequent taxable years. Additionally, there is uncertainty regarding the application of the start-up exception.

Although BUJA or PubCo (as the case may be) will likely meet the PFIC income or asset tests for the Current Taxable Year, the start-up exception is expected to apply to prevent such entity from being treated as a PFIC for the Current Taxable Year provided that the combined company does not meet either test in the two years subsequent to the Current Taxable Year. Based on the anticipated timing of the Business Combination and the anticipated assets and income of the combined company, PubCo is not expected to meet either test for the year following the Current Taxable Year or the foreseeable future. However, the timing of the Business Combination is not certain. If the Business Combination is completed later than expected, it is possible that PubCo is treated as a PFIC for the taxable year following the Current Taxable Year, in which case the start-up exception will not apply. Additionally, if the Business Combination is completed in the Current Taxable Year, it is possible that the Service takes the position that the start-up exception does not apply to the Current Taxable Year based on the view, consistent with a 2002 Field Service Advisory, that BUJA was a PFIC for the taxable year ending December 31, 2023, despite the fact that BUJA (PubCo’s predecessor) had no gross income in such taxable year. Moreover, because PFIC status is an annual factual determination, PubCo may become a PFIC in future if the composition of its income or assets, or the market price of the PubCo Class A Ordinary Shares, were to change, regardless of whether the Business Combination is completed within the expected timing or the start-up exception applies. Accordingly, there can be no assurance with respect to the PFIC status of BUJA or PubCo for the Current Taxable Year or any future taxable year.

Application of PFIC Rules to Ordinary Shares

If (i) BUJA or PubCo is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) the U.S. Holder did not make a timely and effective QEF election for BUJA’s or PubCo’s (as the case may be) first taxable year as a PFIC in which the U.S. Holder held ordinary shares (whether BUJA Ordinary Shares or PubCo Class A Ordinary Shares) (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”), a QEF election along with a purging election, or a “mark-to-market” election, each as described below under “QEF Election, Mark-to-Market Election and Purging Election,” then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its PubCo Class A Ordinary Shares; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under the Default PFIC Regime:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its PubCo Class A Ordinary Shares (taking into account the relevant holding period of the BUJA Ordinary Shares exchanged therefor);

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which BUJA was or PubCo is a PFIC, will be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

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ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDEMPTION OF BUJA ORDINARY SHARES OR ON THE OWNERSHIP OR DISPOSITION OF PUBCO CLASS A ORDINARY SHARES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election, Mark-to-Market Election and Purging Election

In general, if BUJA or PubCo is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its ordinary shares by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election with respect to PubCo Class A Ordinary Shares, a U.S. Holder must receive certain information from PubCo. Because PubCo does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to PubCo Class A Ordinary Shares. U.S. Holders are urged to consult their tax advisors with respect to any QEF Election previously made with respect to BUJA Ordinary Shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that PubCo or BUJA is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its PubCo Class A Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which BUJA or PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of BUJA Ordinary Shares or PubCo Class A Ordinary Shares under their particular circumstances.

PubCo Class A Ordinary Shares treated as stock of a PFIC under the Default PFIC Regime (including PubCo Class A Ordinary Shares received in exchange for BUJA Ordinary Shares that were so treated at the time of the Business Combination) will continue to be treated as stock of a PFIC, including in taxable years in which PubCo ceases to be a PFIC, unless the applicable U.S. Holder makes a “purging election” with respect to such shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which BUJA or PubCo, as applicable, is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s PubCo Class A Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

If PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if PubCo receives a distribution from, or disposes of all or part of PubCo’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not technically be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

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A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of PubCo Class A Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to PubCo Class A Ordinary Shares under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects to U.S. Holders of Exercising Redemption Rights

Subject to the PFIC rules discussed above, the U.S. federal income tax consequences to a U.S. Holder of ordinary shares that exercises its redemption rights to receive cash in exchange for all or a portion of its ordinary shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code, as well as on whether such holder has made a timely QEF Election or mark-to-market election (each as discussed above).

It is expected that a redeeming U.S. Holder will generally be treated as selling its ordinary shares. The redemption of ordinary shares will generally qualify as a sale of the ordinary shares that are redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only ordinary shares actually owned by such U.S. Holder, but also ordinary shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrants.

The redemption of ordinary shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to the Business Combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the ordinary shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and such U.S. Holder does not constructively own any other ordinary shares. The redemption of ordinary shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the respective entity. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

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If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to ordinary shares, and the tax effects will be as described for distributions on PubCo Class A Ordinary Shares under “—Taxation of Dividends and Other Distributions on PubCo Class A Ordinary Shares” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

ALL U.S. HOLDERS CONSIDERING EXERCISING REDEMPTION RIGHTS WITH RESPECT TO THEIR ORDINARY SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION.

Cayman Islands Tax Considerations

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands tax consequences of an investment in the BUJA Ordinary Shares and PubCo Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of BUJA Securities and PubCo Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of BUJA Ordinary Shares or PubCo Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of the BUJA Ordinary Shares or PubCo Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of BUJA securities or PubCo Class A Ordinary Shares or on an instrument of transfer in respect of a BUJA security or a PubCo Class A Ordinary Share. However, stamp duties may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following selected unaudited pro forma condensed combined financial data is derived from the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations included elsewhere in this proxy statement/prospectus and is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed financial statements are based on the BUJA historical financial statements and GIBO historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the transactions as if they had been consummated on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give effect to the transactions as if they had occurred on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2024, has been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed balance sheet as of June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	GIBO’s unaudited consolidated balance sheet as of June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus. and

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed statements of operations for the six months ended June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	BUJA’s audited statements of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus,

●	GIBO’s unaudited consolidated statements of operations for the six months ended June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, and

●	GIBO’s audited consolidated statements of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On August 5, 2024, BUJA (“Acquiror”) entered into a business combination agreement (the “Business Combination Agreement”) with GIBO HOLDINGS LIMITED, a Cayman Islands exempted company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (the “Company” or “GIBO”). On March 3, 2025, the parties entered into an amendment to the Business Combination Agreement.

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Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as the “First Closing Date” and the “Second Closing Date” respectively. The Company expects PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) following the consummation of the Business Combination.

Pursuant to the Business Combination Agreement, (i) at the First Merger Effective Time, each Company Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time (“Company Exchanging Share”) will automatically be cancelled and converted into the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, as determined in accordance with the Business Combination Agreement, based on a total merger consideration of $8.28 billion; (ii) at the Second Merger Effective Time, each of the units including (i) the units issued by Acquiror in the IPO (including pursuant to the exercise of the underwriters’ overallotment option), each consisting of one Acquiror Ordinary Share, one-half of an Acquiror Warrant, and one Acquiror Right and (ii) 424,307 units issued by Acquiror to the Sponsor in a private placement in conjunction with its IPO. (“Acquiror Unit”) issued and outstanding immediately prior to the Second Merger Effective Time will be automatically detached and the holder thereof will be deemed to hold one (1) Acquiror’s ordinary share, par value $0.0001 per share (“Acquiror Ordinary Share”), one-half (1/2) of an Acquiror Warrant and one (1) Acquiror Right in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”); (iii) at the Second Merger Effective Time, each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time will be automatically converted into one-tenth (1/10) of an Acquiror Ordinary Share (the “Acquiror Right Conversion”); (iv) immediately following the Unit Separation and Acquiror Right Conversion, each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and the Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share; and (v) each Acquiror Warrant outstanding immediately prior to the Second Merger Effective Time will cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one (1) PubCo Class A Ordinary Share.

Immediately following the consummation of the Business Combination, estimated 762,515,838 PubCo shares will be issued to (i) BUJA’s public shareholders of 3,504,515 shares, which includes 2,929,515 public shares and 575,000 shares convertible from 5,750,000 of one right to receive one-tenth of one ordinary share from the public unit, (ii) BUJA’s initial shareholders of 1,904,237 shares, which includes 1,437,500 Founder Shares, 424,307 private shares, and 42,430 shares in exchange for 42,430 BUJA shares issued to the sponsor converted from 424,307 rights, each to receive one-tenth of one ordinary share from the private units, (iii) A.G.P./Alliance Global Partners (“AGP”) of 179,910 shares, which includes 29,710 shares (“AGP Shares”) pursuant to the Advisory Agreement signed on April 22, 2024 between AGP and BUJA for the transaction fee of $325,000 in the form of shares of the combined entity at $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024, and 150,000 shares (“Representative Shares”) issued upon the consummation of IPO and convertible to PubCo shares upon the consummation of the Business Combination, (iv) GIBO’s shareholders of 756,927,376 shares at exchange ratio of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024, based on a total merger consideration of $8.28 billion.

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Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, BUJA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, GIBO’s shareholders are expected to beneficially own a majority of the total voting power of PubCo, GIBO will comprise all of the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of GIBO issuing shares for the net assets of BUJA, accompanied by a recapitalization. The net assets of BUJA will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of GIBO.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. BUJA and GIBO have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to GIBO or Merger Sub I or Merger Sub II, accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of BUJA’s ordinary shares.

●	Assuming No Redemptions (Scenario 1): This presentation assumes that no BUJA Public Shareholders exercise their rights to redeem their 2,929,515 BUJA ordinary shares included in the Public Units (“Public Shares”) (excluding the redeemed Public Shares of 2,820,485 in July 2024) for their pro rata shares of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination.

●	Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 2,929,515 BUJA Public Shares (excluding the redeemed public shares of 2,820,485 in July 2024) issued and outstanding as of the Closing are redeemed, resulting in an aggregate cash payment of approximately $32.0 million from the Trust Account based on an assumed redemption price of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

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The following table illustrates estimated ownership levels in the combined company, immediately following the consummation of the Business Combination, based on the two levels of redemptions by the BUJA Public Shareholders and the following assumptions:

	Pro Forma Combined (Assuming No		Pro Forma Combined (Assuming Maximum
	Redemptions)		Redemptions)
	Ownership	Ownership	Ownership	Ownership
	in shares	%	in shares	%
BUJA Public Shareholders (1)	3,504,515	0.5%	575,000	0.1%
BUJA Initial Shareholders(2)	1,904,237	0.2%	1,904,237	0.3%
Representative Shares	150,000	0.0%	150,000	0.0%
AGP Shares	29,710	0.0%	29,710	0.0%
GIBO shareholders	756,927,376	99.3%	756,927,376	99.6%
Total	762,515,838	100.0%	759,586,323	100.0%

(1)	Including 575,000 shares which will be converted from 5,750,000 of one right to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the public BUJA Unit.

(2)	Including 42,430 shares in exchange for 42,430 BJUA shares issued to the sponsor upon conversion of 424,307 rights, each to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the private BUJA Units and 1,437,500 Founder Shares.

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming BUJA Public Shareholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all BUJA Warrants, which are exercisable for one share of BUJA ordinary share at a price of $11.50 per share. The following table illustrates estimated ownership levels in the combined company based on the two levels of redemptions by the BUJA Public Shareholders with all possible sources of dilution and the following assumptions:

	Pro Forma Combined (Assuming No		Pro Forma Combined (Assuming Maximum
	Redemptions)		Redemptions)
	Ownership	Ownership	Ownership	Ownership
	in shares	%	in shares	%
BUJA Public Shareholder (1)	6,379,515	0.8%	3,450,000	0.5%
BUJA Initial Shareholders(2)	2,788,390	0.4%	2,788,390	0.4%
Representative Shares	150,000	0.0%	150,000	0.0%
AGP Shares	29,710	0.0%	29,710	0.0%
GIBO shareholders	756,927,376	98.8%	756,927,376	99.1%
Total	766,274,991	100.0%	763,345,476	100.0%

(1)	Including 575,000 shares which will be converted from 5,750,000 of one right to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the public BUJA Unit and 2,875,000 shares underlying outstanding public warrants as of June 30, 2024.

(2)	Including 42,430 shares in exchange for 42,430 BUJA shares issued to the sponsor upon conversion of 424,307 rights, each to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the private BUJA Units, 212,153 shares underlying private warrants, 1,437,500 Founder Shares, up to 480,000 shares convertible from working capital loan (including 300,000 shares convertible from working capital loan, plus 30,000 shares convertible from rights from working capital loan shares, and plus 150,000 shares underlying working capital loan shares) if the holders of working capital promissory notes select to convert the working capital promissory notes into working capital shares, and up to 192,000 shares convertible from extension loan (including 120,000 shares convertible from extension loan, plus 12,000 shares convertible from rights from extension loan shares, and plus 60,000 shares underlying extension loan shares) if the holder of extension promissory notes select to convert the extension promissory notes into extension loan shares.

172

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024

						Scenario 1			Scenario 2
						Assuming No			Assuming Maximum
		(1)				Redemptions			Redemptions
		BUJA							Additional
		Transaction			(2)	Transaction			Transaction
		Accounting			GIBO	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	Adjustments	Note	(Pro Forma)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined
Assets:
Current assets:
Cash and cash equivalents	$54,466	$-		$54,466	$4,830	$32,645,854	(D)	$29,141,066	$(29,141,066)	(L)	$-
						(1,150,000)	(E)
						(976,000)	(G)
						(507,560)	(H)
						(930,524)	(I)
Deposit	-	-		-	181,069	-		181,069	-		181,069
Prepaid expenses and other current assets	76,834	-		76,834	1,472,297	-		1,549,131	-		1,549,131
Total current assets	131,300	-		131,300	1,658,196	29,081,770		30,871,266	(29,141,066)		1,730,200

Property and equipment, net	-	-		-	62,687,481	-		62,687,481	-		62,687,481
Intangible assets, net	-	-		-	433,335	-		433,335	-		433,335
Right-of-use asset	-	-		-	76,124	-		76,124	-		76,124
Investments held in Trust Account	61,455,203	444,201	(A)	32,645,854	-	(32,645,854)	(D)	-	-		-
		900,000	(B)
		(30,153,550)	(C)
Total Assets	$61,586,503	$(28,809,349)		$32,777,154	$64,855,136	$(3,564,084)		$94,068,206	$(29,141,066)		$64,927,140

Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)
Current liabilities:
Bank overdraft	-	-		-	-	-		-	3,504,788	(L)	3,504,788
Other payable and accrued expenses	199,014	-		199,014	622,239	-		821,253	-		821,253
Operating lease liabilities, current	-	-		-	76,124	-		76,124	-		76,124
Due to related party	30,524	-		30,524	2,185,246	(30,524)	(I)	2,185,246	-		2,185,246
Sponsor Loan	133,000			133,000	-	-		133,000	-		133,000
Extension loan - related party	-	900,000	(B)	900,000	-	(900,000)	(I)	-	-		-
Total current liabilities	362,538	900,000		1,262,538	2,883,609	(930,524)		3,215,623	3,504,788		6,720,411

Operating lease liabilities, non current	-	-		-	-	-		-	-		-
Deferred underwriters’ discount	1,150,000	-		1,150,000	-	(1,150,000)	(E)	-	-		-
Total Liabilities	1,512,538	900,000		2,412,538	2,883,609	(2,080,524)		3,215,623	3,504,788		6,720,411

Commitments and Contingencies

Ordinary shares subject to possible redemption	61,455,203	444,201	(A)	32,645,854	-	(32,645,854)	(L)	-	-		-
		900,000	(B)
		(30,153,550)	(C)

Stockholders’ Equity (Deficit):
Preferred stock	-	-		-	-	-		-	-		-
Ordinary shares	202	-		202	104,250,000	(202)	(F)	-	-		-
						(104,250,000)	(J)
Class A Ordinary Shares	-	-		-	-	3	(F)	559	(3)	(L)	556
						553	(J)
						3	(L)
						-	(G)
Class B Ordinary Shares	-	-		-	-	204	(J)	204	-		204
Additional paid-in capital	-	-		-	30,136,835	(2,281,241)	(F)	294,144,374	(32,645,851)	(L)	261,498,523
						325,000	(G)
						(1,301,000)	(G)
						(376,560)	(H)
						104,249,243	(J)
						130,746,246	(K)
						32,645,851	(L)
Other reserve	-	-		-	64,020	-		64,020	-		64,020
Accumulated deficit	(1,381,440)	(900,000)	(B)	(2,281,440)	(72,479,328)	2,281,440	(F)	(203,356,574)	-		(203,356,574)
						1,301,000	(G)
						(1,301,000)	(G)
						(131,000)	(H)
						(130,746,246)	(K)
Total Stockholders’ Equity (Deficit)	(1,381,238)	(900,000)		(2,281,238)	61,971,527	31,162,294		90,852,583	(32,645,854)		58,206,729
Total Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)	$61,586,503	$(28,809,349)		$32,777,154	$64,855,136	$(3,564,084)		$94,068,206	$(29,141,066)		$64,927,140

(1)	Derived from unaudited condensed balance sheet of Bukit Jalil Global Acquisition 1 Ltd (“BUJA”) as of June 30, 2024. See BUJA’s financial statements and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024.

(2)	Derived from unaudited consolidated balance sheet of Global IBO Group Limited (“GIBO”) as of June 30, 2024. See GIBO’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

173

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	BUJA	GIBO	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Operating expenses:
General and administrative expenses	$470,697	$377,882	$-		$848,579	$-		$848,579
Depreciation and amortization	-	631,382	-		631,382	-		631,382
Research and development expenses	-	47,032,968	-		47,032,968	-		47,032,968
Total operating expenses	470,697	48,042,232	-		48,512,929	-		48,512,929
Income (loss) from Operations	(470,697)	(48,042,232)	-		(48,512,929)	-		(48,512,929)
Other income (loss)
Interest income	-	343			343			343
Dividend income on investments held in Trust	1,570,964	-	(1,570,964)	(AA)	-	-		-
Foreign exchange translation gain	-	84	-		84	-		84
Total other income (loss)	1,570,964	427	(1,570,964)		427	-		427
Net income	$1,100,267	$(48,041,805)	$(1,570,964)		$(48,512,502)	$-		$(48,512,502)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	5,750,000		(5,750,000)	(BB)	-	-		-
Basic and diluted net income per ordinary shares subject to possible redemption	$0.45				$-			$-
Basic and diluted weighted average ordinary shares outstanding	2,011,807		760,504,031	(BB)	762,515,838	(2,929,515)	(BB)	759,586,323
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(0.75)				$(0.06)			$(0.06)

Basic and diluted weighted average ordinary shares outstanding		500,000,000
Basic and diluted net loss per ordinary share		$(0.10)

(1)	Derived from unaudited condensed statement of operations of BUJA for the six months ended June 30, 2024. See BUJA’s financial statements and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024.

(2)	Derived from unaudited consolidated statements of operations of GIBO for the six months ended June 30, 2024. See GIBO’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

174

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	BUJA	GIBO	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Operating expenses:
General and administrative expenses	$341,320	$719,260	$1,301,000	(CC)	$2,361,580	$-		$2,361,580
Depreciation and amortization	-	76,097	-		76,097	-		76,097
Research and development expenses	-	11,326,463	-		11,326,463	-		11,326,463
Share-based compensation expense	125,350	-	130,746,246	(DD)	130,871,596	-		130,871,596
Total operating expenses	466,670	12,121,820	132,047,246		144,635,736	-		144,635,736
Income (loss) from Operations	(466,670)	(12,121,820)	(132,047,246)		(144,635,736)	-		(144,635,736)
Other income (loss)
Interest income	3,737	191			3,928			3,928
Dividend income on investments held in Trust	1,521,739	-	(1,521,739)	(AA)	-	-		-
Foreign exchange translation gain	-	4,060	-		4,060	-		4,060
Total other income (loss)	1,525,476	4,251	(1,521,739)		7,988	-		7,988
Net income	$1,058,806	$(12,117,569)	$(133,568,985)		$(144,627,748)	$-		$(144,627,748)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	2,914,384		(2,914,384)	(BB)	-	-		-
Basic and diluted net income per ordinary shares subject to possible redemption	$1.05				$-			$-
Basic and diluted weighted average ordinary shares outstanding	1,728,587		760,787,251	(BB)	762,515,838	(2,929,515)	(BB)	759,586,323
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(1.15)				$(0.19)			$(0.19)

Basic and diluted weighted average ordinary shares outstanding		500,000,000
Basic and diluted net loss per ordinary share		$(0.02)

(1)	Derived from audited statement of operations of BUJA for the year ended December 31, 2023. See BUJA’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

(2)	Derived from audited consolidated statements of operations of GIBO for the year ended December 31, 2023. See GIBO’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

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NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basic of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, BUJA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of GIBO issuing shares for the net assets of BUJA, accompanied by a recapitalization. The net assets of BUJA will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2024. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 has been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed balance sheet as of June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	GIBO’s unaudited consolidated balance sheet as of June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus. and

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

●	BUJA’s unaudited condensed statement of operations for the six months ended June 30, 2024 and the related notes appearing elsewhere in the BUJA’s Quarterly Report on Form 10-Q filed on August 15, 2024,

●	BUJA’s audited statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus,

●	GIBO’s unaudited consolidated statements of operations for the six months ended June 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus, and

●	GIBO’s audited consolidated statements of operations for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of BUJA and GIBO.

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The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of BUJA’s ordinary shares.

●	Assuming No Redemptions (Scenario 1): This presentation assumes that no BUJA Public Shareholders exercise their rights to redeem their 2,929,515 BUJA Public Shares (excluding the redeemed Public Shares of 2,820,485 in July 2024) for their pro rata shares of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination.

●	Assuming Maximum Redemptions (Scenario 2): This presentation assumes that a maximum of 2,929,515 BUJA Public Shares (excluding the redeemed public shares of 2,820,485 in July 2024) issued and outstanding as of the Closing are redeemed, resulting in an aggregate cash payment of approximately $32.0 million from the Trust Account based on an assumed redemption price of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024. The remaining amount in the Trust Account after such payment, along with cash and cash equivalents, will be used to pay the expenses incurred in connection with the Business Combination and BUJA’s loans from related party. Any shortfall in such expense and loan payments will become the indebtedness of and be assumed by PubCo upon the consummation of the Business Combination.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that GIBO believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. For instance, there is no signed non-redemption agreement or definitive agreement in connection with the identifying sources of financing from third parties in the form of equity investments (“Transaction Financing”) at this time. The pro forma adjustments will likely change subject to the terms of non-redemption agreements, if any, and the Transaction Financing; and it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. On March 1, 2025, GIBO and BUJA entered into a waiver letter, pursuant to which GIBO has waived the $30,000,000 Available Closing Cash as a closing condition to the Business Combination.

The unaudited pro forma combined financial information also reflects certain risks and uncertainties related to the potential redemption into cash of BUJA ordinary shares.

Note 2 – Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). GIBO has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

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Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

(a)	Derived from the unaudited condensed balance sheet of BUJA as of June 30, 2024.

(b)	Derived from the unaudited consolidated balance sheet of GIBO as of June 30, 2024.

(A)	Reflects additional dividend earned from Trust Account, which increased the value of ordinary shares subject to possible redemption subsequent to June 30, 2024.

(B)	Reflects additional non-interest-bearing promissory notes from the Sponsor and deposited into the Trust Account to extend the liquidation date subsequent to June 30, 2024, which increased the value of ordinary shares subject to possible redemption. This loan will become due and payable upon the consummation of the Business Combination.

(C)	Reflects the redemption of 2,820,485 BUJA ordinary shares at $10.69 per share in July 2024.

(D)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination.

(E)	Reflects the settlement of $1,150,000 deferred underwriters’ discount that becomes due and payable upon the consummation of the Business Combination.

(F)	Reflects the elimination of the historical accumulated deficit of BUJA, the accounting acquiree, into GIBO’s additional paid-in capital upon the consummation of the Business Combination; the reclassification of 2,011,807 BUJA ordinary shares into PubCo class A ordinary shares; and the issuance of 617,430 class A ordinary shares from the conversion of 6,174,307 BUJA public and private rights upon consummation of a Business Combination.

(G)

Reflects the settlement of approximately $1.3 million of transaction costs, of which approximately $1.0 million is paid by cash and approximately $0.3 million is paid in the form of Class A shares of BUJA at redemption price of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024, classify as an adjustment to BUJA’s accumulated deficit and subsequently reclassify to PubCo additional paid-in capital at the time of the consummation of the Business Combination.

(H)	Reflects the settlement of approximately $0.5 million of total GIBO’s estimated transaction costs related to the Business Combination reclassify into additional paid-in capital and accumulated deficit upon the closing of the Business Combination.

(I)	Reflects the repayments of due to BUJA’s Founder of approximately $30,000 and extension promissory note of $900,000 by cash upon the consummation of the Business Combination.

(J)	Reflects the recapitalization of GIBO through the issuance of 552,701,740 class A ordinary shares and 204,225,636 class B ordinary shares, at exchange ratio of $10.94 per share (excluding $100,000 dissolution expenses) as of September 30, 2024, based on a total merger consideration of $8.28 billion, with $0.000001 par value to GIBO’s shareholders.

(K)

Reflects the incremental fair value of PubCo Class B ordinary shares related to the increased voting rights. PubCo Class B ordinary shares, which were granted to the founder group of GIBO shareholders, have the same economic rights as PubCo Class A ordinary shares, but different voting rights. PubCo Class B ordinary shares carry 20 votes per share whereas PubCo Class A ordinary shares carry one vote per share. Therefore, the incremental fair value of PubCo Class B ordinary shares results in an estimated compensation charge at the time of exchange for approximately $130.7 million, which is a decrease to accumulated deficit and an increase to additional paid-in capital.

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(L)	In Scenario 1, reflects the reclassification of 2,929,515 shares of BUJA ordinary shares subject to possible redemption to class A ordinary shares at $0.000001 par value with no redemptions. In Scenario 2, which assumes the same facts as described in Items A through K above but reflects the assumption that the maximum number of 2,929,515 class A ordinary shares are redeemed for cash by BUJA public shareholders. The remaining amount in the Trust Account, after the payment for such redemption, along with cash and cash equivalents, will be used to pay the expenses incurred in connection with the Business Combination and BUJA’s loans from related party. Any shortfall in such expense and loan payments will become the indebtedness of and be assumed by PubCo upon the consummation of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments to the unaudited combined pro forma statement of operations consists of the following:

(a)	Derived from the unaudited condensed statement of operations of BUJA for the six months ended June 30, 2024.

(b)	Derived from the audited statement of operations of BUJA for the year ended December 31, 2023.

(c)	Derived from the unaudited consolidated statement of operations of GIBO for the six months ended June 30, 2024.

(d)	Derived from the audited consolidated statement of operations of GIBO for the year ended December 31, 2023.

(AA)	Reflects an adjustment to eliminate dividend earned from marketable securities held in Trust Account as if the Business Combination had been consummated on January 1, 2023, the beginning of the period presented.

(BB)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2023. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to eliminate the number of 2,929,515 class A ordinary shares are redeemed for cash by BUJA shareholders for the entire period.

(CC)	Reflects the approximately $1.3 million of BUJA’s transaction costs to be incurred subsequent to June 30, 2024. This is a non-recurring item.

(DD)	Reflects the recognition of the incremental compensation expense related to the incremental fair value of PubCo Class B ordinary shares in adjustment (K). This is a non-recurring item.

Note 4 –Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of the shares of BUJA ordinary shares outstanding during the periods.

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The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the six months ended June 30, 2024 and for the year ended December 31, 2023:

	For the Six Months Ended June 30, 2024
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to ordinary shareholders	$(48,512,502)	$(48,512,502)
Weighted average shares outstanding – basic and diluted	762,515,838	759,586,323
Pro forma loss per share – basic and diluted	$(0.06)	$(0.06)

Weighted average shares calculation, basic and diluted
Ordinary Shares
BUJA Public Shares(1)	3,504,515	3,504,515
BUJA Initial Shares(2)	1,904,237	1,904,237
Representative Shares	150,000	150,000
AGP Shares	29,710	29,710
BUJA Public Shares redeemed	-	(2,929,515)
BUJA shares issued in the Business Combination	756,927,376	756,927,376
Total weighted average shares outstanding	762,515,838	759,586,323

	For the Year Ended December 31, 2023
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to ordinary shareholders	$(144,627,748)	$(144,627,748)
Weighted average shares outstanding – basic and diluted	762,515,838	759,586,323
Pro forma loss per share – basic and diluted	$(0.19)	$(0.19)

Weighted average shares calculation, basic and diluted
Ordinary Shares
BUJA Public Shares(1)	3,504,515	3,504,515
BUJA Initial Shares(2)	1,904,237	1,904,237
Representative Shares	150,000	150,000
AGP Shares	29,710	29,710
BUJA Public Shares redeemed	-	(2,929,515)
BUJA shares issued in the Business Combination	756,927,376	756,927,376
Total weighted average shares outstanding	762,515,838	759,586,323

(1)	Including 2,929,515 Public Shares and 575,000 shares which will be converted from 5,750,000 of one right to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the public BUJA Unit.

(2)	Including 1,437,500 Founder Shares, 424,307 ordinary shares included in the Private Units (“Private Shares”), and 42,430 shares which will be converted from 424,307 rights, each to receive one-tenth of one BUJA ordinary share upon consummation of the Business Combination from the private BUJA Units.

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INFORMATION RELATED TO PUBCO

The information provided below pertains to PubCo prior to the Business Combination. As of the date of this proxy statement/prospectus, PubCo has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of Merger Sub I and Merger Sub II and the preparation of this proxy statement/prospectus. Upon the consummation of the Business Combination Agreement, PubCo will become the ultimate parent of GIBO. For information about PubCo’s management and corporate governance following the Business Combination, see the section titled “Management of PubCo Following the Business Combination.”

PubCo was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on June 19, 2024, solely for the purpose of effectuating the Business Combination. PubCo owns no material assets other than 100% of the shares in the Merger Subs I and Merger Sub II, and does not operate any business.

On July 1, 2024, Harneys Fiduciary (Cayman) Limited transferred one ordinary share of par value of US$1.00 each of PubCo to Chun Yen “Dereck” Lim. That one ordinary share represents the entire share capital of PubCo that is currently issued and outstanding and will be surrendered to PubCo for no consideration immediately following adoption of the Amended PubCo Charter and the issuance of new securities as contemplated hereby. For descriptions of PubCo securities, please see the section of this proxy statement/prospectus entitled “Description of PubCo’s Share Capital.”

Prior to the consummation of the Business Combination, the sole director and sole shareholder of PubCo is Chun Yen “Dereck” Lim. After the consummation of the Business Combination, PubCo’s directors will be Chun Yen “Dereck” Lim, Jing Tuang “Zelt” Kueh, Li Noi Chia, Bee Lian Ooi and Peter Ban.

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INFORMATION RELATED TO BUJA

Unless the context otherwise requires, all references in this section to the “Company,” “BUJA,” “we,” “us” or “our” refer to BUJA prior to the consummation of the Business Combination.

Introduction

We are a blank check exempted company incorporated in the Cayman Islands on September 15, 2022 with limited liability (meaning our public shareholders have no liability, as shareholders of the Company, for the liabilities of the Company over and above the amount paid for their shares) to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We intend to utilize cash derived from the proceeds of our initial public offering (the “IPO”), our securities, debt or a combination of cash, securities and debt, in effecting a Business Combination.

Initial Public Offering and Private Placement

On September 15, 2022, we issued 500,000,000 ordinary shares of a par value of $0.0001 each (the “Ordinary Shares”) to Bukit Jalil Global Investment Ltd. (the “Sponsor”). On November 16 2022, (1) we issued 1,437,500 Ordinary Shares of a par value of $0.0001 each to the Sponsor for a purchase price of $25,000, or approximately $0.0174 per share, and (2) the Sponsor surrendered 500,000,000 Ordinary Shares of a par value of $0.0001 each. On April 12, 2023, the Sponsor entered into a securities transfer agreement, pursuant to which the Sponsor transferred to our directors an aggregate of 23,000 Ordinary Shares, among which, 8,000 Ordinary Shares were transferred to Seck Chyn “Neil” Foo, and 5,000 Ordinary Shares were transferred to each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir. We refer to these Ordinary Shares throughout as the “Founder Shares” and holders of the Founder Shares as “BUJA Initial Shareholders.”

On June 30, 2023, we consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one Ordinary Share, one-half of one redeemable warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, and one right (the “Right”), each one Right entitling the holder thereof to exchange for one-tenth of one Ordinary Share upon the completion of our initial business combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, we completed the private sale (the “Private Placement”) of 424,307 units (the “Private Units”) to the Sponsor, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,243,070.

Substantially concurrently with the closing of the IPO, we also issued to A.G.P. / Alliance Global Partners (“A.G.P.”), the representative of the underwriters of the IPO, 150,000 ordinary shares (the “Representative Shares”).

The proceeds of $58,362,500 ($10.15 per Public Unit) in the aggregate from the IPO and the Private Placement, were placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

Our management has broad discretion with respect to the specific application of the proceeds of the IPO and the Private Placement that are held out of the Trust Account, although substantially all the net proceeds are intended to be applied generally towards consummating a business combination and working capital.

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates. We presently have no revenue and have had losses since inception from incurring formation and operating costs. We have relied upon the sale of our securities and loans from the Sponsor and other parties to fund our operations.

182

On August 17, 2023, we announced that holders of the Company’s Public Units may elect to separately trade the Ordinary Shares, Warrants, and Rights included in its Public Units, commencing on or about August 21, 2023.

The Ordinary Shares, Warrants, and Rights are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BUJA,” “BUJAW,” and “BUJAR”, respectively. Units not separated will continue to trade on Nasdaq under the symbol “BUJAU.” Holders of Public Units will need to have their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, in order to separate the holders’ Public Units into Ordinary Shares, Warrants, and Rights.

Waive of Administrative Service Fee

On June 27, 2023, in connection with the IPO, the Company entered into an administrative service agreement with the Sponsor (the “Administrative Service Agreement”). Pursuant to the Administrative Service Agreement, the Company shall pay the Sponsor $10,000 per month (the “Administrative Service Fee”) from June 27, 2023, the date of the Company’s final prospectus for the IPO till the earlier of the consummation of an initial business combination or the Company’s liquidation. The Administrative Service Agreement provides that any unpaid amount of the Administrative Service Fee will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination. On October 14, 2023, upon the approval of the Board of Directors and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee from the start date for up to 12 months with the amount of $120,000.

Extension, Amendments to Articles of Incorporation or Bylaws and Trust Agreement Amendment.

On June 29, 2024, the Company held an extraordinary general meeting (the “Extraordinary Meeting”), where the shareholders of the Company approved (1) the proposal to amend Articles 48.7 and 48.8 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Current MAA”) to provide that the Company must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such Business Combination and redeem or repurchase 100% of the Company’s public shares included as part of the public units issued in the Company’s initial public offering, by June 30, 2024 (the “Termination Date”), and if the Company does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a Monthly Extension, for a total of up to twelve months to June 30, 2025, without the need for any further approval of the Company’s shareholders (the “Extension”).

In addition, at the Extraordinary Meeting, the shareholders of the Company also approved the proposal to amend Articles 48.2, 48.4, 48.5, and 48.8 of the Current MAA (such amendment, together with the amendment mentioned in the last paragraph, the “MAA Amendment”) to eliminate the limitation that the Company may not redeem the Company’s public shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions.

In connection with the MMA Amendment, the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”) amended the Investment Management Trust Agreement dated June 27, 2023 (the “Trust Agreement”), to provide that the Trustee must commence liquidation of the Company’s Trust Account by the 12-month anniversary of the closing of the IPO, or, in the event that the Company extended ( on a monthly basis), the time to complete the business combination for up to 24-month from the closing of the IPO (each of such monthly extensions, the “Monthly Extension”) but has not completed the business combination within the applicable monthly anniversary of the closing of the IPO. In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of the Company were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly in July 2024.

Monthly Extension Deposit and Notes

To effectuate each Monthly Extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public shares in the Trust Account (the “July 2024 Extension Payment”) so that the Company has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, the Company issued to the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

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On August 1, 2024, the Sponsor deposited $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting in the Company having until August 30, 2024 to complete its initial business combination. The Company issued to the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”).

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 31, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

Pursuant to the Extension Notes, the Sponsor, has the right, but not the obligation, to convert the Notes, in whole or in part, respectively, into private units of the Company, each consisting of one ordinary share, par value $0.0001 per share, one-half of one warrant, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of a business combination, as described in the prospectus of the Company (File No: 333- 272605), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

Effecting Our Business Combination

Fair Market Value of GIBO’s Business

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the Trust Account balance. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.

Voting Restrictions in Connection with Extraordinary Meeting

The BUJA Initial Shareholders have agreed (A) to vote their Founder Shares, Private Shares, and any BUJA public shares they may own with respect to BUJA Insiders in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to the Existing BUJA Charter that would affect the substance or timing of BUJA’s redemption obligation to redeem all public shares if BUJA cannot complete an initial business combination by the prescribed time periods, unless BUJA provides public shareholders an opportunity to redeem their BUJA Public Shares in conjunction with any such amendment, (C) not to redeem any BUJA shares they own into the right to receive cash from the Trust Account in connection with a shareholder vote to approve BUJA’s proposed initial business combination or sell any shares to BUJA in any tender offer in connection with its proposed initial business combination, and (D) that the Founder Shares and Private Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

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Redemption Rights for BUJA Public Shareholders upon Completion of the Transactions

In connection with the Business Combination Proposal and the Second Merger Proposal, each public shareholder may elect to redeem all or a portion of its public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in BUJA’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to BUJA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares (a “Redemption Election”), regardless of how such public shareholder votes on the Business Combination Proposal and the Second Merger Proposal or whether such public shareholder votes at all. The deadline to make a Redemption Election is prior to the scheduled vote at the Extraordinary Meeting (the “Redemption Deadline”). See the section titled “Extraordinary General Meeting of BUJA Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Redemption of BUJA Public Shares and Liquidation if No Business Combination

Under the terms of the Existing BUJA Charter, BUJA must complete the Business Combination with GIBO or another business combination by June 30, 2024, or June 30, 2025 if fully extend (or such later date shareholders if BUJA extend the period of time to consummate a business combination, or as may be approved by BUJA shareholders in an amendment to the Existing BUJA Charter), or BUJA must (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to BUJA (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of BUJA’s remaining shareholders and BUJA Board, liquidate and dissolve, subject in each case to the BUJA’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and Private Shares held by them, if we fail to complete our business combination by the prescribed time periods. However, if any of BUJA Initial Shareholders acquire BUJA public shares after the BUJA IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such BUJA Public Shares if we fail to complete our business combination by the prescribed time periods.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining held outside the Trust Account plus up to $100,000 of funds from the Trust Account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

For illustrative purposes, as of the Record Date, this would have amounted to approximately $11.31 per share less any owed but unpaid taxes on the funds in the Trust Account. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, the proceeds deposited in the Trust Account could become subject to the claims of BUJA’s creditors, if any, which would have priority over the claims of BUJA shareholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to BUJA shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination.

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Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of the BUJA Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per BUJA Public Share or (ii) such lesser amount per BUJA Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the BUJA IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of BUJA. We have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.15 per BUJA Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your BUJA Public Shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.15 per BUJA Public Share or (ii) such lesser amount per BUJA Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked the Sponsor to reserve for such indemnification obligations and we cannot assure you that the Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.15 per BUJA Public Share.

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If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.15 per BUJA Public Share to the Public Shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, the BUJA Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

The Public Shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of BUJA Public Shares if we do not complete the initial business combination by the prescribed time periods, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to provide for the redemption of BUJA Public Shares in connection with an initial business combination or to redeem 100% of BUJA Public Shares if we have not consummated an initial business combination by the prescribed time periods or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Existing BUJA Charter, like all provisions of the Existing BUJA Charter, may be amended if approved by special resolution by holders of at least two-thirds of BUJA Ordinary Shares who are eligible to vote and attend and vote in a general meeting.

See “Risk Factors — Risks Related to BUJA and the Business Combination.”

Facilities

We maintain our principal executive office at 31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras, Kuala Lumpur, Malaysia 55200.

Employees

We have one executive officer, Dr. Seck Chyn “Neil” Foo, who is both Chief Executive Officer and Chief Financial Officer. Our officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

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Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Seck Chyn “Neil” Foo	57	Chief Executive Officer, Chief Financial Officer, Director, and Chairman
Bee Lian Ooi	54	Independent Director
Phui Lam Lee	36	Independent Director
Suwardi Bin Hamzah Syakir	30	Independent Director

Dr. Seck Chyn “Neil” Foo is our Chief Executive Officer, Chief Financial Officer, Director and Chairman of the board of director. Since October 2022, Dr. Foo has served as an Executive Director of Sinar Tenaga Engineering Sdn Bhd, a construction and maintenance company. Since 2022, Dr. Foo has served as a corporate advisor of Smile-Link Healthcare Global Berhad (Bursa Malaysia: 03023), a Malaysia-based dental services provider. Since October 2020, Dr. Foo has served as the Managing Director of Fission Capital Sdn Bhd, a business advisory company. Since July 2018, Dr. Foo has served as the Group Chairman and an Independent Director of MCOM Holdings Berhad (Bursa Malaysia: 03022), a Malaysia-based investment holding company focusing on segments including mobile payment solutions, mobile advertising platform and Internet services. Since September 2019, Dr. Foo has served as a senior advisor of Wise AI Sdn Bhd, an Association of Southeast Asian Nations based artificial intelligence platform company specializing in facial recognition technology. Since October 2021, Dr. Foo has served as the Chief Strategist of NCT Alliance Berhad (Bursa Malaysia: 0056), a Malaysia-based company engaged in construction, real estate and building materials trading. From December 2020 to May 2021, Dr. Foo served as an Investment Director of Novelplus Technology Berhad (Bursa Malaysia: 03045), a Malaysia-based investment holding company engaged in the development, operation and management of an online social reading and writing platform, NovelPlus. From March 2020 to February 2021, Dr. Foo served as the Global Panel Advisor of Ho Wah Genting Berhad (KLSE: 9601), an investment holding company engaged in the provision of management services. From April 2014 to May 2018, Dr. Foo served as CEO of Secretariat for the Advancement of Malaysian Entrepreneurs, an unit of Prime Minister Department of Malaysia to support Malaysia startups and small-medium enterprises. From January 2017 to May 2018, Dr. Foo was also a Committee Member of the Special Task Force Logistic of Ministry of Transport of Malaysia, and, from January 2016 to December 2017, he was a member of the Chairman Group of the Malaysia Representative to the APEC SME Forum. Dr. Foo has authored five books in English and Chinese, including the one with the latest topic of “The Sky is the AI Limit.” In December 1993, Dr. Foo obtained his Bachelor Degree of Business with a major in Business Management and Marketing from Charles Sturt University, New South Wales, Australia, and his Doctor of Business Administration degree from HELP University, Malaysia.

Ms. Bee Lian Ooi serves as our independent director. In June 2020, Ms. Ooi founded JL Signature Sdn. Bhd., a private investment and asset management firm focusing on real estate and technology-driven investment holdings in Malaysia, and she has served as the Managing Director since then. Specializing in haemodialysis patient care and general life support interventions, Ms. Ooi had served as an Associate Director of Nursing Department of the Penang Community Haemodialysis Society from January 2015 to March 2022, a healthcare provider. Her tenure included years of progressive leadership with experience in governance, operations, strategy development, advocacy, human resources and business development, where she served on several association-wide task forces. Since January 2008, Ms. Ooi has also served as a Sales and Marketing Manager in Healthcare Retailer Extra Excel (Malaysia) Sdn. Bhd., with experience in marketing healthcare and wellness products in the Malaysian market. Ms. Ooi received her Executive Master of Business Administration Degree from Lincoln University College, Malaysia in June 2022, and obtained a Diploma in Nursing from the College of Nursing, Hospital Lam Wah Ee, Malaysia in September 1992.

Mr. Phui Lam Lee serves as our independent director. Since October 2021, Mr. Lee has served as the Chief Executive Officer and a Director of Projaktor Studio Sdn Bhd., a public relation and business advisory firm. Since December 2018, Mr. Lee has been the founder of CS Capital Consultant, an asset management and consulting service provider. In November 2015, Mr. Lee founded Weelde Capital Sdn. Bhd., an investment holding company specialized in investment in startup companies in technology, education and hospitality sectors, and has served as director since then. From February 2016 to March 2019, Mr. Lee served as the Chief Financial Officer and Director of Scape Education Holdings Sdn. Bhd., a one-stop holistic education provider specialized in IGCSE exams and IELTS language center. In December 2009, Mr. Lee obtained his Bachelor of Engineering (Honors) in Electrical & Electronic Engineering from KBU International College, in collaboration with Sheffield Hallam University, UK.

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Mr. Suwardi Bin Hamzah Syakir serves as our independent director. Since November 2017, Mr. Hamzah Syakir has served as an audit manager of CH Kok & Associates, a licensed audit firm in Malaysia. From Jun 2017 to November 2017, Mr. Hamzah Syakir served as an audit associate of AGS Advisory, an audit firm. From November 2016 to June 2017, Mr. Hamzah Syakir served as an audit assistant of Syed Mubarak & Co., an auditing, accounting and tax advisory services provider. From August 2014 to October 2016, Mr. Hamzah Syakir served as an accountant of Sunrise Advisory (M) Sdn. Bhd., an accounting and secretarial firm. In January 2021, Mr. Hamzah Syakir obtained his Bachelor of Accountancy (Honors) from Universiti Teknologi Mara.

Number and Terms of Office of Officers and Directors

Our board of directors consists of four members. Our board of directors is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term: Class I, with a term expiring at the first annual general meeting — Suwardi Bin Hamzah Syakir; Class II, with a term expiring at the second annual general meeting — Bee Lian Ooi and Phui Lam Lee; and Class III, with a term expiring at the third annual general meeting — Seck Chyn “Neil” Foo. Prior to the completion of an initial business combination, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our shares. After completion of the business combination, subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the board of directors may think fit.

Committees of the Board of Directors

Our board of directors currently has two standing committees: an audit committee and a compensation committee. Because we are a “controlled company” under applicable Nasdaq rules, we do not have a nominating and governance committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Ms. Ooi, Mr. Lee, and Mr. Hamzah Syakir currently serve as members of our audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the certain phase-in provisions. Our board of directors has determined that each of Ms. Ooi, Mr. Lee, and Mr. Hamzah Syakir meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

Mr. Hamzah Syakir is the Chairperson of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq, and our board of directors has determined that Mr. Hamzah Syakir qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
●	discussing with management major risk assessment and risk management policies;

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●	monitoring the independence of the independent auditor;
●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	reviewing and approving all related-party transactions;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
●	appointing or replacing the independent auditor;
●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Ms. Ooi, Mr. Lee, and Mr. Hamzah Syakir, each of whom is an independent director under Nasdaq’s listing standards. Ms. Ooi is the Chairperson of the compensation committee.

The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;
●	reviewing and approving the compensation of all of our other executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

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The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a code of ethics and business conduct (the “Code of Ethics”) applicable to our directors, officers and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Clawback Policy

We adopted a clawback policy on November 30, 2023 that applies to our executive officers (the “Policy”) in order to comply with Nasdaq rules, which were approved by the SEC in June of 2023. The Policy took effect on November 30, 2023.

The policy gives our compensation committee the discretion to require executive officers to reimburse us for any Erroneously Awarded Compensation (as defined in the Policy) that was based on financial results that were subsequently restated as a result of that person’s misconduct.

Conflicts of Interest

Although we do not believe any conflict currently exists between us and our insiders or their affiliates, our insiders and management or their affiliates may compete with us for acquisition opportunities. If such entities decide to pursue an opportunity, we may be precluded from procuring such opportunity. None of our insiders or their respective affiliates will have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member specifically in his or her capacity as an officer or director of the Company. Our management team, in their capacities as employees or affiliates of our insiders or in their other endeavors, may be required to present potential business combinations to future insiders’ affiliates or third parties, before they present such opportunities to us.

Our officers may become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, even before we have failed to complete our initial business combination within the prescribed time period. Subject to the fiduciary duties under Cayman Islands law, none of the members of our management team who are also employed by, or directors of, our sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our sponsor, directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under Cayman Islands law and any other applicable fiduciary duties. Our amended and restated memorandum and articles of association provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

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When considering BUJA Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Second Merger Proposal, BUJA shareholders should keep in mind that the Sponsor and BUJA’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of BUJA shareholders. These interests include, among other things, the interests listed below:

●	the beneficial ownership by the Sponsor of an aggregate of 1,414,500 Founder Shares and 424,307 BUJA Ordinary Shares included in the Private Units (the “Private Shares”), which would become worthless if BUJA does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares. The Sponsor paid an aggregate of approximately $24,600, or $0.0174 per share, for the Founders Shares and $4,243,070, or $10.00 per share, for the Private Shares. Such BUJA Ordinary Shares held by the Sponsor have an aggregate market value of approximately $20,944,011.73, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $16,086,555 (or $11.37 per share) for the Founder Shares and approximately $589,786.73 (or $1.39 per share) for the Private Shares;

●	the fact that Seck Chyn “Neil” Foo, our Chief Executive Officer, Chief Financial Officer, Chairman of the Board and director, holds 8,000 Founder Shares, and each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, independent directors of BUJA, holds 5,000 Founder Shares, which would become worthless if BUJA does not complete a business combination within the applicable time period, as these directors and officers have waived any right to redemption with respect to these shares. Each of the said directors and officers of BUJA paid approximately $0.0174 per share for their Founder Shares. Such BUJA Ordinary Shares held by the foregoing persons have an aggregate market value of approximately $261,970, based on the closing price of BUJA Ordinary Shares on the Record Date, resulting in a theoretical gain of approximately $261,570 (or $11.37 per share);

●	in order to finance transaction costs in connection with an intended initial business combination, the Sponsor, affiliates of the Sponsor, BUJA’s directors and officers, may, but are not obligated to, loan BUJA funds as may be required. Additionally, if we extend the time available to us to complete our business combination, our Sponsor, their affiliates or designee may deposit $100,000, for each one-month extension (the “Monthly Extension Payment”) for up to twelve times to extend the time for us to complete our business combination. As of the date hereof, BUJA issued nine promissory notes to the Sponsor and/or its designees in connection with the Monthly Extension Payments in a total amount of $900,000. The Sponsor has the right, but not the obligation, to convert the promissory notes, in whole or in part, respectively, into the shares of PubCo Class A Ordinary Shares. If the Sponsor does not convert the promissory notes into shares of PubCo Class A Ordinary Shares upon the Second Closing, the promissory notes will become intercompany notes between PubCo and the Sponsor upon the Second Closing. BUJA or PubCo has the obligation to pay to the Sponsor the funds amounting to the principal amount of the promissory notes if the Business Combination is terminated pursuant to the Business Combination Agreement. BUJA or PubCo may use a portion of the working capital held outside the Trust Account to repay such funds amounting to the principal amount of the promissory notes but no proceeds from the Trust Account would be used to repay such loaned amounts. In the event that BUJA fails to complete a business combination by June 30, 2025, it is uncertain if BUJA has sufficient working capital held outside the Trust Account to fully repay the promissory notes;

●	the fact that the BUJA Initial Shareholders (including the Sponsor, certain BUJA officers and directors) have agreed not to redeem any BUJA Founder Shares and BUJA Private Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

●	the fact that given the very low purchase price (of $25,000 in aggregate) that the BUJA Initial Shareholders paid for the BUJA Founder Shares as compared to the price of the BUJA Ordinary Shares sold in BUJA IPO, the BUJA Initial Shareholders may earn a positive rate of return on their investment even if the PubCo Class A Ordinary Shares trade below the price initially paid for the BUJA Ordinary Shares in the BUJA IPO and the BUJA Public Shareholder may experience a negative rate of return following the completion of the Business Combination;

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●	the fact that the BUJA Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any BUJA Founder Shares and BUJA Private Shares held by them if BUJA fails to complete an initial business combination within the applicable time period. As a result of waiving liquidating distributions, if BUJA fails to complete an initial business combination within the applicable time period, the Sponsor would lose $4,243,070 for the purchase of BUJA Private Shares, and the BUJA Initial Shareholders would lose $25,000 for the purchase of the BUJA Founder Shares, and thus they would incur substantial loss of investment;

●	the fact that the BUJA Initial Shareholders may be incentivized to complete the Business Combination, or an alternative initial business combination with a less favorable company or on terms less favorable to shareholders, rather than to liquidate, in which case the BUJA Initial Shareholders would lose their entire investment. As a result, the BUJA Initial Shareholders may have a conflict of interest in determining whether GIBO is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination;

●	the fact that pursuant to the Registration Rights Agreement, the BUJA Initial Shareholders can demand that PubCo register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

●	the continued indemnification of BUJA’s directors and officers and the continuation of BUJA’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”); and

●	the fact that the BUJA Initial Shareholders, are, or may in the future become, affiliated with entities that are engaged in a similar business to BUJA. The BUJA Initial Shareholders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of BUJA’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under applicable laws.

The BUJA Initial Shareholders have agreed to, among other things, vote all of their Founder Shares and Private Shares in favor of the proposals being presented at the Extraordinary Meeting and waive, without any separate consideration provided by BUJA for such waiver, their redemption rights with respect to their Founder Shares and Private Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, the BUJA Initial Shareholders own approximately 37.68% of the issued and outstanding shares of BUJA Ordinary Shares.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Existing BUJA Charter provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in the Existing BUJA Charter.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Legal Proceedings

To the knowledge of our management team, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

Properties

We do not own any real estate or other physical properties materially important to our operations. We maintain our principal executive offices located at 1412 31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras, Kuala Lumpur, Malaysia 55200, and our telephone number is +603-91339688.

Competition

In identifying, evaluating and selecting a target business for the Business Combination, we encountered intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses is limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for the Business Combination.

Periodic Reporting and Financial Information

BUJA Units, BUJA Ordinary Shares, BUJA Warrants and BUJA Rights are registered under the Exchange Act, and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors do find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BUJA

The following discussion and analysis of BUJA’s financial condition and results of operations should be read in conjunction with BUJA’s audited consolidated financial statements and the related notes to those statements included elsewhere in this proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that involve risks and uncertainties. BUJA’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements”, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “BUJA,” “we,” “us” or “our” refer to BUJA prior to the consummation of the Business Combination.

Overview

We are a blank check company formed under the laws of Cayman Islands on September 15, 2022, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses. We intend to effectuate our business combination using cash derived from the proceeds of the initial public offering (the “IPO”), our securities, debt or a combination of cash, securities and debt, in effecting a business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We have not selected any target business for our initial business combination.

We presently have no revenue, have had losses since inception from incurring formation and operating costs and have had no operations other than identifying and evaluating suitable acquisition transaction candidates. We have relied upon the working capital available to us following the consummation of the IPO and the Private Placement (as defined below) to fund our operations, as well as the funds loaned by the Sponsor (as defined below), our officers, directors or their affiliates. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

On June 30, 2023, we consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one ordinary share, $0.0001 par value per share (the “Ordinary Shares”), one-half of one redeemable warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, and one right (the “Right”), each one Right entitling the holder thereof to exchange for one-tenth of one Ordinary Share upon the completion of our initial business combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

On June 30, 2023, substantially concurrently with the closing of the IPO, we completed the private sale (the “Private Placement”) of 424,307 units (the “Private Units”) to the Company’s sponsor, Bukit Jalil Global Investment Ltd. (the “Sponsor”), at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $4,243,070.

The proceeds of $58,362,500 ($10.15 per Public Unit) in the aggregate from the IPO and the Private Placement, were placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

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Recent Developments

Units Separation

Commencing on or about August 21, 2023, the holders of the Company’s Public Units may elect to separately trade the Ordinary Shares, Warrants, and Rights included in its Public Units. The Ordinary Shares, Warrants, and Rights are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BUJA,” “BUJAW,” and “BUJAR”, respectively. Units not separated will continue to trade on Nasdaq under the symbol “BUJAU.”

Waive of Administrative Service Fee

On June 27, 2023, in connection with the IPO, the Company entered into an administrative service agreement with the Sponsor (the “Administrative Service Agreement”). Pursuant to the Administrative Service Agreement, the Company shall pay the Sponsor $10,000 per month (the “Administrative Service Fee”) from June 27, 2023, the date of the Company’s final prospectus for the IPO till the earlier of the consummation of an initial business combination or the Company’s liquidation. The Administrative Service Agreement provides that any unpaid amount of the Administrative Service Fee will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination. On October 14, 2023, upon the approval of the Board of Directors and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee from the start date up to 12 months. The total of $120,000 has been waived including the accrued liabilities of $35,000 as of October 14, 2023 and the remaining commitment balance $85, 000.

Extension, Amendments to Articles of Incorporation or Bylaws and Trust Agreement Amendment.

On June 29, 2024, the Company held an extraordinary general meeting (the “Extraordinary Meeting”), where the shareholders of the Company approved, among others, (1) the proposal (the “MAA Amendment Proposal”) to amend the Company’s then effective amended and restated memorandum and articles of association to provide that the Company must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such business combination and redeem or repurchase 100% of the Company’s public shares included as part of the public units issued in the Company’s initial public offering, by June 30, 2024 (the “Termination Date”), and if the Company does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a monthly extension (the “Monthly Extension”), for a total of up to twelve months to June 30, 2025, without the need for any further approval of the Company’s shareholders, and (2) the proposal (the “NTA Requirement Amendment Proposal”) to amend the Company’s then effective amended and restated memorandum and articles of association to provide to eliminate the limitation that the Company may not redeem the Company’s public shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions.

In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of the Company were rendered for redemption, which has been completed accordingly.

Monthly Extension Deposit and Notes

To effectuate each Monthly Extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public share in the Trust Account (the “July 2024 Extension Payment”) so that the Company has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

On August 1, 2024, the Sponsor deposited $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting in BUJA having until August 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”).

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

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On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 31, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

Pursuant to the Extension Notes, the Sponsor, has the right, but not the obligation, to convert the Notes, in whole or in part, respectively, into private units of the Company, each consisting of one ordinary share, par value $0.0001 per share, one-half of one warrant, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of a business combination, as described in the prospectus of the Company (File No: 333- 272605), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

Entry into a Business Combination Agreement with Global IBO Group Ltd.

On August 5, 2024, the Company entered into the Business Combination Agreement with GIBO HOLDINGS LIMITED, a Cayman Islands exempted company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO”).

With an aim to revolutionize content creation and consumption through AI, GIBO, powered by its innovative platform GIBO.ai, enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, equipped with cutting-edge generative AI-powered technology, emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on its platform.

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo, and BUJA’s shareholders and GIBO’s shareholders (except certain shareholders of the Company (such shareholders, the “Founders”)) will receive Class A ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class A Ordinary Shares”) and the Founders will receive Class B ordinary shares of par value of $0.000001 each of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as First Closing Date and the Second Closing Date respectively. The Company and GIBO expect PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC following the consummation of the Business Combination. The merger consideration for the Business Combination is $8.28 billion.

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Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our activities since the IPO have involved mainly searching for a suitable target for our initial business combination and to facilitate the consummation of the business combination with GIBO. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After the IPO, we incur increased expenses as a result of being a public company (for legal, financial reporting, accounting, and auditing compliance), as well as for expenses associated with the search for target opportunities.

For the three months ended September 30, 2024, we had a net loss of $323 which consisted of interest and dividend income of $444,201 on investments held in Trust Account which was offset by operating cost of $444,524.

For the three months ended September 30, 2023, we had a net income of $483,010 which consisted of interest and dividend income of $735,583 on investments held in Trust Account which was offset by operating cost of $255,158.

For the nine months ended September 30, 2024, we had a net income of $1,099,944 which consisted of interest and dividend income of $2,015,165 on investments held in Trust Account which was offset by operating cost of $915,221.

For the nine months ended September 30, 2023, we had a net income of $354,026 which consisted of interest and dividend income of $735,583 on investments held in Trust Account which was offset by operating cost of $384,646.

For the year ended December 31, 2023, we had a net income of 1,058,806 which consisted of interest income of $3,737 on the operating bank account and interest and dividend income of $1,521,739 on investments held in Trust Account which was offset by operating cost of $466,670.

From the period from September 15, 2022 (inception) through December 31, 2022, we had a net loss of $18,504 generated from formation cost.

Liquidity and Capital Resources

For the nine months ended September 30, 2024 and 2023, cash used in operating activities was $775,595 and $431,639, respectively. As of September 30, 2024 and 2023, we had cash of $215,776 and $355,108, respectively, available for working capital needs.  For the year ended December 31, 2023, cash used in operating activities was $400,328. As of December 31, 2023, we had cash of $295,372 available for working capital needs. All remaining cash is held in the Trust Account and is generally unavailable for our use, prior to an initial business combination, and is restricted for use either in a business combination or to redeem the ordinary shares. As of September 30, 2024, none of the amount on deposit in the Trust Account was available to be withdrawn as described above.

We intend to use substantially all of the net proceeds of the IPO, including the funds held in the Trust Account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting commissions of $1,150,000 payable to A.G.P. / Alliance Global Partners (“A.G.P.”), the representative of the underwriters of the IPO. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

Over the next 12 months (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

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If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the Trust Account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of September 30, 2024, we had cash of $215,775 and a working capital deficit of $1,075,762. As of December 31, 2023, we had cash of $295,372 and a working capital of $239,460. The Company’s cash and working capital as of September 30, 2024, are not sufficient to complete its planned activities to consummate a business combination for the upcoming year. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to obtain additional funds from related parties to provide the additional working capital necessary to carry out its objective to consummate a business combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of September 30, 2024 and as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of September 30, 2024 and December 31, 2023, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We are obligated to pay the underwriters a deferred underwriting fees equal to 2.0% of the gross proceeds of the IPO. Upon completion of the business combination, $1,150,000 will be paid to the underwriters from the funds held in the Trust Account.

The founder shares, the Ordinary Shares included in the Private Units, and any Ordinary Shares that may be issued upon conversion of working capital loans (and any underlying securities) will be entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holders of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

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Critical Accounting Policies and Estimates

In preparing these financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates. We have identified the following critical accounting policies and estimates:

Investments Held in Trust Account

As of September 30, 2024, the assets held in the Trust Account were in the amount of $32,145,854. As of December 31, 2023, the assets held in the Trust Account was $59,884,239.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own Ordinary Shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. We determined that upon further review of the warrant agreements, we concluded that our warrants qualify for equity accounting treatment.

Offering Costs

Offering costs consisting principally of underwriting, legal and other expenses that are directly related to the IPO and charged to shareholders’ deficit upon the completion of the IPO. We comply with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”.

Share-Based Compensation Expense

We account for share-based compensation expense in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a share-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

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Ordinary Shares Subject to Possible Redemption

We account for our Ordinary Shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Ordinary Shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Ordinary Shares are classified as shareholders’ equity. Our public shares of Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Ordinary Shares included in the Public Units subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheet. We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares are affected by charges against additional paid in capital or accumulated deficit.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less interest income and unrealized gain or loss on investments in trust account less any dividends paid. We then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 —based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

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As of September 30, 2024 and December 31, 2023, the assets held in the Trust Account were $32,145,854 and $59,884,239, respectively.

Income Taxes

We account for income taxes under ASC740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. We have identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on our evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Since we were incorporated on September 15, 2022, the evaluation was performed for the 2023 and 2022 tax years which will be the only period subject to examination. We believe that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. Our policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

We may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

Our tax provision was deemed to be de minimis for the period presented. We are considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

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INDUSTRY OVERVIEW RELATING TO GIBO’S BUSINESS

The information presented in this section has been derived from an industry report, dated April 2024 (the “Frost & Sullivan Report”), commissioned by GIBO and prepared by Frost & Sullivan, an independent research firm, to provide information regarding the industry and market position of GIBO in Asia. Unless otherwise specified, all market and industry information included in this section is derived from the industry report prepared by Frost & Sullivan.

Overview of the Animation Market in Asia

The animation market in Asia refers to a dynamic and expansive industry centered around the production, distribution, and consumption of animated content, which encompassing a diverse array of genres, artistic styles and narrative themes that aims to carter to a broad audience across different age groups and cultural backgrounds on digital platforms.

The animation market in Asia is experiencing dynamic growth and evolution, propelled by a combination of factors such as technological advancements, changing consumer preferences, and increased global recognition of Asian animation content. With its extensive history, diverse cultural heritage, and thriving creative talent pool, Asia has emerged as a major hub for animation production, distribution, and consumption.

In 2023, the market size of the animation market in Asia reached USD56.0 billion, growing from USD32.1 billion in 2019 with a CAGR of 14.9% from 2019 to 2023. Looking forward, the market size of the animation market in Asia is expected to reach USD117.0 billion with a CAGR of 15.9% from 2023 to 2028.

Source: Frost & Sullivan Report

Within the Asia market, although East Asia region that primarily consisted of Japan, China and Korea contributed the largest portion of the Asian market with about 72% of the market share, Southeast Asia region, primarily consisting of Malaysia, Indonesia and Singapore, has experienced the fastest growth among all regions in the Asia market with a CAGR of 19.7% from 2019 to 2023.

Looking forward, from 2023 to 2028, Southeast Asia region is expected to remain the fastest-growing region within Asia with a CAGR of 20.2%.

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Source: Frost & Sullivan Report

Overview of the AIGC Animation Streaming Platform Market in Asia

Overview of the Animation Streaming Platform Market

Animation streaming platforms refer to a combination of services provided through platforms to both viewers and creators which not only satisfy viewers’ demand for accessing streaming animation contents but also satisfy creators’ demand for receiving integrated supportive services throughout their content generation and monetarization cycle.

Driven by factors such as increased internet penetration in Asia, growing mobile device adoption, rise of streaming platforms, among others, number of viewers in animation streaming platform market in Asia has reached 1.1 billion in 2023, growing from 0.7 billion in 2019 with a CAGR of 6.8% from 2019 to 2023, and looking forward, the number is expected to reach 1.5 billion in 2028 with a CAGR of 4.3% from 2023 to 2028.

Source: Frost & Sullivan Report

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Driven by the increased number of viewers who watch animation through streaming platforms, market size of the animation streaming market in Asia has increased from USD6.8 billion in 2019 to USD17.0 billion in 2023 with a CAGR of 26.0% from 2019 to 2023, and looking forward, market size of the animation streaming market in Asia is expected to reach USD46.6 billion in 2028 with a CAGR of 22.3% from 2023 to 2028.

Source: Frost & Sullivan Report

Overview of the AIGC Solutions Market in Asia

AIGC solutions refer to the portion within the boarder AI solutions that are powered by generative AI technology as a part of their core technology foundations and specialize in providing generative capability instead of discriminative capability. Discriminative capability of AI classifies and predicts trends based on existing data, making it indispensable for tasks such as facial recognition and automatic speech recognition. In contrast, generative capability of AI concentrates on creating new content by generating realistic and novel data points. This capability is particularly valuable in areas like content creation, where the goal is to produce contents such as text, images, or codes.

Overview of the AIGC Animation Streaming Platform Market in Asia

AIGC animation streaming platforms refer to the animation streaming platforms that adopt generative AI technology throughout the provision of animation streaming services to both content creators and viewers. Value of AIGC technology is primarily embodied in content creation in the current stage where creators can revolutionize the voiceover process, enhance their creation flexibility and improve work efficiency, among many others. As generative AI technology continues to advance, it is expected to play an increasingly integral role in the animation market, empowering creators to bring their creativities to life with greater ease and sophistication.

In 2023, the market size of the AIGC animation streaming platform market experienced a tremendous growth from the past few years due to the revolutionized debut of generative AI technology and increased to USD12.5 billion from USD4.3 billion in 2019 with a CAGR of 30.6% from 2019 to 2023.

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Looking forward, the market size of the AIGC animation streaming platform market in Asia is expected to reach USD34.3 billion in 2028 with a CAGR of 22.3% from 2023 to 2028.

Source: Frost & Sullivan

Market Drivers of the AIGC Animation Streaming Platform Market in Asia

●	Sustainable growth of animation market provides a solid foundation for AIGC animation streaming platforms in Asia. Driven by a combination of factors mentioned above, animation market has experienced a steady growth, which laid as a solid foundation for AIGC animation platforms in Asia.

●	Values on producing better animation content and providing immersive experience for viewers. With the sustainable growth of animation market in Asia, there is a heightened demand for high-quality animation content that resonates with Asian audiences. AIGC-animation platforms address demands by both creators and viewers, allowing creators to produce engaging and immersive contents in a revolutionized and efficient approach and providing viewers accessibilities to a wide array of animated contents produced by different creators in different languages, fostering an engaging and active animation atmosphere.

●	Technological advancements. Technological advancements allow AIGC animation streaming platforms to automate voiceover tasks, streamline production workflows, and enhance the quality of animation content. Technologies empower AIGC animation streaming platforms to create immersive and engaging content more efficiently, catering to diverse audiences and driving innovation in the animation market.

●	Ecosystems built upon supportive functions lead wilder adoptions of the platforms. These supportive functions such as IP operation tools and payment infrastructure provided for creators to further streamline and enhance various aspects that beyond content generation, which contributes to establishment of a sustainable ecosystems or both creators and viewers. Payment infrastructure also ensures creators to safely obtain monetarized incentives so that they can sustainably create and upload their works on the platforms for viewers to watch.

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Future Trends of the AIGC Animation Streaming Platform Market in Asia

●	Real-time and seamless collaboration among creators on the platforms. Real-time collaboration offering creators unprecedented flexibility and efficiency in working together on animation projects, regardless of their geographical locations. Advanced cloud computing services, particularly the efficient computing resources, and collaboration tools play a crucial role in enabling real-time collaboration among creators on AIGC animation streaming platforms where team members can access project files, share feedback, and collaborate on animation assets in real-time.

●	Ethical and responsible emphasis on AI-generated animated contents. AIGC animation streaming platforms will implement safeguards to mitigate bias, ensure fairness, and promote transparency in AI-generated animated content, aligning with ethical standards and guidelines. To address these, AIGC-powered animation platforms will implement safeguards such as bias detection algorithms, diverse training datasets, and rigorous testing procedures to identify and mitigate biases in AI-generated content.

●	More monetization and revenue models. AIGC animation platform market is expected to have more innovate monetization and revenue models beyond subscription-based models, such as pay-per-view content, and in-platform advertising. Creators will also have more options to monetize their content which incentivize them to become loyal paying users to the AIGC animation streaming platforms.

Competitive Landscape and Ranking

Key Success Factors of AIGC Animation Streaming Platform Providers in Asia

●	Advance Technology. Building a strong reputation of having strong generative AI technologies on the quality of generated animation contents are expected to enable platform providers attract more loyal creators.

●	Establishment of an ecosystem. Establishment of a user- centric ecosystem are important to enhance user loyalty for the AIGC animation streaming platforms. For example, in terms of payment infrastructure, establishing transparent and effective revenue- sharing models that can ensure creators to receive fair compensations for their works can encourage their ongoing participation and build an active user-centric AIGC animation planforms.

●	Exclusive content and partnerships. By securing exclusive content licenses, AIGC animation platform providers can offer viewers access to premium and sought-after content that is not available elsewhere thus enhances the platform’s value proposition, attracting more viewers who are eager to engage with high-quality and unique offerings, which consequentially increasing user engagement and retention.

●	Data security and privacy. Prioritizing data security and privacy instills trust and confidence in users, which is essential for building a loyal user base for AIGC animation platform providers. Data security measures also play a crucial role in protecting the intellectual property rights of animation creators. Implementing security measures helps prevent unauthorized access, infringements to the intellectual property thus safeguards their creative works and preserves their values.

Comparison of AIGC Animation Streaming Platforms

Comparing with other major players, GIBO.ai is a unique integrated AIGC animation streaming platform in the market with extensive functionalities provided to both viewers and creators through online streaming service, content creation service, content distribution & IP management service and payment service.

As an integrated AIGC animation streaming platform, we are in a unique position to provide a one-stop service for animation creators in content creation stage where creators can utilize generative AI technology to not only brainstorm story ideas but also visualize animation contents with automatically-generated voiceover, in content distribution & IP management stage where creators can directly upload animation contents on the website for viewers to access, as well as payment stage where creators can enjoy a direct monetization service for their uploaded work. In addition, GIBO.ai can provide enhanced data analytics capabilities with synergy between viewers and creators. Creators can better understand the trends and preference by viewers and viewers can enjoy more attracting animation contents that meet their preference.

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The table below illustrate the key characteristics, competitive advantages and representative market players for integrated and non-integrated AIGC streaming platforms.

			Key Characteristics		Competitive Advantages	Representative Market Players
Integrated service providers		●	Providing AIGC animation tools for creators to streamline their content generation with other supportive services such as IP operations and payment infrastructures	●	Equipped with most frontier generative AI technology	Our Company
		●	Providing streaming platforms for viewers to access animation contents	●	Establishing a sustainable ecosystem that (i) empowers creators on the content creation process, and (ii) provides distribution channels for their works to be accessed and monetized by viewers
Non-integrated service providers	For creators		Providing only technology services to animation creators with a suite of generative AI technology tools and features	●	Fully driven by and advantaged in generative AI technology	Company A
	For viewers		Providing only streaming platforms for viewers to access animation contents	●	Acting as online video platforms offering a range type of animation contents, promoting stronger brand recognition among viewers	Company B Company C

Note:

1	Company A is an animation streaming platform that was founded in 2022 with headquarters in Seoul, South Korea, which primarily researches and develops AI technologies to increase efficiency and production relating the content creation market. Company A had approximately 5 million users for the year ended December 31, 2023.
2	Company B is an over-the-top streaming platform that was founded in 2006 with headquarters in San Francisco, United States and a member of The Associations of Japanese Animations, which primarily distributes content to over 120 million registered users worldwide. Company B had approximately 120 million users for the year ended December 31, 2023.
3	Company C is a mobile comics application that was founded in 2014 with headquarters in Beijing, China, which primarily distributes animation contents to its users from more than 200 countries and regions. Company C had approximately 400 million users for the year ended December 31, 2023.

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INFORMATION RELATED TO GIBO

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of GIBO and its subsidiaries prior to the consummation of the Business Combination, which will be the business of the PubCo and its subsidiaries following the consummation of the Business Combination. See the section titled “Frequently Used Terms” for definitions of “registered users”,” “content creators,” “MAUs,” “video uploads,” “video views” and other defined terms used in this section.

Mission

Revolutionize the world of storytelling by empowering creators and delighting audiences with innovative, AI-enhanced audio comics that bridge cultures and spark imagination.

Overview

Founded with an aim to revolutionize content creation and consumption through AI, we have become a unique and integrated AIGC animation streaming platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. As of June 30, 2024, we had approximately 72 million registered users, including approximately 61,000 content creators, from 15 countries or regions in Asia, namely Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea, Japan, Taiwan, Bangladesh, India, Cambodia, Hong Kong, Singapore and Laos. As of the same date, we had an average of approximately 27.6 million MAUs on our platform since its launch in September 2023. On our platform, young people create AI-generated content, discover the things they love, and interact and engage with one another.

Our technology platform powers the GIBO.ai website, which features AI-generated animation video content and provides an efficient, interactive, and easy-to-use way to create and share online comic content. GIBO.ai enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, launched in September 2023 and equipped with cutting-edge generative AI-powered technology for the generation of animation video content, emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on the platform.

The AI-generated animation video content on GIBO.ai, currently offered substantially in short-form entertainment videos, covers a wide variety of themes ranging from superhero to battle royale and generally tells stories from popular comic books in entertaining yet informative ways. Driven by the big data analytical capabilities, we learn user preferences with respect to content tags and personalize feeds accordingly. As of June 30, 2024, we had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on our platform. As of the same date, we had enabled over 37.1 million user interactions on our platform, including posts, comments, likes, shares, private messages.

GIBO.ai offers a suite of AI-powered content creation tools through GIBO Create, allowing content creators to employ AI tools through all stages of content creation. GIBO Create currently encompasses (i) AI Voice Synthesis Tool, (ii) AI Image Generator, (iii) Scriptwriting and Storyboarding Tool, and (iv) Audio-Visual Synchronization Tool. With the help of these tools, content creators can use GIBO Create to effortlessly generate (i) human-like voiceovers with premium quality in multiple languages, voices, tones and styles, and (ii) unique images in distinctive comic styles that visualize the creators’ ideas and can be generated in seconds with only a few simple clicks, enabling creators to expand creative possibilities, streamline content production, and create localized, engaging entertaining content. We have nurtured an encouraging community culture that respects creativity, rewards creators and motivates the creation of inspirational content, thorough which young people can connect with each other over shared interests in content. As of June 30, 2024, the content creators on our platform accumulatively utilized GIBO’s text-to-image function for more than 1 million times and the text-to-audio function for more than 2.9 million times.

Leveraging our vibrant ecosystem comprised of highly-engaged registered users and talented creators of AI-generated content, we aim to form a virtuous cycle for commercialization. While access to our platform is currently free for all registered users, we plan to drive monetization through launching advertising, offering membership subscriptions and pay-per-view options, and providing IT services. In 2022 and 2023, we did not generate revenue, and incurred net losses of $11.5 million and $12.1 million, respectively. In the six months ended June 30, 2024 and 2023, we did not generate revenue, and incurred net losses of $48.0 million and $0.2 million, respectively.

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Competitive Strengths

We believe that the following competitive strengths have contributed to our success and have differentiated us from others:

Unique AI-powered platform that fuels a strong monetization potential

We have become a unique and integrated AIGC animation platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. We offer a visually captivating and engaging experience, showcasing a blend of traditional storytelling with the latest AI generative tools. With the launch of our integrated suite of AI-powered content creation solutions, we underline our relentless pursuit of an AI-centric corporate culture. Embedded with AI-powered tools for the generation of script, voice and image, we assist content creators in sophisticated content creation while showcases such AI-generated animation video content created by users across various types of devices to viewers across Asia, serving a broad community of young people across Asia to create, publish, share and engage AI-generated animation video content. With a few simple clicks, content creators can easily streamline the production process and enhance the quality of their content by developing scripts that fit their story, transforming their images into animation, adding nuanced voice-over with emotions to story characters, and transporting their drawings into an imaginative alternate universe filled with infinite possibilities.

As a result, our platform has gained and maintained tremendous popularity since its debut. As of June 30, 2024, we had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on our platform. As of the same date, we had enabled over 37.1 million user interactions on our platform, including posts, comments, likes, shares, private messages. As of June 30, 2024, we had attracted approximately 72 million registered users, including over 61,000 creators, and had accumulated an average of 27.6 million MAUs on our platform since its launch in September 2023, propelling us to be a premier AIGC animation streaming platform, where content is dynamically brought to life with AI technologies.

We believe that our cutting-edge platform addresses challenges faced by traditional content creation platforms by transforming the creation process in a way that maximizes the creative possibilities while minimizing the production costs. On GIBO.ai, any registered user can be a creator to produce, publish and monetize their content.

Advanced and proprietary AI-powered content creation tools

Our advanced and proprietary AI-powered content creation tools represent our significant research and development efforts in AI technology application and innovation. Leveraging user feedbacks and data analytics accumulated over the years, we have been continually developing and improving our scalable AI tools to enhance efficiency and quality in content creation. Enabling content creators to employ AI-powered tools for voice synthesis, image generation, script writing, storyboarding and audiovisual synchronization to create tailored AI-generated animation video content, our AI-powered content creation solutions are not only user-friendly but also equipped with advanced features that are at the forefront of digital content creation and boost the content creators’ creativity and efficiency. In addition, the user interface of our platform is optimized through data analytics, enabling a seamless user experience. Utilizing a recommendation system tailored to users’ preferences and viewing habits, we continuously improve our platform to ensure that the platform stays relevant and appealing to our user base. We believe that our proprietary AI-powered content creations tools are key drivers of our unique position in the market.

Large and diversified user base and content library with a focus on Asia

As of June 30, 2024, we had a total of approximately 72 million registered users on our platform, among whom over 61,000 were creators of AI-generated animation video content, and had accumulated an average of approximately 27.6 million MAUs on our platform since its launch in September 2023. The large user base is indicative of our platform’s compelling content and user experience and has contributed significantly to the enrichment of our audio comic content library. Driven by our emerging and large user base, as of June 30, 2024, we had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on our platform. Leveraging our intelligent big data analytics algorithms, we have acquired an in-depth understanding of preferences of the AIGC animation streaming users in Asia and are able to attract more users to join our platform by personalizing recommendations to their feeds.

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Moreover, as of June 30, 2024, our registered users had covered 15 countries or regions in Asia, including Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea and Japan. Such diversified user base across Asia forms a unique user community, enabling us to better tailor our content and service offerings and make them more associated to the viewers with relevant cultural backgrounds. The multi-ethnical and multicultural user base across Asia also allows for our better fine-tuning of AI engines to create more interactive and engaging content relevant to each culture in Asia, and thus enhances the connections among our user community and boosts our future user growth.

Visionary and dedicated management team

Our visionary and dedicated management team has a combination of expertise that spans technology, media and financial services and is well equipped to lead what we believe is a paradigm shift in the evolving AI-powered content creation and consumption economy. Our founder and chairman of the board of directors, Mr. Chun Yen “Dereck” Lim, is a seasoned entrepreneur with sharp vision, solid management skills, and deep insight into the power of data and technology. He is experienced in creating and scaling successful businesses across various industries by leveraging cutting-edge technology. Our chief executive officer, Mr. Jing Tuang “Zelt” Kueh, is an AI engineer with great passion to leverage technology to transform the industry and apply cutting-edge AI technology to resolve complicated business challenges. Under our management team’s leadership, the number of registered users on our platform has achieved exponential growth in recent years.

Our management brings passion and commitment for the growth prospects of the creation and consumption of AI-generated animation video content. Their understanding of the young generation’s passion and interests has helped guide our strategic business expansion in the rapidly changing industry. The user-centric corporate culture they adhere to has also helped reinforce our market leadership and brand recognition among our users.

Growth Strategies

We intend to further grow our business by pursuing the following growth strategies:

Further expand user community and optimize user experience

We desire to expand our user base globally, optimize the overall experience of our users, and grow the scope and depth of the interactions with our users.

In particular, we intend to make our platform more accessible to users around the world by localizing the content consumption and creation experience on our platform. In addition, we will provide higher-quality and more intriguing content and build more advanced content creation features that meet the content consumption and creation needs of users on our platform. We seek to further improve the relevance of our content recommendations and utilization of our integrated suite of AI-powered content creation offerings by optimizing our AI technical innovations. We will also launch user acquisition campaigns more frequently through distinctive marketing channels to acquire a more expansive and diversified user base globally.

Enhance content and service offerings

We will commit to systematically enhancing the content offerings on our platform, and we believe that incentivizing and supporting content creators is crucial to this strategy. Towards this end, on one hand, we will strengthen our creator-rewarding initiatives and programs and allocate more resources to enable content creators to thrive in our community. On the other hand, we will seek new licensing arrangements especially with companies owning large collections of intellectual properties and invest in creating original content. Leveraging our AI-powered engine, we intend to launch more service offerings to the creators on our platform, including embedding more AI-innovated content creation offerings to further streamline creators’ content creation process, and developing innovative marketing products to promote content created by creators on our platform.

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We also seek to expand the content verticals on our platform, including genres and types, and introduce a blend of learning and entertainment content to our platform, ranging from entertainment to education, games and sports, which can be either generated by users or licensed by third-parties and can be free of charge or paid.

Further innovate AI-powered tools and infrastructure

We will continue to innovate the technology capabilities of our platform, in particular our AI-powered content creation tools and machine learning technologies. Currently, our AI content recommendation component learns user preferences with respect to content tags and personalize feeds to users accordingly. We intend to further optimize such AI content recommendation component based on a model-free reinforcement learning approach to model complex interest profiles while allowing interests to shift over time as users explore new types of content, enabling the platform to discover and push content that is well-received by our users. Further, we seek to optimize our current integrated suite of AI-powered content creation offerings by enhancing the customized large language models, natural language processing technologies and deep learning models embedded in our platform to allow for more natural and versatile human-like voice synthesis offered in more languages, voices and tones, as well as more accurate yet artistic image generation delivered in more styles. We also plan to launch more product offerings to the creators on our platform, such as introducing additional AI-powered content creation tools to create three-dimensional immersive content on our platform to further streamline and enhance creator’s creation process. We will also continue to devote resources and upgrade our technology infrastructure to support future growth in user base and traffic.

Strengthen monetization capabilities

We intend to drive monetization for the content and creator offerings on our platform through advertisements, sponsorships, pay-per-view and membership subscriptions. For example, we may introduce performance-based ad-sponsored content on our platform without compromising the experience for our users and may develop marketing and advertising product offerings for the creators on our platform.

In addition, we plan to launch pay-per-view and membership subscriptions for the animation video content created by the creators on our platform and help creators to distribute, license and monetize their content. We will soon launch GIBO Click, a monetization and operation engine to facilitate transaction-making and revenue-generation on our platform through multiple monetization models, such as launching advertising, offering membership subscriptions and pay-per-view options, and providing IT services.

We also seek to transform the integrated suite of AI-powered content creation offerings embedded in our platform from free-access to free-trial and subscription-based to derive subscription fees from creators on a one-time, monthly, quarterly or yearly basis in the future.

Pursue strategic growth through mergers, acquisitions and collaborations

Our mergers and acquisitions strategy focuses on investing in intellectual property and acquiring capabilities for our technology platform. We intend to invest in mergers and acquisitions globally to complement our content and service offerings as well as technology capabilities and further enhance the values of our platform.

We also seek to pursue strategic partnerships and collaborations. For instance, we plan to establish strategic partnerships and collaborations with institutional creators globally such as comics and graphic novel publishers, video game publishers, academic institutions and brands to acquire and distribute licensed content and further enhance the content offerings and diversify the variety of content verticals on our platform.

Our Platform

As an integrated AIGC animation streaming platform, our GIBO.ai platform is in a unique position to provide extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content.

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As an avant-garde platform at the intersection of technology and creativity, GIBO.ai transforms the way that people enjoy comics and animations by bringing such animation content to life leveraging its AI-powered tools and technologies. GIBO.ai provides users a visually engaging and immersive experience which showcases a blend of traditional storytelling with the latest in AI generative tools. Compared to other non-integrated AIGC animation streaming platforms, can provide enhanced data analytics capabilities with synergy between viewers and content creators. GIBO.ai actively engages with its user base for feedbacks and conducts behavior analysis to optimize content-pushing, enabling content creators to better understand the trends and preference by viewers, and viewers to enjoy more attracting animation contents that meet their preference.

The interfaces of GIBO.ai platform in mobile version and desktop version are shown in the screenshots below.

Our GIBO.ai platform provides benefits to users through:

●	Vast Library of AI-generated Animation Video Content: An expansive selection of video content, each enriched with AI-generated voice narration and animation, across various genres including battle through the heavens, palace, time travel, pirate, pure love, idol, mafia, mythology, cultivation, and advanced martial.

●	Cutting-Edge AI Voice Synthesis: Advanced technology provides nuanced voiceovers, adding depth and emotion to characters, making them more lifelike and relatable. The voiceovers currently available on the GIBO.ai platform support English, Chinese and Japanese, covering both male and female animation characters.

●	Intuitive User Interface: A user-friendly website design that allows for easy navigation, enabling users to effortlessly explore and enjoy their preferred content.

●	Personalized Content Discovery: A recommendation system tailored to user preferences, suggesting voice comics and animations based on viewing habits. We utilize big data analytical capabilities in our feed system to categorize and recommend content based on user data captured on our platform and analytics produced by deep learning algorithms.

●	Cross-Platform Compatibility: Seamlessly accessible across various devices, offering a consistent viewing experience on tablets, smartphones, and desktops.

Key Features and Functions on GIBO.ai platform primarily include the following:

●	Efficient Search and Discovery Tools: Easy search functionality for finding comics and animations by title, genre, or creator.

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●	Viewer Customization Options: Adjustable settings to personalize viewing experiences, including playback controls and subtitle options.

●	Creator Collaboration Opportunities: A dedicated portal for creators to contribute their work, collaborate with GIBO.ai, and become part of a growing community of digital storytellers.

●	Regular Content Updates: Continuous addition of fresh and exclusive voice comics and animations, keeping the platform dynamic and engaging.

GIBO.ai platform integrates AI-generated animation video content with GIBO Create, which currently encompasses (i) AI Voice Synthesis Tool, (ii) AI Image Generator, (iii) Scriptwriting and Storyboarding Tool, and (iv) Audio-Visual Synchronization Tool. As of June 30, 2024, we had approximately 72 million registered users on our platform, among whom over 61,000 were creators of AI-generated animation video content. As of the same date, we had an average of approximately 27.6 million MAUs on our platform since its launch in September 2023. As of June 30, 2024, we had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on our platform.

AI-Generated Animation Video Content

We offer an extensive library of AI-generated animation video content on our platform, including genres of battle through the heavens, palace, time travel, pirate, pure love, idol, mafia, mythology, cultivation, and advanced martial. Content creators can either use our AI-powered content creation tools or third-party tools to create and edit short animation videos, with background natural sounding and human-like voice introducing the plot of comics and animation. The animation video content on our platform is currently free to watch.

Since we commenced our business, the animation video content on our platform has experienced strong growth in terms of the number and varieties uploaded by our users every day. In 2023, an average of over 460 uploads were made to our GIBO.ai platform on a daily basis. As of June 30, 2024, we had an aggregate of approximately 113,000 videos uploaded to our platform, with an average of 1.1 billion views per day.

GIBO Create

We believe we have accumulated profound cutting-edge AI model capabilities that have enabled us to stay ahead in the AIGC animation streaming industry. Our integrated suite of AI-powered content creation tools, GIBO Create, enables content creators on our platform to improve their productivity, enhance efficiency in content creation and effortlessly become pros at content production.

The interfaces of GIBO.ai for the creation process utilizing GIBO Create are shown in the screenshots below.

Create a New Project

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Edit / Review a Project

Publish / Share a Project

GIBO Create is designed to democratize animation content production, leveraging advanced AIGC technologies to enable creators at all levels to bring their imaginative stories to life with unprecedented ease and efficiency. To provide a comprehensive and robust infrastructure supporting the entire lifecycle of anime content, from creation through project management to global distribution, the value propositions of GIBO Create to content creators include:

●	Create engaging audio content. Transform written content into captivating audio to be used for video marketing.

●	Localize content. Text-to-speech function assists content creators to convert content into different languages and accents, enabling localization for content consumption.

●	Streamline content production. Save time and effort by quickly developing scripts that fit the story, transforming images into animation, adding nuanced voice-over with emotions to story characters, and transporting the drawings into an imaginative alternate universe filled with infinite possibilities.

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●	Expand creative possibilities. Experiment with different voices, accents, and styles to explore new avenues of storytelling and content creation.

With the AI technology, GIBO Create inspires creativity and generates creative works. The content generation process is illustrated in the below.

●	Idea inspiration. Content creators input inspiration to GIBO Create, which comprehend the idea, assist in brainstorming and fleshing out stories, as well as generates marketing insight to stimulate content creators’ creativity.

●	Creative training. Based on the feedback at idea inspiration stage, content creators can form a particular creative idea on the stories they want to tell. They input relevant materials to GIBO Create, in which the underlying AI undergoes cognitive training and generates a set of dedicated AI generative content for that particular creative idea.

●	Story generation. Based on the dedicated set of AI generative content, content creators can intelligently generate components of creative content of images, voices and videos using GIBO Create.

We have built our AIGC service matrix and created an integrated content creation suite through GIBO Create, which includes (i) AI Voice Synthesis Tool, (ii) AI Image Generator, (iii) Scriptwriting and Storyboarding Tool, and (iv) Audio-Visual Synchronization Tool. Such combination of AI-powered content creation offerings on one hand enables content creators to enhance their video production and content creation capabilities and efficiencies, and on the other hand allows us to achieve a user-in-the-loop ecosystem with human-machine interaction.

Leveraging machine learning, natural language processing and self-reinforcing generative AI algorithms, GIBO Create is a generative AI-powered content creation engine purposefully built upon our proprietary domain-specific AI models without reliance to generic open-source or third-party large language models. Prior to the launch of GIBO.ai platform, at the initial R&D stage, GIBO Create relied on curated datasets, of pre-processed text, image, audio and video derived from publicly available online data sources to validate and train the AI models. Following the debut of GIBO.ai, GIBO Create has been solely relying on the large amount of de-identified text, image, audio and video data input generated by users on GIBO.ai as a proprietary, multimodal training data repository to continuously fine-tune the AI models.

AI Voice Synthesis Tool

The AI voice synthesis tool available on GIBO.ai platform provides nuanced voice output that adds depth and emotion to characters, making them more lifelike and relatable. It offers more than three voice actors and supports English, Chinese and Japanese. It enables AI-generated content to be customized for different application scenarios, for example, an AI avatar in a video can use the AI voice synthesis tool as the background voice in a particular accent or tone that the content creator prefers. This could also be beneficial for enterprises with high demand in mass production as written content can be quickly transformed into spoken words without extra recording work, while the audio content is highly editable.

As of June 30, 2024, content creators had used GIBO’s text-to-audio function for more than 2.9 million times. Major functions of AI voice synthesis tool include (i) text-to-speech voiceover, (ii) voice actors, and (iii) machine translation.

(i)	Text-to-Speech Voiceover

One of the core functions of the AI voice synthesis tool is the text-to-speech voiceover. By utilizing the text-to-speech voiceover function, the content creators can generate a piece of high quality audio from text content (maximum 100 characters) in one go in different formats. Our text-to-speech function currently supports English, Chinese and Japanese. Below is a screenshot of our text-to-speech voiceover function.

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(ii)	Virtual Voice Actors

We offer a wide range of virtual voice actors with differentiated voices and tones for content creators to try out and choose from. Content creators can select virtual voice actors and designate one-to-one voiceover to different characters in different languages and tones according to the genre of the video. The virtual voices are developed based on real person voice data. Content creators can first try out different virtual voices by listening to the demo and select the voices they like.

Moreover, the virtual voice actors on our platform are specifically designed to suit the characteristics of animation. As of June 30, 2024, an aggregate of four virtual male and female voice actors are available on the GIBO.ai platform, offering various tones of from calm to emotional and low-pitched to high-pitched, reflecting different characteristics of the characters developed by content creators.

(iii)	Machine Translation

As we target at users across Asia, especially in Southeast Asia, the different languages spoken by users from different countries and regions can be a major concern for their entertainment choices. In developing the functions for the AI voice synthesis tool, we incorporate machine translation function which supports major languages spoken in Asia to address this issue. Machine translation function empowers content creators to overcome language barriers and expand users’ reach with the click of a button to seamlessly translate their text into four different languages, namely English, Chinese, Japanese and Korean.

AI Image Generator

The AI image generator tool provided by GIBO Create complements its audio-generation function and generates visual art from written script within seconds. It is capable of creating detailed scenes and characters in different animation styles to provide a visual dimension to the comics.

The AI image generator tool is capable of revolutionizing the way content creators create anime from the following aspects:

●	Scene Extraction and Visualization. AI image generator excels in its ability to intelligently parse a story, identify key scenes and transitions, and convert these moments into vivid, contextually-rich images. This process involves a deep understanding of the narrative flow, ensuring that each visual output aligns perfectly with the storyline’s progression.

●	Dynamic Story Representation. Our technology dynamically adapts to the story’s evolving settings, characters, and emotions. From the serene beginnings to climactic peaks, AI image generator captures the essence of each scene, ensuring continuity and coherence in the flow of visual narrative.

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●	Advanced Narrative Understanding. At the core of AI image generator is an advanced algorithm capable of deep narrative analysis. It comprehends various storytelling elements, such as plot development, character interactions, and scene settings, allowing for a nuanced and accurate translation of text to visuals.

●	Seamless Integration in Storytelling. Integrated seamlessly within our platform, AI image generator is an easy-to-use and intuitive tool to bring storytellers’ stories to life visually. Content creators can complete the transformation from written script to visualized content simply with a few clicks without leaving our platform, which makes it easier for writers and creators to convey their narratives more efficiently, enhancing the overall impact of their stories.

●	Multilingual and Multi-genre Flexibility. Catering to a diverse range of storytellers and genres, AI image generator is versatile in handling narratives from different cultures and languages. Whether it’s a fast-paced action sequence or a detailed descriptive passage, AI image generator adapts to various narrative styles, ensuring the relevance, accuracy and appropriate level of details when generalizing visualized content.

●	Continuous Learning for Enhanced Creativity. AI image generator continuously learns and improves itself, absorbing new story patterns and visual styles each time it generates visualized content and receives feedback from content creators. This ongoing development means that with each story it processes, the tool becomes more sophisticated at translating complex narratives into visual art.

●	Empowering Creative Expression. Our mission is to empower creators with cutting-edge tools, and AI image generator is a manifestation of this mission. It offers storytellers a revolutionary way to share their stories, not just through words but through an immersive visual journey.

Scriptwriting and Storyboarding Tool

Our scriptwriting and storyboarding tool represents a specialized adaptation that builds upon the generative pre-trained transformer, or GPT, and tailors it to the unique demands of storytelling in audio comics and animation. By training GPT model using a vast amount of literary works, including comics and novels, the scriptwriting and storyboarding tool provided by GIBO Create can understand narrative structures, character development, and dialogues, specifically catering and to the creative needs of writers and artists in the digital storytelling domain.

The scriptwriting and storyboarding tool excels in elevating basic story concepts into enthralling and well-crafted narratives with comprehensive storylines, intricate plot developments, dynamic character arcs, and engaging dialogues. Creators beginning with simple ideas or outlines will find the scriptwriting and storyboarding tool to be a powerful tool, enriching story development and stimulating sparking creativity. In the art of storytelling, character depth is crucial. The scriptwriting and storyboarding tool is adept at generating character-centric monologues that add layers of depth and personality to each story. By analyzing the story’s context, characters, and overarching themes, the scriptwriting and storyboarding tool produces nuanced and compelling scripts. These monologues are a treasure trove for voice actors and animators, bringing an added dimension of realism and emotion to the narrative.

Audio-Visual Synchronization Tools

The audio-visual synchronization tools integrate audio and images effortlessly into video content, offering a smooth and efficient workflow for writers and artists. This seamless integration is pivotal in modern content creation, transforming the images, scripts and voice overs into a combined piece of work that is rich in innovation and imagination. It alleviates the more labor-intensive aspects of narrative development, allowing creators to focus on the artistic and emotional expression of their work only.

Our Users

We have a young and culturally-aspirational registered user base willing to invest in a high-quality entertainment experience. We capture the hearts and minds of our users with superior content and carefully developed AI-powered service offerings. As of June 30, 2024, we had attracted approximately 72 million registered users, including 61,000 content creators, from 15 countries or regions in Asia, including Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea and Japan.

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We have successfully developed an ecosystem consisting of highly-engaged viewers and talented content creators, forming a virtuous cycle for realizing monetization in the near future. Users’ interactions on our platform revolve around content. The massive amount of AI-generated animation video content available on our platform as well as the vibrant interactions among users have contributed to the building of our communities. Users from different backgrounds develop strong and positive relationships among themselves, and bond over common values where each user’s backgrounds and circumstances are appreciated and positively valued.

The social and interactive features that we provide to our users include the following:

●	Following. Users can opt to follow other users and see their timeline and posts.

●	Liking and collecting. Users can like content in several ways to incentivize content creation by other users, such as giving a thumb-up or collecting to favorites.

●	Sharing. Users can share and repost content uploaded by other users.

Below is the screenshot illustrating the functions of following, liking, collecting, and sharing.

The notification and communication system available on GIBO.ai platform manages communication between us and our users, ensuring our users to be well informed and engaged. The key features of our notification and communication system includes (i) automated notifications, which alert users to new content and updates, and (ii) customizable communication preferences, through which users can customize the types of notifications that they intend to receive and choose how those are delivered, for example, through emails or web notifications.

We utilize the support and help center on our platform to provide assistance and resolve user queries. The key features of the support and help center include (i) multi-channel support, which includes emails, chatbots, and a knowledge base, (ii) troubleshooting guides and FAQs, which offer self-help resources for common issues and questions, and (iii) ticketing system, through which users can submit tickets for more complex technical issues, which are tracked and resolved by our special user support personnel.

When users register on our platform, they only need to provide us with the minimum necessary information to complete the registration process, including email address and password. When users use our platform, we automatically collect, process and store (i) user login data, including login email addresses and passwords, IP addresses and countries/areas, (ii) user engagement data, including views, likes, shares, forwards and replies, (iii) behavioral data, including user attention, heatmaps, time onsite, search histories, repeated actions, task completion, and feature usage, (iv) preferential data, including user preferences and satisfaction, and (v) user-generated data, including users’ inputs of text, image and audio data as well as AI-generated text, image, audio and video data derived from such users’ inputs. We maintain a strict user access control policy and only permit authorized employees to access the data on our platform. Our data servers on which the data we collect is stored and processed are located in Malaysia. We also work with vendors from Hong Kong and Malaysia to access certain limited data for purposes of marketing and understanding user behaviors.

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Our Monetization Models

We plan to build multi-faceted monetization models that will be seamlessly integrated with our platform and our service offerings, including but not limited to (i) advertising, (ii) subscription and per-per-view, and (iii) IT services. As of the date of this proxy statement/prospectus, we have entered into an IT service agreement as an effort to monetize our technological capabilities. We intend to drive further monetization through launching advertising, pay-per-view and subscription-based models in the future after our registered users reach 100 million, which is anticipated to be achieved by the end of the second quarter of 2025. Our monetization capability will support our long-term investments in content, technology and innovative service offerings, and allow us to attract more high-quality and diverse content creators. Our ability to achieve our full monetization plans relies on our capability to continuously grow our registered user base, optimize the features of our platform to offer more engaging content and incentivize users to pay. We anticipate that the funding for us to achieve our full monetization plans, including to cover the operating costs for researching and developing relevant algorithms and features, collaborating with brands and content creators for sponsored and/or exclusive content, extending marketing campaigns to promote subscriptions and recruiting relevant talent, will be up to $95 million in 2025, which we expect to be derived from the continued revenue generated from our current provision of IT services as well as capital injections by our shareholders.

Advertising

We believe our large base of active users and content creators provide advertisers with a highly attractive audience. Our young and dynamic community of user base represents a highly sought-after audience for advertisers. Leveraging our ability in utilizing big data analytical capabilities in our feed system to categorize and recommend content based on user data, we are capable of assisting advertisers to effectively reach their targeted audience.

Taking into consideration of our growth strategies for our target markets in South Asia and Southeast Asia, and upon evaluating the market potential and comparable companies, we plan to launch advertising services upon the registered users on our platform reaching 100 million, which is anticipated to be achieved by the end of the second quarter of 2025. We plan to offer our advertising services directly or through third-party advertising agencies. We plan to automatically show the viewers on our platform pre-roll, mid-roll, skippable or non-skippable ads as appropriate. We will also incentivize content creators to place sponsor ads in their videos, providing them opportunities to monetize their videos by earning commissions from the ads based on the level of viewer engagement and the number of video views of the video content they produce.

Subscription and Pay-Per-View

Taking into consideration of our growth strategies for our target markets in South Asia and Southeast Asia, and upon evaluating the market potentials and comparable companies, we plan to launch our membership subscription services when our registered users reach 100 million, which is anticipated to be achieved by the end of the second quarter of 2025. We intend to provide our future subscribers with an upgraded streaming experience and premium content and privileges, allowing them to enjoy exclusive content, enhanced streaming quality, offline viewing, and early access to popular releases.

We may also encourage individual content creators to offer their own subscriptions and incentivize viewers to support their favorite content creators directly, from which we will monetize through revenue-sharing. Aiming to encourage content creators to produce engaging content, we may introduce content creator subscription programs, creator funds and/or ad revenue sharing opportunities based on views likes, comments and/or shares generated on the video content that such content creators produce. Additionally, we may develop differentiated subscription plans and offer distinct value-added features. For example, we may offer additional on-demand AI-powered functionalities and we may introduce digital items, including customized emojis, digital badges and digital wallpaper for purchase.

Along with membership subscriptions, we will also launch pay-per-view options for non-subscribing viewers, allowing them to pay at a per video rate and access certain exclusive premium video content on our platform on an individual, on-demand basis. We also plan to offer self-produced animation movies or TV series on our platform, and charge viewers on a per-movie or per-episode basis following 2026.

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IT Services

Leveraging our technological capabilities, particularly our surplus computational resources built upon our AI models and frameworks, since September 2024, we have commenced to provide IT services aiming to empower the business growth of enterprise customers in various industrial verticals, primarily AI and technology companies, while accelerating our own monetization.

The service scope of our IT services primarily includes, among other things, (i) platform customization and integration services, helping customers to design, modify and integrate functionalities in their own systems, (ii) data migration and content management services, assisting customers in their large-scale data migration and content liability management, and (iii) enterprise-level data security services, providing customers with advanced information security technologies and measures to address data concerns. Pursuant to the IT service agreement we have entered with an enterprise customer, a total consideration of US$60,000,000 will be made to us in installments, each installment to be paid within 14 days upon the customer’s receipt of invoice. The agreement is for services on a continued basis without a fixed term, and may be terminated by either party by at least two months written notice without cause, or terminated with immediate effect for causes including failure to cure material breach within 30 days, winding up and ceasing of business operation. The termination of the agreement shall be without prejudice to the rights of either party accrued prior thereto. Each party shall keep confidential all information obtained from the other party pursuant to the IT service agreement, and the customer shall not, during the course of the agreement and for a period of 12 months thereafter, engage the service or offer employment to any of our employees.

As of the date of this proxy statement/prospectus, we have entered into an IT service agreement. See the section titled “Proposal 1: The Business Combination Proposals — Basis and Assumptions to Financial Projections” for more information regarding our financial projections in connection to our total revenues.

To support the growth in users and lay the foundation for our future revenue streams, we have made substantial investments to upgrade our IT service infrastructure. As our business grows and our user population further enlarges, we expect to continue to refine and optimize our underlying technological capabilities, on which we can continuously capitalize through the provision of IT services to enterprise customers. As such, we expect IT services to continue to constitute a supplemental revenue stream of ours in the future. See “Proposal 1: The Business Combination Proposals — Basis and Assumptions to Financial Projections” for more information on our projected other revenue. Additionally, through the provision of IT services, we also intend to further enhance our brand awareness among AI and technology companies in our targeted markets and thereby facilitate the growth in the number of our registered users.

Sales and Marketing

We rely on our exceptional user service, leading service quality, broad service offerings, and low-resistance onboarding strategy to attract and retain users on our platform. This strategy is focused on building and maintaining strong user relationships rather than traditional marketing and advertising. We also rely on word-of-mouth referrals by providing quality content and service offerings to attract new users or retain existing users. In the future, we plan to collaborate with content creator communities to attract more content creators to join our platform, host or sponsor contests to discover and attract talented content creators, and provide educational resources and events to engage content creators and inspire regular viewers to unleash their creativity and become content creators through us.

Regulations

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are still evolving and could be interpreted in ways that could harm our business. Concerns regarding AIGC tools may in the future result in legislation or other governmental action that could require changes to our platform.

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We are subject to various laws, regulations, and obligations regarding privacy, data protection, and cybersecurity. Some jurisdictions require companies to notify individuals of data security breaches involving certain types of personal data. We post on our website our privacy policy, terms of use, content creation policy and cookies policy, which explain how we collect, use, disclose, and protect information and users’ choices about the collection and use of their information. Any actual or perceived failure by us to comply with our posted privacy policy or laws, regulations, or obligations relating to privacy, data protection or cybersecurity could lead to investigations, inquiries, and other proceedings by governmental authorities, significant fines, penalties and other liabilities imposed by regulators, as well as claims, demands, and litigation by our users, any of which could harm our business, financial condition, and results of operations. Laws, regulations, and other actual and asserted obligations relating to privacy, data protection and cybersecurity evolve rapidly and are subject to varying interpretations, and we may not be or may not have been compliant with such laws, regulations or obligations, and we may face allegations that our activities or practices are not or have not been, compliant with each such law, regulation or other obligation. Because our services are accessible from multiple jurisdictions, certain foreign jurisdictions may claim that we are required to comply with their laws, regulations, and obligations, including in jurisdictions where we have no local entity, employees or infrastructure. Working to comply with these varying international requirements could cause us to incur additional costs and change our business practices.

Further, our reputation and brand may be negatively affected by the actions of our users that are deemed to be hostile, offensive, inappropriate or unlawful. Although we maintain content management and review procedures, there can be no assurance that we can identify all the videos or other content that may violate relevant laws and regulations due to the large amount of content uploaded by our users every day. Failure to identify and prevent illegal or inappropriate content from being uploaded on our platform may subject us to liability. To the extent that local regulatory authorities find any content on our platform objectionable, they may require us to limit or eliminate the dissemination of such content on our platform in the form of take-down orders or otherwise. In such circumstances we may also be subject to liability under applicable law in a way which may not be fully mitigated by our terms of service.

Competition

According to Frost & Sullivan, the AIGC animation streaming platform market in Asia has experienced a tremendous growth in the past few years due to the revolutionized debut of generative AI technology. From 2019 to 2023, such market increased from US$4.3 billion to US$12.5 billion, representing a CAGR of 30.6%. We face competition principally from other AIGC animation streaming platforms, including (i) creator-facing ones, which provide technology services to animation creators with a suite of AI-powered tools, and (ii) viewer-facing ones, which provide streaming services to viewers to access animation content.

We believe that we are strategically well-positioned in the industry, and that we compete favorably based on our variety of content and service offerings, brand recognition, deep understanding of the AIGC animation streaming platform industry, advanced technologies, and superior user experience. For a discussion of risks relating to competition, see “Risk Factors — Risks Related to GIBO’s Business and Industry — The markets in which we participate are competitive and, if we do not compete effectively, our business, financial condition and results of operations could be harmed.”

Employees

As of June 30, 2024, we had 23 full-time employees. The following table sets forth the numbers of our full-time employees categorized by function as of the same date.

Function	Number of Employees	Percentage
Information technology	12	52.2%
Operations	5	21.7%
Research and development	4	17.4%
Finance and administration	2	8.7%
Total	23	100.0%

Our success depends on our ability to attract, retain, and motivate qualified employees. As part of our human resources strategy, we provide our employees with competitive salaries and performance-based cash bonuses. In addition, we provide regular training and development programs on topics critical to our business operations. We have generally been able to attract and retain qualified personnel and maintain a stable core management team.

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We enter into standard employment contracts and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees. To date, we have not experienced any material labor disputes. None of our employees are represented by labor unions.

Facilities

We are headquartered in Hong Kong. We lease our office space under operating lease agreements from independent third parties. As of June 30, 2024, we leased an aggregate of approximately 2,100 square feet of office space in Hong Kong, with lease terms that typically last for a year.

We believe that our existing facilities are generally adequate to meet our current needs, and expects to obtain additional facilities, primarily through leasing, as needed, to accommodate our future expansion plans.

Intellectual Property

We regard our trademarks, copyrights, patents, domain names, know-hows, proprietary technologies, and similar intellectual property as critical to our success, and rely on intellectual property laws in Hong Kong, as well as confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary rights. As of June 30, 2024, we owned three patent applications in relation to our AI-powered voice synthesis, image generation, and scriptwriting tools, 15 registered trademarks and two registered domain names in Hong Kong.

Our continued success depends upon our ability to protect our core technology and intellectual property. We rely on a combination of confidentiality clauses, contractual commitments, trade secret protections, copyrights, trademarks, patents, and other legal rights to protect our intellectual property and know-how. We enter into confidentiality and proprietary rights agreements with our employees, and controls access to and distribution of our proprietary information. For risk that we may face in this respect, see “Risk Factors — Risks Related to GIBO’s Business and Industry — We have limited ability to protect and defend our intellectual property rights, and unauthorized parties may infringe upon or misappropriate our intellectual property, which could harm our business and competitive position.”

Insurance

Consistent with common industry practice, we do not currently maintain business liability insurance, business interruption insurance or key-man insurance. See “Risks Factors — Risks Related to GIBO’s Business and Industry — Inability to obtain or maintain adequate insurance coverage could adversely affect its results of operations.”

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time become a party to various legal, arbitral or administrative proceedings or claims arising in the ordinary course of our business. See “Risk Factors — Risks Related to GIBO’s Business and Industry — We may be subject to complaints, litigations and claims initiated by the intellectual property owners, if any of the resources used, content created or training data employed, especially data sourced from the Internet, by our users have infringed or potentially infringed third party intellectual property rights.”

Recent Sales of Unregistered Securities

During the past three years, we have issued ordinary shares described below without registering them under the Securities Act. None of these transactions involved any underwriter. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales in offshore transactions, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

On September 5, 2023, we allotted one ordinary share to Gold-In (Cayman) Co., Ltd. at the then par value of US$1.00 per share, which was transferred to Global IBO AI Technology Ltd. (“GIBO AI”) on the same day.

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On September 5, 2023, we issued 49,999 ordinary shares to GIBO AI at the then par value of US$1.00 per share. The 50,000 ordinary shares held by GIBO AI were transferred to Lee Wang Wang on September 26, 2023, and split into 500,000,000 ordinary shares par value US$0.0001 per share following a change in the par value of GIBO’s ordinary shares from US$1.00 per share to US$0.0001 per share effective on October 16, 2023.

On June 26, 2024, Lee Wang Wang, who was then the sole shareholder of GIBO, transferred her ordinary shares in GIBO to all shareholders of Hong Kong Daily Group Supply Chain Limited (“HK Daily”) in proportion to each shareholder’s ownership percentage in HK Daily. For more information on the consideration amount paid by the shareholders of HK Daily and our reorganization process, see the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GIBO”, as well as Notes 1 and 7 to the Consolidated Financial Statements of GIBO and its subsidiaries included elsewhere in this proxy statement/prospectus.

On June 27, 2024, we further issued ordinary shares to the following purchasers in consideration for their software development and R&D services provided to us.

Purchaser	Number of Ordinary Shares
Billion Start Enterprise Limited	1,187,500
Chinese Top Asset Management Holdings Limited	4,000,000
Dragon Huge Development Limited	812,500
Treasure Nice Investment Limited	562,500

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GIBO

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of GIBO and its subsidiaries prior to the consummation of the Business Combination, which will be the business of the PubCo and its subsidiaries following the consummation of the Business Combination.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Overview

Founded with an aim to revolutionize content creation and consumption through AI, we have become a unique and integrated AIGC animation streaming platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. As of June 30, 2024, we had approximately 72 million registered users, including approximately 61,000 content creators, from 15 countries or regions in Asia, namely Indonesia, the Philippines, Vietnam, Thailand, Myanmar, Malaysia, South Korea, Japan, Taiwan, Bangladesh, India, Cambodia, Hong Kong, Singapore and Laos. As of the same date, we had an average of approximately 27.6 million MAUs on our platform since its inception in September 2023. On our platform, young people create AI-generated content, discover the things they love, and interact and engage with one another.

Our technology platform powers the GIBO.ai website, which features AI-generated animation video content and provides an efficient, interactive, and easy-to-use way to create and share online comic content. GIBO.ai enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, launched in September 2023 and equipped with cutting-edge generative AI-powered technology for the generation of animation video content, emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on the platform.

The AI-generated animation video content on GIBO.ai, currently offered substantially in short-form entertainment videos, covers a wide variety of themes ranging from superhero to battle royale and generally tells stories from popular comic books in entertaining yet informative ways. Driven by the big data analytical capabilities, we learn user preferences with respect to content tags and personalize feeds accordingly. As of June 30, 2024, we had approximately 113,000 video uploads and approximately 23.3 billion aggregate video views on our platform. As of the same date, we had enabled over 37.1 million user interactions on our platform, including posts, comments, likes, shares, private messages.

GIBO.ai offers a suite of AI-powered content creation tools through GIBO Create, allowing content creators to employ AI tools through all stages of content creation. GIBO Create currently encompasses (i) AI Voice Synthesis Tool, (ii) AI Image Generator, (iii) Scriptwriting and Storyboarding Tool, and (iv) Audio-Visual Synchronization Tool. With the help of these tools, content creators can use GIBO Create to effortlessly generate (i) human-like voiceovers with premium quality in multiple languages, voices, tones and styles, and (ii) unique images in distinctive comic styles that visualize the creators’ ideas and can be generated in seconds with only a few simple clicks, enabling creators to expand creative possibilities, streamline content production, and create localized, engaging entertaining content. We have nurtured an encouraging community culture that respects creativity, rewards creators and motivates the creation of inspirational content, thorough which young people can connect with each other over shared interests in content. As of June 30, 2024, the content creators on our platform accumulatively utilized GIBO’s text-to-image function for more than 1 million times and the text-to-audio function for more than 2.9 million times.

Leveraging our vibrant ecosystem comprised of highly-engaged users and talented creators of AI-generated content, we aim to form a virtuous cycle for commercialization. While access to our platform is currently free for all users, we plan to drive monetization through launching advertising, offering membership subscriptions and pay-per-view options, and providing IT services. In 2022 and 2023, we did not generate revenue, and incurred net losses of $11.5 million and $12.1 million, respectively. During the six months ended June 30, 2024 and 2023, we did not generate revenue, and incurred net losses of $48.0 million and $0.2 million, respectively.

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We rely on our exceptional user service, leading service quality, broad service offerings, and low-resistance onboarding strategy to attract and retain users on our platform. This strategy is focused on building and maintaining strong user relationships rather than traditional marketing and advertising. We also rely on word-of-mouth referrals by providing quality content and service offerings to attract new users or retain existing users. In the future, we plan to collaborate with content creator communities to attract more content creators to join our platform, host or sponsor contests to discover and attract talented content creators, and provide educational resources and events to engage content creators and inspire regular viewers to unleash their creativity and become content creators through us.

As of the date of this proxy statement/prospectus, we have entered into an IT service agreement which leverages our technological capabilities to empower the business growth of our enterprise customers and accelerate the monetization of our business. In the six months ended June 30, 2024, we did not generate revenue and incurred net losses of $48.0 million, but we have generated operating revenues of $30.0 million under the IT services agreement as of December 31, 2024. Our revenues of advertisement service, membership subscription and per-per-view service will begin to be generated in 2025. See “Information Related to GIBO – Our Monetization Models” for our monetization plans. Our financial position and profitability are dependent on the achievement of our full monetization plans, which relies on our capability to continuously grow our registered user base, optimize the features of our platform to offer more engaging content and incentivize users to pay.

Should we experience any difficulties in achieving our full monetization plans, our results of operations, financial condition and liquidity will be negatively impacted, and we may be required to consider capital injections by our shareholders.

Organization

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 5, 2023. We have no substantive operations other than holding all of the outstanding share capital of (1) GIBO IBO AI Technology Ltd. (“GIBO AI”), a limited liability company incorporated under the laws of Cayman Islands on September 5, 2023, and (2) GIBO International Ltd. (“GIBO International”), a limited liability company formed under the laws of Samoa on November 29, 2023.

GIBO, GIBO AI and GIBO International are currently not engaging in any active business operations and merely acting as holding companies.

GIBO and its subsidiaries are primarily holding companies, with Hong Kong Daily Group Supply Chain Limited (“Hong Kong Daily”). Hong Kong Daily was incorporated as a limited liability company under the laws of Hong Kong on December 22, 2017 and is primarily engaged in develop AI technology to generate user content into AI scripts, images, voices and animation for its global users.

Reorganization

On December 29, 2023, a reorganization took place, consolidating GIBO, GIBO AI, GIBO International, and Hong Kong Daily under common ownership. Before the reorganization, Hong Kong Daily was owned by 92 shareholders. The reorganization involved:(1) Transfer of 100% ownership in Hong Kong Daily to GIBO and its subsidiaries for a nominal fee of HK$1.00. (2) This created a unified corporate structure, with the same 92 shareholders retaining control both before and after the reorganization.

In accordance with ASC 805-50-45-5 and ASC 805-50-15-6, the restructuring of the business’s legal structure did not change the reporting entities under common control and is considered not to have resulted in any changes to the economic substance of the controlling financial interest in ownership or the business. As a result, the reorganization is considered under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time. In accordance with ASC 805-50-45-5, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the fiscal years ended December 31, 2023 and 2022, the results of these subsidiaries are included in the consolidated financial statements for both periods. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities consolidated from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

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Below chart illustrates the structure of Hong Kong Daily before the reorganization:

Below illustrates the structure of GIBO immediately after the reorganization:

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Our Ability to Retain and Expand Our User Base Depends on Our Ability to Offer high-quality AI Animation Content that Meets User Preferences and Demands.

Our success depends on our ability to offer high-quality content focused on animation and games. The breadth, depth, and quality of our AI animation content are fundamental in maintaining the attractiveness and value to our users. As of June 30, 2024, we have developed approximately 72 million registered users. We rely on our experience from past and current operations to offer, manage, and refine our high-quality AI animation content, which may not be effective as user preferences and market trends change. If we are unable to expand into new high quality AI animation content by diversifying our animation or gaming product pipeline, our ability to keep AI animation content offerings comprehensive and up-to-date may be adversely affected. If we are unable to keep up with evolving user preferences, we may experience a decline in the attractiveness of our user base.

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User generated content and professional generated user content are critical to our AI animation content offering. We encourage and support user generated content and professional generated content in providing AI animation content to sustain our popularity among users and as an effective for product development inspiration. Any failure in encouraging, supporting, and incentivizing user generated content may materially and adversely affect the breadth, depth, and quality of our AI animation content offerings. If we are unable to continue to offer high-quality AI animation content, the reputation and attractiveness of our brand could be compromised, and it may experience a decline in our user base, which could materially and adversely affect our business and future results of operations.

Our Ability to Control Costs and Expenses and Improve Our Operating Efficiency

Our business growth is dependent on our ability to improve our operating efficiency, which is determined by our abilities to monitor and adjust costs and expenses. Specifically, we consider our ability to monitor and adjust staffing costs (including payroll and employee benefit expenses), administrative expenses and research and development costs essential to the success of our business. If our operating costs exceed our estimated budget, our operational efficiency might decrease, having an adverse impact on our business, results of operation, and financial condition.

Our Ability to Compete Successfully

We face significant competition from other animation and gaming companies and other players in the online entertainment market. Some of our competitors, including have a longer operating history, a large user base, or greater financial resources than we do. Our competitors may compete with us in a variety of ways, including attracting the same target users, produce similar styled animations and games, and conducting brand promotions and other marketing activities. In addition, we face competition for leisure time, attention and discretionary spending of our animation players. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the internet, together represent much larger or more well-established markets and may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. Consumer tastes and preferences for leisure time activities are also subject to sudden or unpredictable change on account of new innovations, developments or product launches. If any of our competitors achieves greater market acceptance than we do or is able to offer more attractive content, or that our users do not find our animation games to be compelling or if other existing or new leisure time activities are perceived by our users to offer greater variety, affordability, interactivity and overall enjoyment, our user base and our market share may decrease, which may materially and adversely affect our business, our future financial condition, and results of operations.

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Results of Operations

The following table summarizes the results of our operations for the periods presented, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the six months ended June 30		Variances
	2024	2023	Amount	%

Operating costs
General and administrative expenses	$377,882	$229,923	$147,959	64.4%
Depreciation and amortization	631,382	4,716	626,666	13,288.1%
Research and development expenses	47,032,968	-	47,032,968	-
Total operating costs	48,042,232	234,639	47,807,593	20,375.0%

Loss from operations	(48,042,232)	(234,639)	(47,807,593)	20,375.0%

Other income
Interest income	343	45	298	662.2%
Foreign exchange translation gain	84	765	(681)	(89.0)%
Total other income	427	810	(383)	(47.3)%

Net loss before income taxes	(48,041,805)	(233,829)	(47,807,976)	20,445.7%

Income tax expense	-	-	-	-

Net loss	$(48,041,805)	$(233,829)	$(47,807,976)	20,445.7%

	For the years ended December 31,		Variances
	2023	2022	Amount	%

Operating costs
General and administrative expenses	$719,260	$704,525	$14,735	2.1%
Depreciation and amortization	76,097	9,431	66,666	706.9%
Research and development expenses	11,326,463	10,772,264	554,199	5.1%
Total operating costs	12,121,820	11,486,220	635,600	5.5%

Loss from operations	(12,121,820)	(11,486,220)	(635,600)	5.5%

Other income
Interest income	191	23	168	730.4%
Foreign exchange translation gain	4,060	-	4,060	100.0%
Total other income	4,251	23	4,228	18382.6%

Net loss before income taxes	(12,117,569)	(11,486,197)	(631,372)	5.5%

Income tax expense	-	-	-	-

Net loss	$(12,117,569)	$(11,486,197)	$(631,372)	5.5%

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Revenues

We have not generated any operating revenues in the years ended December 31, 2023 and 2022. We have not generated any operating revenues in the six months ended June 30, 2024 and 2023.

While access to our platform is currently free for all users, we plan to drive monetization and generate revenues through launching advertising, offering membership subscriptions and pay-per-view options, and providing IT services. As of the date of this proxy statement/prospectus, we have entered into an IT service agreement which leverages our technological capabilities to empower the business growth of our enterprise customers and accelerate the monetization of our business. See “Information Related to GIBO – Our Monetization Models” for details.

Operating Costs

Our operating costs primarily include research and development expenses, marketing and promotional expenses, professional fees, depreciation and amortization.

Our only activities from inception through December 31, 2023 and June 30, 2024 were research and development of AI animation technology and content, development of users and searching for a Business Combination opportunity. We incur expenses associated with conducting AI animation research and development, marketing activities to develop user base and general organization administrative expenses.

Interest Income

We generate immaterial non-operating income in the form of interest income on our cash deposit.

Comparison of the Six Months Ended June 30, 2024 and 2023

Total operating costs increased by approximately $47,807,593, or 20,375.0%, from $ 234,639 in the six months ended June 30, 2023 to $48,042,232 in the six months ended June 30, 2024.

The increase in our operating costs was primarily due to (i) an increase in research and development expenses by $47,032,968, from nil in the six months ended June 30, 2023 to $47,032,968 in the six months ended June 30, 2024 because we outsourced more AI animation development services to third-party vendors in the six months ended June 30, 2024 than we did in the six months ended June 30, 2023 to conduct AI-driven market research, user preference analysis, AI animation software design, prototyping of the user interface, security architecture outlining measures for data protection, encryption, and intrusion prevention, and integration of backend systems, third-party services, and AI functionalities, etc. which led to higher research and development expenses in the six months ended June 30, 2024; (ii) an increase in depreciation and amortization expenses by $626,666 or 13,288.1%, from $4,716 in the six months ended June 30, 2023 to $631,382 in the six months ended June 30, 2024, primarily because we purchased computer hardware and applications used in conducting our AI animation business, which led to increased amortization expenses during the six months ended June 30, 2024; and (iii) an increase in general and administrative expenses by $147,959 or 64.4%, from $229,923 in the six months ended June 30, 2023 to $377,882 in the six months ended June 30, 2024 because of increased professional and consulting service fees.

As a result of the above, we reported a net loss of $48,041,805 in the six months ended June 30, 2024, as compared to a net loss of $233,829 in the six months ended June 30, 2024.

Comparison of the Fiscal Year Ended December 31, 2023 and 2022

Total operating costs increased by approximately $635,600, or 5.5%, from $ 11,486,220 in the fiscal year 2022 to $12,121,820 in fiscal year 2023.

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The increase in our operating costs primarily due to (i) an increase in research and development expenses by $554,199 or 5.1%, from $10,772,264 in fiscal year 2022 to $11,326,463 in fiscal year 2023 because we outsourced more AI animation development services to third-party vendors in fiscal year 2023 than we did in fiscal year 2022 to conduct AI-driven market research, user preference analysis, AI animation software design, prototyping of the user interface, security architecture outlining measures for data protection, encryption, and intrusion prevention, and integration of backend systems, third-party services, and AI functionalities, etc. which led to higher research and development expenses in fiscal year 2023; (ii) an increase in depreciation and amortization expenses by $66,666 or 706.9%, from $9,431 in fiscal year 2022 to $76,097 in fiscal year 2023, primarily because we purchased computer software and applications used in conducting our AI animation business, which led to increased amortization expenses during fiscal year 2023.; and (iii) an increase in general and administrative expenses by $14,735 or 2.1%, from $704,525 in fiscal year 2022 to $719,260 in fiscal year 2023 because of increased professional and consulting service fees.

As a result of the above, we reported a net loss of $12,117,569   in fiscal year 2023, as compared to a net loss of $11,486,197 in fiscal year 2022.

Liquidity and Capital Resources

We were incorporated in the Cayman Islands as a holding company and our Cayman Islands holding company did not have active business operations as of December 31, 2023 and as of the date of this proxy statement/prospectus. Our consolidated assets and liabilities and consolidated operating costs and net loss are the operation results of our subsidiary Hong Kong Daily. Our subsidiary’s ability to transfer funds to us in the form of loans or advances or cash dividends is not materially restricted by regulatory provisions in accordance with laws and regulations in Hong Kong. As of December 31, 2023 and June 30, 2024, none of the net assets of our subsidiary in Hong Kong was restricted net assets and there were no funds transferred from Hong Kong Daily to us in the form of loans, advances, or cash dividends during the six months ended June 30, 2024, and the years ended December 31, 2023 and 2022.

For the years ended December 31, 2023 and 2022, we reported a net loss of approximately $12.1 million and $11.5 million, respectively. For the six months ended June 30, 2024 and 2023, we reported a net loss of approximately $48.0 million and $0.2 million, respectively, primarily due to significant amount of research and development costs incurred when we outsourced AI animation development projects to third-party vendors to conduct AI-driven market research, user preference analysis, AI animation software design, prototyping of the user interface, security architecture outlining measures for data protection, encryption, and intrusion prevention, and integration of backend systems, third-party services, and AI functionalities. Cash used in operating activities amounted to approximately $11.4 million and $12.8 million for the years ended December 31, 2023 and 2022, respectively. Cash used in operating activities amounted to approximately $6.8 million and $1.7 million for the six months ended June 30, 2024 and 2023, respectively. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

Our liquidity is based on our ability to obtain financing from investors to fund our general operations and business expansion needs. Our ability to continue as a going concern is dependent on our management’s ability to successfully execute our business plan, which includes controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2023, we had cash balance of approximately $6.1 million and working capital of approximately $5.2 million. As of June 30, 2024, we had cash balance of approximately $4.8 thousand and net current liabilities of approximately $1.2 million. Historically, we obtained working capital financing primarily through shareholder investment and borrowing from related parties. During the fiscal year 2021, 2022 and 2023, seven investor groups contributed $836,616, $11,824,763 and $17,525,456 to increase the paid-in capital of Hong Kong Daily, respectively. As of June 30, 2024 and December 31, 2023, total capital contribution received from our shareholders amounted to $30,200,855. In addition, as of June 30, 2024 and December 31, 2023, we had borrowed approximately $2.2 million and $1.5 million from related parties to support our working capital needs, respectively. Such borrowings are interest free and due on demand.

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However, there can be no assurance that our future cashflows from operating activities or financing activities including equity financing will be sufficient to support our ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If we are unable to raise sufficient financing or events or circumstances occur such that we do not meet our strategic plans, we will be required to reduce our research and development expenditure and certain discretionary spending, or be unable to fund capital expenditures, which would have a material adverse effect on our financial position, results of operations, cash flows, and ability to achieve our intended business objectives. In the six months ended June 30, 2024, we have not generated revenues, and we need to raise additional capital to finance our future operations. Accordingly, we have concluded that there is substantial doubt about our ability to continue as a going concern for a period of one year from the date that these financial statements are issued. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes we will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

The following table sets forth summary of our cash flows for the periods presented:

	For the Years Ended December 31,		For the six months ended June 30,
	2023	2022	2024	2023
Net cash used in operating activities	$(11,422,031)	$(12,820,265)	$(6,762,491)	$(1,661,532)
Net cash used in investing activities	(600,000)	-	-	-
Net cash provided by financing activities	18,043,307	12,834,257	715,458	1,638,714
Net increase (decrease) in cash	6,021,276	13,992	(6,047,033)	(22,818)
Cash, beginning of year and period	30,587	16,595	6,051,863	30,587
Cash, end of year and period	$6,051,863	$30,587	$4,830	$7,769

Operating Activities

Net cash used in operating activities amounted to negative $6,762,491 for the six months ended June 30, 2024, and primarily consisted of the following:

●	net loss of $48,041,805;

●	An increase in prepaid expenses and other current assets of $887,747 and an increase in other current liabilities of $535,679. The increase in other current assets primarily due to prepaid server expense in the six months ended June 30, 2024, the increase in other current liabilities primarily due to an increase in accrued agent fee of GIBO.

Net cash used in operating activities was negative $1,661,532 for the six months ended June 30, 2023 and primarily consisted of:

●	a net loss of $233,829;

●	An increase in prepaid expenses and other current assets of $1,432,419 when we made cash advances to external vendors to help us to conduct AI animation project development.

Net cash used in operating activities amounted to $11,422,031 for the year ended December 31, 2023, and primarily consisted of the following:

●	net loss of $12,117,569;

●	A decrease in other current assets of $577,881 and an increase in other current liabilities of $41,560. The decrease in other current assets primarily due to prepaid server expense in the fiscal year 2022, the increase in other current liabilities primarily due to an increase in accrued /register agent fee of GIBO.

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Net cash used in operating activities was negative $12,820,265 for the fiscal year 2022 and primarily consisted of:

●	a net loss of $11,486,197;

●	An increase in deposit and prepaid expenses and other current assets of $130,000 and $1,213,499 respectively when we made cash advances to external vendors to help us to conduct AI animation project development.

Investing Activities

There was no cash used in investing activities for the six months ended June 30, 2024 and 2023.

Cash used in investing activities was $600,000 for the year ended December 31, 2023, which primarily included purchases of computer software and applications used in conducting our AI animation business.

There was no cash used in investing activities for the year ended December 31, 2022.

Financing Activities

Cash provided by financing activities was $715,458 for the six months ended June 30, 2024, which consisted of borrowing from related parties as working capital of $715,458.

Cash provided by financing activities amounted to $1,638,714 for the six months ended June 30, 2023, which consisted of capital contribution by shareholders of $1,650,475 and repayment to related parties from working capital of $11,761.

Cash provided by financing activities was $ 18,043,307 for the fiscal year 2023, which consisted of capital contribution by shareholders of $ 17,525,456 and borrowing from related parties as working capital of $ 517,851.

Cash provided by financing activities amounted to $12,834,257 for the fiscal year 2022, which consisted of capital contribution by shareholders of $11,824,763 and borrowing from related parties as working capital of $1,009,494.

Trend Information

Other than as disclosed elsewhere in this proxy statement/prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2024, December 31, 2023 and 2022.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Seasonality does not materially affect our business or the results of our operations.

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Contractual Obligation

Contractual Obligations

Our subsidiary Hong Kong Daily entered into non-cancelable leases agreement with the landlord for office lease. For the years ended December 31, 2023 and 2022, we reported total operating lease expenses of $77,976 and $77,976, respectively. For the six months ended June 30, 2024 and 2023, we reported total operating lease expenses of $38,988 and $38,988, respectively.

The following table summarizes the maturity of operating lease liability and future minimum payments of operating leases as of June 30, 2024:

Amounts
Year ending June 30,
2025	$77,976

Total future minimum lease payments	77,976
Less: imputed interest	(1,852)
Present value of operating lease liability	$76,124

Total future minimum lease payments under the non-cancelable operating lease with respect to the offices lease as of June 30, 2024 is as follows:

Lease commitment
Within 1 year	$77,976
Total	$77,976

The following table summarizes the maturity of operating lease liability and future minimum payments of operating leases as of December 31, 2023:

Amounts
Year ending December 31,
2024	$77,976
2025	38,988

Total future minimum lease payments	116,964
Less: imputed interest	(4,256)
Present value of operating lease liability	$112,708

Total future minimum lease payments under the non-cancelable operating lease with respect to the offices lease as of December 31, 2023 is as follows:

Lease commitment
Within 1 year	$77,976
1-2 year	38,988
Total	$116,964

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Critical Accounting Policy, Judgments and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the realizability of prepayments, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets and provision necessary for contingent liabilities. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this proxy statement/prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in “Note 2. Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this proxy statement/prospectus.

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MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION

Management and Board of Directors

Following the consummation of the Business Combination, the business and affairs of PubCo will be managed by or under the direction of the PubCo Board. Officers of PubCo will be elected by the PubCo Board from time to time and will hold office for the term as determined by the PubCo Board. The PubCo Board immediately following the Closing will consist of five individuals. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as directors and executive officers of PubCo upon consummation of the Business Combination. Unless otherwise stated, the business address for its directors and executive officers is that of the principal executive offices of the PubCo at Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T., Hong Kong.

Name	Age	Position
Chun Yen “Dereck” Lim	35	Founder and Chairman of Board of Directors
Jing Tuang “Zelt” Kueh	36	Director, Chief Executive Officer and Chief Technology Officer
Kwan Chen “Katrina” Hung	31	Chief Financial Officer
Li Noi Chia	44	Independent Director Nominee
Bee Lian Ooi	54	Independent Director Nominee
Peter Ban	44	Independent Director Nominee

Executive Officers and Directors of PubCo

Mr. Chun Yen “Dereck” Lim has served as the chairman of the board of directors of GIBO since September 2023 and as a director of PubCo since July 2024. Since March 2015, he has served as the chief marketing officer of Sri Highlights Carriage Services Sdn. Bhd., a vehicle carriage management and logistics services provider in Malaysia, where he oversees the digital transition of the company’s business model and marketing-related matters. In 2019, he also served as a project manager at SinoBumi Resource Sdn. Bhd., where he took charge of project coordination and prepared budget forecast. From 2008 to 2012, Mr. Lim studied Management and Marketing at Monash University. We believe that Mr. Lim is qualified to serve as our chairman of the board of directors based on his business experience.

Mr. Jing Tuang “Zelt” Kueh has served as the chief technology officer of GIBO since September 2023 and the chief executive officer of GIBO since January 2024. Prior to joining GIBO, from November 2018 to June 2022, he served as the chief executive officer at ARx Media Sdn. Bhd., a Malaysian full-stacked technology solutions provider specializing in the application of artificial intelligence. From October 2019 to May 2022, Mr. Kueh served as the technology advisor at Katch International Sdn. Bhd., a health and wellness software-as-a-service company. Mr. Kueh obtained his bachelor’s degree with honors in civil engineering from Swinburne University of Technology in 2013. We believe that Mr. Kueh is qualified to serve as our director, chief executive officer and chief technology officer based on his industry experience.

Ms. Kwan Chen “Katrina” Hung has served as the chief financial officer and director of GIBO since September 2023. Prior to joining GIBO, from August 2016 to August 2023, she served as the head of investment at Hong Kong Fine Wine Exchange Center Limited in charge of retail sales of premium wine and spirits. From February 2015 to July 2016, Ms. Hung served as a secretary at Manllion Financial Group Limited in charge of administrative reporting to senior management. From 2012 to 2014, Ms. Hung studied at Wilfrid Laurier University and HKU School of Professional and Continuing Education. We believe Ms. Hung is qualified to serve as our chief financial officer due to her transactional experience.

Ms. Li Noi Chia will serve as an independent director of PubCo upon the consummation of the Business Combination. Since April 2017, Ms. Chia has served as the finance executive at HLA Garment (Malaysia) Sdn Bhd, an international retail clothing brand, where she oversees accounting, financial reporting, tax reporting, annual budgeting and planning. From January 2016 to March 2017, Ms. Chia served as the manager of accounts payable at Onyx Corporate Pty Ltd., an Australian corporate advisory firm. From April 2009 to December 2015, Ms. Chia served as an accounts payable executive at Ensco Australia Pty Ltd., an Australian oil and gas provider, where she handled accounts payables and process flows. Ms. Chia obtained her bachelor’s degree in Accounting and Banking & Finance from Monash University in Malaysia in 2004.

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Ms. Bee Lian Ooi will serve as an independent director of PubCo upon the consummation of the Business Combination. For more information about Ms. Ooi, see “Information Related to BUJA - Officers and Directors.”

Mr. Peter Ban will serve as an independent director of PubCo upon the consummation of the Business Combination. Since July 2022, Mr. Ban has served as the chief executive officer at International Commence Center of Kuala Lumpur, a Malaysian real estate development and asset management company. From December 2017 to July 2022, he served as the residences manager and acting director of residences at Four Season Hotels & Report, a global luxury hotel and resort brand. Mr. Ban received his bachelor’s degree in Hospitality Management from Technological University Dublin.

Board of Directors

PubCo’s board of directors will consist of five directors following the consummation of the Business Combination, including three independent directors. A director is not required to hold any shares in PubCo by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors.

A general notice given to the directors by any director to the effect that he or she is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm, shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated.

Subject to the rules of the Nasdaq and the disqualification by chairman at the relevant meeting of the board of directors of PubCo, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein. If he or she does so, his or her vote shall be counted and such director may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction is considered shall come before the meeting for consideration.

The directors may from time to time at their discretion exercise all the powers of PubCo to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service.

Committees of the Board of Directors

PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors, and to adopt a charter for each of the three committees following the consummation of the Business Combination. Each committee’s members and functions are described below.

Audit Committee. PubCo’s audit committee will consist of Ms. Li Noi Chia, Ms. Bee Lian Ooi, and Mr. Peter Ban, and will be chaired by Ms. Li Noi Chia. Ms. Li Noi Chia, Ms. Bee Lian Ooi and Mr. Peter Ban satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. PubCo has determined that Ms. Li Noi Chia qualifies as an “audit committee financial expert.” The audit committee will oversee the accounting and financial reporting processes and the audits of the financial statements of PubCo. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

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●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing major issues as to the adequacy of its internal controls and any special audit steps adopted in light of material control deficiencies;
●	annually reviewing and reassessing the adequacy of its audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm; and
●	reporting regularly to the board of directors.

Compensation Committee. PubCo’s compensation committee will consist of Mr. Peter Ban, Ms. Bee Lian Ooi and Ms. Li Noi Chia, and will be chaired by Mr. Peter Ban. Mr. Peter Ban, Ms. Bee Lian Ooi and Ms. Li Noi Chia satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The compensation committee will assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to its directors and executive officers. The executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for its executive officers and making recommendations to the board of directors with respect to it;
●	approving and overseeing the total compensation package for its executives other than the three most senior executives;
●	reviewing the compensation of its directors and making recommendations to the board of directors with respect to it; and
●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. PubCo’s nominating and corporate governance committee will consist of Ms. Bee Lian Ooi, Mr. Peter Ban and Ms. Li Noi Chia, and will be chaired by Ms. Bee Lian Ooi. Ms. Bee Lian Ooi, Mr. Peter Ban and Ms. Li Noi Chia satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become its directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;
●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;
●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and
●	monitoring compliance with its code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance.

Employment Agreements and Indemnification Agreements

PubCo will enter into employment agreements with each of its executive officers immediately prior to the consummation of the Business Combination. Under these agreements, each of its executive officers is employed for a specified time period. PubCo may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to its detriment, or misconduct or a failure to perform agreed duties. PubCo may also terminate an executive officer’s employment without cause upon advance written notice. In such case of termination by PubCo, PubCo will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with an advance written notice.

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The employment agreements to be entered between PubCo and each of its executive officers will provide that, both during and after the termination or expiry of the executive officer’s employment agreement, he or she must hold in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of PubCo’s confidential information or trade secrets, any confidential information or trade secrets of PubCo’s clients or prospective clients, or the confidential or proprietary information of any third party received by PubCo and for which PubCo has confidential obligations. The employments agreements will also provide that the executive officers shall disclose in confidence to PubCo all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with PubCo and to assign all right, title and interest in them to PubCo, and assist PubCo in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets. In addition, PubCo will enter into non-competition and non-solicitation agreements with each of its executive officers.

PubCo will also enter into indemnification agreements with its directors and executive officers. PubCo is expected to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of them being PubCo’s directors or executive officers.

Duties of Directors

Under Cayman Islands law, PubCo’s directors have a fiduciary duty to act honestly, in good faith and with a view to PubCo’s best interests. PubCo’s directors also have a duty to exercise their skills and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s memorandum and articles of association as may be amended from time to time. PubCo has a right to seek damages against any director who breaches a duty owed to it.

Code of Business Conduct and Ethics and Corporate Governance

PubCo will adopt a code of business conduct and ethics, which will be applicable to all of its directors, executive officers and employees. PubCo will make its code of business conduct and ethics publicly available on its website. Information contained on or accessible through this website is not a part of this proxy statement/prospectus, and the inclusion of this website address in this proxy statement/prospectus is an inactive textual reference only. The nominating and corporate governance committee of the PubCo Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. PubCo expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Terms of Directors and Officers

Pursuant to the Amended PubCo Charter, PubCo may by an ordinary resolution appoint any person to be a director. The board of PubCo may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board.

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between PubCo and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the shareholders or re-appointment by the board.

A director may be removed from office by an ordinary resolution (except with regard to the removal of a director who is the chairman, who may be removed from office by a special resolution), notwithstanding anything in the articles of association of PubCo or in any agreement between PubCo and such director (but without prejudice to any claim for damages under such agreement).

In addition, the office of director of PubCo shall be vacated if the director: (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns his office by notice in writing to PubCo; or (d) is removed from office pursuant to other provisions in the Amended PubCo Charter.

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PubCo’s officers are elected by and serve at the discretion of the board of directors.

Foreign Private Issuer Status

PubCo is an exempted company limited by shares incorporated in 2024 under the laws of the Cayman Islands. After the consummation of the Business Combination, PubCo will report under the Exchange Act as a non-U.S. company with foreign private issuer status. For as long as PubCo qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. The information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, PubCo shareholders will receive less or different information about PubCo than a shareholder of a U.S. domestic public company would receive.

Pubco is a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on Nasdaq. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards. PubCo may elect to follow home country practice in lieu of the following requirements:

●	a majority of the board of directors consist of independent directors;
●	a compensation committee consisting of independent directors;
●	a nominating committee consisting of independent directors; or
●	regularly scheduled executive sessions with only independent directors each year.

Although not required and as may be changed from time to time, PubCo intends to have, as of the consummation of the Business Combination, a majority-independent board and an audit committee, a compensation committee and a nominating and corporate governance committee that are consisted entirely of independent directors. Subject to the foregoing, PubCo may rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

Compensation of Directors and Executive Officers

For the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, GIBO paid nil, nil and nil, respectively, in cash to its executive officers and directors.

As of the date of this proxy statement/prospectus, PubCo has not paid compensation to its executive officers and directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination by:

●	each person who is expected to beneficially own 5.0% or more of the outstanding PubCo Ordinary Shares;

●	each executive officer and director nominee of PubCo; and

●	all of those executive officers and director nominees of PubCo as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The expected beneficial ownership of shares of PubCo Ordinary Shares immediately following the consummation of the Business Combination assumes two scenarios:

●	a “no redemption” scenario where no BUJA Public Shareholders exercise redemption rights with respect to their BUJA Public Shares; and
●	a “maximum redemption” scenario where all BUJA Public Shareholders exercise their redemption rights in respect of 2,929,515 BUJA Public Shares for their pro rata shares of the funds in the Trust Account at a redemption price of $10.94 per share.

Based on the foregoing assumptions, we estimate that there would be 762,515,838 PubCo Ordinary Shares (including 558,290,202 PubCo Class A Ordinary Shares and 204,225,636 PubCo Class B Ordinary Shares) issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 759,586,323 PubCo Ordinary Shares (including 555,360,687 PubCo Class A Ordinary Shares and 204,225,636 PubCo Class B Ordinary Shares) issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the following table will be different.

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	Ordinary Shares Beneficially Owned Immediately After Closing of the Business Combination
			Assuming No Redemption		Assuming Maximum Redemption
	Number of PubCo Class A Ordinary Shares	Number of PubCo Class B Ordinary Shares	% of PubCo Ordinary Shares	% of PubCo Voting Power	% of PubCo Ordinary Shares	% of PubCo Voting Power
Directors Nominees and Executive Officers (1)
Chun Yen “Dereck” Lim	-	41,091,677	5.4	17.7	5.4	17.7
Jing Tuang “Zelt” Kueh	-	11,206,821	1.5	4.8	1.5	4.8
Kwan Chen “Katrina” Hung	7,471,214	-	1.0	*	1.0	*
Li Noi Chia	-	-	-	-	-	-
Bee Lian Ooi	5,000	-	*	*	*	*
Peter Ban	-	-	-	-	-	-
All Director Nominees and Executive Officers as a Group	7,476,214	52,298,499	7.9	22.7	7.9	22.7
5.0% Shareholders
Chun Yen “Dereck” Lim	-	41,091,677	5.5	17.7	5.5	17.7

Notes:

*	Representing less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Global IBO Group Ltd., Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T. Hong Kong.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

BUJA Relationships and Related Party Transactions

Unless the context otherwise requires, all references in this subsection to the “Company,” “BUJA”, “we,” “us” or “our” refer to the business of BUJA prior to the consummation of the Business Combination.

Founder Shares

On September 15, 2022, we issued 500,000,000 ordinary shares of a par value of $0.0001 each (the “Ordinary Shares”) to Bukit Jalil Global Investment Ltd. (the “Sponsor”). On November 16 2022, (1) we issued 1,437,500 Ordinary Shares of a par value of $0.0001 each to the Sponsor for a purchase price of $25,000, or approximately $0.0174 per share, and (2) the Sponsor surrendered 500,000,000 Ordinary Shares of a par value of $0.0001 each. On April 12, 2023, the Sponsor entered into a securities transfer agreement, pursuant to which the Sponsor transferred to our directors an aggregate of 23,000 Ordinary Shares, among which, 8,000 Founder Shares were transferred to Seck Chyn “Neil” Foo, and 5,000 Founder Shares were transferred to each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, immediately following the effectiveness of the Registration Statement.

As of December 31, 2023, there were 1,437,500 Founder Shares issued and outstanding. The aggregate capital contribution was $25,000, or approximately $0.0174 per share.

Private Units

On June 30, 2023, simultaneously with the consummation of the IPO, the Company completed the Private Placement of 424,307 Private Units to the Sponsor at a purchase price of $10.00 per Private Unit.

Promissory Note — Related Party

On November 4, 2022, the Sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and is due at the earlier of (1) December 31, 2023 or (2) the date on which the Company consummates an initial public offering of its securities. Total amount of $433,508 under the promissory note was fully repaid upon closing of the IPO on June 30, 2023. This note has been terminated after the repayment.

To effectuate each monthly extension, on or about July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 for all remaining public share in the Trust Account (the “July 2024 Extension Payment”) so that BUJA has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, BUJA issued the Sponsor an unsecured promissory note of $100,000.

On August 1, 2024, the Sponsor deposited $100,000 into the Trust Account, resulting in BUJA having until August 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000.

On August 28, 2024, the Sponsor deposited $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) resulting in BUJA having until September 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On September 24, 2024, the Sponsor deposited $100,000 into the Trust Account (the “September 2024 Extension Payment”) resulting in BUJA having until October 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On October 30, 2024, the Sponsor deposited $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting in BUJA having until November 30, 2024 to complete its initial business combination. BUJA issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting in BUJA having until December 30, 2024 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting in BUJA having until January 30, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

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On January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting in BUJA having until February 28, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting in BUJA having until March 31, 2025 to complete its initial business combination. BUJA issued to the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note,” together with the July 2024 Extension Note, the August 2024 Extension Note, the Second August 2024 Extension Note, the September 2024 Extension Note, the October 2024 Extension Note, November 2024 Extension Note, the December 2024 Extension Note and the January 2025 Extension Payment, the “Extension Notes”).

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to the Company upon completion of the Company’s initial Business Combination. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to the Sponsor. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s trust account, but if the Company does, it will request such lender to provide a waiver against any and all rights to seek access to funds in the trust account.

As of December 31, 2023, the Company had no borrowings under the working capital loans.

Administrative Services Agreement

On June 27, 2023, in connection with the IPO, the Company entered into the Administrative Service Agreement with the Sponsor. Pursuant to the Administrative Service Agreement, the Company shall pay the Sponsor $10,000 per month as the Administrative Service Fee from June 27, 2023, the date of the Company’s final prospectus for the IPO till the earlier of the consummation of an initial business combination or the Company’s liquidation. The Administrative Service Agreement provides that any unpaid amount of the Administrative Service Fee will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination.

On October 14, 2023, upon the approval of the Board of Directors and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee from the start date up to 12 months. The total of $120,000 has been waived including the accrued liabilities of $35,000 as of October 14, 2023 and the remaining commitment balance $85,000.

Policy for Approval of Related Party Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we have adopted is filed as an exhibit to our registration statement on Form S-1 (File No.: 333-272605), which became effective on June 27, 2023.

In addition, our audit committee, pursuant to a written charter that we have adopted, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our insiders unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA, or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, compensation or cash payments will be made to our insiders, existing officers, directors or advisors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to the IPO to be paid either prior to or in connection with our initial business combination. In addition, the following payments will be made to our insiders or their affiliates, none of which will be made from the proceeds of the IPO held in the trust account prior to the completion of our initial business combination:

●	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

●	repayment at the closing of our initial business combination of loans which may be made by our insiders or an affiliate of our insiders to finance transaction costs in connection with an intended initial business combination, to meet our working capital needs or to extend our life, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $3,000,000 of such loans may be convertible into working capital units, at a price of $10.00 per unit at the option of the lender in addition to the convertible notes in connection with the potential extensions. Such working capital units are identical to the private units sold in the private placement; and

Our audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates.

Director Independence

Nasdaq requires that a majority of our board must be composed of “Independent Directors.” Currently, Ms. Bee Lian Ooi, Mr. Phui Lam Lee, and Mr. Suwardi Bin Hamzah Syakir are each considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Independent Directors will have regularly scheduled meetings at which only independent directors are present.

GIBO and PubCo Relationships and Related Party Transactions

a. Nature of relationships with related parties

Name	Relationship with the Company
Mr. Chun Yen “Dereck” Lim	Chief Executive Officer of the Company
Ms. Kwan Chen “Katrina” Hung	Chief Financial Officer of the Company
Mr. Jing Tuang “Zelt” Kueh	Chief Technology Officer of the Company
General Analytics Limited	Shareholder of the Company
Billion Start Enterprise Limited	Shareholder of the Company
Chinese Top Asset Management Holdings Limited	Shareholder of the Company
Dragon Huge Development Limited	Shareholder of the Company
Treasure Nice Investment Limited	Shareholder of the Company

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b. Services received from related parties

Services received from related parties consist of the following:

	For the six months ended June 30,
Name	2024	2023
Chinese Top Asset Management Holdings Limited	$63,200,000	$-
Billion Start Enterprise Limited	19,000,000	-
Dragon Huge Development Limited	13,000,000	-
Treasure Nice Investment Limited	9,000,000	-
Total services received from related parties	$104,200,000	$-

c. Amounts due to related parties

The amounts due to related parties consist of the following:

	As of June 30,	As of December 31,
Name	2024	2023	2022
Mr. Chun Yen “Dereck” Lim	$1,016,601	$247,900	$94,000
Ms. Kwan Chen “Katrina” Hung	545,979	644,488	724,937
Mr. Jing Tuang “Zelt” Kueh	389,366	344,100	133,000
General Analytics Limited	233,300	233,300	-
Total due to related parties	$2,185,246	$1,469,788	$951,937

As of June 30, 2024, December 31, 2023 and 2022, the balance of amounts due to related parties was comprised of advance from the Company’s related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

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DESCRIPTION OF PUBCO’S SHARE CAPITAL

The following description of the material terms of the securities of PubCo following the closing of the Business Combination includes a summary of specified provisions of the Amended PubCo Charter that will be in effect upon closing of the Business Combination. This description is qualified by reference to the Amended PubCo Charter as will be in effect upon consummation of the Business Combination, substantially in the form attached to this proxy statement/prospectus as Annex C and incorporated in this proxy statement/prospectus by reference. In this section, the terms “we,” “our” or “us” refer to PubCo following the closing of the Business Combination, and all capitalized terms used in this section are as defined in the Amended PubCo Charter, unless elsewhere defined herein.

PubCo is a Cayman Islands exempted company and its corporate affairs are governed by the Amended PubCo Charter, which will be in effect upon the consummation of the Business Combination, as well as by the Cayman Companies Act, and the common law of the Cayman Islands.

As of the date of this proxy statement/prospectus, the authorized share capital of PubCo is $50,000 divided into 50,000 ordinary shares of par value of US$1.00 each, with one ordinary share issued and outstanding.

Following the completion of the Business Combination, the authorized share capital of the PubCo will be $50,000 divided into 50,000,000,000 shares of par value of US$0.000001 each, comprising of (i) 45,000,000,000 Class A ordinary shares of par value of US$0.000001 each and (ii) 5,000,000,000 Class B ordinary shares of par value of US$0.000001 each.

Following the completion of the Business Combination, PubCo will have 558,290,202 PubCo Class A Ordinary Shares and 204,225,636 PubCo Class B Ordinary Shares issued and outstanding (assuming no redemption), or 555,360,687 PubCo Class A Ordinary Shares and 204,225,636 PubCo Class B Ordinary Shares issued and outstanding (assuming maximum redemption). All of the PubCo Class A Ordinary Shares issued and outstanding, and all of the PubCo Class A Ordinary Shares to be issued pursuant to the Business Combination have been or will be issued as fully paid.

The following includes a summary of the material provisions of the Amended PubCo Charter after the completion of the Business Combination and the Cayman Companies Act in so far as they relate to the material terms of PubCo Class A Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Amended PubCo Charter attached as Annex C to this proxy statement/prospectus.

Ordinary Shares

General

Holders of PubCo Class A Ordinary Shares and holders of PubCo Class B Ordinary Shares have the same rights except for voting and conversion rights. All of our issued PubCo Ordinary Shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

Subject to any rights and restrictions for the time being attached to any shares, the directors of PubCo may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of PubCo lawfully available therefor.

Subject to any rights and restrictions for the time being attached to any shares, PubCo by an ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the directors.

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Voting Rights

Each PubCo Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of PubCo while each PubCo Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of PubCo. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

An ordinary resolution to be passed by the shareholders requires the affirmative votes of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, or be approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders; while a special resolution requires the affirmative votes of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association of PubCo.

Conversion

Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Ordinary Share at any time at the option of the holder thereof. PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any PubCo Class B Ordinary Shares by a shareholder to any person who is not the founder or an affiliate of the founder, or upon a change of ultimate beneficial ownership of any PubCo Class B Ordinary Share to any person who is not the founder or an affiliate of the founder, such PubCo Class B Ordinary Shares shall be automatically and immediately converted into the same number of PubCo Class A Ordinary Shares.

Directors’ Power to Issue Shares

Subject to the articles of association of PubCo and rules of Nasdaq, our board of directors may, in their absolute discretion and without the approval of the shareholders, cause us to (i) issue, allot and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; (ii) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and (iii) grant options with respect to shares and issue warrants or similar instruments with respect thereto.

Transfer of Shares

Subject to the restrictions contained in the Amended PubCo Charter, any of our shareholders may transfer all or any of his or her PubCo Ordinary Shares by an instrument of transfer in writing in the usual or common form or any other form approved by our board of directors.

Our board of directors may decline to register any transfer of PubCo Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the PubCo Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of PubCo Ordinary Shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the PubCo Ordinary Share is to be transferred does not exceed four; and
●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

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If our directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided always that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any calendar year.

Liquidation

If PubCo shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their PubCo Ordinary Shares. The PubCo Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the Cayman Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, as may be determined by the board of directors or by an ordinary resolution of the shareholders, and make a payment in respect of the redemption of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Variations of Rights of Shares

Whenever the capital of PubCo is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven (7) calendar days’ notice shall be given for any general meeting. The chairman of our board of directors or our board of directors (acting by a board resolution) may call extraordinary general meetings. Our board of directors must proceed to convene an extraordinary general meeting upon the requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all of our issued and outstanding shares that as at the date of the deposit of the requisition shares carry the right to vote at the general meetings. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes.

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Inspection of Books and Records

Holders of our PubCo Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;
●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
●	subdivide our shares, or any of them, into shares of an amount smaller than is fixed by our memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

We may by a special resolution reduce our share capital or any capital redemption reserve fund in any manner authorized by the Cayman Companies Act.

Anti-Takeover Provisions

Some provisions of the Amended PubCo Charter may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue from time to time, out of the authorized share capital of PubCo (other than the authorized but unissued PubCo Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders and determine, with respect to any series of preferred shares, the terms and rights of that series; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended PubCo Charter for a proper purpose and for what they believe in good faith to be in the best interests of us.

Warrants

Upon the consummation of the Business Combination, each BUJA Warrant outstanding immediately prior to the consummation of the Business Combination will cease to be a warrant with respect to BUJA Ordinary Shares and be assumed by PubCo and converted into a PubCo Warrant entitling the holder thereof to purchase such number of PubCo Class A Ordinary Shares on a one-on-one basis. Each PubCo Warrant will otherwise continue to have and be subject to substantially the same terms and conditions as were applicable to such BUJA Warrant immediately prior to the consummation of the Business Combination.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

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In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company must be obtained, unless the court waives such requirement.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (A) consent or approval to the transfer has been obtained, released or waived; (B) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (C) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (2) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

If an arrangement and reconstruction by way of scheme of arrangement is approved and sanctioned, or if a tender offer is made and accepted in accordance with the following statutory procedures, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

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Squeeze-out Provisions

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Special Considerations for Exempted Companies

PubCo is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Amended PubCo Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on PubCo’s shares. In addition, there are no provisions in the Amended PubCo Charter governing the ownership threshold above which shareholder ownership must be disclosed.

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Enforceability of Civil Liabilities under Cayman Islands Law

PubCo has been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court,” of a debt or definite sum of money against PubCo (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against PubCo, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (the “FRA”), pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

PubCo has certain duties under the Data Protection Act (Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts PubCo’s shareholders on notice that through your investment in PubCo you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

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Investor Data

PubCo will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. PubCo will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct PubCo’s activities of on an ongoing basis or to comply with legal and regulatory obligations to which PubCo is subject. PubCo will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In PubCo’s use of this personal data, PubCo will be characterized as a “data controller” for the purposes of the DPA, while PubCo’s affiliates and service providers who may receive this personal data from us in the conduct of PubCo’s activities may either act as PubCo’s “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

PubCo may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in PubCo, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How PubCo May Use a Shareholder’s Personal Data

PubCo, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of PubCo’s rights and obligations under any purchase agreements;
●	where this is necessary for compliance with a legal and regulatory obligation to which PubCo is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
●	where this is necessary for the purposes of PubCo’s legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should PubCo wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), PubCo will contact you.

Why PubCo May Transfer Your Personal Data

In certain circumstances PubCo may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign regulatory authorities, including tax authorities.

PubCo anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on PubCo’s behalf.

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The Data Protection Measures PubCo Takes

Any transfer of personal data by us or PubCo’s duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

PubCo and PubCo’s duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

PubCo shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

This section describes the material differences among the rights of BUJA shareholders before the consummation of the Business Combination, the rights of GIBO shareholders before the consummation of the Business Combination, and the rights of PubCo shareholders after the Business Combination. These differences in shareholder rights result from the differences among the respective governing documents of BUJA, GIBO and PubCo.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. BUJA shareholders are urged to carefully read the relevant provisions of the Amended PubCo Charter that will be in effect as of consummation of the Business Combination (which form is included as Annex C to this proxy statement/prospectus) to be compared against the Existing BUJA Charter. References in this section to the Amended PubCo Charter are references thereto as they will be in effect upon consummation of the Business Combination. However, the Amended PubCo Charter may be amended at any time prior to consummation of the Business Combination by mutual agreement of BUJA and GIBO or after the consummation of the Business Combination by amendment by means of a special resolution of PubCo’s shareholders and otherwise in accordance with their terms. If the Amended PubCo Charter are amended, the below summary may cease to accurately reflect the Amended PubCo Charter as so amended. Capitalized terms used but not otherwise defined in the following table shall have the respective meanings ascribed to such terms in the Existing BUJA Charter, GIBO’s currently effective Amended and Restated Memorandum and Articles of Association, or the Amended PubCo Charter, as the case maybe.

BUJA	GIBO	PubCo
Authorized Share Capital

The share capital of the Company is US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each.	The authorized capital of the Company is US$2,000,000 divided into 20,000,000,000 shares of par value of US$0.0001 each.	The authorized share capital of the Company is US$50,000 divided into 50,000,000,000 shares of par value of US$0.000001 each, comprising of (i) 45,000,000,000 Class A ordinary shares of par value of US$0.000001 each and (ii) 5,000,000,000 Class B ordinary shares of par value of US$0.000001 each.

BUJA	GIBO	PubCo
Rights of Class A Ordinary Shares and Class B Ordinary Shares

Not applicable.	Not applicable.

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

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Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by the articles of association of PubCo or by the Cayman Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Number and Classes of Directors

There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Existing BUJA Charter, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting.

Until otherwise determined by the Company in general meeting, the number of Directors shall not be less than one (1) or be more than ten (10) and the names of the first Directors shall be determined in writing by a majority of the subscribers to the Memorandum of Association.	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3) and not be more than nine (9), the exact number of Directors to be determined from time to time by an Ordinary Resolution.

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Appointment/Removal of Directors

The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Existing BUJA Charter as the maximum number of Directors.

The Company may, by Ordinary Resolution, appoint any person to be a Director, remove any Director and/or appoint another person in his stead.

The Directors shall hold and continue in office until they are removed from office under the terms of these Articles or until they resign.

The Company may by an Ordinary Resolution appoint any person to be a Director.

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

A Director may be removed from office by an Ordinary Resolution (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a Special Resolution), notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

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Vacancies on the Board of Directors

The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Existing BUJA Charter as the maximum number of Directors.

All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been appointed and qualified.

The Company may, by Ordinary Resolution, appoint any person to be a Director, remove any Director and/or appoint another person in his stead.

The Directors shall have the power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, which may be created in accordance with Article 108.

Amendment to Governing Documents

Subject to the provisions of the Statute and the provisions of the Existing BUJA Charter as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a) change its name;

(b) alter or add to the Existing BUJA Charter;

(c) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d) reduce its share capital or any capital redemption reserve fund.

	Subject to the provisions of the Companies Act, the Company may by Special Resolution change its name, amend its objects or alter or amend these Articles either in whole or in part.	Subject to the Companies Act, the Company may at any time and from time to time by a Special Resolution alter or amend these Articles in whole or in part.

Quorum of General Meeting

No business shall be transacted at any general meeting unless a quorum is present. The holders of one-third of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum provided always that, if there is only one member of record entitled to attend and vote at general meetings, that one member present in person or by proxy shall be a quorum and such member may transact business by written resolution as if a meeting were being held under the provisions of these Articles.	No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting, Present at the meeting, shall be a quorum for all purposes.

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Shareholder Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

The Directors, the chief executive officer or the chairperson of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

The Directors may, whenever they think fit, convene a general meeting. If, at any time, there are not sufficient Directors capable of acting to form a quorum, any Director or any one member of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one tenth of such paid-up capital of the Company which, as at the date of the requisition, carries the right of voting at general meetings, convene a general meeting.

Any such requisition shall express the object of the meeting proposed to be called, shall be signed by the requisitionists and shall be left at the registered office of the Company. If the Directors do not proceed to convene a general meeting within twenty one days from the date of such requisition being left as aforesaid, the requisitionists or any of them or any other member or members holding in the aggregate not less than one tenth of such paid-up capital of the Company which, as at the date of the requisition, carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at such place and time as they shall appoint, subject to the Company’s Articles as to notice. Any such meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty one days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

All general meetings other than annual general meetings shall be called extraordinary general meetings.

The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

At these meetings the report of the Directors (if any) shall be presented.

The Chairman or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

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Notice of Shareholder Meetings

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Existing BUJA Charter regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the Members entitled to attend and vote at the meeting; and

(b) in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Shares giving that right.

Subject to the provisions of the Companies Act relating to Special Resolutions, seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place, the day and the hour of the general meeting and the general nature of the business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company. The notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution.

A general meeting shall be deemed to have been duly called if it is so agreed by all the members of the Company entitled to attend and vote thereat or their proxies.

The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the Shareholders having a right to attend and vote at the meeting, Present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

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Indemnification, liability insurance of Directors and Officers

Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

Every Director or other officer of the Company and their heirs and personal representatives shall be entitled to be indemnified and held harmless out of the assets of the Company against all actions, proceedings, costs, damages, expenses (including reasonable legal and/or accountancy fees), claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, and no Director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto provided that he acted in good faith and in a manner reasonably believed by him to be in the best interests of the Company and provided further that his actions did not involve negligence, wilful default, fraud or dishonesty.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

No Indemnified Person shall be liable:

(a) for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b) for any loss on account of defect of title to any property of the Company; or

(c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d) for any loss incurred through any bank, broker or other similar Person; or

(e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

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Dividends

Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.	Subject to the Companies Act, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by the Member to the Company on account of calls or otherwise.

The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to dividend.

No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Companies Act.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, all dividends or distributions shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share.

The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by an Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

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Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

No Dividend or other distribution shall bear interest against the Company.

Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

The Directors may declare that any dividend or distribution may be paid either wholly or partly by the distribution of specific assets and, in particular, of paid-up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the member or person entitled thereto or, in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders, as the case may be, may direct.

If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

No dividend shall bear interest against the Company.

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

No dividend shall bear interest against the Company.

Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

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Winding up

If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a) if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b) if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between members or different classes of members. The liquidator may with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Article 156, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.		If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

266

Exclusive Jurisdiction and Forum

Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Existing BUJA Charter or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a) any derivative action or proceeding brought on behalf of the Company;

(b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members;

(c) any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles; or

(d) any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

Not applicable

For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognised under the laws of the United States from time to time).

Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring the Shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to the provisions of this Article. Without prejudice to the foregoing, if the provision in this Article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

267

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

BUJA Units, BUJA Public Shares, BUJA Warrants, and BUJA Rights are separately listed in the Nasdaq Global Market under the symbols “BUJAU”, “BUJA”, “BUJAW”, and “BUJAR”, respectively.

The closing price of the BUJA Ordinary Shares on August 8, 2024, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.83. As of February 28, 2025, the Record Date for the Extraordinary Meeting, the most recent closing price for each BUJA Ordinary Share was $11.39.

BUJA holders should obtain current market quotations for their securities. The market price of BUJA’s securities could vary at any time before the Business Combination.

Historical market price information regarding GIBO is not provided because there is no public market for their securities.

Historical market price information regarding PubCo is not provided because there is no public market for its securities. PubCo will apply to list the PubCo Class A Ordinary Shares on the Nasdaq Global Market under the symbol “GIBO.” It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof. PubCo, GIBO and BUJA have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this Nasdaq listing condition. The Nasdaq listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.

Holders

As of the Record Date, there were two holders of record of BUJA Units, seven holders of record of BUJA Ordinary Shares, one holder of record of BUJA Warrants, and one holder of record of BUJA Rights. As of the Record Date, there were 113 holders of record of GIBO Shares. As of the Record Date, PubCo had one holder of record. See “Security Ownership of Certain Beneficial Owners and Management.”

Dividend Policy

BUJA has not paid any cash dividends on BUJA Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. In addition, GIBO has not paid any dividends to its shareholders. The payment of any cash dividends after consummation of the Business Combination shall be dependent upon the revenue, earnings and financial condition of PubCo from time to time. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of PubCo.

268

ANNUAL MEETING SHAREHOLDER PROPOSALS

If the Business Combination is consummated and if PubCo holds a 2024 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting shall be held. Following completion of the Business Combination, PubCo is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, PubCo will be exempt from certain rules under the Exchange Act, including the requirement to file proxy solicitation materials on Schedule 14A in connection with annual or extraordinary general meetings of its shareholders. For more information, see “Management of PubCo Following the Business Combination.”

269

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with BUJA’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of BUJA, at 31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras, Kuala Lumpur, Malaysia 55200. Following the Business Combination, such communications should be sent in care of PubCo, at Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T. Hong Kong. Each communication shall be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of Process

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. PubCo was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The PubCo’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between PubCo, PubCo’s officers, directors and shareholders, be arbitrated.

All of the directors and executive officers of PubCo, and certain of the experts named in this proxy statement/prospectus are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

PubCo has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Transactions.

270

Enforceability of Civil Liabilities in Cayman Islands

PubCo has been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court,” of a debt or definite sum of money against PubCo (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against PubCo, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Enforcement of Civil Liabilities in Hong Kong

Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against PubCo or its management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong

271

LEGAL MATTERS

PubCo and GIBO are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States Law and Hong Kong Law. BUJA is being represented by Robinson & Cole LLP with respect to certain legal matters as to United States law.

The validity of PubCo Class A Ordinary Shares and certain legal matters as to Cayman Islands law will be passed upon for PubCo and GIBO by Harney Westwood & Riegels. Certain legal matters as to Cayman Islands law will be passed upon for BUJA by Maples and Calder (Cayman) LLP.

272

EXPERTS

The financial statements for BUJA as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from September 15, 2022 (inception) to December 31, 2022 appearing in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing. The registered address of UHY LLP is 1185 Ave of the Americas, 38th Floor, New York, NY 10036, United States.

The financial statements of Global IBO Group Ltd. as of December 31, 2022 and 2023 and each of the years in the two-year period ended December 31, 2023 , included in this proxy statement/prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

273

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, BUJA and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of BUJA’s annual report to shareholders and BUJA’s proxy statement. Upon written or oral request, BUJA shall deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that BUJA deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that BUJA deliver single copies of such documents in the future. Shareholders may notify BUJA of their requests by writing BUJA at its principal executive offices at 31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras, Kuala Lumpur, Malaysia 55200. Following the Business Combination, such requests should be made by writing PubCo at its principal executive office at Unit 2912, Metroplaza, Tower 2, 223 Hing Fong Road, Kwai Chung, N.T., Hong Kong.

274

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, PubCo shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. BUJA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on BUJA at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to BUJA has been supplied by BUJA, and all such information relating to GIBO has been supplied by GIBO. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

GIBO does not file any annual, quarterly or current reports, proxy statements or other information with the SEC.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing BUJA’s proxy solicitation agent at the following address, telephone number and email:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Attn: Karen Smith

Toll Free: (877) 870-8565

Collect: (206) 870-8565

Email: ksmith@advantageproxy.com

If you are a BUJA shareholder and would like to request documents, please do so by March 27, 2025 to receive them before the BUJA Extraordinary Meeting of shareholders. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.

None of BUJA, PubCo or GIBO has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

275

INDEX TO FINANCIAL STATEMENTS

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

Unaudited Interim Financial Statements of Bukit Jalil Global Acquisition 1 Ltd.
Unaudited Condensed Balance Sheets	F-3
Unaudited Condensed Statements of Operations	F-4
Unaudited Condensed Statements of Changes in Shareholders’ Equity (Deficit)	F-5
Unaudited Condensed Statements of Cash Flows	F-6
Notes to Unaudited Condensed Financial Statements.	F-7

GIBO HOLDINGS LIMITED

GLOBAL IBO GROUP LIMITED

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023	F-67
Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2024 and 2023	F-68
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the six months ended June 30, 2024 and 2023	F-69
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2024 and 2023	F-70
Notes to Unaudited Condensed Consolidated Financial Statements	F-71

F-1

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

F-2

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$215,775	$295,372
Prepaid expenses	44,417	101,684
Total current asset	260,192	397,056

Investments held in Trust Account	32,145,854	59,884,239
TOTAL ASSETS	$32,406,046	$60,281,295

Liabilities and Shareholders’ (Deficit) Equity
Current Liabilities
Due to related party	$30,524	$38,676
Sponsor Loan	696,000	-
Extension loan - related party	400,000	-
Other payable and accrued expenses	209,430	118,920
Total Current Liabilities	1,335,954	157,596

Deferred underwriters’ discount	1,150,000	1,150,000
Total Liabilities	2,485,954	1,307,596

Commitments and contingencies

Ordinary shares subject to possible redemption, 2,929,515 and 5,750,000 shares at as of September 30, 2024 and December 31, 2023, respectively	32,145,854	54,526,904

Shareholders’(Deficit) Equity:
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding as of September 30, 2024 and December 31, 2023, respectively
Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 2,011,807 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively (excluding 2,929,515 and 5,750,000 shares subject to possible redemption)	202	202
Additional paid-in capital	-	4,446,593
Accumulated deficit	(2,225,964)	-
Total Shareholder’s (Deficit) Equity	(2,225,762)	4,446,795

Total Liabilities and Shareholders’(Deficit) Equity	$32,406,046	$60,281,295

The accompanying notes are an integral part of these unaudited condensed financial statements

F-3

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023

Formation and operating costs	$444,524	$255,158	$915,221	$259,296
Share-based compensation expense	-	-	-	125,350
Loss from Operations	(444,524)	(255,158)	(915,221)	(384,646)

Other income:
Interest income	-	2,585	-	3,089
Dividend income on investments held in Trust	444,201	735,583	2,015,165	735,583

Net Income (Loss)	$(323)	$483,010	$1,099,944	$354,026

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	3,205,432	5,750,000	4,895,620	1,958,791
Basic and diluted net income per ordinary shares subject to possible redemption	$0.10	$0.20	$0.62	$0.82
Basic and diluted weighted average ordinary shares outstanding	2,011,807	2,018,049	2,011,807	1,633,143
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(0.16)	$(0.34)	$(0.97)	$(0.77)

The accompanying notes are an integral part of these unaudited condensed financial statements

F-4

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	For the Nine Months Ended September 30, 2024
			Additional		Total Shareholder’s
	Ordinary Shares		Paid-in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2023 (Audited)	2,011,807	$202	$4,446,593	$-	$4,446,795
Accretion of ordinary share subject to redemption value	-	-	(2,846,887)	(548,461)	(3,395,348)
Net Income	-	-		548,461	548,461
Balance as of March 31, 2024 (Unaudited)	2,011,807	202	1,599,706	-	1,599,908
Accretion of ordinary share subject to redemption value	-	-	(1,599,706)	(1,933,246)	(3,532,952)
Net Income	-	-	-	551,806	551,806
Balance as of June 30, 2024 (Unaudited)	2,011,807	202	-	(1,381,440)	(1,381,238)
Accretion of ordinary share subject to redemption value	-	-	-	(844,201)	(844,201)
Net Loss	-	-	-	(323)	(323)
Balance as of September 30, 2024 (Unaudited)	2,011,807	$202	$-	$(2,225,964)	$(2,225,762)

	For the Nine Months Ended September 30, 2023
			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2022 (Audited)	1,437,500	$144	$24,856	$(18,504)	$6,496
	-	-	-	-	-
Net Income	-	-	-	290	290
Balance as of March 31, 2023 (Unaudited)	1,437,500	144	24,856	(18,214)	6,786
Sale of public units through public offering	5,750,000	575	57,499,425	-	57,500,000
Sale of private placement shares	424,307	43	4,243,027	-	4,243,070
Issuance of representative shares	150,000	15	817,485	-	817,500
Share compensation expense	-	-	125,350	-	125,350
Underwriters’ discount	-	-	(3,162,500)	-	(3,162,500)
Other offering expenses	-	-	(1,540,024)	-	(1,540,024)
Reclassification of ordinary shares subject to redemption	(5,750,000)	(575)	(52,349,725)	-	(52,350,300)
Allocation of offering costs to ordinary shares subject to redemption	-	-	4,236,160	-	4,236,160
Net Income		-		(129,274)	(129,274)
Balance as of June 30, 2023 (Unaudited)	2,011,807	202	9,894,054	(147,488)	9,746,768
Accretion of ordinary share subject to redemption value	-	-	(2,773,039)	(335,522)	(3,108,561)
Offering cost	-	-	(75,000)	-	(75,000)
Net Income	-	-	-	483,010	483,010
Balance as of September 30, 2023 (Unaudited)	2,011,807	$202	$7,046,015	$-	$7,046,217

The accompanying notes are an integral part of these unaudited condensed financial statements

F-5

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30 2024		For the Nine Months Ended September 30, 2023

Cash Flows from Operating Activities:
Net Income		$1,099,944	$354,026
Adjustments to reconcile net loss to net cash used in operating activities:
Dividend income on investments held in Trust		(2,015,165)	(735,583)
Share-Based compensation expense		-	125,350
Changes in operating assets and liabilities:
Other receivable		-	70,278
Prepaid expenses		57,267	(127,525)
Due to related party payable		(8,152)	-
Other payable and accrued expenses		90,509	(118,185)
Net Cash (Used In) Operating Activities		(775,597)	(431,639)

Cash Flows from Investing Activities:
Purchase of investments held in Trust Account		-	(58,362,500)
Proceeds from sale of investments in the Trust Account		30,153,550
Proceeds form promissory note - related party		-	-
Payment on promissory note - related party		-	-
Monthly extension fee deposited into Trust Account		(400,000)	-
Net Cash Provided by (Used In) Investing Activities		29,753,550	(58,362,500)

Cash Flows from Financing Activities:
Proceeds from sale of public units through public offerings, net of underwriters’ discount		-	55,487,500
Proceeds from sale of private placement units		-	4,243,070
Ordinary shares redemption		(30,153,550)	-
Proceeds from issuance of extension loans to related party		400,000	168,135
Repayment of promissory note to related party		-	(433,508)
Proceeds from Sponsor Loan		696,000	15,438
Payment of offering costs		-	(331,388)
Net Cash (Used In) Provided by Financing Activities		(29,057,550)	59,149,247

Net Change in Cash		(79,597)	355,108

Cash, beginning of period		295,372	-
Cash, end of period		$215,775	$355,108

Supplemental Disclosure of noncash investing and financing activities:
Deferred offering costs included in accrued expenses		$-	$209,285
Deferred offering costs paid by promissory note		$-	$7,147
Deferred underwriter’s discount		$-	$1,150,000
Reclassification of ordinary shares subject to redemption	$		$52,350,300
Issuance of representative shares		$-	$817,500
Allocation of offering costs to ordinary shares subject to redemption		$-	$4,236,160
Accretion of ordinary shares subject to redemption value		$7,772,500	$3,108,561

The accompanying notes are an integral part of these unaudited condensed financial statements

F-6

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Note 1 — Organization and Business Operation

Bukit Jalil Global Acquisition 1 Ltd. (the “Company”) is a blank check company incorporated in the Cayman Islands on September 15, 2022. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). The Company has selected December 31 as its fiscal year end.

As of September 30, 2024 and December 31, 2023, the Company had not commenced any operations. For the period from September 15, 2022 (inception) through September 30, 2024, the Company’s efforts have been limited to organizational activities as well as activities related to its IPO (as defined below) and searches for targets for a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generated non-operating income in the form of interest income from the proceeds derived from the IPO (as defined below).

The registration statement for the Company’s initial public offering (“IPO”) became effective on June 27, 2023. On June 30, 2023, the Company consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one ordinary share, $0.0001 par value per share, one-half of one redeemable warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, and one right (the “Right”), each one Right entitling the holder thereof to exchange for one-tenth of one ordinary share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 units (the “Private Placement Unit”) at a purchase price of $10.00 per Private Placement Units to Bukit Jalil Global Investment Ltd., a Cayman Islands company (the “Sponsor”), generating gross proceeds to the Company of $4,243,070. Each Private Placement Unit consists of one ordinary share, one-half of one warrant, and one right. These Private Placement Units are identical to the Public Units, subject to limited exceptions. However, the holder of the Private Placement Units is entitled to registration rights. In addition, the Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until completion of the initial Business Combination.

Following the closing of the IPO and the issuance and the sale of Private Placement Units on June 30, 2023, $58,362,500 ($10.15 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO and the sale of Private Placement Units was placed into a U.S. based trust account with Continental Stock Transfer & Trust Company, acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to pay the Company’s tax obligations, the proceeds from the IPO and the sale of the Private Placement Units that are deposited in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the period of time to consummate a Business Combination) (the “Combination Period”), provided that the Sponsor or designee must deposit into the trust account for each three-month extension $575,000 ($0.10 per Public Units), up to an aggregate of $1,150,000, on or prior to the date of the applicable deadline), or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (c) the redemption of the public shares if the Company is unable to complete the Business Combination within the Combination Period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

F-7

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account that is released for working capital purposes or to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The ordinary shares subject to possible redemption are being recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. If the Company cannot complete a Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the period of time to consummate a Business Combination), unless the Company extends such period pursuant to its amended and restated memorandum and articles of association, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company for working capital purposes or to pay the taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants and rights, which will expire worthless if the Company fails to complete a Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the time needed to complete a Business Combination).

On June 29, 2024, the Company held an extraordinary general meeting (the “Extraordinary Meeting”), where the shareholders of the Company approved the proposal to amend Articles 48.7 and 48.8 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Current MAA”) to provide that the Company must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such Business Combination and redeem or repurchase 100% of the Company’s public shares included as part of the public units issued in the Company’s initial public offering, by June 30, 2024 (the “Termination Date”), and if the Company does not consummate a business combination by June 30 2024, the Termination Date may be extended up to twelve times, each by a Monthly Extension, for a total of up to twelve months to June 30, 2025, without the need for any further approval of the Company’s shareholders (the “Extension”).

In addition, at the Extraordinary Meeting, the shareholders of the Company also approved the proposal to amend Articles 48.2, 48.4, 48.5, and 48.8 of the Current MAA (such amendment, together with the amendment mentioned in the last paragraph, the “MAA Amendment”) to eliminate the limitation that the Company may not redeem the Company’s public shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions.

F-8

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

In connection with the MMA Amendment, the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”) amended the Investment Management Trust Agreement dated June 27, 2023 (the “Trust Agreement”), to provide that the Trustee must commence liquidation of the Company’s Trust Account by the 12-month anniversary of the closing of the IPO, or, in the event that the Company extended ( on a monthly basis), the time to complete the business combination for up to 24-month from the closing of the IPO (each of such monthly extensions, the “Monthly Extension”) but has not completed the business combination within the applicable monthly anniversary of the closing of the IPO.

In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of the Company were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly on July 9, 2024.

In order to effectuated extension of the Company’s deadline to consummate a Business Combination, the Sponsor had deposited a total of Four-Monthly Extension Fee, each in the amount of $100,000, from July through September 2024, or an aggregate of $400,000, to the Trust Account of the Company to extend the deadline for the Company to complete the Business Combination contemplated from June 30, 2024 to October 30, 2024. Each Monthly Extension Payment from the Sponsor was evidenced by an unsecured promissory note (collectively, the “Extension Notes”) issued by the Company to the Sponsor.

Subsequently, on October 28, 2024, the Sponsor deposited another $100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting the Company having until November 30, 2024 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

Business Combination Agreement with Global IBO Group Ltd.

On August 5, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement”) with GIBO Holdings Limited, a Cayman Islands exempted company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO”).

Pursuant to the Business Combination Agreement, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub I will merge with and into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of the Company and GIBO would become a subsidiary of PubCo, and the Company’s shareholders and GIBO’s shareholders (except certain shareholders of GIBO (such shareholders, the “Founders”)) would receive Class A ordinary shares, par value $0.000001 per share, of PubCo (“PubCo Class A Ordinary Shares”) and the Founders would receive Class B ordinary shares, par value $0.000001 per share, of PubCo (“PubCo Class B Ordinary Shares” and together with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares” ) as consideration and become the shareholders of PubCo. Each PubCo Class A Ordinary Share has one vote per share while each PubCo Class B Ordinary Share has one twenty (20) votes per share. Each PubCo Class B Ordinary Share is convertible into one (1) PubCo Class A Ordinary Share at any time at the option of the holder thereof and PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. The closing date of each of the First Merger and the Second Merger is hereinafter referred to as First Closing Date and the Second Closing Date respectively. The Company and GIBO expect PubCo Class A Ordinary Shares be listed and traded on the Nasdaq Stock Market LLC following the consummation of the Business Combination. The merger consideration for the Business Combination is $8.28 billion.

F-9

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Going Concern Consideration

As of September 30, 2024, the Company had cash of $215,775 and a working capital deficit of $1,075,762.

The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Founder Shares and the loan under an unsecured promissory note from the Sponsor of $433,508. Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the IPO and the Private Placement not held in the Trust Account and Sponsor loan.

The Company’s cash and working capital as of September 30, 2024, are not sufficient to complete its planned activities to consummate a business combination for the upcoming year. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to obtain additional funds from related parties to provide the additional working capital necessary to carry out its objective to consummate a business combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 2, 2024.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-10

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $215,775 and $295,372 in cash and did not have any cash equivalents as of September 30, 2024 and December 31 2023, respectively. As of September 30, 2024, $0 was over the Federal Deposit Insurance Corporation (FDIC) limit.

Furthermore, bank failures, non-performance, or other adverse developments that affect financial institutions could impair the ability of one or more of the banks participating in the credit facility from honoring their commitments. Such events could have a material adverse effect on the Company’s financial condition or results of operations.

Investments Held in Trust Account

At September 30, 2024 and December 31, 2023, the assets held in the Trust Account were substantially held in BlackRock Liquidity Treasury Trust Fund, a money market mutual funds. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Income earned on these investments will be fully reinvested into the investments held in the Trust Account and therefore considered as an adjustment to reconcile net income (loss) to net cash used in operating activities in the statements of cash flows. Such income reinvested will be used to redeem all or a portion of the ordinary shares upon the completion of Business Combination. For the Three months ended September 30, 2024 and 2023, there were $444,201 and $735,583 of dividend income recognized, respectively. For the Nine months ended September 30, 2024 and 2023, there were $2,015,165 and $735,583 of dividend income recognized, respectively.

F-11

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

As of September 30, 2024 and December 31, 2023, the assets held in the trust account was $32,145,854 and $59,884,239, respectively.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. As the Company’s warrants meet all the criteria for equity classification, so the Company will classify each warrant as its own equity.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s public shares feature certain redemption rights that are outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the Shareholders’ equity section of the Company’s balance sheet.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and to accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument, and recognizes changes in redemption value in additional paid-in capital (or accumulated deficit in the absence of additional paid-in capital) over an expected 12-month period leading up to a Business Combination. As of September 30, 2024, the Company recognized accumulated accretion of ordinary shares subject to redemption value of $10,248,360 with unrecognized accretion of $0 based on $58,362,500 ($10.15 per Public Unit) deposited into trust account upon IPO closing. In addition, the Company recognized $2,015,165 of dividend income earned from trust account and four-month extensions of $400,000 as the additional accretion for the nine months ended September 30, 2024.

Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs were $4,777,524 consisting principally of underwriting, legal, accounting and other expenses that are directly related to the IPO and charged to shareholders’ equity upon the completion of the IPO.

F-12

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Furthermore, bank failures, non-performance, or other adverse developments that affect financial institutions could impair the ability of one or more of the banks participating in the credit facility from honoring their commitments. Such events could have a material adverse effect on the Company’s financial condition or results of operations.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 - Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

At September 30, 2024 and December 31, 2023, the assets held in the Trust Account were substantially held in a money market mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities.

F-13

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	September 30, 2024		December 31, 2023
	Level	Investment	Level	Investment

Assets:
Investments held in Trust Account	1	32,145,854	1	59,884,239
Total		$32,145,854		$59,884,239

Income Taxes

The Company accounts for income taxes under ASC740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 15, 2022, the evaluation was performed for 2023 and 2022 tax years which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision was deemed to be de minimis for the period presented. The Company is considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

F-14

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the shares subject to possible redemption was considered to be dividends paid to the public stockholders. For the nine months ended September 30, 2024, the Company has not considered the effect of the Warrants sold in the IPO to purchase an aggregate of 5,750,000 shares in the calculation of diluted net income (loss) per share, since the exercise of the Warrants is contingent upon the occurrence of future events and the inclusion of such Warrants would be anti-dilutive in period which the Company incurred net loss and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into shares and then share in the earnings of the Company. For the nine months ended September 30, 2024 and 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

The net income (loss) per share presented in the statement of operations is based on the following:

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income (loss)	$(323)	$483,010	$1,099,944	$354,026
Accretion of carrying value to redemption value	(844,201)	(3,108,261)	(7,772,500)	(3,108,561)
Net loss including accretion of carrying value of Redemption value	$(844,524)	$(2,625,251)	$(6,672,556)	$(2,754,535)

	For the Three Months Ended		For the Three Months Ended
	September 30, 2024		September 30, 2023
		Non-		Non-
	Redeemable	Redeemable	Redeemable	Redeemable
	Ordinary	Ordinary	Ordinary	Ordinary
Ordinary	Share	Share	Share	Share
Share
Numerators:
Allocation of net loss including carrying value to redemption value	$(518,869)	$(325,655)	$(1,943,463)	$(682,088)
Accretion of carrying value to redemption value	844,201	-	3,108,561	-
Allocation of net income/(loss)	$325,332	$(325,655)	$1,165,098	$(682,088)

Denominators:
Weighted-average shares outstanding	3,205,432	2,011,807	5,750,000	2,018,049
Basic and diluted net income/ (loss) per share	$0.10	$(0.16)	$0.20	$(0.34)

F-15

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

	For the Nine Months Ended		For the Nine Months Ended
	September 30, 2024		September 30, 2023
		Non-		Non-
	Redeemable	Redeemable	Redeemable	Redeemable
	Ordinary	Ordinary	Ordinary	Ordinary
	Share	Share	Share	Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(4,729,156)	$(1,943,400)	$(1,502,132)	$(1,252,403)
Accretion of carrying value to redemption value	7,772,500	-	3,108,561	-
Allocation of net income/(loss)	$3,043,344	$(1,943,400)	$1,606,429	$(1,252,403)

Denominators:
Weighted-average shares outstanding	4,895,620	2,011,807	1,958,791	1,633,143
Basic and diluted net income/ (loss) per share	$0.62	$(0.97)	$0.82	$(0.77)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On June 30, 2023, the Company consummated the IPO of 5,750,000 Public Units, (including 750,000 Public Units issued upon the full exercise of the over-allotment option). Each Public Unit consists of one ordinary share, one-half of one redeemable Warrant, and one Right to receive one-tenth of one ordinary share. Each whole redeemable Warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Each Right entitles the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

All of the 5,750,000 public shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to accrete changes in the redemption value over the period from the date of issuance which is the IPO date. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-16

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

As of September 30, 2024 and December 31, 2023, the amount of ordinary shares reflected on the balance sheet are reconciled in the following table.

As of September 30, 2024
Gross proceeds	$57,500,000
Less:
Proceeds allocated to public rights and warrants	(5,149,700)
Allocation of offering costs of public shares	(4,236,160)
Plus:
Accretion of carrying value to redemption value	6,412,764
Ordinary shares subject to possible redemption, December 31, 2023	$54,526,904
Less:
Redemptions	(30,153,550)
Plus:
Accretion of carrying value to redemption value	7,372,500
Monthly extension fees deposited	400,000
Ordinary shares subject to possible redemption, September 30, 2024	$32,145,854

Note 4 — Private Placement

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds of $4,243,070. Each Private Placement Unit consists of one ordinary share, one-half of one whole warrant with each whole warrant to obtain one ordinary share and one right to receive one-tenth of one ordinary share. The Private Placement Units are identical to the Public Units sold in the IPO. However, the holder of the Private Placement Units will be entitled to registration rights. In addition, the Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until after the completion of the initial Business Combination.

Note 5 — Related Party Transactions

Insider Shares

On September 15, 2022, the Company issued 500,000,000 ordinary shares of a par value of $0.0001 each to the Sponsor. On November 16, 2022, the Sponsor acquired 1,437,500 insider shares for a purchase price of $25,000 and surrendered 500,000,000 ordinary shares. On June 30, 2023, the underwriters exercised the over-allotment option in full, so there are no insider shares subject to forfeiture.

Simultaneously with the effectiveness of the registration statement and prior to the closing of the IPO (including the full exercise of over-allotment option), the Sponsor transferred to the Company’s directors an aggregate of 23,000 insider shares , among which, 8,000 insider shares were transferred to Seck Chyn “Neil” Foo, and 5,000 insider shares were transferred to each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated April 12, 2023.

The transfer of the insider shares to the Company’s directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 23,000 shares transferred to the Company’s directors was approximately $125,350 or $5.45 per share which was charged to statements of operations as a share-based compensation expense assuming the completion of business combination would be possibly occurred.

F-17

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

The Company used the following assumptions to estimate the fair value of the shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	2.0
Risk-free rate	4.9%
Volatility	5.0%
Dividend yield	0.0%
Expected likelihood of a successful business combination	60%

Due to Related Party

On June 27, 2023, in connection with the IPO, the Company entered into an administrative service agreement with the Sponsor (the “Administrative Service Agreement”). Pursuant to the Administrative Service Agreement, the Company shall pay the Sponsor $10,000 per month (the “Administrative Service Fee”) from June 27, 2023, the date of the Company’s final prospectus for the IPO till the earlier of the consummation of an initial business combination or the Company’s liquidation. The Administrative Service Agreement provides that any unpaid amount of the Administrative Service Fee will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination. On October 14, 2023, upon the approval of the Board of Directors and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee from the start date up to 12 months. The total of $120,000 has been waived including the accrued liabilities of $35,000 as of October 14, 2023 and the remaining commitment balance $85,000. As of September 30, 2024 and December 31, 2023, there was no balance payable in relations to the Administrative Service Agreement to the Sponsor.

As of September 30, 2024 and December 31, 2023, the total amount due to related party were $ 30,524 and $ 38,676, respectively.

Sponsor Loan

On May 6, 2024 and July 16, 2024, the Company entered into two loan agreements with the Sponsor (the “Advance Agreements”). Pursuant to the Advance agreements, the Sponsor agreed to make an advance up to US$ 1,000,000). The loans are free of any interest and will be repaid upon demand.

As of September 30, 2024 and December 31, 2023, the Company had $ 696,000 and $ 0, respectively, under the Sponsor loan.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to the Company upon completion of the Company’s initial Business Combination. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to the Sponsor. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s trust account, but if the Company does, it will request such lender to provide a waiver against any and all rights to seek access to funds in the trust account.

As of September 30, 2024 and December 31, 2023, the Company had no borrowings under the working capital loans.

F-18

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Extension Loans – Related Party

In order to effectuated extension of the Company’s deadline to consummate a Business Combination, the Sponsor had deposited a total of four-Monthly Extension Fee, each in the amount of $100,000, from July through September 2024, or an aggregate of $400,000, to the Trust Account of the Company to extend the deadline for the Company to complete the Business Combination contemplated therein by October 30, 2024. Each Monthly Extension Payment from the Sponsor was evidenced by an unsecured promissory note (collectively, the “Extension Notes”) issued by the Company to the Sponsor.

Each Extension Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Note may be accelerated.

The payees of the Extension Notes, the Sponsor, has the right, but not the obligation, to convert the Extension Notes, in whole or in part, respectively, into private units (the “Units”) of the Company, each consisting of one ordinary share, par value $ 0.0001 per share (the “Ordinary Share”),one-half of one warrant, and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of a business combination. The number of Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

As of September 30, 2024 and December 31, 2023, the Company had borrowings of $400,000 and $0, respectively, under the Sponsor Extension Notes from the Sponsor.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the insider shares and Private Placement Units (and any securities underlying the private units) are entitled to registration rights pursuant to a registration rights agreement dated June 27, 2023 requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the insider shares, (i) with respect to 50% of the insider shares, until the earlier to occur of six months after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property, and (2) in the case of the Private Placement Units and the securities underlying such units, until the completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-19

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Underwriters Agreement

The Company made an underwriting discount of 3.5% of the gross proceeds of the IPO, or $2,012,500 to the underwriters at the closing of the IPO.

The Company will pay the underwriters a cash fee (the “Deferred Underwriting Fee”) of 2.0% of the gross proceeds of the IPO, or $1,150,000 upon the consummation of the Company’s initial Business Combination. As of March 31, 2024 and December 31, 2023, the deferred underwriters’ discount was $1,150,000 as a long-term liability on the balance sheets.

Representative Shares

The Company issued to the representative and/or its designees, 150,000 Representative Shares upon the consummation of the IPO. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). The fair value of the 150,000 Representative Shares was approximately $817,500 or $5.45 per share which was charged to shareholders’ equity upon the completion of the IPO.

The Company used the following assumptions to estimate the fair value of the representative shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	1.50
Risk-free rate	5.2%
Volatility	5.0%
Dividend yield	0.0%
Expected likelihood of a successful business combination	60%

Note 7 — Shareholders’ Equity

The Company is authorized to issue 500,000,000 shares, including 490,000,000 ordinary shares, par value $0.0001 per share, and 10,000,000 preferred shares, par value US$0.0001 per share.

On September 15, 2022, in connection with the incorporation of the Company, the Company issued 500,000,000 ordinary shares of a par value of $0.0001 each to the Sponsor. On November 16, 2022, the Sponsor acquired 1,437,500 shares at a price of approximately $0.02 per share for an aggregate of $25,000 and surrendered 500,000,000 ordinary shares. Those shares issuance and cancelation were considered as a recapitalization, which were recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on June 30, 2023, no ordinary shares are currently subject to forfeiture.

F-20

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

As of September 30, 2024 and December 31, 2023, there were 2,011,807 ordinary shares issued or outstanding respectively, excluding 2,929,515 and 5,750,000 shares subject to possible redemption Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of ordinary shares will vote on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act (as the same may be supplemented or amended from time to time) of the Cayman Islands or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Warrants — Each whole public warrant entitles the registered holder to purchase one whole ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial Business Combination and one year from the date that the registration statement is declared effective. Pursuant to the warrant agreement, a public warrant holder may exercise its warrants only for a whole number of ordinary share. This means that only a whole warrant may be exercised at any given time by a public warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will expire five years after the completion of the Company’s initial Business Combination, or earlier upon redemption or liquidation.

As of September 30, 2024 and December 31, 2023, 2,875,000 public warrants were outstanding. Substantially concurrently with the closing of the IPO, the Company issued 212,153 private warrants to the Sponsor included in the Private Placement Units. As of September 30, 2024 and December 31, 2023, there were 212,153 private warrants issued and outstanding. The Company will account for warrants as equity instruments in accordance with ASC 815, Derivatives and Hedging, based on the specific terms of the warrant agreement.

The Company has agreed that as soon as practicable after the closing of the initial Business Combination, the Company will use its best efforts to file, and within 60 business days following the closing of the initial Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and , and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-21

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Condensed Financial Statements

(Unaudited)

Once the warrants become exercisable (for both Public and Private Warrant), the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the ordinary shares equals or exceeds $16.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Warrants-Public Shareholders’ Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders).

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that these financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements:

Monthly Extension Deposit and Notes

On October 30, 2024, the Sponsor deposited another $ 100,000 into the Trust Account (the “October 2024 Extension Payment”) resulting the Company having until November 30, 2024 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $ 100,000 (the “October 2024 Extension Note”).

Note 9 — Events Subsequent to the Date of the Form 10-Q Filed on November 14, 2024

Monthly Extension Deposit and Notes

On or about November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting the Company having until December 30, 2024 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On or about December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting the Company having until January 30, 2025 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On or about January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting the Company having until February 28, 2025 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On or about February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting the Company having until March 30, 2025 to complete its initial business combination. On February 26, 2025, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note”).

Entry into a waiver letter agreement with Global IBO Group Ltd.

On March 1, 2025, the Company entered into, and the board approved, a waiver letter agreement (the “Waiver”) with GIBO HOLDINGS LIMITED (“PubCo”), GIBO Merger Sub 1 Limited (“Merger Sub I”), GIBO Merger Sub 2 Limited (“Merger Sub II”) and Global IBO Group Ltd. (“GIBO”), pursuant to which the parties agreed to waive the $30   million available closing cash as a closing condition to the Business Combination. The Waiver was executed   on March 1, 2025.

Entry into a Business Combination Agreement Amendment with Global IBO Group Ltd.

On March 3, 2025, the Company entered into, and the board approved, a business combination agreement amendment (the “BCA Amendment”) with PubCo, Merger Sub I, Merger Sub II and GIBO, pursuant to which the parties agreed to revise the definition of GIBO’s certain shareholders who will receive Class B ordinary shares of PubCo upon the consummation of the Business Combination (“Company Founders”) to include the transferees of the Company Founders.

F-22

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and

Shareholder of Bukit Jalil Global Acquisition 1 Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bukit Jalil Global Acquisition 1 Ltd. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2023 and for the period from September 15, 2022 (inception) to December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and the period from September 15, 2022 (inception) to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared to assume the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, and incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in the pursuit of the consummation of a business combination. The Company’s cash and working capital as of December 31, 2023, are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events, conditions and plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, and our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2022.

New York, New York

April 2, 2024

F-24

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets
Cash	$295,372	$-
Other receivable	-	70,278
Deferred offering costs	-	249,704
Prepaid expenses	101,684	-
Total current asset	397,056	319,982

Investments held in Trust Account	59,884,239	-
TOTAL ASSETS	$60,281,295	$319,982

Liabilities and Shareholders’ Equity
Current Liabilities
Due to related party	$38,676	$-
Other payable and accrued expenses	118,920	55,260
Promissory note - related party	-	258,226
Total Current Liabilities	157,596	313,486

Deferred underwriters’ discount	1,150,000	-
Total Liabilities	1,307,596	313,486

Commitments and contingencies

Ordinary shares subject to possible redemption, 5,750,000 shares at redemption value	54,526,904	-

Shareholders’ Equity:
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2023 and 2022, respectively
Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 2,011,807 and 1,437,500 shares issued and outstanding as of December 31, 2023 and 2022, respectively (excluding 5,750,000 shares subject to possible redemption)	202	144
Additional paid-in capital	4,446,593	24,856
Accumulated deficit	-	(18,504)
Total Shareholders’ Equity	4,446,795	6,496

Total Liabilities and Shareholders’ Equity	$60,281,295	$319,982

The accompanying notes are an integral part of these audited financial statements

F-25

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF OPERATIONS

		For the Period From
		September 15, 2022
	For the Year Ended	(Inception) Through
	December 31, 2023	December 31, 2022

Formation and operating costs	$341,320	$18,504
Share-based compensation expense	125,350	-
Loss from Operations	(466,670)	(18,504)

Other income:
Interest income	3,737	-
Dividend income on investments held in Trust	1,521,739	-

Net Income (Loss)	$1,058,806	$(18,504)

Basic and diluted weighted ordinary average shares outstanding, subject to possible redemption	2,914,384	-
Basic and diluted net income per ordinary shares subject to possible redemption	$1.05	$
Basic and diluted weighted average ordinary shares outstanding	1,728,587	1,250,000
Basic and diluted net loss per ordinary share attributable to non-redeemable ordinary shares	$(1.15)	$(0.01)

The accompanying notes are an integral part of these audited financial statements

F-26

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	For the Year Ended December 31, 2023
			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2022	1,437,500	$144	$24,856	$(18,504)	$6,496
Sale of public units through public offering	5,750,000	575	57,499,425	-	57,500,000
Sale of private placement shares	424,307	43	4,243,027	-	4,243,070
Issuance of representative shares	150,000	15	817,485	-	817,500
Share compensation expense	-	-	125,350	-	125,350
Underwriters’ discount	-	-	(3,162,500)	-	(3,162,500)
Other offering expenses	-	-	(1,615,024)	-	(1,615,024)
Reclassification of ordinary shares subject to redemption	(5,750,000)	(575)	(52,349,725)	-	(52,350,300)
Allocation of offering costs to ordinary shares subject to redemption	-	-	4,236,160	-	4,236,160
Accretion of ordinary share subject to redemption value	-	-	(5,372,462)	(1,040,302)	(6,412,764)
Net Income	-	-	-	1,058,806	1,058,806
Balance as of December 31, 2023	2,011,807	$202	$4,446,593	$-	$4,446,795

		For the Period From September 15, 2022 (Inception) through December 31, 2022
		Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
		Shares	Amount	Capital	Deficit	Equity
Balance as of September 15, 2022 (inception)		-	$-	$-	$-	$-
Founder shares issued to initial shareholders	(1)	500,000,000	50,000	-	-	50,000
Founder shares issued to initial shareholder	(1)	1,437,500	144	24,856	-	25,000
Founder shares surrendered	(1)	(500,000,000)	(50,000)	-		(50,000)
Net loss		-	-	-	(18,504)	(18,504)
Balance as of December 31, 2022		1,437,500	$144	$24,856	$(18,504)	$6,496

(1) On September 15, 2022, the Company issued 500,000,000 ordinary shares of a par value of $0.0001 each to the Sponsor. On November 16, 2022, the Sponsor acquired 1,437,500 shares and surrendered 500,000,000 ordinary shares. Those shares issuance and cancelation were considered as a recapitalization, which were recorded and presented retroactively.

The accompanying notes are an integral part of these audited financial statements

F-27

BUKIT JALIL GLOBAL ACQUISITION 1 LTD

STATEMENTS OF CASH FLOWS

		For the Period From
		September 15, 2022
	For the	(Inception) Through
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net Income (loss)	$1,058,806	$(18,504)
Adjustments to reconcile net (income) loss to net cash used in operating activities:
Share-based compensation expense	125,350	-
Dividend income on investments held in Trust	(1,521,739)
Changes in operating assets and liabilities:
Other receivable	70,278	-
Prepaid expenses	(121,683)	-
Due to related party payable	38,676	-
Other payable and accrued expenses	(11,340)	-
Net Cash Used in Operating Activities	(361,652)	(18,504)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(58,362,500)	-
Net Cash Used in Investing Activities	(58,362,500)	-

Cash Flows from Financing Activities:
Proceeds from sale of ordinary shares	-	25,000
Payment of deferred offering costs	-	(6,496)
Proceeds from sale of public units through public offerings, net of underwriters’ discount	55,487,500	-
Proceeds from sale of private placement units	4,243,070	-
Proceeds from issuance of promissory note to related party	175,282	-
Repayment of promissory note to related party	(433,508)	-
Payment of offering costs	(452,820)	-
Net Cash Provided by Financing Activities	59,019,524	18,504

Net Change in Cash	295,372	-

Cash, beginning of period	-
Cash, end of year	$295,372	$-

Supplemental Disclosure of noncash investing and financing activities:
Deferred offering costs charged to APIC	$1,615,024	$-
Deferred offering costs paid by promissory note	$-	$187,948
Other receivable paid by promissory note-related party	$-	$70,728
Deferred underwriter’s discount	$1,150,000	$-
Reclassification of ordinary shares subject to redemption	$52,350,300	$-
Issuance of representative shares	$817,500	$-
Allocation of offering costs to ordinary shares subject to redemption	$4,236,160	$-
Accretion of ordinary shares subject to redemption value	$6,412,764	$-

The accompanying notes are an integral part of these audited financial statements

F-28

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Note 1 — Organization and Business Operation

Bukit Jalil Global Acquisition 1 Ltd. (the “Company”) is a blank check company incorporated in the Cayman Islands on September 15, 2022. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any potential Business Combination target or initiated any substantive discussions, directly or indirectly, with any potential Business Combination prospects. The Company has selected December 31 as its fiscal year end.

As of December 31, 2023, the Company had not commenced any operations. For the period from September 15, 2022 (inception) through December 31, 2023, the Company’s efforts have been limited to organizational activities as well as activities related to its IPO (as defined below) and searches for targets for a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generated non-operating income in the form of interest income from the proceeds derived from the IPO (as defined below).

The registration statement for the Company’s initial public offering (“IPO”) became effective on June 27, 2023. On June 30, 2023, the Company consummated the IPO of 5,750,000 units (including 750,000 units issued upon the full exercise of the over-allotment option, the “Public Units”). Each Public Unit consists of one ordinary share, $0.0001 par value per share, one-half of one redeemable warrant (the “Warrant”), each whole Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, and one right (the “Right”), each one Right entitling the holder thereof to exchange for one-tenth of one ordinary share upon the completion of the Company’s initial Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 units (the “Private Placement Unit”) at a purchase price of $10.00 per Private Placement Units to Bukit Jalil Global Investment Ltd., a Cayman Islands company (the “Sponsor”), generating gross proceeds to the Company of $4,243,070. Each Private Placement Unit consists of one ordinary share, one-half of one warrant, and one right. These Private Placement Units are identical to the Public Units, subject to limited exceptions. However, the holder of the Private Placement Units is entitled to registration rights. In addition, the Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until completion of the initial Business Combination.

The Company also issued to the underwriter and/or its designees, 150,000 ordinary shares, or the “Representative Shares,” upon the consummation of the IPO. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in the IPO pursuant to FINRA Rule 5110(e)(1). The fair value of the 150,000 Representative Shares was approximately $817,500 or $5.45 per share.

Transaction costs amounted to $4,777,524, consisting of $2,012,500 of underwriting discounts and commissions, $1,150,000 of deferred underwriting commissions, $797,524 of other offering costs and $817,500 fair value of the 150,000 Representative Shares considered as part of the transaction costs.

F-29

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Following the closing of the IPO and the issuance and the sale of Private Placement Units on June 30, 2023, $58,362,500 ($10.15 per Public Unit) from the net proceeds of the sale of the Public Units in the IPO and the sale of Private Placement Units was placed into a U.S. based trust account with Continental Stock Transfer & Trust Company, acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to pay the Company’s tax obligations, the proceeds from the IPO and the sale of the Private Placement Units that are deposited in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the period of time to consummate a Business Combination) (the “Combination Period”), provided that the Sponsor or designee must deposit into the trust account for each three-month extension $575,000 ($0.10 per Public Units), up to an aggregate of $1,150,000, on or prior to the date of the applicable deadline), or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (c) the redemption of the public shares if the Company is unable to complete the Business Combination within the Combination Period, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public shareholders.

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding deferred underwriting commissions and interest income earned on the trust account that is released for working capital purposes or to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The ordinary shares subject to possible redemption are being recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. If the Company cannot complete a Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the period of time to consummate a Business Combination), unless the Company extends such period pursuant to its amended and restated memorandum and articles of association, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company for working capital purposes or to pay the taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants and rights, which will expire worthless if the Company fails to complete a Business Combination by June 30, 2024 (or up to December 30, 2024 if the Company extends the time needed to complete a Business Combination).

F-30

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Going Concern Consideration

As of December 31, 2023, the Company had cash of $295,372 and a working capital of $239,460.

The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Founder Shares and the loan under an unsecured promissory note from the Sponsor of $433,508.

The Company’s cash and working capital as of December 31, 2023, are not sufficient to complete its planned activities to consummate a business combination for the upcoming year. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” management believes that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional conditions also raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to obtain additional funds from related parties to provide the additional working capital necessary to carry out its objective to consummate a business combination. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-31

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $295,372 and $0 in cash and did not have any cash equivalents as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $45,372 and $0, respectively, was over the Federal Deposit Insurance Corporation (FDIC) limit.

Furthermore, recent bank failures, non-performance, or other adverse developments that affect financial institutions could impair the ability of one or more of the banks participating in the credit facility from honoring their commitments. Such events could have a material adverse effect on the Company’s financial condition or results of operations.

Investments Held in Trust Account

At December 31, 2023, the assets held in the Trust Account were substantially held in BlackRock Liquidity Treasury Trust Fund, a money market mutual funds. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Income earned on these investments will be fully reinvested into the investments held in the Trust Account and therefore considered as an adjustment to reconcile net income (loss) to net cash used in operating activities in the statements of cash flows. Such income reinvested will be used to redeem all or a portion of the ordinary shares upon the completion of Business Combination. For the years ended December 31, 2023 and 2022, there were $1,521,739 and $0 of dividend income recognized, respectively.

As of December 31, 2023, the assets held in the trust account was $59,884,239.

F-32

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. As the Company’s warrants meet all the criteria for equity classification, so the Company will classify each warrant as its own equity.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s public shares feature certain redemption rights that are outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the Shareholders’ equity section of the Company’s balance sheet.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and to accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument, and recognizes changes in redemption value in additional paid-in capital (or accumulated deficit in the absence of additional paid-in capital) over an expected 12-month period leading up to a Business Combination. As of December 31, 2023, the Company recognized accumulated accretion of initial measurement of ordinary shares subject to redemption value of $4,891,024 with unrecognized accretion of $5,357,336 based on $58,362,500 ($10.15 per Public Unit) deposited into trust account upon IPO closing. In addition, the Company recognized $1,521,739 of dividend income earned from trust account as the additional accretion for the year ended December 31, 2023.

Share Compensation Expense

The Company accounts for share-based compensation expense in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”). Under ASC718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a share-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred (see Note 5 for more discussion about the details). The Company has recognized share-based compensation expense in the amount of $125,350 for the year ended December 31, 2023.

F-33

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs were $4,777,524 consisting principally of underwriting, legal, accounting and other expenses that are directly related to the IPO and charged to shareholders’ equity upon the completion of the IPO.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Furthermore, recent bank failures, non-performance, or other adverse developments that affect financial institutions could impair the ability of one or more of the banks participating in the credit facility from honoring their commitments. Such events could have a material adverse effect on the Company’s financial condition or results of operations.

Fair Value of Financial Instruments

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

●	Level 2 - Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

F-34

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

At December 31, 2023, the assets held in the Trust Account were substantially held in a money market mutual funds. All of the Company’s investments held in the Trust Account are classified as trading securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	December 31, 2023		December 31, 2022
	Level	Investment	Level	Investment

Assets:
Investments held in Trust Account	1	59,884,239	-	-
Total		$59,884,239		$-

Income Taxes

The Company accounts for income taxes under ASC740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 15, 2022, the evaluation was performed for 2023 and 2022 tax years which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision was deemed to be de minimis for the period presented. The Company is considered to be an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

F-35

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the shares subject to possible redemption was considered to be dividends paid to the public stockholders. For the year ended December 31, 2023, the Company has not considered the effect of the Warrants sold in the IPO to purchase an aggregate of 5,750,000 shares in the calculation of diluted net income (loss) per share, since the exercise of the Warrants is contingent upon the occurrence of future events and the inclusion of such Warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into shares and then share in the earnings of the Company. For the year ended December 31, 2023 and the period from September 15, 2022 (inception) to December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the period presented.

The net income (loss) per share presented in the statement of operations is based on the following:

		For the
	For the Year ended	Period from September 15, 2022 (inception) Through
	December 31, 2023	December 31, 2022
Net income (loss)	$1,058,806	$(18,504)

Subsequent accretion of carrying value to redemption value	(6,412,764)	-
Net loss including accretion of carrying value of redemption value	$(5,353,958)	$(18,504)

	For the Year Ended		For the Period from September 15, 2022 (inception) Through
	December 31, 2023		December 31, 2022
	Redeemable	Non- Redeemable	Redeemable	Non- Redeemable
	Ordinary Share	Ordinary Share	Ordinary Share	Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss	$(3,360,668)	$(1,993,289)	$-	$(18,504)
Accretion of initial measurement of common stock subject to redemption value	6,412,764	-	-	-
Allocation of net income (loss)	$3,052,096	$(1,993,289)	$-	$(18,504)
Denominators:
Weighted-average ordinary shares outstanding	2,914,384	1,728,587	-	1,250,000

Basic and diluted net income (loss) per share	$1.05	$(1.15)	$-	$(0.01)

F-36

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On June 30, 2023, the Company consummated the IPO of 5,750,000 Public Units, (including 750,000 Public Units issued upon the full exercise of the over-allotment option). Each Public Unit consists of one ordinary share, one-half of one redeemable Warrant, and one Right to receive one-tenth of one ordinary share. Each whole redeemable Warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Each Right entitles the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Business Combination. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $57,500,000.

All of the 5,750,000 public shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such public shares if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association, or in connection with the Company’s liquidation. In accordance with the Securities and Exchange Commission (the “SEC”) and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to accrete changes in the redemption value over the period from the date of issuance which is the IPO date. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

As of December 31, 2023, the amount of ordinary shares reflected on the balance sheet are reconciled in the following table.

As of December 31, 2023
Gross proceeds	$57,500,000
Less:
Proceeds allocated to public rights and warrants	(5,149,700)
Allocation of offering costs of public shares	(4,236,160)
Plus:
Accretion of carrying value to redemption value	6,412,764
Ordinary shares subject to possible redemption	$54,526,904

F-37

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Note 4 — Private Placement

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 424,307 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds of $4,243,070. Each Private Placement Unit consists of one ordinary share, one-half of one whole warrant with each whole warrant to obtain one ordinary share and one right to receive one-tenth of one ordinary share. The Private Placement Units are identical to the Public Units sold in the IPO. However, the holder of the Private Placement Units will be entitled to registration rights. In addition, the Private Placement Units and the underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until after the completion of the initial Business Combination.

Note 5 — Related Party Transactions

Insider Shares

On September 15, 2022, the Company issued 500,000,000 ordinary shares of a par value of $0.0001 each to the Sponsor. On November 16, 2022, the Sponsor acquired 1,437,500 insider shares for a purchase price of $25,000 and surrendered 500,000,000 ordinary shares. On June 30, 2023, the underwriters exercised the over-allotment option in full, so there are no insider shares subject to forfeiture.

Simultaneously with the effectiveness of the registration statement and prior to the closing of the IPO (including the full exercise of over-allotment option), the Sponsor transferred to the Company’s directors an aggregate of 23,000 insider shares , among which, 8,000 insider shares were transferred to Seck Chyn “Neil” Foo, and 5,000 insider shares were transferred to each of Bee Lian Ooi, Phui Lam Lee, and Suwardi Bin Hamzah Syakir, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated April 12, 2023.

The transfer of the insider shares to the Company’s directors, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 23,000 shares transferred to the Company’s directors was approximately $125,350 or $5.45 per share which was charged to statements of operations as a share-based compensation expense assuming the completion of business combination would be possibly occurred.

The Company used the following assumptions to estimate the fair value of the shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	2.0
Risk-free rate	4.9%
Volatility	5.0%
Dividend yield	0.0%
Expected likelihood of a successful business combination	60%

F-38

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Due to Related Party

On June 27, 2023, in connection with the IPO, the Company entered into an administrative service agreement with the Sponsor (the “Administrative Service Agreement”). Pursuant to the Administrative Service Agreement, the Company shall pay the Sponsor $10,000 per month (the “Administrative Service Fee”) from June 27, 2023, the date of the Company’s final prospectus for the IPO till the earlier of the consummation of an initial business combination or the Company’s liquidation. The Administrative Service Agreement provides that any unpaid amount of the Administrative Service Fee will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination. On October 14, 2023, upon the approval of the Board of Directors and Audit Committee of the Company, the Company and the Sponsor agreed to waive full payment of the Administrative Service Fee from the start date up to 12 months. The total of $120,000 has been waived including the accrued liabilities of $35,000 as of October 14, 2023 and the remaining commitment balance $85,000.

As of December 31, 2023, the total amount contains operating costs of $38,676 paid by the Sponsor on behalf of the Company.

Promissory Note — Related Party

On November 4, 2022, the Sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and is due at the earlier of (1) December 31, 2023 or (2) the date on which the Company consummates an initial public offering of its securities. Total amount of $433,508 under the promissory note was fully repaid upon closing of the IPO on June 30, 2023. As of December 31, 2023 and 2022, the balances of the promissory note was $0 and $258,226, respectively.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to the Company upon completion of the Company’s initial Business Combination. Up to $3,000,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to the Sponsor. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s trust account, but if the Company does, it will request such lender to provide a waiver against any and all rights to seek access to funds in the trust account.

As of December 31, 2023, and 2022 the Company had no borrowings under the working capital loans.

F-39

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the insider shares and Private Placement Units (and any securities underlying the private units) are entitled to registration rights pursuant to a registration rights agreement dated June 27, 2023 requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to two demands, excluding short form registration demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the insider shares, (i) with respect to 50% of the insider shares, until the earlier to occur of six months after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property, and (2) in the case of the Private Placement Units and the securities underlying such units, until the completion of the Company’s initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company made an underwriting discount of 3.5% of the gross proceeds of the IPO, or $2,012,500 to the underwriters at the closing of the IPO.

The Company will pay the underwriters a cash fee (the “Deferred Underwriting Fee”) of 2.0% of the gross proceeds of the IPO, or $1,150,000 upon the consummation of the Company’s initial Business Combination. As of December 31, 2023, the deferred underwriters’ discount was $1,150,000 as a long-term liability on the balance sheets.

Representative Shares

The Company issued to the representative and/or its designees, 150,000 Representative Shares upon the consummation of the IPO. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). The fair value of the 150,000 Representative Shares was approximately $817,500 or $5.45 per share which was charged to shareholders’ equity upon the completion of the IPO.

The Company used the following assumptions to estimate the fair value of the representative shares using Level 3 fair value measurements inputs at the measurement date:

Time to expiration	1.50
Risk-free rate	5.2%
Volatility	5.0%
Dividend yield	0.0%
Expected likelihood of a successful business combination	60%

F-40

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

Note 7 — Shareholders’ Equity

The Company is authorized to issue 500,000,000 shares, including 490,000,000 ordinary shares, par value $0.0001 per share, and 10,000,000 preferred shares, par value US$0.0001 per share.

On September 15, 2022, in connection with the incorporation of the Company, the Company issued 500,000,000 ordinary shares of a par value of $0.0001 each to the Sponsor. On November 16, 2022, the Sponsor acquired 1,437,500 shares at a price of approximately $0.02 per share for an aggregate of $25,000 and surrendered 500,000,000 ordinary shares. Those shares issuance and cancelation were considered as a recapitalization, which were recorded and presented retroactively. As a result of the underwriters’ election to fully exercise their over-allotment option on June 30, 2023, no ordinary shares are currently subject to forfeiture.

As of December 31, 2023, there were 2,011,807 ordinary shares issued or outstanding, excluding 5,750,000 shares subject to possible redemption.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of ordinary shares will vote on all matters submitted to a vote of the Company’s shareholders except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act (as the same may be supplemented or amended from time to time) of the Cayman Islands or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by the Company’s shareholders. The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. The shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Warrants — Each whole public warrant entitles the registered holder to purchase one whole ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial Business Combination and one year from the date that the registration statement is declared effective. Pursuant to the warrant agreement, a public warrant holder may exercise its warrants only for a whole number of ordinary share. This means that only a whole warrant may be exercised at any given time by a public warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The public warrants will expire five years after the completion of the Company’s initial Business Combination, or earlier upon redemption or liquidation.

As of December 31, 2023, 2,875,000 public warrants were outstanding. Substantially concurrently with the closing of the IPO, the Company issued 212,153 private warrants to the Sponsor included in the Private Placement Units. As of December 31, 2023, there were 212,153 private warrants issued and outstanding. The Company will account for warrants as equity instruments in accordance with ASC 815, Derivatives and Hedging, based on the specific terms of the warrant agreement.

F-41

Bukit Jalil Global Acquisition 1 Ltd.

Notes To Financial Statements

The Company has agreed that as soon as practicable after the closing of the initial Business Combination, the Company will use its best efforts to file, and within 60 business days following the closing of the initial Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and , and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, and the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable (for both Public and Private Warrant), the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the ordinary shares equals or exceeds $16.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Warrants-Public Shareholders’ Warrants-Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders).

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when the financial statements were issued. Based on this review, management identified the following subsequent events that are required disclosure in the financial statements.

On January 9, 2024, the Company entered into a non-binding letter of intent (the “LOI”) with Global IBO Group Ltd (“Global IBO”), which outlines the general terms and conditions of a potential business combination involving Global IBO and its subsidiaries (the “Proposed Transaction”).

Note 9 — Events (Unaudited) Subsequent to the Date of the Independent Auditor’s Report

Shares redemptions

In connection with the votes to approve the MAA Amendment Proposal and the NTA Requirement Amendment Proposal, 2,820,485 ordinary shares of the Company were rendered for redemption, and $30,153,549.88 were paid to the redeeming shareholders accordingly in July 2024.

F-42

Monthly Extension Deposit and Notes

On July 1, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 into the Trust Account (the “July 2024 Extension Payment”) so that the Company has until July 30, 2024 to complete its initial business combination. In connection with the July 2024 Extension Payment, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “July 2024 Extension Note”).

On August 1, 2024, the Sponsor deposited another $100,000 into the Trust Account (the “August 2024 Extension Payment”) resulting the Company having until August 30, 2024 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “August 2024 Extension Note”, together with the July 2024 Extension Note, the “Extension Notes”).

On or about August 28, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 into the Trust Account (the “Second August 2024 Extension Payment”) so that the Company has until September 30, 2024 to complete its initial business combination. In connection with the Second August 2024 Extension Payment, on August 29, 2024, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “Second August 2024 Extension Note”).

On or about September 24, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 into the Trust Account (the “September 2024 Extension Payment”) so that the Company has until October 30, 2024 to complete its initial business combination. In connection with the September 2024 Extension Payment, on September 29, 2024, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “September 2024 Extension Note”).

On or about October 30, 2024, the Sponsor deposited the monthly extension fee in the amount of $100,000 into the Trust Account (the “October 2024 Extension Payment”) so that the Company has until November 30, 2024 to complete its initial business combination. In connection with the October 2024 Extension Payment, on October 30, 2024, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “October 2024 Extension Note”).

On or about November 29, 2024, the Sponsor deposited $100,000 into the Trust Account (the “November 2024 Extension Payment”) resulting the Company having until December 30, 2024 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “November 2024 Extension Note”).

On or about December 26, 2024, the Sponsor deposited $100,000 into the Trust Account (the “December 2024 Extension Payment”) resulting the Company having until January 30, 2025 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “December 2024 Extension Note”).

On or about January 24, 2025, the Sponsor deposited $100,000 into the Trust Account (the “January 2025 Extension Payment”) resulting the Company having until February 28, 2025 to complete its initial business combination. The Company issued the Sponsor an unsecured promissory note of $100,000 (the “January 2025 Extension Note”).

On or about February 21, 2025, the Sponsor deposited $100,000 into the Trust Account (the “February 2025 Extension Payment”) resulting the Company having until March 30, 2025 to complete its initial business combination. On February 26, 2025, the Company issued the Sponsor an unsecured promissory note of $100,000 (the “February 2025 Extension Note”).

Entry into a Business Combination Agreement with Global IBO Group Ltd.

On August 5, 2024, the Company entered into a business combination agreement (the “Business Combination Agreement”) with GIBO Holdings Limited, a Cayman Islands exempted company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO”).

Entry into a waiver letter agreement with Global IBO Group Ltd.

On March 1, 2025, the Company entered into, and the board approved, a waiver letter agreement (the “Waiver”) with PubCo, Merger Sub I, Merger Sub II and GIBO, pursuant to which the parties agreed to waive the $30 million available closing cash as a closing condition to the Business Combination. The Waiver was executed on March 1, 2025.

Entry into a Business Combination Agreement Amendment with Global IBO Group Ltd.

On March 3, 2025, the Company entered into, and the board approved, a business combination agreement amendment (the “BCA Amendment”) with PubCo, Merger Sub I, Merger Sub II and GIBO, pursuant to which the parties agreed to revise the definition of GIBO’s certain shareholders who will receive Class B ordinary shares of PubCo upon the consummation of the Business Combination (“Company Founders”) to include the transferees of the Company Founders.

F-43

GIBO HOLDINGS LIMITED

F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Shareholder of

GIBO Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GIBO Holdings Limited (the “Company”) as of June 30, 2024, and the related statements of operations for the period from June 19, 2024 (inception) to June 30, 2024 and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and the results of its operations for the period from June 19, 2024 (inception) to June 30, 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $4,280 during the period ended from June 19, 2024 (inception) to June 30, 2024. As of that date, the Company had net current liabilities of $4,279 and shareholders’ deficit of $4,279. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore

September 12, 2024

F-45

GIBO HOLDINGS LIMITED

BALANCE SHEETS

(Amounts in U.S. Dollars, except for number of shares)

As of June 30,
2024

LIABILITY AND SHAREHOLDERS’ DEFICIT

Current liability
Due to related party	$4,279
Total liability	4,279

Shareholders’ deficit
Ordinary Shares, $1 par value, 50,000 shares authorized, 1 shares issued and outstanding*	1
Accumulated deficit	(4,280)
Total shareholders’ deficit	(4,279)

Total liability and shareholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

F-46

GIBO HOLDINGS LIMITED

STATEMENTS OF OPERATIONS

(Amounts in U.S. Dollars, except for number of shares)

For the Period from June 19, 2024 (inception) through
June 30, 2024

Operating costs
General and administrative expenses	$4,280
Total operating costs	4,280

Loss from operations	(4,280)

Loss before income tax expense	(4,280)

Income tax expense	-

Net loss	$(4,280)

Loss per share
Basic and diluted	$(4,280)

Weighted average number of ordinary shares outstanding*
Basic and diluted	1

The accompanying notes are an integral part of these financial statements

F-47

GIBO HOLDINGS Limited

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — BUSINESS DESCRIPTION

Business

GIBO Holdings Limited, (the “Company” or “Pubco”) was incorporated as a Cayman Islands exempted company limited by shares on June 19,2024.  The Company was formed solely for the purpose of completing the transactions contemplated by the Business Combination Agreement, dated August 5, 2024 (  as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among GIBO Holdings Limited, an Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Limited, a Cayman Islands exempted company limited by shares (“GIBO” or the “Company”), pursuant to which, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo (the “Second Merger,” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon the consummation of the Business Combination, each of BUJA and GIBO will become a subsidiary of PubCo.

Following the consummation of the transaction contemplated by the Business Combination Agreement, the Company will be the surviving publicly traded corporation, and will own all of the equity interests. However, the consummation of the transactions contemplated by the Business Combination Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

Going Concern Consideration

Pursuant to the Financial Accounting Standards Board (the “FASB”) codification Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements, the Company is required to assess its ability to continue as a going concern for a period of one year from the date of the issuance of the financial statements.

As of June 30, 2024, the Company had net current liabilities of $4,279, shareholders’ deficit of $4,279 and incurred a net loss of $4,280 during the period from June 19, 2024 (inception) to June 30, 2024.

The Company’s liquidity needs the continued financial support from its shareholder and the consummation of the IPO. As such, additional capital investments are required in order to execute the strategic plan of the Company. While the Company intends to raise additional capital through a combination of sources, there can be no assurances that such efforts will be successful. Accordingly, substantial doubt about shareholder’s ability to continue as a going concern is raised, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date these financial statements are issued.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied.

Uses of estimates

In preparing the financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

F-48

GIBO HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, “Revenue from Contracts with Customers”. This ASU is expected to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. The new guidance is effective for public companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 31, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting the standard.

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard.

On December 14, 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires that entities disclose specific categories in their rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The new standard is effective for the Company beginning December 15, 2024, with early adoption permitted effective for fiscal years beginning January 1, 2024. The Company is currently evaluating the impact of adopting the standard.

F-49

GIBO HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 3 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related party

Name	Relationship with the Company
Mr. Lim Chun Yen	Chief Executive Officer of the Company

b. Due to related party

Due to related party consists of the following:

As of June 30,
Name	2024
Mr. Lim Chun Yen	$4,279
Total due to related party	$4,279

As of June 30, 2024, the balance of due to related party was comprised of incorporated expense paid by the Company’s related parties and was used for working capital during the Company’s normal course of business.

NOTE 4 — SUBSEQUENT EVENTS

Subsequent to the balance sheet date, on August 5, 2024, by and among GIBO Holdings Limited, an Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Limited, a Cayman Islands exempted company limited by shares (“GIBO” or the “Company”), pursuant to which, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo.

The Company has performed an evaluation of subsequent events through September 12, 2024, which was the date of the financial statements were issued, and determined that no other events that would have required adjustment or disclosure in the financial statements.

F-50

GLOBAL IBO GROUP LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Global IBO Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global IBO Group Limited and its subsidiaries (the “Company”) as of December 31, 2023 and 2022 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years   ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years   ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2024.

Singapore

September 12, 2024

F-52

GLOBAL IBO GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. Dollars, except for number of shares)

	As of December 31,
	2023	2022

ASSETS
Current assets
Cash	$6,051,863	$30,587
Deposit	181,069	130,000
Prepaid expenses and other current assets	584,550	1,213,500
Total current assets	6,817,482	1,374,087

Non-current assets
Property and equipment, net	18,864	28,295
Intangible assets, net	533,334	-
Right-of-use asset	112,708	183,049
Total non-current assets	664,906	211,344

Total assets	7,482,388	1,585,431

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Due to related parties	1,469,788	951,937
Accrued expenses and other current liabilities	86,560	45,000
Operating lease liability, current	74,145	70,340
Total current liabilities	1,630,493	1,067,277

Non-current liability
Operating lease liability, non-current	38,563	112,709
Total non-current liability	38,563	112,709

Total liabilities	1,669,056	1,179,986

Shareholders’ equity
Ordinary Shares, $0.0001 par value, 20,000,000,000 shares authorized, 500,000,000 shares issued and outstanding*	50,000	50,000
Additional paid-in capital	30,136,835	12,611,379
Other reserve	64,020	64,020
Accumulated deficit	(24,437,523)	(12,319,954)
Total shareholders’ equity	5,813,332	405,445

Total liabilities and shareholders’ equity	$7,482,388	$1,585,431

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements.

F-53

GLOBAL IBO GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in U.S. Dollars, except for number of shares)

	For the years ended December 31,
	2023	2022

Operating costs
General and administrative expenses	$719,260	$704,525
Depreciation and amortization	76,097	9,431
Research and development expenses	11,326,463	10,772,264
Total operating costs	12,121,820	11,486,220

Loss from operations	(12,121,820)	(11,486,220)

Other income
Interest income	191	23
Foreign exchange translation gain	4,060	-
Total other income	4,251	23

Loss before income tax expense	(12,117,569)	(11,486,197)

Income tax expense	-	-

Net loss	$(12,117,569)	$(11,486,197)

Loss per share
Basic and diluted	$(0.02)	$(0.02)

Weighted average number of ordinary shares outstanding*
Basic and diluted	500,000,000	500,000,000

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements

F-54

GLOBAL IBO GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in U.S. Dollars, except for number of shares)

	Ordinary Shares		Additional			Total
	Shares	Par value	paid-in capital	Other reserve	Accumulated deficit	shareholders’ equity

Balance as of December 31, 2021	500,000,000	$50,000	$786,616	$64,020	$(833,757)	$66,879

Capital contribution by shareholders	-	-	11,824,763	-	-	11,824,763
Net loss	-	-	-	-	(11,486,197)	(11,486,197)

Balance as of December 31, 2022	500,000,000	$50,000	$12,611,379	$64,020	$(12,319,954)	$405,445

Capital contribution by shareholders	-	-	17,525,456	-	-	17,525,456
Net loss	-	-	-	-	(12,117,569)	(12,117,569)

Balance as of December 31, 2023	500,000,000	$50,000	$30,136,835	$64,020	$(24,437,523)	$5,813,332

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements.

F-55

GLOBAL IBO GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in U.S. Dollars)

	For the years ended December 31,
	2023	2022

Cash flows from operating activities
Net loss	$(12,117,569)	$(11,486,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	76,097	9,431
Amortization of right-of-use asset	70,341	66,730
Changes in operating assets and liabilities:
Deposit	(51,069)	(130,000)
Prepaid expenses and other current assets	628,950	(1,213,499)
Principal payment of lease liability	(70,341)	(66,730)
Accrued expenses and other current liabilities	41,560	-
Net cash used in operating activities	(11,422,031)	(12,820,265)

Cash flows from investing activity
Purchase of intangible assets	(600,000)	-
Net cash used in investing activity	(600,000)	-

Cash flows from financing activities
Capital contribution by shareholders	17,525,456	11,824,763
Proceeds from borrowings from related parties	517,851	1,009,494
Net cash provided by financing activities	18,043,307	12,834,257

Net increase in cash	6,021,276	13,992
Cash, beginning of year	30,587	16,595
Cash, end of year	$6,051,863	$30,587

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-56

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Global IBO Group Limited (“GIBO” or the “Company”), through its wholly-owned subsidiaries, is a unique and integrated AIGC animation streaming platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. GIBO’s technology platform powers the GIBO.ai website, which features AI-generated animation video content and provides an efficient, interactive, and easy-to-use way to create and share online comic content. GIBO.ai enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, equipped with cutting-edge generative AI-powered technology emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on the platform.

Organization

GIBO was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 5, 2023. The Company has no substantive operations other than holding all of the outstanding share capital of (1) GIBO IBO AI Technology Limited (“GIBO AI”), a limited liability company incorporated under the laws of Cayman Islands on September 5, 2023, and (2) GIBO International Limited (“GIBO International”), a limited liability company formed under the laws of Samoa on November 29, 2023.

GIBO, GIBO AI and GIBO International are currently not engaging in any active business operations and merely acting as holding companies.

Hong Kong Daily Group Supply Chain Limited (“Hong Kong Daily”) was incorporated as a limited liability company under the laws of Hong Kong on December 22, 2017 and is primarily engaged in develop AI technology to generate user content into AI scripts, images, voices and animation for its global users.

Reorganization

On December 29, 2023, a reorganization took place, consolidating GIBO, GIBO AI, GIBO International, and Hong Kong Daily under common ownership. Before the reorganization, Hong Kong Daily was owned by 92 shareholders. The reorganization involved:(1) Transfer of 100% ownership in Hong Kong Daily to GIBO and its subsidiaries for a nominal fee of HK$1.00. (2) This created a unified corporate structure, with the same 92 shareholders retaining control both before and after the reorganization.

In accordance with ASC 805-50-45-5 and ASC 805-50-15-6, the restructuring of the business’s legal structure did not change the reporting entities under common control and is considered not to have resulted in any changes to the economic substance of the controlling financial interest in ownership or the business. As a result, the reorganization is considered under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time. In accordance with ASC 805-50-45-5, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the fiscal years ended December 31, 2023 and 2022, the results of these subsidiaries are included in the consolidated financial statements for both periods. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities consolidated from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

F-57

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

The consolidated financial statements of the Company include the following entities:

Name of the entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
GIBO	September 5, 2023	Cayman Islands	Parent, 100%	Investment holding
GIBO AI	September 5, 2023	Cayman Islands	100%	Investment holding
GIBO International	November 29, 2023	SAMOA	100%	Investment holding
Hong Kong Daily	December 22, 2017	Hong Kong	100%	AI Animation

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied.

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances among the Company and its subsidiaries are eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated statements of operations from the effective date of the acquisition or up to the effective date of the disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power, or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Uses of estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses  . The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment and intangible assets, and the recoverability of long-lived assets. Actual results could differ from those estimates.

Risks and Uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in political, economic, social, regulatory, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. Although the Company has not experienced losses from these situations and believes that it complies with existing laws and regulations, including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The Company’s business, financial condition, and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics, and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-58

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Although the spread of COVID-19 appears to be under control currently, the extent to which the COVID-19 pandemic may impact the Company’s future financial results will depend on future developments, such as new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants, the related travel advisories and restrictions, the overall impact of the COVID-19 pandemic on the global economy and capital markets, and the efficacy of COVID-19 vaccines, which may also take extended time to be widely and adequately distributed, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity, and results of operations.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. As of December 31, 2023 and 2022, cash balance amounted to $6,051,863 and $30,587 respectively. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash and bank deposits.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment are provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful life
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations.

Intangible asset, net

The Company’s intangible assets primarily consist of purchased computer software and applications used in conducting the Company’s AI animation business. Intangible assets are carried at cost less accumulated amortization and any recorded impairment. The Company amortizes its intangible assets over the estimated useful lives of three years using a straight-line method (see Note 4).

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. There were no impairments of the Company’s long-lived assets as of December 31, 2023 and 2022.

F-59

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Leases

The Company leases office space, which is classified as operating leases in accordance with ASC 842. Under ASC 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with an initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The ROU asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All ROU assets are reviewed for impairment annually. There was no impairment for ROU lease assets as of December 31, 2023 and 2022 (see Note 5).

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (the “CODM”) in order to allocate resources and assess the performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operating results by the operating activities. Based on management’s assessment, the Company has determined that it has only one operating segment as defined by ASC 280.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, other current assets, due to related parties and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2023 and 2022 based upon the short-term nature of the assets and liabilities.

F-60

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach.

The Company recognize revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

These criteria as they relate to each of the following major revenue generating activities are described below.

The Company sign IT Service Agreement with the customers, to provide a series of services include (i) platform customization and integration services, helping customers to design, modify and integrate functionalities in their own systems, (ii) data migration and content management services, assisting customers in their large-scale data migration and content liability management, and (iii) enterprise-level data security services, providing customers with advanced information security technologies and measures to address data concerns.

The Company’s contracts with the customer are fixed price contract and accounts for the revenue generated from providing the services to customers on a gross basis as the Company is acting as a principal in these transactions. The Company considers the following indicators amongst others when determining whether it is acting as a principal in the contract where revenue would be recorded on a gross basis: (i) the Company is primarily responsible for arranging the promise to provide the specified services; (ii) the Company has inventory risk before the specified services have been transferred to a customer or after transfer of control to the customer; and (iii) the Company has discretion in establishing the price for the specified services delivered.

The Company’s contracts include distinct performance obligations when the promises are separately identifiable with one another and are indicated with standalone selling price. For such arrangements, The Company allocate the transaction price to each performance obligation based on its relative standalone selling price. The Company generally determine the standalone selling prices based on the prices charged to customers. Revenues are recognized at overtime when the service deliverables are completed and achieve the requirements of the customers.

The Company has not generated any operating revenues in the year ended December 31, 2023 and 2022.

Contract balances

Contract assets relate to the Company’s right to consideration for performance obligations satisfied but not billed and consist of unbilled receivables. Contract liabilities relate to customer payments received in advance of satisfaction of performance obligations under the contract. Contract balances are classified as assets or liabilities on a contract-by-contract basis at the end of each reporting period. There are no contract assets and liabilities as of December 31, 2023 and 2022.

F-61

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Research and development costs

The Company’s research and development (“R&D”) activities primarily relate to the development of AI animation technology, application, modules and optimization and implementation of its websites and mobile apps to improve their performance. Research and development costs are expensed as incurred. Research and development expenses included in operating costs amounted to $11,326,463 and $10,772,264 for the fiscal years ended December 31, 2023 and 2022, respectively.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net earnings (loss) attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during the year. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2023 and 2022, there were no dilutive shares.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, “Revenue from Contracts with Customers”. This ASU is expected to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. The new guidance is effective for public companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting the standard.

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard.

F-62

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

On December 14, 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires that entities disclose specific categories in their rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The new standard is effective for the Company beginning December 15, 2024, with early adoption permitted effective for fiscal years beginning January 1, 2024. The Company is currently evaluating the impact of adopting the standard.

NOTE 3 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	December 31, 2023	December 31, 2022
Office equipment	$47,159	$47,159

Subtotal	47,159	47,159
Less: accumulated depreciation	(28,295)	(18,864)
Property and equipment, net	$18,864	$28,295

Depreciation expense amounted to $9,431 and $9,431 for the years ended December 31, 2023 and 2022, respectively.

NOTE 4 — INTANGIBLE ASSET, NET

Intangible assets, net, consists of the following:

	December 31, 2023	December 31, 2022
Software and applications	$600,000	$-
Less: accumulated amortization	(66,666)	-
Intangible assets, net	$533,334	$-

Amortization expense amounted to $66,666 and Nil for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, the estimated future amortization expenses of the intangible assets were as follow:

12 months ending December 31,	Amortization expenses

2024	$200,000
2025	200,000
2026	133,334
Total	$533,334

NOTE 5 –LEASES

Effective on January 1, 2021, the Company adopted Topic 842. At the inception of a contract, the Company determines if the arrangement is, or contains, a lease. ROU assets represent the Company’s right to use an underlying asset over the lease term and lease liability represent the Company’s obligation to make lease payments derived from the lease.

Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease terms. Rent expense is recognized on a straight-line basis over the lease terms.

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Balance sheet information related to operating leases ROU assets and lease liabilities is as follows:

	As of December 31,
	2023	2022
Operating lease right-of-use asset	$343,509	$343,509
Operating lease right-of-use asset- accumulated amortization	(230,801)	(160,460)
Operating lease right-of-use asset, net	112,708	183,049

Lease liability, current	74,145	70,340
Lease liability, non-current	38,563	112,709
Total lease liability	$112,708	$183,049

The weighted average remaining lease terms and discount rates for the operating lease as of December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.5	2.5
Weighted average discount rate	5.28%	5.28%

For the years ended December 31, 2023 and 2022, the Company reported total operating lease expenses of $77,976 and $77,976, respectively.

The following table summarizes the maturity of operating lease liability and future minimum payments of operating leases as of December 31, 2023:

Amounts
Year ending December 31,
2024	$77,976
2025	38,988

Total future minimum lease payments	116,964
Less: imputed interest	(4,256)
Present value of operating lease liability	$112,708
Less: current portion	(74,145)
Long-term portion	38,563

NOTE 6 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related parties

Name	Relationship with the Company
Mr. Lim Chun Yen	Chief Executive Officer of the Company
Ms. Hung Kwan Chen	Chief Financial Officer of the Company
Mr. Kueh Jing Tuang	Chief Technology Officer of the Company
General Analytics Limited	Shareholder of the Company

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

b. Dues to related parties

Dues to related parties consists of the following:

	As of December 31,
Name	2023	2022
Mr. Lim Chun Yen	$247,900	$94,000
Ms. Hung Kwan Chen	644,488	724,937
Mr. Kueh Jing Tuang	344,100	133,000
General Analytics Limited	233,300	-
Total due to related parties	$1,469,788	$951,937

As of December 31, 2023 and 2022, the balance of due to related parties was comprised of advance from the Company’s related parties and was used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

NOTE 7 — SHAREHOLDERS’ EQUITY

Ordinary shares

GIBO was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 5, 2023. The original share capital of GIBO is $50,000 divided into 50,000 Ordinary Shares, with par value of $1 per share. On March 26, 2024, pursuant to the amended and restated memorandum of association, the share capital of GIBO has been increased to $2,000,000 divided into 20,000,000,000 Ordinary Shares, with par value of $0.0001 per share. The total number of Ordinary Shares issued and outstanding is 500,000,000 shares. The numbers of authorized and outstanding Ordinary Shares were retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

Capital contribution by shareholders

Capital Contributions

Hong Kong Daily was initially owned by Ms. Hung Kwan Han, holding 500,000 shares at HK$1.00 per share. On November 15, 2019, Ms. Hung Kwan Han signed a trust deed with Ms. Hung Kwan Chen and Mr. Lim Chun Yen, holding the shares on their behalf. On August 16, 2021, six new investors signed shareholder agreement with Ms. Hung Kwan Han, and contributing a total of $30.2 million to support Hong Kong Daily’s operations. During the fiscal year 2021, 2022 and 2023, the seven investors contributed $837,331, $11,824,763 and $17,525,456 to increase the paid-in capital of Hong Kong Daily, respectively. As of December 31, 2023, total capital contribution received from the investors amounted to $ 30,200,855.

On September 26, 2023, a trust deed was signed by a group of seven investors, representing 92 shareholders, to hold ownership in GIBO. As part of the reorganization on December 29, 2023, these shareholders transferred their ownership of Hong Kong Daily to GIBO and its subsidiaries.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate to have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 9 — SUBSEQUENT EVENTS

On March 26,2024, the shareholders of the Company resolved a special resolution that the authorized capital of the Company be increased from $50,000 to $2,000,000, divided into 20,000,000,000 shares of Ordinary Shares at $0.0001 par value each (see Note 7).

On May 10, 2024, the Company entered into an equipment purchase agreement with a supplier, Chinese Top Asset Management Holdings Limited (“CTA” or the “Supplier”), to purchase a set of equipment from CTA with an aggregate purchase price of $63.2 million. Meanwhile, the Company and CTA agreed that such purchase price shall be paid by the 4,000,000 Ordinary Shares of the Company at the price of $15.8 per share.

On February 6, 2024, the Company entered into a research and development service purchase agreement with a supplier, Billion Start Enterprise Limited (“BSE” or the “Supplier”), to purchase a set of professional service from BSE with an aggregate purchase price of $36.5 million. Meanwhile, the Company and BSE agreed that such purchase price shall be paid by the 2,283,182 Ordinary Shares of the Company at the price of $16.0 per share.

On May 10, 2024, the Company entered into a research and development service purchase agreement with a supplier, Dragon Huge Development Limited (“DHD” or the “Supplier”), to purchase a set of professional service from DHD with an aggregate purchase price of $19.8 million. Meanwhile, the Company and DHD agreed that such purchase price shall be paid by the 1,237,500 Ordinary Shares of the Company at the price of $16.0 per share.

On May 21, 2024, the Company entered into a research and development service purchase agreement with a supplier, Treasure Nice Investment Limited (“TNI” or the “Supplier”), to purchase a set of professional service from TNI with an aggregate purchase price of $19.8 million. Meanwhile, the Company and TNI agreed that such purchase price shall be paid by the 1,237,500 Ordinary Shares of the Company at the price of $16.0 per share.

On June 27, 2024, the Company issued 4,000,000 Ordinary Shares to CTA to purchase fixed assets at $0.0001 par value each, and issued 1,187,500 Ordinary Shares, 812,500 Ordinary Shares and 562,500 Ordinary Shares to BSE, DHD and TNI for research and development services at $0.0001 par value each, respectively.

Subsequent to the balance sheet date, on August 5, 2024, by and among GIBO HOLDINGS LIMITED, an Cayman Islands exempted company limited by shares (“PubCo”), BUJA, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”), and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO” or the “Company”), pursuant to which, among other things, (i) Merger Sub I will merge with and into GIBO, with GIBO as the surviving entity and a wholly-owned subsidiary of PubCo (the “First Merger”), and (ii) following the First Merger, Merger Sub II will merge with and into BUJA, with BUJA as the surviving entity and a wholly-owned subsidiary of PubCo .

The Company has performed an evaluation of subsequent events through September 12, 2024, which was the date of the consolidated financial statements were issued, and determined that no other events that would have required adjustment or disclosure in the consolidated financial statements.

F-66

GLOBAL IBO GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. Dollars, except for number of shares)

	As of
	June 30, 2024	December 31, 2023

ASSETS
Current assets
Cash	$4,830	$6,051,863
Deposit	181,069	181,069
Prepaid expenses and other current assets	1,472,297	584,550
Total current assets	1,658,196	6,817,482

Non-current assets
Property and equipment, net	62,687,481	18,864
Intangible assets, net	433,335	533,334
Right-of-use asset	76,124	112,708
Total non-current assets	63,196,940	664,906

Total assets	64,855,136	7,482,388

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Due to related parties	2,185,246	1,469,788
Accrued expenses and other current liabilities	622,239	86,560
Operating lease liability, current	76,124	74,145
Total current liabilities	2,883,609	1,630,493

Non-current liability
Operating lease liability, non-current	-	38,563
Total non-current liability	-	38,563

Total liabilities	2,883,609	1,669,056

Shareholders’ equity
Ordinary Shares, $0.0001 par value, 20,000,000,000 shares authorized, 506,562,500 and 500,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively*	50,656	50,000
Additional paid-in capital	134,336,179	30,136,835
Other reserve	64,020	64,020
Accumulated deficit	(72,479,328)	(24,437,523)
Total shareholders’ equity	61,971,527	5,813,332

Total liabilities and shareholders’ equity	$64,855,136	$7,482,388

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements.

F-67

GLOBAL IBO GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in U.S. Dollars, except for number of shares)

	For the six months ended June 30,
	2024	2023

Operating costs
General and administrative expenses	$377,882	$229,923
Depreciation and amortization	631,382	4,716
Research and development expenses	47,032,968	-
Total operating costs	48,042,232	234,639

Loss from operations	(48,042,232)	(234,639)

Other income
Interest income	343	45
Foreign exchange translation gain	84	765
Total other income	427	810

Loss before income tax expense	(48,041,805)	(233,829)

Income tax expense	-	-

Net loss	$(48,041,805)	$(233,829)

Loss per share
Basic and diluted	$(0.09)	$(0.0005)

Weighted average number of ordinary shares outstanding*
Basic and diluted	503,281,250	500,000,000

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements

F-68

GLOBAL IBO GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in U.S. Dollars, except for number of shares)

	Ordinary Shares		Additional paid-in	Other	Accumulated	Total shareholders’
	Shares	Par value	capital	reserve	deficit	equity

Balance as of December 31, 2022	500,000,000	$50,000	$12,611,379	$64,020	$(12,319,954)	$405,445

Capital contribution by shareholders	-	-	17,525,456	-	-	17,525,456
Net loss	-	-	-	-	(12,117,569)	(12,117,569)

Balance as of December 31, 2023	500,000,000	$50,000	$30,136,835	$64,020	$(24,437,523)	$5,813,332

Capital contribution by shareholders	6,562,500	656	104,199,344	-	-	104,200,000
Net loss	-	-	-	-	(48,041,805)	(48,041,805)

Balance as of June 30, 2024	506,562,500	$50,656	$134,336,179	$64,020	$(72,479,328)	$61,971,527

*	The share amounts are presented on a retrospective basis, see Note 7.

The accompanying notes are an integral part of these consolidated financial statements.

F-69

GLOBAL IBO GROUP LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in U.S. Dollars)

	For the six months ended June 30,
	2024	2023

Cash flows from operating activities
Net loss	$(48,041,805)	$(233,829)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	631,382	4,716
Amortization of right-of-use asset	36,584	34,707
Non-cash research and development expenses	41,000,000	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(887,747)	(1,432,419)
Principal payment of lease liability	(36,584)	(34,707)
Accrued expenses and other current liabilities	535,679	-
Net cash used in operating activities	(6,762,491)	(1,661,532)

Cash flows from investing activity
Purchase of property and equipment	-	-
Net cash used in investing activity	-	-

Cash flows from financing activities
Capital contribution by shareholders from additional paid-in capital	-	1,650,475
Proceeds from borrowings from related parties	715,458	-
Proceeds from repayment to related parties	-	(11,761)
Net cash provided by financing activities	715,458	1,638,714

Net decrease in cash	(6,047,033)	(22,818)
Cash, beginning of period	6,051,863	30,587
Cash, end of period	$4,830	$7,769

Supplemental disclosure of non-cash flow information *:
Non-cash flows from investing activity
Purchase of property and equipment	(63,200,000)	-
Net non-cash used in investing activity	(63,200,000)	-
Non-cash flows from financing activities
Capital contribution by shareholders from issuance of ordinary shares	656	-
Capital contribution by shareholders from additional paid-in capital	104,199,344	-
Net non-cash provided by financing activities	104,200,000	-

*	The non-cash transactions include the purchase of property and equipment amounted to $63.2 million, research and development services amounted to $41.0 million, in exchange for capital contribution of $104.2 million by shareholders.

The accompanying notes are an integral part of these consolidated financial statements.

F-70

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Business

Global IBO Group Limited (“GIBO” or the “Company”), through its wholly-owned subsidiaries, is a unique and integrated AIGC animation streaming platform with extensive functionalities provided to both viewers and creators that serves a broad community of young people across Asia to create, publish, share and enjoy AI-generated animation video content. GIBO’s technology platform powers the GIBO.ai website, which features AI-generated animation video content and provides an efficient, interactive, and easy-to-use way to create and share online comic content. GIBO.ai enables content creators to automate tasks, create personalized audio and graphics, obtain data-driven insights into the content they created, and explore new ideas through collaboration. GIBO.ai, equipped with cutting-edge generative AI-powered technology emphasizes on the establishment of a sustainable ecosystem that can not only empower animation creators on the content creation process but also provide distribution channels for their works to be accessed and monetized by viewers on the platform.

Organization

GIBO was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 5, 2023. The Company has no substantive operations other than holding all of the outstanding share capital of (1) GIBO IBO AI Technology Limited (“GIBO AI”), a limited liability company incorporated under the laws of Cayman Islands on September 5, 2023, and (2) GIBO International Limited (“GIBO International”), a limited liability company formed under the laws of Samoa on November 29, 2023.

GIBO, GIBO AI and GIBO International are currently not engaging in any active business operations and merely acting as holding companies.

Hong Kong Daily Group Supply Chain Limited (“Hong Kong Daily”) was incorporated as a limited liability company under the laws of Hong Kong on December 22, 2017 and is primarily engaged in develop AI technology to generate user content into AI scripts, images, voices and animation for its global users.

Reorganization

On December 29, 2023, a reorganization took place, consolidating GIBO, GIBO AI, GIBO International, and Hong Kong Daily under common ownership. Before the reorganization, Hong Kong Daily was owned by 92 shareholders. The reorganization involved:(1) Transfer of 100% ownership in Hong Kong Daily to GIBO and its subsidiaries for a nominal fee of HK$1.00. (2) This created a unified corporate structure, with the same 92 shareholders retaining control both before and after the reorganization.

In accordance with ASC 805-50-45-5 and ASC 805-50-15-6, the restructuring of the business’s legal structure did not change the reporting entities under common control and is considered not to have resulted in any changes to the economic substance of the controlling financial interest in ownership or the business. As a result, the reorganization is considered under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time. In accordance with ASC 805-50-45-5, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the fiscal years ended December 31, 2023 and 2022, the results of these subsidiaries are included in the consolidated financial statements for both periods. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities consolidated from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

The consolidated financial statements of the Company include the following entities:

Name of the entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
GIBO	September 5, 2023	Cayman Islands	Parent, 100%	Investment holding
GIBO AI	September 5, 2023	Cayman Islands	100%	Investment holding
GIBO International	November 29, 2023	SAMOA	100%	Investment holding
Hong Kong Daily	December 22, 2017	Hong Kong	100%	AI Animation

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have been consistently applied.

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances among the Company and its subsidiaries are eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated statements of operations from the effective date of the acquisition or up to the effective date of the disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power, or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Going Concern Consideration

Pursuant to the Financial Accounting Standards Board (the “FASB”) codification Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements, the Company is required to assess its ability to continue as a going concern for a period of one year from the date of the issuance of the financial statements.

As of June 30, 2024, the Company had cash on hand of $4,830, net current liabilities of $1,225,413 and accumulated deficit of $72,479,328, had negative operating cash flow of $6,762,491 and incurred a net loss of $48,041,805 for the six months ended June 30, 2024.

If a Business Combination is not consummated by the required date, the Company’s liquidity needs the continued financial support from the shareholders. The Company believes it has sufficient and appropriate financial abilities to enable it to undertake its liabilities and doubt about the Company’s ability to continue as a going concern for the next 12 months from the issuance date of the financial statements has been alleviated. Consequently, the substantial doubt regarding the Company’s ability to continue as a going concern has been resolved.

Uses of estimates

In preparing the consolidated financial statements in conformity U.S. GAAP, the management makes judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the consolidated financial statements include, but are not limited to, useful lives of property and equipment and intangible assets, and the recoverability of long-lived assets. Actual results could differ from those estimates.

F-72

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Risks and Uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in political, economic, social, regulatory, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. Although the Company has not experienced losses from these situations and believes that it complies with existing laws and regulations, including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The Company’s business, financial condition, and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics, and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Although the spread of COVID-19 appears to be under control currently, the extent to which the COVID-19 pandemic may impact the Company’s future financial results will depend on future developments, such as new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants, the related travel advisories and restrictions, the overall impact of the COVID-19 pandemic on the global economy and capital markets, and the efficacy of COVID-19 vaccines, which may also take extended time to be widely and adequately distributed, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity, and results of operations.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. As of June 30, 2024 and December 31, 2023, cash balance amounted to $4,830 and $6,051,863 respectively. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash and bank deposits.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment are provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful life
Servers and network equipment	10 years
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations.

Intangible asset, net

The Company’s intangible assets primarily consist of purchased computer software and applications used in conducting the Company’s AI animation business. Intangible assets are carried at cost less accumulated amortization and any recorded impairment. The Company amortizes its intangible assets over the estimated useful lives of three years using a straight-line method (see Note 4).

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. There were no impairments of the Company’s long-lived assets as of June 30, 2024 and December 31, 2023.

Leases

The Company leases office space, which is classified as operating leases in accordance with ASC 842. Under ASC 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with an initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The ROU asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All ROU assets are reviewed for impairment annually. There was no impairment for ROU lease assets as of June 30, 2024 and December 31, 2023(see Note 5).

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (the “CODM”) in order to allocate resources and assess the performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the CODM, reviews operating results by the operating activities. Based on management’s assessment, the Company has determined that it has only one operating segment as defined by ASC 280.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, other current assets, due to related parties and accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2024 and December 31, 2023 based upon the short-term nature of the assets and liabilities.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach.

The Company recognize revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

These criteria as they relate to each of the following major revenue generating activities are described below.

The Company sign IT Service Agreement with the customers, to provide a series of services include (i) platform customization and integration services, helping customers to design, modify and integrate functionalities in their own systems, (ii) data migration and content management services, assisting customers in their large-scale data migration and content liability management, and (iii) enterprise-level data security services, providing customers with advanced information security technologies and measures to address data concerns.

The Company’s contracts with the customer are fixed price contract and accounts for the revenue generated from providing the services to customers on a gross basis as the Company is acting as a principal in these transactions. The Company considers the following indicators amongst others when determining whether it is acting as a principal in the contract where revenue would be recorded on a gross basis: (i) the Company is primarily responsible for arranging the promise to provide the specified services; (ii) the Company has inventory risk before the specified services have been transferred to a customer or after transfer of control to the customer; and (iii) the Company has discretion in establishing the price for the specified services delivered.

The Company’s contracts include distinct performance obligations when the promises are separately identifiable with one another and are indicated with standalone selling price. For such arrangements, The Company allocate the transaction price to each performance obligation based on its relative standalone selling price. The Company generally determine the standalone selling prices based on the prices charged to customers. Revenues are recognized at overtime when the service deliverables are completed and achieve the requirements of the customers.

The Company has not generated any operating revenues for the six months ended June 30, 2024 and 2023.

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GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

Contract balances

Contract assets relate to the Company’s right to consideration for performance obligations satisfied but not billed and consist of unbilled receivables. Contract liabilities relate to customer payments received in advance of satisfaction of performance obligations under the contract. Contract balances are classified as assets or liabilities on a contract-by-contract basis at the end of each reporting period. There are no contract assets and liabilities as of June 30, 2024 and December 31, 2023.

Research and development costs

The Company’s research and development (“R&D”) activities primarily relate to the development of AI animation technology, application, modules and optimization and implementation of its websites and mobile apps to improve their performance. Research and development costs are expensed as incurred. Research and development expenses included in operating costs amounted to $47,032,968 and Nil for the six months ended June 30, 2024 and 2023, respectively.

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net earnings (loss) attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during the year. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of June 30, 2024 and December 31, 2023, there were no dilutive shares.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies using the average exchange rate in the period. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Related parties and transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or significant influence.

Recent Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, “Revenue from Contracts with Customers”. This ASU is expected to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. The new guidance is effective for public companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting the standard.

F-76

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adopting the standard.

On December 14, 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires that entities disclose specific categories in their rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The new standard is effective for the Company beginning December 15, 2024, with early adoption permitted effective for fiscal years beginning January 1, 2024. The Company is currently evaluating the impact of adopting the standard.

On November 2024, the FASB issued ASU 2024-03, “Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses”, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact of adopting the standard.

On January 6, 2025, the FASB issued ASU 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date”, the amendment in this Update clarifies the effective date of Update 2024-03, which is that public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting the standard.

NOTE 3 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	June 30, 2024	December 31, 2023
Servers and network equipment	$63,200,000	$-
Office equipment	47,159	47,159

Subtotal	63,247,159	47,159
Less: accumulated depreciation	(559,678)	(28,295)
Property and equipment, net	$62,687,481	$18,864

Depreciation expense amounted to $531,383 and $4,716 for the six months ended June 30, 2024 and 2023, respectively.

F-77

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 4 — INTANGIBLE ASSET, NET

Intangible assets, net, consists of the following:

	June 30, 2024	December 31, 2023
Software and applications	$600,000	$600,000
Less: accumulated amortization	(166,665)	(66,666)
Intangible assets, net	$433,335	$533,334

Amortization expense amounted to $99,999 and Nil for the six months ended June 30, 2024 and 2023, respectively.

As of June 30, 2024, the estimated future amortization expenses of the intangible assets were as follow:

12 months ending June 30,	Amortization expenses

2025	$200,000
2026	200,000
2027	33,335
Total	$433,335

NOTE 5 –LEASES

Effective on January 1, 2021, the Company adopted Topic 842. At the inception of a contract, the Company determines if the arrangement is, or contains, a lease. ROU assets represent the Company’s right to use an underlying asset over the lease term and lease liability represent the Company’s obligation to make lease payments derived from the lease.

Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease terms. Rent expense is recognized on a straight-line basis over the lease terms.

Balance sheet information related to operating leases ROU assets and lease liabilities is as follows:

	As of December 31,
	June 30, 2024	December 31, 2023
Operating lease right-of-use asset	$343,509	$343,509
Operating lease right-of-use asset- accumulated amortization	(267,385)	(230,801)
Operating lease right-of-use asset, net	76,124	112,708

Lease liability, current	76,124	74,145
Lease liability, non-current	-	38,563
Total lease liability	$76,124	$112,708

The weighted average remaining lease terms and discount rates for the operating lease as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024	December 31, 2023
Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1	1.5
Weighted average discount rate	5.28%	5.28%

F-78

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

For the six months ended June 30, 2024 and 2023, the Company reported total operating lease expenses of $ 38,988 and $38,988, respectively.

The following table summarizes the maturity of operating lease liability and future minimum payments of operating leases as of June 30, 2024:

Amounts
Year ending June 30,
2025	$77,976

Total future minimum lease payments	77,976
Less: imputed interest	(1,852)
Present value of operating lease liability	$76,124
Less: current portion	(76,124)
Long-term portion	-

NOTE 6 — RELATED PARTY TRANSACTIONS

a. Nature of relationships with related parties

Name	Relationship with the Company
Mr. Lim Chun Yen	Chief Executive Officer of the Company
Ms. Hung Kwan Chen	Chief Financial Officer of the Company
Mr. Kueh Jing Tuang	Chief Technology Officer of the Company
General Analytics Limited	Shareholder of the Company
Billion Start Enterprise Limited	Shareholder of the Company
Chinese Top Asset Management Holdings Limited	Shareholder of the Company
Dragon Huge Development Limited	Shareholder of the Company
Treasure Nice Investment Limited	Shareholder of the Company

b. Services received from related parties

Services received from related parties consists of the following:

	For the six months ended June 30,
Name	2024	2023
Chinese Top Asset Management Holdings Limited	$63,200,000	$-
Billion Start Enterprise Limited	19,000,000	-
Dragon Huge Development Limited	13,000,000	-
Treasure Nice Investment Limited	9,000,000	-
Total Services received from related parties	$104,200,000	$-

F-79

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

c. Dues to related parties

Dues to related parties consists of the following:

	As of
Name	June 30, 2024	December 31, 2023
Mr. Lim Chun Yen	$1,016,601	$247,900
Ms. Hung Kwan Chen	545,979	644,488
Mr. Kueh Jing Tuang	389,366	344,100
General Analytics Limited	233,300	233,300
Total due to related parties	$2,185,246	$1,469,788

As of June 30, 2024 and December 31, 2023, the balance of due to related parties was comprised of advance from the Company’s related parties and was non-trade in nature and unsecured, used for working capital during the Company’s normal course of business. Such advance was non-interest bearing and due on demand.

NOTE 7 — SHAREHOLDERS’ EQUITY

Ordinary shares

GIBO was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on September 5, 2023. The original share capital of GIBO is $50,000 divided into 50,000 Ordinary Shares, with par value of $1 per share. On March 26, 2024, pursuant to the amended and restated memorandum of association, the share capital of GIBO has been increased to $2,000,000 divided into 20,000,000,000 Ordinary Shares, with par value of $0.0001 per share. The total original number of Ordinary Shares issued and outstanding as of December 31, 2023 is 500,000,000 shares. The numbers of authorized and outstanding Ordinary Shares were retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

On June 27, 2024, the Company issued additional 4,000,000 shares to Chinese Top Asset Management Holdings Limited (“CTA”), to purchased property, plant and equipment valued at $63.2 million, and also issued total of 2,562,500 shares to Billion Start Enterprise Limited (“BSE”), Dragon Huge Development Limited (“DHD”) and Treasure Nice Investment Limited (“TNI”) in exchange for research and development services valued at $41.0 million.

The Company entered into an equipment purchase agreement with CTA to purchase a set of equipment from CTA with an aggregate purchase price of $63.2 million. Meanwhile, the Company and CTA agreed that such purchase price shall be paid by the 4,000,000 ordinary Shares of the Company at the price of $15.8 per share. As of June 30, 2024, the Company received all of the equipment from CTA amounted to $63.2 million and issued total of 4,000,000 shares to CTA.

The Company entered into a service purchase agreement with BSE to purchase a set of professional service from BSE with an aggregate purchase price of $36.5 million. Meanwhile, the Company and BSE agreed that such purchase price shall be paid by the 2,283,182 Ordinary Shares of the Company at the price of $16.0 per share. As of June 30, 2024, the Company received professional services from BSE amounted to $19.0 million and issued total of 1,187,500 shares to BSE. As of the date of the prospectus, the remaining services have not been completed, and BSE will complete them timely based on the Company’s research and development progress requirements prior to October 2025.

F-80

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

The Company entered into a service purchase agreement with DHD to purchase a set of professional service from DHD with an aggregate purchase price of $19.8 million. Meanwhile, the Company and DHD agreed that such purchase price shall be paid by the 1,237,500 Ordinary Shares of the Company at the price of $16.0 per share. As of June 30, 2024, the Company received professional service from DHD amounted to $13.0 million and issued total of 812,500 shares to DHD. As of the date of the prospectus, the remaining services have not been completed, and DHD will complete them timely based on the Company’s research and development progress requirements prior to October 2025.

The Company entered into a service purchase agreement with TNI to purchase a set of professional service from TNI with an aggregate purchase price of $19.8 million. Meanwhile, the Company and TNI agreed that such purchase price shall be paid by the 1,237,500 Ordinary Shares of the Company at the price of $16.0 per share. As of June 30, 2024, the Company received professional service from TNI amounted to $9.0 million and issued total of 562,500 shares to TNI. As of the date of the prospectus, the remaining services have not been completed, and TNI will complete them timely based on the Company’s research and development progress requirements prior to October 2025.

The above transactions include the purchase of property, plant and equipment, research and development services in exchange for ordinary shares are non-cash flow activities.

As a result, total number of ordinary shares issued and outstanding as of June 30, 2024 amounted to 506,562,500 shares.

Capital contribution by shareholders

Capital Contributions

Hong Kong Daily was initially owned by Ms. Hung Kwan Han, holding 500,000 shares at HK$1.00 per share. On November 15, 2019, Ms. Hung Kwan Han signed a trust deed with Ms. Hung Kwan Chen and Mr. Lim Chun Yen, holding the shares on their behalf. On August 16, 2021, six new investors signed shareholder agreement with Ms. Hung Kwan Han, and contributing a total of $30.2 million to support Hong Kong Daily’s operations. During the fiscal year 2021, 2022 and 2023, the investors contributed $837,331, $11,824,763 and $17,525,456 to increase the paid-in capital of Hong Kong Daily, respectively. No additional capital contribution by cash from investors during the six months ended June 30, 2024.

On September 26, 2023, a trust deed was signed by a group of seven investors, representing 92 shareholders, to hold ownership in GIBO. As part of the reorganization on December 29, 2023, these shareholders transferred their ownership of Hong Kong Daily to GIBO and its subsidiaries.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate to have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

F-81

GLOBAL IBO GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in U.S. Dollars, except for number of shares)

NOTE 9 — SUBSEQUENT EVENTS

Subsequent to the balance sheet date, on September 18, 2024, the Company entered into a sales agreement with its customer, Grand Harvest Corporation Limited (“GHC”, or the “Customer”), pursuant to which the Company will provide a series of IT services to GHC with an aggregated amount of $60 million. By November 2024, the Company has approximately $30 million accounts receivable from GHC based on the progress of the IT services provided to GHC. As of December 31, 2024, the Company has performed the contracted IT services and generated operating revenues of $30 million, and is entitled to receive the service fee payment from GHC.

On November 11, 2024, the Company entered into an equipment purchase agreement with a related party supplier, Chinese Top Asset Management Holdings Limited (“CTA” or the “Supplier”), to purchase a set of equipment from CTA with an aggregate purchase price of $51.8 million.

Based on the payment terms set in the IT services agreement and the equipment purchase agreement, and upon unanimous consent reached among the Company, GHC and CTA, on November 25, 2024, the Company notified GHC to directly pay $30 million on behalf of the Company to CTA in order to speed up settlement process and streamlines cash flow management of each party. On November 29, 2024, GHC remitted the payment of $30 million to CTA on behalf of the Company to partially settle the purchase price associated with the equipment purchase. As a result, the Company’s accounts receivable from GHC as of November 2024 has also been concurrently settled and the Company expects to record the revenue of $30 million under the GHC agreement.

The Company has performed an evaluation of subsequent events through January 27, 2025, which was the date of the consolidated financial statements were issued, and determined that no other events that would have required adjustment or disclosure in the consolidated financial statements.

F-82

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT

by and among

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.,

GIBO HOLDINGS LIMITED,

GIBO MERGER SUB 1 LIMITED,

GIBO MERGER SUB 2 LIMITED,

and

GLOBAL IBO GROUP LTD.

dated August 5, 2024

i

Execution Version

ii

Execution Version

iii

Execution Version

iv

Execution Version

ARTICLE IX
JOINT COVENANTS

Section 9.1. Regulatory Approvals; Other Filings	59
Section 9.2. Preparation of Proxy Statement/Proxy/Registration Statement; Acquiror Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals	60
Section 9.3. Support of Transaction	63
Section 9.4. Tax Matters	64
Section 9.5. Cooperation; Consultation	64
Section 9.6. Indemnification and Insurance	64
Section 9.7. Public Announcements	65
Section 9.8. Transaction Financings	66
Section 9.9. Key Person Agreements	66
Section 9.10. Post-Merger Closing Directors and Officers of PubCo	66

ARTICLE X
CONDITIONS TO OBLIGATIONS

Section 10.1. Conditions of Each Party’s Obligations	66
Section 10.2. Conditions to Obligations of Acquiror at the Second Closing	68
Section 10.3. Conditions to Obligations of the Acquisition Entities and the Company at Second Closing	69
Section 10.4. Frustration of Conditions	69

ARTICLE XI
TERMINATION/EFFECTIVENESS

Section 11.1. Termination	69
Section 11.2. Effect of Termination	70

ARTICLE XII
MISCELLANEOUS

Section 12.1. Trust Account Waiver	71
Section 12.2. Waiver	72
Section 12.3. Notices	72

v

Execution Version

Exhibits

Exhibit A Plan of First Merger
Exhibit B Plan of Second Merger
Exhibit C Form of PubCo Charter
Exhibit D Form of Articles of the Surviving Subsidiary
Exhibit E Form of Articles of the Surviving Company
Exhibit F Company Shareholders Support Agreement
Exhibit G Sponsor Support Agreement
Exhibit H Registration Rights Agreement
Exhibit I Form of Assignment, Assumption and Amendment Agreement

vi

Execution Version

INDEX OF DEFINED TERMS

$	Section 1.1
2023 Pro Forma Financial Statements	Section 1.1
Acquiror	Preamble
Acquiror Acquisition Proposal	Section 1.1
Acquiror Authorization Notice	Section 2.3(b)(i)
Acquiror Board	Section 1.1
Acquiror Board Recommendation	Section 9.2(b)(iii)
Acquiror Charter	Section 1.1
Acquiror Cure Period	Section 11.1(h)
Acquiror Disclosure Letter	ARTICLE V
Acquiror Financial Statements	Section 5.6(c)
Acquiror Fundamental Representations	Section 1.1
Acquiror Group	Section 12.20(a)
Acquiror Indemnified Parties	Section 9.6(a)
Acquiror Material Adverse Effect	Section 1.1
Acquiror Ordinary Shares	Section 1.1
Acquiror Right Conversion	Section 3.1(b)(ii)
Acquiror Rights	Section 1.1
Acquiror SEC Filings	Section 5.5(a)
Acquiror Share Redemption	Section 1.1
Acquiror Shareholder Approval	Section 1.1
Acquiror Shareholder Redemption Amount	Section 1.1
Acquiror Shareholder Redemption Right	Section 1.1
Acquiror Shareholders	Section 1.1
Acquiror Shareholders’ Meeting	Section 9.2(b)(i)
Acquiror Transaction Expenses	Section 1.1
Acquiror Unit	Section 1.1
Acquiror Warrant Agreement	Section 1.1
Acquiror Warrants	Section 1.1
Acquiror Written Objection	Section 2.3(b)(i)
Acquisition Entities	Section 1.1
Acquisition Entity Fundamental Representations	Section 1.1
Action	Section 1.1
Affiliate	Section 1.1
Agreement	Preamble
Agreement End Date	Section 11.1(e)
Alternative Proposal	Section 1.1
Anti-Bribery Laws	Section 1.1
Anti-Money Laundering Laws	Section 1.1
Articles of the Surviving Company	Section 2.2(d)
Articles of the Surviving Subsidiary	Section 5.7
Assignment, Assumption and Amendment Agreement	Recitals
Audited Financial Statements	Section 4.8(a)
Business Combination	Section 1.1
Business Day	Section 1.1
Cayman Companies Act	Recitals
Cayman Registrar	Section 1.1
Closing Filing	Section 9.7(b)
Closing Press Release	Section 9.7(b)
Code	Recitals
Company	Preamble
Company Authorization Notice	Section 2.2(b)(i)

vii

Execution Version

Company Benefit Plan	Section 1.1
Company Board	Section 1.1
Company Board Recommendation	Section 9.2(c)(ii)
Company Charter	Section 1.1
Company Cure Period	Section 11.1(d)
Company Disclosure Letter	ARTICLE IV
Company Exchanging Share	Section 1.1
Company Founders	Section 1.1
Company Fundamental Representations	Section 1.1
Company Shareholders Support Agreement	Recitals
Company Indemnified Parties	Section 9.6(a)
Company Material Adverse Effect	Section 1.1
Company Ordinary Shares	Section 1.1
Company Registered Intellectual Property	Section 4.20(a)
Company Related Party	Section 1.1
Company Shareholder	Section 1.1
Company Shareholders Agreement	Section 4.5
Company Shareholder Approval	Section 4.3(b)
Company Shareholders’ Meeting	Section 9.2(c)(i)
Company Shareholder Spreadsheet	Section 3.2(b)
Company Shares	Section 1.1
Company Transaction Expenses	Section 1.1
Company Written Objection	Section 2.2(b)
Confidentiality Agreement	Section 4.32
Contracts	Section 1.1
Copyleft License	Section 1.1
COVID-19	Section 1.1
COVID-19 Measures	Section 1.1
D&O Indemnified Parties	Section 9.6(a)
Disclosure Letter	Section 1.1
Dissenting Acquiror Shareholders	Section 3.4(b)
Dissenting Acquiror Shares	Section 3.4(b)
Dissenting Company Shareholders	Section 3.4(a)
Dissenting Company Shares	Section 3.4(a)
DLA	Section 12.20
DTC	Section 1.1
Environmental Laws	Section 1.1
Equity Securities	Section 1.1
ERISA	Section 1.1
ERISA Affiliate	Section 1.1
Events	Section 1.1
Exchange Act	Section 1.1
Exchange Ratio	Section 1.1
Executive-level Employee	Section 1.1
Financial Statements	Section 4.8(a)
First Closing	Section 2.2(a)
First Closing Date	Section 2.2(a)
First Merger	Recitals
First Merger Consideration	Section 1.1
First Merger Effective Time	Section 2.2(a)
Form 8-K	Section 12.1
GAAP	Section 1.1
GIBO Group	Section 12.20(b)
Governing Documents	Section 1.1

viii

Execution Version

Government Official	Section 1.1
Governmental Authority	Section 1.1
Governmental Authorization	Section 4.5
Governmental Order	Section 1.1
H1 Financial Statements	Section 7.3(a)
H1 Pro Forma Financial Statements	Section 7.3(a)
Hazardous Material	Section 1.1
IFRS	Section 1.1
Indebtedness	Section 1.1
Intellectual Property	Section 1.1
Intended Tax Treatment	Recitals
Interim Period	Section 7.1
International Trade Laws	Section 1.1
Investment Company Act	Section 1.1
IPO	Section 5.8
IRS	Section 1.1
JOBS Act	Section 1.1
Law	Section 1.1
Leased Real Property	Section 1.1
Legal Proceedings	Section 4.10
Licenses	Section 1.1
Lien	Section 1.1
Merger Sub I	Preamble
Merger Sub I Share	Section 6.6(a)
Merger Sub II	Preamble
Merger Sub II Share	Section 6.6(a)
Mergers	Recitals
Multiemployer Plan	Section 4.13(c)
Nasdaq	Section 5.17
Non-Recourse Parties	Section 12.18(b)
Open Source License	Section 1.1
Open Source Materials	Section 1.1
PCAOB	Section 1.1
Permitted Equity Subscription Agreement	Section 1.1
Permitted Liens	Section 1.1
Person	Section 1.1
Plan of First Merger	Section 1.1
Plan of Second Merger	Section 1.1
Pre-Closing PubCo Ordinary Shares	Section 6.6(a)
Pro Forma Financial Statements	Section 7.3(a)
Prospectus	Section 12.1
Proxy/Registration Statement	Section 9.2(a)(i)
PubCo	Preamble
PubCo Charter	Section 2.1
PubCo Class A Ordinary Shares	Section 1.1
PubCo Class B Ordinary Shares	Section 1.1
PubCo Ordinary Shares	Section 1.1
PubCo Warrants	Section 1.1
Public Shareholders	Section 12.1
RC	Section 12.20(a)
Real Property Leases	Section 4.19(a)(ii)
Redeeming Acquiror Shares	Section 1.1

ix

Execution Version

Registration Rights Agreement	Recitals
Regulatory Approvals	Section 9.1(a)
Related Party Agreements	Section 4.12(a)(vi)
Released Claims	Section 12.1
Remaining Trust Fund Proceeds	Section 8.1
Representatives	Section 1.1
Requisite Company Shareholders	Section 1.1
restraint	Section 10.1(f)
Restricted Person	Section 1.1
Sanctioned Jurisdiction	Section 1.1
Sanctioned Person	Section 1.1
Sanctions	Section 1.1
Sarbanes-Oxley Act	Section 1.1
SEC	Section 1.1
Second Closing	Section 2.3(a)
Second Closing Date	Section 2.3(a)
Second Merger	Recitals
Second Merger Consideration	Section 1.1
Second Merger Effective Time	Section 2.3(a)
Securities Act	Section 1.1
Signing Filing	Section 9.7(b)
Signing Press Release	Section 9.7(b)
Sponsor	Section 1.1
Sponsor Support Agreement	Recitals
Subsidiary	Section 1.1
Surrender Shares	Section 2.2(f)
Surviving Company	Recitals
Surviving Company Share	Section 1.1
Surviving Subsidiary	Recitals
Tax	Section 1.1
Tax Return	Section 1.1
Taxes	Section 1.1
Terminating Acquiror Breach	Section 11.1(h)
Terminating Company Breach	Section 1.1
Title IV Plan	Section 4.13(c)
Top Vendors	Section 4.27(a)
Transaction Document	Section 1.1
Transaction Financing	Section 9.8
Transaction Financing Agreements	Section 9.8
Transaction Proposals	Section 9.2(a)(i)
Transactions	Section 1.1
Treasury Regulations	Section 1.1
Trust Account	Section 12.1
Trust Agent	Section 1.1
Trust Agreement	Section 5.8
Trustee	Section 5.8
Unit Separation	Section 3.1(b)(i)
U.S. Benefit Plan	Section 1.1
wholly-owned Subsidiary	Section 1.1

x

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated August 5, 2024 (this “Agreement”), is made and entered into by and among Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares (“Acquiror”), GIBO HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of the Company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub II”) and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (the “Company”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly incorporated Cayman Islands exempted company, wholly-owned by the Company, and was incorporated for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its subsidiaries;

WHEREAS, each of Merger Sub I and Merger Sub II is a newly incorporated Cayman Islands exempted company limited by shares, wholly-owned by PubCo, and each was formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo (the Company is hereinafter referred to as for the periods from and after the First Merger Effective Time (as defined below) as the “Surviving Company”), and (b) following the First Merger, Merger Sub II will merge with and into Acquiror (the “Second Merger” and together with the First Merger, the “Mergers”), with Acquiror being the surviving entity and a wholly-owned Subsidiary of PubCo (Acquiror is hereinafter referred to for the periods from and after the Second Merger Effective Time (as defined below) as the “Surviving Subsidiary”), with each of the Mergers to occur upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”);

WHEREAS, upon the First Merger Effective Time, (i) each Company Exchanging Share shall automatically be cancelled and converted into, and shall thereafter represent the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Ordinary Shares as determined in accordance with this Agreement, and immediately following completion of item (i) herein, (ii) each share of Merger Sub I issued and outstanding as of immediately prior to the First Merger Effective Time shall automatically be converted into one (1) Surviving Company Share and accordingly, the Surviving Company shall become a wholly-owned subsidiary of PubCo;

WHEREAS, upon the Second Merger Effective Time, all of the issued and outstanding securities of Acquiror immediately prior to the Second Merger Effective Time shall no longer be issued and outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive certain securities of PubCo, in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws.

WHEREAS, each of the parties hereto intends that, for U.S. federal income tax purposes, (i) the First Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986 (the “Code”), (ii) the Second Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1) of the Code , and (iii) this Agreement constitutes a separate “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to each of the First Merger and the Second Merger for purposes of Sections 354, 361 and 368 of the Code (the “Intended Tax Treatment”);

1

WHEREAS, the sole director of PubCo has (i) determined that it is advisable for PubCo to enter into this Agreement and the documents contemplated hereby, (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of First Merger and the Plan of Second Merger) and the transactions contemplated hereby and thereby by PubCo’s sole shareholder;

WHEREAS, the Company Board (as defined below) has (i) determined that it is advisable for the Company to enter into this Agreement and the documents contemplated hereby (including the Plan of First Merger), (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby (including the Plan of First Merger) and the transactions contemplated hereby and thereby (including the First Merger), and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of First Merger) and the transactions contemplated hereby and thereby (including the First Merger) by the Company Shareholders;

WHEREAS, the Acquiror Board (as defined below) has (i) determined that it is advisable for Acquiror to enter into this Agreement and the documents contemplated hereby (including the Plan of Second Merger), (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby (including the Plan of Second Merger) and the transactions contemplated hereby and thereby (including the Second Merger), and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of Second Merger) and the transactions contemplated hereby and thereby (including the Second Merger) by the Acquiror Shareholders;

WHEREAS, the sole director of Merger Sub I has (i) determined that it is advisable for Merger Sub I to enter into this Agreement and the documents contemplated hereby (including the Plan of First Merger), (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby (including the Plan of First Merger) and the transactions contemplated hereby and thereby (including the First Merger), and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of First Merger) and the transactions contemplated hereby and thereby (including the First Merger) by the sole shareholder of Merger Sub I;

WHEREAS, the sole director of Merger Sub II has (i) determined that it is advisable for Merger Sub II to enter into this Agreement and the documents contemplated hereby (including the Plan of Second Merger), (ii) approved the execution and delivery of this Agreement and the documents contemplated hereby (including the Plan of Second Merger) and the transactions contemplated hereby and thereby (including the Second Merger), and (iii) recommended the adoption and approval of this Agreement and the other documents contemplated hereby (including the Plan of Second Merger) and the transactions contemplated hereby and thereby (including the Second Merger) by the sole shareholder of Merger Sub II;

WHEREAS, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their issued and outstanding Acquiror Public Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below);

2

WHEREAS, as a condition and inducement to Acquiror’s and PubCo’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Requisite Company Shareholders (as defined below) have each executed and delivered to Acquiror and PubCo the Company Shareholders Support Agreement in the form attached hereto as Exhibit F (the “Company Shareholders Support Agreement”), pursuant to which the Requisite Company Shareholders have agreed, among other things, to (i) appear at the Company Shareholders’ Meeting for purposes of constituting a quorum, (ii) vote (whether pursuant to a duly convened meeting of the shareholders of the Company or to approve by way of a written resolution of the shareholders of the Company) in favor of the adoption and approval, upon the effectiveness of the Proxy/Registration Statement, of this Agreement and the other documents contemplated hereby (including the Plan of First Merger) and the transactions contemplated hereby and thereby, (iii) to vote all Company Shares held by any of them against any proposals that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby or thereby, (iv) not to transfer any Company Shares held by such Company Shareholders, (v) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Companies Act in respect of all Company Shares held by the Requisite Company Shareholders with respect to the First Merger, to the extent applicable, and (vi) to release, effective as of and from the Second Merger Effective Time, Acquiror, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Second Closing that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby and thereby;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company the Sponsor Support Agreement and Deed in the form attached hereto as Exhibit G (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed, among other things, (i) to appear at the Acquiror Shareholders’ Meeting for purposes of constituting a quorum, (ii) to vote to adopt and approve this Agreement and the other documents contemplated hereby (including the Plan of Second Merger) and the transactions contemplated hereby and thereby, (iii) to vote all Acquiror Ordinary Shares held by Sponsor against any proposals that would or would be reasonably likely to in any material respect impede the Transactions or any other Transaction Proposal, (v) not to redeem any Acquiror Ordinary Shares held by Sponsor, (vi) except as otherwise set forth in the Sponsor Support Agreement, not to amend that certain letter agreement between Acquiror, Sponsor and certain other parties thereto, dated as of June 27, 2023, (vii) not to transfer any Equity Securities of Acquiror held by Sponsor that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby and thereby, (viii) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Companies Act in respect of all Acquiror Ordinary Shares held by Sponsor with respect to the Second Merger, to the extent applicable, and (ix) to release, effective as of and from the Second Merger Effective Time, Acquiror, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Second Closing that would or would be reasonably likely to in any material respect impede the Transactions and the other transactions contemplated hereby and thereby;

WHEREAS, prior to the Second Merger Effective Time, Acquiror, Sponsor and certain other parties thereto shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit H (the “Registration Rights Agreement”); and

WHEREAS, on or prior to the Second Merger Effective Time, PubCo, Acquiror and the warrant agent thereunder shall have entered into an Assignment Assumption and Amendment Agreement in the form attached hereto as Exhibit I (the “Assignment, Assumption and Amendment Agreement”) pursuant to which Acquiror assigns to PubCo all of its rights, interests, and obligations in and under the Acquiror Warrant Agreement, which amends the Acquiror Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to PubCo Ordinary Shares) and which causes each outstanding PubCo Warrant to represent the right to acquire, from the date on which such PubCo Warrant becomes exercisable, one whole PubCo Ordinary Share;

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“$” means lawful money of the United States.

“2023 Pro Forma Financial Statements” means the pro forma consolidated financial statements in respect of the Company and its Subsidiaries and the Acquiror as of and for the year ended December 31, 2023, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant.

“Acquiror Acquisition Proposal” means (i) any Business Combination, in one transaction or a series of transactions, involving Acquiror or any of its current or future controlled Affiliates or involving all or a material portion of the assets, equity securities or businesses of Acquiror or its current or future controlled Affiliates (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (ii) any equity or similar investment in or by Acquiror and/or any of its controlled Affiliates, in each case, other than the Transactions.

“Acquiror Board” means the board of directors of Acquiror effective in existence in accordance with the governing documents of the Acquiror immediately prior to the Second Merger Effective Time, for the purposes of approving the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby as a Business Combination and the Acquiror Board Recommendation.

“Acquiror Charter” means the amended and restated memorandum and articles of association of Acquiror as may be amended from time to time.

“Acquiror Fundamental Representations” means the representations and warranties made pursuant to Section 5.1 (Company Organization), Section 5.3 (No Conflict), Section 5.7 (Governmental Authorities; Consents), Section 5.12 (Capitalization of Acquiror) and Section 5.13 (Brokers’ Fees).

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“Acquiror Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of Acquiror, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of Acquiror to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of an “Acquiror Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any matter set forth in the Acquiror Disclosure Letter which is stated therein as constituting an Acquiror Material Adverse Effect (disregarding this clause (f)), (g) any action taken by, or at the request of, the Company; (h) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Acquiror’s relationships, contractual or otherwise, with third parties (other than such impact on licenses with Governmental Authorities, which impact shall not be excluded) or (i) any change in the trading price or volume of the Acquiror Units, Acquiror Ordinary Shares, Acquiror Rights or Acquiror Warrants (provided that the underlying causes of such changes referred to in this clause (i) may be considered in determining whether there is an Acquiror Material Adverse Effect except to the extent such cause is otherwise excluded under any of clauses (a) through (h) of this definition); provided, further, that in the case of each of clauses (a), (b), (d) and (e), any such Event to the extent such Event disproportionately and adversely affects Acquiror relative to other similarly situated special purpose acquisition companies shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, an Acquiror Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Acquiror relative to such similarly situated special purpose acquisition companies. Notwithstanding the foregoing, with respect to Acquiror, the number of Acquiror Shareholders who exercise their Acquiror Shareholder Redemption Right, the number of Dissenting Acquiror Shares or the failure to obtain Acquiror Shareholders Approval shall be deemed not to be an Acquiror Material Adverse Effect.

“Acquiror Ordinary Shares” means ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Public Shares” means the Acquiror Ordinary Shares issued and outstanding that were initially sold in the initial public offering of Acquiror (including the offering in connection with the exercise of the over-allotment option).

“Acquiror Redemption Price” means a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Acquiror to pay its taxes, divided by the number of then issued Acquiror Public Shares, in connection with obtaining Acquiror Shareholder Approval.

“Acquiror Rights” means the rights to receive one-tenth of one (1) Acquiror Ordinary Share issued prior to the date of this Agreement.

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Public Shares to redeem all or a portion of the Acquiror Public Shares held by such holder at the Acquiror Redemption Price.

5

“Acquiror Shareholder Approval” means (a) the approval of the Business Combination, this Agreement and the Transaction Documents by Ordinary Resolution (as defined in the Acquiror Charter), (b) the approval of the Plan of Second Merger and the Second Merger by special resolution (as defined in the Acquiror Charter) and (c) the approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the shareholders of Acquiror in order for the transactions contemplated hereby to be consummated.

“Acquiror Shareholder Redemption Amount” means the aggregate amount payable with respect to all Redeeming Acquiror Shares.

“Acquiror Shareholder Redemption Right” means the right of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Public Shares to redeem all or a portion of the Acquiror Public Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Shareholders” means the holders of Acquiror Ordinary Shares as of the record date for the purpose of Acquiror Shareholder Approval.

“Acquiror Transaction Expenses” means any and all reasonable and documented out-of-pocket fees and expenses paid or payable by Acquiror, Sponsor or its Affiliates (whether or not billed or accrued for) as a result of or in connection with Acquiror’s negotiation, documentation and consummation of the Transactions, including (a) all fees (excluding (i) fees of the underwriters of the IPO with respect to deferred underwriting commissions, and (ii) fees deposited into the Trust Account to extend the period of time Acquiror has to consummate its initial business combination in accordance with Acquiror’s Governing Documents), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms and (b) any and all filing fees to Governmental Authorities in connection with the Transactions.

“Acquiror Unit” means collectively (i) the units issued by Acquiror in the IPO (including pursuant to the exercise of the underwriters’ overallotment option), each consisting of one Acquiror Ordinary Share, one-half of an Acquiror Warrant, and one Acquiror Right and (ii) 424,307 units issued by Acquiror to the Sponsor in a private placement in conjunction with its IPO.

“Acquiror Warrant Agreement” means the Warrant Agreement, dated June 27, 2023, between Acquiror and Continental Stock Transfer & Trust Company.

“Acquiror Warrants” means the warrants to purchase one (1) Acquiror Ordinary Share at an exercise price of $11.50 issued prior to the date of this Agreement.

“Acquisition Entities” means PubCo, Merger Sub I and Merger Sub II and “Acquisition Entity” means either of them.

“Acquisition Entity Fundamental Representations” means the representations and warranties made pursuant to Section 6.3 (No Conflict), Section 6.5 (Governmental Authorities; Consents) and Section 6.7 (Brokers’ Fees).

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or formal inquiry, or any proceeding or investigation, by or before any Governmental Authority.

6

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise, provided, however, that for purposes of this Agreement, (i) Sponsor and Acquiror shall be deemed not to be Affiliates of the Company; and (ii) Affiliates of Acquiror and Affiliates of Sponsor shall be deemed to only refer to Sponsor, Acquiror and, if applicable, their respective directors and officers. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Alternative Proposal” means, with respect to the Company and its Subsidiaries, other than the transactions contemplated hereby, (i) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of any shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third-party beneficially owning any shares of 20% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, acquisition, amalgamation, consolidation, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries, (iii) retaining advisors, selecting underwriters, or otherwise commencing any work in relation to an initial public offering, or resolving to make, or making, any filing or submission for an initial public offering with any stock exchange or regulator or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries; provided that an “Alternative Proposal” shall not include any acquisition of any Equity Securities of the Company in connection with the exercise of any Company Warrants outstanding as of the date hereof.

“Anti-Bribery Laws” means the anti-bribery and accounting provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws.

“Anti-Money Laundering Laws” means, the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant Governmental Authority.

“Available Closing Cash” means an amount (that is not generated from any borrowing) equal to the sum of (a) the amount of cash available in the Trust Account at the Second Closing, after deducting (A) the Acquiror Shareholder Redemption Amount and (B) payments of (i) Acquiror Transaction Expenses, (ii) Company Transaction Expenses, (iii) deferred underwriting commission payable to the underwriters in the initial public offering of Acquiror and (iv) outstanding principal and interests of the matured promissory notes of Acquiror if the holders elect to repay such notes in cash, plus (b) the proceeds of the Transaction Financing.

“Business Combination” has the meaning set forth in Article 1.1 of the Acquiror Charter as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York or Governmental Authorities in the Cayman Islands are authorized or required by Law to close.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

7

“Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States (whether or not subject to ERISA), or any other plan, policy, program, practice, or agreement (including any employment, bonus, incentive or deferred compensation, or employee loan, note or pledge agreement, and any equity or equity-based compensation, profit-sharing, severance, retention, retirement, supplemental retirement, pension scheme, disability, death benefit, fringe benefit, insurance, change in control or similar plan, policy, program, practice or agreement) providing compensation or other benefits to any current or former (solely to the extent of any ongoing liability) director, officer, individual consultant, worker or employee, or other individual service provider, which are maintained, sponsored or contributed to by the Company, or to which the Company or any of the Company’s Subsidiaries is a party or has or would reasonably be expected to have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program, practice or arrangement that is required under applicable law and maintained by any Governmental Authority.

“Company Board” means the board of directors of the Company effective in existence in accordance with the governing documents of the Company immediately prior to the First Merger Effective Time, for the purposes of approving the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby.

“Company Charter” means, as the context requires, the amended and restated memorandum and articles of association of the Company approved by a special resolution dated 26 March 2024 or the amended and restated memorandum and articles of association of the Company in effect immediately prior to the First Merger Effective Time.

“Company Exchanging Share” means each Company Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time, but excluding any Company Shares referred to in Section 3.1(a)(ii) and any Dissenting Company Shares.

“Company Founders” means Lim Chun Yen, Kueh Jing Tuang, Teh Boon Nee, Wong Ah Eng, Lok Kim Moi, Teh Sze Yin, Liu Jun, Zhang Yong, and Lee Beng Im.

“Company Fundamental Representations” means the representations and warranties made pursuant to the Section 4.1 (Company Organization), Section 4.2 (Subsidiaries), Section 4.4 (No Conflict), Section 4.5 (Governmental Authorities; Consents), Section 4.6 (Capitalization of the Company), Section 4.7 (Capitalization of Subsidiaries), Section 4.15 (Taxes) and Section 4.31 (Brokers’ Fees).

8

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of the Company to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any Event underlying such failure has resulted in or contributed to a Company Material Adverse Effect except where such Event is otherwise excluded under any of clauses (a) through (e) or clauses (g) through (h) of this definition), (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (h) any action taken by, or at the request of, Acquiror; (i) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with third parties (other than such impact on licenses with Governmental Authorities, which impact shall not be excluded) or (j) any matter set forth on the Company Disclosure Letter which is stated therein as constituting a Company Material Adverse)Effect (disregarding this clause (j)); provided, further, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent such Event disproportionately and adversely affects the business, assets, liabilities, results of operations or condition of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which such Persons operate shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants.

“Company Ordinary Shares” means the ordinary shares, par value $0.0001, of the Company.

“Company Related Party” means any (a) member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds, or holds to right to acquire no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, or (b) any director (including any nominee and alternative director), officer, commissioner or Executive-level Employee of the Company or any of its Subsidiaries or higher or any immediate family member of the foregoing Persons, in the case of clauses (a) and (b), excluding the Company and any of its Subsidiaries.

“Company Shares” means the Company Ordinary Shares.

“Company Shareholder” means any holder of any Company Ordinary Shares.

“Company Transaction Expenses” means any and reasonable and documented all out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries or Affiliates, PubCo, Merger Sub I or Merger Sub II (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, and (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to Governmental Authorities in connection with the Transactions.

9

“Contracts” means any legally binding (whether written or verbal) contracts, deeds, agreements, subcontracts, leases, licenses, sublicenses, insurance policies, purchase orders or undertakings of any nature that have any outstanding rights or obligations.

“Copyleft License” means any license that requires, as a condition of use, modification and/or distribution of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow the Company’s or any Subsidiary of the Company’s products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (iv) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, direction or guidelines promulgated by any Governmental Authority, including Singapore Ministry of Health, the Hong Kong Department of Health, the Hong Kong Centre for Health Protection, U.S. Centers for Disease Control and Prevention, the Ministry of Health of Malaysia, the Ministry of Public Health of Thailand, the Department of Health of Philippines, the Ministry of Health and Welfare of Taiwan or the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“DTC” means Depository Trust Company.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person, any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with the Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means a ratio equal to the quotient of (A) $8,280,000,000 divided by the Acquiror Redemption Price, divided by (B) number of Company Ordinary Shares issued and outstanding immediately prior to the First Merger Effective Time.

“Executive-level Employee” means any employee of the Company or any Subsidiary of the Company with an annual base salary payable by the Company or any Subsidiary of the Company exceeding $200,000.

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“First Merger Consideration” means (i) the PubCo Class A Ordinary Shares receivable by Company Shareholders other than the Company Founders equal to the Exchange Ratio pursuant to Section 3.1(a)(i) and (ii) the PubCo Class B Ordinary Shares receivable by the Company Founders equal to the Exchange Ratio pursuant to Section 3.1(a)(i).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern(s) its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a Cayman Islands exempted company limited by shares are its memorandum and articles of association and the “Governing Documents” of a Cayman Islands limited liability company are its limited liability company agreement.

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), any candidate for political office, or any employee of a government owned or controlled entity.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, or (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under IFRS, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” and (g) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (f), and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed or for which the Company or any of its Subsidiaries has given assurance, comfort, keep-well or any similar undertaking, directly or indirectly, jointly or severally.

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“Intellectual Property” means any rights in or to intellectual property of any type or nature, throughout the world, including all: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) registered and unregistered trademarks, logos, service marks, trade dress and trade names, slogans, pending applications therefor, and internet domain names and social media handles, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software and other works of authorship; and (iv) trade secrets, know-how, and other confidential information or proprietary rights.

“International Trade Laws” means all export, import, customs, anti-boycott, and other trade Laws or programs administered, enacted or enforced by any relevant Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, customs, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing by the competent Governmental Authorities, including general principles of common and civil law and equity.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, rights of preemption, leases, subleases, licenses, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding transfer restrictions under applicable securities Laws).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

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“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with IFRS, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with IFRS (with respect to the Company or any of its Subsidiaries) or GAAP (with respect to Acquiror), (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Real Property Lease, and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business consistent with past practice with respect to the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Leased Real Property with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (x) other Liens incurred in the ordinary course of business consistent with past practice that do not, individually or in the aggregate, materially and adversely affect the use of the property affected by such Lien, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole, or the Acquiror (as applicable).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Plan of First Merger” means the plan of merger substantially in the form attached hereto as Exhibit A and any amendment or variations thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“Plan of Second Merger” means the plan of merger substantially in the form attached hereto as Exhibit B and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“PubCo Class A Ordinary Shares” means the class A ordinary shares, par value $0.000001 per share, of PubCo, having the rights and subject to the restrictions set out in the PubCo Charter.

“PubCo Class B Ordinary Shares” means the class B ordinary shares, par value $0.000001 per share, of PubCo, having the rights and subject to the restrictions set out in the PubCo Charter. Each holder of PubCo Class B Ordinary Shares shall be entitled to twenty (20) votes for each PubCo Class B Ordinary Share held by such holder as of the applicable record date.

“PubCo Ordinary Shares” means, collectively, the PubCo Class A Ordinary Shares and the PubCo Class B Ordinary Shares.

“PubCo Warrants” means the warrants issuable by PubCo in exchange of Acquiror Warrants at the Second Merger Effective Time.

“Redeeming Acquiror Shares” means Acquiror Public Shares in respect of which the eligible (as determined in accordance with the Acquiror Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its Acquiror Shareholder Redemption Right.

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“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of such Person or its Affiliates.

“Requisite Company Shareholders” means Company Shareholders holding, in the aggregate, a majority of all issued and outstanding Company Shares to enable the Company Shareholder Approval to be obtained without the affirmative vote of any other Company Shareholder.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means any country or territory subject to comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Russia, Syria, Venezuela, and the Crimea region of Ukraine and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or resident or located in, any Sanctioned Jurisdiction, (b) included on any list of Persons subject to Sanctions (including, but not limited to, the U.S. Department of the Treasury’s Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List; or any similar list maintained or administered by the United Nations Security Council, HM Treasury of the United Kingdom, the European Union, any European Union member states, or any other Governmental Authority where the Company or any of its Subsidiaries operates), or (c) owned fifty percent (50%) or more, directly or indirectly, controlled by, or acting on behalf or at the direction of any Person or Persons described in clauses (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including through the U.S. Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member states, (c) the United Nations Security Council, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority where the Company or any of its Subsidiaries operates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Second Merger Consideration” means the sum of all PubCo Ordinary Shares and PubCo Warrants receivable by Acquiror pursuant to Section 3.1(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means Bukit Jalil Global Investment Ltd., a Cayman Islands limited liability company.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the Equity Securities or equity interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member or has the power to direct the policies, management and affairs of such entity, and a Subsidiary is a “wholly-owned Subsidiary” of such Person when substantially all of the voting power of its Equity Securities or equity interests is owned or controlled by such Person. Notwithstanding the foregoing, for the purposes of Article IV of this Agreement, none of such entities set forth on Section 1.1(f) of the Company Disclosure Letter shall be or be deemed as a Subsidiary of the Company, other than for the purposes of Section 4.9, where such entities set forth on Section 1.1(f) of the Company Disclosure Letter shall each be and be deemed as a Subsidiary of the Company.

“Surviving Company Share” means an ordinary share of the Surviving Company.

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“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, Equity Securities, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Tax Return” means any return, declaration, report, form, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Transaction Documents” means, collectively, this Agreement, the Plan of First Merger, the Plan of Second Merger, the Company Shareholders Support Agreement, the Sponsor Support Agreement, the Assignment, Assumption and Amendment of Warrant Agreement, Registration Rights Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Trust Agent” means Continental Stock Transfer & Trust Company.

Section 1.2. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

Section 1.3. Knowledge. As used herein, (a) the phrase “to the knowledge” of the Company shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter, (b) the phrase “to the knowledge” of Acquiror shall mean the actual knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports and (c) the phrase “to the knowledge” of an Acquisition Entity shall mean the actual knowledge of the directors of the respective Acquisition Entities.

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ARTICLE II

THE MERGERS; MERGER CLOSING

Section 2.1. Pre-Closing Actions. Immediately prior to the First Merger Effective Time, shareholder approvals and/or board approvals of PubCo (as applicable) have been the obtained which shall approve that (i) PubCo’s Governing Documents, as in effect immediately prior to the First Merger Effective Time, shall be amended and restated and replaced in their entirety with the form of amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit C (the “PubCo Charter”), and, as so amended and restated, the PubCo Charter shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act; (ii) board of directors of PubCo shall consist of directors of the Company upon and following the First Merger Effective Time provided that effective upon and following the Second Merger Effective Time, the board of directors of PubCo shall add one director nominated by the Company and one director nominated by the Sponsor; and (iii) the officers of the Company immediately before the First Merger Effective Time shall be the officers of PubCo, who shall serve in such capacity in accordance with the terms of PubCo’s Governing Documents following the First Merger Effective Time.

Section 2.2. The First Merger.

(a) First Merger. On the date which is no later than three (3) Business Days after the first date on which all conditions set forth in Section 10.1 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the First Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by Acquiror and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the First Merger (the “First Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the First Closing, Merger Sub I shall merge with and into the Company, with the Company being the surviving company of the First Merger (the day on which the First Closing occurs, the “First Closing Date”). On the First Closing Date, upon the First Closing, PubCo, the Company and Merger Sub I shall execute and cause to be filed with the Cayman Registrar the Plan of First Merger (substantially in the form attached hereto as Exhibit B) and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the First Merger effective. The First Merger shall become effective at the time when the Plan of First Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by Acquiror, Merger Sub I and the Company in writing and specified in the Plan of First Merger, provided that such later time shall not be a date later than the second (2nd) Business Day after the date when the Plan of First Merger is filed and registered with the Cayman Registrar (the “First Merger Effective Time”).

(b) Notice to Company Shareholders Delivering Written Objection. If any Company Shareholder gives to the Company, before the Company Shareholder Approval is obtained at the Company Shareholders’ Meeting, written objection to the First Merger (each, a “Company Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(i) The Company shall, in accordance with Section 238(4) of the Cayman Companies Act, within twenty (20) days following the date on which the Company Shareholder Approval is obtained, promptly give written notice of the authorization of the First Merger (the “Company Authorization Notice”) to each such Company Shareholder who has made a Company Written Objection, and

(ii) unless Acquiror and the Company elect by agreement in writing to waive this Section 2.2(b)(ii)or unless there remains fewer than twenty-one (21) days prior to the Agreement End Date, no party shall be obligated to commence the First Closing, and the Plan of First Merger shall not be filed with the Cayman Registrar until at least twenty (20) days shall have elapsed since the date on which the Company Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Section 10.1, Section 10.2 and Section 10.3.

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(c) Effect of the First Merger. At and after the First Merger Effective Time, the First Merger shall have the effects set forth in this Agreement, the Plan of First Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company and Merger Sub I shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company as the Surviving Company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub I set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub I is a party, and the Company shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub I shall cease to exist.

(d) Organizational Documents of the Surviving Company. At the First Merger Effective Time, the Company Charter, as in effect immediately prior to the First Merger Effective Time, shall be amended and restated and replaced in its entirety with the form of the second amended and restated memorandum and articles of association of the Company attached hereto as Exhibit E (the “Articles of the Surviving Company”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(e) Directors and Officers of the Surviving Company. At the First Merger Effective Time, the sole director of Merger Sub I shall cease to hold office, and the board of directors and officers of the Surviving Company shall consist of the board of the directors and officers of the Company immediately prior to the First Merger Effective Time. Each director and officer of the Surviving Company shall hold office in accordance with the Articles of the Surviving Company until they are removed or resign in accordance with the Articles of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) PubCo Ordinary Shares held by the Company. At the First Merger Effective Time and immediately following the issuance of one or more PubCo Ordinary Shares comprising the First Merger Consideration, the Company shall surrender the Pre-Closing PubCo Ordinary Shares (as defined below) that were issued and outstanding immediately prior to the First Merger Effective Time (the “Surrender Shares”) for no consideration to PubCo and all such surrendered Pre-Closing PubCo Ordinary Shares shall be cancelled by PubCo.

Section 2.3. The Second Merger.

(a) Second Merger. Subject to Section 2.3(b), after all conditions set forth in Section 10.1, Section 10.2 and Section 10.3 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Second Closing, but subject to the satisfaction or waiver thereof) and no later than one (1) Business Day after the First Closing, or at such other time or in such other manner as shall be agreed upon by Acquiror and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Second Merger (the “Second Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the Second Closing, Acquiror shall merge with and into Merger Sub II, with Acquiror being the surviving company in the Second Merger (the day on which the Second Closing occurs, the “Second Closing Date”). On the Second Closing Date, PubCo, Acquiror and Merger Sub II shall execute and cause to be filed with the Cayman Registrar, the Plan of Second Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the Second Merger effective. The Second Merger shall become effective at the time when the Plan of Second Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by Merger Sub II and Acquiror in writing with the prior written consent of the surviving company and specified in the Plan of Second Merger, provided that such later time shall not be a date later than the second (2nd) Business Day after the date when the Plan of Second Merger is filed and registered with the Cayman Registrar (the “Second Merger Effective Time”).

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(b) Notice to Acquiror Shareholders Delivering Written Objection. If any Acquiror Shareholder gives to Acquiror, before the Acquiror Shareholders’ Approval is obtained at the Acquiror Shareholders’ Meeting, written objection to the Second Merger (each, an “Acquiror Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(i) Acquiror shall, in accordance with Section 238(4) of the Cayman Companies Act, within twenty (20) days following the date on which the Acquiror Shareholders’ Approval is obtained, promptly give written notice of the authorization of the Second Merger (the “Acquiror Authorization Notice”) to each such Acquiror Shareholder who has made a Acquiror Written Objection, and

(ii) unless Acquiror and the Company (or the Surviving Company upon and after the First Closing Date) elect by agreement in writing to waive this Section 2.3(b)(ii)or unless there remains fewer than twenty-one (21) days prior to the Agreement End Date, no party shall be obligated to commence the Second Closing, and the Plan of Second Merger shall not be filed with the Cayman Registrar until at least twenty (20) days shall have elapsed since the date on which the Acquiror Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Section 10.1, Section 10.2 and Section 10.3.

(c) Effects of the Second Merger. At and after the Second Merger Effective Time, the Second Merger shall have the effects set forth in this Agreement, the Plan of Second Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Acquiror and Merger Sub II shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Acquiror as the Surviving Subsidiary (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Acquiror of any and all agreements, covenants, duties and obligations of Acquiror and Merger Sub II set forth in this Agreement and the other Transaction Documents to which Acquiror or Merger Sub II is a party, and Acquiror shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub II shall cease to exist.

(d) Organizational Documents of the Surviving Subsidiary. At the Second Merger Effective Time, the amended and restated memorandum and articles of association of Acquiror, as in effect immediately prior to the Second Merger Effective Time, shall be amended and restated and replaced in its entirety with the form of the second amended and restated memorandum and articles of association of Acquiror attached hereto as Exhibit D (the “Articles of the Surviving Subsidiary”) and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Subsidiary, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(e) Directors and Officers of the Surviving Subsidiary. At the Second Merger Effective Time, the existing directors and officers of Merger Sub II immediately prior to the Second Merger Effective Time shall become the directors and officers of the Surviving Subsidiary and the existing directors and officers of Acquiror immediately prior to the Second Merger Effective Time shall resign and cease to hold office in the Surviving Subsidiary.

Section 2.4. Tax Free Reorganization Matters. Prior to the First Closing, (a) Merger Sub I shall elect to be disregarded as an entity separate from PubCo and (b) Merger Sub II shall elect to be treated as a corporation, in each case, for U.S. federal income tax purposes as of the effective date of its formation and shall not subsequently change such classification. No party to this Agreement shall take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment, and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. This Agreement is hereby adopted as a separate “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a) with respect to each of the First Merger and the Second Merger, for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.

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ARTICLE III

EFFECTS OF THE MERGERS ON COMPANY AND ACQUIROR EQUITY SECURITIES

Section 3.1. Conversion of Company and Acquiror Securities.

(a) On the First Closing Date and at the First Merger Effective Time, by virtue of and as the agreed consideration for the First Merger and without any action on the part of any holder of Company Shares, or securities of Merger Sub I:

(i) Company Exchanging Shares. Each Company Exchanging Share shall automatically be cancelled and cease to exist in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share or PubCo Class B Ordinary Share, as applicable, that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 3.1(c). As of the First Merger Effective Time, each holder of a Company Exchanging Share shall cease to have any other rights in and to the securities of Company or the Surviving Company, except as expressly provided herein.

(ii) Treasury Shares. Notwithstanding Section 3.1(a)(i)above or any other provision of this Agreement to the contrary, if there are any Company Shares that are held by the Company as treasury shares or any Company Shares held by any direct or indirect Subsidiary of the Company immediately prior to the First Merger Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iii) Dissenting Company Shares. Each Dissenting Company Share issued and outstanding immediately prior to the First Merger Effective Time held by a Dissenting Company Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4 and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares determined in accordance with Section 238 of the Cayman Companies Act and such other rights as are granted by the Cayman Companies Act.

(iv) Merger Sub I Share. The Merger Sub I Share (as defined below) issued and outstanding immediately prior to the First Merger Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(b) At the Second Merger Effective Time, by virtue of and as part of the agreed consideration for the Second Merger and without any action on the part of any holder of securities Acquiror or holder of securities of Merger Sub II:

(i) Acquiror Units. Each Acquiror Unit issued and outstanding immediately prior to the Second Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Acquiror Ordinary Share, one-half of an Acquiror Warrant and one Acquiror Right in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”); provided that no fractional Acquiror Warrants will be issued in connection with the Unit Separation such that if a holder of Acquiror Units would be entitled to receive a fractional Acquiror Warrant upon the Unit Separation, the number of Acquiror Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Acquiror Warrants. The underlying Acquiror Ordinary Shares, the Acquiror Warrants and Acquiror Rights held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 3.1(c).

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(ii) Acquiror Rights. Each Acquiror Right issued and outstanding immediately prior to the Second Merger Effective Time shall be automatically converted into one-tenth (1/10) Acquiror Ordinary Share (the “Acquiror Right Conversion”); provided that no Acquiror Ordinary Share will be issued in connection with the Acquiror Right Conversion such that if a holder of Acquiror Rights would be entitled to receive a fractional Acquiror Ordinary Share upon the Acquiror Right Conversion, the number of Acquiror Ordinary Share to be issued to such holder upon the Acquiror Right Conversion shall be rounded down to the nearest whole number of Acquiror Ordinary Shares.

(iii) Acquiror Ordinary Shares. Immediately following the Unit Separation and Acquiror Right Conversion in accordance with Section 3.1(b)(i) and Section 3.1(b)(ii), each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and Acquiror Right Conversion) issued and outstanding immediately prior to the Second Merger Effective Time (other than (1) any Acquiror Ordinary Shares referred to in Section 3.1(b)(v), (2) Redeeming Acquiror Shares and (3) Dissenting Acquiror Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued PubCo Ordinary Share. As of the Second Merger Effective Time, each Acquiror Shareholder shall cease to have any other rights in and to such Acquiror Ordinary Shares, except as expressly provided herein.

(iv) Exchange of Acquiror Warrants. Each Acquiror Warrant (which, for the avoidance of doubt, includes the Acquiror Warrants held as a result of the Unit Separation) outstanding immediately prior to the Second Merger Effective Time shall cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Acquiror Warrant immediately prior to the Second Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(v) Acquiror Treasury Shares. Notwithstanding Section 3.1(b)(iii) above or any other provision of this Agreement to the contrary, if there are any Acquiror Ordinary Shares that are held by Acquiror as treasury shares or any Acquiror Ordinary Shares held by any direct or indirect Subsidiary of Acquiror immediately prior to the Second Merger Effective Time, such Acquiror Ordinary Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(vi) Redeeming Acquiror Shares. Each Redeeming Acquiror Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid Acquiror Redemption Price per share in accordance with the Acquiror Charter.

(vii) Dissenting Acquiror Shares. Each Dissenting Acquiror Share issued and outstanding immediately prior to the Second Merger Effective Time held by a Dissenting Acquiror Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4 and shall thereafter represent only the right to be paid the fair value of such Dissenting Acquiror Share determined in accordance with Section 238 of the Cayman Companies Act and such other rights as are granted by the Cayman Companies Act.

(viii) Merger Sub II Share. The Merger Sub II Share (as defined below) issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Subsidiary, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Subsidiary.

(c) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole PubCo Ordinary Share.

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Section 3.2. Payment of First Closing Consideration.

(a) At least two (2) business days prior to the First Closing, to the extent available, Acquiror shall deliver to the Company, the calculation of the Acquiror Redemption Price, prepared by the Trust Agent in good faith in accordance with the Trust Agreement and the Acquiror Charter. The calculation of the Acquiror Redemption Price delivered by Acquiror hereunder shall be subject to reasonable review and agreed by the Company, and shall comport with the provisions of this Agreement.

(b) At least three (3) business days prior to the First Closing, the Company shall deliver to PubCo a spreadsheet (as finalized pursuant to this Section 3.2, the “Company Shareholder Spreadsheet”), prepared by the Company in good faith in accordance with this Agreement and setting forth the following, in each case, as of immediately prior to the First Merger Effective Time, based, when relevant, on assumptions reasonably acceptable to Acquiror which are described in detail in the Company Shareholder Spreadsheet (i) the name and address of record of each holder of and the number of Company Ordinary Shares held by each including the Company Dissenting Shares and (ii) the allocation of First Closing Consideration payable to each Company Shareholder. The contents of the Company Shareholder Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Acquiror, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Company Shareholder Spreadsheet. The parties agree that PubCo shall be entitled to rely on the Company Shareholder Spreadsheet when issuing the First Merger Consideration.

(c) For the purpose of clarification, nothing contained in this Section 3.2 or in the Company Shareholder Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 7.1(j) to obtain Acquiror’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of the First Closing Consideration.

Section 3.3. Withholding. Notwithstanding any other provision of this Agreement, each of Acquiror, PubCo and the Company, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Tax Law (as reasonably determined by Acquiror, PubCo, or the Company, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (a) timely remitted to the appropriate Governmental Authority and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.4. Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, Company Shares that are issued and outstanding immediately prior to the First Merger Effective Time and that are held by Company Shareholders who shall have validly exercised their dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares,” and the holders of such Dissenting Company Shares being the “Dissenting Company Shareholders”) shall not be converted into, and such Dissenting Company Shareholders shall have no right to receive, the applicable First Merger Consideration unless and until such Dissenting Company Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the First Merger Effective Time, the right to receive the applicable First Merger Consideration, without any interest thereon in accordance with Section 3.1(a)(i).

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(b) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, Acquiror Ordinary Shares that are issued and outstanding immediately prior to the Second Merger Effective Time and that are held by Acquiror Shareholders who shall have validly exercised their dissenters’ rights for such Acquiror Ordinary Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Acquiror Shares,” and the holders of such Dissenting Acquiror Shares being the “Dissenting Acquiror Shareholders”) shall not be converted into, and such Dissenting Acquiror Shareholders shall have no right to receive, the applicable securities of PubCo unless and until such Dissenting Acquiror Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The Acquiror Ordinary Shares owned by any Acquiror Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting Acquiror Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Second Merger Effective Time, the right to receive the applicable securities of PubCo, without any interest thereon in accordance with Section 3.1(b)(iii).

(c) Prior to the First Closing, the Company shall give Acquiror, and Acquiror shall give the Company, prompt written notice of any demands for dissenters’ rights made in accordance with the Cayman Companies Act and received by the Company from Company Shareholders and by Acquiror from its shareholders, respectively, and any withdrawals of such demands and the Company and Acquiror shall each have complete control over their own negotiations and proceedings with respect to such dissenters’ rights of its shareholders, except that neither the Company nor the Acquiror shall make or commit or agree to make any payment with respect to any exercise by its shareholders of its rights to dissent from the First Merger or Second Merger (as applicable) or commit or agree to settle or compromise any demands for appraisal, without the prior written consent of the Acquiror (in the case of the Company) or the Company (in the case of the Acquiror), in any such case with such consent not to be unreasonably withheld.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered to Acquiror by the Company on the date of this Agreement (the “Company Disclosure Letter”) which may be supplemented by the Company immediately prior to the First Closing (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article IV), and (b) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, the Company represents and warrants to Acquiror as of the date hereof, as of the First Closing and as of the Second Closing (as the Surviving Company with respect to the Second Closing) as follows:

Section 4.1. Company Organization. The Company has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

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Section 4.2. Subsidiaries. A complete list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities (including respective numbers and percentages), as applicable, is set forth on Section 4.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 4.3. Due Authorization.

(a) Other than the Company Shareholder Approval, the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board, and no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other documents to which the Company is a party contemplated hereby. This Agreement has been, and on or prior to the First Closing, the other documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the First Closing, the other documents to which the Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to the Company Charter) is present, the approval and authorization of the First Merger and the Plan of First Merger shall require approval by a special resolution of the holders of at least two-thirds (2/3) of the issued and outstanding Company Shares entitled to vote, who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with the Company’s Governing Documents) at a shareholders’ meeting duly called by the Company Board and held for such purpose (the “Company Shareholder Approval”). The foregoing votes are the only votes of any of the Company Shares necessary in connection with entry into this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including the First Closing.

(c) On or prior to the date of this Agreement, the Company Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and its shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Company or any of its shareholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Transactions other than the Company Shareholder Approval.

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Section 4.4. No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 4.12 to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform their respective obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.5. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) or other Person is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby (including under the Company Shareholders Agreement), except (a) as otherwise listed in Section 4.5 of the Company Disclosure Letter, (b) for the Company Shareholder Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the registration of the Plan of First Merger and filing of the related documentation with the Cayman Registrar, the filing of the Articles of the Surviving Company and the PubCo Charter with the Cayman Registrar and publication of notification of the First Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.6. Capitalization of the Company.

(a) As of the date of this Agreement, the share capital of the Company consists of 20,000,000,000 ordinary shares of par value of $0.0001, of which 500,000,000 shares are issued and outstanding. Set forth in Section 4.6(a) of the Company Disclosure Letter is a true, correct and complete list of each record holder of Company Shares and the number of Company Shares held by each such holder as of the date of this Agreement, which in aggregate constitute the entire issued, outstanding and paid-up share capital of the Company as of the date of this Agreement. All of the issued and outstanding Company Shares (i) have been duly authorized and validly issued and allotted and are fully paid; (ii) have been offered and issued by the Company in compliance with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) were issued free and clear of any Liens (other than the Company’s own Lien as provided for in the Company Charter). All filings and returns required by applicable Law to be delivered or made by the Company to the Cayman Registrar or Governmental Authorities in any other jurisdiction in respect of all issuances and transfers of Company Shares have been duly and correctly delivered or made on a timely basis.

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(b) Except as otherwise set forth in this Section 4.6(b) of the Company Disclosure Letter, the Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, restricted stock, restricted stock units, share appreciation rights, warrants, rights or other securities (including debt securities) convertible, into or exchangeable or exercisable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares.

Section 4.7. Capitalization of Subsidiaries.

(a) The outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (for the purpose of this Section 4.7(a) only, excluding the Acquisition Entities) (i) have been duly authorized and validly issued and allotted, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of each such Subsidiary, and (B) any other applicable Contracts governing the issuance or allotment of such securities by such Subsidiary; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which any such Subsidiary is a party or otherwise bound; and (iv) were issued free and clear of any Liens.

(b) The Company owns of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Liens other than Permitted Liens.

(c) Except as set forth on Section 4.7(c) of the Company Disclosure Letter, there are no outstanding subscriptions, options, restricted stock, restricted stock units, stock appreciation rights, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any Equity Securities of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other Equity Securities of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 4.8. Financial Statements; Internal Controls.

(a) The Company has previously provided to Acquiror true and complete copies of the audited consolidated statement of financial position and consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries as of and for the years ended December 31, 2023 and December 31, 2022, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “Audited Financial Statements” and the Audited Financial Statements together with the H1 Financial Statements to be delivered pursuant to this Agreement, the “Financial Statements”).

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(b) Except as set forth on Section 4.8(b) of the Company Disclosure Letter, the Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended (except as may be indicated in the notes thereto and subject, in the case of the H1 Financial Statements, to normal year-end adjustment and the absence of footnotes), (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (subject, in the case of the H1 Financial Statements, to normal year-end adjustment and the absence of footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries, (iv) in the case of the Audited Financial Statements, were prepared in compliance in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof, and (v) in the case of the H1 Financial Statements, when delivered by the Company for inclusion in the Proxy/Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.3, will comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The Pro Forma Financial Statements will, when provided, present fairly in all material respects the information shown therein, comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable thereto, in effect as of the respective dates thereof, and will have been compiled on a basis consistent with that of the Audited Financial Statements. The assumptions, information and data used in the preparation of such Pro Forma Financial Statements are reasonably believed by the Company to be reasonable in light of current conditions and facts known to the Company, the pro forma adjustments used therein will be appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments will have been properly applied to the historical amounts used in the preparation of such Pro Forma Financial Statements.

(d) Neither the Company nor any director or officer of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any independent auditor of the Company or its Subsidiaries, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company maintains a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and accounting requirements.

(f) Except as set forth on Section 4.8(f) of the Company Disclosure Letter, there are no outstanding loans or other extensions of credit made by the Company or its Subsidiaries to any of their respective executive officers (as defined in Rule 3b-7 under the Exchange Act) or any director of the Company or its Subsidiaries.

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Section 4.9. Undisclosed Liabilities. There is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Audited Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent statement of financial position included in the Audited Financial Statements in the ordinary course of business, consistent with past practice, of the Company and its Subsidiaries, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, (d) arising under this Agreement or any other Transaction Document, (e) that will be discharged or paid off prior to or at the Second Closing or (f) which are not and would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole).

Section 4.10. Litigation and Proceedings. Except as set forth on Section 4.10 of the Company Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, claims, proceedings or any other Actions (including any investigations or formal inquiries pending or, to the knowledge of the Company, threatened at law or in equity by or before any Governmental Authority (collectively, “Legal Proceedings”)), against the Company or any of the Company’s Subsidiaries or their respective properties or assets involving an amount that exceeds $1,000,000; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.11. Legal Compliance.

(a) Except as disclosed on Section 4.11(a) of the Company Disclosure Letter or as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries is in compliance with all applicable Laws in all material respects.

(b) In the past three (3) years, none of the Company or any of its Subsidiaries has received any written notice of, or been charged with, the violation of any Laws, by any Governmental Authority, except where such violation has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c) The Company and its Subsidiaries maintain a program of policies, procedures and internal controls reasonably designed and implemented to provide reasonable assurance that violation of applicable Law by any of the Company’s or its Subsidiaries’ directors, officers, or employees, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.

Section 4.12. Contracts; No Defaults.

(a) Section 4.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xvi) below to which, as of the date of this Agreement, the Company or any of the Company’s Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan, and true, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its Representatives, together with all amendments thereto.

(i) Each Contract involving obligations (contingent or otherwise), payments or revenues in excess of $800,000 in the twelve months ended December 31, 2023 or expected obligations (contingent or otherwise), payments or revenues in excess of $800,000 in the next twelve months after the date of this Agreement;

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(ii) Each outstanding note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by, or other Indebtedness of, the Company or any of the Company’s Subsidiaries, including any other agreement or commitment for future loans, credit or financing, in each case, in excess of $100,000 since January 1, 2022;

(iii) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last three (3) years, in each case, involving payments in excess of $200,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) solely between the Company and its wholly-owned Subsidiaries;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or tangible personal property that involves aggregate payments in excess of $100,000 in any calendar year since the incorporation;

(v) Each Contract involving the formation, establishment, contribution to, or operation of a (A) partnership, (B) corporation, limited liability company or other entity, or (C) joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person involving payments of an amount higher than $100,000 (excluding, in the case of clauses (A) and (B), any wholly-owned Subsidiary of the Company);

(vi) Contracts between the Company and its Subsidiaries, on the one hand, and any Company Related Party, on the other hand, which are currently in force or under which any party thereto has outstanding obligations (collectively, “Related Party Agreements”), other than (1) Company Benefit Plans and (2) travel booking Contracts entered into in the ordinary course of business consistent with past practice;

(vii) Contracts that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby, other than any Contracts involving payments of an amount not exceeding $250,000 annually or in the aggregate;

(viii) Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(ix) Any collective bargaining agreement or similar labor-related Contract between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union or other similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, on the other hand;

(x) Each Contract (including license agreements, coexistence agreements and agreements with covenants not to sue, but not including assignment or transfer agreements, non-disclosure agreements or incidental trademark or other licenses incident to marketing, printing or advertising or services or other agreements entered into in the ordinary course of business) pursuant to which the Company or any of the Company’s Subsidiaries (A) grants to a third Person the right to use Intellectual Property of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (other than Contracts granting non-exclusive rights to use commercially available off-the-shelf software and Open Source Licenses);

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(xi) Each Contract requiring capital expenditures by the Company or any of the Company’s Subsidiaries after the date of this Agreement in an amount in excess of $200,000 in any calendar year;

(xii) Any Contract that (A) grants to any third Person any “most favored nation rights”; or (B) grants to any third Person (except for the Company’s wholly-owned Subsidiaries) price guarantees for a period greater than one (1) year from the date of this Agreement and requires aggregate future payments to the Company and its Subsidiaries in excess of $500,000 in any calendar year;

(xiii) Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests in the Company or any of the Company’s Subsidiaries;

(xiv) Contracts in connection with the waiver, compromise, or settlement of any Legal Proceedings involving payment of an amount greater than $100,000 that remains outstanding as of the date of this Agreement;

(xv) Contracts with a Governmental Authority or sole-source supplier of any product or service (other than utilities), in each case involving payments of an amount higher than $100,000; and

(xvi) Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xi) of this Section 4.12(a).

(b) Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Second Closing Date, all of the Contracts listed pursuant to Section 4.12(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 4.12(a) and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, has or would reasonably be expected to result in a breach of or a default under any such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

Section 4.13. Company Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Acquiror, to the extent applicable, true, complete and correct copies of (A) such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications, (C) the most recent annual reports (or equivalent filings or audits required to be made by applicable Law), if any, required by applicable Law to be filed with a Governmental Authority with respect to Taxes in connection with each Company Benefit Plan, (D) the most recent determination or opinion letter, or equivalent materials, from the applicable taxing authority with respect to each Company Benefit Plan, if any, and (E) the most recent actuarial report or other financial statement relating to such Company Benefit Plan.

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(b) (i) Each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, including ERISA and the Code, except where failure to comply would not be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (ii) in all material respects, all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by IFRS; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(c) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”), a multiple employer plan (as described in Section 413(c) of the Code) or a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under any such plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d) With respect to each Company Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(e) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

(f) Except as set forth on Section 4.13(f) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as a termination of employment or service following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other individual service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company. The consummation of the transactions contemplated hereby will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax Law). No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code. Each Company Benefit Plan that constitutes, in whole or in part, a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been documented and operated in compliance with Section 409A of the Code and the regulations thereunder in all material respects.

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Section 4.14. Labor Relations; Employees.

(a) (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or any similar labor-related agreement with any labor union or similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, and no such agreement is currently being negotiated by the Company or any of the Company’s Subsidiaries, and (ii) to the knowledge of the Company, no labor union or any other similar labor organization has a certification or representation petition currently pending before any applicable labor relations tribunal or similar Governmental Authority seeking to represent any of the employees of the Company or its Subsidiaries. To the knowledge of the Company, there has been no labor organizing activity involving any employees of the Company or any of its Subsidiaries in the past three (3) years. In the past three (3) years, there has been no actual or, to the knowledge of the Company, threatened strike, concerted slowdown, concerted work stoppage, lockout or other labor dispute against the Company or any Subsidiary of the Company, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(b) Each of the Company and its Subsidiaries are and have been for the past three (3) years, in compliance with all applicable Laws respecting labor and employment including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay, working time, employee classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, and employee leave issues, except where the failure to comply would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole.

(c) In the past three (3) years, except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), the Company and its Subsidiaries have not been party to (i) any unfair labor practice charge or labor complaint pending or, to the knowledge of the Company threatened, before the U.S. National Labor Relations Board or any other similar labor-related Governmental Authority against them, (ii) any complaints, grievances or arbitrations arising out of any collective bargaining agreement pending before any Governmental Authority, (iii) any material charge or complaint pending or to the knowledge of the Company threatened, before any Governmental Authority responsible for the prevention of unlawful employment practices brought by any employee of the Company or its Subsidiaries, (iv) to the knowledge of the Company, any investigation by any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws relating to the Company’s labor or employment practices, or (v) any complaint or lawsuit pending or, to the knowledge of the Company, threatened before any Governmental Authority by or on behalf of any present or former employee of the Company or its Subsidiaries alleging violations of any applicable Law governing employment or the termination thereof involving an amount claimed against any of the Company or its Subsidiaries that exceeds $100,000.

(d) To the knowledge of the Company, no present employee of the Company or any of the Company’s Subsidiaries is in material violation of (i) any restrictive covenant or nondisclosure agreement with the Company or any of the Company’s Subsidiaries or (ii) any restrictive covenant or nondisclosure agreement with a former employer of such individual relating to (A) the right of any such individual to work for or provide services to the Company or any of the Company’s Subsidiaries’ or (B) the knowledge or use of trade secrets or proprietary information of such former employer, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(e) Neither the Company nor any of the Company’s Subsidiaries is party to a settlement agreement with outstanding obligations with a current or former officer or employee of the Company or any of the Company’s Subsidiaries that involves allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (i) officer of the Company or any of the Company’s Subsidiaries or (ii) Executive-level Employee of the Company or any of the Company’s Subsidiaries. To the knowledge of the Company, there are no material allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (y) officer of the Company or any of the Company’s Subsidiaries or (z) Executive-level Employee of the Company or any of the Company’s Subsidiaries, in each case made to or filed with the human resources department of the Company or the Company’s Subsidiaries by another employee of the Company or the Company’s Subsidiaries and currently pending or being investigated.

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(f) In the past three (3) years, the Company and its Subsidiaries have not implemented any “mass layoffs” or “plant closings”, as such terms are defined under the Worker Adjustment and Retraining Notification Act, or implemented any group terminations, group layoffs or similar workforce actions that required notices be provided to employees of the Company or its Subsidiaries pursuant to any similar state or foreign Law where any material liability remains outstanding.

Section 4.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on any Tax Return) have been fully and timely paid.

(b) The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unresolved or unpaid.

(e) There is no Tax audit or other examination of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified of any request or threat for such an audit or other examination. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. Neither the Company nor any of its subsidiaries has made a change of any method of accounting with respect to any Taxes.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(h) Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i) Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, or as a transferee or successor or by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.

(j) No written claim has been made by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

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(k) Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(l) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(m) The Company has not been, is not, and immediately prior to the First Merger Effective Time and Second Merger Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(n) Neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action, nor to the knowledge of the Company or any of its Subsidiaries are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.16. Insurance. Section 4.16 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as disclosed on Section 4.16 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last three (3) years.

Section 4.17. Licenses. The Company and its Subsidiaries have obtained, and maintain, all of the material Licenses reasonably required to permit the Company and its Subsidiaries to acquire, originate, own, operate, use and maintain their assets substantially in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted in all material respects. Each material License held by the Company or any of the Company’s Subsidiaries is in full force and effect. Neither the Company nor any of its Subsidiaries (a) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material License to which it is a party, (b) is or has been the subject of any pending or, to the knowledge of the Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material License, or (c) has received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, materially modify the terms of, or not renew any such material License, except to the extent such material License may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 4.17 of the Company Disclosure Letter. Section 4.17 of the Company Disclosure Letter sets forth a true, correct and complete list of all material Licenses held by the Company or its Subsidiaries.

Section 4.18. Equipment and Other Tangible Property. The Company or one of its Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other material tangible property reflected on the books of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company and its Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

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Section 4.19. Real Property.

(a) Section 4.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement of (w) the street address of each parcel of Leased Real Property, (x) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (y) the terms and rental payment amounts pertaining to each such parcel of Leased Real Property and (z) the current use of each such parcel of Leased Real Property. Neither the Company nor its Subsidiaries owns any real property. Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), with respect to each parcel of Leased Real Property:

(i) The Company or one of its Subsidiaries holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii) The Company and its Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to the Company or any of its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases has been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(iii) The Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, there are no material disputes pending or to the knowledge of the Company threatened with respect to such Real Property Leases.

(iv) To the knowledge of the Company, no party, other than the Company or its Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(v) Neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. No material defaults by (A) the Company or its Subsidiaries or (B) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any Real Property Lease.

Section 4.20. Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Letter lists each item of Intellectual Property that is registered or applied-for with a Governmental Authority and is owned by the Company or any of the Company’s Subsidiaries as of the date of this Agreement, whether applied for or registered as of the date of this Agreement (“Company Registered Intellectual Property”), and material proprietary software owned by the Company or one of the Company’s Subsidiaries. The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property, and all such Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable.

(b) Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the date hereof.

(c) The Company and its Subsidiaries have not, within the last three (3) years, infringed upon, misappropriated or otherwise violated and, as of the date of this Agreement, are not infringing upon, misappropriating or otherwise violating any Intellectual Property of any third Person. There is no action pending before any Governmental Authority to which the Company or any of the Company’s Subsidiaries is a named party, or, to the knowledge of the Company, that is threatened against the Company or its Subsidiaries, alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any third Person.

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(d) Except as set forth on Section 4.20(d) of the Company Disclosure Letter, to the knowledge of the Company (i) no Person is infringing upon, misappropriating or otherwise violating any material Intellectual Property owned by the Company or any of the Company’s Subsidiaries in any material respect, and (ii) the Company and its Subsidiaries have not sent to any Person within the last three (3) years any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any material Intellectual Property owned by the Company or any of the Company’s Subsidiaries.

(e) The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets and other confidential information included in their Intellectual Property that are material to the business of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, there has not been any unauthorized disclosure of or unauthorized access to any such trade secrets or such other material confidential information of the Company or any of the Company’s Subsidiaries to or by any Person in a manner that has resulted or may reasonably be expected to result in the misappropriation of, or loss of such trade secret or other rights in and to such information.

(f) No government funding, nor any facilities of a university, college, other educational institution or research center, was used in the development of the material Intellectual Property owned by the Company or any of the Company’s Subsidiaries and used in connection with their business.

(g) With respect to the material software used or held for use in the business of the Company and its Subsidiaries, the Company and its Subsidiaries take commercially reasonable measures to prevent the introduction into such software of any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the Company or its Subsidiaries or customers of the Company and its Subsidiaries.

(h) The Company’s and its Subsidiaries’ use and distribution of (i) software developed by or on behalf of the Company or any Subsidiary, and (ii) Open Source Materials, in each case of such software and materials that are material to the business of the Company and its Subsidiaries, taken as a whole, is in material compliance with all Open Source Licenses applicable thereto. Neither the Company nor any Subsidiary has used any Open Source Materials in a manner that requires any software or Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, and owned by the Company or any of the Company’s Subsidiaries to be subject to Copyleft Licenses.

(i) Neither the Company nor its Subsidiaries has delivered, licensed or made available, and the Company and its Subsidiaries have no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available, the source code for any software owned by the Company or its Subsidiaries and material to the business of the Company and its Subsidiaries, taken as a whole, to any escrow agent or other third Person (other than contractors or consultants in the course of performing services for the Company and its Subsidiaries and that are subject to non-disclosure agreements).

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Section 4.21. Privacy and Cybersecurity.

(a) The Company and its Subsidiaries maintain and are in compliance with, and during the last three (3) years have maintained and been in compliance with, (i) all applicable Laws relating to the privacy and/or security of personal information (including, to the extent constituting such applicable Laws, all related implementing rules, regulations, guidelines and circulars of data privacy regulators implementing or enforcing such Laws), (ii) the Company’s and its Subsidiaries’ posted or publicly facing privacy policies, and (iii) the Company’s and its Subsidiaries’ contractual obligations concerning cybersecurity, data security and the security of the Company’s and each of its Subsidiaries’ information technology systems; in each case of (i)-(iii) above, other than any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. There are no Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries alleging a violation of any third Person’s privacy or personal information rights by the Company or its Subsidiaries in connection with the foregoing, except as would not reasonably be expected to be material to the business of the Company and its subsidiaries taken as a whole.

(b) (i) During the last three (3) years, there have been, no breaches of the security of the information technology systems of the Company and its Subsidiaries, and (ii) during the last twelve (12) months, there have been no disruptions in any such information technology systems; in each case, that materially adversely affected the Company’s and its Subsidiaries’ business or operations, taken as a whole, and have not been remedied in all material respects. The Company and its Subsidiaries take commercially reasonable measures (and any other measures required by applicable Law) designed to protect personally identifiable information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards. Except as would not reasonably be expected to be material to the business of the Company and its subsidiaries, taken as a whole, during the last three (3) years, neither the Company nor any Subsidiary of the Company has (A) experienced any material incident in which such information was stolen or improperly accessed, including in connection with a breach of security, or (B) received any written notice or complaint from any Person with respect to any of the foregoing incident, nor to the knowledge of the Company has any such notice or complaint been threatened in writing against the Company or any of the Company’s Subsidiaries.

Section 4.22. Environmental Matters. The Company and its Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries is subject to any current Governmental Order relating to any material non-compliance with Environmental Laws, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. There has been no material release of any Hazardous Materials by the Company or its Subsidiaries at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site of the Leased Real Property. No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

Section 4.23. Absence of Changes. Since the date of the most recent statement of financial position included in the Audited Financial Statements, (i) there has not been any Company Material Adverse Effect; and (ii) the Company has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

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Section 4.24. Anti-Corruption Compliance.

(a) Neither the Company nor its Subsidiaries, nor any of their directors or officers, nor to the knowledge of the Company, any of the Company or its Subsidiaries’ respective employees, agents, Representatives or other Persons acting for or on behalf of the Company or any of its Subsidiaries has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable Anti-Bribery Laws; (ii) been in violation of any Anti-Bribery Laws, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his or her official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his or her lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Laws.

(b) Each of the Company and its Subsidiaries, has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws.

(c) As of the date hereof, there are no current or pending internal investigations, or, to the knowledge of the Company, any third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

Section 4.25. Anti-Money Laundering, Sanctions and International Trade Compliance.

(a) The Company and its Subsidiaries, and each of their respective directors officers, and to the knowledge of the Company, each of their respective employees, agents, Representatives and other Persons acting on behalf of the Company or any of the Company’s Subsidiaries (i) are, and have been for the past four (4) years, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all material licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions relating to the business operations of the Company or its Subsidiaries, including for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past four (4) years been no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to violations of Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, nor to the knowledge of the Company, any employees, agents, Representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past four (4) years, been a Sanctioned Person or a Restricted Person, or (ii) has transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c) The Company and its Subsidiaries have in place policies, procedures, controls, and systems reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Sanctions.

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Section 4.26. Proxy/Registration Statement. The information supplied by the Company or any of its Subsidiaries in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Acquiror, its Affiliates or their respective Representatives on their respective behalf.

Section 4.27. Vendors

(a) Section 4.27(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top five (5) vendors based on the aggregate Dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the twelve months for the period ended December 31, 2023 (the “Top Vendors”).

(b) None of the Top Vendors has, as of the date of this Agreement, informed any of the Company or any of the Company’s Subsidiaries that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of the stated term of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.

Section 4.28. Government Contracts. The Company is not party to (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between the Company or any of its Subsidiaries, on one hand, and any Governmental Authority, on the other hand, or (b) any subcontract or other Contract by which the Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services.

Section 4.29. Investment Company. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

Section 4.30. Investigation. Notwithstanding anything contained in this Agreement, each of the Company, its Subsidiaries and Company Shareholders has made its own investigation of Acquiror and acknowledges that neither Acquiror nor any of its equityholders, partners, members and Representatives, including Sponsor and its Affiliates, is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article V.

Section 4.31. Brokers’ Fees. Except as set forth on Section 4.31 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company, any of the Company’s Subsidiaries’ or any of their Affiliates with respect to which Acquiror or any of its Affiliates, PubCo, Merger Sub I, Merger Sub II, the Company or any of the Company’s Subsidiaries has any obligation.

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Section 4.32. No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, each of the Company and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that the Company has made its own investigation of Acquiror and that neither Acquiror nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by Acquiror, as well as any information, documents or other materials (including any such materials reviewed by the Company or its Subsidiaries pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to the Company, its Subsidiaries or any of its or their Affiliates or Representatives are not and will not be deemed to be representations or warranties of Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article V of this Agreement. Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any assets, properties and business of Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article V, with all faults and without any other representation or warranty of any nature whatsoever.

Section 4.33. No Additional Representation or Warranties. Except as provided in this Agreement, this Article IV and Section 12.1, neither the Company, nor any of its Affiliates, nor any of their respective directors, commissioners, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors have made their own investigation of Acquiror and, except as expressly provided in Article V, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror as conducted after the Second Closing, whether contained in any materials provided by Acquiror or any of its Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except (a) as set forth in any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.8, Section 5.12 and Section 5.15), (b) as set forth in the disclosure letter delivered by Acquiror to the Company (the “Acquiror Disclosure Letter”) on the date of this Agreement which may be supplemented by Acquiror immediately prior to the Second Closing (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article V), and (c) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, Acquiror represents and warrants to the Company as of the date hereof and as of the Second Closing, as follows:

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Section 5.1. Company Organization. Acquiror has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Acquiror’s Governing Documents, as amended to the date of this Agreement and as previously made available by or on behalf of Acquiror to the Company, are true, correct and complete. Acquiror is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have, an Acquiror Material Adverse Effect.

Section 5.2. Due Authorization.

(a) Other than the Acquiror Shareholder Approval, Acquiror has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 5.7), to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the Acquiror Board and (B) determined by the Acquiror Board as advisable to Acquiror and the Acquiror Shareholders and recommended for approval by the Acquiror Shareholders. No other company proceeding on the part of Acquiror is necessary to authorize this Agreement and the documents to which Acquiror is a party contemplated hereby. This Agreement has been, and on or prior to the Second Closing, the other documents to which Acquiror is a party contemplated hereby will be, duly and validly executed and delivered by Acquiror, and this Agreement constitutes, and on or prior to the Second Closing, the other documents to which Acquiror is a party contemplated hereby will constitute, a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to Acquiror’s Governing Documents) is present:

(i) the Transaction Proposal identified in clause (A) of Section 9.2(a)(i) shall require approval by Special Resolution (as defined in the Cayman Companies Act) of the Acquiror Shareholders, which requires an affirmative vote of the holders of at least two-thirds of the issued and outstanding Acquiror Ordinary Shares entitled to vote, who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose;

(ii) each of those Transaction Proposals identified in clauses (B) to (D) of Section 9.2(a)(i), in each case, shall require approval by an Ordinary Resolution (as defined in the Acquiror Charter), which requires an affirmative vote of the holders of at least a majority of the issued and outstanding Acquiror Ordinary Shares entitled to vote who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose.

(c) The foregoing votes (including the Acquiror Shareholder Approval) are the only votes of any of Acquiror’s Shares necessary in connection with entry into this Agreement by Acquiror and the consummation of the transactions contemplated hereby, including the First Closing and the Second Closing.

(d) At a meeting duly called and held, the Acquiror Board has approved the transactions contemplated by this Agreement as a Business Combination.

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Section 5.3. No Conflict. Except as set forth on Section 5.3 of the Acquiror Disclosure Letter, subject to obtaining the Acquiror Shareholder Approval, the execution and delivery by Acquiror of this Agreement and the other Transaction Documents to which Acquiror is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror is a party or by which Acquiror may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquiror, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement.

Section 5.4. Litigation and Proceedings. Except as set forth on Section 5.4 of the Acquiror Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon Acquiror or any of its properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement; or (ii) be or reasonably be expected to be material to the business of Acquiror.

Section 5.5. SEC Filings.

(a) Except as set forth on Section 5.5(a) of the Acquiror Disclosure Letter, Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, schedules, reports and other documents required to be filed by it with the SEC since the IPO, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the First Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the First Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(b) Except to the extent available on the SEC’s website through EDGAR, Acquiror has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Acquiror’s annual reports on Form 10-K for each fiscal year of Acquiror beginning with the first year Acquiror was required to file such a form, (ii) Acquiror’s quarterly reports on Form 10-Q for each fiscal quarter that Acquiror filed such reports to disclose its quarterly financial results in each of the fiscal years of Acquiror referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Acquiror with the SEC since the beginning of the first fiscal year referred to in clause (i) above and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of Sarbanes-Oxley Act) with respect to any report referred to in clause (i) above.

(c) As of the date of this Agreement, (i) the Acquiror Units issued by Acquiror in the IPO are listed on Nasdaq, (ii) Acquiror has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Acquiror Units, (ii) there are no Actions pending or, to the knowledge of Acquiror, threatened against Acquiror by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Acquiror Units on Nasdaq and (iv) such Acquiror Units are in compliance with all of the applicable corporate governance rules of Nasdaq.

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Section 5.6. Internal Controls; Listing; Financial Statements. Except as set forth on Section 5.6 of the Acquiror Disclosure Letter:

(a) except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to (i) ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) be effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which it reasonably believes is sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP;

(b) to the knowledge of Acquiror, each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(c) the Acquiror SEC Filings contain true and complete copies of the (x) audited balance sheet of Acquiror as of December 31, 2023 and December 31, 2022, and (y) statements of operations, cash flow and shareholders’ equity of Acquiror for the period from September 15, 2022 (inception) through December 31, 2022, and for the year ended December 31, 2023, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations, changes in shareholders’ equity, and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof, and (iv) prepared in accordance with PCAOB standards. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements;

(d) there are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act; and

(e) except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act or as otherwise set forth in the Acquiror SEC Filings, Acquiror maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Acquiror maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Acquiror has delivered to the Company a true and complete copy (if any) of any disclosure (or, if unwritten, a summary thereof) by any representative of Acquiror to Acquiror’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Acquiror to record, process, summarize and report financial data. Acquiror has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Acquiror;

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(f) neither Acquiror nor any director or officer of Acquiror nor, to the knowledge of Acquiror, any employee of Acquiror, or Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.7. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror with respect to Acquiror’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) as otherwise disclosed on Section 5.7 of the Acquiror Disclosure Letter, (b) for the Acquiror Shareholder Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the registration of the Plan of Second Merger and filing of the related documentation with the Cayman Registrar, the filing of the Articles of the Surviving Subsidiary and the PubCo Charter with the Cayman Registrar and publication of notification of the Second Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement or (ii) be or reasonably be expected to be material to the business of Acquiror (taken as a whole).

Section 5.8. Trust Account. As of the date of this Agreement, Acquiror has approximately $31,692,523.78 in the Trust Account (including, if applicable, an aggregate of approximately $1,150,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies held in cash deposit accounts pursuant to the Investment Management Trust Agreement, dated June 27, 2023, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other binding arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Ordinary Shares initially sold in Acquiror’s initial public offering (the “IPO”) who shall have elected to redeem their Acquiror Ordinary Shares pursuant to Acquiror’s Governing Documents and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Second Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, in breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Second Merger Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Second Merger Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions). To the knowledge of Acquiror, as of the date hereof, following the Second Merger Effective Time, no Acquiror Shareholder shall be entitled to receive any amount in the Trust Account except to the extent such Acquiror Shareholder has exercised an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Acquiror does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Second Closing Date (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions).

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Section 5.9. Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10. Absence of Changes. Since December 31, 2023, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement, and (b) except as set forth in Section 5.10 of the Acquiror Disclosure Letter, Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 5.11. No Undisclosed Liabilities. Except for any Acquiror Transaction Expenses, there is no other liability, debt or obligation of or claim or judgment against Acquiror (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) set forth on Section 5.11 of the Acquiror Disclosure Letter (b) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (c) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror, (d) that are executory obligations under any Contract to which Acquiror is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Acquiror, (e) arising under this Agreement or any other Transaction Documents, (f) that will be discharged or paid off prior to or at the Second Closing or (g) which are not and would not reasonably be expected to be material to Acquiror.

Section 5.12. Capitalization of Acquiror. Except as set forth on Section 5.12 of the Acquiror Disclosure Letter:

(a) as of the date of this Agreement, the authorized share capital of Acquiror consists of (i) 490,000,000 Acquiror Ordinary Shares, of which 4,941,322 shares are issued and outstanding as of the date of this Agreement (including 2,929,515 Acquiror Public Shares subject to possible redemption, and assuming the separation of all outstanding Acquiror Units into underlying Acquiror Ordinary Shares, Acquiror Rights and Acquiror Warrants), and (ii) 10,000,000 preference shares of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement. All issued and outstanding Acquiror Ordinary Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued by Acquiror in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities to which Acquiror is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound;

(b) as of the date of this Agreement, approximately 3,087,153 Acquiror Warrants are issued and outstanding (assuming the separation of all outstanding Acquiror Units into underlying Acquiror Ordinary Shares, Acquiror Rights and Acquiror Warrants). The Acquiror Warrants are not exercisable until thirty (30) days after the closing of a Business Combination. As of the date of this Agreement, 6,174,307 Acquiror Rights are issued and outstanding (assuming the separation of all outstanding Acquiror Units into underlying Acquiror Ordinary Shares, Acquiror Rights and Acquiror Warrants). Each Acquiror Right entitles the holder to receive one-tenth (1/10) of one Acquiror Ordinary Share upon the closing of a Business Combination. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Warrants or Acquiror Rights;

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(c) except as set forth in this Section 5.12 or as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for Acquiror Ordinary Shares, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Ordinary Shares or the value of which is determined by reference to the Acquiror Ordinary Shares, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Ordinary Shares; and

(d) Acquiror has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.13. Brokers’ Fees. Except as set forth on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.

Section 5.14. Indebtedness. Except as set forth in Section 5.14 of the Acquiror Disclosure Letter or as permitted by Section 8.4 after the date hereof, Acquiror does not have any Indebtedness exceeding $100,000.

Section 5.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to Acquiror have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on any Tax Return) have been fully and timely paid. Section 5.15(a) of the Acquiror Disclosure Letter sets forth each jurisdiction where Acquiror files or is required to file a Tax Return.

(b) Acquiror has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of Acquiror.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against Acquiror that remains unpaid.

(e) There is no Tax audit, investigation, examination, or other Action of Acquiror presently in progress, nor has Acquiror been notified of any request or threat for such an audit, investigation, examination, or other Action. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of Acquiror.

(f) No written claim has been made by any Governmental Authority where Acquiror does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(g) Acquiror has not participated in a “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2).

(h) Acquiror has not taken any action or agreed to take any action, nor to the knowledge of Acquiror are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

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(i) Since the date of its incorporation, Acquiror has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refund.

(j) Acquiror is not a party to, is not bound by and has no obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of Tax credits or Tax losses) or has a liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment.

(k) Acquiror does not have any request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between Acquiror, on the one hand, and any Tax authority, on the other hand.

(l) Acquiror has not received written notice of any claim from a Tax authority in a jurisdiction in which Acquiror does not file Tax Returns stating that Acquiror is or may be subject to Tax in such jurisdiction.

Section 5.16. Business Activities. Except as set forth on Section 5.16 of the Acquiror Disclosure Letter:

(a) since formation, Acquiror has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the First Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror;

(b) except for the transactions contemplated by this Agreement and the other Transaction Documents, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or have its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination; and

(c) except for Contracts relating to Acquiror Transaction Expenses, this Agreement and the other Transaction Documents to which Acquiror is a party and the other documents and transactions contemplated hereby and thereby, Contracts with the underwriters of Acquiror’s initial public offering, and Contracts relating to Working Capital Loans, Acquiror is not as of the date hereof party to any Contract with any other Person that would require payments by Acquiror after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract (or in the aggregate with any series of related Contracts).

Section 5.17. Nasdaq Stock Market Quotation. The Acquiror Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BUJA”. Acquiror is in compliance in all material respects with the rules of Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Ordinary Shares or terminate the listing of Acquiror Ordinary Shares on Nasdaq. None of Acquiror nor any of its Affiliates or Representatives has taken any action to terminate the registration of the Acquiror Ordinary Shares under the Exchange Act except as contemplated by this Agreement or any other Transaction Document.

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Section 5.18. Proxy/Registration Statement. Except as set forth on Section 5.18 of the Acquiror Disclosure Letter, the information supplied by Acquiror in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, its Subsidiaries or their respective Representatives on their respective behalf.

Section 5.19. No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.20. No Additional Representation or Warranties. Except as expressly provided in this Article V, none of Acquiror, any of its Affiliates, or any of their respective directors, managers, officers, employees, shareholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, Acquiror acknowledges that the Acquiror and its advisors have made their own investigation of the Company and, except as expressly provided in Article IV, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company and its Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company and its Subsidiaries as conducted after the First Closing, whether contained in any materials provided by the Company, its Subsidiaries or any of their respective Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or Representatives or otherwise.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

Each Acquisition Entity represents and warrants to the Company and Acquiror, on behalf of itself only, as of the date hereof, as follows (except in the case of Section 6.9 and Section 6.10, which representations and warranties are made solely by PubCo):

Section 6.1. Company Organization. Such Acquisition Entity has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of such Acquisition Entity’s Governing Documents, as amended to the date of this Agreement, previously delivered by such Acquisition Entity to the Company and Acquiror, are true, correct and complete. Such Acquisition Entity is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on such Acquisition Entity.

Section 6.2. Due Authorization. Such Acquisition Entity has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by the board of directors of such Acquisition Entity and (ii) determined by the board of directors of such Acquisition Entity as advisable to such Acquisition Entity and such Acquisition Entity’s shareholders and recommended for approval by such Acquisition Entity’s shareholders. No other company proceeding on the part of such Acquisition Entity is necessary to authorize this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby. This Agreement has been, and at or prior to the First Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will be, duly and validly executed and delivered by such Acquisition Entity, and this Agreement constitutes, and at or prior to the First Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will constitute, a legal, valid and binding obligation of such Acquisition Entity, enforceable against such Acquisition Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 6.3. No Conflict. The execution and delivery by such Acquisition Entity of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Acquisition Entity, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to such Acquisition Entity, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Acquisition Entity is a party or by which such Acquisition Entity may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of such Acquisition Entity, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement.

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Section 6.4. Litigation and Proceedings. As of the date hereof (a) there are no pending or, to the knowledge of such Acquisition Entity, threatened Legal Proceedings against such Acquisition Entity, its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon such Acquisition Entity, nor are any properties or assets of such Acquisition Entity or its business bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement; or (ii) be material to the business of such Acquisition Entity.

Section 6.5. Governmental Authorities; Consents. Assuming the truth and completeness of the respective representations and warranties of the Company and Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of such Acquisition Entity with respect to such Acquisition Entity’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Acquisition Entities (taken as a whole) and (b) the filing of the Proxy/Registration Statement with the SEC, the registration of the Plan of First Merger, the Plan of Second Merger and related documentation with the Cayman Registrar and publication of notification of the Mergers in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act.

Section 6.6. Capitalization of Acquisition Entities.

(a) As of the date of this Agreement, the authorized share capital of (i) PubCo consists of 50,000 ordinary shares, par value US$1.00 per share (the “Pre-Closing PubCo Ordinary Shares”), of which one such share (such shares, as the same may be consolidated, subdivided or reclassified after the date of this Agreement), is issued and outstanding as of the date of this Agreement, (ii) Merger Sub I consists of 50,000 ordinary shares, par value US$1.00 per share, of which one such share (the “Merger Sub I Share”) is issued and outstanding as of the date of this Agreement, and (iii) Merger Sub II consists of 50,000 ordinary shares, par value US$1.00 per share, of which one such share (the “Merger Sub II Share”) is issued and outstanding as of the date of this Agreement. The foregoing represents all of the issued and outstanding Equity Securities of each of PubCo, Merger Sub I and Merger Sub II, respectively, as of the date of this Agreement. All of the issued and outstanding Equity Securities of the respective Acquisition Entities (1) have been duly authorized and validly issued and allotted and are fully paid; (2) have been offered, sold, transferred and issued in compliance with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of the respective Acquisition Entities and (B) any other applicable Contracts governing the issuance or allotment of such securities to which the relevant Acquisition Entity is a party or otherwise bound; (3) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the respective Acquisition Entities or any Contract to which the relevant Acquisition Entity is a party or otherwise bound; and (4) were issued free and clear of any Liens (other than each Acquisition Entity’s own Lien with respect to the issued shares in its capital as provided for in the Governing Documents of the relevant Acquisition Entity). All filings and returns required by applicable Law to be delivered or made by the relevant Acquisition Entity to the relevant authorities in the Cayman Islands or any other jurisdiction in respect of all issuances and transfers of Equity Securities of such relevant Acquisition Entity has been duly and correctly delivered or made on a timely basis.

(b) Except as set forth in this Section 6.6 or as contemplated by this Agreement or the other documents to which such Acquisition Entity is a party contemplated hereby, such Acquisition Entity has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for any shares of such Acquisition Entity, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any shares of such Acquisition Entity or the value of which is determined by reference to the shares of such Acquisition Entity, and there are no Contracts of any kind which may obligate such Acquisition Entity to issue, purchase, redeem or otherwise acquire any shares of such Acquisition Entity.

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(c) Such Acquisition Entity has no Subsidiaries (other than Merger Sub I and Merger Sub II being wholly-owned Subsidiaries of PubCo), and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Such Acquisition Entity is not party to any Contract that obligates such Acquisition Entity to invest money in, loan money to or make any capital contribution to any other Person.

Section 6.7. Brokers’ Fees. Except for fees described on Section 4.31 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Acquisition Entity.

Section 6.8. Business Activities. Since formation, such Acquisition Entity has not conducted any business activities other than those directed toward the consummation of the Transactions. Except as set forth in such Acquisition Entity’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon such Acquisition Entity or to which such Acquisition Entity is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of such Acquisition Entity or any acquisition of property by such Acquisition Entity or the conduct of business by such Acquisition Entity as currently conducted or as contemplated to be conducted as of the First Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to such Acquisition Entity.

Section 6.9. Consideration Shares. The First Merger Consideration and Second Merger Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued and allotted, fully paid and non-assessable and issued or allotted in compliance with all applicable Law, including state and federal securities Laws, and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, PubCo’s Governing Documents, or any Contract to which PubCo is a party or otherwise bound.

Section 6.10. Foreign Private Issuer and Emerging Growth Company. PubCo is and shall be at all times commencing from the date thirty (30) days prior to the first filing of the Proxy/Registration Statement with the SEC through the Second Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 6.11. Intended Tax Treatment. Such Acquisition Entity has not taken any action or agreed to take any action, nor to the knowledge of such Acquisition Entity are there any facts or circumstances, that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 6.12. No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, such Acquisition Entity and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that such Acquisition Entity has made its own investigation of Acquiror and the Company and that neither Acquiror, the Company nor any of their respective Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV and Acquiror in Article V), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by the Company or Acquiror, as well as any information, documents or other materials or management presentations that have been or shall hereafter be provided to any Acquisition Entity, its Subsidiaries or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company or Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company or Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

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ARTICLE VII

COVENANTS OF THE COMPANY & THE ACQUISITION ENTITIES

Section 7.1. Conduct of Business. From the date of this Agreement through the earlier of the Second Closing or valid termination of this Agreement pursuant to Article XI (the “Interim Period”), each of PubCo, Merger Sub I, Merger Sub II and the Company (including as the Surviving Company upon and following the First Closing) shall, and the Company shall cause its Subsidiaries to, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents, (ii) as required by Law or (iii) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; and (B) comply with its Governing Documents, except solely in the case of any Subsidiary of the Company, where non-compliance by such Subsidiary would not be material to the Transactions or to the business of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section 7.1 of the Company Disclosure Letter or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), PubCo, Merger Sub I, Merger Sub II and the Company shall not, and the Company shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement or the other Transaction Documents or required by Law:

(a) (i) change or amend its Governing Documents or the Governing Documents of any of the Company’s Subsidiaries, except in the case of any of the Company’s Subsidiaries only, for any such amendment which is not material to the Transactions or to the business of the Company and its Subsidiaries, taken as a whole; or (ii) form or cause to be formed any new Subsidiary of PubCo, Merger Sub I or Merger Sub II;

(b) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities (other than dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company);

(c) (i) split or subdivide, combine or consolidate, reclassify, recapitalize or otherwise amend any terms of any shares or series of its or any of its Subsidiaries’ Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company for its own Equity Securities where such Subsidiary remains a wholly-owned Subsidiary of the Company after consummation of such transaction; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(d) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital or outstanding Equity Securities or Equity Securities of its Subsidiaries, except for transactions solely among the Company, any wholly-owned Subsidiary of the Company or among wholly-owned Subsidiaries of the Company in any such case for Equity Securities of a wholly-owned Subsidiary of the Company;

(e) enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Contract of a type required to be listed on Section 4.12(a) of the Company Disclosure Letter, or any Real Property Lease, in each case, other than in the ordinary course of business consistent with past practice or as required by Law;

(f) sell, assign, transfer, convey, lease, exclusively license or otherwise dispose of any of its material tangible assets or properties, except for (i) dispositions of obsolete or worthless equipment or other tangible assets or properties, (ii) transactions solely among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries, and (iii) transactions in the ordinary course of business consistent with past practice;

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(g) except as otherwise required by Law, existing Company Benefit Plans or the Contracts listed on Section 4.12(a) or Section 4.13(f) of the Company Disclosure Letter, (i) increase or grant any equity or equity based awards (except as permitted by Section 7.1(n)) or other severance, retention, change in control or termination or similar pay, (ii) hire or terminate (other than for cause or due to death or disability) any employee or consultant of the Company or any Subsidiary of the Company other than any employee or consultant with an annual base salary that does not exceed $250,000, (iii) terminate, adopt, enter into or materially amend any Company Benefit Plan, except for entering into, terminating or taking any other action with respect to any employment or engagement arrangements, to the extent not otherwise prohibited under any other sub-section of this Section 7.1(g), (iv) materially increase the cash compensation or bonus opportunity of any employee, officer, director or individual independent contractor, except in the ordinary course of business consistent with past practice, (v) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of the Company’s Subsidiaries or (vi) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable or provided by the Company or any of the Company’s Subsidiaries, except in the ordinary course of business consistent with past practice;

(h) (i) acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof; or (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $200,000 individually or $500,000 in the aggregate, other than the ordinary course funding and cash management by the Company or its Subsidiaries of the Company’s Subsidiaries;

(i) in the case of PubCo, Merger Sub I and Merger Sub II only, acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of, making any investment in or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof; or (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances;

(j) issue or sell any debt securities or options, warrants or other rights to acquire any debt securities of PubCo, Merger Sub I, Merger Sub II or the Company or any Subsidiary of the Company or otherwise incur, assume or guarantee or otherwise become liable for any Indebtedness, other than (i) in the case of the Company and its Subsidiaries only, in a principal amount not exceeding $100,000 in aggregate or (ii) borrowings under credit agreements disclosed in Section 7.1(j) of the Company Disclosure Letter, in the form and within the limits that exist on the date hereof;

(k) (i) make or change any material election in respect of Taxes, (ii) amend, modify or otherwise change any filed material Tax Return, (iii) adopt or request permission of any taxing authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes;

(l) except as contemplated by this Agreement, the Transaction Documents, and the Transactions, take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(m) discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeds $150,000, except as such obligations become due or in the ordinary course of business consistent with past practice;

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(n) other than pursuant to any Transaction Financing Agreement, issue, sell, grant, pledge, transfer or otherwise dispose of (i) any of its Equity Securities, (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations to issue, deliver or sell any Equity Securities of the Company, any Subsidiary of the Company, PubCo, Merger Sub I or Merger Sub II, or (iii) amend, waive or modify any terms or rights of or attaching to any Equity Securities of any of them, in each case of the foregoing (i), (ii) and (iii), other than (y) Company Ordinary Shares upon conversion of the applicable Company Shares outstanding as of the date hereof in accordance with the Company Charter as of the date hereof and (z) issuance of Equity Securities by a Subsidiary of the Company (1) to the Company or a wholly-owned Subsidiary of the Company or (2) on a pro rata basis to all shareholders of such Subsidiary;

(o) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or winding up of PubCo, Merger Sub I, Merger Sub II or the Company or any of the Company’s Subsidiaries, other than liquidation or dissolution of any dormant Subsidiary of the Company;

(p) waive, release, settle, compromise or otherwise resolve any Legal Proceedings, except in the ordinary course of business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $100,000 in the aggregate;

(q) assign or grant to, or agree to assign or grant to, any Person rights to any Intellectual Property or software that is material to the Company and its Subsidiaries taken as a whole, or dispose of, abandon or permit to lapse any rights to any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, except for (i) the expiration of Company Registered Intellectual Property in accordance with the applicable statutory term (or in the case of domain names, applicable registration period) and (ii) non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(r) disclose or agree to disclose to any Person (other than Acquiror or any of its Representatives) any trade secret of the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice and pursuant to obligations to maintain the confidentiality thereof;

(s) make or commit to make capital expenditures other than in an amount not in excess of $1,000,000, in the aggregate;

(t) manage the Company’s and its Subsidiaries’ working capital (including paying amounts payable in a timely manner when due and payable) in a manner other than in the ordinary course of business consistent with past practice;

(u) other than as required by applicable Law, enter into or extend any collective bargaining agreement or similar labor agreement between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union or other labor organization representing employees of the Company or any of the Company’s Subsidiaries, on the other hand, or recognize or certify any labor union or labor organization as the bargaining representative for any employees of the Company or its Subsidiaries;

(v) terminate without replacement, abrogate, suspend, or fail to use reasonable efforts to maintain any License material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;

(w) expressly waive the written restrictive covenant obligations of any current or former employee of the Company or any of the Company’s Subsidiaries;

(x) (i) limit its right or the right of any of its Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, adversely affect, or disrupt, in any material respect, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole;

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(y) terminate without replacement or amend in a manner adverse, in any material respect, to the Company and its Subsidiaries, taken as a whole, any insurance policy insuring any risks of the business of the Company or any of the Company’s Subsidiaries;

(z) make any material change in its accounting principles or methods unless required by IFRS or applicable Law or, to the extent applicable to the Company or a Subsidiary, applicable local accounting standards;

(aa) other than (i) expressly required by any Transaction Document or (ii) those employment agreements, indemnification agreements, Contracts covered by any Company Benefit Plan, confidentiality agreements, non-competition agreements or any other agreement of similar nature in each case entered into on arm’s length terms in the ordinary course consistent with past practice with employees (other than Executive-level Employees), enter into, renew or amend in any material respect or terminate, any Contract with a Company Related Party;

(bb) in the case of the Acquisition Entities only, conduct any business activities other than those solely related to the consummation of the Transactions;

(cc) in the case of the Acquisition Entities only, incur, guarantee or otherwise become liable for any Indebtedness; or

(dd) enter into any agreement to do any action prohibited under this Section 7.1.

Section 7.2. Inspection. Subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligations), and to the extent permitted by applicable Law, each of PubCo, Merger Sub I, Merger Sub II and the Company shall, and the Company shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company and its Subsidiaries taken as a whole, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of PubCo, Merger Sub I, Merger Sub II and the Company and the Company’s Subsidiaries, and shall furnish such Representatives with all financial and operating data and other information that are in the possession or control of the Company or any of its Subsidiaries or PubCo, Merger Sub I or Merger Sub II concerning the affairs of PubCo, Merger Sub I, Merger Sub II or the Company or any of the Company’s Subsidiaries as such Representatives may reasonably request for the purposes of and in connection with the Transactions or any Transaction Documents, including information and such other materials and resources relating to any Legal Proceeding initiated, pending or threatened during the Interim Period, or to the compliance and risk management operations and activities of PubCo, Merger Sub I, Merger Sub II and the Company and the Company’s Subsidiaries during the Interim Period. All information obtained by Acquiror or its respective Representatives pursuant to this Section 7.2 shall be subject to the Confidentiality Agreement.

Section 7.3. Preparation and Delivery of Additional Company Financial Statements.

(a) If the Second Merger Effective Time has not occurred prior to August 31, 2024, then on or prior to September 1, 2024, the Company shall deliver to Acquiror and PubCo (i) unaudited consolidated statements of financial position and unaudited consolidated statements of comprehensive income, cash flow and shareholders’ equity of the Company and its Subsidiaries as of and for the six-month periods ending June 30, 2024 and June 30, 2023 which comply in all material respects with the applicable accounting requirements (including the standard of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “H1 Financial Statements”); and (ii) pro forma consolidated financial statements in respect of the Company and its Subsidiaries and the Acquiror using the Acquiror’s unaudited statement of operations, cash flow and shareholders’ equity as of and for the six-month period ending June 30, 2024, which comply in all material respects with the applicable accounting requirements (including the standard of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “H1 Pro Forma Financial Statements” and together with the 2023 Pro Forma Financial Statements, the “Pro Forma Financial Statements”).

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(b) Each of the Company, PubCo, Merger Sub I and Merger Sub II shall each use its reasonable best efforts to (i) assist Acquiror, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company and its Subsidiaries, in preparing in a timely manner other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by PubCo, Acquiror or the Company with the SEC in connection with the Transactions, and (ii) to obtain the consent of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 7.4. Alternative Proposals. From the date hereof until the Second Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, PubCo, Merger Sub I, Merger Sub II and the Company shall not (and the Company shall cause its Subsidiaries not to), and none of them shall permit any of their respective Representatives to, (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Alternative Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Alternative Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal. From and after the date hereof, the Company shall, and shall direct its Subsidiaries and controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror, Sponsor and their Representatives) with respect to an Alternative Proposal.

Section 7.5. Exchange Listing. From the date of this Agreement through the earlier of Second Closing and termination of this Agreement, PubCo shall apply for, and shall use reasonable best efforts to cause, and the Company shall provide all reasonable assistance reasonably required by PubCo in order for PubCo to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Second Closing Date.

Section 7.6. Notice of Developments. From and after the date of this Agreement until the earlier of the Second Closing or the termination of this Agreement in accordance with its terms, each of PubCo, Merger Sub I, Merger Sub II and the Company shall promptly (and in any event prior to the Second Closing) notify Acquiror in writing, upon PubCo, Merger Sub I, Merger Sub II or the Company or any of the Company’s Subsidiaries, as applicable, becoming aware (awareness being determined with reference to the knowledge of the Company) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied, (b) any breach of a representation or warranty given by the Company in Article IV or by any Acquisition Entity in Article VI or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have an adverse effect in any material respect on the ability of the parties hereto (other than the Acquiror) to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 7.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, Acquiror.

Section 7.7. No Trading. Each of the Company, PubCo, Merger Sub I and Merger Sub II acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. Each of the Company, PubCo, Merger Sub I and Merger Sub II hereby agrees that it shall not and shall cause its Subsidiaries not to purchase or sell any securities of Acquiror in violation of such Laws, or cause or encourage any Person to do the foregoing.

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Section 7.8. Shareholder Litigation. Without limiting Section 7.1 above: (a) in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the Company, PubCo, Merger Sub I or Merger Sub II, threatened in writing, against the Company or any of its Subsidiaries, PubCo, Merger Sub I or Merger Sub II or the board of directors of the Company or any of its Subsidiaries, PubCo, Merger Sub I or Merger Sub II by any Company Shareholders prior to the Second Closing, the Company, PubCo, Merger Sub I or Merger Sub II, as applicable, shall promptly after becoming aware of such litigation notify Acquiror of such litigation and keep Acquiror reasonably informed with respect to the status thereof; and (b) the Company, PubCo, Merger Sub I and Merger Sub II shall provide Acquiror the opportunity to participate in (at Acquiror’s own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall consider in good faith Acquiror’s suggestions with respect to such litigation and shall not settle any such litigation without prior written consent of Acquiror, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 7.9. Employee Matters.

(a) No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 7.10 are included for the sole benefit of Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any Company Benefit Plan or other employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of PubCo, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Second Closing Date, or (iii) shall confer upon any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary (other than for any party to this Agreement) or other right of any kind or nature whatsoever.

Section 7.10. Shareholder Proxies. To the extent required for purposes of obtaining the Company Shareholder Approval, as soon as practicable following the date of this Agreement, the Company shall use commercially reasonable efforts to solicit from its shareholders (other than any Company Shareholder which is a party to the Company Shareholders Support Agreement) the agreement of such shareholders (in a form reasonably satisfactory to Acquiror) to vote (whether pursuant to a duly convened meeting of the shareholders of the Company or to approve by way of a written resolution of the shareholders of the Company) in favor of the Company Shareholder Approval, and/or to appoint individuals designated by the Company as proxies to vote in favor of the Company Shareholder Approval.

Section 7.11. Transaction Documents. Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, none of PubCo, Merger Sub II, Merger Sub I or the Company shall amend any Transaction Document or the Company Charter, or agree to amend any Transaction Document or the Company Charter, unless consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

Section 7.12. Reference to the Surviving Company. For the purpose of this Article VII, when referring “Merger Sub I” or “the Company,” it shall be understood that it includes the Surviving Company if the First Merger has been completed, to the extent applicable.

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ARTICLE VIII

COVENANTS OF ACQUIROR

Section 8.1. Trust Account Proceeds and Related Available Equity. Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice shall be provided by Acquiror to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Second Closing, Acquiror shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions and pay to the underwriters of the IPO all outstanding deferred underwriting commissions, (2) pay all accrued and unpaid Acquiror Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of Acquiror, not less than two (2) Business Days prior to the Second Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, provided that the amount of such aggregate accrued and unpaid Acquiror Transaction Expenses shall not to exceed $5,000,000, (3) pay all accrued and unpaid Company Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of the Company, not less than two (2) Business Days prior to the Second Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, and (4) after the deductions contemplated in (1), (2) and (3), pay all remaining amounts then available in the Trust Account (if any) (the “Remaining Trust Fund Proceeds”) to a bank account designated by the Surviving Company for its immediate use, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Agreement shall terminate, except as otherwise provided therein. If a bank account of PubCo or any of its Subsidiaries is designated by the Surviving Subsidiary under Clause (ii)(4), the payment of the Remaining Trust Fund Proceeds to such bank account may be treated as (i) an advance from the Surviving Subsidiary to PubCo or such Subsidiary of PubCo, or (ii) a dividend from the Surviving Subsidiary to PubCo, in each case, as determined by the Surviving Subsidiary in its sole discretion, subject to applicable Laws.

Section 8.2. Nasdaq Listing. From the date of this Agreement through the Second Merger Effective Time, Acquiror shall use its reasonable best efforts to ensure Acquiror remains listed as a public company on Nasdaq.

Section 8.3. No Solicitation by Acquiror. From the date hereof until the Second Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, Acquiror shall not, and shall direct the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives not to, directly or indirectly (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Acquiror Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Acquiror Acquisition Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of Acquiror, in each case for the purpose of encouraging or facilitating an Acquiror Acquisition Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Acquiror Acquisition Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Acquiror Acquisition Proposal. From and after the date hereof, Acquiror shall, and shall direct the Sponsor and its controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Company and its Representatives) with respect to an Acquiror Acquisition Proposal. Notwithstanding the foregoing but subject to Section 12.14, nothing else in this Agreement shall prohibit Acquiror, or the Acquiror Board from making any legally required disclosure, including legally required disclosure of factual information regarding the business, financial condition or results of operations of Acquiror.

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Section 8.4. Acquiror Conduct of Business. During the Interim Period, Acquiror shall, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents, (ii) as required by Law, (iii) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) or (iv) as set forth in Section 8.4 of the Acquiror Disclosure Letter, (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice and (B) comply in all material respects with its Governing Documents. Without limiting the generality of the foregoing, except as set forth in Section 8.4 of the Acquiror Disclosure Letter or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, except as otherwise contemplated by this Agreement or the other Transaction Documents or as required by Law:

(a) seek any approval from the Acquiror Shareholders, to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror, except as contemplated by the Transaction Proposals;

(b) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(c) (i) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities, (ii) subdivided, consolidate, reclassify or otherwise amend any terms of its Equity Securities, or (iii) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding Equity Securities, other than redemptions of Acquiror Ordinary Shares made as part of the Acquiror Share Redemptions;

(d) (i) make or change any material election in respect of Taxes, (ii) amend, modify or otherwise change any filed material Tax Return, (iii) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes, or (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes;

(e) except as contemplated by this Agreement, the Transaction Documents, and the Transactions, take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(f) other than as expressly required or contemplated by the Sponsor Support Agreement or any other Transaction Document, enter into, renew or amend in any material respect, any Contract with Sponsor or an Affiliate of Acquiror (including (i) any Person in which the Sponsor has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more and (ii) any Person who has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more in the Sponsor), other than any Contract relating to a Working Capital Loan, any Contract related to Acquiror Transaction Expenses, any Contract relating to the non-redemption of Acquiror Ordinary Shares or any other Contract set out in the Acquiror Disclosure Letter;

(g) incur, guarantee or otherwise become liable for any Indebtedness, other than (i) liabilities incurred in the ordinary course of business and in an amount, individually or in the aggregate, not to exceed $100,000, (ii) any Acquiror Transaction Expenses, (iii) Working Capital Loans and (iv) other Indebtedness as set out in Section 8.4(g) of the Acquiror Disclosure Letter;

(h) (i) issue any Equity Securities or securities exercisable for or convertible into Equity Securities (other than issuances of Acquiror Ordinary Shares issuable upon, or subject to, the exercise or settlement of the Acquiror Warrants), (ii) grant any options, warrants or other equity-based awards with respect to any Equity Securities not outstanding on the date hereof, or (iii) other than pursuant to or as contemplated by the Transaction Documents, amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Acquiror Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(i) make any change in its accounting principles or methods unless required by GAAP;

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(j) form any Subsidiary;

(k) liquidate, dissolve, reorganize or otherwise wind-up its business and operations of Acquiror; or

(l) enter into any agreement to do any action prohibited under this Section 8.4.

Section 8.5. Acquiror Public Filings. From the date hereof through the Second Merger Effective Time, Acquiror will use reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.6. Shareholder Litigation. Without limiting Section 8.4 above, in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the board of directors of Acquiror by any Acquiror Shareholders prior to the Second Closing, Acquiror shall promptly after becoming aware of such litigation notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (at its own cost and subject to a customary joint defense agreement), but not control, the defense of any such litigation, and shall consider in good faith the Company’s suggestions with respect to such litigation and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 8.7. Section 16 Matters. Prior to the Second Closing Date, Acquiror shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.8. Transaction Documents. Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, Acquiror shall not amend any Transaction Document, or agree to amend any Transaction Document, unless consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

ARTICLE IX

JOINT COVENANTS

Section 9.1. Regulatory Approvals; Other Filings.

(a) Each of the Company, PubCo, Acquiror, Merger Sub I and Merger Sub II shall use its commercially reasonable efforts to cooperate in good faith with any Governmental Authority and use its commercially reasonable efforts to undertake promptly any and all action required to obtain those regulatory approvals, consents, Actions, nonactions or waivers, and to provide any necessary or advisable regulatory notifications in connection with the Transactions as set forth in Schedule 9.1(a) to this Agreement (the “Regulatory Approvals”) as soon as reasonably practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, PubCo, Acquiror, Merger Sub I and Merger Sub II shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as reasonably possible after the execution of this Agreement.

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(b) With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, PubCo, Merger Sub I, Merger Sub II and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization and to provide any necessary or advisable regulatory notifications under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate in good faith with each other in the defense of such matters. To the extent not prohibited by Law, the Company, PubCo, Merger Sub I, Merger Sub II shall (and the Company shall cause its Subsidiaries to) promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided that none of the parties shall extend any waiting period or comparable period or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, their respective agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and other related fees in connection with the Regulatory Approvals.

Section 9.2. Preparation of Proxy Statement/Proxy/Registration Statement; Acquiror Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a) Proxy/Registration Statement and Prospectus.

(i) As promptly as reasonably practicable after the execution of this Agreement, the Company, PubCo, Merger Sub I, Merger Sub II and Acquiror shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including a proxy statement and prospectus, the “Proxy/Registration Statement”) among other things, registering the PubCo Ordinary Shares and PubCo Warrants issuable to the Acquiror Shareholders and the Company Shareholders pursuant to this Agreement and relating to the Acquiror Shareholders’ Meeting to approve and adopt: (A) the Second Merger and the Plan of Second Merger, (B) this Agreement, the other Transaction Documents and the Business Combination, (C) the adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or any proposal in (D), and (D) any other proposals as the SEC (or staff member thereof) indicates are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals as reasonably agreed in writing by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby (such proposals in (A) through (D), collectively, the “Transaction Proposals”).

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(ii) Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company shall (and the Company shall cause each of its Subsidiaries to) each use its commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, PubCo, Acquiror, Merger Sub I and Merger Sub II shall (and the Company shall cause each of its Subsidiaries to) use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares pursuant to this Agreement. Each of the Company, PubCo, Acquiror, Merger Sub I and Merger Sub II also agrees to (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company, PubCo, Merger Sub I and Merger Sub II shall furnish all information concerning the Company and its Subsidiaries, PubCo, Merger Sub I and Merger Sub II and any of their respective members or shareholders as may be reasonably requested in connection with any such action.

(iii) As promptly as reasonably practicable after finalization and effectiveness of the Proxy/Registration Statement, unless otherwise mutually agreed by the Company and Acquiror, Acquiror shall use reasonable best efforts to within ten (10) Business Days thereof, mail the Proxy/Registration Statement to the Acquiror Shareholders. Each of Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of Acquiror, PubCo, Merger Sub I, Merger Sub II, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions.

(iv) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(v) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company. PubCo will advise the Company and Acquiror, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of any PubCo Ordinary Shares and PubCo Warrants to be issued or issuable in connection with this Agreement (or upon exercise of any PubCo Warrants) for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company or Acquiror (as applicable) a reasonable opportunity to provide comments and amendments to any such filing. Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

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(vi) Each of Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company shall ensure that none of the information supplied by it or its Subsidiaries or on its behalf for inclusion or incorporation by reference in (A) the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Proxy/Registration Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii) If at any time prior to the Second Merger Effective Time the Company, PubCo, Merger Sub I, Merger Sub II or Acquiror becomes aware that any information relating to the Company, PubCo, Merger Sub I, Merger Sub II, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Proxy/Registration Statement is required to be amended, so that the Proxy/Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders and Company Shareholders.

(b) Acquiror Shareholder Approval.

(i) As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, Acquiror shall establish a record date for, duly call and give notice of, convene and hold a meeting of the Acquiror Shareholders (including any adjournment or postponement thereof, the “Acquiror Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals, obtaining the Acquiror Shareholders’ Approval (including if necessary any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), and providing Acquiror Shareholders with the opportunity to elect to effect an Acquiror Share Redemption and such other matters as may be mutually agreed by Acquiror and the Company.

(ii) Acquiror will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Acquiror Shareholders’ Approval, and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Acquiror’s Governing Documents. Acquiror (A) shall consult with the Company regarding the record date and the date of the Acquiror Shareholders’ Meeting, and (B) shall not adjourn or postpone the Acquiror Shareholders’ Meeting more than twice (and in that event, for no more than thirty (30) days in the aggregate) without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Acquiror shall not be required to adjourn or propose to adjourn the Acquiror Shareholders’ Meeting.

(iii) The Proxy/Registration Statement shall include a statement to the effect that the Acquiror Board has unanimously recommended that the Acquiror Shareholders vote in favor of the Transaction Proposals at the Acquiror Shareholders’ Meeting (such statement, the “Acquiror Board Recommendation”) and neither the Acquiror Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Acquiror Board Recommendation.

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(c) Company Shareholder Approval.

(i) As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Company Shareholder Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by Acquiror and the Company. The Company will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the Company Shareholder Approval and will take such other action as is reasonably necessary or advisable to obtain such proxies and the Company Shareholder Approval and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law and the Company’s Governing Documents (including if necessary any adjournment or postponement of such meeting for the purpose of establishing a quorum). The Company (y) shall set the date of the Company Shareholders’ Meeting not more than fifteen (15) days after the Proxy/Registration Statement is declared effective or such other date as may be agreed by Acquiror and the Company in writing, acting reasonably, and (z) shall not adjourn the Company Shareholders’ Meeting for more than three (3) Business Days in aggregate (and in any event to a date not less than 48 hours before the scheduled Acquiror Shareholders’ Meeting) without the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) The Company shall send the Proxy/Registration Statement and the meeting materials to the Company Shareholders which shall seek the Company Shareholder Approval and shall include together with all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholder Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 9.3. Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, Acquiror, PubCo, Merger Sub I, Merger Sub II and the Company shall each, and each shall cause its Subsidiaries to, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, PubCo, Merger Sub I, Merger Sub II or the Company or their respective Affiliates are required to obtain in order to consummate the Mergers, (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable, and (c) use commercially reasonable efforts to carry out the Transaction Financing after the date hereof; provided that the Company and Acquiror shall not be required to act or omit to take any action that would constitute a breach of Section 7.1 or Section 8.4, respectively.

Section 9.4. Tax Matters.

(a) Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement shall be paid for by the Company pursuant to Section 12.6.

(b) Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment (to the extent required to file such a Tax Return) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law.

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(c) Exclusions or Inclusions under Sections 481, 7121, or similar provisions. None of the Parties will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date; or (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business.

(d) Stock Distributions Under Sections 355 and/or 361 of the Code. None of the Parties have, within the last two years, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(e) As of the date of this Agreement, none of the Parties have any reason to believe that any conditions or facts exist that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 9.5. Cooperation; Consultation. Prior to the Second Closing, each of the Company, the Acquisition Entities and Acquiror shall, and each of them shall cause its respective Subsidiaries (as applicable) and its and their respective Representatives to reasonably cooperate in a timely manner in connection with any financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company, the Acquisition Entities or Acquiror shall be subject to the parties’ mutual agreement), including (if mutually agreed by the parties) (a) by providing such information and assistance as the other party may reasonably request, (b) granting such access to the other party and its Representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.

Section 9.6. Indemnification and Insurance.

(a) From and after the Second Merger Effective Time, each of the Surviving Company and the Surviving Subsidiary agrees that it shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Second Merger Effective Time, whether asserted or claimed prior to, at or after the Second Merger Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and each of their respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Company and the Surviving Subsidiary shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six (6) years from the Second Merger Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s, Acquiror’s and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

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(b) For a period of six (6) years from the Second Merger Effective Time, the Surviving Company shall, and PubCo shall cause the Surviving Company to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company, Acquiror or their respective Representatives, as applicable) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Surviving Company be required to pay an annual premium for such insurance in excess of three hundred percent (200%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2023; provided that (i) the Surviving Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Second Merger Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 9.6 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 9.6 shall survive the Second Closing indefinitely and shall be binding, jointly and severally, on PubCo, the Surviving Company and the Surviving Subsidiary and all of their respective successors and assigns; and (ii) in the event that PubCo, the Surviving Company or the Surviving Subsidiary or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, each of PubCo, the Surviving Company and the Surviving Subsidiary shall ensure that proper provision shall be made so that the successors and assigns of PubCo, the Surviving Company and the Surviving Subsidiary, as applicable, shall succeed to the obligations set forth in this Section 9.6.

(d) On the Second Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Second Closing directors and officers of PubCo, which indemnification agreements shall continue to be effective following the Second Closing.

(e) The provisions of this Section 9.6: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Second Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on PubCo, the Surviving Company and the Surviving Subsidiary and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Governing Documents, or otherwise and (iv) shall survive the consummation of the Second Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the prior written consent of such D&O Indemnified Party.

Section 9.7. Public Announcements.

(a) The Parties agree that, at any time on or after the date hereof and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Second Closing, no public release, filing or announcement concerning this Agreement or the other Transaction Documents or the Transactions shall be issued by any Party or any of their Representatives or Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Acquiror, the Company and the Acquisition Entities, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Acquiror shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable securities Laws, which shall be subject to the Company’s review, comment and approval prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Merger Closing Date (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, PubCo shall file a current report on Form 20-F (the “Closing Filing”) with the Closing Press Release and a description of the Transactions as required by all applicable Laws which Acquiror and the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each of the Company and Transaction Entities on one hand, and Acquiror on the other, shall, upon request by the other, furnish the other parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions.

Section 9.8. Transaction Financings. Each of the Company, the Acquisition Entities and Acquiror shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to: (a) identify sources of financing from third parties in the form of equity investments (the “Transaction Financing”) in the amount sufficient to cause the Available Closing Cash no less than $30,000,000, as mutually agreed between the Company and Acquiror and negotiate binding agreements in connection therewith (the “Transaction Financing Agreements”), in the form and substance satisfactory to the Company and Acquiror; and (b) reasonably cooperate in a timely manner in connection with any such Transaction Financing.

Section 9.9. Key Person Agreements. Each of the Company and Surviving Company shall procure the execution and delivery of Company Employment Agreement by each executive officers of the Surviving Company effective on and following the First Closing containing non-disclosure, non-competition, non-circumvention/ solicitation protective clauses for the benefit of the Surviving Company (collectively, the “Key Person Agreements”).

Section 9.10. Post-Merger Closing Directors and Officers of PubCo. Each of the Surviving Company, PubCo and Acquiror shall take all such action within its power as may be necessary or appropriate such that upon the Second Closing:

(a) the board of directors of PubCo shall consist of (i) existing members of the directors of the Company immediately prior to the First Merger Effective Time, (ii) one (1) member nominated by the Company and (iii) one (1) nominated by the Sponsor provided that the composition of board of directors of PubCo shall comply with applicable SEC and Nasdaq listing rules and regulations; and

(b) the officers of PubCo immediately prior to the Second Closing shall continue to serve in such capacity in accordance with the terms of PubCo’s Governing Documents following the Second Closing, until their respective successors are duly elected or appointed and qualified.

ARTICLE X

CONDITIONS TO OBLIGATIONS

Section 10.1. Conditions of Each Party’s Obligations. The obligations of each Party to consummate, or cause to be consummated, the Mergers, are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the party or parties whose obligations are conditioned thereupon:

(a) the Acquiror Shareholder Approval shall have been obtained and remain in full force and effect;

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(b) the Company Shareholder Approval shall have been obtained and remain in full force and effect;

(c) the Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(d) (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Second Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any written notice of material non-compliance therewith unless any non-compliance is curable within 30 days of receipt of such notice, and (ii) the PubCo Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(e) all Regulatory Approvals necessary to consummate the Transactions as contemplated hereby shall have been obtained

(f) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the First Closing or the Second Closing illegal or which otherwise prevents or prohibits consummation of the First Closing or the Second Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial;

(g) all third party consents necessary to consummate the Transactions as contemplated hereby shall have been obtained;

(h) there shall have been no Material Adverse Effect of any of the Company or the Acquisition Entities or Acquiror;

(i) the actions provided in Section 2.1 have been completed; and

(j) all Transaction Documents shall have been executed and delivered by the other parties thereto and been in full force and effect in according with the terms thereof as of the First Closing and the Second Closing, as applicable.

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Section 10.2. Conditions to Obligations of Acquiror at the Second Closing. The obligations of Acquiror to consummate, or cause to be consummated, the Second Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) The Company Fundamental Representations (in each case disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception), and the representations and warranties contained in Section 4.3 (Due Authorization), Section 4.23 (Absence of Changes), Acquisition Entity Fundamental Representations, Section 6.1 (Company Organization), Section 6.2 (Due Authorization) and Section 6.6 (Capitalization of Acquisition Entities) shall be true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at and as of the First Closing Date and the Second Closing Date respectively (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). Each of the other representations and warranties of (i) the Company contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception, ) shall be true and correct at and as of the First Closing Date and the Second Closing Date as if made at the First Closing Date and the Second Closing Date respectively (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and (ii) the Acquisition Entities contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “material adverse effect” or any similar qualification or exception) shall be true and correct at and as of the First Closing Date and the Second Closing Date as if made at the First Closing Date and the Second Closing Date respectively (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on any Acquisition Entity;

(b) each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the First Closing or the Second Closing (as the case may be) shall have been performed in all material respects;

(c) the First Merger Effective Time and the First Closing shall have occurred prior to the Second Merger Effective Time;

(d) each of the Company and the Acquisition Entities shall have delivered to Acquiror a good standing certificate or in case of the Company, enterprise registration certificate and investment registration certificate, or similar documents applicable for the relevant Acquisition Entities in its jurisdiction of incorporation) for such entity certified as of a date no earlier than ten (10) days prior to the Second Closing Date from the proper Governmental Authority of such entity’s jurisdiction of organization and from each other jurisdiction in which such entity is qualified to do business as a foreign entity as of the Second Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdiction; and

(e) Each of the Company and the Acquisition Entities shall have delivered to Acquiror a certificate signed by an authorized director or officer of each of the Company and the Acquisition Entities certifying that the conditions specified in clauses (a) to (d). have been fulfilled.

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Section 10.3. Conditions to Obligations of the Acquisition Entities and the Company at Second Closing. The obligations of Acquisition Entities and the Company to consummate, or cause to be consummated, the Second Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) The Acquiror Fundamental Representations (in each case disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception), and the representations and warranties contained in Section 5.1 (Company Organization), Section 5.2 (Due Authorization), and Section 5.10 (Absence of Changes) shall be true and correct in all respects at and as of the First Closing Date and the Second Closing Date as if made at the First Closing Date and the Second Closing Date respectively (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). Each of the other representations and warranties of the Acquiror contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct as of the First Closing Date and the Second Closing Date as if made at the First Closing Date and the Second Closing Date respectively (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date), except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

(b) each of the covenants of Acquiror to be performed as of or prior to the First Closing or the Second Closing (as the case may be) shall have been performed in all material respects;

(c) the Available Closing Cash shall be no less than $30,000,000 upon the Second Closing;

(d) the aggregate unpaid Acquiror Transaction Expenses shall not exceed $5,000,000, or alternatively, the Sponsor shall have paid in full all unpaid Acquiror Transaction Expenses in excess of $5,000,000]; and

(e) Acquiror shall have delivered to PubCo a certificate signed by an authorized director or officer of Acquiror certifying that the conditions specified in clauses (a) to (c) have been fulfilled.

Section 10.4. Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement. For the avoidance of doubt, the occurrence of any Material Adverse Effect of the Company shall not be the fault of any party unless such Material Adverse Effect of the Company is a result of the breach of this Agreement or any other Transaction Document by any particular Party, in which case such breaching Party cannot rely on the non-satisfaction of Section 10.1(g) to not proceed with the Merger Closing.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the First Merger Effective Time (or in the case of a termination pursuant to Section 11.1(f) below, following the First Merger Effective Time):

(a) by mutual written consent of the Company and Acquiror;

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(b) by written notice from either the Company or Acquiror to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the First Closing or Second Closing illegal or which otherwise prevents or prohibits consummation of the First Closing or Second Closing, other than any such restraint that is immaterial;

(c) by written notice to Acquiror from the Company if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(d) by written notice to the Company from Acquiror if there is any breach of any representation, warranty, covenant or agreement on the part of the Company, PubCo, Merger Sub I or Merger Sub II set forth in this Agreement, except that, if such Terminating Company Breach is curable by the Company, PubCo, Merger Sub I or Merger Sub II (as applicable) through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company, PubCo, Merger Sub I or Merger Sub II (as applicable) continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided that the Acquiror shall not have the right to terminate this Agreement pursuant to this Section 11.1 (d) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(e) by written notice from either the Company or Acquiror to the other if the first Closing has not occurred on or before the last date required by the Acquiror Charter for Acquiror to consummate a business combination (the “Agreement End Date”);

(f) by written notice to the Company from Acquiror if the Second Closing shall not have occurred by the third (3rd) Business Day following the first Closing;

(g) by written notice to the Company from Acquiror if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(h) by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions specified in Section 10.3 would not be satisfied at the Second Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(h) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, PubCo, Acquiror, Merger Sub I or Merger Sub II, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 11.2 and Article XII and the Confidentiality Agreement shall survive any termination of this Agreement.

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ARTICLE XII

MISCELLANEOUS

Section 12.1. Trust Account Waiver. Each of the Company, PubCo, Merger Sub I and Merger Sub II hereby represents and warrants that it has read the final prospectus of Acquiror, dated June 27, 2023 and filed with the SEC (File No. 333-272605) on June 28, 2023 (the “Prospectus”) and current report on Form 8-K of Acquiror dated and filed with the SEC on June 30, 2023 (the “Form 8-K”) available at www.sec.gov, and understands that (i) Acquiror has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public shareholders (including the public shareholders of the overallotment shares acquired by Acquiror’s underwriters, the “Public Shareholders”), (ii) except as otherwise described in the Prospectus and the Form 8-K, Acquiror may disburse monies from the Trust Account only: (a) to the Public Shareholders with respect to Acquiror Share Redemptions, (b) to the Public Shareholders if Acquiror fails to consummate a Business Combination within twelve (12) months (or up to eighteen (18) months if Acquiror extends the period of time to consummate a business combination) after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to Acquiror after or concurrently with the consummation of a Business Combination. Each of the Company, PubCo, Merger Sub I and Merger Sub II hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement (other than in Section 8.1), none of the Company, PubCo, Merger Sub I and Merger Sub II or any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) in connection with any claim that arises as a result of, in connection with, or relating to, this Agreement or any other Transaction Document, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability under any Transaction Document (collectively, the “Released Claims”). Each of the Company, PubCo, Merger Sub I and Merger Sub II, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that the Company, PubCo, Merger Sub I, Merger Sub II or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) in connection with any Released Claims (including for an alleged breach of this Agreement or any other Transaction Document). Each of the Company, PubCo, Merger Sub I and Merger Sub II agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter into the Transaction Documents, and each of the Company, PubCo, Merger Sub I and Merger Sub II further intends and understands such waiver to be valid, binding and enforceable against the Company, PubCo, Merger Sub I, Merger Sub II and each of their respective Affiliates under applicable Law. To the extent the Company, PubCo, Merger Sub I, Merger Sub II or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which action or proceeding seeks, in whole or in part, monetary relief against Acquiror, Sponsor or their respective Representatives, each of the Company, PubCo, Merger Sub I and Merger Sub II hereby acknowledges and agrees that the Company’s, PubCo’s, Merger Sub I’s, Merger Sub II’s and each of their respective Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company, PubCo, Merger Sub I, Merger Sub II or any of their respective Affiliates (or any person claiming on their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company, PubCo, Merger Sub I, Merger Sub II or any of their respective Affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief or otherwise, Acquiror and its Representatives, as applicable, shall be entitled to recover from the Company, PubCo, Merger Sub I, Merger Sub II and their respective Affiliates the associated legal fees and costs in connection with any such action, in the event Acquiror or its Representatives, as applicable, prevails in such action or proceeding.

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Section 12.2. Waiver. Subject to Section 12.21, any party to this Agreement may, at any time prior to the Second Closing, by action taken by its board of directors or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 12.3. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to Acquiror, to:

Bukit Jalil Global Acquisition 1 Ltd.
31-1 Taman Miharja Phase 3B, Jalan 3/93, 2 ½ Miles, Cheras
Kuala Lumpur, Malaysia 55200
	Attention:	Seck Chyn “Neil” Foo
	Email:	neil.foo@bjacquisition.com

with copies to (which shall not constitute notice):

Robinson & Cole LLP
Chrysler East Building
666 Third Avenue, 20th Floor
	Attention:	Arila Zhou, Esq.
	Email:	azhou@rc.com

(b)	If to PubCo, Merger Sub I or Merger Sub II, to:

c/o Global IBO Group Ltd.
No. 8, Jalan TPI 2 Taman Puncak Indah, 68000 Ampang Selangor, Malaysia
	Attention:	Lim Chun Yen
	Email:	l.dereck@globalibo.com

with copies to (which shall not constitute notice):

DLA Piper UK LLP
20th Floor, South Tower, Beijing Kerry Center
1 Guanghua Road Chaoyang District, Beijing, China
	Attention:	Yang Ge, Esq.James Chang, Esq.
	Email:	yang.ge@dlapiper.comjames.chang@dlapiper.com

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(c)	If to the Company, to:

Global IBO Group Ltd.
No. 8, Jalan TPI 2 Taman Puncak Indah, 68000 AmpangSelangor, Malaysia
	Attention:	Lim Chun Yen
	Email:	l.dereck@globalibo.com

with copies to (which shall not constitute notice):

DLA Piper UK LLP
20th Floor, South Tower, Beijing Kerry Center
1 Guanghua Road Chaoyang District, Beijing, China
	Attention:	Yang Ge, Esq.James Chang, Esq.
	Email:	yang.ge@dlapiper.com james.chang@dlapiper.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 12.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 12.5. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided that (a) the D&O Indemnified Parties may enforce Section 9.6; and (b) the Non-Recourse Parties may enforce Section 12.18.

Section 12.6. Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that if the Second Closing shall occur, the Company shall pay or cause to be paid (a) the Acquiror Transaction Expenses up to $5,000,000 and (b) the Company Transaction Expenses at the Second Closing. For the avoidance of doubt, all Acquiror Transaction Expenses in excess of $5,000,000 shall be borne by the Sponsor.

Section 12.7. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (provided that the fiduciary duties of the Company Board and the board of directors of Acquiror, the Mergers and any exercise of appraisal and dissenters’ rights with respect to the Mergers, shall in each case be governed by the laws of the Cayman Islands).

Section 12.8. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Section 12.9. Electronic Execution of the Agreement and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any Transaction Document (including any related amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms complying with applicable law, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Cayman Islands Electronic Transactions Act (As Revised), the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.10. Company Disclosure Letter and Acquiror Disclosure Letter. Each of the Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 12.11. Entire Agreement. This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter) and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the other Transaction Documents.

Section 12.12. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided that after the Company Shareholder Approval or the Acquiror Shareholder Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Company Shareholders or the Acquiror Shareholders, respectively, without such approval having been obtained.

Section 12.13. No Presumption Against Drafter. Each party hereto and its advisers cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto may not be construed against any party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

Section 12.14. Publicity.

(a) All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Second Closing be subject to the prior mutual approval of Acquiror, PubCo and the Company, which approval shall not be unreasonably withheld or delayed by any party; provided that no party shall be required to obtain consent pursuant to this Section 12.14(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12.14(a).

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(b) The restriction in Section 12.14(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other parties in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval under applicable Law and to make any related filing shall be deemed not to violate this Section 12.14.

Section 12.15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.16. Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 12.3 shall be effective service of process for any such Action.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.17. Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

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Section 12.18. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s fraud:

(a) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, PubCo, Acquiror, Merger Sub I and Merger Sub II as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of the Company, PubCo, Acquiror, Merger Sub I or Merger Sub II and (ii) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, PubCo, Acquiror, Merger Sub I or Merger Sub II under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 12.19. Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 11.2 or (y) in the case of claims against a Person in respect of such Person’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Second Closing and each such representation, warranty, covenant, obligation, agreement and provision shall terminate and expire upon the occurrence of the Second Merger Effective Time (and there shall be no liability after the Second Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Second Closing and then only with respect to any breaches occurring after the Second Closing and (b) this Article XII.

Section 12.20. Conflicts and Privilege.

(a) Acquiror, the Company, PubCo, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including, after the First Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Second Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Acquiror Group”), on the one hand, and (y) the Surviving Company and/or any member of the GIBO Group, on the other hand, any legal counsel, including Robinson & Cole LLP (“RC”), that represented Acquiror and/or the Sponsor, prior to the Second Closing may represent the Sponsor and/or any other member of the Acquiror Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. Acquiror, the Company, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including, after the Second Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Second Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the Acquiror Group, on the one hand, and Skadden, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Acquiror Group after the Second Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company, Merger Sub I or Merger Sub II prior to the Second Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company.

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(b) Acquiror, the Company, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including, after the First Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Second Closing between or among (x) the shareholders or holders of other equity interests of the Company, Merger Sub I, Merger Sub II and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “GIBO Group”), on the one hand, and (y) the Surviving Company and/or any member of the Acquiror Group, on the other hand, any legal counsel, including DLA Piper (“DLA”) that represented the Company prior to the Second Closing may represent any member of the GIBO Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented Acquiror, the Company, Merger Sub I and/or Merger Sub II in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company. Acquiror, the Company, Merger Sub I and Merger Sub II, on behalf of their respective successors and assigns (including, after the First Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Second Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company, Merger Sub I, Merger Sub II and/or any member of the GIBO Group, on the one hand, and DLA, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the GIBO Group after the Second Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Second Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

By:	/s/ Seck Chyn “Neil” Foo
Name:	Seck Chyn “Neil” Foo
Title:	Director and Chief Executive Officer

GIBO HOLDINGS LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GIBO MERGER SUB 1 LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GIBO MERGER SUB 2 LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GLOBAL IBO GROUP LTD.

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

[Signature Page to Business Combination Agreement]

Schedule 9.1

Regulatory Approvals

None.

Annex A-1

Execution Version

AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.,

GIBO HOLDINGS LIMITED,

GIBO MERGER SUB 1 LIMITED,

GIBO MERGER SUB 2 LIMITED,

AND

GLOBAL IBO GROUP LTD.

This AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is entered into as of March 3, 2025, by and among Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares (“Acquiror”), GIBO Holdings Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of the Company (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub II”) and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (the “Company”).

RECITALS

WHEREAS, the parties entered into that certain Business Combination Agreement, dated as of August 5, 2024 (as may be amended, modified or supplemented from time to time, the “Agreement”);

WHEREAS, the parties desire to amend the Agreement in accordance with Section 12.12 thereof; and

NOW THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENTS

1.	Amendment. The definition of “Company Founders” contained in Section 1.1 of the Agreement is hereby amended and restated as follows:

“Company Founders” means Lim Chun Yen, Kueh Jing Tuang, Teh Boon Nee, Wong Ah Eng, Lok Kim Moi, Teh Sze Yin, Lee Beng Im, Tan Poi Ching, Loh Chew Mooi and Bright Joy Investment Limited, and any of their transferee(s).

2.	Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3.	Rights of Third Parties; Governing Law; Headings, Counterparts; Electronic Execution of the Agreement and Certain Other Documents; Jurisdiction, Waiver of Jury Trial. Section 12.5, Section 12.7, Section 12.8, Section 12.9, and Section 12.16 of the Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Pages to Follow]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to Business Combination Agreement to be duly executed as of the date first above written.

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

By:	/s/ Seck Chyn “Neil” Foo
Name:	Seck Chyn “Neil” Foo
Title:	Director and Chief Executive Officer

GIBO HOLDINGS LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GIBO MERGER SUB 1 LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GIBO MERGER SUB 2 LIMITED

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

GLOBAL IBO GROUP LTD.

By:	/s/ Lim Chun Yen
Name:	Lim Chun Yen
Title:	Director

Annex A-2

March 3, 2025

RE: Consent to Certain Transfers of Subject Shares under Company Shareholder Support Agreement

Reference is made to that certain Business Combination Agreement dated August 5, 2024 (the “Business Combination Agreement”), by and among Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares (“Acquiror”), GIBO Holdings Limited, a Cayman Islands exempted company limited by shares (“PubCo”), GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares (“Merger Sub II”) and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (the “Company”).

In connection with the Business Combination Agreement, on August 5, 2024, PubCo, the Company, the Acquiror and certain shareholders of the Company entered into a Company Shareholder Support Agreement (the “Company Shareholder Support Agreement”). Capitalized terms used herein have the same meanings as defined in the Business Combination Agreement and Company Shareholder Support Agreement (together, the “Agreements”).

1.	Consent to Certain Transfers of Subject Shares under Company Shareholder Support Agreement.

Pursuant to Section 2.1(c) of the Company Shareholder Support Agreement, the Acquiror hereby consents to each of the certain Transfers of Subject Shares (as defined below), including

(i)	Transfer of 8,250,000 Subject Shares from LIU, JUN to TAN POI CHING,
(ii)	Transfer of 17,500,000 Subject Shares from LOK KIM MOI to LOH CHEW MOOI,
(iii)	Transfer of 20,000,000 Subject Shares from ZHANG, YONG to BRIGHT JOY INVESTMENT LIMITED,
(iv)	Transfer of 312,500 Subject Shares from OOI CHENG YU to ALPHA KEY SDN. BHD.,
(v)	Transfer of 1,562,500 Subject Shares from TAN HENG KOK to BLUCEL TECHNOLOGY LIMITED,
(vi)	Transfer of 1,562,500 Subject Shares from LAI KWONG CHOY to STARAQ THREE HOLDING LTD.,
(vii)	Transfer of 1,562,500 Subject Shares from MU POH AUN to NEW BLACK INTERNATIONAL LTD,
(viii)	Transfer of 1,562,500 Subject Shares from LIM HUI SING to LIM CHING HAO,
(ix)	Transfer of 1,562,500 Subject Shares from CHOO KEAM HUI to MARTIN CHOO SHEN LOONG,
(x)	Transfer of 1,562,500 Subject Shares from HOW WIL KIN to HEAVEN ON EARTH SDN. BHD.,
(xi)	Transfer of 1,562,500 Subject Shares from KHOO KIEN HOE to LACIUS INVESTMENT LTD,
(xii)	Transfer of 1,562,500 Subject Shares from LEE CHOON WOOI to VLARVO SDN. BHD.,
(xiii)	Transfer of 1,562,500 Subject Shares from LEE KOK LEONG to STARAQ TWO HOLDING LTD.,
(xiv)	Transfer of 1,562,500 Subject Shares from LEE YEN YI to JL SIGNATURE SDN. BHD.,
(xv)	Transfer of 1,562,500 Subject Shares from VOON LEE KIEN to POSITIVE FUTURES LIMITED,
(xvi)	Transfer of 18,812,500 Subject Shares from YANG, FENG to ZHAO, ZHENG, and
(xvii)	Transfer of 14,037,500 Subject Shares from EVL CORPORATION LIMITED to EVL CORPORATION.

(collectively, the “Transfers of Subject Shares”) (TAN POI CHING, LOH CHEW MOOI, BRIGHT JOY INVESTMENT LIMITED, ALPHA KEY SDN. BHD., BLUCEL TECHNOLOGY LIMITED, STARAQ THREE HOLDING LTD., NEW BLACK INTERNATIONAL LTD, LIM CHING HAO, MARTIN CHOO SHEN LOONG, HEAVEN ON EARTH SDN. BHD., LACIUS INVESTMENT LTD, VLARVO SDN. BHD., STARAQ TWO HOLDING LTD., JL SIGNATURE SDN. BHD., POSITIVE FUTURES LIMITED, ZHAO, ZHENG and EVL CORPORATION, each, a “Transferee”). Each Transferee agrees in writing that it agrees to be bound by and subject to all of the terms and provisions provided in the Company Shareholder Support Agreement, a copy of which is attached hereto as Exhibit A.

2.	Miscellaneous.

(a)	Except as expressly provided in this letter no party to the Agreements is waiving any rights that such party has under the Agreements.

(b)	This letter and all claims or causes of action based upon, arising out of, or related to this letter or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(c)	This letter may be executed using electronic signatures and/or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Pages to Follow]

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed as of the date first above written.

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

By:	/s/ Seck Chyn “Neil” Foo
Name:	Seck Chyn “Neil” Foo
Title:	Director and Chief Executive Officer

Exhibit A

The undersigned, agrees to be bound by the terms and provisions of the Company Shareholder Support Agreement date August 5, 2024, by and among GIBO Holdings Limited, a Cayman Islands exempted company limited by shares the Company, Global IBO Group Ltd., a Cayman Islands exempted company limited by shares, Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company limited by shares, and certain shareholders of the Company, as if the undersigned were a party thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

TAN POI CHING

By:	/s/ Tan Poi Ching

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

LOH CHEW MOOI

By:	/s/ Loh Chew Mooi

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

BRIGHT JOY INVESTMENT LIMITED

By:	/s/ Weng Shiqing
Name:	Weng Shiqing
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

ALPHA KEY SDN. BHD

By:	/s/ Ooi Cheng Yu
Name:	Ooi Cheng Yu
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

BLUCEL TECHNOLOGY LIMITED

By:	/s/ Hee Mui Wan
Name:	Hee Mui Wan
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

StarAQ Three Holding Ltd

By:	/s/ Chong Ki Keong
Name:	Chong Ki Keong
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

New Black International Ltd

By:	/s/ Mu Poh Aun
Name:	Mu Poh Aun
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

Lim Ching Hao

By:	/s/ Lim Ching Hao

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

Martin Choo Shen Loong

By:	/s/ Martin Choo Shen Loong

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

HEAVEN ON EARTH SDN. BHD.

By:	/s/ How Wil Kin
Name:	How Wil Kin
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

Lacius Investment Ltd

By:	/s/ Khoo Kien Hoe
Name:	Khoo Kien Hoe
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

VLARVO SDN. BHD.

By:	/s/ Lee Choon Wooi
Name:	Lee Choon Wooi
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

StarAQ Two Holding Ltd

By:	/s/ Lee Kok Leong
Name:	Lee Kok Leong
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

JL SIGNATURE SDN. BHD

By:	/s/ Lee Yen Yi
Name:	Lee Yen Yi
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

Positive Futures Limited

By:	/s/ Voon Lee Kien
Name:	Voon Lee Kien
Title:	Director

IN WITNESS WHEREOF the undersigned has hereunto caused this letter to be duly executed.

Zhao, Zheng

By:	/s/ Zhao, Zheng

EVL Corporation

By:	/s/ Chen Han-Chen
Name:	Chen Han-Chen
Title:	Director

Annex B

Bukit Jalil Global Acquisition 1 Ltd.

(the Surviving Company)

and

GIBO Merger Sub 2 Limited

(the Merging Company)

PLAN OF MERGER

THIS PLAN OF MERGER is dated ______________ 2024

BETWEEN

1	Bukit Jalil Global Acquisition 1 Ltd., an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Surviving Company); and

2	GIBO Merger Sub 2 Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the Merging Company).

WHEREAS

A	The directors of each of the Surviving Company and the Merging Company have approved the merger of the Surviving Company and the Merging Company (the Merger) and the Merger shall occur upon the terms and subject to the conditions of this plan of merger (the Plan of Merger) and pursuant to the provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

B	The shareholders of each of the Surviving Company and the Merging Company have adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

C	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED as follows:

1	Definitions

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under a business combination agreement dated August 5, 2024 and made between, among others, the Surviving Company and the Merging Company (the Merger Agreement), a copy of which is annexed at Schedule 1.

2	Company Details

2.1	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Surviving Company and the Merging Company (the Constituent Companies).

2.2	The surviving company (as defined in the Companies Act) is the Surviving Company.

2.3	The registered office of the Surviving Company is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

2.4	Immediately prior to the Effective Time (as defined below), the authorized share capital of the Surviving Company is US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each.

2.5	Immediately prior to the Effective Time, the registered office of the Merging Company is at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

2.6	Immediately prior to the Effective Time, the authorized share capital of the Merging Company is US$50,000 divided into 50,000 shares of a nominal or par value of US$1.00 each.

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2.7	At the Effective Time, the authorized share capital of the Surviving Company shall be changed from US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each.

3	Effective TIME

3.1	In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered (the Effective Time) by the Registrar of Companies in the Cayman Islands (the Registrar).

3.2	At the Effective Time, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company and the Surviving Company shall be liable for and subject to, in the same manner as the Constituent Companies, all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

4	Terms and Conditions; Share Rights

4.1	The terms and conditions of the Merger are as follows:

(a) each Acquiror Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Acquiror Ordinary Share, one-half of an Acquiror Warrant and one Acquiror Right in accordance with the terms of the applicable Acquiror Unit (the Unit Separation); provided that no fractional Acquiror Warrants will be issued in connection with the Unit Separation such that if a holder of Acquiror Units would be entitled to receive a fractional Acquiror Warrant upon the Unit Separation, the number of Acquiror Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Acquiror Warrants. The underlying Acquiror Ordinary Shares, the Acquiror Warrants and Acquiror Rights held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of Section 3.1(c) of the Merger Agreement;

(b) each Acquiror Right issued and outstanding immediately prior to the Effective Time shall be automatically converted into one-tenth (1/10) Acquiror Ordinary Share (the Acquiror Right Conversion); provided that no Acquiror Ordinary Share will be issued in connection with the Acquiror Right Conversion such that if a holder of Acquiror Rights would be entitled to receive a fractional Acquiror Ordinary Share upon the Acquiror Right Conversion, the number of Acquiror Ordinary Share to be issued to such holder upon the Acquiror Right Conversion shall be rounded down to the nearest whole number of Acquiror Ordinary Shares;

(c)	immediately following the Unit Separation and Acquiror Right Conversion in accordance with Section 3.1(b)(i) and Section 3.1(b)(ii) of the Merger Agreement, each Acquiror Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Ordinary Shares held as a result of the Unit Separation and Acquiror Right Conversion) issued and outstanding immediately prior to the Effective Time (other than (1) any Acquiror Ordinary Shares referred to in Section 3.1(b)(v) of the Merger Agreement, (2) Redeeming Acquiror Shares and (3) Dissenting Acquiror Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued PubCo Ordinary Share. As of the Effective Time, each Acquiror Shareholder shall cease to have any other rights in and to such Acquiror Ordinary Shares, except as expressly provided in the Merger Agreement;

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(d)	each Acquiror Warrant (which, for the avoidance of doubt, includes the Acquiror Warrants held as a result of the Unit Separation) outstanding immediately prior to the Effective Time shall cease to be a warrant with respect to Acquiror Ordinary Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Ordinary Share (each, a PubCo Warrant). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Acquiror Warrant immediately prior to the Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement;

(e)	notwithstanding Section 3.1(b)(iii) of the Merger Agreement or any other provision of the Merger Agreement to the contrary, if there are any Acquiror Ordinary Shares that are held by Acquiror as treasury shares or any Acquiror Ordinary Shares held by any direct or indirect Subsidiary of Acquiror immediately prior to the Effective Time, such Acquiror Ordinary Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(f)	each Redeeming Acquiror Share issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid Acquiror Redemption Price per share in accordance with the Acquiror Charter;

(g)	each Dissenting Acquiror Share issued and outstanding immediately prior to the Effective Time held by a Dissenting Acquiror Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4 of the Merger Agreement and shall thereafter represent only the right to be paid the fair value of such Dissenting Acquiror Share and such other rights as are granted by the Companies Act; and

(h)	each share of the Merging Company issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Company.

4.2	Upon the Effective Time:

(a) the amended and restated memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and substitution in their place of the second amended and restated memorandum and articles of association of the Surviving Company in the form set out in the Schedule 2 to this Plan of Merger (the Articles); and

(b) the rights and restrictions attaching to the shares of the Surviving Company are as set out in the Articles, and the authorized share capital of the Surviving Company shall be as set out in the Articles.

5	Secured creditors

There are no secured creditors of either of the Constituent Companies and, as such, no consents to this Plan of Merger are required in accordance with section 233(8) of the Companies Act.

6	Directors’ Interests in the Merger

6.1	The name and address of the sole director of the Surviving Company is LIM Chun Yen of No. 27, Jalan Du 4/7, Kinrara Residence, Puchong 47180, Malaysia.

6.2	There are no amounts or benefits payable to any director of either of the Constituent Companies on or as a result of the Merger.

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7	APPROVALS

7.1	This Plan of Merger has been approved by the directors of each of the Constituent Companies in accordance with section 233(3) of the Companies Act.

7.2	This Plan of Merger has been approved by the shareholders of each of the Constituent Companies pursuant to section 233(6) of the Companies Act.

7.3	Each of the Constituent Companies agrees and undertakes with the other that it will, and will procure that any director will, give, execute and file with the Registrar such certificates, documents, declarations, undertakings and confirmations, and pay such fees, as may be required to be filed pursuant to section 233 of the Companies Act in order to consummate the Merger (the Filings).

7.4	The registered office of the Surviving Company shall be authorized to make the Filings with the Registrar upon instructions from the Constituent Companies.

8	Termination and amendment

8.1	This Plan of Merger may be terminated by the directors of either of the Constituent Companies;

8.2	This Plan of Merger may be amended by the directors of either of the Constituent Companies to:

(a) change the Effective Time provided that such changed time shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; and

(b) effect any other changes to this Plan of Merger as this Plan of Merger may expressly authorise the directors of either of the Constituent Companies to effect at their discretion.

9	Counterparts

This Plan of Merger may be executed in counterparts.

10	Governing law

This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

This Plan of Merger is entered into on the date stated on the first page of this Plan of Merger.

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Execution Page

Surviving Company

Executed and delivered as a deed	)
For and on behalf of	)
Bukit Jalil Global Acquisition 1 Ltd.	)
acting by a duly authorized director	)	(Director)

Merging Company

Executed and delivered as a deed	)
For and on behalf of	)
GIBO Merger Sub 2 Limited	)
acting by a duly authorized director	)	(Director)

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Schedule 1
Merger Agreement

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Schedule 2
Second Amended and Restated Memorandum and Articles of Association of the Surviving Company

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Annex C

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

GIBO HOLDINGS LIMITED

(adopted by a Special Resolution passed on [date] and effective immediately prior to the completion of the initial public offering of the Company’s Class A Ordinary Shares)

1.	The name of the Company is GIBO HOLDINGS LIMITED.

2.	The Registered Office of the Company will be situated at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorised share capital of the Company is US$50,000 divided into 50,000,000,000 shares of par value of US$0.000001 each, comprising of (i) 45,000,000,000 class A ordinary shares of par value of US$0.000001 each and (ii) 5,000,000,000 class B ordinary shares of par value of US$0.000001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.	Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

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THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

GIBO HOLDINGS LIMITED

(adopted by a Special Resolution passed on [date] and effective immediately prior to the completion of the initial public offering of the Company’s Class A Ordinary Shares)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, whether by blood, marriage or adoption, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Class A Ordinary Share”	means a class A ordinary share of par value of US$0.000001 in the capital of the Company and having the rights provided for in these Articles;

“Class B Ordinary Share”	means a class B ordinary share of par value of US$0.000001 in the capital of the Company and having the rights provided for in these Articles;

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“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Company”	means GIBO HOLDINGS LIMITED, a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of the Shares, or which has otherwise been notified to Shareholders;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange;

“electronic”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“electronic record”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Founder”	means LIM CHUN YEN, a citizen of Malaysia with his ID Card number as A54687574;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”	means a resolution:

(a) passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles; or

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(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Share”	means a Class A Ordinary Share or a Class B Ordinary Share;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”	means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the register of Members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the share capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”

means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

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“Special Resolution”	means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a) passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

	(a)	words importing the singular number shall include the plural number and vice versa;

	(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

	(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

	(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

	(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

	(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

	(g)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

	(h)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

	(i)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

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	(j)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

	(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles and where applicable the Designated Stock Exchange Rules, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

	(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

	(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

	(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

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9.	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 17, the Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

	(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

	(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

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(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

12.	Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company.

13.	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

14.	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective (i) in the case of any conversion effected pursuant to Article 13, forthwith upon the receipt by the Company of the written notice delivered to the Company as described in Article 13 (or at such later date as may be specified in such notice) and upon entries being made in the Register to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Class Shares, or (ii) in the case of any automatic conversion effected pursuant to Article 15, forthwith upon occurrence of the event specified in Article 15 which triggers such automatic conversion, and upon entries being made in the Register to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares at the relevant time.

15.	Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a Shareholder to any Person who is not the Founder, an Affiliate of the Founder, or upon a change of the ultimate beneficial ownership of any Class B Ordinary Share to any Person who is not the Founder, an Affiliate of the Founder, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its Register; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition, or a change of the ultimate beneficial ownership, unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. For the purposes of this Article 15, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

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16.	Save and except for voting rights and conversion rights as set out in Articles 12 to 15 (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

MODIFICATION OF RIGHTS

17.	Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

18.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

19.	Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

20.	Every share certificate of the Company shall bear such legends as may be required under applicable laws, including the Securities Act.

21.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one U.S. dollar (US$1.00) or such smaller sum as the Directors shall determine.

22.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

23.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

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FRACTIONAL SHARES

24.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

25.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

26.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

27.	For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

29.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

30.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

31.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

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32.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

33.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

34.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

35.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

36.	The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

37.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

38.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

39.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

40.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

41.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

42.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

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TRANSFER OF SHARES

43.	The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

44.	(a)	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

	(b)	The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

45.	The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

46.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

47.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

48.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

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49.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

50.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

51.	The Company may from time to time by an Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

52.	The Company may by an Ordinary Resolution:

	(a)	increase its share capital by new Shares of such amount as it thinks expedient;

	(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

	(c)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

	(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

53.	The Company may by a Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by the Companies Act.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

54.	Subject to the provisions of the Companies Act and these Articles, the Company may:

	(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by an Ordinary Resolution;

	(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as have been approved by the Board or by the Shareholders by an Ordinary Resolution, or are otherwise authorised by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

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55.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

56.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

57.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

58.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

59.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

60.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

61.	(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

62.	(a)	The Chairman or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

	(b)	A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding Shares that as at the date of the deposit carry the right to vote at general meetings of the Company.

	(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)	If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

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NOTICE OF GENERAL MEETINGS

63.	At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

	(a)	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

	(b)	in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the Shareholders having a right to attend and vote at the meeting, Present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorised representative or proxy.

64.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

65.	No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than one-third (1/3) of all votes attaching to all Shares in issue and entitled to vote at such general meeting, Present at the meeting, shall be a quorum for all purposes.

66.	If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

67.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilise such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

68.	The Chairman, if any, shall preside as chairman at every general meeting of the Company.

69.	If there is no such Chairman, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Directors shall preside as chairman of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairman of that meeting.

70.	The chairman of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a) The chairman of the meeting shall be deemed to be Present at the meeting; and

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(b) If the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairman of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

71.	The chairman of any general meeting at which a quorum is Present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

72.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

73.	At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

74.	A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

75.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

76.	A poll shall be taken forthwith or at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

77.	Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder Present at the meeting shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share of which such Shareholder is the holder.

78.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

79.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

80.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

81.	On a poll votes may be given either personally or by proxy.

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82.	Each Shareholder, other than a recognised clearing house (or its nominee(s)), may only appoint one proxy on a poll. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

83.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

84.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

85.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

86.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

87.	If a recognised clearing house (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation.

DIRECTORS

88.	(a)	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3) and not be more than nine (9), the exact number of Directors to be determined from time to time by an Ordinary Resolution.

	(b)	The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office. Once elected, the Chairman will hold office for an indefinite period unless and until removed in accordance with paragraph (f) below. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of them to be the chairman of the meeting.

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(c)	The Company may by an Ordinary Resolution appoint any person to be a Director.

(d)	The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, which may be created in accordance with Article 108.

(e)	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

(f) A Director may be removed from office by an Ordinary Resolution (except with regard to the removal of a Director who is the Chairman, who may be removed from office by a Special Resolution), notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

(g) The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than seven (7) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

89.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

90.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

91.	The remuneration of the Directors may be determined by the Directors or by an Ordinary Resolution.

92.	The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

93.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

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94.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

95.	Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

96.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of them to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by an Ordinary Resolution resolves that his tenure of office be terminated.

97.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors.

98.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

100.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

101.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

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102.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

103.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

104.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

105.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

106.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

107.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

108.	The office of Director shall be vacated, if the Director:

	(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

	(b)	dies or is found to be or becomes of unsound mind;

	(c)	resigns his office by notice in writing to the Company; or

	(d)	is removed from office pursuant to any other provision of these Articles.

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PROCEEDINGS OF DIRECTORS

109.	The Directors may meet together (either within or outside of the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

110.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

111.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

112.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

113.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

114.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

115.	The Directors shall cause minutes to be made for the purpose of recording:

(a) all appointments of officers made by the Directors;

(b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

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(c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

116.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

117.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

118.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

119.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of them to be chairman of the meeting.

120.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

121.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

122.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

123.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

124.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by an Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

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125.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

126.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

127.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

128.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

129.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

130.	No dividend shall bear interest against the Company.

131.	Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

132.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

133.	The books of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

134.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by an Ordinary Resolution.

135.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

136.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

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137.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

138.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

139.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

140.	Subject to the Companies Act, the Directors may:

	(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

	(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i) paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii) paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i) the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii) the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

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141.	Notwithstanding any provisions in these Articles and subject to the Companies Act, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

	(a)	employees (including Directors) or service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members;

	(b)	any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Members; or

	(c)	service providers of the Company or its Affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Members.

SHARE PREMIUM ACCOUNT

142.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

143.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

144.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

145.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

146.	Any notice or other document, if served by:

(a) post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

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	(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

	(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

147.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

148.	Notice of every general meeting of the Company shall be given to:

	(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

	(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

149.	Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

150.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

151.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

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152.	No Indemnified Person shall be liable:

	(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

153.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each calendar year and shall begin on January 1 in each calendar year.

NON-RECOGNITION OF TRUSTS

154.	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

155.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Article 156, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

156.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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AMENDMENT OF ARTICLES OF ASSOCIATION

157.	Subject to the Companies Act, the Company may at any time and from time to time by a Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

158.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

159.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

160.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

161.	The Company may by a Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

162.	The Directors, or any service providers (including the officers, the Secretary and the Registered Office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

EXCLUSIVE FORUM

163.	For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognised under the laws of the United States from time to time).

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164.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring the Shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to the provisions of this Article. Without prejudice to the foregoing, if the provision in this Article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

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Annex D

5 August 2024

Board of Directors

Bukit Jalil Global Acquisition 1 Ltd.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Bukit Jalil Global Acquisition 1 Ltd. (“BUJA”) its written opinion (the “Opinion”) dated 5 August 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by BUJA to the shareholders of Global IBO Group Ltd (“GIBO” or “Company”) for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of BUJA.

KKG understands that BUJA has proposed to enter into a Merger Agreement dated 5 August 2024 with GIBO and its shareholders (the “Merger Agreement”), whereby BUJA will acquire 100% of the outstanding equity of the Company (the “Transaction”), with total consideration of USD8,280 million to be paid at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of GIBO. The report which follows is dated 5 August 2024 (the “Report Date”).

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to the Company or the Company shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on a total equity value of the Company of USD8,280 million.

KKG presented the Opinion to the BUJA board of directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of GIBO was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by the Company and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of the Company. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of the Company over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the BUJA Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to BUJA with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 5 August 2024, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value of 100% equity value of GIBO is reasonably stated as below:

Market value of 100% equity value (In USD’000)
8,239,000 ~ 8,405,000

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We are further of the opinion that, as at the date hereof, the consideration of USD8,280 million to be paid by BUJA pursuant to the Transaction is fair, from a financial point of view, to the shareholders of BUJA.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

/s/ Richard Zhang

Richard Zhang

Managing Director

ASA, MRICS, CPV

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21 November 2024

Board of Directors

Bukit Jalil Global Acquisition 1 Ltd.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Bukit Jalil Global Acquisition 1 Ltd. (“BUJA”) its written opinion (the “Opinion”) dated 21 November 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by BUJA to the shareholders of Global IBO Group Ltd (“GIBO” or “Company”) for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of BUJA.

KKG understands that BUJA has proposed to enter into a Merger Agreement dated 5 August 2024 with GIBO and its shareholders (the “Merger Agreement”), whereby BUJA will acquire 100% of the outstanding equity of the Company (the “Transaction”), with total consideration of USD8,280 million to be paid at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of GIBO. The report which follows is dated 21 November 2024 (the “Report Date”).

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to the Company or the Company shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on a total equity value of the Company of USD8,280 million.

KKG presented the Opinion to the BUJA board of directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of GIBO was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by the Company and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of the Company. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of the Company over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

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The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the BUJA Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to BUJA with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 21 November 2024, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value of 100% equity value of GIBO is reasonably stated as below:

Market value of 100% equity value (In USD’000)
8,229,000 ~ 8,395,000

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We are further of the opinion that, as at the date hereof, the consideration of USD8,280 million to be paid by BUJA pursuant to the Transaction is fair, from a financial point of view, to the shareholders of BUJA.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

/s/ Richard Zhang

Richard Zhang

Managing Director

ASA, MRICS, CPV

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Amended PubCo Charter shall provide that every director and officer (but not including the company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.

We also plan to enter into indemnification agreements with our directors under law, pursuant to which we will agree to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions.

In addition, we maintain, and are obligated to establish and maintain for at least six years, standard and tail policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1*	Business Combination Agreement, dated August 5, 2024, by and among BUJA, PubCo, Merger Sub I, Merger Sub II, and GIBO (incorporated herein by reference to Exhibit 2.1 to BUJA’s Form 8-K as filed with the SEC on August 9, 2024 and also attached as Annex A to the proxy statement/prospectus contained in this registration statement).
2.2	Amendment to Business Combination Agreement, dated March 3, 2025, by and among BUJA, PubCo, Merger Sub I, Merger Sub II, and GIBO (attached as Annex A-1 to the proxy statement/prospectus contained in this registration statement).
2.3*	Form of Plan of Merger by and between BUJA and GIBO Merger Sub 2 Limited (attached as Annex B to the proxy statement/prospectus contained in this registration statement).
3.1*	Amended and Restated Memorandum and Articles of Association of BUJA, as adopted by special resolutions dated June 25, 2023 and amended by special resolutions dated June 29, 2024.
3.2*	Amended and Restated Memorandum and Articles of Association of Global IBO Group Ltd., dated March 26, 2024
3.3*	Form of Amended and Restated Memorandum and Articles of Association of PubCo.
4.1	Specimen Ordinary Share Certificate of PubCo.
4.2	Specimen warrant certificate of PubCo in respect of BUJA Warrants assumed by PubCo and converted into a warrant of PubCo.
4.3*	Warrant Agreement, dated June 27, 2023, between BUJA and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
4.4*	Rights Agreement, dated June 27, 2023, between BUJA and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.2 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
4.5*	Form of Assignment, Assumption and Amendment Agreement (incorporated herein by reference to Exhibit 4.1 to BUJA’s Form 8-K as filed with the SEC on August 9, 2024).
5.1*	Opinion of Harney Westwood & Riegels as to the validity of Ordinary Shares to be issued by GIBO Holdings Limited.
5.2*	Opinion of DLA Piper UK LLP as to the validity of Warrants to be issued by GIBO Holdings Limited.
8.1*	Opinion of Messina Madrid Law PA as to certain tax matters.
10.1*	Form of Company Shareholder Support Agreement (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on August 9, 2024).
10.2*	Sponsor Support Agreement, dated August 5, 2024, among PubCo, GIBO, BUJA and the Sponsor, (incorporated herein by reference to Exhibit 10.2 to BUJA’s Form 8-K as filed with the SEC on August 9, 2024).
10.3*	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.3 to BUJA’s Form 8-K as filed with the SEC on August 9, 2024).
10.4*	Promissory Note, dated August 1, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on August 1, 2024).
10.5*	Amendment to the Investment Management Trust Agreement dated July 1, 2024, between BUJA and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on July 1, 2024).
10.6*	Promissory Note, dated July 1, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on July 1, 2024).
10.7*	Promissory Note, dated August 29, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on August 30, 2024).
10.8*	Advisory Agreement dated April 22, 2024, between BUJA and A.G.P./Alliance Global Partners.
10.9*	Letter Agreement, dated June 27, 2023, among BUJA and certain security holders. (incorporated herein by reference to Exhibit 10.6 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.10*	Investment Management Trust Agreement, dated June 27, 2023, between BUJA and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.3 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.11*	Escrow Agreement, dated June 27, 2023, between BUJA and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.4 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).

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Exhibit Number	Description
10.12*	Registration Rights Agreement, dated June 27, 2023, among BUJA and certain security holders (incorporated herein by reference to Exhibit 10.5 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.13*	Private Units Purchase Agreement, dated June 27, 2023, between BUJA and the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.14*	Securities Transfer Agreement, dated April 12, 2023, among BUJA, the Sponsor, and certain directors of BUJA (incorporated herein by reference to Exhibit 10.2 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.15*	Administrative Service Agreement, dated June 27, 2023, between BUJA and the Sponsor (incorporated herein by reference to Exhibit 10.8 to BUJA’s Form 8-K as filed with the SEC on June 30, 2023).
10.16*	Form of Indemnification Agreement between PubCo and each executive officer of PubCo.
10.17*	Promissory Note, dated September 29, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on September 30, 2024).
10.18*	Service Agreement, dated September 18, 2024, between Grand Harvest Corporation Limited and Global IBO Group Ltd.
10.19*	Promissory Note, dated October 30, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on October 31, 2024).
10.20*	Promissory Note, dated December 2, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on December 3, 2024).
10.21*	Promissory Note, dated December 26, 2024, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on December 27, 2024).
10.22*	Promissory Note, dated January 27, 2025, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on January 27, 2025).
10.23*	Sales and Purchase Agreement
10.24	Promissory Note, dated February 26, 2025, issued by BUJA to the Sponsor (incorporated herein by reference to Exhibit 10.1 to BUJA’s Form 8-K as filed with the SEC on February 26, 2025).
10.25	Waiver Letter Agreement dated March 1, 2025.
21.1*	List of Subsidiaries of PubCo after Consummation of Business Combination.
23.1	Consent of UHY LLP.
23.2*	Consent of Enrome LLP.
23.3*	Consent of Opinion of Harney Westwood & Riegels (included in Exhibit 5.1).
23.4*	Consent of DLA Piper UK LLP (included in Exhibit 5.2).
23.5*	Consent of Messina Madrid Law PA (included in Exhibit 8.1).
24.1*	Power of Attorney (included in Signatures).
99.1	Form of Proxy Card
99.2*	Consent of Li Noi Chia to be named as independent director nominee.
99.3*	Consent of Bee Lian Ooi to be named as independent director nominee.
99.4*	Consent of Peter Ban to be named as independent director nominee.
99.5*	Consent of King Kee Appraisal and Advisory Limited.
99.6*	Consent of Frost & Sullivan.
99.7*	Representations Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F
107	Filing fee table

*	Previously filed.

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Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on March 4, 2025.

GIBO HOLDINGS LIMITED

By:	/s/ Chun Yen “Dereck” Lim
Name:	Chun Yen “Dereck” Lim
Title:	Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun Yen “Dereck” Lim	Director	March 4, 2025
Name: Chun Yen “Dereck” Lim

/s/ Jing Tuang “Zelt” Kueh	Chief Executive Officer	March 4, 2025
Name: Jing Tuang “Zelt” Kueh

/s/ Kwan Chen “Katrina” Hung	Chief Financial Officer	March 4, 2025
Name: Kwan Chen “Katrina” Hung

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia on March 4, 2025.

Bukit Jalil Global Acquisition 1 Ltd.

By:	/s/ Seck Chyn Foo
Name:	Seck Chyn Foo
Title:	Chief Executive Officer, Chief Financial Officer, Chairman and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seck Chyn Foo	Chief Executive Officer, Chief Financial Officer, Chairman and Secretary	March 4, 2025
Name: Seck Chyn Foo

*	Director	March 4, 2025
Name: Bee Lian Ooi

*	Director	March 4, 2025
Name: Phui Lam Lee

*	Director	March 4, 2025
Name: Suwardi Bin Hamzah Syakir

* By:

/s/ Seck Chyn Foo
Name: Seck Chyn Foo
Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of GIBO HOLDINGS LIMITED, has signed this registration statement in New York, NY, the United States on March 4, 2025.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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